                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MEDICAL MANAGER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required. A total fee of $339,735.00 was paid by Healtheon/WebMD Corporation in connection with the filing of its S-4 Registration Statement (Registration No. 333-39592) on June 19, 2000 and August 1, 2000 which includes this proxy material.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          MEDICAL MANAGER CORPORATION
                           669 RIVER DRIVE, CENTER 2
                      ELMWOOD PARK, NEW JERSEY 07407-1361

                                 August 4, 2000

Dear Medical Manager Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Medical Manager Corporation to be held at the St. Regis Hotel, Fontainbleau Room, Two East 55th Street, New York, New York 10022, on September 12, 2000, at 9:30 a.m., Eastern time. At the special meeting, you will be asked to consider and vote upon a proposal to approve a merger of Medical Manager into Healtheon/WebMD Corporation. In the merger, each outstanding share of common stock of Medical Manager will be converted into 2.5 shares of common stock of Healtheon/WebMD.

     CareInsite, Inc., a majority owned subsidiary of Medical Manager, has also agreed to be acquired by Healtheon/WebMD. CareInsite will merge with a wholly owned subsidiary of Healtheon/WebMD, and each outstanding share of common stock of CareInsite not indirectly or directly owned by Medical Manager will be converted into 1.3 shares of common stock of Healtheon/WebMD. The Medical Manager merger is conditioned upon all of the conditions of the CareInsite merger being satisfied.

     The transactions will bring together companies with complementary strengths and with the shared goals of reducing healthcare costs and improving the quality of care through innovative healthcare network and e-commerce services.

     THE BOARD OF DIRECTORS OF MEDICAL MANAGER BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.

     All stockholders are invited to attend the special meeting in person. Your participation at the special meeting, in person or by proxy, is important. The merger of Medical Manager and Healtheon/WebMD cannot be completed without the approval of the holders of a majority of the outstanding common stock of Medical Manager. Whether or not you expect to attend the special meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. Each proxy is revocable and will not affect your right to vote in person in the event you attend the special meeting.

     The proxy statement/prospectus that accompanies this letter presents the details of the proposed merger. We encourage you to read the entire document carefully.

     Thank you and I look forward to seeing you at the meeting.

                                       Sincerely,

                                       MARTIN J. WYGOD

                                       Martin J. Wygod
                                       Chairman of the Board

                          MEDICAL MANAGER CORPORATION
                           669 RIVER DRIVE, CENTER 2
                      ELMWOOD PARK, NEW JERSEY 07407-1361

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 12, 2000

To the Stockholders of Medical Manager Corporation:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Medical Manager Corporation will be held at the St. Regis Hotel, Fontainbleau Room, Two East 55th Street, New York, New York 10022 on September 12, 2000, at 9:30 a.m., Eastern time, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 2000, between Medical Manager and Healtheon/WebMD Corporation, as amended on June 18, 2000, which provides for the merger of Medical Manager and Healtheon/WebMD. Under the terms of the merger agreement, each issued and outstanding share of common stock of Medical Manager will be converted into the right to receive 2.5 shares of common stock of Healtheon/WebMD. As a result of this transaction, Medical Manager will merge with and into Healtheon/WebMD, and Healtheon/WebMD will be the surviving corporation.

     A copy of the merger agreement between Medical Manager and Healtheon/WebMD is attached as Annex A to the accompanying proxy statement/prospectus.

     Only stockholders of record at the close of business on August 3, 2000 will be entitled to vote at the special meeting. The stock transfer books will not be closed.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     All stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

                                       By Order of the Board of Directors
                                       of Medical Manager Corporation,

                                       CHARLES A. MELE

                                       Charles A. Mele
                                       Executive Vice President -- General
                                       Counsel and Secretary

Elmwood Park, New Jersey
August 4, 2000

                            YOUR VOTE IS IMPORTANT.
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                           PROXY STATEMENT/PROSPECTUS

                          HEALTHEON/WEBMD CORPORATION
                          MEDICAL MANAGER CORPORATION
                                CAREINSITE, INC.
                                PROPOSED MERGERS

     The boards of directors of Healtheon/WebMD Corporation and Medical Manager Corporation have approved an amended merger agreement pursuant to which Medical Manager will merge with and into Healtheon/WebMD. Upon completion of the Medical Manager merger, Medical Manager stockholders will receive 2.5 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock held by them.

     The boards of directors of Healtheon/WebMD and CareInsite, Inc. have approved an amended merger agreement pursuant to which CareInsite will merge with and into Avicenna Systems Corporation, a wholly owned subsidiary of Medical Manager. As a result of the Medical Manager merger, Avicenna will become a wholly owned subsidiary of Healtheon/WebMD. Upon completion of the CareInsite merger, holders of CareInsite common stock other than Avicenna will receive 1.3 shares of Healtheon/WebMD common stock for each share of CareInsite common stock held by them, and the holder of CareInsite preferred stock will receive one share of Healtheon/WebMD preferred stock with terms substantially identical to those of the CareInsite preferred stock for each share of CareInsite preferred stock held by it.

     If only one of the mergers receives the required stockholder approvals, neither merger will be completed.

     This proxy statement/prospectus is also the prospectus of Healtheon/WebMD regarding its common stock to be issued to stockholders of Medical Manager and CareInsite in exchange for their shares in connection with the Medical Manager merger and the CareInsite merger. The shares of common stock to be issued in connection with the mergers or upon the exercise of converted options will be listed, subject to official notice of issuance, on the Nasdaq National Market under the symbol "HLTH."

     FOR A DISCUSSION OF RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGERS, SEE "RISK FACTORS" ON PAGE 18.

     The date of this proxy statement/prospectus is August 4, 2000, and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 7, 2000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS FOR STOCKHOLDERS......................    1

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS...................    4
     The companies..........................................    4
     Structure of the companies.............................    5
     Summary of the mergers.................................    6
     Summary selected historical and summary selected
      unaudited pro forma condensed combined financial
      data..................................................   12
     Comparative historical and unaudited pro forma per
      share data............................................   16

RISK FACTORS................................................   18
     Risks relating to the proposed mergers.................   18
     Risks relating to the combined company's business......   21
     Risks relating to Medical Manager's and CareInsite's
      businesses............................................   35

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   37

THE HEALTHEON/WEBMD ANNUAL MEETING..........................   38

THE MEDICAL MANAGER SPECIAL MEETING.........................   41

THE CAREINSITE SPECIAL MEETING..............................   43

THE MERGERS.................................................   46
     Background of the mergers..............................   46
     Reasons for the mergers and recommendations of the
      boards of directors...................................   52
     Opinion of Healtheon/WebMD's financial advisor.........   59
     Opinions of Medical Manager's financial advisors.......   68
     Opinion of financial advisor to the special committee
      of CareInsite's board.................................   79
     Interests of directors, executive officers, affiliates
      and significant stockholders in the mergers...........   82
     Completion and effectiveness of the mergers............   86
     Structure of the mergers and conversion of Medical
      Manager and CareInsite capital stock..................   86
     Exchange of Medical Manager and CareInsite stock
      certificates for Healtheon/WebMD stock certificates...   86
     Material U.S. federal income tax considerations of the
      mergers...............................................   87
     Accounting treatment of the mergers....................   91
     Regulatory filings and approvals required to complete
      the mergers...........................................   91
     Restrictions on sales of securities by affiliates of
      Healtheon/WebMD.......................................   91
     Integration committee..................................   93
     Stockholder litigation.................................   94
     Amendment of Healtheon/WebMD's bylaws..................   95
     Listing on the Nasdaq National Market of
      Healtheon/WebMD common stock to be issued in the
      mergers...............................................   95
     Delisting and deregistration of Medical Manager and
      CareInsite common stock after the mergers.............   95

THE MERGER AGREEMENTS.......................................   96

RELATED AGREEMENTS..........................................  105

OPERATIONS OF HEALTHEON/WEBMD AFTER THE MERGERS.............  110

COMPARATIVE PER SHARE MARKET PRICE DATA.....................  113

HEALTHEON/WEBMD UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION.....................................  115

COMPARISON OF RIGHTS OF HOLDERS OF HEALTHEON/WEBMD CAPITAL
  STOCK, MEDICAL MANAGER CAPITAL STOCK AND CAREINSITE
  CAPITAL STOCK.............................................  130

                                                              PAGE
                                                              ----
INFORMATION REGARDING HEALTHEON/WEBMD.......................  138
     Healtheon/WebMD's business.............................  138
     Healtheon/WebMD's management...........................  139
     Share ownership by Healtheon/WebMD's principal
      stockholders, management and directors................  152
     Healtheon/WebMD's related party transactions...........  156

INFORMATION REGARDING MEDICAL MANAGER.......................  160
     Medical Manager's business.............................  160
     Medical Manager selected consolidated financial data...  162
     Share ownership by Medical Manager's principal
      stockholders, management and directors................  164

INFORMATION REGARDING CAREINSITE............................  167
     CareInsite's business..................................  167
     CareInsite selected consolidated financial data........  168
     CareInsite's management................................  170
     Share ownership by CareInsite's principal stockholders,
      management and directors..............................  184

LEGAL OPINIONS..............................................  187

EXPERTS.....................................................  187

ADDITIONAL MATTERS FOR CONSIDERATION BY ONLY HEALTHEON/WEBMD
  STOCKHOLDERS..............................................  188

ADDITIONAL MATTERS FOR CONSIDERATION BY ONLY CAREINSITE
  STOCKHOLDERS..............................................  197

STOCKHOLDER PROPOSALS.......................................  200

INCORPORATION OF DOCUMENTS BY REFERENCE.....................  201

WHERE YOU CAN FIND MORE INFORMATION.........................  202

INDEX TO FINANCIAL STATEMENTS...............................  F-1

ANNEX A The Medical Manager Merger Agreement, together with amendment thereto
ANNEX B The CareInsite Merger Agreement, together with amendment thereto
ANNEX C Opinion of Morgan Stanley & Co. Incorporated, financial advisor to Healtheon/WebMD
ANNEX D  Opinion of Merrill Lynch & Co., financial advisor to Medical
         Manager
ANNEX E  Opinion of UBS Warburg LLC, financial advisor to Medical
         Manager
ANNEX F Opinion of Banc of America Securities LLC, financial advisor to the special committee of CareInsite's board of directors
ANNEX G  Healtheon/WebMD Corporation 2000 Long-Term Incentive Plan
ANNEX H  CareInsite, Inc. 1999 Director Stock Option Plan
ANNEX I  Charter of the Audit Committee of the Board of Directors of
         Healtheon/WebMD Corporation

     The Medical Manager(TM), CareInsite(TM), Porex(R), MEDPOR(R), Squeeze-Mark(R) and TLS(R) are registered, pending or licensed trademarks of Medical Manager.

     WebMD(SM), Web-MD(SM), Health has a Homepage(SM), WebMD Practice(SM), WebMD Health(SM), Healtheon(SM) and WebMD OnCall(SM) are service marks of Healtheon/WebMD for which federal registration is pending.

                     QUESTIONS AND ANSWERS FOR STOCKHOLDERS

Q.  WHAT ARE THE BENEFITS OF THE MEDICAL MANAGER MERGER AND THE CAREINSITE
    MERGER?

A. We expect to use the combined resources and skills of the companies to leverage the Internet to better serve the needs of patients, providers, payers and other healthcare industry participants for healthcare content, connectivity and administrative transaction services.

     - Currently, only a small portion of healthcare transactions are conducted electronically. We believe that a significant opportunity exists for the combined company to replace paper-based inefficiencies with streamlined electronic communications.

     - In addition, we believe that the combined company will be able to provide expanded services to healthcare payers that will help them reduce administrative inefficiencies and better manage medical costs.

     - We also intend to enhance the relationships between providers and patients and between payers and patients with Internet-based healthcare management and information services for consumers.

    For more information regarding the expected benefits of the mergers, see "Reasons for the mergers and recommendations of the boards of directors" on page 52 and "Operations of Healtheon/WebMD After the Mergers" on page 110.

Q.  HOW WILL THE MERGERS BE STRUCTURED?

A. To combine the companies, Medical Manager will merge with and into Healtheon/WebMD and CareInsite will merge with and into Avicenna, a wholly owned subsidiary of Medical Manager, which as a result of the Medical Manager merger will become a wholly owned subsidiary of Healtheon/WebMD. For diagrams illustrating the structure of the companies prior to and after the mergers, see "Structure of the companies" on page 5.

    After the Medical Manager merger and the CareInsite merger, the stockholders of Healtheon/WebMD will own approximately 64%, the former stockholders of Medical Manager will own approximately 27% and the former stockholders of CareInsite will own approximately 9% of Healtheon/WebMD's common stock.

Q.  WHAT WILL I RECEIVE IN THE MERGERS?

A. Healtheon/WebMD stockholders: When the Medical Manager merger and the CareInsite merger are completed, stockholders of Healtheon/WebMD will continue to own Healtheon/WebMD stock.

    Medical Manager stockholders: When the Medical Manager merger is completed, Medical Manager stockholders will receive 2.5 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock. Healtheon/WebMD will not issue fractional shares. Instead, Medical Manager stockholders will receive a cash payment equal to the sale proceeds of any fractional share.

    CareInsite stockholders: When the CareInsite merger is completed, holders of CareInsite common stock other than Avicenna will receive 1.3 shares of Healtheon/WebMD common stock for each share of CareInsite common stock. Healtheon/WebMD will not issue fractional shares. Instead, CareInsite stockholders will receive a cash payment equal to the sale proceeds of any fractional share. The holder of CareInsite preferred stock will receive one share of Healtheon/WebMD preferred stock with terms that are substantially identical to those of the CareInsite preferred stock for each share of CareInsite preferred stock.

    Example:

    - If you own shares of Healtheon/WebMD common stock or preferred stock at the time of the mergers, your shares will be unchanged.

    - If you own 100 shares of Medical Manager common stock at the time of the Medical Manager merger, then after the mergers you will receive 250 shares of Healtheon/WebMD common stock.

    - If you own 100 shares of CareInsite common stock at the time of the CareInsite merger, then after the mergers you will receive 130 shares of Healtheon/WebMD common stock.

Q. HOLDERS OF WHAT PERCENTAGE OF THE SHARES HAVE AGREED TO VOTE IN FAVOR OF THE MERGERS?

A. Healtheon/WebMD. Executive officers, directors and major stockholders of Healtheon/WebMD, holding approximately 40.9% of the shares outstanding and entitled to vote as of the record date, have entered into a voting agreement with Medical Manager and CareInsite that obligates them to vote in favor of all of the Healtheon/WebMD proposals relating to the Medical Manager merger and the CareInsite merger. Throughout this proxy statement/ prospectus, references to the shares of Healtheon/WebMD entitled to vote at the annual meeting are to shares of the common stock and the preferred stock of Healtheon/WebMD, which votes together as a single class with the common stock on an as if converted to common stock basis.

     Medical Manager. Executive officers and directors of Medical Manager, holding approximately 26.4% of the shares entitled to vote as of the record date, have entered into a voting agreement with Healtheon/WebMD that obligates them to vote in favor of the Medical Manager merger.

     CareInsite. Major stockholders of CareInsite and their affiliates, holding approximately 84.8% of the shares entitled to vote as of the record date, have entered into voting agreements with Healtheon/WebMD that obligate them to vote in favor of the CareInsite merger.

Q. WHAT WILL HAPPEN IF ONLY ONE OF THE MERGERS RECEIVES THE REQUIRED STOCKHOLDER APPROVALS?

A. If only one of the mergers receives the required stockholder approvals, neither merger will be completed. The Medical Manager merger is conditioned upon, among other things, the approval of the Medical Manager merger by the stockholders of Healtheon/WebMD and the stockholders of Medical Manager, the approval of the CareInsite merger by the CareInsite stockholders and the approval of the related issuance of shares of Healtheon/WebMD common stock by the Healtheon/WebMD stockholders. The CareInsite merger is conditioned upon, among other things, the completion of the Medical Manager merger. Therefore, both mergers must be approved or neither merger will be completed.
    As a result of the CareInsite voting agreements described above, we expect that the CareInsite merger will be approved even if no stockholder of CareInsite other than those who have entered into voting agreements votes in favor of it.

Q.  ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE
    MERGERS?

A. Yes. In evaluating the mergers, you should carefully consider the factors discussed in "Risk Factors" on page 18.

Q.  WHAT DO I NEED TO DO NOW?

A. After you read and consider carefully the information contained in this document, please fill out and sign your proxy card. Then, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your stockholders' meeting. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the mergers and the other proposals.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. You should instruct your broker to vote your shares by following the directions provided to you by your broker. If you do not instruct your broker, your shares will not be voted with respect to the mergers but may be voted with respect to the election of directors and other matters to be voted upon at your meeting.

Q.  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A. If you want to change your vote, send a later-dated, signed proxy card before your stockholders' meeting to your company or attend your meeting in person and vote in person. Simply attending the meeting, however, will not revoke your proxy. You may also revoke your proxy by sending written notice to your company before the meeting. If you have instructed a broker to vote your shares, you must follow instructions from your broker to change your vote. Stockholders who have signed voting agreements may not revoke the proxies given by them in the voting agreement.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A.  Healtheon/WebMD stockholders:  No. You will keep the certificates you own.

    Medical Manager stockholders and CareInsite stockholders: No. After we have completed the mergers, we will send you written instructions informing you how to exchange your stock certificates.

Q.  WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

A. We are working toward completing the mergers as quickly as possible. We hope to complete the mergers in the third calendar quarter of 2000. However, if all applicable antitrust waiting periods have not expired or if other conditions to the mergers have not been satisfied by then, the mergers may be completed later.

Q.  WILL I RECOGNIZE AN INCOME TAX GAIN OR LOSS ON THE MERGERS?

A. We expect that the mergers will generally be tax-free to you for federal income tax purposes, other than with respect to cash that Medical Manager and CareInsite stockholders may receive instead of fractional shares.

Q.  WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE MERGERS?

A. If you are a Healtheon/WebMD stockholder, please contact Healtheon/WebMD's investor relations department by telephone at 1-877-469-3263 or by e-mail at ir@webmd.net.

    If you are a Medical Manager stockholder or a CareInsite stockholder, please contact Risa Fisher, investor relations, at 1-201-703-3415.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

     This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you. To understand the mergers fully and for a more complete description of the legal terms of the mergers, you should read carefully this entire document and the documents to which we have referred you. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary. For information regarding other sources of information about Healtheon/WebMD, Medical Manager and CareInsite, see "Where You Can Find More Information" on page 202.

                                 THE COMPANIES

HEALTHEON/WEBMD CORPORATION (PAGES 138 THROUGH 159)
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, Georgia 30326
(404) 495-7600
http://www.webmd.com

     Healtheon/WebMD provides web-based healthcare information and services to facilitate connectivity and transactions among physicians, patients, payers and other healthcare industry participants. Healtheon/WebMD's Internet-based information and transaction platform allows for the secure exchange of information among the disparate information systems used by healthcare industry participants and supports Healtheon/WebMD's administrative transaction services, including patient enrollment, eligibility determination, referrals and authorizations, laboratory and diagnostic test orders and results, clinical data retrieval and claims processing. Healtheon/WebMD's web site, WebMD.com, offers a single destination for the exchange of healthcare information and supports a broad range of healthcare transactions delivered over Healtheon/WebMD's secure, Internet-based platform. Healtheon/WebMD designs its service offerings to help integrate and manage administrative, clinical, research and information needs of healthcare industry participants.

MEDICAL MANAGER CORPORATION (PAGES 160 THROUGH 166)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407
(201) 703-3400
http://www.medicalmanager.com

     Medical Manager operates three principal lines of business: physician practice management through Medical Manager Health Systems, healthcare electronic commerce, or e-commerce, services through CareInsite and plastics and filtration technologies through Porex Corporation. Medical Manager Health Systems is a leading provider of integrated healthcare automation solutions. The company develops, markets, implements and supports The Medical Manager(R) physician practice management system, which addresses the financial, administrative, clinical and practice management needs of healthcare providers. Medical Manager indirectly owns approximately 67.4% of CareInsite, the business of which is described below. Porex designs, manufactures and distributes porous and solid plastic components and products. These products are used in life sciences, healthcare, industrial and consumer applications.

CAREINSITE, INC. (PAGES 167 THROUGH 186)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407
(201) 703-3400
http://www.careinsite.com

     CareInsite is developing and provides innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. CareInsite's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of healthcare. CareInsite is an approximately 67.4% owned subsidiary of Medical Manager.

                           STRUCTURE OF THE COMPANIES

     The diagrams below illustrate ownership of Healtheon/WebMD, Medical Manager and CareInsite prior to and after the mergers.

PRIOR TO THE MERGERS

                                   (DIAGRAM)

AFTER THE MERGERS

                                   (DIAGRAM)

                             SUMMARY OF THE MERGERS

OUR REASONS FOR THE MERGERS AND RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (PAGES 52 THROUGH 59)

     Healtheon/WebMD: The Healtheon/WebMD board of directors concluded that the Medical Manager merger and CareInsite merger were in the best interests of the stockholders of Healtheon/WebMD after considering the potential benefits and potential negative effects of the mergers described in "Reasons for the mergers and recommendations of the boards of directors -- Healtheon/WebMD" on page 52.
     The Healtheon/WebMD board has unanimously approved and adopted the Medical Manager merger and the Medical Manager merger agreement and the CareInsite merger and the CareInsite merger agreement and recommends a vote FOR approval of the proposal relating to the Medical Manager merger and FOR approval of the proposal relating to the CareInsite merger.

     The Healtheon/WebMD board of directors also recommends a vote FOR the election of U. Bertram Ellis, Jr., Dennis B. Gillings and Charles G.V. Stevens as directors. The board has also adopted an amendment to Healtheon/WebMD's certificate of incorporation to change the corporate name of Healtheon/WebMD to WebMD Corporation. The Healtheon/WebMD board recommends a vote FOR adoption of this amendment. The board also approved Healtheon/WebMD's 2000 long-term incentive plan and recommends a vote FOR this plan. The board also approved an amendment to Healtheon/WebMD's 1998 employee stock purchase plan to increase the number of shares of common stock reserved for issuance under this plan and to change the formula for annually increasing the number of shares available to be issued under this plan and recommends a vote FOR the amendment to this plan.

     Medical Manager: The Medical Manager board of directors concluded that the terms of the Medical Manager merger were fair to and in the best interests of Medical Manager and its stockholders. In reaching this conclusion, the Medical Manager board considered various factors described in "Reasons for the mergers and recommendations of the boards of directors -- Medical Manager" on page 54.

     The Medical Manager board has unanimously approved the Medical Manager merger and recommends a vote FOR approval of the Medical Manager merger agreement.

     CareInsite: The CareInsite board of directors, after receiving the unanimous recommendation of a special committee of the board comprised entirely of independent directors, concluded that the terms of the CareInsite merger were fair to and in the best interests of CareInsite and its stockholders other than Medical Manager and its subsidiaries. In reaching this conclusion, the special committee considered various factors described in "Reasons for the mergers and recommendations of the boards of directors -- CareInsite" on page 56.

     The CareInsite board, upon the recommendation of the special committee of the board, has unanimously approved the CareInsite merger and recommends a vote FOR approval of the CareInsite merger agreement.

     The CareInsite board has also unanimously approved the CareInsite, Inc. 1999 Director Stock Option Plan and recommends a vote FOR approval of this plan.

THE STOCKHOLDERS' MEETINGS
(PAGES 38 THROUGH 45)

     Healtheon/WebMD: The Healtheon/WebMD annual stockholders' meeting will be held at the law offices of Alston & Bird LLP, One Atlantic Center, The Gaines Room, 42nd Floor, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 at 9:30 a.m., Eastern time, on September 12, 2000. At the annual meeting Healtheon/WebMD stockholders will be asked:

     - to consider and vote on the approval and adoption of the Medical Manager merger and the Medical Manager merger agreement

     - to consider and vote on the issuance of shares of Healtheon/WebMD common stock to CareInsite stockholders pursuant to the CareInsite merger

     - to consider and vote on an amendment to Healtheon/WebMD's certificate of incorporation to change the corporate name of Healtheon/WebMD to WebMD Corporation

     - to elect three directors

     - to consider and vote on Healtheon/WebMD's 2000 long-term incentive plan

     - to consider and vote on an amendment to Healtheon/WebMD's 1998 employee stock purchase plan, if the Medical Manager and CareInsite mergers are completed, to increase the number of shares of common stock reserved for issuance under this plan and to change the formula for annually increasing the number of shares available to be issued under this plan.

     Medical Manager and CareInsite: The Medical Manager and CareInsite special stockholders' meetings will be held at the St. Regis Hotel, Fontainbleau Room, Two East 55th Street, New York, New York 10022, at 9:30 a.m. and 10:00, Eastern time, respectively, on September 12, 2000. At the Medical Manager special meeting, Medical Manager stockholders will be asked to consider and vote on the Medical Manager merger agreement.

     At the CareInsite special meeting, the CareInsite stockholders will be asked:

     - to consider and vote on the CareInsite merger agreement

     - to consider and vote on the CareInsite, Inc. 1999 Director Stock Option Plan.

STOCKHOLDERS ENTITLED TO VOTE AT THE MEETINGS
(PAGES 39, 41 AND 43)

     Healtheon/WebMD: Holders of record of Healtheon/WebMD common stock and preferred stock at the close of business on August 3, 2000, the record date, are entitled to vote at the meeting.

     Medical Manager: Holders of record of Medical Manager common stock at the close of business on August 3, 2000, the record date, are entitled to vote at the meeting.

     CareInsite: Holders of record of CareInsite common stock at the close of business on August 3, 2000, the record date, are entitled to vote at the meeting.

VOTES REQUIRED FOR APPROVAL
(PAGES 39, 41 AND 43 THROUGH 44)

     Healtheon/WebMD: A majority vote of the outstanding shares of Healtheon/WebMD is required to approve and adopt the proposals relating to the Medical Manager merger and the amendment to the certificate of incorporation. A majority vote of the outstanding shares present in person or represented by proxy at the meeting is required to approve and adopt the proposals relating to the CareInsite merger, the 2000 long-term incentive plan and the amendment to the 1998 employee stock purchase plan. Election of directors is by a plurality of the shares present in person or represented by proxy at the meeting. Executive officers, directors and major stockholders of Healtheon/WebMD holding approximately 40.9% of the shares outstanding and entitled to vote have agreed to vote in favor of the proposal relating to the Medical Manager merger and the proposal relating to the CareInsite merger. Healtheon/WebMD stockholders are entitled to cast one vote per share of Healtheon/WebMD common stock owned, or issuable upon conversion of Healtheon/WebMD preferred stock owned, as of August 3, 2000, the record date.

     Medical Manager: A majority vote of the outstanding shares of Medical Manager common stock is required to approve and adopt the Medical Manager merger agreement and the Medical Manager merger. Executive officers and directors of Medical Manager holding approximately 26.4% of the outstanding Medical Manager common stock as of the record date have agreed to vote in favor of this proposal. Medical Manager stockholders are entitled to cast one vote per share of Medical Manager common stock owned as of August 3, 2000, the record date.

     CareInsite: A majority vote of the outstanding shares of CareInsite common stock is required to approve and adopt the CareInsite merger agreement and the CareInsite merger. Major stockholders of CareInsite and their affiliates holding approximately 84.8% of the outstanding CareInsite common stock as of the record date have agreed to vote in favor of this proposal. A majority vote of the outstanding shares present in person or represented by proxy at the meeting is required to approve the 1999 Director Stock Option Plan proposal. CareInsite stockholders are entitled to cast one vote per share of CareInsite common stock owned as of August 3, 2000, the record date.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS, AFFILIATES AND SIGNIFICANT STOCKHOLDERS IN THE MERGERS
(PAGES 82 THROUGH 85)

     When considering the recommendations of Medical Manager's and CareInsite's boards, you should be aware that some of Medical Manager's and CareInsite's directors, executive officers, affiliates and significant stockholders have interests in the mergers and other proposals that are different from, or are in addition to, yours. These interests include:

     - Options granted to directors and executive officers of Medical Manager and CareInsite will be assumed by Healtheon/WebMD and will become options to purchase common stock of Healtheon/WebMD.

     - Options granted to non-employee directors of Medical Manager pursuant to the Medical Manager 1991 Director Stock Option Plan, subject to some exceptions, options granted to directors of Medical Manager pursuant to the Amended and Restated 1989 Class A Stock Option Plan and options granted to non-employee directors of CareInsite pursuant to the CareInsite 1999 Director Stock Option Plan will become fully vested and immediately exercisable upon the completion of the mergers.

     - Letter agreements entered into between Healtheon/WebMD and each of Martin
       J. Wygod, Medical Manager's and CareInsite's current Chairman, and Charles A. Mele, a member of Medical Manager's and CareInsite's boards of directors and Medical Manager's Executive Vice President, General Counsel and Secretary, provide benefits to Mr. Wygod and Mr. Mele in the event their employment is terminated following the mergers.

     - Letter agreements entered into between Healtheon/WebMD and Medical Manager and CareInsite provide benefits to certain key employees of Medical Manager and CareInsite, including two executive officers of CareInsite, in the event their employment is terminated following the completion of the mergers.

     - Employment agreements between Medical Manager or CareInsite and some of their executive officers provide benefits to the executive officer that could be triggered as a result of the completion of the mergers.

     - Immediately preceding the mergers, but effective only upon completion of the mergers, the number of members of the board of directors of Healtheon/WebMD will be increased from nine to 15 and the Healtheon/WebMD board will appoint seven individuals selected by the board of directors of Medical Manager to be directors of Healtheon/WebMD.

     - Effective upon completion of the mergers, Mr. Wygod shall be appointed Co-Chief Executive Officer of Healtheon/WebMD and Marvin P. Rich will be appointed President of Healtheon/ WebMD.

     - After the mergers, Healtheon/WebMD will indemnify the officers and directors of Medical Manager and CareInsite.

     A majority of the members of CareInsite's board of directors are also members of Medical Manager's board of directors. A special committee, consisting of three directors who are not employed by or affiliated with CareInsite, Medical Manager or Healtheon/WebMD, other than as directors of CareInsite, was created to act solely on behalf of the CareInsite stockholders other than Medical Manager and its subsidiaries for the purposes of negotiating and determining whether to recommend the CareInsite merger.

     Cerner Corporation, a publicly traded company which owns approximately 17.4% of CareInsite's outstanding common stock, has agreed to vote in favor of the CareInsite merger agreement and the CareInsite merger. CareInsite and Cerner are parties to a number of commercial agreements which will remain in effect following the mergers. In addition, Healtheon/WebMD has agreed to negotiate a marketing agreement with Cerner and to evaluate specified Cerner solutions to be integrated with Healtheon/WebMD's service offerings. For more information regarding CareInsite's relationship with Cerner, see "Related
Agreements -- Agreements regarding Cerner," on page 109.

OPINIONS OF FINANCIAL ADVISORS
(PAGES 59 THROUGH 82)

     Healtheon/WebMD: In deciding to approve the Medical Manager merger and the CareInsite merger, Healtheon/WebMD's board of directors considered an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, as to the fairness, as of June 18, 2000, of the exchange ratios, taken together and not separately, from a financial point of view to Healtheon/WebMD.

     Medical Manager: In connection with the Medical Manager merger, Medical Manager's board received separate opinions from Medical Manager's financial advisors, Merrill Lynch & Co. and UBS Warburg LLC, as to the fairness from a financial point of view of the exchange ratio to the holders of Medical Manager common stock.

     CareInsite: In connection with the CareInsite merger, the special committee of CareInsite's board considered the opinion of its financial advisor, Banc of America Securities LLC, as to the fairness from a financial point of view of the exchange ratio to the stockholders of CareInsite other than Medical
Manager.

     The full text of the written opinions of the financial advisors are attached to the back of this document as Annex C, Annex D, Annex E and Annex F, respectively. THE OPINIONS OF THE FINANCIAL ADVISORS DO NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF HEALTHEON/WEBMD COMMON STOCK, MEDICAL MANAGER COMMON STOCK OR CAREINSITE COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGERS. WE ENCOURAGE YOU TO READ THESE OPINIONS CAREFULLY.

MANAGEMENT OF HEALTHEON/WEBMD FOLLOWING THE MERGERS
(PAGE 111)

     Immediately preceding the mergers, but effective only upon completion of the mergers, the number of members of the board of directors of Healtheon/WebMD will be increased from nine to 15 and the Healtheon/WebMD board will appoint seven individuals selected by the board of directors of Medical Manager to be directors of Healtheon/WebMD.

     Effective upon completion of the mergers, Martin J. Wygod will be appointed Co-Chief Executive Officer of Healtheon/WebMD and Marvin P. Rich will be appointed President of Healtheon/WebMD. W. Michael Long will remain Chairman of Healtheon/WebMD, and Jeffrey T. Arnold will continue as Co-Chief Executive Officer.

CONDITIONS TO COMPLETION OF THE MERGERS
(PAGES 99 THROUGH 101)

     Healtheon/WebMD's and Medical Manager's respective obligations to complete the Medical Manager merger are subject to the satisfaction or waiver of closing conditions, including all conditions to completion of the CareInsite merger being satisfied. Healtheon/WebMD's and CareInsite's respective obligations to complete the CareInsite merger are subject to the satisfaction or waiver of closing conditions, including the completion of the Medical Manager merger.

     If any party waives any conditions, the parties to the applicable merger agreement will each consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from stockholders is appropriate.

TERMINATION OF THE MERGER AGREEMENTS
(PAGE 101)
     Either of the merger agreements may be terminated at any time prior to completion of the applicable merger, whether before or after the stockholders' meetings:

     - by mutual consent of the parties

     - by either party, if the merger is not completed before November 30, 2000, unless that party is the cause of the failure of the merger to occur on or before that date

     - by either party, if there is any order of a court or governmental authority permanently enjoining, restraining or prohibiting the completion of the merger or if any court or governmental authority fails to take action necessary to fulfill the conditions to completion of the merger

     - by Medical Manager or CareInsite, as the case may be, if the board of directors of Healtheon/WebMD withdraws, modifies or changes its recommendation regarding the proposals relating to the merger in a manner adverse to that party or recommends to the stockholders of Healtheon/WebMD an alternate acquisition proposal

     - by either party, if the proposals relating to the merger fail to receive the requisite vote of the stockholders of Medical Manager or CareInsite, as the case may be, unless that party is the cause of the failure of these proposals to receive approval

     - by either party, if the proposals relating to the merger fail to receive the requisite vote of the stockholders of Healtheon/WebMD, except that Healtheon/WebMD may not terminate the merger agreement if it is the cause of the failure of these proposals to receive approval

     - by either party, if the other merger agreement has been terminated in accordance with its terms.

     In addition, the Medical Manager merger agreement may be terminated by Healtheon/WebMD if the board of directors of Medical Manager withdraws, modifies or changes its recommendation regarding the approval of the Medical Manager merger in a manner adverse to Healtheon/WebMD or recommends to the stockholders of Medical Manager an alternate acquisition proposal.

TERMINATION FEES
(PAGES 102 THROUGH 103)

     If the Medical Manager merger agreement is terminated by Healtheon/WebMD because the board of directors of Medical Manager withdraws, modifies or changes its recommendation of the Medical Manager merger or recommends to the stockholders of Medical Manager an alternate acquisition proposal or by Healtheon/WebMD or Medical Manager because the Medical Manager stockholders do not approve and adopt the Medical Manager merger agreement and the Medical Manager merger, Medical Manager may be obligated to pay Healtheon/WebMD a termination fee of $100 million. For Medical Manager to become obligated to pay Healtheon/WebMD the termination fee, an alternate acquisition proposal involving Medical Manager and a party other than Healtheon/WebMD must exist before the termination of the Medical Manager merger agreement.

     If the Medical Manager merger agreement is terminated by Medical Manager because the board of directors of Healtheon/WebMD withdraws, modifies or changes its recommendation of the Medical Manager merger or recommends to the stockholders of Healtheon/WebMD an alternate acquisition proposal or by Healtheon/WebMD or Medical Manager because the Healtheon/WebMD stockholders do not approve and adopt the Medical Manager merger agreement and the Medical Manager merger, Healtheon/WebMD may be obligated to pay Medical Manager a termination fee of $65 million. For Healtheon/WebMD to become obligated to pay Medical Manager the termination fee, an alternate acquisition proposal involving Healtheon/WebMD and a party other than Medical Manager must exist before the termination of the Medical Manager merger agreement.

     If the CareInsite merger agreement is terminated by CareInsite because the board of directors of Healtheon/WebMD withdraws, modifies or changes its recommendation of the issuance of shares of Healtheon/WebMD common stock to the stockholders of CareInsite pursuant to the CareInsite merger or recommends to the stockholders of Healtheon/WebMD an alternate acquisition proposal or if the CareInsite merger agreement is terminated by CareInsite or Healtheon/WebMD because the Healtheon/WebMD stockholders do not approve the issuance of Healtheon/WebMD common stock to the stockholders of CareInsite in the CareInsite merger, Healtheon/WebMD may be obligated to pay CareInsite a termination fee of $35 million. For Healtheon/WebMD to become obligated to pay CareInsite the termination fee, an alternate acquisition proposal involving Healtheon/WebMD and a party other than CareInsite must exist before the termination of the CareInsite merger agreement.

OTHER AGREEMENTS
(PAGES 107 THROUGH 109)

     In a transaction unrelated to the mergers, Healtheon/WebMD has acquired Envoy Corporation from Quintiles Transnational Corp. Envoy provides electronic data interchange, or EDI, healthcare transaction processing services to its customers, including Medical Manager Health Systems, a wholly owned subsidiary of Medical Manager.

     In connection with the mergers, Healtheon/WebMD, Medical Manager Health Systems and CareInsite agreed that:

     - upon completion of the Envoy acquisition, Healtheon/WebMD would cause
       Envoy:

          - to modify the agreement pursuant to which Envoy provides services to Medical Manager Health Systems and to extend the term of the agreement for three years from its current expiration date of September 1, 2000

          - to enter into an agreement with CareInsite regarding the interchange of administrative claims.

     - Healtheon/WebMD would pay each of CareInsite and Medical Manager on each of November 30, 2000, February 28, 2001, May 31, 2001 and August 31, 2000 an amount equal to $12.5 million payable at Healtheon/WebMD's option in cash or common stock of Healtheon/WebMD. In limited circumstances Healtheon/WebMD's obligation to make these payments will be terminated with all payments previously made repaid to Healtheon/WebMD.

     An addendum extending the agreement and implementing the required modifications has been executed by Envoy and Medical Manager Health Systems and Envoy entered into the agreement with CareInsite.

     In a separate agreement, Healtheon/WebMD, Medical Manager and CareInsite have agreed to use their commercially reasonable efforts to make

Healtheon/WebMD's physician portal, WebMD Practice, available to five beta test sites using the Medical Manager physician practice management software. The agreement may be terminated by any party upon 30 days notice given at any time after October 31, 2000.

ANTITRUST APPROVAL REQUIRED TO COMPLETE THE MERGERS (PAGES 90 THROUGH 91)

     The mergers are subject to antitrust laws. On April 24, 2000, Healtheon/WebMD, Medical Manager, CareInsite and related parties made the required filings with the Department of Justice, or DOJ, and the Federal Trade Commission, or FTC. We are not permitted to complete the mergers until the applicable waiting period has expired or terminated. The DOJ or the FTC, as well as a foreign regulatory agency or government, state or private person, may challenge the mergers at any time before or after completion. On May 24, 2000, each of Healtheon/WebMD, Medical Manager and CareInsite received a second request from the DOJ for additional documents and information with respect to the mergers. The mergers may not be completed until 20 days after the parties have substantially complied with this request, unless this waiting period is terminated earlier by the DOJ. Each of the parties substantially complied with the second request on July 28, 2000. The final waiting period will expire at 11:59 p.m. on August 17, 2000.
     We cannot predict whether we will obtain all required regulatory approvals to complete the mergers, or whether any approvals will include conditions that would be detrimental to the businesses of Healtheon/WebMD, Medical Manager or CareInsite.
ACCOUNTING TREATMENT OF THE MERGERS
(PAGE 91)

     We intend to account for each of the Medical Manager merger and the CareInsite merger as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

APPRAISAL RIGHTS
(PAGES 40, 42 AND 45)

     Holders of Healtheon/WebMD common stock and preferred stock, Medical Manager common stock and CareInsite common stock are not entitled to dissenters' rights or appraisal rights with respect to the mergers. Holders of CareInsite preferred stock are entitled to appraisal rights under Delaware law.

COMPARATIVE MARKET PRICE INFORMATION
(PAGES 113 THROUGH 114)

     Shares of Healtheon/WebMD common stock, Medical Manager common stock and CareInsite common stock are listed on the Nasdaq National Market. On February 11, 2000, the last full trading day prior to the public announcement of the mergers, Healtheon/WebMD's common stock closed at $55.00 per share, Medical Manager's common stock closed at $65.00 per share and CareInsite's common stock closed at $67.875 per share.

     On June 16, 2000, the last full trading day prior to the public announcement of the amendment of the merger agreements, Healtheon/WebMD's common stock closed at $16.875 per share, Medical Manager's common stock closed at $26.875 per share, and CareInsite's common stock closed at $20.625 per share.

     On August 3, 2000, the last practicable trading day prior to the printing of this proxy statement/prospectus, Healtheon/WebMD's common stock closed at $12.4375 per share, Medical Manager's common stock closed at $30.00 per share, and CareInsite's common stock closed at $15.4375 per share. We urge you to obtain current market quotations.

      SUMMARY SELECTED HISTORICAL AND SUMMARY SELECTED UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL DATA

     The following summary selected historical financial data of Healtheon/WebMD, Medical Manager and CareInsite have been derived from their respective historical financial statements and should be read in conjunction with the financial statements and the related notes, which are incorporated by reference in this proxy statement/ prospectus. The selected unaudited pro forma condensed combined financial data of Healtheon/WebMD, Medical Manager and CareInsite are derived from the unaudited pro forma condensed combined financial information, which gives effect to the transactions as purchases, and should be read in conjunction with the unaudited pro forma condensed combined financial information and related notes, which are included elsewhere in or incorporated by reference into this prospectus/proxy statement.

     Healtheon/WebMD's fiscal year ends on December 31, while Medical Manager's and CareInsite's fiscal years end on June 30. Medical Manager's consolidated financial statements include its wholly owned subsidiaries and its majority owned consolidated subsidiary, CareInsite. The unaudited pro forma statement of operations for the year ended December 31, 1999 combines the statements of operations of Healtheon/WebMD and Medical Manager and gives effect to Healtheon/WebMD's mergers with WebMD, Inc., MedE America Corporation, Greenberg News Networks, Inc., which is referred to as Medcast, Kinetra LLC and Envoy and its strategic alliance with The News Corporation Limited and to Medical Manager's acquisition of Physician Computer Network, Inc. as if these transactions had occurred as of January 1, 1999. The unaudited pro forma statement of operations for the three months ended March 31, 2000 combines the statements of operations of Healtheon/WebMD and Medical Manager and gives effect to Healtheon/WebMD's mergers with Kinetra and Envoy and its strategic alliance with News Corporation and to Medical Manager's acquisition of Physician Computer Network as if these transactions had occurred as of January 1, 1999.

     The unaudited pro forma condensed combined balance sheet data assumes that the Medical Manager and CareInsite mergers took place as of March 31, 2000 and combine Healtheon/WebMD's balance sheet, after giving effect to the acquisition of Envoy, and Medical Manager's balance sheet at that date.

     The total estimated purchase prices of the Medical Manager and CareInsite mergers have been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair value with the excess over the net tangible assets acquired allocated to goodwill and other intangible assets. These allocations are subject to change pending a final determination and analysis of the total purchase prices and the fair value of the assets acquired and liabilities assumed. The impact of any of these changes could be material.

     The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not indicative of the operating results or financial positions that would have actually occurred if the mergers, either individually or combined, had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial condition of the combined company.

                   HEALTHEON/WEBMD'S SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                             THREE MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,                       MARCH 31,
                                                     ----------------------------------------------------   ---------------------
                                                      1995       1996       1997       1998       1999        1999        2000
                                                     -------   --------   --------   --------   ---------   --------    ---------
HISTORICAL STATEMENTS OF OPERATIONS DATA:
Revenue............................................  $ 2,175   $ 11,013   $ 13,390   $ 48,838   $ 102,149   $ 17,555    $  65,881
Cost of operations.................................    1,916      6,669     10,446     43,014      88,576     15,518       59,365
Development and engineering........................    2,446      8,332     12,267     19,002      29,669      7,041       11,574
Sales, general and administrative..................    1,749      8,400     10,096     24,715      82,315      8,901      100,526
Depreciation and amortization......................       --      4,153      6,004     16,055     193,067      5,225      338,710
                                                     -------   --------   --------   --------   ---------   --------    ---------
Total operating costs and expenses.................    6,111     27,554     38,813    102,786     393,627     36,685      510,175
                                                     -------   --------   --------   --------   ---------   --------    ---------
Loss from operations...............................   (3,936)   (16,541)   (25,423)   (53,948)   (291,478)   (19,130)    (444,294)
Other income (expense), net........................     (522)    (2,065)    (2,582)      (100)      3,486        561       12,829
Net loss...........................................  $(4,458)  $(18,606)  $(28,005)  $(54,048)  $(287,992)  $(18,569)   $(431,465)
                                                     =======   ========   ========   ========   =========   ========    =========
Basic and diluted net loss per common share........  $ (0.85)  $  (2.83)  $  (3.88)  $  (1.54)  $   (3.58)  $  (0.30)   $   (2.47)
                                                     =======   ========   ========   ========   =========   ========    =========

                                                                                                                       AS OF
                                                                               AS OF DECEMBER 31,                    MARCH 31,
                                                              ----------------------------------------------------   ----------
                                                                1995       1996      1997      1998        1999         2000
                                                              --------   --------   -------   -------   ----------   ----------
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........  $  9,386   $  7,539   $21,804   $36,817   $  291,286   $1,160,682
Working capital.............................................     7,244      2,505    14,790    27,934      216,304    1,108,479
Total assets................................................    10,801     34,407    53,747    79,940    4,242,462    5,748,267
Long-term obligations, net of current portion...............        --      1,210       932     2,984      121,489      121,409
Convertible redeemable preferred stock......................    16,029     39,578    50,948        --           --           --
Stockholders' equity (net capital deficiency)...............    (7,698)   (14,553)   (9,930)   59,413    3,973,672    5,487,166

                   MEDICAL MANAGER'S SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                               NINE MONTHS ENDED
                                                                       YEARS ENDED JUNE 30,                        MARCH 31,
                                                        ---------------------------------------------------   -------------------
                                                         1995       1996       1997       1998       1999       1999       2000
                                                        -------   --------   --------   --------   --------   --------   --------
HISTORICAL STATEMENTS OF OPERATIONS DATA:
Net revenues                                            $91,779   $116,063   $135,623   $216,609   $296,096   $213,007   $264,808
Income (loss) from continuing operations before
  provision for income taxes..........................    6,734     19,569    (18,516)    36,626     30,955     23,024     11,136
Provision for income taxes............................      483      4,862      2,844     13,706     12,311      8,661     12,742
                                                        -------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations..............    6,251     14,707    (21,360)    22,920     18,644   $ 14,363   $ (1,606)
Income from discontinued operations...................   15,459         --         --         --         --         --         --
                                                        -------   --------   --------   --------   --------   --------   --------
        Net income (loss).............................  $21,710   $ 14,707   $(21,360)  $ 22,920   $ 18,644   $ 14,363   $ (1,606)
                                                        =======   ========   ========   ========   ========   ========   ========
Net income (loss) per share -- basic
  Continuing operations...............................  $  0.28   $   0.64   $  (0.90)  $   0.72   $   0.54   $   0.42   $  (0.04)
  Discontinued operations.............................     0.68         --         --         --         --         --         --
                                                        -------   --------   --------   --------   --------   --------   --------
        Net income (loss) per share -- basic..........  $  0.96   $   0.64   $  (0.90)  $   0.72   $   0.54   $   0.42   $  (0.04)
                                                        =======   ========   ========   ========   ========   ========   ========
Net income (loss) per share -- diluted
  Continuing operations...............................  $  0.26   $   0.60   $  (0.90)  $   0.67   $   0.50   $   0.39   $  (0.04)
  Discontinued operations.............................     0.66         --         --         --         --         --         --
                                                        -------   --------   --------   --------   --------   --------   --------
Net income (loss) per share -- diluted................  $  0.92   $   0.60   $  (0.90)  $   0.67   $   0.50   $   0.39   $  (0.04)
                                                        =======   ========   ========   ========   ========   ========   ========

                                                                                    JUNE 30,                         MARCH 31,
                                                              ----------------------------------------------------   ----------
                                                                1995       1996       1997       1998       1999        2000
                                                              --------   --------   --------   --------   --------   ----------
HISTORICAL BALANCE SHEET DATA:
Working capital.............................................  $104,478   $166,241   $ 89,769   $160,465   $235,029   $  147,054
Total assets................................................   204,655    221,375    407,004    517,646    818,196    1,061,906
Long term debt, net of current portion......................     2,315      2,634    168,119    162,960    170,041       14,241
Stockholders' equity........................................   170,724    185,762    190,374    291,677    485,343      756,614

                      CAREINSITE'S SELECTED FINANCIAL DATA
                         (A DEVELOPMENT STAGE COMPANY)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   AVICENNA SYSTEMS CORPORATION
                                       PREDECESSOR BUSINESS                            CAREINSITE
                           --------------------------------------------   -------------------------------------
                            PERIOD FROM
                             INCEPTION                                     PERIOD FROM
                           (SEPTEMBER 20,                   JANUARY 1,      INCEPTION
                           1994) THROUGH     YEAR ENDED    1996 THROUGH   (DECEMBER 24,   YEARS ENDED JUNE 30,
                            DECEMBER 31,    DECEMBER 31,   DECEMBER 23,   1996) THROUGH   ---------------------
                                1994            1995           1996       JUNE 30, 1997     1998        1999
                           --------------   ------------   ------------   -------------   ---------   ---------
HISTORICAL STATEMENTS OF
  OPERATIONS DATA:
Revenue..................      $   --          $   --        $    20        $     --      $     --    $  1,364
Loss from operations.....         (32)           (167)        (3,298)        (42,366)      (10,382)    (23,061)
Net loss applicable to
  common stockholders....         (32)           (167)        (3,539)        (42,357)      (10,335)    (22,798)
Basic and diluted net
  loss per common
  share..................      $(0.08)         $(0.44)       $ (9.34)       $  (0.85)     $  (0.21)   $  (0.40)


                                        CAREINSITE
                           ------------------------------------
                                                   CUMULATIVE
                                                 FROM INCEPTION
                            NINE MONTHS ENDED    (DECEMBER 24,
                                MARCH 31,        1996) THROUGH
                           -------------------     MARCH 31,
                             1999       2000          2000
                           --------   --------   --------------
HISTORICAL STATEMENTS OF
  OPERATIONS DATA:
Revenue..................  $    213   $  4,809     $   6,173
Loss from operations.....   (15,591)   (49,303)     (125,112)
Net loss applicable to
  common stockholders....   (15,481)   (19,857)      (95,347)
Basic and diluted net
  loss per common
  share..................  $  (0.29)  $  (0.28)    $   (1.69)

                                                         AVICENNA SYSTEMS CORPORATION                   CAREINSITE
                                                             PREDECESSOR BUSINESS        ----------------------------------------
                                                         -----------------------------             JUNE 30,
                                                         DECEMBER 31,    DECEMBER 23,    ----------------------------   MARCH 31,
                                                             1995            1996         1997      1998       1999       2000
                                                         -------------   -------------   -------   -------   --------   ---------
HISTORICAL BALANCE SHEET DATA:
Working capital........................................     $  998          $(1,257)     $(1,592)  $   775   $114,837   $ 62,265
Total assets...........................................      1,201            1,263        3,476    10,883    179,953    289,437
Long-term obligations, net of current portion..........         --               --           --        --         --      3,644
Redeemable securities..................................         --               --           --        --         --     41,342
Total stockholders' equity (net capital deficiency)....       (206)          (3,744)       1,566     7,798    173,424    219,482

                  HEALTHEON/WEBMD SELECTED UNAUDITED PRO FORMA
                      CONDENSED COMBINED FINANCIAL DATA(1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               YEAR ENDED
                                                              DECEMBER 31,   THREE MONTHS ENDED
                                                                  1999         MARCH 31, 2000
                                                              ------------   ------------------
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
  OPERATIONS DATA:
Revenue.....................................................  $   811,168        $ 224,451
Loss from operations........................................   (3,408,900)        (875,195)
Net loss applicable to common stockholders..................   (3,527,814)        (856,527)
Basic and diluted net loss per common share.................  $    (10.84)       $   (2.47)

                                                                 AS OF
                                                               MARCH 31,
                                                                 2000
                                                              -----------
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Cash and cash equivalents...................................  $   874,527
Working capital.............................................      804,819
Total assets................................................   11,121,659
Long-term obligations, net of current portion...............      200,503
Total stockholders' equity..................................   10,537,146

------------------

(1) For detailed information see "Healtheon/WebMD Corporation Unaudited Pro Forma Condensed Combined Financial Information" on page 115.

         COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

MEDICAL MANAGER MERGER:

     The following table sets forth:

      - historical net loss per share and historical net tangible book value per share data of Healtheon/WebMD

      - historical net income (loss) per share and historical net tangible book value per share of Medical Manager

      - unaudited pro forma combined net loss per share and unaudited pro forma combined net tangible book value per share data of Healtheon/WebMD after giving effect to the Medical Manager and CareInsite mergers.

     The information in the table should be read in conjunction with the historical financial statements of Healtheon/WebMD, Medical Manager and CareInsite and the related notes incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information is not necessarily indicative of the net loss per share or book value per share that would have been achieved had the mergers been consummated as of the beginning of the periods presented and should not be construed as representative of these amounts for any future dates or periods.

                                                                                                      PRO FORMA
                                                                                                     COMBINED OF
                                                                         HISTORICAL               ------------------
                                                              ---------------------------------    HEALTHEON/WEBMD
                                                              HEALTHEON/WEBMD   MEDICAL MANAGER   MEDICAL MANAGER(4)
                                                              ---------------   ---------------   ------------------
Net income (loss) per share for the year ended December 31,
  1999 and June 30, 1999 for Healtheon/WebMD and Medical
  Manager, respectively:
  Basic.....................................................      $(3.58)           $ 0.54             $(10.84)
  Diluted...................................................       (3.58)             0.50              (10.84)
Equivalent pro forma net loss per share for the year ended
  December 31, 1999.........................................                                            (27.10)(3)
Net loss per share for the three months ended March 31,
  2000:
  Basic and diluted.........................................       (2.47)            (0.25)              (2.47)
Equivalent pro forma net loss per share for the three months
  ended March 31, 2000......................................                                             (6.18)(3)
Book value per share at March 31, 2000:.....................        9.47(1)           7.21(1)             4.85(2)
Equivalent pro forma book value per share at March 31,
  2000......................................................                                             12.13(3)

---------------

(1) Historical net tangible book value per share is computed by dividing stockholders' equity less goodwill and other intangible assets by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity less goodwill and other intangible assets, including the effect of pro forma adjustments, by the pro forma number of shares of Healtheon/WebMD common stock which would have been outstanding had the mergers been consummated as of March 31, 2000.

(3) The Medical Manager equivalent pro forma combined per share amounts are calculated by multiplying the pro forma condensed combined per share amounts by the exchange ratio of 2.5 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock.

(4) Medical Manager's consolidated financial statements include the financial information of CareInsite.

For detailed information see Healtheon/WebMD Corporation Unaudited Pro Forma Condensed Combined Financial Information on page 115.

CAREINSITE MERGER:

     The following table sets forth:

      - historical net loss per share and historical net tangible book value per share data of Healtheon/WebMD

      - historical net loss per share and historical net tangible book value per share of CareInsite

      - unaudited pro forma combined net loss per share and unaudited pro forma combined net tangible book value per share data of Healtheon/WebMD after giving effect to the Medical Manager and CareInsite mergers.

     The information in the table should be read in conjunction with the historical financial statements of Healtheon/WebMD, Medical Manager and CareInsite and the related notes incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information is not necessarily indicative of the net loss per share or book value per share that would have been achieved had the mergers been consummated as of the beginning of the periods presented and should not be construed as representative of these amounts for any future dates or periods.

                                                                                                 PRO FORMA
                                                                                                COMBINED OF
                                                                       HISTORICAL            ------------------
                                                              ----------------------------    HEALTHEON/WEBMD
                                                              HEALTHEON/WEBMD   CAREINSITE   MEDICAL MANAGER(4)
                                                              ---------------   ----------   ------------------
Net loss per share for the year ended December 31, 1999 and
  June 30, 1999 for Healtheon/WebMD and CareInsite,
  respectively:
  Basic and diluted.........................................      $(3.58)         $(0.40)         $(10.84)
Equivalent pro forma net loss per share for the year ended
  December 31, 1999.........................................                                       (14.09)(3)
Net loss per share for the three months ended March 31,
  2000:
  Basic and diluted.........................................       (2.47)          (0.34)           (2.47)
Equivalent pro forma net loss per share for the three months
  ended March 31, 2000......................................                                        (3.21)(3)
Book value per share at March 31, 2000:.....................        9.47(1)         0.49(1)          4.85(2)
Equivalent pro forma book value per share at March 31,
  2000......................................................                                         6.31(3)

---------------

(1) Historical net tangible book value per share is computed by dividing stockholders' equity less goodwill and other intangible assets by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity less goodwill and other intangible assets, including the effect of pro forma adjustments, by the pro forma number of shares of Healtheon/WebMD common stock which would have been outstanding had the mergers been consummated as of March 31, 2000.

(3) The CareInsite equivalent pro forma combined per share amounts are calculated by multiplying the pro forma condensed combined per share amounts by the exchange ratio of 1.3 shares of Healtheon/WebMD common stock for each share of CareInsite common stock not owned directly or indirectly by Medical Manager.

(4) Medical Manager's consolidated financial statements include the financial information of CareInsite.

For detailed information see Healtheon/WebMD Corporation Unaudited Pro Forma Condensed Combined Financial Information on page 115.

                                  RISK FACTORS

     Stockholders of Medical Manager voting in favor of the Medical Manager merger and stockholders of CareInsite voting in favor of the CareInsite merger will be choosing to invest in Healtheon/WebMD common stock. An investment in Healtheon/WebMD common stock involves a high degree of risk. Stockholders of Healtheon/WebMD voting in favor of the proposals related to the mergers will be choosing to combine the businesses of Medical Manager and CareInsite with the business of Healtheon/WebMD. This combination involves a high degree of risk. In addition to the other information contained or incorporated by reference in this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the mergers.

                     RISKS RELATING TO THE PROPOSED MERGERS

THE MARKET VALUE OF THE MERGER CONSIDERATION MAY FLUCTUATE PRIOR TO AND FOLLOWING THE MERGERS AND HEALTHEON/WEBMD'S STOCK PRICE COULD BE VOLATILE FOLLOWING THE MERGERS

     Medical Manager and CareInsite stockholders are not assured of receiving consideration in the mergers with a set market value or a maximum or minimum market value. If the Medical Manager merger is completed, each share of Medical Manager common stock will be converted into 2.5 shares of Healtheon/WebMD common stock. If the CareInsite merger is completed, each share of CareInsite common stock will be converted into 1.3 shares of Healtheon/WebMD common stock. No adjustment will be made to the number of shares of Healtheon/WebMD common stock to be received by Medical Manager stockholders or CareInsite stockholders in the event of any increase or decrease in the market prices per share of Healtheon/WebMD common stock or Medical Manager common stock or CareInsite common stock, respectively.

     The market prices of Healtheon/WebMD common stock, Medical Manager common stock and CareInsite common stock when the mergers take place may vary from the market prices at the date of this proxy statements/prospectus or the date of the stockholders' meetings.

     - On February 11, 2000, the last trading day prior to the execution of the merger agreements, the closing market prices per share of Healtheon/WebMD common stock, Medical Manager common stock and CareInsite common stock were $55.00, $65.00 and $67.875, respectively.

     - On June 16, 2000, the last full trading day prior to the public announcement of the amendment of the merger agreements, Healtheon/WebMD's common stock closed at $16.875 per share, Medical Manager's common stock closed at $26.875 per share, and CareInsite's common stock closed at $20.625 per share.

     - On August 3, 2000, the last practicable date prior to the printing of this proxy statement/prospectus, the closing market prices per share of Healtheon/WebMD common stock, Medical Manager common stock and CareInsite common stock were $12.4375, $30.00 and $15.4375, respectively.

     - During the twelve-month period ending on August 3, 2000, the last practicable date prior to the printing of this proxy statement/prospectus, the closing market price of Healtheon/WebMD common stock varied from a low of $12.4375 per share to a high of $71.0625 per share, the closing market price of Medical Manager common stock varied from a low of $19.75 per share to a high of $100.125 per share and the closing market price of CareInsite common stock varied from a low of $15.00 per share to a high of $83.375 per share.

     Changes in market prices of Healtheon/WebMD, Medical Manager or CareInsite common stock may result from, among other things:

     - quarter-to-quarter variations in operating results

     - operating results being less than analysts' estimates

     - changes in analysts' earnings estimates

     - announcements of new technologies, products and services or pricing policies by Healtheon/WebMD or its competitors

     - announcements of acquisitions or strategic partnerships by Healtheon/WebMD or its competitors

     - developments in existing customer or strategic relationships

     - actual or perceived changes in Healtheon/WebMD's business strategy

     - sales of large amounts of the common stock of Healtheon/WebMD, Medical Manager or CareInsite

     - changes in market conditions in the Internet and healthcare industries

     - changes in prospects for healthcare reform

     - changes in general economic conditions

     - fluctuations in the securities markets in general.

     The market value of the Healtheon/WebMD common stock may be volatile after the mergers are completed for the reasons described above.

     In addition, the trading price of Internet and healthcare information technology stocks in general, and Healtheon/WebMD in particular, has experienced extreme price and volume fluctuations in recent months. These fluctuations often may be unrelated or disproportionate to the operating performance of these companies. Any negative change in the public's perception of the prospects of these companies, as well as other broad market and industry factors, may result in decreases in the price of Healtheon/WebMD common stock.

HEALTHEON/WEBMD WILL FACE TECHNICAL AND OPERATIONAL CHALLENGES THAT MAY PREVENT IT FROM SUCCESSFULLY INTEGRATING MEDICAL MANAGER AND CAREINSITE

     The mergers involve risks related to the integration and management of acquired technology, operations and personnel. The integration of Healtheon/WebMD, Medical Manager and CareInsite will be a complex, time consuming and expensive process and may disrupt Healtheon/WebMD's business if not completed in a timely and efficient manner. Following the mergers, Healtheon/WebMD must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resources practices. Healtheon/WebMD may encounter substantial difficulties, costs and delays involved in integrating the operations of Healtheon/WebMD, Medical Manager and CareInsite, including as a result of:

     - potential incompatibility of business cultures

     - potential conflicts among or loss of sponsor, advertising or strategic relationships

     - the loss of key employees

     - diversion of management's attention from other ongoing business concerns.

HEALTHEON/WEBMD'S BUSINESS MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGERS

     The success of the mergers will depend, in part, on the ability of Healtheon/WebMD to realize the anticipated synergies and growth opportunities from combining the businesses of Healtheon/WebMD with the businesses of Medical Manager and CareInsite. Even if Healtheon/WebMD is able to integrate the business operations of the companies successfully, Healtheon/WebMD cannot assure you that this integration will result in the realization of the full benefits of the revenue enhancements, operating efficiencies and cost savings that we currently expect to result from this integration or that these benefits will be achieved within the time frame that we currently expect. For example,

     - revenue enhancements from cross-selling complementary services may not materialize as expected

     - the elimination of duplicative costs may not be possible or may take longer than anticipated

     - the benefits from the combination may be offset by costs incurred in integrating the companies

     - the benefits of the combination may also be offset by operating losses or by problems in the business unrelated to the transactions.

     In particular, anticipated growth in revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA, may not be realized, which could have an adverse impact on Healtheon/WebMD and the market price of its common stock.

HEALTHEON/WEBMD'S ALLOCATION OF THE PURCHASE PRICE FOR THE MERGERS MAY MATERIALLY DIFFER FROM THAT IN THE PRO FORMA ACCOUNTING PRESENTATION

     Healtheon/WebMD has allocated the total estimated purchase price for Medical Manager and CareInsite on a preliminary basis to assets and liabilities based on Healtheon/WebMD's best estimates of the fair value of these assets and liabilities, with the excess costs over the net assets acquired allocated to goodwill and other intangible assets. This allocation is subject to change pending a final determination and analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material to Healtheon/WebMD's future results of operations.

COMPLYING WITH ANTITRUST REGULATIONS MAY DELAY COMPLETION OF THE MERGERS

     The FTC, DOJ or other federal or state regulatory agencies charged with enforcement of the antitrust laws may review Healtheon/WebMD's acquisitions or business activities, including its mergers with Medical Manager and CareInsite. Healtheon/WebMD believes that its business activities, contractual relationships and pending acquisitions comply with all applicable antitrust laws. In the course of reviewing Healtheon/WebMD's pending acquisitions and strategic relationships, it is possible that government agencies may seek to require Healtheon/WebMD to modify its pending acquisitions or business activities. If governmental agencies seek any modifications, Healtheon/WebMD's completion of these pending transactions could be delayed. If the governmental agencies were successful in requiring modifications of these transactions, Healtheon/WebMD's operations could be adversely affected.

     On May 24, 2000, Healtheon/WebMD, Medical Manager and CareInsite each received a request from the DOJ for additional information in connection with the pre-merger notification filings under the HSR Act with respect to these mergers. The mergers may not be completed until 20 days after each of the parties has substantially complied with the request for additional information, unless this waiting period is terminated earlier by the DOJ. Each of the parties substantially complied with the second request on July 28, 2000. The final waiting period will expire at 11:59 p.m. on August 17, 2000.

SALES OF LARGE AMOUNTS OF HEALTHEON/WEBMD SHARES FOLLOWING THE MERGERS AND THE LAPSE OF TRANSFER RESTRICTIONS COULD ADVERSELY AFFECT PREVAILING STOCK PRICES

     The market price of the Healtheon/WebMD common stock could fall if stockholders sell large amounts of stock in the public market following the mergers and the lapse of contractual and legal transfer restrictions. These sales, or the possibility that these sales may occur, could result in Medical Manager and CareInsite stockholders being unable to realize the value of the Healtheon/WebMD common stock received as consideration in the mergers, as measured prior to completion of the mergers, and may make it more difficult for Healtheon/WebMD to raise capital through the sale of equity or equity-related securities in the future. A significant amount of the common stock of Healtheon/WebMD is subject to restrictions on transfer under federal securities law and contractual restrictions. For details regarding these restrictions on transfer, see "Restrictions on sales of securities of Healtheon/WebMD" on page 91.

               RISKS RELATING TO THE COMBINED COMPANY'S BUSINESS

HEALTHEON/WEBMD AND CAREINSITE HAVE INCURRED AND HEALTHEON/WEBMD MAY CONTINUE TO INCUR SUBSTANTIAL LOSSES

     Healtheon/WebMD began operations in January 1996 and has incurred net losses from operations in each fiscal period since its inception. CareInsite began operations in December 1996 and has incurred net losses from operations in each fiscal period since its inception. As of March 31, 2000, Healtheon/WebMD, Medical Manager and CareInsite combined had accumulated net losses of approximately $759 million. In addition, Healtheon/WebMD currently intends to invest heavily in infrastructure development, applications development and sales and marketing in order to deploy its services to a growing number of potential customers and strategic partners. Moreover, if the Medical Manager merger and the CareInsite merger occur, the purchase price of these acquisitions will be amortized over the useful life of the tangible and intangible assets. As of March 31, 2000, Healtheon/WebMD had approximately $3.8 billion of unamortized goodwill and other intangible assets reflected on its financial statements as a result of previous acquisitions.

     Although Healtheon/WebMD anticipates significant synergies and growth opportunities resulting from the mergers and elimination of significant duplicative costs currently being incurred by it and CareInsite, Healtheon/WebMD cannot give you assurances that these synergies, growth opportunities or cost savings will be achieved in the amounts or time frames currently anticipated. Failure to realize these benefits may adversely affect Healtheon/WebMD's ability to achieve profitability.

HEALTHEON/WEBMD'S BUSINESS MODEL IS UNPROVEN, AND HEALTHEON/WEBMD MAY NOT ACHIEVE FAVORABLE OPERATING RESULTS

     Healtheon/WebMD's business model is evolving, and Healtheon/WebMD's revenue and profit potential is unproven. Healtheon/WebMD currently derives a significant portion of its revenue from non-Internet network services, management and consulting services and management and operation of some of its customers' information technology infrastructures. Healtheon/WebMD's profitability depends upon its ability to migrate provider and payer customers to its Internet-based transaction services, building its online physician subscriber base, increasing traffic to its web site and generating e-commerce revenue from the sale of healthcare products or services over the Internet.

     The provision of services over the Internet to the healthcare industry is a developing business that is inherently riskier than businesses in industries where companies have established operating histories. If Healtheon/WebMD's Internet-based services do not achieve or sustain broad market acceptance among participants in the healthcare industry, its business, results of operations and financial condition will be significantly harmed, and Healtheon/WebMD may never achieve favorable operating results.

HEALTHEON/WEBMD'S QUARTERLY OPERATING RESULTS MAY VARY, WHICH COULD AFFECT THE MARKET PRICE OF HEALTHEON/WEBMD'S COMMON STOCK

     Healtheon/WebMD's operating results have varied on a quarterly basis during its limited operating history, and Healtheon/WebMD expects to experience significant fluctuations in future quarterly operating results. These fluctuations have been and may in the future be caused by numerous factors, many of which are outside of Healtheon/WebMD's control, including, but not limited to:

     - market acceptance of and demand for Healtheon/WebMD's products and services

     - Healtheon/WebMD's ability to attract and retain payer and provider customers and subscribers

     - expenses relating to acquisitions and strategic partnerships

     - usage of the Internet and Healtheon/WebMD's ability to maintain and increase traffic on its web site

     - Healtheon/WebMD's ability to continue to develop and extend its brand

     - Healtheon/WebMD's ability to effectively integrate the operations and technologies of acquired businesses with its operations

     - introduction and timing of new products and services or enhancements by Healtheon/WebMD or its competitors

     - capacity constraints and dependencies on computer infrastructure

     - economic conditions affecting the Internet or healthcare industries

     - general economic conditions.

     Fluctuations in Healtheon/WebMD's quarterly results could adversely affect the market price of its common stock in a manner unrelated to its long-term operating performance. Healtheon/WebMD will base its expense levels in part upon its expectations concerning future revenue, and these expense levels will be relatively fixed in the short term. If Healtheon/WebMD has lower revenue, it may not be able to reduce spending in the short term in response. Any shortfall in revenue would have a direct impact on Healtheon/WebMD's results of operations. As a result, Healtheon/WebMD believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as an indicator of future performance. For these and other reasons, it is likely that in some future quarter or quarters Healtheon/WebMD may not meet the earnings estimates of securities analysts or investors, which would materially and adversely affect its stock price.

HEALTHEON/WEBMD'S BUSINESS WILL SUFFER IF IT FAILS TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES AND TECHNOLOGIES

     Healtheon/WebMD has in the past acquired, and, in addition to the pending Medical Manager and CareInsite mergers, may in the future acquire, businesses, technologies, services, product lines or content databases. For example, Healtheon/WebMD completed its mergers with WebMD, MedE America and Medcast in November 1999 and its acquisitions of Kinetra in January 2000 and Envoy in May 2000. In addition, Healtheon/WebMD entered into an agreement in the first quarter of 2000 to acquire OnHealth Network Company, as well as agreements to acquire Medical Manager and CareInsite. The completion of the OnHealth merger is subject to customary closing conditions, including the registration statement filed by Healtheon/WebMD to register the shares of its common stock to be issued to the stockholders of OnHealth in the OnHealth merger being declared effective by the SEC. Healtheon/WebMD expects to complete the OnHealth merger in the third quarter of 2000. We cannot assure you that any of the pending mergers will be completed in a timely manner, if at all.

     Healtheon/WebMD is in the process of completing the integration and consolidation of the operations, products and services, technologies and personnel of WebMD, MedE America, Medcast, Kinetra and Envoy. Healtheon/WebMD will need to integrate and consolidate the operations, products and services, technologies and personnel of Medical Manager, CareInsite and OnHealth upon its completion of these pending mergers. Healtheon/WebMD cannot guarantee that any acquired businesses will be successfully integrated with its operations in a timely manner, or at all. The successful integration of the acquired businesses into Healtheon/WebMD's operations is critical to its future performance. Failure to successfully integrate acquired businesses or to achieve operating synergies could have a material adverse effect on Healtheon/WebMD's business, financial condition and results of operation.

     Integrating any newly acquired organizations and technologies in the future could be expensive, time consuming and may strain Healtheon/WebMD's resources. Healtheon/WebMD's pending and any future acquisitions could divert management's attention from other business concerns and expose Healtheon/WebMD to unforeseen liabilities or risks associated with entering new markets. In addition, Healtheon/WebMD may lose key employees while integrating these new companies. Healtheon/WebMD may also lose its relationships with payers, providers and strategic partners if any acquired companies have relationships with competitors of these payers, providers and strategic partners.

     Challenges to the successful integration of acquired businesses include, but are not limited to:

     - centralization and consolidation of financial, operational and administrative functions

     - integration of platforms, networks and service centers

     - ability to cross-sell products and services to payers and providers with which Healtheon/WebMD has established relationships and those with which acquired companies have established relationships

     - integration of healthcare transaction processing services not currently offered via the Internet with Healtheon/WebMD's Internet-based platform

     - integration and retention of personnel

     - potential conflicts in payer, provider, strategic partner, sponsor or advertising relationships

     - coordination of geographically diverse organizations

     - compliance with regulatory requirements.

     Consequently, Healtheon/WebMD may not be successful in integrating acquired businesses or technologies and may not achieve anticipated revenue and cost benefits. Healtheon/WebMD also cannot guarantee that these acquisitions will result in sufficient revenues or earnings to justify its investment in, or expenses related to, these acquisitions or that any synergies will develop.

ACQUISITIONS AND STRATEGIC RELATIONSHIPS COULD RESULT IN THE DILUTION OF HEALTHEON/WEBMD'S STOCKHOLDERS

     Healtheon/WebMD intends to pay for some of its acquisitions and strategic relationships by issuing additional common stock, which could dilute its stockholders. Future acquisitions could also result in the incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could harm Healtheon/WebMD's business. Future acquisitions may require Healtheon/WebMD to obtain additional equity or debt financing, which may not be available on favorable terms or at all. Even if available, the financing may be dilutive. Healtheon/WebMD cannot guarantee that these acquisitions or strategic relationships will generate or result in sufficient revenues or earnings to justify the dilution which could occur.

HEALTHEON/WEBMD EXPECTS TO DEVOTE SIGNIFICANT RESOURCES TO INTEGRATING APPLICATIONS THAT ARE NOT INTERNET-ENABLED

     Some of Healtheon/WebMD's applications, including Envoy's EDI transaction processing services, were acquired by Healtheon/WebMD and are not Internet-enabled. Healtheon/WebMD intends to integrate many of these applications, as well as the applications that it will acquire upon completion of the Medical Manager and CareInsite mergers, with its Internet-based platform and WebMD Practice product and to consolidate its transaction networks. Integrating these applications and platforms may be expensive and may divert Healtheon/WebMD's attention from other activities.

MANAGING HEALTHEON/WEBMD'S GROWTH MAY STRAIN ADMINISTRATIVE, TECHNICAL AND FINANCIAL RESOURCES

     Healtheon/WebMD has rapidly and significantly expanded its operations recently and expects to continue to do so. Healtheon/WebMD's growth has been accomplished primarily through acquisitions, including Healtheon/WebMD's mergers with WebMD, MedE America, Medcast and Envoy. Healtheon/WebMD expects that future growth may also be accomplished through internal expansion. This past and future growth has placed and will continue to place a significant strain on Healtheon/WebMD's managerial, operational, financial and other resources. If Healtheon/WebMD is unable to respond to and manage this expected growth, then the quality of its services and its results of operations could be materially adversely affected.

     Healtheon/WebMD's current information systems, procedures and controls may not continue to support its operations, and may hinder its ability to exploit the market for healthcare applications and services. Healtheon/WebMD is in the process of completing the integration of its accounting and management information systems following the mergers of Healtheon, WebMD, MedE America and Medcast in November 1999 and Healtheon/WebMD's acquisitions of Kinetra in January 2000 and Envoy in May 2000 and will integrate the systems of Medical Manager, CareInsite and OnHealth if those mergers are completed. Healtheon/WebMD could experience interruptions to its internal information systems while Healtheon/WebMD transitions to new systems. Healtheon/WebMD cannot guarantee that its systems, procedures and controls will be adequate to support expansion of its operations.

HEALTHEON/WEBMD'S ABILITY TO GENERATE REVENUE WILL SUFFER IF IT DOES NOT QUICKLY EXPAND ITS SUITE OF APPLICATIONS AND SERVICE OFFERINGS

     Healtheon/WebMD currently offers a limited number of applications on its Internet-based platform and some of its service offerings are not fully developed or launched. Healtheon/WebMD must quickly introduce new applications and services and improve the functionality of its existing services in a timely manner in order to attract and retain subscribers and consumers and payer and provider customers. Healtheon/WebMD expects that its advertising revenue will be dependent on the level of usage of its services by subscribers and consumers, and believes that levels of usage will not increase unless it improves functionality of its service offerings and increases payer connectivity.

     Healtheon/WebMD relies on a combination of internal development, strategic relationships, licensing and acquisitions to develop these applications and services. Each of Healtheon/WebMD's applications, regardless of how it was developed, must be integrated and customized to operate with the existing legacy computer systems of payer and provider customers and Healtheon/WebMD's platform. Healtheon/WebMD is currently in the process of migrating many of its acquired applications and products and services to its Internet-based platform. Developing, integrating and customizing these applications and services will be time consuming, and these applications and services may never achieve market acceptance, which could also cause Healtheon/WebMD's business to suffer.

HEALTHEON/WEBMD IS DEPENDENT ON STRATEGIC RELATIONSHIPS TO GENERATE SOME OF ITS REVENUE

     Healtheon/WebMD's ability to generate revenue will suffer if it cannot establish and maintain strategic relationships

     Healtheon/WebMD must establish and maintain strategic relationships with leaders in a number of healthcare and Internet industry segments. Healtheon/WebMD has entered into strategic relationships with leading online and media distribution and healthcare partners. Healtheon/WebMD's strategic relationships are critical to its success because Healtheon/WebMD believes that these relationships will enable Healtheon/WebMD to enhance its brand, increase the number of transactions processed over its platform, generate traffic on its web site and capitalize on additional distribution and revenue opportunities. Healtheon/WebMD expects that it will face intensified competition for strategic relationships. Healtheon/WebMD may not be able to establish commercial acceptance of its platform, applications and services unless it maintains its existing strategic relationships and establishes and maintains additional strategic relationships in the future.

     Healtheon/WebMD shares revenue with its strategic partners and will incur significant expense in connection with its strategic relationships, and this expense may exceed the net revenue these relationships generate

     Healtheon/WebMD intends to use a significant amount of cash to fund branding and advertising, including promotional arrangements with its strategic partners. At March 31, 2000, Healtheon/WebMD estimated that it will make the following aggregate guaranteed payments under its current relationships with its strategic partners in the calendar years indicated:

YEAR ENDED DECEMBER 31,                                          AMOUNT
-----------------------                                       -------------
2000........................................................  $78.3 million
2001........................................................   82.6 million
2002........................................................   51.4 million
2003........................................................   34.4 million
2004........................................................    8.8 million

     Healtheon/WebMD has agreed to share some of its transaction processing, advertising, carriage fee and e-commerce revenues, net of specified costs applicable to the particular revenue category, with Microsoft Corporation and DuPont for their sponsorship of physician subscriptions to WebMD Practice and with several physician practice management system vendors who have agreed to promote Healtheon/WebMD's services to their physician customers. This revenue sharing applies only to the extent the revenues are derived from Microsoft- or DuPont-sponsored physicians or from physicians subscribing to the particular vendor's practice management system. The percentage of revenue shared varies from contract to contract and based on the type of revenue generated.

     Healtheon/WebMD may enter into additional promotional arrangements with current and future strategic partners that may require it to pay consideration in amounts that significantly exceed the amounts Healtheon/WebMD is required to pay under its current arrangements. These guaranteed payments and promotional and other arrangements may require Healtheon/WebMD to share revenue or incur significant expenses. Healtheon/WebMD cannot give you assurances that it will generate sufficient revenue from these arrangements to offset these expenses, in particular after Healtheon/WebMD shares some of its net revenue with its strategic partners. Failure to do so could have a material adverse effect on Healtheon/WebMD.

     Healtheon/WebMD invests in some of its strategic partners, many of which are in early stages of development

     Healtheon/WebMD has made equity investments in some of its strategic partners. In many instances, these investments are in the form of illiquid securities of private companies engaged in e-Health and are made in conjunction with the parties entering into a strategic agreement. Typically, these strategic partners enter into agreements that obligate them to purchase advertising or other services from Healtheon/WebMD. These companies are typically in an early stage of development and may be expected to incur substantial losses and may not generate sufficient revenue to pay the advertising and e-commerce fees due Healtheon/WebMD. In addition, due to recent market volatility, some of these companies may alter any plans to go public, and others that have gone public may experience significant decreases in the trading prices of their common stock adversely affecting the value of Healtheon/WebMD's investments.

     Healtheon/WebMD has granted exclusive rights to strategic partners

     Healtheon/WebMD has agreed that some of its strategic partners will be its exclusive providers of some of its applications and content. For example, Healtheon/WebMD has entered into strategic agreements with e-commerce companies to be its exclusive partners supplying online pharmacy services and medical supplies and to be its exclusive providers of various categories of content and services. These agreements may limit Healtheon/WebMD's access to other applications and content it might otherwise be able to make available to subscribers and consumers or to payer and provider customers. Healtheon/WebMD's inability to offer other applications and content could cause its business to suffer.

     In addition, Healtheon/WebMD has granted exclusive rights to strategic partners which restrict its ability to pursue some business opportunities. For example, in connection with the acquisition of Envoy from Quintiles, Healtheon/WebMD granted to Quintiles the exclusive license to use some of the de-identified data available to Healtheon/WebMD by virtue of Healtheon/WebMD's transaction services and some exclusive rights in the pharmaceutical market.

RELATIONSHIPS WITH CUSTOMERS AND STRATEGIC PARTNERS MAY CONFLICT

     Each of Healtheon/WebMD, Medical Manager and CareInsite has developed and relies upon important relationships with payers, providers, practice management system vendors and strategic partners, some of which may involve conflicting contractual rights, including conflicts which may result from the mergers. For example, in January and February 2000, Healtheon/WebMD entered into strategic alliances with three practice management system vendors that compete with Medical Manager. As a result of the mergers, the combined company may lose relationships with some customers and strategic partners, who may then establish relationships with Healtheon/WebMD's competitors. In addition, Healtheon/WebMD may not be able to maintain or establish relationships with key participants in the healthcare and Internet industries if Healtheon/WebMD, Medical Manager or CareInsite has already established relationships with competitors of these key participants.

     For example, Healtheon/WebMD has entered into a five-year strategic alliance with Microsoft pursuant to which Healtheon/WebMD develops, hosts, maintains on its servers and provides content for the health channels on MSN, MSNBC and WebTV. Similarly, CareInsite has entered into a strategic alliance with America Online, Inc., pursuant to which CareInsite is AOL's exclusive provider of a comprehensive suite of services that connect AOL and CompuServe members and visitors to AOL's web-based brands Netscape, AOL.COM and Digital City, to physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. As a result of the completion of the Medical Manager merger and the CareInsite merger, Microsoft will be able to terminate its strategic alliance with Healtheon/WebMD for a limited period of time if Microsoft and Healtheon/WebMD are unable to resolve conflicts that may arise as a result of the mergers. Healtheon/WebMD and Microsoft have agreed that for a 60-day period following the completion of the mergers, they will work together to identify and resolve any conflicts that result from the mergers. If these potential conflicts cannot be resolved, however, Microsoft could terminate the strategic alliance. Similarly, as a result of the mergers, AOL will be able to terminate its strategic alliance with CareInsite, as a result of which guaranteed payments of approximately $20 million due to AOL will accelerate. Healtheon/WebMD, Medical Manager and CareInsite cannot assure you that the conflicts arising under either of these strategic alliances as a result of the mergers will be resolved. If either or both strategic alliances are terminated, and Healtheon/WebMD is unable to replace the terminated alliance with a comparable one, Healtheon/WebMD could experience a material decrease in revenue.

     If contractual or relationship conflicts cannot be resolved, the combined company could lose the benefits of some of its relationships with payers, providers or strategic partners. Losses of any significant relationships could harm the combined company's business or results of operations.

HEALTHEON/WEBMD'S ABILITY TO GENERATE REVENUE WILL SUFFER IF IT CANNOT ATTRACT AND RETAIN SUBSCRIBERS

     Healtheon/WebMD must attract and retain subscribers to WebMD Practice, its physician portal, in order to generate subscription revenue. In addition, Healtheon/WebMD's ability to generate advertising revenue and transaction revenue will be dependent on the number of subscribers and level of usage by those subscribers of Healtheon/WebMD's Internet-based services, including its administrative transaction and clinical information services. Healtheon/WebMD cannot guarantee that it will be able to attract new or retain existing subscribers. In particular, Healtheon/WebMD cannot guarantee that it will retain subscribers whose subscriptions are initially paid for by Healtheon/WebMD's strategic partners once those subscribers are required to pay for their subscriptions themselves or that these subscribers will actually use its services.

IF HEALTHEON/WEBMD IS UNABLE TO GENERATE SIGNIFICANT ADVERTISING REVENUE, ITS FUTURE RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED

     Healtheon/WebMD derives a portion of its revenue from advertising activities. Advertising revenue is generally derived from short-term advertising contracts in which Healtheon/WebMD typically guarantees a minimum number of impressions or pages to be delivered over a specified period of time for a fixed fee. Advertising revenue may also include barter transactions, which are exchanges by Healtheon/WebMD of advertising space on its web site for goods and services from strategic partners and which might not generate any cash receipts.

     The Internet advertising market is new and rapidly evolving, and no standards have been widely accepted to measure its effectiveness as compared to traditional media advertising. If no standards develop, existing advertisers may not continue their current level of Internet advertising, and advertisers that have traditionally relied on other advertising media may be reluctant to advertise on the Internet. Moreover, filter software programs that limit or prevent advertising from being delivered to a web user's computer are available. Widespread adoption of this software could adversely affect the commercial viability of Internet advertising. Healtheon/WebMD's business would be adversely affected if the market for Internet advertising fails to develop or develops more slowly than expected.

     Various pricing models are used to sell advertising on the Internet. It is difficult to predict which, if any, will emerge as the industry standard, thereby making it difficult to project Healtheon/WebMD's future advertising rates and revenues. The level of traffic on Healtheon/WebMD's web site is likely to be a factor in determining advertising rates. Healtheon/WebMD cannot predict whether those of its subscribers whose subscriptions are paid for by its strategic partners will actually use Healtheon/WebMD's services. In addition, there can be no assurances that Healtheon/WebMD will continue to generate significant revenue from its advertising activities.

LENGTHY SALES AND IMPLEMENTATION CYCLES FOR HEALTHEON/WEBMD'S APPLICATIONS COULD ADVERSELY AFFECT ITS ABILITY TO GENERATE REVENUE

     A key element of Healtheon/WebMD's strategy is to market its solutions directly to large healthcare organizations. Healtheon/WebMD will be unable to control many of the factors that will influence the buying decisions of these organizations. Healtheon/WebMD expects that the sales and implementation process will be lengthy and will involve a significant technical evaluation and commitment of capital and other resources by its customers. The sale and implementation of Healtheon/WebMD's solutions are subject to delays due to its payer and provider customers' internal budgets and procedures for approving large capital expenditures and deploying new technologies within their networks.

     Healtheon/WebMD will need to expend substantial resources to integrate its applications with the existing legacy and client-server architectures of large healthcare organizations. Healtheon/WebMD has limited experience in integrating its applications with large, complex architectures, and it may experience delays in the integration process. These delays would, in turn, delay Healtheon/WebMD's ability to generate revenue from these applications and could adversely affect its results of operations.

HEALTHEON/WEBMD'S BUSINESS WILL SUFFER IF HEALTHCARE INDUSTRY PARTICIPANTS DO NOT ACCEPT INTERNET SOLUTIONS

     Healtheon/WebMD's business model depends on the adoption of Internet solutions by providers, patients, payers and other healthcare industry participants. Healtheon/WebMD's ability to generate revenues could suffer dramatically if Internet solutions are not accepted or not perceived to be effective.

     The adoption of Internet solutions by healthcare participants will require the acceptance of a new way of conducting business and exchanging information. To maximize the benefits of Healtheon/WebMD's platform, healthcare participants must be willing to allow sensitive information to be stored in Healtheon/WebMD's databases and to conduct healthcare transactions over the Internet. There can be no assurance that healthcare participants will accept Internet solutions in a timely manner or at all.

FAILURE TO CONTINUE TO EXPAND AND ADAPT HEALTHEON/WEBMD'S PLATFORM TO ACCOMMODATE INCREASED USAGE COULD MAKE IT DIFFICULT TO SUCCESSFULLY IMPLEMENT ITS INTERNET-BASED SERVICES

     To successfully implement its Internet-based services, Healtheon/WebMD must continue to expand and adapt its platform and transaction networks to accommodate additional users, increased transaction volumes and changing customer requirements. Healtheon/WebMD's infrastructure may not accommodate increased use while maintaining acceptable overall performance. To date, Healtheon/WebMD has processed a limited number and variety of Internet-based transactions. In addition, Healtheon/WebMD's Internet-based products and services have only been used by a limited number of physicians and healthcare consumers. An unexpectedly large increase in the volume of traffic on Healtheon/WebMD's web site, the number of physicians using WebMD Practice or transactions processed over Healtheon/WebMD's networks may require Healtheon/WebMD to expand and further upgrade its platform. This expansion could be expensive and could divert our attention from other activities.

PERFORMANCE PROBLEMS WITH HEALTHEON/WEBMD'S SYSTEMS COULD DAMAGE ITS BUSINESS

     Healtheon/WebMD's payer and provider customer satisfaction and its business could be harmed if Healtheon/WebMD or its customers experience system delays, failures or loss of data. Healtheon/WebMD currently processes its payer and provider transactions and data at its facilities and relies on a data center operated by a third party to perform transaction processing for Envoy's EDI business, other than real-time EDI transaction processing. This data center is located in Tampa, Florida and is operated by GTE Data Services Incorporated, with whom Envoy has contracted for such processing services. Healtheon/WebMD assumed this contract upon its acquisition of Envoy. Envoy relies primarily on this facility to process batch claims and other medical EDI transaction sets. Envoy's contract with GTE requires GTE to maintain continuous processing capability and a "hot site" disaster recovery system. Healtheon/WebMD has a contingency plan for emergencies with its systems; however, it has limited backup facilities to process information if these facilities are not functioning. The occurrence of a major catastrophic event or other system failure at any of Healtheon/WebMD's facilities or at the GTE facility could interrupt data processing or result in the loss of stored data, which could have an adverse impact on Healtheon/WebMD's business. While Healtheon/WebMD has general liability insurance that it believes is adequate, including coverage for errors and omissions, Healtheon/WebMD may not be able to maintain this insurance on reasonable terms in the future. In addition, Healtheon/WebMD's insurance may not be sufficient to cover large claims and its insurer could deny coverage on claims. If Healtheon/WebMD is liable for an uninsured or underinsured claim or if Healtheon/WebMD's premiums increase significantly, its financial condition could be materially harmed.

PERFORMANCE PROBLEMS WITH THE SYSTEMS OF HEALTHEON/WEBMD'S SERVICE AND CONTENT PROVIDERS COULD HARM HEALTHEON/WEBMD'S BUSINESS

     Healtheon/WebMD depends on service and content providers to provide information and data feeds on a timely basis. Healtheon/WebMD's web sites could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, Healtheon/WebMD's customers who utilize its web-based services depend on Internet service providers, online service providers and other web site operators for access to its web sites. All of these providers have experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to Healtheon/WebMD's systems. Any significant interruptions in Healtheon/WebMD's services or increases in response time could result in a loss of potential or existing users of and advertisers and sponsors on its web site and, if sustained or repeated, could reduce the attractiveness of Healtheon/WebMD's services.

IF HEALTHEON/WEBMD'S SYSTEMS EXPERIENCE SECURITY BREACHES OR ARE OTHERWISE PERCEIVED TO BE INSECURE, HEALTHEON/WEBMD'S REPUTATION WILL SUFFER

     A material security breach could damage Healtheon/WebMD's reputation or result in liability. Healtheon/WebMD retains confidential information, including patient health information in its processing centers. Healtheon/WebMD may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Any well-publicized compromise of Internet security could deter people from using the Internet or from conducting transactions that involve transmitting confidential information, including confidential healthcare information. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems.

HEALTHEON/WEBMD'S BUSINESS IS DEPENDENT ON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE

     Healtheon/WebMD's ability to deliver its Internet-based services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complimentary products such as high-speed modems, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased numbers of users, increased frequency of use, or more complex requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased users or more complex requirements.

     The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the availability of the Internet to Healtheon/WebMD for delivery of its Internet-based services. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. The infrastructure and complimentary products or services necessary to make the Internet a viable commercial marketplace for the long-term may not be developed successfully or in a timely manner. Healtheon/WebMD's financial condition could be materially harmed if the Internet is not available to it for the delivery of its services and products.

HEALTHEON/WEBMD'S BUSINESS WILL BE HARMED IF IT IS UNSUCCESSFUL IN RESPONDING TO RAPID TECHNOLOGY CHANGES IN ITS MARKETS

     Healthcare information exchange and transaction processing is a relatively new and evolving market. The pace of change in Healtheon/WebMD's markets is rapid and there are frequent new product introductions and evolving industry standards. Healtheon/WebMD may be unsuccessful in responding to technological developments and changing customer needs. In addition, Healtheon/WebMD's applications and services offerings may become obsolete due to the adoption of new technologies or standards.

HEALTHEON/WEBMD'S PLATFORM INFRASTRUCTURE AND SCALABILITY ARE NOT PROVEN AND IT MAY NOT BE ABLE TO ADEQUATELY ACCOMMODATE INCREASED FUNCTIONALITY OR USAGE

     To date, Healtheon/WebMD has processed a limited number and variety of transactions over its platforms. Similarly, a limited number of healthcare participants use these platforms. Healtheon/WebMD's systems may not accommodate increased use while maintaining acceptable overall performance. Healtheon/WebMD must continue to expand and adapt its network infrastructure to accommodate additional users, increased transaction volumes and changing payer and provider customer requirements. This expansion and adaptation will be expensive and will divert Healtheon/WebMD's attention from other activities.

THE COMBINED COMPANY WILL FACE SIGNIFICANT COMPETITION

     Healtheon/WebMD faces, and will continue to face upon completion of the mergers, significant competition for its products and services.

     Healthcare transaction and information services

     The market for healthcare transaction and information services is intensely competitive, rapidly evolving and subject to rapid technological change. Many of Healtheon/WebMD's competitors have greater financial, technical, product development, marketing and other resources than Healtheon/WebMD. These organizations may be better known and have more customers than Healtheon/WebMD. Many of Healtheon/WebMD's competitors have also announced or introduced Internet strategies that will compete with Healtheon/WebMD's applications and services. Healtheon/WebMD may be unable to compete successfully against these organizations.

     Healtheon/WebMD has many competitors, including:

     - healthcare information software vendors

     - healthcare EDI companies

     - large information technology consulting service providers

     - online services or web sites targeted to the healthcare industry, physicians and healthcare consumers generally

     - publishers and distributors of traditional offline media, including those targeted to healthcare professionals, many of which have established or may establish web sites

     - general purpose consumer online services and portals and other high-traffic web sites which provide access to healthcare-related content and services

     - public sector and non-profit web sites that provide healthcare information without advertising or commercial sponsorships

     - vendors of healthcare information, products and services distributed through other means, including direct sales, mail and fax messaging.

     Healtheon/WebMD expects that major software information systems companies and others specializing in the healthcare industry will offer competitive applications or services. In addition, some of Healtheon/WebMD's existing and potential payer and provider customers and strategic partners may also compete with Healtheon/WebMD. For example, in April 2000, it was reported that a consortium of six health insurance companies may join together to develop an online project which links insurers, doctors and patients. If this consortium decides to proceed with its plans to allow patients to enroll in health plans and choose doctors online while also taking care of administrative tasks such as processing payment claims, it could compete with Healtheon/WebMD.

     In addition, some payers currently offer electronic data transmission services to healthcare providers that establish a direct link between the provider and the payer, bypassing third-party EDI service providers such as Healtheon/WebMD and CareInsite. Any significant increase in the utilization of direct links between healthcare providers and payers could have a material adverse effect on the combined company's business and results of operations.

     Practice management information systems business

     The market for practice management systems such as The Medical Manager practice management system is highly competitive. Medical Manager Health Systems' competitors vary in size and in the scope and breadth of the products and services that they offer. Medical Manager Health Systems competes with different companies in each of its target markets. Many of Medical Manager Health Systems' competitors have greater financial, development, technical, marketing and sales resources than Medical Manager Health Systems. In addition, other entities not currently offering products and services similar to those offered by Medical Manager Health Systems, including claims processing organizations, hospitals, third-party administrators, insurers, healthcare organizations and others, may enter markets in which Medical Manager Health Systems competes. We cannot assure you that future competition will not have a material adverse effect on Medical Manager Health Systems', and thus Healtheon/WebMD's, results of operations, financial condition or business.

     Plastics and filtration technologies business

     Competition in Porex's plastic products business is characterized by the introduction of competitive products at lower prices. We believe that Porex's principal competitive strengths are its manufacturing processes, quality control, relationships with its customers and distribution of its proprietary health care products.

     In the porous plastics area, Porex's competitors include other producers of porous plastic materials as well as companies that manufacture and sell products made from materials other than porous plastics which can be used for the same purposes as Porex's products. In this field, Porex has several direct competitors in the United States, Europe and Asia. Porex's porous plastic pen nibs compete with felt and fiber tips manufactured by a variety of suppliers worldwide. Other Porex industrial products made of porous plastic compete, depending on the industrial application, with porous metals, metal screens, fiberglass tubes, pleated paper, resin-impregnated felt, ceramics and other substances and devices.

     The market for Porex's injection molded solid plastic components and products, including its medical products, is highly competitive and highly fragmented. Porex's pipette tips and racks also compete with similar products manufactured by domestic and foreign manufacturers. Porex's injection molding and mold making services compete with services offered by several foreign and domestic companies. The MEDPOR(R) Biomaterial products compete for surgical use against autogenous and allograph materials and alloplastic biomaterials. Porex's surgical drains and markers compete against a variety of products from several manufacturers.

HEALTHCARE REGULATION COULD ADVERSELY AFFECT HEALTHEON/WEBMD'S BUSINESS

     The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. These factors affect the purchasing practices and operation of healthcare organizations. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in Healtheon/WebMD's applications and services. Healtheon/WebMD does not know what effect any proposals would have on its business.

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

     Regulation regarding patient confidentiality

     Numerous state and federal laws govern the collection, dissemination, use, access to and confidentiality of patient health information. Many states have laws and regulations that protect the confidentiality of medical records or medical information. In addition, the federal Department of Health and Human Services has proposed regulations implementing the Health Insurance Portability and Accountability Act of 1996, or HIPAA, concerning standards for electronic transactions, security and electronic signatures and privacy of individually identifiable health information. The proposed regulations, among other things, would require companies to develop security standards for all health information that is used electronically. The proposed regulations would impose significant obligations on companies that send or receive electronic health information. The application of these laws to the personal information Healtheon/WebMD collects could create potential liability under these laws. Healtheon/WebMD has designed its services to comply with these proposed regulations. However, Healtheon/WebMD cannot predict when these proposed regulations will be finalized and whether they will be changed before they are finalized. Any changes could cause Healtheon/WebMD to use additional resources to revise its platform and services.

     Additional legislation governing the distribution of medical records exists and has been proposed at both the state and federal levels. Healtheon/WebMD will be subject to extensive regulation relating to the confidentiality and release of patient records, and it may be expensive to implement security or other measures to comply with new legislation and final regulations. Further, Healtheon/WebMD may be restricted or prevented from maintaining or delivering patient records electronically, which would have an adverse effect on Healtheon/WebMD's business.

     For additional information, see "Regulation of the Internet could adversely affect Healtheon/WebMD's business" on page 33.

     Regulation of healthcare relationships

     There are federal and state laws that govern patient referrals, physician financial relationships and inducements to beneficiaries of federal healthcare programs. The federal anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. The anti-kickback law is broad and may apply to some of our activities. Penalties for violating the anti-kickback law include imprisonment, fines and exclusion from participating, directly or indirectly, in Medicare, Medicaid and other federal healthcare programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. Healtheon/WebMD carefully reviews its practices with regulatory experts to ensure that Healtheon/WebMD complies with all applicable laws. However, the laws in this area are both broad and vague and it is often difficult or impossible to determine precisely how the laws will be applied, particularly to new services similar to those of Healtheon/WebMD. Any determination by a state or federal regulatory agency that any of Healtheon/WebMD's practices violate any of these laws could subject Healtheon/WebMD to civil or criminal penalties and require Healtheon/WebMD to change or terminate certain portions of its business.

     Healtheon/WebMD currently provides billing services and intends to provide repricing services to providers and, therefore, may be subject to state and federal laws that govern the submission of claims for medical expense reimbursement. These laws generally prohibit an individual or entity from knowingly presenting or causing to be presented a claim for payment from Medicare, Medicaid or other third party payers that is false or fraudulent, or is for an item or service that was not provided as claimed. These laws also provide civil and criminal penalties for noncompliance. Healtheon/WebMD has designed its current transaction services and will design any future services to place the responsibility for compliance with these laws on provider customers. However, Healtheon/WebMD cannot guarantee that state and federal agencies will regard billing errors processed by Healtheon/WebMD as inadvertent and not in violation of these laws. In addition, changes in current healthcare financing and reimbursement systems could cause Healtheon/WebMD to make unplanned modifications of applications or services, or result in delays or cancellations of orders or in the revocation of endorsement of Healtheon/WebMD's applications and services by healthcare participants.

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

     Regulation by the U.S. Food and Drug Administration

     The Food and Drug Administration has jurisdiction under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act, which is referred to herein as the FDA Act, to regulate computer products and software as medical devices if they are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans. The FDA has issued a final rule under which manufacturers of medical image storage devices and related software are required to submit to the FDA premarket notification applications, which are each referred to in this document as a 510(k) Application, and otherwise comply with the requirements of the FDA Act applicable to medical devices. Healtheon/WebMD has attempted to design its services so that its computer applications and software are not considered to be medical devices. However, the FDA may take the position that Healtheon/WebMD's services are subject to FDA regulation. In addition, Healtheon/WebMD may expand its services in the future to areas that subject it to FDA regulation. For example, Medical Manager Health Systems is distributing in the United States a medical image management device, which is referred to in this document as the "image module," which was cleared by the FDA on April 4, 1997 and is manufactured by a third party in accordance with specifications set forth in the cleared 510(k) Application. Medical Manager Health Systems has created an interface between The Medical Manager practice management system and the image module and is marketing the interface and the image module as the Document Image Module System. Medical Manager Health Systems believes that the addition of its practice management system to the image module does not change the image module's intended use or significantly change the safety or efficacy of the product to the extent that a new 510(k) Application is required. The FDA is currently reviewing its policy for the regulation of computer software, and there is a risk that The Medical Manager software could in the future become subject to some or all of the above requirements. Healtheon/WebMD has no experience in complying with FDA regulations. Healtheon/WebMD believes that complying with FDA regulations may be time-consuming, burdensome and expensive and could delay its introduction of new applications or services.

     Regulation of transaction services

     State and federal statutes and regulations governing transmission of claims may affect Healtheon/WebMD's operations. For example, Medicaid rules require certain processing services and eligibility verification to be maintained as separate and distinct operations. Healtheon/WebMD believes that its practices are in compliance with applicable state and federal laws. These laws, though, are complex and changing, and the government may take positions that are inconsistent with Healtheon/WebMD's practices.

     Professional regulation

     The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine, which is referred to as the prohibition against the corporate practice of medicine. Healtheon/WebMD has attempted to structure its web site, strategic relationships and other operations to avoid violating these state licensing and professional practice laws. A state, however, may determine that some portion of Healtheon/WebMD's business violates these laws and may seek to have Healtheon/WebMD discontinue those portions or subject it to penalties or licensure requirements. Healtheon/WebMD employs and contracts with physicians who provide only medical information to consumers, and Healtheon/WebMD has no intent to provide medical care or advice. Healtheon/WebMD does not maintain professional liability insurance because it believes it is not a healthcare provider. Any determination that Healtheon/WebMD is a healthcare provider and acted improperly as a healthcare provider may result in liability for which Healtheon/WebMD is not insured.

     Plastics and filtration technologies business

     Porex manufactures and distributes medical/surgical devices, such as plastic and reconstructive surgical implants and tissue expanders, which are subject to government regulations, under the FDA Act and additional regulations promulgated by the FDA. Future healthcare products may also be subject to these regulations and approval processes. Compliance with these regulations and the process of obtaining approvals can be costly, complicated and time-consuming, and Medical Manager cannot assure you that these approvals will be granted on a timely basis, if ever.
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

REGULATION OF THE INTERNET COULD ADVERSELY AFFECT HEALTHEON/WEBMD'S BUSINESS

     Laws and regulations may be adopted with respect to the Internet or other online services covering user privacy, patient confidentiality and other issues, including:

     - pricing

     - content

     - copyrights and patents

     - distribution

     - characteristics and quality of products and services.

     Healtheon/WebMD cannot predict whether these laws will be adopted and how they will affect its business.

     Internet user privacy has become an issue both in the U.S. and abroad. Whether and how existing privacy or consumer protection laws in various jurisdictions apply to the Internet is uncertain and may take years to resolve. Any legislation or regulations of this nature could affect the way Healtheon/WebMD conducts its business, particularly in its collection or use of personal information, and could harm its business. Further, activities on or using the Internet have come under increased scrutiny, including increased investigation in the healthcare arena by the FTC and heightened media attention.

     Similar to many other Internet healthcare companies, Healtheon/WebMD has recently received a request for information from the FTC concerning its web site privacy policies and practices. While Healtheon/WebMD believes it is in compliance with all applicable laws, all third party contractual commitments and its published privacy commitments, government inquiries like this inquiry can divert management's attention from other matters and create unfavorable publicity.

THIRD PARTIES MAY BRING CLAIMS AGAINST HEALTHEON/WEBMD AS A RESULT OF CONTENT PROVIDED ON ITS WEB SITE, WHICH MAY BE EXPENSIVE AND TIME CONSUMING TO DEFEND

     Healtheon/WebMD could be subject to third party claims based on the nature and content of information supplied on its web site by Healtheon/WebMD or third parties, including content providers, medical advisors or users. Healtheon/WebMD could also be subject to liability for content that may be accessible through its web sites or third party web sites linked from its web sites or through content and information that may be posted by users in chat rooms or bulletin boards. Even if these claims do not result in liability to Healtheon/WebMD, investigating and defending against these claims could be expensive and time consuming and could divert management's attention away from operating the business.

HEALTHEON/WEBMD'S INTELLECTUAL PROPERTY MAY BE SUBJECTED TO INFRINGEMENT CLAIMS OR MAY BE INFRINGED UPON

     Healtheon/WebMD's intellectual property is important to its business. Healtheon/WebMD could be subject to intellectual property infringement claims as the number of its competitors grows and the functionality of its applications overlaps with competitive offerings. These claims, even if not meritorious, could be expensive and divert management's attention from Healtheon/WebMD's operations. If Healtheon/WebMD becomes liable to third parties for infringing their intellectual property rights, it could be required to pay a substantial damage award and to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing intellectual property. Healtheon/WebMD may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. In addition, Healtheon/WebMD may not be able to protect against misappropriation of its intellectual property. Third parties may infringe upon Healtheon/WebMD's intellectual property rights. If Healtheon/WebMD does not detect any unauthorized use, it may be unable to enforce its rights.

HEALTHEON/WEBMD'S BUSINESS WILL BE ADVERSELY AFFECTED IF IT CANNOT ATTRACT AND RETAIN KEY PERSONNEL

     Healtheon/WebMD's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its technical, administrative, financial control and reporting systems. Healtheon/WebMD needs to attract, integrate, motivate and retain additional highly skilled technical people. In particular, Healtheon/WebMD needs to attract experienced professionals capable of developing, selling and installing complex healthcare information systems. Healtheon/WebMD faces intense competition for these people. If the Medical Manager merger and the CareInsite merger occur, Healtheon/WebMD's executive management team, including W. Michael Long, Healtheon/WebMD's Chairman, Jeffrey
T. Arnold, its Chief Executive Officer who will become Co-Chief Executive Officer upon completion of the mergers, Martin J. Wygod, its designated Co-Chief Executive Officer, and Marvin P. Rich, its designated President, will be important to Healtheon/WebMD's success.

HEALTHEON/WEBMD'S BUSINESS COULD BE ADVERSELY AFFECTED AS A RESULT OF ITS INTERNATIONAL EXPANSION

     One element of Healtheon/WebMD's strategic alliance with News Corporation is the formation of WebMD International as a joint venture with News Corporation to launch Healtheon/WebMD's services worldwide, other than in the U.S. and Japan. In addition, Healtheon/WebMD has entered into an agreement with one of its strategic partners to form an international joint venture in Japan. Healtheon/WebMD has extremely limited experience in developing localized versions of its products and services. WebMD International and any future international ventures may not be successful in launching Healtheon/WebMD's services into foreign markets.

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

        RISKS RELATING TO MEDICAL MANAGER'S AND CAREINSITE'S BUSINESSES

MEDICAL MANAGER

MEDICAL MANAGER'S PRACTICE MANAGEMENT SYSTEMS BUSINESS IS DEPENDENT ON MEDICAL MANAGER HEALTH SYSTEMS' PRINCIPAL PRODUCTS AND MEDICAL MANAGER IS EXPOSED TO RISKS RELATED TO PROBLEMS WITH ANY OF THESE PRODUCTS

     Medical Manager Health Systems currently derives a significant percentage of its revenue from sales of The Medical Manager core physician practice management system. As a result, any event adversely affecting its core product could have a material adverse effect on Medical Manager's results of operations, financial condition or business. Although Medical Manager Health Systems has experienced increasing annual sales, on a pro forma basis, revenue associated with existing products could decline as a result of several factors, including price competition. Beginning in calendar year 2000, the physician practice management system industry began to experience a slowdown in demand. This trend has impacted Medical Manager Health Systems' operating results for the three months ended March 31, 2000, and Medical Manager expects the trend towards lower operating results to continue for the near term resulting, in part, from lower margin service revenues replacing higher margin software upgrades, and from the acquisition by Medical Manager of Physician Computer Network, which business historically has experienced lower margins. Medical Manager Health Systems intends to introduce new software products at the end of calendar year 2000, and Medical Manager anticipates that demand for software products will increase. Medical Manager cannot assure you that Medical Manager Health Systems will continue to be successful in marketing its current products or any new or enhanced products.

THE NATURE OF POREX'S PRODUCTS EXPOSE IT TO PRODUCT LIABILITY CLAIMS AND MAY MAKE IT DIFFICULT TO GET ADEQUATE INSURANCE COVERAGE

     The products sold by Porex expose it to potential risk for product liability claims, particularly with respect to Porex's life sciences, clinical, surgical and medical products. Medical Manager believes that Porex carries adequate insurance coverage against product liability claims and other risks. Healtheon/WebMD cannot assure you, however, that claims in excess of Porex's insurance coverage will not arise. In addition, Porex's insurance policies must be renewed annually. Although Porex has been able to obtain adequate insurance coverage at an acceptable cost in the past and believes that it is adequately indemnified for products manufactured by others and distributed by it, Healtheon/WebMD cannot assure you that in the future Porex will be able to obtain this insurance at an acceptable cost or be adequately protected by this indemnification.

CAREINSITE

     Both CareInsite and Healtheon/WebMD provide innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. As a result, the businesses of CareInsite are subject to the same risks as Healtheon/WebMD described above, as well as the risks described below.

     The market for CareInsite's services is unproven

     CareInsite is a development stage company. CareInsite is developing and intends to deploy an Internet-based network for interactive use by physicians, payers, suppliers and patients. CareInsite only recently began to generate revenue. CareInsite's business model contemplates generating a significant portion of its revenue from payers and suppliers who are expected to pay initial set-up and ongoing maintenance fees associated with organizing, loading and maintaining their content and transaction fees associated with the processing of healthcare transactions. CareInsite also expects to generate revenue from physicians who are expected to pay a monthly fee for access to a range of services. However, the market for CareInsite's services is unproven. These factors make it difficult to evaluate CareInsite's business and prospects. CareInsite has incurred substantial operating losses since its inception and there can be no assurance that CareInsite's business will generate significant revenues or profitability in the future.

     Achieving market acceptance for CareInsite's services will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. There can be no assurances that CareInsite will be able to succeed in positioning its services as a preferred method for healthcare e-commerce or that any pricing strategy that CareInsite develops will be economically viable or acceptable to the market.

     CareInsite will not become profitable unless it achieves sufficient levels of physician penetration

     CareInsite's business model depends on its ability to generate usage by a large number of physicians with a high volume of healthcare transactions and to sell healthcare e-commerce services to payers and other healthcare constituents. The acceptance by physicians of CareInsite's transaction, messaging and content services will require adoption of new methods of conducting business and exchanging information. CareInsite cannot assure you that physicians will integrate CareInsite's services into their office workflow, or that the healthcare market will accept its services as a replacement for traditional methods of conducting healthcare transactions. Failure to achieve broad physician penetration or to successfully contract with healthcare participants would have a material adverse effect on CareInsite's business prospects.

     Development and deployment of CareInsite services will take longer and cost more than previously expected

     In connection with the agreements with respect to the mergers entered into in February 2000, CareInsite made strategic decisions, in light of the pending merger with Healtheon/WebMD, including decisions to delay deployment of some of its healthcare e-commerce services and decisions not to develop or acquire additional clearinghouse capabilities and technologies that would be duplicative of assets at Healtheon/WebMD. During the period of delay, CareInsite has been conducting a review of its systems and applications to determine, among other things, what additional efforts are required to fully develop services for broad deployment to customers. As part of this review, CareInsite is also evaluating

        - the possible integration of its technology with Healtheon/WebMD's technology if the mergers are completed

        - the recently acquired technology assets of Provider Technology Group from Blue Cross Blue Shield of Massachusetts and the possible integration of those assets into CareInsite's overall technology platform

        - the unique requirements of existing customers and potential customers with whom CareInsite is currently in discussions

        - the limited availability of cost-effective, high-speed Internet connections into physicians' offices in CareInsite's target geographic markets to assess any potential impact that any of these factors may have on its development efforts. As a result of these factors and risks and uncertainties described herein and in CareInsite's annual report on Form 10-K for the fiscal year ended June 30, 1999, CareInsite believes that the development and deployment of some of its services will take longer and cost more than previously expected.

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

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect management's current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Healtheon/WebMD, Medical Manager or CareInsite to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this proxy statement/prospectus.

     In addition to the risk factors described in the preceding section, the following important risks and uncertainties could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

     - the mergers not being completed

     - expected benefits from the mergers not being fully realized or not being realized within the expected time frames

     - the failure to achieve sufficient levels of physician utilization and market acceptance of the combined company's services

     - the inability to quickly and successfully deploy the combined company's applications

     - general economic or business conditions affecting the Internet and healthcare communications industries being less favorable than expected

     - regulatory authorities making adverse determinations regarding the mergers.

     These factors and the risk factors described in the preceding section are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in the proxy statement/prospectus are made only as of the date of this proxy statements/prospectus and under section 27A of the Securities Act and section 21E of the Exchange Act. We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results will be achieved.

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

                       THE HEALTHEON/WEBMD ANNUAL MEETING

DATE, TIME AND PLACE OF HEALTHEON/WEBMD'S ANNUAL MEETING

                               September 12, 2000
                            9:30 a.m., Eastern time
                               Alston & Bird LLP
                              One Atlantic Center
                          The Gaines Room, 42nd Floor
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

PURPOSE OF THE ANNUAL MEETING

     The purpose of the Healtheon/WebMD annual meeting is:

     1. To consider and vote on a proposal to approve and adopt the Medical Manager merger agreement, as amended, and the Medical Manager merger, pursuant to which Medical Manager will be merged with and into Healtheon/WebMD and 2.5 shares of Healtheon/WebMD common stock will be exchanged for each outstanding share of Medical Manager common stock.

     2. To consider and vote on the issuance of 1.3 shares of Healtheon/WebMD common stock for each outstanding share of CareInsite common stock not owned by Avicenna in the merger of CareInsite with and into Avicenna, a wholly owned subsidiary of Medical Manager which, as a result of the Medical Manager merger, will become a wholly owned subsidiary of Healtheon/WebMD.

     3. To elect the following three Class II directors of Healtheon/WebMD, each to serve a three-year term, or until his or her successor has been elected and qualified or until his or her earlier resignation or removal:

                U. Bertram Ellis, Jr.
                Dennis B. Gillings
                Charles G.V. Stevens

     4. To consider and vote on an amendment to Healtheon/WebMD's certificate of incorporation to change the corporate name of Healtheon/WebMD to WebMD Corporation.

     5. To consider and vote on Healtheon/WebMD's 2000 long-term incentive plan, pursuant to which 5,000,000 shares of common stock will be reserved for issuance, which number will be increased to 10,000,000 if the Medical Manager and CareInsite mergers are completed on or prior to December 31, 2000.

     6. To consider and vote upon an amendment to Healtheon/WebMD's 1998 employee stock purchase plan, if the Medical Manager and CareInsite mergers are completed, to:

        - increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares

        - change the formula for annually increasing the number of shares available to be issued under the plan.

     7. To transact any other business that properly comes before the meeting or any adjournments or postponements thereof.

     The Medical Manager merger and the issuance of common stock pursuant to the CareInsite merger are conditioned upon, among other things, the approval of the related proposals by the stockholders of Medical Manager, CareInsite and Healtheon/WebMD. Healtheon/WebMD will not increase the number of shares available for issuance under the 1998 employee stock purchase plan or change the formula for annually increasing the number of shares available under that plan unless the mergers are approved. The other proposals are independent and not conditioned upon one another or the proposals related to the mergers.

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

RECOMMENDATIONS OF THE HEALTHEON/WEBMD BOARD OF DIRECTORS

     Healtheon/WebMD's board of directors unanimously recommends a vote FOR the Medical Manager merger and FOR the issuance of shares of Healtheon/WebMD common stock to the stockholders of CareInsite pursuant to the CareInsite merger. Healtheon/WebMD's board also recommends a vote FOR the election of each of the nominees as directors, FOR the amendment to the certificate of incorporation, FOR the 2000 long-term incentive plan and FOR the amendment to the 1998 employee stock purchase plan.

RECORD DATE AND OUTSTANDING SHARES

     The Healtheon/WebMD board of directors has fixed the close of business on August 3, 2000 as the record date for the determination of the Healtheon/WebMD stockholders entitled to notice of and to vote at the Healtheon/WebMD annual meeting. Only holders of record of Healtheon/WebMD common stock and preferred stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 240,192,793 shares of Healtheon/WebMD common stock outstanding and entitled to vote, including shares issuable upon conversion of Healtheon/WebMD preferred stock, held of record by approximately 1,260 stockholders, although Healtheon/WebMD has been informed that there are in excess of 118,000 beneficial owners of its common stock. The holders of the shares of Healtheon/WebMD preferred stock vote together as a single class on an as if converted to common stock basis with the holders of the common stock.

VOTE AND QUORUM REQUIRED

     Holders of Healtheon/WebMD's common stock are entitled to one vote for each share held as of the record date. Holders of Healtheon/WebMD's preferred stock are entitled to one vote for each share of common stock into which the preferred stock they hold is convertible as of the record date. Votes may be cast either in person or by properly executed proxy.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Healtheon/WebMD entitled to vote at the Healtheon/WebMD annual meeting is necessary to constitute a quorum at the annual meeting. Shares of holders that vote or abstain from voting, in person or by proxy, and broker non-votes will all be treated as shares that are present at the Healtheon/WebMD annual meeting for purposes of determining whether a quorum exists.

     Approval of the proposal relating to the Medical Manager merger and of the amendment to the certificate of incorporation requires the affirmative vote of a majority of the shares of common stock and preferred stock of Healtheon/WebMD, voting together as a single class with the preferred stock voting on an as if converted to common stock basis, outstanding as of the record date. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against the merger proposal.

     Approval of the proposals relating to the CareInsite merger, the 2000 long-term incentive plan and the amendment to the 1998 employee stock purchase plan requires the affirmative vote of a majority of the outstanding shares of Healtheon/WebMD present in person or by proxy and entitled to vote at the meeting. Abstentions will be treated as shares that are present and entitled to vote, but will not be counted as a vote in favor of either of these proposals. Accordingly, an abstention will have the same effect as a vote against that proposal. Broker non-votes will not be considered as present with respect to either proposal and, thus, will have no impact on the outcome of the vote with respect to either proposal. Election of directors is by a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will not be counted in favor of any nominee and instructions to withhold authority for any nominee will not be counted in favor of any nominee.

     On the record date, directors and executive officers of Healtheon/WebMD as a group beneficially owned 29,850,249 shares of the Healtheon/WebMD common stock outstanding. Executive officers, directors and major stockholders of Healtheon/WebMD holding approximately 40.9% of the shares outstanding and entitled to vote have entered into voting agreements with Medical Manager and CareInsite that obligate them to vote in favor of the approval of the Healtheon/WebMD proposals relating to the Medical Manager merger and the CareInsite merger.

PROXIES

     The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Healtheon/WebMD board of directors for use at the annual meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Healtheon/WebMD. All properly signed proxies that Healtheon/WebMD receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the proposals relating to the Medical Manager merger and the CareInsite merger and the other proposals to be voted upon at the annual meeting. Healtheon/WebMD stockholders may revoke their proxy at any time before it is exercised at the meeting by taking any of the following actions:

     - delivering to the secretary of Healtheon/WebMD, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked

     - signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting, or

     - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

     Please note, however, that if a Healtheon/WebMD stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares.

     Healtheon/WebMD's board of directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their best judgment.

EXPENSES OF PROXY SOLICITATION

     Healtheon/WebMD will pay the expenses of soliciting proxies from its stockholders to be voted at the annual meeting. The cost of preparing and mailing this proxy statement/prospectus to Healtheon/WebMD stockholders, Medical Manager stockholders and CareInsite stockholders will be paid one-half by Healtheon/WebMD and one-half by Medical Manager and CareInsite. Following the original mailing of the proxies and other soliciting materials, Healtheon/WebMD and its agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from Healtheon/WebMD stockholders by directors, officers and employees of Healtheon/WebMD in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of the proxies and other soliciting materials, Healtheon/WebMD will request brokers, custodians, nominees and other record holders of Healtheon/WebMD common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Healtheon/WebMD common stock and to request authority for the exercise of proxies. In these cases, Healtheon/WebMD, upon the request of the record holders, will reimburse these holders for their reasonable expenses. Healtheon/WebMD has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Healtheon/WebMD annual meeting at a cost of approximately $8,000 plus reimbursement of out-of-pocket expenses.

NO APPRAISAL RIGHTS

     Holders of Healtheon/WebMD common stock and preferred stock are not entitled to dissenters' rights or appraisal rights with respect to the proposals to be considered at the meeting.

INDEPENDENT AUDITORS

     Healtheon/WebMD's board of directors has selected the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of Healtheon/WebMD for the fiscal year ending December 31, 2000. Representatives of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                      THE MEDICAL MANAGER SPECIAL MEETING

DATE, TIME AND PLACE OF MEDICAL MANAGER'S SPECIAL MEETING

                               September 12, 2000
                            9:30 a.m., Eastern time
                              The St. Regis Hotel
                               Fontainbleau Room
                              Two East 55th Street
                            New York, New York 10022

PURPOSE OF THE SPECIAL MEETING

     The purpose of the Medical Manager stockholders' special meeting is to consider and vote upon a proposal to approve the merger of Medical Manager with and into Healtheon/WebMD and to adopt the Agreement and Plan of Merger, dated as of February 13, 2000, between Medical Manager and Healtheon/WebMD, as amended on June 18, 2000.

RECOMMENDATION OF THE MEDICAL MANAGER BOARD OF DIRECTORS

     The Medical Manager board of directors has unanimously approved the Medical Manager merger and recommends a vote FOR approval of the Medical Manager merger agreement.

RECORD DATE AND OUTSTANDING SHARES

     The Medical Manager board of directors has fixed the close of business on August 3, 2000 as the record date for the determination of the Medical Manager stockholders entitled to notice of and to vote at the Medical Manager special meeting. Accordingly, only holders of record of Medical Manager common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were 40,806,343 shares of Medical Manager common stock outstanding and entitled to vote, held by approximately 320 holders of record.

VOTE AND QUORUM REQUIRED

     Holders of Medical Manager's common stock are entitled to one vote for each share held as of the record date, which may be cast either in person or by properly executed proxy.

     The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Medical Manager common stock entitled to vote at the Medical Manager special meeting is necessary to constitute a quorum at the special meeting. Shares of Medical Manager common stock that vote or abstain from voting, in person or by proxy, and broker non-votes will all be treated as shares that are present at the Medical Manager special meeting for purposes of determining whether a quorum exists.

     Approval of the proposal to be voted upon by Medical Manager stockholders requires the affirmative vote of a majority of the outstanding shares of common stock of Medical Manager as of the record date. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against the merger proposal.

     On the record date, directors and executive officers of Medical Manager as a group beneficially owned 10,798,795 shares of Medical Manager common stock entitled to vote at the special meeting. Executive officers and directors of Medical Manager holding approximately 26.4% of the shares entitled to vote at the special meeting have entered into voting agreements with Healtheon/WebMD that obligate them to vote in favor of approval of the merger proposal.

PROXIES

     The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Medical Manager board of directors for use at the special meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Medical Manager. All properly signed proxies that

Medical Manager receives prior to the vote at the special meeting and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the Medical Manager merger.

     You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

     - delivering to the secretary of Medical Manager, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked

     - signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting

     - attending the meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

     Medical Manager's board of directors does not know of any matter that is not referred to herein to be presented for action at the special meeting. If any other matters are properly presented at the Medical Manager special meeting for consideration, including, among other things, consideration of a motion to adjourn the special meeting to another time and/or place, including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Medical Manager merger, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

EXPENSES OF PROXY SOLICITATION

     Medical Manager will pay the expenses of soliciting proxies from its stockholders to be voted at the special meeting. The cost of preparing and mailing this proxy statement/prospectus to Medical Manager stockholders, CareInsite stockholders and Healtheon/WebMD stockholders will be paid one-half by Medical Manager and CareInsite and one-half by Healtheon/WebMD. Following the original mailing of the proxies and other soliciting materials, Medical Manager and its agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from Medical Manager stockholders by directors, officers and employees of Medical Manager in person or by telephone, telegram or other means of communication. These officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of the proxies and other soliciting materials, Medical Manager may request brokers, custodians, nominees and other record holders of Medical Manager common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Medical Manager common stock and to request authority for the exercise of proxies. In these cases, Medical Manager upon the request of the record holders, will reimburse these holders for their reasonable expenses. Medical Manager has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Medical Manager special meeting at a cost of approximately $9,000 plus reimbursement of out-of-pocket expenses.

NO APPRAISAL RIGHTS

     Holders of Medical Manager common stock are not entitled to dissenters' rights or appraisal rights with respect to the proposal to be considered at the special meeting.

                         THE CAREINSITE SPECIAL MEETING

DATE, TIME AND PLACE OF CAREINSITE'S SPECIAL MEETING

                               September 12, 2000
                            10:00 a.m., Eastern time
                              The St. Regis Hotel
                               Fontainbleau Room
                              Two East 55th Street
                            New York, New York 10022

PURPOSE OF THE SPECIAL MEETING

     The purpose of the CareInsite stockholders' special meeting is to consider and vote upon a proposal to approve the merger of CareInsite with and into Avicenna, which, as a result of the Medical Manager merger, will have become a wholly owned subsidiary of Healtheon/WebMD, and to adopt the Agreement and Plan of Merger, dated as of February 13, 2000, among CareInsite, Avicenna and Healtheon/WebMD, as amended on June 18, 2000, and to ratify and approve the CareInsite, Inc. 1999 Director Stock Option Plan. The proposal to approve the CareInsite merger and merger agreement and the proposal to ratify and approve the CareInsite, Inc. 1999 Director Stock Option Plan are independent and not conditioned upon one another.

RECOMMENDATIONS OF THE CAREINSITE BOARD OF DIRECTORS AND SPECIAL COMMITTEE

     The CareInsite board of directors, after receiving the unanimous recommendation of a special committee of the board of directors comprised entirely of independent directors, has unanimously approved the CareInsite merger and recommends a vote FOR approval of the CareInsite merger agreement.

     CareInsite's board of directors created the special committee, which consists of three directors who are not employed by or affiliated with CareInsite, Medical Manager or Healtheon/WebMD, other than as directors of CareInsite, to act solely on behalf of the CareInsite stockholders other than Medical Manager and its subsidiaries for the purposes of negotiating and determining whether to recommend the CareInsite merger. For more information regarding the special committee, see "The Mergers -- Background of the mergers" and "The Mergers -- Reasons for the mergers and recommendations of the boards of directors -- CareInsite" on page 46 and page 56, respectively.

     The CareInsite board of directors has unanimously approved the CareInsite, Inc. 1999 Director Stock Option Plan and recommends a vote FOR ratification and approval of this proposal.

RECORD DATE AND OUTSTANDING SHARES

     The CareInsite board of directors has fixed the close of business on August 3, 2000 as the record date for the determination of the CareInsite stockholders entitled to notice of and to vote at the CareInsite special meeting. Accordingly, only holders of record of CareInsite common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were 75,605,837 shares of CareInsite common stock outstanding and entitled to vote, held by approximately 30 holders of record.

VOTE AND QUORUM REQUIRED

     Holders of CareInsite's common stock are entitled to one vote for each share held as of the record date, which may be cast either in person or by properly executed proxy.

     The presence, in person or by properly executed proxy, of the holders of a majority of the shares of CareInsite common stock entitled to vote at the CareInsite special meeting is necessary to constitute a quorum at the special meeting. Shares of CareInsite common stock that vote or abstain from voting, in person or by proxy, and broker non-votes will all be treated as shares that are present at the CareInsite special meeting for purposes of determining whether a quorum exists.

     Approval of the merger and adoption of the merger agreement by CareInsite stockholders requires the affirmative vote of a majority of the outstanding shares of common stock of CareInsite as of the record date. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal.

     Approval of the CareInsite, Inc. 1999 Director Stock Option Plan by CareInsite stockholders requires the affirmative vote of a majority of the shares of CareInsite common stock present, in person or by proxy, and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote, but will not be counted as a vote in favor of this proposal. Accordingly, an abstention will have the same effect as a vote against this proposal. Broker non-votes will not be considered as present with respect to this proposal and, thus, will have no impact on the outcome of the vote with respect to this proposal. Medical Manager, in its capacity as majority stockholder of CareInsite, agreed to vote in favor of this plan. Accordingly, we expect that this proposal will be approved by the stockholders of CareInsite even if no other stockholder of CareInsite votes in favor of it.

     On the record date, directors and executive officers of CareInsite as a group may be deemed to have beneficially owned 241,900 shares of CareInsite common stock. Major stockholders of CareInsite holding approximately 84.8% of the shares entitled to vote have entered into voting agreements with Healtheon/WebMD that obligate them to vote in favor of approval of CareInsite proposals relating to the merger.

     Medical Manager and Avicenna, a wholly owned subsidiary of Medical Manager, which own approximately 67.4% of CareInsite's common stock, have agreed to vote in favor of the CareInsite merger. Cerner, which owns approximately 17.4% of CareInsite's common stock, has also agreed to vote in favor of the CareInsite merger. Therefore, we expect that the CareInsite merger will be approved by the stockholders of CareInsite even if no other stockholder of CareInsite votes in favor of it.

PROXIES

     The proxy accompanying this proxy statement/prospectus is solicited on behalf of the CareInsite board of directors for use at the special meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to CareInsite. All properly signed proxies that CareInsite receives prior to the vote at the special meeting and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the CareInsite merger and the director stock option plan.

     You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

     - delivering to the secretary of CareInsite, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked

     - signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting

     - attending the meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

     CareInsite's board of directors does not know of any matter that is not referred to herein to be presented for action at the special meeting. If any other matters are properly presented at the CareInsite special meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time and/or place, including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

EXPENSES OF PROXY SOLICITATION

     CareInsite will pay the expenses of soliciting proxies from its stockholders to be voted at the special meeting. The cost of preparing and mailing this proxy statement/prospectus to CareInsite stockholders, Medical Manager stockholders and Healtheon/WebMD stockholders will be paid one-half by CareInsite and Medical Manager and one-half by Healtheon/WebMD. Following the original mailing of the proxies and other soliciting materials, CareInsite and its agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from CareInsite stockholders by directors, officers and employees of CareInsite in person or by telephone, telegram or other means of communication. These officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of the proxies and other soliciting materials, CareInsite may request brokers, custodians, nominees and other record holders of CareInsite common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of CareInsite common stock and to request authority for the exercise of proxies. In these cases, CareInsite, upon the request of the record holders, will reimburse these holders for their reasonable expenses.

APPRAISAL RIGHTS

     Holders of CareInsite common stock are not entitled to dissenters' rights or appraisal rights with respect to the proposals to be considered at the special meeting. The holder of CareInsite preferred stock is entitled to appraisal rights under Delaware law.

                                  THE MERGERS

     This section of the proxy statement/prospectus describes the proposed mergers. While we believe that the description covers the material terms of the mergers and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the mergers.

BACKGROUND OF THE MERGERS

     In the spring of 1999, Mr. Jeffrey T. Arnold, WebMD's Chief Executive Officer, called Mr. Martin J. Wygod, Chairman of Medical Manager, then called Synetic, Inc., to discuss the possibility of a business combination between WebMD and Medical Manager. On May 3, 1999, WebMD and Medical Manager entered into a confidentiality agreement prior to further discussions between the parties. Healtheon Corporation and MedE America later executed letter agreements pursuant to which they each agreed to be bound by the terms of the confidentiality agreement between WebMD and Medical Manager to the same extent as WebMD. On May 20, 1999, Healtheon and WebMD entered into a merger agreement that was closed on November 11, 1999, along with the business combinations with MedE America and Medcast. Healtheon was the surviving corporation and changed its name to Healtheon/WebMD Corporation. On July 29, 1999, Synetic completed its acquisition of Medical Manager, and changed its name to Medical Manager Corporation.

     In late July through early August 1999, senior management of WebMD, Healtheon and Medical Manager, together with their legal advisors and Healtheon/WebMD's financial advisors, held a series of meetings and began preliminary due diligence investigations of one another concerning a potential business combination among the companies. These discussions and other activities were terminated by mid-August 1999 due to the inability of the parties to reach any preliminary understanding on the financial terms of a business combination and the desire of Healtheon and WebMD to focus on the consummation of their merger.

     Following the closing of the merger of Healtheon and WebMD and several subsequent transactions by Healtheon/WebMD, including its agreement on January 22, 2000 to acquire Envoy and its private placement on January 26, 2000 to Janus Capital Corporation of 15 million shares of common stock for $930 million, Mr. Arnold, Healtheon/WebMD's Chief Executive Officer, called Mr. Wygod, Medical Manager's Chairman, on February 3, 2000, to determine whether Medical Manager would be interested in commencing discussions regarding a possible business combination between Healtheon/WebMD and Medical Manager. On February 7, 2000, Medical Manager and Healtheon/WebMD entered into a letter agreement pursuant to which they agreed that the confidentiality agreement executed by WebMD and Medical Manager in May 1999, as extended by the letter agreements with Healtheon and MedE America, would remain in full force and effect and apply to the confidential disclosure of information between the parties during any current discussions regarding a possible combination. On February 8, 2000, Mr. Arnold, together with Mr. W. Michael Long, Healtheon/WebMD's Chairman, and other members of Healtheon/WebMD's senior management, met in New York with Mr. Wygod and other members of Medical Manager's and CareInsite's senior management to discuss a possible business combination. At this meeting, the parties discussed a general outline of possible financial terms of the acquisition of Medical Manager by Healtheon/WebMD at a fixed exchange ratio in the range of 1.6 to 1.7 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock.

     On February 9, 2000, senior management of Healtheon/WebMD, Medical Manager and CareInsite met in New York together with their legal and financial advisors to conduct due diligence and begin the process of negotiating the terms of the transaction. The negotiations and due diligence process, which included review of documents, both in New York and in Charlotte, North Carolina, and meetings with executives and professional advisors of Healtheon/WebMD, Medical Manager and CareInsite, continued through the signing of the merger agreements.

     On February 10, 2000, Mr. Arnold informed Mr. Wygod that Healtheon/WebMD would not be interested in acquiring Medical Manager unless it could concurrently acquire all of the capital stock of CareInsite not owned by Medical Manager, and that Healtheon/WebMD was prepared to make a proposal to acquire CareInsite. That evening, Mr. Wygod informed the board of directors of CareInsite that Healtheon/WebMD would not acquire Medical Manager unless it could also acquire CareInsite. The board of directors of CareInsite then appointed a special committee consisting of outside directors Dr. Mark J. Adler, Mr. Lawrence A. Rader and Mr. Joseph E. Smith to consider any acquisition proposal submitted by Healtheon/WebMD. On Friday, February 11, 2000, senior management of Healtheon/WebMD, Medical Manager and CareInsite and their respective financial and legal advisors continued their discussions and due diligence reviews concerning the proposed transactions. Early in the afternoon, the special committee engaged Davis Polk & Wardwell as its counsel and selected Banc of America Securities to advise it on any Healtheon/WebMD acquisition proposal. Also on February 11, 2000, Medical Manager executed an engagement letter with Merrill Lynch, Pierce, Fenner & Smith to act as its financial advisor.

     Later in the afternoon on February 11, 2000, the special committee's financial and legal advisors began the review of drafts of the merger agreement and commenced their due diligence reviews. That evening the senior management of each of Healtheon/WebMD, Medical Manager and CareInsite made presentations concerning their respective businesses and the rationale for the proposed transactions to the members of the special committee and representatives of its financial and legal advisors.

     The due diligence reviews and negotiations concerning the merger agreement and other documentation for the proposed transactions continued throughout the day on Saturday, February 12, 2000. The special committee held a meeting shortly before noon at with its financial and legal advisors which Davis Polk & Wardwell described to the special committee the principal terms of the draft merger agreement and the special committee instructed Davis Polk & Wardwell to begin to negotiate the terms of the agreements. Early in the afternoon, Healtheon/WebMD made proposals to each of the Medical Manager board and the CareInsite special committee that Healtheon/WebMD was prepared to enter into definitive merger agreements with each of Medical Manager and CareInsite pursuant to which Healtheon/WebMD would concurrently acquire Medical Manager in exchange for 1.65 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock and acquire CareInsite in exchange for 1.25 shares of Healtheon/WebMD common stock for each share of CareInsite common stock not owned by Medical Manager or a subsidiary of Medical Manager.

     After receiving the offer from Healtheon/WebMD, the special committee met with its financial and legal advisors and discussed the offer. Representatives of Davis Polk & Wardwell then reviewed with the members of the special committee their duties under Delaware law with respect to the offer. Later that evening the special committee held a meeting at which Davis Polk & Wardwell updated the special committee on the negotiations concerning the merger agreements and Banc of America presented its preliminary financial analysis of the offer received from Healtheon/WebMD. Over the course of the evening representatives of Banc of America Securities had a number of conversations with Healtheon/WebMD's financial advisor, the result of which was that Healtheon/WebMD offered to increase the exchange ratio in the CareInsite merger from 1.25 to 1.265.

     The next morning the special committee met with its financial and legal advisors and discussed Healtheon/WebMD's revised offer. After this discussion, a representative of the special committee's legal advisors proposed an exchange ratio of 1.35 to Healtheon/WebMD's counsel. Shortly thereafter, a member of the special committee and a representative of Davis Polk & Wardwell met with representatives of Healtheon/WebMD and its legal advisors and discussed the exchange ratio. In the course of this conversation, Healtheon/WebMD revised its offer by increasing the exchange ratio in the CareInsite merger from 1.265 to
1.3. Healtheon/WebMD informed the special committee that it was not prepared to recommend to its board an exchange ratio greater than 1.3, and its proposal of an exchange ratio of 1.3 in the CareInsite merger was contingent on Medical Manager agreeing to the exchange ratio of 1.65 being offered by Healtheon/WebMD in the Medical Manager merger. Throughout the day the parties and their respective financial and legal advisors continued to perform due diligence and negotiate the terms of the merger agreements and related documents.

     On February 13, 2000, Medical Manager executed engagement letters with Donaldson, Lufkin & Jenrette and UBS Warburg to act as its financial advisors and CareInsite executed an engagement letter with Banc of America. That afternoon, Medical Manager's board of directors and CareInsite's board of directors, including the members of the special committee, held a joint special meeting to discuss the proposed business combination with Healtheon/WebMD. At this meeting, Medical Manager's senior management and legal advisors and Merrill Lynch and DLJ made detailed presentations to the boards concerning their due diligence review of and negotiations with Healtheon/WebMD and Mr. Wygod and other members of Medical Manager's senior management discussed with the boards their views of various aspects of the proposed mergers. A representative of Shearman & Sterling

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

reviewed legal matters with the Medical Manager board and the CareInsite board, including the terms and conditions of the proposed merger agreements and other transaction agreements.

     After a discussion, the Medical Manager and CareInsite boards both recessed and the special committee met with its legal counsel and financial advisor and discussed the results of the negotiations with Healtheon/WebMD and the terms of the proposed merger agreements, voting agreements and other transaction agreements. At this meeting, representatives of Banc of America Securities presented an analysis of the financial terms of the proposed CareInsite merger and delivered its written opinion that the exchange ratio of 1.3 shares of common stock of Healtheon/WebMD for each outstanding share of common stock of CareInsite not held by Medical Manager and its subsidiaries was fair from a financial point of view to those holders of CareInsite common stock.

     Following these presentations and other discussions, the special committee by unanimous vote:

     - resolved that the CareInsite merger is consistent with and in furtherance of the long-term business strategy of CareInsite

     - resolved that the CareInsite merger and the other transactions contemplated by the CareInsite merger agreement are advisable

     - recommended that the stockholders of CareInsite approve and adopt the CareInsite merger agreement and the CareInsite merger

     - recommended that the board of directors of CareInsite approve the CareInsite merger agreement, the CareInsite merger and the other transactions contemplated by the CareInsite merger agreement.

After the conclusion of the special committee meeting, the meeting of the CareInsite board of directors reconvened and upon the unanimous recommendation of the special committee, the board of CareInsite by unanimous vote:

     - resolved to recommend that CareInsite's stockholders approve the CareInsite merger and merger agreement

     - approved the terms of the CareInsite merger

     - approved the CareInsite merger agreement, the voting agreements and related transaction agreements substantially in the form presented.

     After the conclusion of the CareInsite board of directors' meeting, the board of directors of Medical Manager reconvened. At that time, Merrill Lynch delivered to the Medical Manager board an oral opinion, subsequently confirmed in writing, to the effect that, as of February 13, 2000, the exchange ratio set forth in the Medical Manager merger agreement was fair from a financial point of view to the holders of Medical Manager common stock. Also at this time, DLJ delivered to the Medical Manager board its written opinion dated February 13, 2000, to the effect that as of that date, based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be received by the stockholders of Medical Manager pursuant to the Medical Manager merger agreement was fair to the stockholders of Medical Manager from a financial point of view.

     Following these presentations and other discussions, the Medical Manager board by unanimous vote:

     - resolved to recommend to the Medical Manager stockholders that they approve the Medical Manager merger and merger agreement

     - approved the terms of the Medical Manager merger

     - approved the Medical Manager merger agreement and related voting agreements and other transaction agreements substantially in the forms presented.

     On the evening of February 13, 2000, following the meetings of the board of directors of Medical Manager and CareInsite, the board of directors of Healtheon/WebMD met to consider the Medical Manager merger and the CareInsite merger. At the meeting, members of Healtheon/WebMD's senior management and financial and legal advisors discussed the results of the business, financial and legal due diligence performed by Healtheon/WebMD and its advisors on Medical Manager and CareInsite, the negotiations with these companies and terms of the proposed Medical Manager merger agreement, the CareInsite merger agreement, the voting agreements and the other related transaction agreements. At this meeting, representatives of Morgan Stanley
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

presented its financial analysis of the proposed transactions and gave their opinions, which opinions have been superceded and withdrawn in their entirety and shall not be relied upon for any purpose, that the exchange ratio of 1.65 shares of Healtheon/WebMD common stock for each outstanding share of common stock of Medical Manager provided for by the Medical Manager merger agreement was fair from a financial point of view to Healtheon/WebMD, and that the exchange ratio of 1.3 shares of Healtheon/WebMD common stock for each outstanding share of common stock of CareInsite not owned by Medical Manager provided for by the CareInsite merger agreement was fair from a financial point of view to Healtheon/WebMD. Healtheon/WebMD's board of directors reviewed drafts of the merger agreements, voting agreements and related transaction agreements and posed questions to representatives of management, Morgan Stanley and legal counsel regarding terms of the transaction. Following discussions, Healtheon/WebMD's board:

     - approved the Medical Manager merger and merger agreement

     - approved the CareInsite merger and merger agreement

     - approved the voting agreements and the other transaction agreements

     - approved the issuance of shares of Healtheon/WebMD common stock to stockholders of Medical Manager and CareInsite in the mergers

     - resolved to recommend to the Healtheon/WebMD stockholders approval of the Medical Manager merger, the CareInsite merger, the merger agreements and the issuance of Healtheon/WebMD common stock in the mergers

     - authorized the company's chairman to call a meeting of the Healtheon/WebMD stockholders as soon as reasonably possible following the effectiveness of the registration statement for the purpose of voting on the mergers.

     The Medical Manager merger agreement and the CareInsite merger agreement were executed following the board meetings. On the morning of February 14, 2000, the parties issued a joint press release announcing the Medical Manager and CareInsite mergers with Healtheon/WebMD.

     Commencing in March 2000, there occurred a broad decline in technology stocks, including stocks of Internet companies. The decline in the Internet healthcare sector was even more pronounced, as evidenced by the 61% decline in the price of Healtheon/WebMD from $59 per share on March 1, 2000 to $23 per share on March 31, 2000. As a result of the significant decline in Healtheon/WebMD stock price, from time to time since the decline commenced in March 2000, Mr. Wygod expressed concern to Messrs. Long and Arnold that despite having voting agreements from the holders of approximately 26% of the outstanding shares of common stock of Medical Manager, the stockholders of Medical Manager might not approve the Medical Manager merger by the majority vote required under Delaware law. During this time, additional due diligence was conducted and inconclusive discussions were held concerning the appropriateness of a change in the terms of the mergers. At its meeting on May 12, 2000, the board of directors of Healtheon/WebMD appointed a special committee, consisting of Messrs. Clark, Doerr and Gleacher, to advise management in addressing the continuing concerns raised by Mr. Wygod in order to make the consummation of the mergers more certain. Representatives of Medical Manager and CareInsite from time to time updated the CareInsite special committee, its counsel and its financial advisor regarding the status of these ongoing discussions and related developments and the CareInsite special committee held a number of meetings during this period to discuss these developments.

     On May 18 and 19, Messrs. Long and Arnold, other senior executives of Healtheon/WebMD, and representatives from its financial and legal advisors met with Mr. Wygod, other senior executives of Medical Manager and CareInsite, and representatives from their financial and legal advisors and the CareInsite special committee's financial advisor at the offices of Morgan Stanley in New York City. During this meeting the parties updated their financial, business and legal due diligence. On May 19, 2000, Mr. Wygod proposed to Messrs. Long and Arnold that the Medical Manager merger agreement be amended to provide for:

     - an increase in the exchange ratio from 1.65 to 3.0 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock

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

     - an initial board consisting of an equal number of Healtheon/WebMD designees and Medical Manager designees, plus Dennis B. Gillings, the Chairman and Chief Executive Officer of Quintiles

     - Mr. Long to serve as Chairman, Mr. Arnold and Mr. Wygod to serve as Co-Chief Executive Officers, and Mr. Rich to serve as President of the combined company.

Messrs. Long and Arnold agreed that Healtheon/WebMD and its financial advisor, Morgan Stanley, would consider this proposal and develop a separate proposal to present to CareInsite's special committee.

     Discussions and due diligence continued over the next several weeks. On June 10, 2000, Messrs. Long and Arnold agreed with Mr. Wygod, subject to negotiation of the terms of definitive amendments to the Medical Manager merger agreement and CareInsite merger agreement and related transaction documents, that they would recommend to their respective boards an amendment to the Medical Manager merger agreement that would provide for an exchange ratio of 2.5 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock and the board composition and executive positions proposed by Mr. Wygod on May 19, 2000. On June 11, 2000, Healtheon/WebMD's management proposed to the CareInsite special committee that the exchange ratio for the CareInsite merger be reduced from 1.3 to 1.1 shares of Healtheon/WebMD common stock for each share of CareInsite common stock not owned by Medical Manager.

     The CareInsite special committee met with its financial and legal advisors on June 11, 2000 and counsel for the CareInsite special committee reviewed the terms of the written proposal made by Healtheon/WebMD. The CareInsite special committee directed its advisors to obtain additional information from Healtheon/WebMD and its advisors regarding the proposal. After the advisors to the CareInsite special committee obtained additional information, on the evening of June 12, 2000, the CareInsite special committee considered the Healtheon/WebMD proposal and directed its advisors to negotiate specified changes to the proposal, including that the CareInsite exchange ratio be increased from 1.3 to 1.6. After discussions with the advisors to the CareInsite special committee, on June 13, 2000, representatives of Healtheon/WebMD made a revised proposal to the CareInsite special committee that included a 1.3 exchange ratio, but proposed to eliminate the $50 million aggregate payments due to CareInsite from Healtheon/WebMD under limited circumstances. The CareInsite special committee, after meeting with its financial and legal advisors, requested a 1.35 exchange ratio or, in the alternative, a 1.3 exchange ratio with the payments continuing without modification. On June 15, 2000, Healtheon/WebMD responded that an exchange ratio of 1.3 would be acceptable and that the payments could remain in effect, but had to be deferred until November 30, 2000, and the subsequent quarterly payments delayed until February 28, 2001, May 31, 2001 and August 31, 2001.

     The CareInsite special committee met with its legal counsel and financial advisor to discuss Healtheon/WebMD's response and requested that senior management of CareInsite meet with the CareInsite special committee to discuss the proposed amendment to the payment schedule. The next day, the CareInsite special committee held a meeting to further discuss Healtheon/WebMD's response. Mr. Wygod attended this meeting and participated in a discussion of the proposed amendment to the payment schedule.

     On June 18, 2000, Medical Manager's board of directors held a special meeting to discuss the proposed amendment to the terms of the business combination with Healtheon/WebMD. At this meeting, Medical Manager's senior management and legal advisors made detailed presentations to the board concerning their due diligence review of Healtheon/WebMD and their negotiations with Healtheon/WebMD. Mr. Wygod and other members of Medical Manager's senior management also discussed with the board their view of the various aspects of the proposed Medical Manager merger. Merrill Lynch then reviewed with the Medical Manager board its financial analysis of the exchange ratio provided for in the Medical Manager merger agreement and delivered to the Medical Manager board its opinion, which opinion was subsequently confirmed by delivery of a written opinion dated June 18, 2000, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the opinion, the exchange ratio set forth in the Medical Manager merger agreement was fair from a financial point of view to the holders of Medical Manager common stock. UBS Warburg then reviewed with the Medical Manager board its financial analysis of the exchange ratio provided for in the Medical Manager merger agreement and delivered to the Medical Manager board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated June 18, 2000, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the exchange ratio provided for in the Medical
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

Manager merger agreement was fair from a financial point of view to the holders of Medical Manager common stock.

     Following these presentations and other discussions, the Medical Manager board by unanimous vote:

     - resolved to recommend to the Medical Manager stockholders that they approve the Medical Manager merger and merger agreement

     - approved the amended terms of the Medical Manager merger

     - approved the Medical Manager merger agreement, as amended, and related voting agreements and other transaction agreements substantially in the forms presented.

     While the Medical Manager board meeting was in progress, the CareInsite special committee met with its financial and legal advisors and discussed the results of the negotiations with Healtheon/WebMD and the terms of the proposed amendments to the merger agreements and the agreement providing for the $50 million payment from Healtheon/WebMD to CareInsite. At this meeting, representatives of Banc of America Securities presented an analysis of the financial terms of the proposed CareInsite merger and delivered its oral opinion, subsequently confirmed in writing, that the exchange ratio of 1.3 shares of common stock of Healtheon/WebMD for each outstanding share of common stock of CareInsite not held by Medical Manager and its subsidiaries was fair from a financial point of view to those holders of CareInsite common stock.

     Immediately after the special committee meeting, CareInsite's board of directors held a meeting to discuss the proposed amendment to the terms of the business combination with Healtheon/WebMD. At this meeting, CareInsite's senior management and financial and legal advisors made detailed presentations to the board concerning their updated due diligence review of Healtheon/WebMD and their negotiations with Healtheon/WebMD. Mr. Wygod and other members of CareInsite's senior management also discussed with the board their view of the various aspects of the proposed merger. The CareInsite board meeting then recessed and a meeting of the special committee was convened. After discussion, the special committee by unanimous vote:

     - resolved that the CareInsite merger is consistent with and in furtherance of the long-term business strategy of CareInsite

     - resolved that the CareInsite merger and the other transactions contemplated by the CareInsite merger agreement are advisable

     - recommended that the stockholders of CareInsite approve and adopt the CareInsite merger agreement and the CareInsite merger

     - recommended that the board of directors of CareInsite approve the CareInsite merger agreement, the CareInsite merger and the other transactions contemplated by the CareInsite merger agreement.

     The CareInsite board meeting then reconvened and the board then received the recommendation of the special committee. Banc of America Securities then summarized for the board the analysis of the financial terms of the CareInsite merger that it had presented earlier in the evening to the special committee.

     Following these presentations and other discussions, the CareInsite board by unanimous vote:

     - resolved to recommend to the CareInsite stockholders that they approve the CareInsite merger and merger agreement, as amended

     - approved the amended terms of the CareInsite merger

     - approved the CareInsite merger agreement, as amended, and related voting agreements and other transaction agreements substantially in the forms presented.

     On June 18, 2000, Healtheon/WebMD's board of directors held a special meeting to discuss the proposed amendments to the terms of its acquisitions of Medical Manager and CareInsite. At this meeting, Healtheon/WebMD's senior management and financial and legal advisors made detailed presentations to the board concerning their due diligence review of Medical Manager and CareInsite and their negotiations with Medical Manager and CareInsite. Morgan Stanley then gave to the Healtheon/WebMD board its opinion that, as of
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

June 18, 2000 and based on and subject to the assumptions, limitations and qualifications contained in its written opinion, the exchange ratios in the Medical Manager merger and CareInsite merger, taken together and not separately, were fair from a financial point of view to Healtheon/WebMD.

     Following these presentations and discussions and questions from the board, the Healtheon/WebMD board:

     - approved the amendments to the Medical Manager merger and merger agreement

     - approved the amendments to the CareInsite merger and merger agreement

     - approved the amendment to Healtheon/WebMD's certificate of incorporation to change the corporate name to WebMD Corporation

     - approved the amendments to Healtheon/WebMD's bylaws contemplated by the amendment to the Medical Manager merger agreement to be effective at the effective time of the mergers

     - ratified its approval of the issuance of shares of Healtheon/WebMD common stock to stockholders of Medical Manager and CareInsite in the mergers, as amended

     - ratified its resolution to recommend to the Healtheon/WebMD stockholders that they approve the Medical Manager merger and merger agreement and the CareInsite merger and merger agreement, each as amended

     - approved the registration statement/proxy statement, voting agreements and other transaction agreements substantially in the forms presented to the meeting.

REASONS FOR THE MERGERS AND RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Healtheon/WebMD

     At a meeting held on June 18, 2000, the Healtheon/WebMD board of directors considered presentations made by management and the opinion of Morgan Stanley to the effect that, as of June 18, 2000 and based on and subject to the assumptions, limitations and qualifications contained in its written opinion, the exchange ratios in the Medical Manager and CareInsite mergers, taken together and not separately, were fair from a financial point of view to Healtheon/WebMD. This opinion was considered together with the financial and other analyses presented to the Healtheon/WebMD board by Morgan Stanley. A description of the Morgan Stanley opinion and the material financial analyses considered by it in connection with its opinion are set forth in "Opinion of Morgan Stanley" on page 59. The board of directors of Healtheon/WebMD concluded that both the Medical Manager merger and the CareInsite merger were in the best interests of the stockholders of Healtheon/WebMD and resolved to recommend that the stockholders approve both of the mergers. The decision of the board of Healtheon/WebMD was based upon several potential benefits of the mergers, including the following, the order of which does not necessarily reflect their relative significance.

     - ACCELERATION OF PHYSICIAN ADOPTION OF THE HEALTHEON/WEBMD INTERNET-BASED PLATFORM. Healtheon/WebMD provides web-based healthcare information and services to facilitate connectivity among physicians, patients, payers and other healthcare industry participants. Medical Manager provides physician practice management information systems to approximately 185,000 physicians nationwide, giving effect to its acquisition of Physician Computer Network. Healtheon/WebMD believes that direct access to the approximately 185,000 physicians currently served by Medical Manager will accelerate physician adoption of its web-based healthcare services. Healtheon/WebMD intends to integrate its physician services with Medical Manager's practice management system because Healtheon/WebMD believes that physicians are more likely to adopt web-based services accessible in connection with the installed practice management system that they are currently using. Healtheon/WebMD expects to utilize the approximately 2,500 sales representatives of Medical Manager to migrate Medical Manager's existing physician customer base to Healtheon/WebMD's provider portal, WebMD Practice, to solicit new physician subscribers to WebMD Practice and to take advantage of cross-selling opportunities.

     - ENHANCEMENT OF PHYSICIAN PRODUCT AND SERVICE OFFERINGS. Healtheon/WebMD offers physicians online access to its provider portal, WebMD Practice, which provides physicians with administrative transaction services, medical news and research, continuing medical education credits, customized web sites and e-mail

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

       accounts, among other services. Healtheon/WebMD believes the clinical, administrative, financial and practice management services offered by Medical Manager and CareInsite will enhance its services offered through WebMD Practice and will attract and maintain a much broader range of physician subscribers.

     - ENHANCEMENT OF CONSUMER HEALTHCARE PORTAL. Healtheon/WebMD, through its consumer portal, WebMD Health, provides consumers with free health and wellness news and information, support communities, interactive tools and opportunities to purchase health-related products and services. CareInsite is currently developing Internet-based transaction, messaging and content services for consumers that Healtheon/WebMD believes will be complementary to WebMD Health and will allow Healtheon/WebMD to enhance its current consumer content and services and increase traffic on its consumer portal.

     - INCREASED TRANSACTION VOLUME. Healtheon/WebMD provides administrative transaction services to participants in the healthcare industry through Envoy and MedE America. Healtheon/WebMD expects its transaction volume to increase through its access to the physician practice management systems used by the approximately 185,000 physicians currently served by Medical Manager, some of whom may already be utilizing Healtheon/WebMD's or Envoy's services. Healtheon/WebMD intends to migrate these transactions to its web-based platform.

     - DIVERSIFICATION OF REVENUE STREAMS. Healtheon/WebMD's primary sources of revenues are anticipated to be derived from its network- and Internet-based administrative transaction services from healthcare payers and providers and from advertising, subscriptions, e-commerce, content license fees and carriage fees generated from its web site and co-branded web sites. A business combination with Medical Manager would create revenues from licensing of physician practice management systems and contribute to the achievement of profitability for the combined company.

     - ACCELERATION OF ACHIEVEMENT OF PROFITABILITY. Healtheon/WebMD has incurred significant net losses from operations since its inception. Healtheon/WebMD believes that the mergers will provide revenue growth opportunities by combining the companies' products and services while achieving significant expense savings and operating efficiencies through, among other things, the elimination of duplicative functions.

     - GREATER DEPTH OF MANAGEMENT TALENT. Healtheon/WebMD believes that the combined company will have a greater depth of management talent than any of the companies on its own.

     The Healtheon/WebMD board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the mergers, including:

     - the risk to Healtheon/WebMD's stockholders that the market value of Healtheon/WebMD's common stock, which has been volatile since Healtheon/WebMD's initial public offering, could decline significantly as a result of the mergers

     - the challenges of integrating the businesses of Healtheon/WebMD, Medical Manager and CareInsite and the attendant risk that the potential benefits sought in the mergers might not be fully realized

     - the possibility that the mergers might not be consummated

     - the effect of public announcement of the mergers on:

        -- Healtheon/WebMD's ability to expand its existing strategic relationships and attract new strategic partners and distribution channels

        -- Healtheon/WebMD's ability to attract and retain key management, sales and marketing and technical personnel.

     - the other risks associated with the mergers and with the businesses of the combined company described in "Risk Factors" on page 18.

     The above discussion of the information and factors considered by the Healtheon/WebMD board is not intended to be exhaustive but is believed to include all material factors considered by the board. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Healtheon/WebMD board, it did not find it practical to quantify, rank or otherwise assign relative or specific
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

weights to the factors considered. In addition, the Healtheon/WebMD board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but, rather, conducted an overall analysis of the factors described above, including discussions with Healtheon/WebMD's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Healtheon/WebMD board may have given different weight to different factors. The Healtheon/WebMD board considered all these factors as a whole and believed the factors supported its determination to approve the mergers. After taking into consideration all of the factors set forth above, Healtheon/WebMD's board concluded that each of the Medical Manager merger and the CareInsite merger was fair to, and in the best interests of Healtheon/WebMD and that Healtheon/WebMD should proceed with the mergers.

     AFTER CAREFULLY EVALUATING THESE FACTORS, BOTH POSITIVE AND NEGATIVE, THE BOARD OF DIRECTORS OF HEALTHEON/WEBMD DETERMINED AT ITS MEETING ON JUNE 18, 2000 THAT THE MEDICAL MANAGER MERGER AND THE CAREINSITE MERGER ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF HEALTHEON/WEBMD AND CONSISTENT WITH AND IN FURTHERANCE OF THE LONG-TERM BUSINESS STRATEGY OF HEALTHEON/WEBMD AND RECOMMENDS THAT THE STOCKHOLDERS OF HEALTHEON/WEBMD VOTE FOR APPROVAL AND ADOPTION OF THE MEDICAL MANAGER MERGER AGREEMENT AND THE MEDICAL MANAGER MERGER AND FOR APPROVAL OF THE ISSUANCE OF SHARES OF HEALTHEON/WEBMD COMMON STOCK TO THE STOCKHOLDERS OF CAREINSITE PURSUANT TO THE CAREINSITE MERGER.

     Medical Manager

     At a special meeting held on June 18, 2000, the Medical Manager board of directors unanimously concluded that the terms of the Medical Manager merger were fair to and in the best interests of Medical Manager and its stockholders. As a result, the Medical Manager board declared that the merger was advisable, unanimously approved the amended merger agreement and unanimously resolved to recommend that Medical Manager stockholders vote to approve the adoption of the merger agreement. In reaching this determination, the Medical Manager board of directors concluded that being a stockholder of a combination of Healtheon/WebMD, Medical Manager and CareInsite, on the terms provided under the amended Medical Manager merger agreement and the CareInsite merger agreement, represented a more favorable investment opportunity than being a stockholder of Medical Manager alone, after taking into account the risks inherent in each investment. In evaluating this investment opportunity, and in reaching its decision to recommend that Medical Manager's stockholders vote to approve and adopt the amended Medical Manager merger agreement, the Medical Manager board of directors considered the following:

     - historical and prospective information concerning Medical Manager's, CareInsite's and Healtheon/WebMD's respective businesses, financial performance and condition, operations, technology and management, including with respect to recently completed and pending acquisitions, including the acquisition of Envoy, and other transactions

     - the views of senior management of Medical Manager as to prospective information concerning Healtheon/WebMD's business, financial performance and condition, operations, technology and management, based upon Medical Manager's senior management's discussions with senior management and representatives of Healtheon/WebMD

     - the cash proceeds available to Healtheon/WebMD following the $930 million investment by Janus Capital Corporation, through its managed mutual funds, in Healtheon/WebMD common stock in January 2000

     - that the combined company's resources, technology, management and strategic relationships were expected to position the combined company to accomplish the shared goals of Medical Manager, CareInsite and Healtheon/WebMD of using the Internet to transform the information infrastructure of the U.S. healthcare system and to revolutionize the ways that physicians, payers, suppliers and patients communicate with each other

     - that the combined company was expected to be able to use more efficiently the resources that each party planned to allocate to development of services, to entry into strategic relationships and to marketing, with the potential for accelerating the achievement of the shared goals of the parties while reducing the total cost

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

     - that in addition to its significant healthcare transaction processing capabilities through Envoy and MedE America, Healtheon/WebMD had already achieved success in delivering healthcare content and online communities to consumers on the Internet through WebMD Health and that the combined company would benefit, in its other service offerings, from the brand recognition achieved by these content services and online communities

     - that the combination of Healtheon/WebMD, Medical Manager and CareInsite was expected to provide revenue growth opportunities by combining all of the companies' products and services while achieving significant expense savings through, among other things, the elimination of duplicative functions

     - the ability of CareInsite to implement its business plan and the risks and the uncertainties facing CareInsite, including the rapidly changing competitive landscape of the industry in which CareInsite operates and risks associated with CareInsite's future financial performance

     - the appointment of Martin J. Wygod as Co-Chief Executive Officer and Marvin P. Rich as President of the combined company and the structure of the board of directors of the combined company contemplated by the amended merger agreement, with an equal number of directors from Healtheon/WebMD and Medical Manager and one director from Quintiles

     - the fact that, after completion of the mergers, stockholders of Medical Manager would own 27%, stockholders of CareInsite, other than Medical Manager, would own 9%, and stockholders of Healtheon/WebMD would own 64% of the combined company's common stock

     - the June 18, 2000 opinion of Merrill Lynch that, as of the date of that opinion, the amended exchange ratio was fair from a financial point of view to the holders of Medical Manager's common stock and the financial analyses presented to the board by Merrill Lynch on June 18, 2000 in connection with the delivery of its opinion, see "Opinions of Medical Manager's financial advisors -- Opinion of Merrill Lynch" on page 68

     - the June 18, 2000 financial presentation of UBS Warburg to the Medical Manager board of directors, including its opinion as to the fairness from a financial point of view to the holders of Medical Manager common stock of the exchange ratio provided for in the Medical Manager merger agreement, as more fully described below in "Opinions of Medical Manager's financial advisors -- Opinion of UBS Warburg" on page 73

     - the interchange agreement entered into between Envoy and CareInsite and the amendment of the networked partner agreement entered into between Envoy and Medical Manager Health Systems, each of which would survive the termination of the CareInsite merger agreement or the Medical Manager merger agreement, see "Related Agreements -- Agreements regarding Envoy" on page 107

     - the obligation of Healtheon/WebMD to make payments aggregating $50,000,000 to each of Medical Manager and CareInsite, which would, under specified circumstances, survive the termination of the CareInsite merger agreement or the Medical Manager merger agreement, see "Related Agreements -- Agreements regarding Envoy" on page 107

     - the terms and conditions of the merger agreement, including termination fees and closing conditions

     - the expected treatment of the merger as a tax-free reorganization.

     In its deliberations concerning the mergers, the Medical Manager board of directors also considered certain potentially negative factors concerning the merger, including the following:

     - the possibility that the mergers may not be consummated and the potential adverse effect on Medical Manager's and CareInsite's business, operations and financial condition should it not be possible to consummate the mergers following the public announcement that the merger agreements had been entered into

     - that, in connection with the agreements with respect to the mergers entered into in February 2000, CareInsite made some strategic decisions in light of the pending mergers, including decisions to delay deployment of some of its healthcare e-commerce services and decisions not to develop or acquire additional clearinghouse capabilities and technologies that would be duplicative of assets at Healtheon/WebMD, which decisions would be continued following the amendment of the merger agreement

     - the volatility of the price of Healtheon/WebMD common stock in the past and the likelihood that it would continue, both before and after the completion of the mergers, to be volatile

     - the risk that the potential benefits of the mergers may not be realized

     - the risk that, notwithstanding the efforts of management of the combined company to retain them, key employees might not remain with the combined company

     - the other risks associated with the mergers and with the businesses of the combined company described in "Risk Factors" on page 18.

     The Medical Manager board also considered the existence of a special committee of the CareInsite board of directors, comprised entirely of independent directors, to act solely on behalf of the CareInsite stockholders other than Medical Manager and its subsidiaries for the purposes of negotiating and determining whether to recommend the CareInsite merger. See "Background of the mergers" on page 46.

     Based on the consideration of the factors enumerated above and other relevant matters, Medical Manager's board of directors unanimously determined that the merger, upon the terms and conditions set forth in the merger agreement, is in the best interests of Medical Manager and its stockholders.

     Because of the variety of factors considered in connection with its evaluation of the merger, the Medical Manager board of directors did not find in practicable to, and did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Medical Manager board of directors also considered presentations by, and consulted with, members of Medical Manager's management as well as its financial advisors and outside and inside legal counsel. The above discussion of the factors considered by Medical Manager's board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the Medical Manager board of directors.

     THE MEDICAL MANAGER BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MEDICAL MANAGER AND ITS STOCKHOLDERS, HAS DECLARED THE MERGER ADVISABLE, AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, THE MEDICAL MANAGER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MEDICAL MANAGER STOCKHOLDERS VOTE TO APPROVE THE ADOPTION OF THE MERGER AGREEMENT.

     CareInsite

     At a special meeting held on June 18, 2000, the CareInsite board of directors, after receiving the unanimous recommendation of a special committee of the board of directors comprised entirely of independent directors, unanimously concluded that the terms of the CareInsite merger, as amended, were fair to and in the best interests of CareInsite and its stockholders other than Medical Manager and its subsidiaries. As a result, the CareInsite board declared that the merger was advisable, unanimously approved the amended merger agreement and unanimously recommends that CareInsite stockholders vote to approve the adoption of the amended merger agreement.

     Special committee. In determining that the amended CareInsite merger agreement and the CareInsite merger are consistent with and in furtherance of the long-term business strategy of CareInsite and are advisable and that the special committee would recommend that the board of directors approve the amended CareInsite merger agreement and the CareInsite merger, the special committee concluded that being a stockholder of a combination of Healtheon/WebMD, CareInsite and Medical Manager, on the terms provided under the amended CareInsite merger agreement and the amended Medical Manager merger agreement, represented a more favorable investment opportunity than being a stockholder of CareInsite alone, after taking into account the risks inherent in each investment.

     In evaluating this investment opportunity, and in reaching its decision to recommend the CareInsite merger to the full CareInsite board of directors, the members of the special committee relied upon their knowledge of the business, financial condition and prospects of CareInsite as well as the advice of the special committee's financial and legal advisors. In particular, the special committee considered a number of factors, including the following:

     - historical and prospective information concerning CareInsite's, Medical Manager's and Healtheon/WebMD's respective businesses, financial performance and condition, operations, technology and management, including with respect to recently completed and pending acquisitions, including the acquisition of Envoy, and other transactions

     - the views of senior management of CareInsite as to certain prospective information concerning Healtheon/WebMD's business, financial performance and condition, operations, technology and management, based upon CareInsite's senior management's discussions with senior management and representatives of Healtheon/WebMD

     - the cash proceeds available to Healtheon/WebMD following the $930 million investment by Janus, through its managed mutual funds, in Healtheon/WebMD common stock in January 2000

     - that the combined company's resources, technology, management and strategic relationships were expected to position the combined company to accomplish the shared goals of CareInsite, Medical Manager and Healtheon/WebMD of using the Internet to transform the information infrastructure of the U.S. healthcare system and to revolutionize the ways that physicians, payers, suppliers and patients communicate with each other

     - that the combined company was expected to be able to use more efficiently the resources that each party planned to allocate to developing services, to entering into strategic relationships and to marketing, with the potential for accelerating the achievement of the shared goals of the parties while reducing the total cost

     - that in addition to its significant healthcare transaction processing capabilities through Envoy and MedE America, Healtheon/WebMD had already achieved success in delivering healthcare content and online communities to consumers on the Internet through WebMD Health and that the combined company would benefit, in its other service offerings, from the brand recognition achieved by these content services and online communities

     - that the combination of Healtheon/WebMD, Medical Manager and CareInsite was expected to provide revenue growth opportunities by combining all of the companies' products and services while achieving significant expense savings through, among other things, the elimination of duplicative functions

     - the ability of CareInsite to implement its business plan and the risks and uncertainties facing CareInsite, including the rapidly changing competitive landscape of the industry in which CareInsite operates and risks associated with CareInsite's future financial performance

     - the fact that the CareInsite merger agreement and the CareInsite merger were the product of arm's-length negotiation between Healtheon/WebMD and the special committee, and their respective advisors, and that no member of the special committee was employed by or affiliated with CareInsite, Medical Manager or Healtheon/WebMD, except as a director of CareInsite

     - the special committee's conclusion that, based on the negotiations between Healtheon/WebMD and the special committee and their respective advisors, the exchange ratio of 1.3 represented the highest exchange ratio that Healtheon/WebMD would be willing to pay in acquiring the CareInsite common stock not owned by Medical Manager and its subsidiaries

     - the appointment of Martin J. Wygod as Co-Chief Executive Officer and Marvin P. Rich as President of the combined company and the structure of the board of directors of the combined company contemplated by the merger agreements, with an equal number of directors from Healtheon/WebMD and Medical Manager and one director from Quintiles

     - the fact that, after completion of the mergers, stockholders of CareInsite, other than Medical Manager and its subsidiaries, would own 9%, stockholders of Medical Manager would own 27%, and stockholders of Healtheon/WebMD would own 64% of the combined company's common stock

     - the financial presentations by Banc of America Securities, the special committee's financial advisor, and Banc of America Securities' oral opinion delivered at the June 18, 2000 meeting of the special committee, subsequently confirmed in writing, that as of the date of the opinion and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the exchange ratio of 1.3 shares of Healtheon/WebMD common stock for each share of CareInsite common stock was fair from a financial point of view to CareInsite's stockholders, other than Medical Manager or its subsidiaries, see "Opinion of financial advisor to the special committee of CareInsite's board" on page 79

     - the interchange agreement entered into between Envoy and CareInsite and the amendment of the networked partner agreement entered into between Envoy and Medical Manager Health Systems, each of which would survive the termination of the CareInsite merger agreement or the Medical Manager merger agreement, see "Related Agreements -- Agreements regarding Envoy" on page 107

     - the obligation of Healtheon/WebMD to make payments aggregating $50,000,000 to CareInsite, which would, under specified circumstances, survive the termination of the CareInsite merger agreement or the Medical Manager merger agreement, see "Related Agreements -- Agreements regarding Envoy" on page 107

     - the terms and conditions of the amended merger agreement, including termination fees and closing conditions

     - the expected treatment of the merger as a tax-free reorganization.

     In its deliberations concerning the mergers, the special committee also considered certain potentially negative factors concerning the merger, including the following:

     - the possibility that the mergers may not be consummated and the potential adverse effect on CareInsite's business, operations and financial condition should it not be possible to consummate the mergers following the public announcement that the merger agreements had been entered into

     - that, in connection with the agreements with respect to the mergers entered into in February 2000, CareInsite made some strategic decisions in light of the pending mergers, including decisions to delay deployment of some of its healthcare e-commerce services and decisions not to develop or acquire additional clearinghouse capabilities and technologies that would be duplicative of assets at Healtheon/WebMD, which decisions would be continued following the amendment of the merger agreement

     - the volatility of the price of Healtheon/WebMD common stock in the past and the likelihood that it would continue, both before and after the completion of the mergers, to be volatile

     - the risk that the potential benefits of the mergers may not be realized

     - the risk that, notwithstanding the efforts of management of the combined company to retain them, key employees might not remain with the combined company

     - the other risks associated with the mergers and with the businesses of the combined company described in "Risk Factors" on page 18.

     CareInsite's board of directors. In reaching its determination to approve the amended merger agreement and recommend that the CareInsite stockholders vote to approve the adoption of the amended CareInsite merger agreement, the full CareInsite board considered and relied upon the conclusions and unanimous recommendation of the special committee that the full board approve the merger agreement, the merger and the transactions contemplated by the merger agreement, and the considerations referred to above as having been taken into account by the special committee, as well as the board's own familiarity with CareInsite's business, financial condition, results of operations and prospects and the nature of the industry in which CareInsite operates.

     Because of the variety of factors considered in connection with its evaluation of the merger, neither the CareInsite special committee nor the full board of directors found it practicable to quantify or assign any relative weights to the factors considered, and accordingly, neither the special committee nor the board did so. In addition, individual directors may have given different weights to different factors. The foregoing discussion of the factors considered by CareInsite's special committee and its full board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the special committee and the CareInsite board of directors.

     THE CAREINSITE BOARD OF DIRECTORS, AFTER RECEIVING THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CAREINSITE AND ITS STOCKHOLDERS, HAS DECLARED THE MERGER ADVISABLE, AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, THE CAREINSITE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAREINSITE STOCKHOLDERS VOTE TO APPROVE THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF HEALTHEON/WEBMD'S FINANCIAL ADVISOR

     Opinion of Morgan Stanley

     Under an engagement letter dated April 19, 1999, as subsequently supplemented, Healtheon/WebMD retained Morgan Stanley to provide financial advisory services and a financial fairness opinion in connection with the mergers. The Healtheon/WebMD board of directors selected Morgan Stanley to act as Healtheon/WebMD's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Healtheon/WebMD. At a telephonic meeting of the Healtheon/WebMD board of directors on June 18, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of June 18, 2000, based upon and subject to the various considerations set forth in the opinion, the exchange ratios in the mergers, taken together, and not separately, were fair from a financial point of view to Healtheon/WebMD.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED JUNE 18, 2000 IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. HEALTHEON/WEBMD STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE HEALTHEON/WEBMD BOARD OF DIRECTORS AND IS LIMITED TO THE FAIRNESS OF THE EXCHANGE RATIOS IN THE MERGERS, TAKEN TOGETHER, AND NOT SEPARATELY, FROM A FINANCIAL POINT OF VIEW TO HEALTHEON/WEBMD. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS, DOES NOT IN ANY MANNER ADDRESS THE PRICES AT WHICH THE COMMON STOCK OF HEALTHEON/WEBMD WILL TRADE AT ANY TIME PRIOR TO OR FOLLOWING THE CONSUMMATION OF THE MERGERS, AND DOES NOT CONSTITUTE ANY RECOMMENDATION AS TO HOW STOCKHOLDERS OF HEALTHEON/WEBMD SHOULD VOTE AT ANY STOCKHOLDERS' MEETING HELD IN CONNECTION WITH THE MERGERS.

     THE MORGAN STANLEY OPINION DATED JUNE 18, 2000 SUPERCEDES IN ITS ENTIRETY THE SEPARATE PRIOR OPINIONS DATED FEBRUARY 13, 2000, RENDERED WITH RESPECT TO EACH OF THE MEDICAL MANAGER MERGER ON ITS ORIGINAL TERMS AND THE CAREINSITE MERGER, AND THESE PRIOR OPINIONS ARE HEREBY WITHDRAWN AND SHALL NOT BE RELIED UPON OR USED FOR ANY PURPOSE. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed publicly available financial statements and other information of Medical Manager, CareInsite and Healtheon/WebMD

     - reviewed internal financial statements and other financial and operating data concerning Medical Manager, CareInsite and Healtheon/WebMD prepared by the managements of Medical Manager, CareInsite and Healtheon/WebMD, respectively

     - reviewed financial projections prepared by the managements of Medical Manager, CareInsite and Healtheon/WebMD

     - reviewed the past and current operations and financial condition and the prospects of Medical Manager, CareInsite and Healtheon/WebMD, including information relating to certain strategic, financial and operational benefits, including revenue and expense synergies, anticipated from the mergers, with senior executives of Medical Manager, CareInsite and Healtheon/WebMD, respectively

     - discussed the strategic benefits, including revenue and expense synergies, expected to result from the mergers with the managements of Medical Manager, CareInsite and Healtheon/WebMD

     - reviewed the pro forma impact of the mergers on Healtheon/WebMD's financial performance, including revenue per share and gross profit per share

     - reviewed the reported prices and trading activity for the common stock of Medical Manager, CareInsite and Healtheon/WebMD

     - compared the financial performance of Medical Manager, CareInsite and Healtheon/WebMD with that of other publicly-traded companies comparable to Medical Manager, CareInsite and Healtheon/WebMD, respectively

     - reviewed the financial terms, to the extent publicly available, of some comparable acquisition transactions

     - discussed the strategic rationale of the mergers, and the strategic implications of the mergers not occurring, with the management of Healtheon/WebMD

     - participated in discussions and negotiations among representatives of Medical Manager, CareInsite and Healtheon/WebMD and their financial and legal advisors

     - reviewed the Medical Manager merger agreement, the CareInsite merger agreement and some related documents

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon, without any obligation for independent verification, the accuracy and completeness of the information reviewed for the purposes of the opinion. With respect to the financial projections provided by the managements of Medical Manager, CareInsite and Healtheon/WebMD, including information relating to strategic, financial and operational benefits, including revenue and expense synergies, anticipated from the mergers, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Medical Manager, CareInsite and Healtheon/WebMD, respectively. In addition, Morgan Stanley assumed that each of the mergers will be consummated in accordance with the terms set forth in the Medical Manager merger agreement and the CareInsite merger agreement, respectively, including that each of the Medical Manager merger and the CareInsite merger will be treated as a tax-free reorganization and/or exchange pursuant to the tax code. In addition, Morgan Stanley assumed that in connection with the receipt of any necessary regulatory approvals for the mergers, no restrictions will be imposed that would have a material adverse effect on Healtheon/WebMD, Medical Manager or CareInsite, or the contemplated benefits expected to be derived in the mergers.

     Morgan Stanley relied upon, without any obligation for independent verification, the assessment by the managements of Medical Manager, CareInsite and Healtheon/WebMD of the strategic benefits, including revenue and expense synergies, expected to result from the mergers, and the strategic implications of the mergers not occurring. Morgan Stanley also relied upon, without any obligation for independent verification, the assessment by the managements of Medical Manager, CareInsite and Healtheon/WebMD of the technologies and products of Medical Manager, CareInsite and Healtheon/WebMD, the assessment by the management of Healtheon/WebMD of the strategic benefits of, and the ability to retain, key employees of Medical Manager and CareInsite, the timing and risks associated with the integration of Medical Manager, CareInsite and Healtheon/WebMD and the validity of, and risks associated with, Medical Manager's, CareInsite's and Healtheon/WebMD's existing and future products and technologies.

     Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Medical Manager, CareInsite or Healtheon/WebMD, nor was Morgan Stanley furnished with any appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.

     The following is a brief summary of the material analyses presented to the board of directors of Healtheon/ WebMD by Morgan Stanley in connection with its oral opinion and its written opinion letter dated June 18, 2000. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Indicated transaction value analysis. Morgan Stanley reviewed the recent stock price performance of Healtheon/WebMD common stock over various time periods ending June 16, 2000 to calculate the indicated combined equity value of the mergers, taken together and not separately. Morgan Stanley observed the following:

                                                  AVERAGE            INDICATED
                                              HEALTHEON/WEBMD    TRANSACTION VALUE
PERIOD ENDING JUNE 16, 2000                        PRICE               ($MM)
---------------------------                   ---------------    -----------------
Current.....................................      $16.88              $2,410
20-day average..............................       16.45               2,346
45-day average..............................       17.87               2,561
Since 3/10/00...............................       21.64               3,130

     Comparable company trading analysis. Morgan Stanley compared financial information of Medical Manager and CareInsite with publicly available information for selected companies identified by Morgan Stanley as being comparable to the business or businesses of Medical Manager and CareInsite. Morgan Stanley selected comparable companies for each of the two primary business segments of Medical Manager: Medical Manager Health Systems practice management software business and the Porex plastics business. Morgan Stanley also selected comparable companies for CareInsite. The following table lists the relevant comparable companies analyzed by Morgan Stanley:

                         SELECTED COMPARABLE COMPANIES

            INTERNET LEADERS                                EHEALTH
            ----------------                                -------
Yahoo! Inc.                                 Allscripts, Inc.
AOL                                         drugstore.com, inc.
Amazon.com Inc.                             MedicaLogic, Inc.
Ariba, Inc.                                 planetRx.com, Inc.
eBay Inc.                                   Insweb Corporation
At Home Corporation, referred to as         Mediconsult.com, Inc.
  Excite@Home
priceline.com Incorporated                  Claimsnet.com Inc.
CNET, Inc.

HEALTHCARE INFORMATION TECHNOLOGY, OR HIT                   PLASTICS
-----------------------------------------                   --------
Misys plc                                   Spartech Corporation
Cerner                                      M.A. Hanna Company
IDX Systems Corporation                     A. Schulman, Inc.
InfoCure Corporation                        Millipore Corporation
Eclipsys Corporation                        Pall Corporation
National Data Corporation                   Donaldson Company, Inc.
                                            Cuno Incorporated
                                            Clarcor Inc.

     In conducting its analysis, Morgan Stanley applied the financial multiples from the comparable companies to management estimates of various financial performance metrics for CareInsite and for the corresponding business segments of Medical Manager, excluding synergies. Morgan Stanley then calculated the implied equity value for

CareInsite and for each of the business segments of Medical Manager. Finally, Morgan Stanley estimated the value of Medical Manager using a "sum-of-parts" methodology, which involves calculating and aggregating the equity value of each of the three business segments of Medical Manager: the practice management software business of Medical Manager, the plastics business of Medical Manager and the ownership holdings of Medical Manager in CareInsite. Morgan Stanley undertook the comparable companies analysis both without and with a control premium. Based on its comparable company analyses, Morgan Stanley estimated the following:

                                                                  MULTIPLE
BUSINESS SEGMENT                                                   RANGE
----------------                                              ----------------
CareInsite
  Calendar year 2001 estimated revenue......................   1.0x   -    5.0x
Medical Manager Health Systems
  Calendar year 2000 estimated revenue......................   1.0x   -    2.5x
  Calendar year 2000 estimated net income...................  20.0    -   40.0
  Calendar year 2000 estimated P/E to growth................   0.5    -    1.0
Porex Plastics
  Calendar year 2000 estimated earnings before interest and
     taxes, or EBIT.........................................   6.0x   -   14.0x
  Calendar year 2001 estimated EBIT.........................   5.0    -   12.0
  Calendar year 2000 estimated net income...................  10.0    -   22.0
  Calendar year 2001 estimated net income...................   9.0    -   18.0

                   COMBINED VALUATION OF
               MEDICAL MANAGER & CAREINSITE,                  IMPLIED EQUITY VALUE
                     WITHOUT SYNERGIES                               ($MM)
               -----------------------------                  --------------------
Medical Manager,............................................     $ 723 - $1,645
  with 40% control premium..................................     1,012 -  2,304
CareInsite minority interest,...............................     $   67 - $ 245
  with 40% control premium..................................        94 -    343
Total implied value range,..................................     $ 790 - $1,890
  with 40% control premium..................................     1,106 -  2,647

     Morgan Stanley observed that the implied combined equity transaction value of the two mergers of $2,410 million as of June 18, 2000 was within the range of comparable companies with a 40% control premium applied.

     No company utilized in the comparable company analysis is identical to Medical Manager or any of its primary business segments, or to CareInsite. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Medical Manager, CareInsite or Healtheon/WebMD, such as the impact of competition on the businesses of Medical Manager and CareInsite and the industry in general, industry growth and the absence of any adverse material change in the financial condition and prospects of the businesses of Medical Manager or CareInsite or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

     Analysis of selected precedent transactions. Based on publicly available information, Morgan Stanley compared the multiples paid in selected precedent merger and acquisition transactions to the relevant financial performance metrics for CareInsite and the business segments of Medical Manager. The following table presents the precedent transactions analyzed by Morgan Stanley.

                        SELECTED PRECEDENT TRANSACTIONS

                    INTERNET                                           SOFTWARE
                    --------                                           --------
Target/Acquiror                                    Target/Acquiror

Lycos, Inc./Terra Networks, S.A.                   Harbinger Corporation/Peregrine Systems, Inc.
Verio Inc./NTT Communications                      Aspect Development, Inc./i2 Technologies, Inc.
Spyglass, Inc./OpenTV, Inc.                        Sterling Commerce/SBC Communications, Inc.
Network Solutions, Inc./VeriSign, Inc.             Sterling Software/Computer Associates
MapQuest.com, Inc./AOL                             International,
Flycast Communications Corporation/CMGI, Inc.      Inc.
Earthlink Network, Inc./Mindspring Enterprises,    InterVU Inc./Akamai Technologies, Inc.
Inc.                                               Silknet Software, Inc./Kana Communications, Inc.
iMall, Inc./Excite@Home                            Clarify Inc./Nortel Networks Corporation
AltaVista Company/CMGI                             Visio Corporation/Microsoft
Abacus Direct Corporation/DoubleClick Inc.         PLATINUM technology, inc./Computer Associates
Telebanc Financial Corporation/E*Trade Group,      Kenan Systems Corporation/Lucent Technologies
Inc.                                               Inc.
WebMD/Healtheon                                    The Learning Company/Mattel, Inc.
broadcast.com inc./Yahoo!                          HBO & Company/McKesson Corporation
Go2Net, Inc./Vulcan Ventures Incorporated          Seagate Technology, Inc./Veritas Software
Lycos/TicketMaster Online -- City Search, Inc./    Corporation
  USA Networks, Inc.                               Lotus Development Corporation/International
GeoCities/Yahoo!                                   Business
Excite, Inc./At Home Corporation                   Machines Corporation
Netscape Communications Corporation/AOL            Legent Corporation/Computer Associates
CompuServe Corporation/WorldCom, Inc.
BBN Corp./GTE
VeriFone, Inc./Hewlett-Packard Company

                        SELECTED PRECEDENT TRANSACTIONS

                       HIT                                             PLASTICS
                       ---                                             --------
Shared Medical Systems Corporation/                United States Filter Corporation/Vivendi SA
  Siemens Corporation                              Safeskin Corporation/Kimberly-Clark Corporation
Envoy/Healtheon/WebMD                              Furon Company/Cie de Saint-Gobain SA
MedE America/Healtheon/WebMD                       First Brands Corporation/The Clorox Company
Envoy/Quintiles                                    Point Plastics, Inc./Synetic
HBOC/McKesson                                      Maxxim Medical, Inc./Maxxim Investment
Access Health, Inc./HBOC                           Management, Inc.
Imnet Systems, Inc./HBOC                           Ballard Medical Products/Kimberly-Clark
Medic Computer Systems, Inc./Misys                 Arterial Vascular Engineering, Inc./Medtronic
AMISYS Managed Care Systems, Inc./HBOC             Inc.
                                                   Avecor Cardiovascular Inc./Medtronic
                                                   United States Surgical Corporation/Tyco
                                                   International
                                                   LTD.
                                                   Tecnol Medical Products, Inc./Kimberly-Clark

     Based on its analysis of the foregoing precedent transactions, Morgan Stanley applied the following multiples to management estimates of the relevant financial performance metrics of CareInsite and of each of the business segments of Medical Manager, exclusive of any potential synergies. Morgan Stanley then estimated the implied equity value of CareInsite and each of the business segments of Medical Manager. Finally, Morgan Stanley estimated the value Medical Manager using a "sum-of-parts" methodology.

BUSINESS SEGMENT                                              MULTIPLE RANGE
----------------                                              --------------
CAREINSITE
  Next 12 months revenue....................................    20.0x- 25.0x

MEDICAL MANAGER HEALTH SYSTEMS
  Last 12 months revenue....................................     5.0x- 10.0x
  Last 12 months net income.................................     40.0- 65.0
  Next 12 months net income.................................     25.0- 35.0

POREX PLASTICS
  Last 12 months revenue....................................     1.5x-  4.0x
  Last 12 months EBIT.......................................     10.0- 20.0
  Last 12 months net income.................................     25.0- 35.0
  Next 12 months net income.................................     15.0- 25.0

COMBINED VALUATION OF
MEDICAL MANAGER & CAREINSITE,                                 IMPLIED EQUITY VALUE
WITHOUT SYNERGIES                                                    ($MM)
-----------------------------                                 --------------------
Medical Manager.............................................    $1,940 - $2,910
CareInsite minority interest................................       568 -    703
Total implied value range...................................    $2,508 - $3,613

     Morgan Stanley observed that the implied combined equity transaction value of both mergers, taken together, of $2,410 million as of June 18, 2000 was below the estimated value range based on precedent transactions.

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the mergers. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Healtheon/WebMD, Medical Manager and CareInsite, such as the impact of competition on the businesses of Medical Manager and CareInsite and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Healtheon/WebMD, Medical Manager or CareInsite or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

     Discounted equity value and discounted cash flow. Morgan Stanley performed a discounted equity value analysis of the present value of CareInsite and the healthcare services business of Medical Manager. For the plastics business, Morgan Stanley undertook a discounted cash flow analysis. The projections of financial performance for each business segment were based on Healtheon/WebMD, Medical Manager and CareInsite management estimates.

     The following table presents the multiples and discount rates applied to CareInsite and each of the business segments of Medical Manager. Based of these multiples and discount rates, Morgan Stanley estimated the implied equity value for CareInsite and each of the business segments of Medical Manager, exclusive of any potential synergies. Morgan Stanley then estimated the total value of Medical Manager using a "sum-of-parts" methodology. Morgan Stanley undertook the valuation analysis both without and with a control premium:

                 BUSINESS SEGMENT                    DISCOUNT RATE    MULTIPLE RANGE
                 ----------------                    -------------    --------------
CareInsite
  Calendar year 2001 estimated revenue.............          40%       2.0x -  7.0x
  Calendar year 2002 estimated revenue.............           40         1.0    5.0
Medical Manager Health Systems
  Calendar year 2001 estimated revenue.............          25%       1.0x -  2.5x
  Calendar year 2002 estimated revenue.............           25        1.0  -  2.5
  Calendar year 2001 estimated net income..........           25       20.0  - 40.0
  Calendar year 2002 estimated net income..........           25       20.0  - 40.0
Porex Plastics
  Calendar year 2005 estimated EBIT multiple.......    10% - 14%       6.0x - 10.0x

COMBINED VALUATION OF
MEDICAL MANAGER & CAREINSITE,                                 IMPLIED EQUITY VALUE
WITHOUT SYNERGIES                                                    ($MM)
-----------------------------                                 --------------------
Medical Manager,............................................    $  686 - $1,587
  with 40% control premium..................................       960 -  2,223
CareInsite minority interest,...............................        64 -    263
  with 40% control premium..................................        90 -    368
Total implied value range,..................................       750 -  1,850
  with 40% control premium..................................     1,050 -  2,591

     Morgan Stanley observed that the implied combined transaction equity value of both mergers of $2,410 million as of June 18, 200 was at the high end of the implied value range with a control premium.

     Relative contribution. Morgan Stanley performed an analysis of the relative contribution of Medical Manager and CareInsite, on a combined basis, to the pro forma calendar year 2000, 2001 and 2002 revenue and gross profit of the combined company. Based on the estimates of the managements of Healtheon/WebMD, Medical Manager and CareInsite, Morgan Stanley calculated an implied value range of $2,400 million to $3,200 million for Medical Manager and CareInsite on a combined basis, exclusive of any potential synergies.

     Estimated synergies valuation. Morgan Stanley performed an analysis and valuation of the projected synergies resulting from the mergers, taken together. The synergy estimates were prepared by the management of Healtheon/WebMD and consisted of revenue synergies and cost reduction synergies. Morgan Stanley first discounted the synergies estimated by Healtheon/WebMD management. Morgan Stanley then applied various valuation methodologies to the discounted synergies, including comparable companies analysis, discounted equity value analysis, relative contribution analysis and discounted cash flow analysis. In all cases, Morgan Stanley analyzed management's estimates of the impact of total synergies on the projected earnings before interest, taxes, depreciation and amortization, or EBITDA, of Healtheon/WebMD on a pro forma basis for the mergers with Medical Manager and CareInsite. The discounted cash flow analysis consisted of valuing the after-tax cash flows resulting from the perpetuity stream of EBITDA synergy benefits as provided to Morgan Stanley by Healtheon/ WebMD management. The perpetuity stream of EBITDA synergies beyond calendar year 2002 was discounted at a range of discount rates from 8% to 12% to arrive at a value in calendar year 2002. This value was then discounted two years at 30% to arrive at a net present value. Calendar year 2001 and 2002 synergies were also discounted at a 30% discount rate. The following table summarizes Morgan Stanley's analysis:

                                                                 IMPLIED EQUITY VALUE
VALUATION METHODOLOGY                          MULTIPLE RANGE           ($MM)
---------------------                          --------------    --------------------
Comparable companies
  Calendar year 2002 estimated EBITDA
     synergies...............................  30.0x -- 40.0x     $3,552 -- $4,736
  Value range................................                     $3,600 -- $4,700
Discounted equity value
  Calendar year 2002 estimated EBITDA
     synergies...............................  50.0x -- 60.0x     $3,503 -- $4,204
  Value range................................                     $3,500 -- $4,200
Relative contribution
  Calendar year 2002 estimated EBITDA
     synergies...............................            N/A                $2,745
  Value range................................                               $2,700
Perpetuity value
  EBITDA synergies in perpetuity.............                       $551 -- $1,102
  Value range................................                       $600 -- $1,000

     Morgan Stanley noted that the estimated value of the synergies resulting from the various valuation methodologies described above contributes substantially to the estimated value range for the combined Medical Manager and CareInsite under each of the valuation analysis. Morgan Stanley determined that the estimated total value of the synergies resulting from the perpetuity analysis serves as the low end of the overall estimated synergies value range, with the high end of the synergies value range being determined by the each of the other valuation methodologies.

     Pro forma merger analysis. Morgan Stanley analyzed the pro forma impact of the mergers, taken together and not separately, on Healtheon/WebMD's combined projected revenue per share and gross profit per share for calendar year 2000 and 2001, excluding the effect of any potential synergies. These analyses were based on projections provided to Morgan Stanley by the managements of Healtheon/WebMD, Medical Manager and CareInsite. Morgan Stanley observed the following:

                                                           ACCRETION/(DILUTION)
                                                      ------------------------------
                                                      CALENDAR YEAR    CALENDAR YEAR
FINANCIAL STATISTIC                                       2000             2001
-------------------                                   -------------    -------------
Revenues per share..................................      (9%)             (3%)
Gross profit per share..............................      (5%)             (6%)

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Medical Manager, CareInsite or Healtheon/WebMD. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Healtheon/WebMD, Medical Manager or CareInsite. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates.

     The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view to Healtheon/WebMD of the exchange ratios in the mergers, taken together, and not separately, pursuant to the Medical Manager merger agreement and the CareInsite merger agreement, and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Medical Manager, CareInsite or Healtheon/WebMD might actually be sold.

     The exchange ratios pursuant to the Medical Manager merger agreement and the CareInsite merger agreement were determined through arm's-length negotiations between Healtheon/WebMD, Medical Manager and CareInsite and were approved by the Healtheon/WebMD Board of Directors. Morgan Stanley provided advice to Healtheon/WebMD during such negotiations; however, Morgan Stanley did not recommend any specific form or amount of consideration to Healtheon/WebMD or that any specific form or amount of consideration constituted the only appropriate form or amount of consideration in connection with the mergers.

     In addition, Morgan Stanley's opinion and presentation to the Healtheon/WebMD board of directors was one of many factors taken into consideration by Healtheon/WebMD's board of directors in making its decision to approve the mergers. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Healtheon/WebMD board of directors with respect to the mergers or of whether the Healtheon/WebMD board of directors would have been willing to agree to a transaction with a different form or amount of consideration.

     The Healtheon/WebMD board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise and its knowledge of the business and affairs of Healtheon/WebMD. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financing and advisory services for Healtheon/WebMD and, prior to its merger with Synetic, Medical Manager and have received customary fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Healtheon/WebMD, Medical Manager, CareInsite or any of the other parties to the transaction.

     Under its engagement letter with Healtheon/WebMD, Morgan Stanley provided financial advisory services and its financial fairness opinion in connection with the mergers, and Healtheon/WebMD agreed to pay Morgan Stanley a fee of approximately $24 million, with the exact amount to be determined by a formula using the average of the average price of Healtheon/WebMD common stock over a period of time before the original date of announcement of the mergers and before the date of closing of the mergers. In addition, Healtheon/WebMD has agreed to indemnify Morgan Stanley and its affiliates, their respective directions, officers, agents and employees and each person, if any controlling Morgan Stanley or any of its affiliates against specified liabilities and expenses, including specified liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

     Other financial advisors

     Robertson Stephens. Healtheon/WebMD also retained Robertson Stephens in August 1999, which engagement was memorialized in writing in May 2000, to provide financial advisory services in connection with the Medical Manager and CareInsite mergers and agreed to pay Roberston Stephens a customary fee. Healtheon/WebMD's board of directors selected Robertson Stephens to act as Healtheon/WebMD's financial advisor based on Robertson Stephens' qualifications, expertise and reputation and its knowledge of the business and affairs of Healtheon/WebMD. In the past, Robertson Stephens and its affiliates have provided financing and advisory services for Healtheon/WebMD and have received customary fees for rendering these services. In the ordinary course of Robertson Stephens' trading and brokerage activities, Robertson Stephens or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account of for the account of customers in the equity securities of Healtheon/WebMD, Medical Manager or CareInsite.

     Robertson Stephens did not issue a fairness opinion in connection with the Medical Manager and CareInsite mergers. However, Healtheon/WebMD has agreed to indemnify Robertson Stephens and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Robertson Stephens and any of its affiliates against liabilities and expenses, including liabilities resulting under the federal securities laws, related to or arising out of Robertson Stephens' engagement.

     Gleacher & Co. Gleacher & Co. also acted as a financial advisor to Healtheon/WebMD in connection with the Medical Manager and CareInsite mergers. Gleacher & Co. did not issue a fairness opinion in connection with the Medical Manager and CareInsite mergers. Gleacher & Co. is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. In the past, Gleacher & Co. and its affiliates have provided financial advisory services to Healtheon/WebMD. Pursuant to an engagement letter dated January 27, 1999, WebMD agreed to grant Gleacher & Co. warrants to purchase 1,038,450 shares of Healtheon/WebMD common stock for strategic and advisory services over a two-year period, which Healtheon/WebMD assumed in connection with the WebMD merger. In addition, Healtheon/WebMD has agreed, among other things, to reimburse Gleacher & Co. for all reasonable out-of-pocket expenses incurred in connection with the services provided by Gleacher & Co., and to indemnify and hold harmless Gleacher & Co. and related parties from and against specified liabilities and expenses, including liabilities under the federal securities laws, in connection with its engagement.

OPINIONS OF MEDICAL MANAGER'S FINANCIAL ADVISORS

     Opinion of Merrill Lynch

     Medical Manager retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as its financial advisor in connection with the Medical Manager merger. On June 18, 2000, Merrill Lynch delivered to the Medical Manager board of directors an oral opinion, subsequently confirmed by delivery of a written opinion dated June 18, 2000, to the effect that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the revised exchange ratio was fair from a financial point of view to the holders of Medical Manager shares.

     THE FULL TEXT OF MERRILL LYNCH'S OPINION, DATED JUNE 18, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED INTO THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE. THE SUMMARY OF MERRILL LYNCH'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MEDICAL MANAGER STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

     Merrill Lynch's opinion was delivered to the Medical Manager board of directors for its information and is directed only to the fairness from a financial point of view of the revised exchange ratio to the holders of Medical Manager shares, does not address any other aspect of the Medical Manager merger, including the merits of the underlying decision by Medical Manager to engage in the Medical Manager merger, and does not constitute a recommendation to any Medical Manager stockholder as to how to vote on the Medical Manager merger or as to any other matter relating to the Medical Manager merger.

     In preparing its opinion to the Medical Manager board of directors, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion or the presentation made by Merrill Lynch to the Medical Manager board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors of the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Healtheon/WebMD or Medical Manager. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which these businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by the Medical Manager board of directors in making its determination to approve the merger agreement and the Medical Manager merger. Consequently, Merrill Lynch's analyses should not be viewed as determinative of the decision of the Medical Manger board of directors or Medical Manager's management with respect to the fairness of the revised exchange ratio set forth in the Medical Manager merger agreement.

     In arriving at its opinion, Merrill Lynch, among other things, did the following:

     - reviewed publicly available business and financial information relating to Medical Manager and Healtheon/WebMD that Merrill Lynch deemed to be relevant

     - reviewed financial forecasts of Medical Manager, relating to the business, financial performance and prospects of Medical Manager furnished to Merrill Lynch by Medical Manager

     - reviewed financial forecasts of Healtheon/WebMD, relating to the business, financial performance and prospects of Healtheon/WebMD furnished to Merrill Lynch by Healtheon/WebMD

     - conducted discussions with members of management and representatives of Medical Manager and Healtheon/WebMD concerning their respective businesses, prospects and strategic relationships before and after giving effect to the Medical Manager merger

     - reviewed the market prices and valuation multiples for Medical Manager's shares and Healtheon/WebMD's shares and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant

     - reviewed the results of operations of Medical Manager and Healtheon/WebMD and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant

     - compared the proposed financial terms of the merger with the financial terms of other transactions that Merrill Lynch deemed to be relevant

     - participated in discussions among representatives of Medical Manager and Healtheon/WebMD and their financial and legal advisors

     - reviewed the merger agreement and a draft dated June 18, 2000 of the amendment to the merger agreement

     - reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch or publicly available, and did not assume any responsibility for independently verifying this information. Merrill Lynch did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Medical Manager or Healtheon/WebMD nor was Merrill Lynch furnished with an evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Medical Manager or Healtheon/WebMD. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Medical Manager and Healtheon/WebMD, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the respective managements of Medical Manager and Healtheon/WebMD as to the expected future financial performance of Medical Manager and Healtheon/WebMD. Merrill Lynch further assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that the final form of the amendment to the merger agreement would be substantially similar to the last draft reviewed by Merrill Lynch.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed on, and on the information made available to Merrill Lynch as of the date of the opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on Medical Manager, Healtheon/WebMD or the contemplated benefits of the Medical Manager merger. Merrill Lynch did not express any opinion as to the prices at which the Healtheon/ WebMD common stock will trade following the announcement or consummation of the Medical Manager merger. Although Merrill Lynch evaluated the fairness from a financial point of view to the holders of Medical Manager shares of the revised exchange ratio, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the Medical Manager merger, which consideration was determined through negotiations between Healtheon/WebMD and Medical Manager and approved by the Medical Manager board of directors. In connection with the preparation of its opinion, Merrill Lynch was not authorized by Medical Manager or its board of directors to solicit, and Merrill Lynch has not solicited, third party indications of interest for the acquisition of all or any part of Medical Manager. No other limitation was imposed on Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion.

     FINANCIAL ANALYSIS

     The following is a summary of the material analyses performed by Merrill Lynch in connection with its opinion to the Medical Manager board of directors dated June 18, 2000. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully Merrill Lynch's financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Merrill Lynch's financial analyses.

     Relative comparable public companies analysis. Merrill Lynch compared financial, operating and stock market data of Healtheon/WebMD and Medical Manager to corresponding data of the following publicly traded HIT and Internet-based connectivity companies:

HIT                               CONNECTIVITY                   CONTENT                     PLASTICS
---                               ------------                   -------                     --------
- Cerner                   - Allscripts                 - drKoop.com, Inc.          - Millipore
- Eclipsys                 - CyBear, Inc.               - Healthcentral             - Pall
- IDX Systems              - eBenX, Inc.                - Mediconsult.com, Inc.     - Donaldson Company
- Infocure                 - Medical Logic              - HealthGate Data Corp.     - Spartech
- Shared Medical Systems   - The TriZetto Group, Inc.                               - M.A. Hanna
                                                                                    - Clarcor
                                                                                    - Cuno
                                                                                    - A. Schulman

     Merrill Lynch reviewed, among other things, each company's equity value on a fully diluted basis as a multiple of its estimated revenues for calendar years 1999, 2000 and 2001. All multiples were based on closing stock prices on June 15, 2000 except for Shared Medical Systems, which was based on a closing stock price on April 28, 2000, one day prior to the acquisition of Shared Medical Systems by Siemens AG. Estimated financial data for the selected companies were based on publicly available research analysts' estimates, and the estimated financial data for Healtheon/WebMD for calendar years 2000 and 2001 were provided by the management of Healtheon/WebMD. Merrill Lynch then applied a range of multiples derived from the selected Internet-based connectivity companies to corresponding revenues of Healtheon/WebMD before and after giving effect to the acquisition of shares of CareInsite not owned by Medical Manager and this analysis indicated an implied equity range for Healtheon/WebMD of approximately $9.75 to $28.25 per share before giving effect to the acquisition of shares of CareInsite not owned by Medical Manager and $8.75 to $25.75 per share after giving effect to the CareInsite merger.

     Merrill Lynch also applied a range of selected multiples from relevant comparable company universes to revenues for corresponding business segments of Medical Manager. Merrill Lynch derived the multiple ranges applied to Medical Manager's ownership of CareInsite revenues, Porex and Medical Manager revenues from Internet-based connectivity companies, disposable plastic companies, and HIT companies, respectively. This analysis indicated an implied equity range for Medical Manager of approximately $17.50 to $34.50 per share for a case that assumes organic growth of CareInsite's business, which is referred to in this proxy statement/prospectus as Scenario 1, and a range of $20.25 to $46.50 based on projections provided by Medical Manager management that incorporated assumptions to the effect that CareInsite will roll out a physician portal, a consumer/AOL portal and various other strategic transactions, all of which Merrill Lynch was advised that CareInsite had determined not to pursue at the time of the execution of the Merger Agreement, which is referred to in this proxy statement/ prospectus as Scenario 2, which was then compared to the implied offer price of $40.63 based on a revised exchange ratio of 2.50x.

     Merrill Lynch compared the implied per share equity reference range for Medical Manager and Healtheon WebMD described above, before giving effect to the acquisition of all of the shares of CareInsite not owned by Medical Manager pursuant to the CareInsite merger, in order to derive an implied exchange ratio reference range for Medical Manager and Healtheon WebMD. This analysis indicated implied exchange ratio ranges of 0.62x to 3.54x in Scenario 1, and 0.72x to 4.77x in Scenario 2, which was then compared to the revised exchange ratio of 2.50x.

     None of the selected companies is identical to Medical Manager or Healtheon/WebMD. Accordingly, an analysis of the results of the relative comparable public companies analysis involves complex considerations of the selected companies and other factors that could affect the public trading value of Medical Manager, Healtheon/WebMD and the selected companies.

     Relative contribution analysis. Using estimated financial data for Medical Manager and Healtheon/WebMD, Merrill Lynch analyzed the relative contributions of Medical Manager and Healtheon/WebMD to the combined company's estimated revenue for calendar years 2000 and 2001. In determining Medical Manager's contribution to the combined company, Merrill Lynch weighted the revenues derived from the Porex and the Medical Manager businesses at 21% and 26%, respectively, to reflect the relative public market valuation of disposable medical products and HIT companies to Internet-based connectivity companies such as CareInsite.

     This relative contribution analysis indicated the following:

                SCENARIO 1             SCENARIO 2
                ----------             ----------
           MEDICAL   HEALTHEON/   MEDICAL   HEALTHEON/
REVENUES   MANAGER     WEBMD      MANAGER     WEBMD
--------   -------   ----------   -------   ----------
 2000        18%         82%        18%         82%
 2001        14%         86%        20%         80%

     The results described above indicated an implied exchange ratio range for the merger of 1.35x to 1.61x, in Scenario 1, and 1.61x to 1.71x, in Scenario 2, which was then compared to the revised exchange ratio of 2.50x.

     Selected comparable acquisition transactions analysis. Merrill Lynch performed a selected comparable acquisition transactions analysis based on transaction values expressed as multiples of revenues in selected acquisition transactions analysis. Using publicly available information, Merrill Lynch reviewed and analyzed certain financial and operating data relating to selected transactions which included but were not limited to the following transactions:

ACQUIROR                         TARGET
--------                         ------
-    Siemens Aktiengesellschaft  -    Shared Medical Systems
-    Medical Manager             -    Physician Computer Network
-    Synetic                     -    Medical Manager
-    Infocure                    -    Healthcare Systems Div. of
                                      The Reynolds & Reynolds
                                      Company
-    Misys                       -    Medic Computer Systems

     Merrill Lynch applied a range of selected multiples obtained from selected comparable acquisition transactions to the relevant estimated revenues of Medical Manager's three principal lines of business. This analysis indicated an implied equity range for Medical Manager of $30.00 to $69.75 in Scenario 1 and $39.50 to $82.00 in Scenario 2, which was then compared to the implied offer price of $40.63 based on a revised exchange ratio of 2.50x.

     No company or transaction used in the selected comparable acquisition transactions analysis is identical to Healtheon/WebMD, Medical Manager or the Medical Manager merger. Accordingly, an analysis of the results of the selected comparable acquisition transactions analysis involves complex considerations of the companies involved and the transactions and other factors that could affect the acquisition value of the companies and Healtheon/WebMD.

     Other factors. In the course of preparing its opinion, Merrill Lynch also reviewed and considered other information and data, including the following:

     - the trading characteristics of Healtheon/WebMD common stock and Medical Manager common stock

     - historical market prices for Healtheon/WebMD common stock and Medical Manager common stock

     - the relative revised exchange ratio of Healtheon/WebMD and Medical Manager over the period from June 15, 1999 to June 15, 2000.

     MISCELLANEOUS

     Pursuant to the terms of Merrill Lynch's engagement, Medical Manager has agreed to pay Merrill Lynch for its financial advisory services in connection with the merger a fee of $400,000 payable in cash on the date that Merrill Lynch initially indicates that it is prepared to deliver its opinion and has been requested by the Medical Manager board of directors to do so, and $3,000,000, minus the amount of any fees previously paid pursuant to the letter agreement dated April 3, 2000 and the letter agreement dated February 10, 2000 between Medical Manager and Merrill Lynch if, during the period Merrill Lynch is retained by Medical Manager or within one year thereafter, a business combination is consummated with Healtheon/WebMD. Medical Manager also has agreed to reimburse Merrill Lynch for reasonable out-of-pocket expenses incurred by Merrill Lynch in performing its services, including the fees and expenses for legal counsel, and to indemnify Merrill Lynch and related persons and entities against liabilities, including liabilities under the federal securities laws, arising out of Merrill Lynch's engagement.

     Medical Manager retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Merrill Lynch and its affiliates have in the past provided financing services to Medical Manager and may continue to do so and have received, and may receive, compensation for the rendering of these services. In the ordinary course of business, Merrill Lynch and its affiliates may actively trade in the securities of Medical Manager and Healtheon/WebMD for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

     Opinion of UBS Warburg

     On June 18, 2000, at a meeting of the Medical Manager board held to evaluate the revised terms of the proposed Medical Manager merger, UBS Warburg delivered to the Medical Manager board an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 18, 2000, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the exchange ratio provided for in the Medical Manager merger was fair from a financial point of view to the holders of Medical Manager common stock.

     The full text of UBS Warburg's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg. This opinion is attached as Annex E and is incorporated into this proxy statement/prospectus by reference. UBS WARBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO PROVIDED FOR IN THE MEDICAL MANAGER MERGER AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MEDICAL MANAGER MERGER OR ANY RELATED TRANSACTION. THE OPINION DOES NOT ADDRESS MEDICAL MANAGER'S UNDERLYING BUSINESS DECISION TO EFFECT THE MEDICAL MANAGER MERGER OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MEDICAL MANAGER COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MEDICAL MANAGER MERGER. HOLDERS OF MEDICAL MANAGER COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. The summary of UBS Warburg's opinion described below is qualified in its entirety by reference to the full text of its opinion.

     In arriving at its opinion, UBS Warburg:

     - reviewed current and historical market prices and trading volumes of Medical Manager common stock and Healtheon/WebMD common stock

     - reviewed publicly available business and historical financial information relating to Medical Manager and Healtheon/WebMD

     - reviewed internal financial information and other data relating to Medical Manager's and Healtheon/ WebMD's businesses and financial prospects, both before and after giving effect to the CareInsite merger and other acquisitions of Healtheon/WebMD, including estimates and financial forecasts relating to Medical Manager and Healtheon/WebMD, that Medical Manager and Healtheon/WebMD provided to or discussed with UBS Warburg and were not publicly available

     - conducted discussions with members of Medical Manager's and Healtheon/WebMD's senior managements

     - reviewed publicly available financial and stock market data with respect to other companies in lines of business that UBS Warburg believed to be generally comparable to those of Medical Manager and Healtheon/WebMD

     - compared the financial terms of the Medical Manager merger with the publicly available financial terms of other transactions which UBS Warburg believed to be generally relevant

     - reviewed the Medical Manager merger agreement

     - conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

     In connection with its review, at Medical Manager's direction, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with Medical Manager's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at Medical Manager's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Medical Manager or Healtheon/WebMD, and was not furnished with any evaluation or appraisal.

     With respect to the financial forecasts and estimates that it reviewed, UBS Warburg assumed, at the direction of Medical Manager regarding the financial forecasts and estimates relating to Medical Manager and at the direction of Healtheon/WebMD regarding the financial forecasts and estimates relating to Healtheon/WebMD, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Medical Manager and Healtheon/WebMD as to the future financial performance of each of their companies. UBS Warburg also assumed, with Medical Manager's consent, that the Medical Manager merger will be treated as a tax-free organization for federal income tax purposes and will be accounted for as a purchase for financial accounting purposes. UBS Warburg's opinion is necessarily based on economic, monetary, market and other conditions existing, and information available to UBS Warburg, on the date of its opinion.

     At Medical Manager's direction, UBS Warburg was not asked to, and it did not, offer any opinion, other than with respect to the exchange ratio provided for in the Medical Manager merger agreement to the extent expressly provided for in UBS Warburg's opinion, as to the material terms of, or the obligations under, the Medical Manager merger agreement or the form of the Medical Manager merger. UBS Warburg expressed no opinion as to the value of Healtheon/WebMD common stock when issued in the Medical Manager merger or the prices at which Healtheon/WebMD common stock will trade or otherwise be transferable after the announcement or consummation of the Medical Manager merger.

     In connection with its engagement, UBS Warburg was not requested to, and it did not, solicit third party indications of interest in the acquisition of all or a part of Medical Manager. UBS Warburg was not requested to, and it did not, express any opinion as to the exchange ratio provided for in the Medical Manager merger agreement as originally executed on February 13, 2000. UBS Warburg also was not requested to, and it did not, express any opinion as to the CareInsite merger or any other transactions related to the Medical Manager merger or the effect of any other transaction in which Medical Manager might engage.

     In rendering its opinion, UBS Warburg assumed, at Medical Manager's direction, that each of Medical Manager and Healtheon/WebMD would comply with all material covenants and agreements set forth in, and other material terms of, the Medical Manager merger agreement and that the Medical Manager merger would be validly consummated in accordance with its terms. At Medical Manager's direction, UBS Warburg assumed, to the extent material to UBS Warburg's analysis, that the CareInsite merger would be validly consummated in accordance with its terms. Medical Manager imposed no other instructions or limitations on UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

     In connection with rendering its opinion to Medical Manager's board of directors, UBS Warburg performed a variety of financial analyses which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to Medical Manager, Healtheon/WebMD or the Medical Manager merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

     UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all the analyses undertaken by it and assessed as a whole. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

     The estimates of Medical Manager's and Healtheon/WebMD's future performance provided by Medical Manager's and Healtheon/WebMD's managements in or underlying UBS Warburg's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond Medical Manager's and Healtheon/WebMD's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

     The exchange ratio provided for in the Medical Manager merger was determined through negotiation between Medical Manager and Healtheon/WebMD and the decision to enter into the Medical Manager merger was solely that of Medical Manager's board of directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by Medical Manager's board of directors in its evaluation of the Medical Manager merger and should not be viewed as determinative of the views of Medical Manager's board of directors or management with respect to the Medical Manager merger or the exchange ratio provided for in the Medical Manager merger.

     The following is a brief summary of the material financial analyses performed by UBS Warburg and reviewed with Medical Manager's board of directors in connection with its opinion dated June 18, 2000. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS WARBURG'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS WARBURG'S FINANCIAL ANALYSES.

     Analysis of selected public companies

     Medical Manager. UBS Warburg compared selected financial information and operating statistics for Medical Manager with corresponding financial information and operating statistics of the following six selected publicly held companies in the healthcare information technology and specialty filter and specialty plastic molding industries:

    HIT                                               SPECIALTY FILTER AND SPECIALTY PLASTIC MOLDING
    ---                                               ----------------------------------------------
    - Cerner                                          - Pall
    - Eclipsys                                        - West Pharmaceutical Services, Inc.
    - IDX Systems
    - InfoCure

UBS Warburg reviewed enterprise values, calculated as equity value, plus debt, less cash, as multiples of latest 12 months, latest quarter annualized and estimated calendar years 2000 and 2001 revenues, and latest 12 months earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA. UBS Warburg then compared the multiples derived from the selected companies with corresponding multiples for Medical Manager based on the closing price of Medical Manager common stock on June 16, 2000, as well as the multiples implied for Medical Manager based on the exchange ratio provided for in the Medical Manager merger and the closing price of Healtheon/WebMD common stock on June 16, 2000. Multiples for the selected companies also were based on closing stock prices on June 16, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Medical Manager were based on internal estimates of Medical Manager's management. This analysis indicated the following implied low, mean, median and high enterprise value multiples for the selected companies, as compared to the multiples implied for Medical Manager based on the closing price of Medical Manager common stock on June 16, 2000 and the multiples implied for Medical Manager based on the exchange ratio provided for in the Medical Manager merger and the closing price of Healtheon/WebMD common stock on June 16, 2000:

                                    IMPLIED MULTIPLES OF                              IMPLIED MULTIPLES OF
                                        SELECTED HIT          IMPLIED MULTIPLES OF    MEDICAL MANAGER BASED
                                         COMPANIES            MEDICAL MANAGER BASED   ON EXCHANGE RATIO IN
ENTERPRISE VALUES                --------------------------        ON CLOSING            MEDICAL MANAGER
AS MULTIPLES OF:                 LOW   MEAN   MEDIAN   HIGH     PRICE ON 6/16/00             MERGER
-----------------                ---   ----   ------   ----   ---------------------   ---------------------
Latest 12 months revenue.......  0.7x  1.4x     1.1x   2.6x            2.4x                    4.4x
Latest quarter annualized
  revenue......................  0.7   1.5      1.4    2.5             2.2                     4.0
Estimated calendar year 2000
  revenue......................  0.6   1.2      1.0    2.3             1.9                     3.5
Latest 12 months EBITDA........  4.0  17.7     19.1   28.6            34.8                    62.4

                                     IMPLIED MULTIPLES OF
                                      SELECTED SPECIALTY                                    IMPLIED MULTIPLES OF
                                     FILTER AND SPECIALTY         IMPLIED MULTIPLES OF      MEDICAL MANAGER BASED
                                  PLASTIC MOLDING COMPANIES         MEDICAL MANAGER         ON EXCHANGE RATIO IN
ENTERPRISE VALUES                 --------------------------            BASED ON               MEDICAL MANAGER
AS MULTIPLES OF:                  LOW       MEAN       HIGH     CLOSING PRICE ON 6/16/00           MERGER
-----------------                 ----      -----      -----    ------------------------    ---------------------
Latest 12 months revenue........  1.0x       1.7x       2.4x               2.4x                      4.4x
Latest quarter annualized
  revenue.......................  1.1        1.8        2.4                2.2                       4.0
Estimated calendar year 2000
  revenue.......................  0.9        1.6        2.3                1.9                       3.5
Latest 12 months EBITDA.........  5.1        8.2       11.3               34.8                      62.4

     Healtheon/WebMD. UBS Warburg also compared selected financial information and operating statistics for Healtheon/WebMD to corresponding financial information and operating statistics of the following 10 selected publicly held companies in the connectivity and E-business sector and the electronic data interchange and related sectors of the information technology and data management industry:

CONNECTIVITY AND E-BUSINESS SECTOR                                EDI AND RELATED SECTORS
----------------------------------                    -----------------------------------------------
- Allscripts                                          - Automatic Data Processing, Inc.
- Cybear                                              - ChoicePoint Inc.
- eBenX                                               - First Data Corporation
- MedicaLogic                                         - IMS Health Incorporated
- The TriZetto Group                                  - National Data

UBS Warburg reviewed, among other things, enterprise values as a multiple of estimated calendar year 2000 revenue. UBS Warburg then compared the multiples derived from the selected companies with the multiples implied for Healtheon/WebMD based on the closing price of Healtheon/WebMD common stock on June 16, 2000, both before and after giving effect to the proposed mergers with Medical Manager and CareInsite. Multiples for the selected companies also were based on closing stock prices on June 16, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Healtheon/WebMD were based on internal estimates of Healtheon/WebMD's management. This analysis indicated the following implied low, mean, median and high enterprise value multiples for the selected companies, as compared to the multiples for Healtheon/WebMD implied by the closing price of Healtheon/WebMD common stock on June 16, 2000, both before and after giving effect to the proposed mergers with Medical Manager and CareInsite:

                                                                                                                IMPLIED MULTIPLES
                                     IMPLIED MULTIPLES OF         IMPLIED MULTIPLES OF      IMPLIED MULTIPLES     OF HEALTHEON/
                                  SELECTED CONNECTIVITY AND         SELECTED EDI AND          OF HEALTHEON/      WEBMD BASED ON
                                     E-BUSINESS COMPANIES          RELATED COMPANIES         WEBMD BASED ON     CLOSING PRICE ON
ENTERPRISE VALUES                 --------------------------   --------------------------   CLOSING PRICE ON      6/16/00 POST
AS A MULTIPLE OF:                 LOW   MEAN   MEDIAN   HIGH   LOW   MEAN   MEDIAN   HIGH        6/16/00             MERGERS
-----------------                 ---   ----   ------   ----   ---   ----   ------   ----   -----------------   -----------------
Estimated calendar year 2000
  revenue.......................  4.7x  7.5x    5.3x    11.4x  1.0x  3.3x    3.3x    5.2x          5.4x                5.1x

     Analysis of selected precedent transactions

     UBS Warburg reviewed implied enterprise values in the following eight selected transactions in the healthcare information technology and specialty filter and specialty plastic molding industries:

     HIT

ACQUIROR                                                   TARGET
-------------------------------------------------------    ------
  - Siemens Corporation                                    Shared Medical Systems
  - GE Medical Systems (business unit of GE)               MECON, Inc.
  - Computer Sciences Corporation                          Nichols Research Corporation
  - Synetic                                                Medical Manager
  - Eclipsys                                               Transition Systems, Inc.
  - McKesson                                               HBOC

     Specialty Filter and Specialty Plastic Molding

  ACQUIROR                                                 TARGET
  --------                                                 ------
  - Pall                                                   Gelman Sciences Inc.
  - Vivendi                                                United States Filter

UBS Warburg reviewed enterprise values as multiples of latest 12 months sales and EBITDA. UBS Warburg then compared the implied multiples derived from the selected transactions with corresponding multiples for Medical Manager based on the exchange ratio provided for in the Medical Manager merger and the closing price of Healtheon/WebMD common stock on June 16, 2000. All multiples were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied low, mean, median and high enterprise value multiples for the selected transactions, as compared to the multiples implied for Medical Manager based on the exchange ratio provided for in the Medical Manager merger and the closing price of Healtheon/WebMD common stock on June 16, 2000:

                                                                IMPLIED MULTIPLES OF
                                                               SELECTED TRANSACTIONS
                                  IMPLIED MULTIPLES OF          IN SPECIALTY FILTER
                                SELECTED TRANSACTIONS IN       AND SPECIALTY PLASTIC      IMPLIED MULTIPLES OF
                                      HIT INDUSTRY                MOLDING INDUSTRY       MEDICAL MANAGER BASED
ENTERPRISE VALUES            ------------------------------    ----------------------     ON EXCHANGE RATIO IN
AS MULTIPLES OF:              LOW    MEAN    MEDIAN   HIGH       LOW           HIGH      MEDICAL MANAGER MERGER
-----------------            -----   -----   ------   -----    -------        -------    ----------------------
Latest 12 months sales.....   0.9x    5.1x    4.0x    10.4x      1.7x           2.5x              4.4x
Latest 12 months EBITDA....  10.6x   20.0x   14.0x    44.6x     13.6x          20.5x             62.4x

     Exchange ratio analyses

     Sum-of-the-parts exchange ratio analysis. UBS Warburg calculated an implied exchange ratio for Medical Manager common stock and Healtheon/WebMD common stock based on a sum-of-the-parts analysis of each of Medical Manager's and Healtheon WebMD's separate businesses and, in the case of Medical Manager, its approximate 68% equity interest in CareInsite. In arriving at an implied exchange ratio, UBS Warburg derived implied equity reference ranges for Medical Manager and Healtheon/WebMD by applying to various financial statistics of their businesses and, in the case of Medical Manager, CareInsite, ranges of selected multiples derived from corresponding financial statistics of selected companies in similar industries. UBS Warburg then divided the resulting implied equity reference range for Medical Manager by the resulting implied equity reference range for Healtheon/WebMB. This analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Medical Manager merger:

 IMPLIED SUM-OF-THE-PARTS     EXCHANGE RATIO IN
   EXCHANGE RATIO RANGE     MEDICAL MANAGER MERGER
 ------------------------   ----------------------
       1.37 - 1.51              2.5

     Historical exchange ratio analysis. UBS Warburg also compared the exchange ratio provided for in the Medical Manager merger with the exchange ratio implied for Medical Manager and Healtheon/WebMD based on the daily closing prices of Medical Manager common stock and Healtheon/WebMD common stock over the one year period ended February 11, 2000 and the average exchange ratio derived from the "Sum-of-the-parts analysis" described above. This analysis indicated the following implied average exchange ratios, as compared to the exchange ratio provided for in the Medical Manager merger:

 AVERAGE EXCHANGE RATIO OVER   AVERAGE EXCHANGE RATIO BASED ON     EXCHANGE RATIO IN
ONE-YEAR PERIOD ENDED 2/11/00     SUM-OF-THE-PARTS ANALYSIS      MEDICAL MANAGER MERGER
-----------------------------  -------------------------------   ----------------------
            1.65                            1.44                          2.5

     Contribution analysis

     UBS Warburg reviewed the contributions of Medical Manager and Healtheon/WebMD to the combined company's estimated calendar year 2000 revenue, based on internal estimates of Medical Manager's and Healtheon/WebMD's managements. Based on the exchange ratio provided for in the Medical Manager merger and the closing price of Healtheon/WebMD common stock on June 16, 2000, this analysis indicated the following relative contributions of Medical Manager and Healtheon/WebMD, as compared to the percentages that Medical Manager and Healtheon/WebMD would each constitute of the combined company's enterprise value:

                                                   PERCENTAGE CONTRIBUTION TO    PERCENTAGE OF COMBINED
                                                  COMBINED COMPANY'S ESTIMATED    COMPANY'S ESTIMATED
                                                   CALENDAR YEAR 2000 REVENUE       ENTERPRISE VALUE
                                                  ----------------------------   ----------------------
Medical Manager.................................              41.4%                       37.8%
Healtheon/WebMD.................................              58.6%                       62.2%

     Other factors

     In rendering its opinion, UBS Warburg also reviewed and considered other factors, including:

     - historical market prices for Medical Manager common stock and Healtheon/WebMD common stock and the relationship between movements in Medical Manager common stock, movements in Healtheon/ WebMD common stock and movements in the common stock of selected companies in the information technology and data management industry

     - publicly available financial terms of selected transactions in the healthcare online and electronic data interchange sectors of the information technology and data management industry

     - the premium/discount implied by the exchange ratio provided for in the Medical Manager merger relative to the market price of Medical Manager common stock on June 16, 2000 and potential market price fluctuations in Healtheon/WebMD common stock.

     Miscellaneous

     Medical Manager has agreed to pay UBS Warburg for its financial advisory services upon completion of the Medical Manager merger an aggregate fee of $5.0 million. In addition, Medical Manager has agreed to reimburse UBS Warburg for its reasonable expenses, including reasonable fees and disbursements of its counsel, and to indemnify UBS Warburg and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

     Medical Manager selected UBS Warburg as its financial advisor in connection with the Medical Manager merger because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

     In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of Medical Manager and its affiliates and Healtheon/WebMD for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE OF CAREINSITE'S BOARD

     Banc of America Securities was retained to act as the financial advisor to the special committee with respect to the proposed CareInsite merger. On June 18, 2000, Banc of America Securities made a presentation to the special committee and a summary presentation to CareInsite's board of directors and delivered its opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the exchange ratio of 1.30 Healtheon/WebMD shares for each CareInsite share was fair, from a financial point of view, to CareInsite's common stockholders, other than Medical Manager, the holder of approximately 68% of CareInsite common stock, or its subsidiaries, as to which Banc of America Securities expressed no opinion.

     Previously, on February 13, 2000, Banc of America Securities had made a presentation to the special committee and delivered its opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the exchange ratio of 1.30 Healtheon/ WebMD shares for each CareInsite share was fair, from a financial point of view, to CareInsite's common stockholders, other than Medical Manager or its subsidiaries, as to which Banc of America Securities expressed no opinion.

     The exchange ratio provided for in the CareInsite merger was determined through negotiations between CareInsite and Healtheon/WebMD and was approved by the CareInsite special committee. Although Banc of America Securities provided advice to the special committee during such negotiations, Banc of America Securities did not recommend any specific form or amount of consideration, or that any specific form or amount of consideration constituted the only appropriate form or amount of consideration, in connection with the CareInsite merger.

     THE FULL TEXT OF THE BANC OF AMERICA SECURITIES JUNE 18, 2000 OPINION IS ATTACHED TO THIS DOCUMENT AS ANNEX F AND SETS FORTH THE INFORMATION REVIEWED, PROCEDURES UNDERTAKEN AND ASSUMPTIONS MADE BY BANC OF AMERICA SECURITIES IN ARRIVING AT ITS OPINION, AS WELL AS LIMITATIONS AND QUALIFICATIONS TO THE OPINION. HOLDERS OF CAREINSITE COMMON STOCK ARE URGED TO READ CAREFULLY THE ENTIRE BANC OF AMERICA SECURITIES OPINION, WHICH, AMONG OTHER THINGS, SETS FORTH THIS INFORMATION.

     The Banc of America Securities opinion does not constitute a recommendation to any CareInsite stockholder as to how to vote at the CareInsite special meeting.

     The following is a summary of the material financial analyses presented by Banc of America Securities to the special committee in connection with its opinion:

     Historical stock trading analysis. Banc of America Securities reviewed the average trading price for shares of CareInsite common stock from CareInsite's initial public offering on June 16, 1999, through June 16, 2000, the last day of trading activity prior to the announcement of the amendment of the CareInsite merger agreement. In addition, Banc of America Securities analyzed the consideration to be received by the holders of CareInsite common stock, other than Medical Manager or its subsidiaries, based on the 1.30 exchange ratio and the closing prices of Healtheon/WebMD common stock and CareInsite common stock of $16.88 per share and $20.63 per share, respectively, on June 16, 2000. This analysis indicated that the consideration per share of CareInsite common stock to be received by holders of CareInsite common stock pursuant to the CareInsite merger, other than Medical Manager or its subsidiaries:

     - represented a premium of 6.4% to the closing price of CareInsite common stock on June 16, 2000

     - represented a discount of 54.1% from the average closing price of CareInsite common stock for the period following its initial public offering through June 16, 2000.

     Exchange ratio analysis. Banc of America Securities calculated the median of the daily exchange ratios of CareInsite common stock to Healtheon/WebMD common stock based on the closing prices of CareInsite common stock and Healtheon/WebMD common stock for the period following CareInsite's initial public offering through June 16, 2000. This analysis indicated:

     - that the median exchange ratio over this period was 1.22 compared to the merger exchange ratio of 1.30

     - that the exchange ratio based on the 10-day average closing stock prices for the period ending June 16, 2000 was 1.21 compared to the merger exchange ratio of 1.30.

     Contribution analysis. Banc of America Securities analyzed historical operating and financial information and financial forecasts prepared by the managements of Healtheon/WebMD and of CareInsite. From the information provided by CareInsite's management, Banc of America Securities developed two projection scenarios for the pro forma combined company resulting from the CareInsite merger, one assuming organic growth of CareInsite's business, which is referred to in this proxy statement/prospectus as Scenario 1, and the second assuming CareInsite will roll out a physician portal, a consumer/AOL portal and various other strategic transactions, all of which Banc of America Securities was advised that CareInsite had determined not to pursue at the time of the execution of the Merger Agreement in February 2000, which is referred to in this proxy statement/prospectus as Scenario 2. This analysis indicated that, excluding shares of CareInsite common stock held by Medical Manager or its subsidiaries, holders of CareInsite common stock would receive 8.4% of the outstanding common equity of the pro forma combined company, and would contribute 0.7% of the projected calendar year 2000 revenues of the pro forma combined company and 0.9% under Scenario 1 and 3.0% under Scenario 2 of the projected calendar year 2001 revenues of the pro forma combined company.

     Diluted equity market value exchange analysis. Banc of America Securities also calculated the equity market value on a diluted basis of CareInsite and the pro forma combined company based upon the closing per share common stock prices on June 16, 2000, of CareInsite and of Healtheon/WebMD. This analysis indicated that, excluding shares of CareInsite common stock held by Medical Manager or its subsidiaries, holders of CareInsite common stock would receive $544 million in aggregate equity market value of the pro forma combined company, or 8.4% of the pro forma combined equity value, in exchange for $511 million of aggregate equity market value of CareInsite, or 8.8% of the stand-alone total equity value of the separate companies.

     Comparable companies analysis. Banc of America Securities reviewed and compared publicly available financial information, ratios and public market revenue multiples relating to CareInsite to corresponding financial information, ratios and public market multiples for the following 18 publicly traded companies:

EHEALTH                                    INTERNET
-------                                    --------
Allscripts                                 Amazon.com
Ventro Corporation                         Ariba
CyBear                                     Commerce One, Inc.
eBenX                                      Digex, Incorporated
MedicaLogic                                eBay
Neoforma.com, Inc.                         Exodus Communications, Inc.
SciQuest.com, Inc.                         priceline.com
The TriZetto Group                         Purchase Pro.com, Inc.
                                           USInternetworking, Inc.
                                           Yahoo!

     The selected companies were chosen because they are eHealth or Internet companies that, for purposes of this analysis, Banc of America Securities considered generally comparable to CareInsite. Set forth below are the combined range of revenue multiples for the selected companies for the calendar year 2001, the separate median revenue multiple of the eHealth and Internet companies, and the calculated implied valuation for CareInsite under Scenarios 1 and 2 based on the separate median revenue multiples. In addition, the revenue multiple of Healtheon/WebMD and the calculated implied valuation for CareInsite under Scenarios 1 and 2 based thereon are shown separately below.

                                                           SELECTED COMPANIES
                                                ----------------------------------------
                                                                       MEDIAN REVENUE         IMPLIED VALUE OF
                                                                          MULTIPLE          CAREINSITE PER SHARE
                                                COMBINED RANGE OF    -------------------    ---------------------
SCENARIO 1                                      REVENUE MULTIPLES    EHEALTH    INTERNET    EHEALTH     INTERNET
----------                                      -----------------    -------    --------    --------    ---------
Projected 2001 revenue........................     1.3x-55.5x         3.3x       17.9x       $1.53        $8.28
Healtheon/WebMD 2001 revenue..................        5.3x                  5.3x                    $2.44

SCENARIO 2
----------
Projected 2001 revenue........................     1.3x-55.5x         3.3x       17.9x       $5.47      $29.65
Healtheon/WebMD 2001 revenue..................        5.3x                  5.3x                   $8.74

     Selected precedent transaction analysis. Banc of America Securities analyzed the financial terms of the CareInsite merger in relation to the publicly available information for the following 26 transactions:

                                                                        ANNOUNCEMENT
ACQUIROR                                      TARGET                        DATE
--------                                      ------                    ------------
Allscripts                     MasterChart, Inc.                          03/14/00
Allscripts                     Medifor Inc.                               04/13/00
BroadVision Inc.               Interleaf, Inc.                            01/26/00
Chemdex Corporation
  (Ventro)                     Promedix.com                               09/21/99
Chemdex (Ventro)               SpecialityMD.com Corporation               12/13/99
drugstore.com                  Beauty.com                                 01/12/00
HealthCentral.com              Vitamins.com, Inc.                         03/17/00
Healtheon                      Medcast                                    07/01/99
Healtheon                      MedE America                               04/21/99
Healtheon                      WebMD                                      05/14/99
Healtheon/WebMD                Envoy                                      01/24/00
Healtheon/WebMD                OnHealth                                   02/16/00
InfoCure                       Datamedic Holdings, Inc.                   09/08/99
MedicaLogic                    Medscape, Inc.                             02/22/00
MedicaLogic                    Total eMed, Inc.                           02/22/00
Medical Manager Corp.          Physician Computer Network                 12/07/99
Mediconsult.com                Northstar Interactive, Inc.                03/07/00
Mediconsult.com                Physician's Online Inc.                    09/07/99
Medscape                       Dialog Medical, Inc.                       03/08/00
Neoforma.com                   EquipMD, Inc.                              03/27/00
Quintiles                      Envoy                                      12/16/98
SciQuest.com                   EMAX Solution Partners, Inc.               03/14/00
Siemens AG                     Shared Medical Systems                     05/01/00
Synetic                        Medical Manager                            05/17/99
Yahoo!                         broadcast.com                              04/01/99
Yahoo!                         GeoCities.com                              01/28/99

     The selected transactions were chosen because the target companies were eHealth or Internet companies that, for purposes of this analysis, Banc of America Securities considered generally comparable to CareInsite. The combined range of revenue multiples of the target companies, the separate median revenue multiple of the eHealth and Internet target companies after eliminating five transactions where the target company had minimal or no revenues and 11 transactions where information was not available, and the calculated implied valuation of CareInsite based on the separate median revenue multiples are set forth below.

                                                                      SELECTED TRANSACTIONS
                                                -----------------------------------------------------------------
                                                                       MEDIAN REVENUE         IMPLIED VALUE OF
                                                                          MULTIPLES         CAREINSITE PER SHARE
                                                COMBINED RANGE OF    -------------------    ---------------------
                                                REVENUE MULTIPLES    EHEALTH    INTERNET    EHEALTH     INTERNET
                                                -----------------    -------    --------    --------    ---------
Latest quarter annualized revenue.............         1.3x*           8.9x       61.5x      $0.78        $5.36

---------------
* Upper range not meaningful as five of the companies had minimal or no revenues.

     This summary is not a complete description of Banc of America Securities' analyses. Rather, it summarizes the material elements of the presentation made by Banc of America Securities to the special committee on June 18, 2000. The preparation of Banc of America Securities' opinion involved various determinations as to the most appropriate and relevant methods to the particular circumstances. Therefore, Banc of America Securities' opinion is not readily susceptible to partial analysis or summary description.

     Each of Banc of America Securities' analyses was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. In arriving at its opinion, Banc of America Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying Banc of America Securities' opinion. The analyses performed are not intended to be appraisals or to reflect the prices at which CareInsite or Healtheon/ WebMD might actually be sold or the price at which their securities may trade.

     Banc of America Securities was retained as the financial advisor to the special committee based upon Banc of America Securities' qualifications, experience and expertise. Banc of America Securities, as a part of its investment banking business, is continuously engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its businesses, Banc of America Securities and its affiliates may actively trade the debt and equity securities of CareInsite, Medical Manager and Healtheon/WebMD for their own separate accounts or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in these securities. Banc of America Securities has not been engaged by or performed any services for any of Healtheon/WebMD, Medical Manager or Cerner during the period it has been serving as the financial advisor to the CareInsite special committee.

     Under the engagement letter dated February 13, 2000, CareInsite agreed to pay Banc of America Securities a fee of $4,250,000, one-half of which was paid upon rendering its first written opinion on February 13, 2000, and one-half of which is contingent upon consummation of the CareInsite merger or a comparable transaction. CareInsite also agreed to reimburse Banc of America Securities for its out-of-pocket expenses and to pay the fees and disbursements of its counsel. CareInsite also agreed to indemnify Banc of America Securities and related persons against various liabilities in connection with this engagement, including liabilities under Federal securities laws.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS, AFFILIATES AND SIGNIFICANT STOCKHOLDERS IN THE MERGERS

     Healtheon/WebMD

     In considering the recommendation of the Healtheon/WebMD board of directors with regard to the mergers, you should be aware that executive officers and directors participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, your interests.

     Medical Manager

     In considering the recommendation of the Medical Manager board of directors with regard to the Medical Manager merger, you should be aware that, as described below, several executive officers and members of the board of directors of Medical Manager may have interests in the merger that are different from, or in addition to, your interests, and that may create potential conflicts of interest.

     Stock options. As of the record date, approximately 7,605,228 shares of Medical Manager common stock were subject to options granted to executive officers and directors under Medical Manager's stock option plans and arrangements. At the effective time of the Medical Manager merger, all outstanding options to purchase Medical Manager common stock under Medical Manager's plans will be assumed by Healtheon/WebMD and will become options to purchase Healtheon/WebMD common stock, with appropriate adjustments to be made to the number of shares and the exercise price under these options to reflect the exchange ratio. Healtheon/WebMD will assume Medical Manager's obligations with respect to each option and the related Medical Manager stock option plans in accordance with their terms. For details, see "Treatment of Medical Manager and CareInsite stock options and warrants" on page 99.

     All 740,000 options granted pursuant to the Medical Manager 1991 Director Stock Option Plan and options to purchase 760,000 shares of Medical Manager common stock granted pursuant to the Amended and Restated 1989 Class A Stock Option Plan will become fully vested and immediately exercisable upon the completion of the mergers.

     Letter agreements. On June 18, 2000, Healtheon/WebMD entered into a letter agreement with Martin J. Wygod, Medical Manager's and CareInsite's current Chairman, effective upon the consummation of the mergers. The letter agreement provides for Mr. Wygod's appointment as Co-Chief Executive Officer of Healtheon/WebMD following the mergers. In the event Mr. Wygod's employment with Healtheon/WebMD, Medical Manager or CareInsite terminates for any reason, or Mr. Wygod ceases to serve as Co-Chief Executive Officer or Chief Executive Officer of Healtheon/WebMD for any reason, each option held by Mr. Wygod at the effective time of the mergers will continue to vest in accordance with the applicable schedule, and will otherwise be treated for purposes of the terms and conditions thereof, as if he remained employed through the earlier of the first anniversary of the last scheduled vesting date for his options or the material breach by him of the restrictive covenants contained in the letter agreement, which are described below.

     The letter agreement provides that at the effective time of the mergers, except as otherwise permitted, for a period ending on the earlier of the second anniversary of the date Mr. Wygod is neither a director on Healtheon/WebMD's board nor its Co-Chief Executive Officer or Chief Executive Officer or the third anniversary of the effective time of the mergers, Mr. Wygod will not engage in a business or business activities that are either substantially similar to, or competitive with, the businesses engaged in by Medical Manager and CareInsite at the effective time of the mergers. The letter agreement also provides that during the period beginning at the effective time of the mergers and ending upon the later of the end of Mr. Wygod's noncompete period, as described above, and the first anniversary of the date of his resignation or removal as a Healtheon/WebMD director, Mr. Wygod will keep confidential the proprietary information of Healtheon/WebMD, Medical Manager and CareInsite.

     In addition, during the period beginning at the effective time of the mergers and ceasing at the end of Mr. Wygod's noncompete period, Mr. Wygod is prohibited from:

     - directly or indirectly soliciting any customer, or any person or entity who is reasonably expected to become a customer, of Healtheon/WebMD, Medical Manager, CareInsite or specified affiliates for any commercial pursuit which is a competitive business

     - directly or indirectly solicit or induce, or attempt to induce, any employees, agents, or consultants of Healtheon/WebMD, Medical Manager, CareInsite or specified affiliates to leave the employ of Healtheon/WebMD, Medical Manager, CareInsite or these affiliates or to offer employment to or interfere or attempt to interfere with any of these employees, agents or consultants.

     In the event Mr. Wygod materially breaches any of the foregoing covenants the letter agreement provides that further vesting of Mr. Wygod's options will cease and Healtheon/WebMD will be entitled to seek injunctive relief.

In addition, in the case of a willful material breach by Mr. Wygod of these covenants, Healtheon/WebMD will also be entitled to pursue other legal and equitable remedies including recovery of damages from Mr. Wygod.

     On June 18, 2000, Healtheon/WebMD entered into a letter agreement with Charles A. Mele, a member of Medical Manager's and CareInsite's board of directors and Medical Manager's Executive Vice President, General Counsel and Secretary, effective upon the consummation of the mergers. The letter agreement provides that in the event Mr. Wygod ceases to be Co-Chief Executive Officer or Chief Executive Officer of Healtheon/WebMD and Mr. Mele's employment with Healtheon/WebMD or Medical Manager terminates for any reason, each option held by Mr. Mele at the effective time of the mergers will continue to vest in accordance with the applicable schedule, and will otherwise be treated for purposes of the terms and conditions thereof, as if he remained employed through the earlier of the first anniversary of the last scheduled vesting date for his options or the material breach by him of the restrictive covenants contained in the letter agreement. These restrictive covenants are substantially similar to the provisions provided for in the letter agreement with Mr. Wygod, as described above. The letter agreement provides that in the event Mr. Mele materially breaches any covenant or agreement in the letter agreement further vesting of Mr. Mele's options will cease and Healtheon/WebMD will be entitled to seek injunctive relief.

     In addition, upon completion of the mergers, the vesting schedule applicable to options to purchase 250,000 shares of Medical Manager common stock granted to Mr. Mele on June 5, 2000 will be shortened from four years to three years in the same manner as options granted to Mr. Rich.

     Employment agreements. Under the amended and restated employment agreement that Medical Manager and CareInsite entered into with Marvin P. Rich, Mr. Rich will receive, immediately prior to the completion of the mergers, an option to purchase 300,000 shares of Medical Manager common stock at an exercise price of $15.00 per share. In addition, upon the completion of the mergers, loans made by Medical Manager and CareInsite to Mr. Rich, each in the principal amount of $300,000, will be forgiven and the vesting schedule applicable to some options held by Mr. Rich will be shortened from four years to three years.

     Under the employment agreements entered into between Medical Manager and each of Michael A. Singer and John H. Kang, if the executive resigns after six months, or one year in the case of Mr. Kang, following a change in control, as defined in each employment agreement, the executive will receive the following:

     - continuation of his base salary and benefits for the remainder of the term under his employment agreement

     - accelerated vesting of outstanding stock options granted under his employment agreement which are not yet vested on the date of termination

     In addition, in the case of Mr. Kang only, his $2.4 million loan from Medical Manager will be forgiven on the first anniversary of the completion of the mergers provided he remains employed by Medical Manager on that date unless his employment is terminated earlier without cause or he resigns for good reason, in which case the loan will be forgiven on the date of such termination.

     Indemnification arrangements. Under the Medical Manager merger agreement, Healtheon/WebMD has agreed to indemnify the officers and directors of Medical Manager after the completion of the mergers to the extent permitted by law. In addition, Healtheon/WebMD agreed to continue in effect for a period of six years after the mergers the rights to indemnification provided by Medical Manager's certificate of incorporation and bylaws.

     CareInsite

     In considering the recommendation of the CareInsite board of directors with regard to the CareInsite merger, you should be aware that, as described below, several executive officers and members of the board of directors of CareInsite may have interests in the merger that are different from, or in addition to, your interests, and that may create potential conflicts of interests. You should also know that Medical Manager is the owner of approximately 67.4% of CareInsite common stock and that a majority of the members of the CareInsite board of directors are also members of the Medical Manager board of directors. In order to ensure that the interests of the stockholders of CareInsite were properly represented, CareInsite's board of directors created the special committee for the purposes of negotiating and determining whether to recommend the CareInsite Merger. For more information about the special committee, see "Background of the mergers" on page 46.

     Stock options. As of the record date, approximately 2,755,000 shares of CareInsite common stock were subject to options granted to executive officers and directors under CareInsite's stock option plans and arrangements. At the effective time of the CareInsite merger all outstanding options to purchase CareInsite common stock under CareInsite's plans will be assumed by Healtheon/WebMD and will become options to purchase Healtheon/WebMD common stock, with appropriate adjustments to be made to the number of shares and the exercise price under these options to reflect the exchange ratio. Healtheon/WebMD will assume CareInsite's obligations with respect to each option and the related CareInsite stock option plans in accordance with their terms. For details, see "Treatment of Medical Manager and CareInsite stock options and warrants" on page 99.

     Options granted to non-employee directors of CareInsite pursuant to the CareInsite 1999 Director Stock Option Plan will become fully vested and immediately exercisable upon the completion of the mergers.

     Letter agreements. Martin J. Wygod, CareInsite's and Medical Manager's current Chairman, and Charles A. Mele, a member of CareInsite's and Medical Manager's board of directors and Medical Manager's Executive Vice President, General Counsel and Secretary, have entered into letter agreements with Healtheon/WebMD described in "Interests of directors, executive officers, affiliates and significant stockholders in the mergers -- Medical
Manager -- Letter agreements" on page 83.

     In addition, upon completion of the mergers, the vesting schedule applicable to options to purchase 250,000 shares of Medical Manager common stock granted to Mr. Mele on June 5, 2000 will be shortened from four years to three years in the same manner as options granted to Mr. Rich.

     Stock option letter agreement. In addition to the acceleration of vesting of options under the circumstances described above, Healtheon/WebMD has entered into letter agreements with CareInsite and Medical Manager for the benefit of some of their key employees, including David Amburgey, Senior Vice
President -- General Counsel of CareInsite, and Steven Zatz, Senior Vice President -- Development of CareInsite. The letter agreements provide that in the event:

     - Mr. Wygod ceases to hold the position of Co-Chief Executive Officer or Chief Executive Officer of Healtheon/WebMD for any reason, and

     - Healtheon/WebMD terminates the employee without "cause," as defined in the merger agreements, or such employee terminates his employment under specified circumstances, in either case, on or following the second anniversary of the effective time of the mergers, all outstanding CareInsite and Medical Manager options held by the employee will become fully exercisable upon the date of termination.

     Employment agreements. Under the amended and restated employment agreement that Medical Manager and CareInsite entered into with Marvin P. Rich, President of Medical Manager and Chief Executive Officer of CareInsite, Mr. Rich will receive, immediately prior to the completion of the mergers, an option to purchase 300,000 shares of Medical Manager common stock at an exercise price of $15.00 per share. In addition, upon the completion of the mergers, loans made by Medical Manager and CareInsite to Mr. Rich, each in the principal amount of $300,000, will be forgiven and the vesting schedule applicable to some options held by Mr. Rich will be shortened from four years to three years.

     In the event that Martin J. Wygod ceases to be the Chairman of the Board of Directors or Chief Executive Officer of Medical Manager or a senior officer of Healtheon/WebMD following the completion of the mergers and Roger C. Holstein, CareInsite's Executive Vice President, Marketing and Sales, resigns after remaining employed for an additional one-year period, Mr. Holstein's stock options will remain outstanding and continue to vest as though Mr. Holstein had remained employed through the earlier of:

     - the later of November 6, 2002 and the last date on which these options actually vest

     - an occurrence of an event that would constitute "cause," as defined in his employment agreement.

     Indemnification arrangements. Under the CareInsite merger agreement, Healtheon/WebMD has agreed to indemnify the officers and directors of CareInsite after the completion of the mergers to the extent permitted by law. In addition, Healtheon/WebMD agreed to continue in effect for a period of six years after the mergers the rights to indemnification provided by CareInsite's certificate of incorporation and bylaws.

     Strategic relationships. Cerner, which owns approximately 17.4% of CareInsite's outstanding common stock, has agreed to vote in favor of the CareInsite merger agreement and the CareInsite merger. CareInsite and Cerner are parties to a number of commercial agreements which will remain in effect following the mergers. In addition, Healtheon/WebMD has agreed to negotiate a marketing agreement with Cerner and to evaluate specified Cerner solutions to be integrated with Healtheon/WebMD's service offerings.

COMPLETION AND EFFECTIVENESS OF THE MERGERS

     The mergers will be completed when all of the conditions to completion of the mergers are satisfied or waived. In the case of the Medical Manager merger, these conditions include approval and adoption of the Medical Manager merger agreement and the Medical Manager merger by the stockholders of Healtheon/WebMD and Medical Manager. In the case of the CareInsite merger, these conditions include approval of the issuance of shares of Healtheon/WebMD common stock to the stockholders of CareInsite pursuant to the CareInsite merger by the stockholders of Healtheon/WebMD, approval and adoption of the CareInsite merger agreement and the CareInsite merger by the stockholders of CareInsite and consummation of the Medical Manager merger. The Medical Manager merger will become effective upon the filing of a certificate of merger with the State of Delaware, and the CareInsite merger will become effective upon the filing of a certificate of merger with the State of Delaware and the filing of articles of merger with the State of Massachusetts.

STRUCTURE OF THE MERGERS AND CONVERSION OF MEDICAL MANAGER AND CAREINSITE CAPITAL STOCK

     Pursuant to the Medical Manager merger, Medical Manager will be merged with and into Healtheon/WebMD. As a result of the Medical Manager merger, the separate corporate existence of Medical Manager will cease and Healtheon/WebMD will continue as the surviving corporation. Pursuant to the CareInsite merger, CareInsite will be merged with and into Avicenna, a wholly owned subsidiary of Medical Manager. As a result of the CareInsite merger, the separate corporate existence of CareInsite will cease and Avicenna will survive as a wholly owned subsidiary of Healtheon/WebMD. Following the mergers, Healtheon/WebMD common stock will continue to be traded on the Nasdaq National Market and will be held by the stockholders of Healtheon/WebMD and the former stockholders of Medical Manager and CareInsite, other than Avicenna.

     Upon completion of the mergers, each outstanding share of Medical Manager common stock and each outstanding share of CareInsite common stock, other than shares of CareInsite common stock held by Avicenna, will be converted into a right to receive 2.5 shares and 1.3 shares of Healtheon/WebMD common stock, respectively. No fractional shares of Healtheon/WebMD common stock will be issued pursuant to the mergers. In lieu of the issuance of any fractional shares of Healtheon/WebMD common stock, any stockholder who would otherwise receive a fractional share will receive a cash payment equal to the proceeds of sale of the aggregate fractional shares of Healtheon/WebMD common stock at prevailing prices on the Nasdaq National Market System as promptly as practicable following the effective time of the mergers, multiplied by a fraction the numerator of which is the amount of fractional share interest held by that holder of Medical Manager or CareInsite common stock and the denominator which is the aggregate amount of fractional share interests sold.

     Upon completion of the CareInsite merger, each outstanding share of CareInsite Series A preferred stock will be converted into a right to receive one share of newly issued preferred stock of Healtheon/WebMD with terms that are substantially identical to the CareInsite preferred stock.

EXCHANGE OF MEDICAL MANAGER AND CAREINSITE STOCK CERTIFICATES FOR
HEALTHEON/WEBMD STOCK CERTIFICATES

     When the mergers are completed, Healtheon/WebMD's exchange agent will mail to Medical Manager stockholders and CareInsite stockholders a letter of transmittal and instructions for use in surrendering Medical Manager or CareInsite stock certificates in exchange for Healtheon/WebMD stock certificates. When a Medical Manager or CareInsite stockholder delivers a Medical Manager or CareInsite stock certificate to the exchange agent along with an executed letter of transmittal and any other required documents, their Medical Manager or CareInsite stock certificate will be canceled and that stockholder will receive Healtheon/WebMD stock certificates
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representing the number of full shares of Healtheon/WebMD common stock to which the stockholder is entitled under the applicable merger agreement. A Medical Manager or CareInsite stockholder will receive payment in cash, without interest, in lieu of any fractional shares of Healtheon/WebMD common stock which would have been otherwise issuable to the stockholder in the Medical Manager merger or the CareInsite merger equal to the sale proceeds of the fractional share.

     MEDICAL MANAGER STOCKHOLDERS AND CAREINSITE STOCKHOLDERS SHOULD NOT SUBMIT THEIR MEDICAL MANAGER OR CAREINSITE STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Medical Manager stockholders and CareInsite stockholders are not entitled to receive any dividends or other distributions on Healtheon/WebMD common stock until the mergers are completed and they have surrendered their Medical Manager or CareInsite stock certificates in exchange for Healtheon/WebMD stock certificates.

     Subject to the effect of applicable laws, promptly following surrender of Medical Manager or CareInsite stock certificates and the issuance of the corresponding Healtheon/WebMD certificates, Medical Manager stockholders and CareInsite stockholders will be paid the amount of dividends or other distributions, without interest, with a record date after the completion of the mergers which were previously paid with respect to their whole shares of Healtheon/WebMD common stock. At the appropriate payment date, Medical Manager and CareInsite stockholders will also receive the amount of dividends or other distributions, without interest, with a record date after the completion of the mergers and a payment date after they exchange their Medical Manager or CareInsite stock certificates for Healtheon/WebMD stock certificates.

     Healtheon/WebMD will only issue a Healtheon/WebMD stock certificate or direct its exchange agent to issue a check in lieu of a fractional share to Medical Manager stockholders and CareInsite stockholders in a name in which the surrendered Medical Manager or CareInsite stock certificate is registered. If Medical Manager stockholders or CareInsite stockholders wish to have their certificates issued in another name they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGERS

     Material U.S. federal income tax considerations of the Medical Manager merger

     This section summarizes material U.S. federal income tax considerations relevant to the Medical Manager merger that apply to Medical Manager stockholders. This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended, or the tax code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences of the Medical Manager merger to you. The Internal Revenue Service may adopt a position contrary to the consequences described below.

     We do not discuss all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances. Factors that could alter the tax consequences of the Medical Manager merger to you include:

     - if you are a dealer or broker in securities

     - if you are a tax-exempt organization

     - if you are subject to the alternative minimum tax provisions of the tax code

     - if you are a foreign person or entity

     - if you are a financial institution or insurance company

     - if you do not hold your Medical Manager shares as capital assets

     - if you acquired your shares in connection with stock option or stock purchase plans, in exchange for services

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

     - in other compensatory transactions, or

     - if you hold Medical Manager shares as part of an integrated investment, including a straddle, hedge, appreciated financial position or conversion transaction.

     In addition, we do not discuss the tax consequences of the Medical Manager merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Medical Manager merger, whether or not any transactions are undertaken in connection with the Medical Manager merger, including without limitation any transaction in which Medical Manager shares are acquired or shares of Healtheon/WebMD common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire Medical Manager capital stock. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MEDICAL MANAGER MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MEDICAL MANAGER MERGER.

     Tax implications for Medical Manager stockholders. Counsel to Healtheon/WebMD, Alston & Bird LLP, and counsel to Medical Manager, Shearman & Sterling, are of the opinion that as of the date of this proxy statement/prospectus and based on law as of such date the merger of Medical Manager with and into Healtheon/WebMD will be a "reorganization" for U.S. federal income tax purposes within the meaning of section 368(a) of the tax code and that Healtheon/WebMD and Medical Manager will each be a party to the reorganization within the meaning of section 368(b) of the tax code. This means that:

     - Medical Manager stockholders will not recognize gain or loss when they receive Healtheon/WebMD common stock solely in exchange for their shares of Medical Manager common stock in the Medical Manager merger, except for cash received for a fractional share of Healtheon/WebMD common stock.

     - Cash payments received by Medical Manager stockholders for a fractional share of Healtheon/WebMD common stock should be treated as if the fractional share had been issued in the Medical Manager merger and then redeemed by Healtheon/WebMD. The Medical Manager stockholders should recognize gain or loss with respect to these cash payments, measured by the difference, if any, between the amount of cash received and the basis of the Medical Manager common stock allocable to the fractional share.

     - The aggregate tax basis of the Healtheon/WebMD common stock received, excluding any fractional shares, by holders of Medical Manager common stock will be the same as the aggregate tax basis of the Medical Manager common stock surrendered in exchange for the Healtheon/WebMD common stock reduced by the amount of tax basis allocable to a fractional share for which cash is received.

     - The holding period of the Healtheon/WebMD common stock received by holders of Medical Manager stock in the Medical Manager merger will include the period the exchanged Medical Manager common stock was considered to be held, provided that the Medical Manager common stock surrendered is held as a capital asset at the time of the Medical Manager merger.

     Limitation on the tax opinions. Neither Healtheon/WebMD nor Medical Manager has requested a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the Medical Manager merger.

     The opinions described above do not bind the Internal Revenue Service or the courts and do not preclude either from adopting a contrary position. These opinions are subject to qualifications and are conditioned upon assumptions, including the truth and accuracy of representations and the compliance with covenants as to future actions made by the parties to the Medical Manager merger agreement. The opinions may not be relied upon if any of these representations is incorrect or incomplete or any of these covenants is not complied with.

     Information reporting and backup withholding. Some non-corporate Medical Manager stockholders may be subject to information reporting and to backup withholding at a rate of 31% on any cash received pursuant to the Medical Manager merger. Backup withholding will not apply to a stockholder who furnishes his or her taxpayer identification number and certifies that he or she is not subject to backup withholding on an Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding.

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

     Consequences of a contrary Internal Revenue Service determination. A successful Internal Revenue Service challenge to the status of the Medical Manager merger as a reorganization would result in a Medical Manager stockholder recognizing gain or loss with respect to each share of Medical Manager common stock surrendered. This gain or loss would equal the difference between the stockholder's basis in the shares and the fair market value, at the time of the Medical Manager merger, of the Healtheon/WebMD common stock received. In this event, a stockholder's aggregate basis in the Healtheon/WebMD common stock received would equal its fair market value, and the stockholder's holding period for the Healtheon/WebMD stock would begin the day after the Medical Manager merger.

     Even if the Medical Manager merger qualifies as a reorganization, a stockholder who receives shares of Healtheon/WebMD common stock would recognize gain to the extent that those shares were considered received in exchange for services. Gain would also have to be recognized to the extent that a holder of Medical Manager common stock was treated as receiving, directly or indirectly, consideration other than Healtheon/WebMD common stock in exchange for the holder's Medical Manager common stock. All or a portion of those gain amounts may be taxable as ordinary income.

     Material U.S. federal income tax considerations of the CareInsite merger

     This section summarizes material U.S. federal income tax considerations relevant to the CareInsite merger that apply to CareInsite stockholders, other than Avicenna. This discussion is based on existing provisions of the tax code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences of the CareInsite merger to you. The Internal Revenue Service may adopt a position contrary to the consequences described below.

     We do not discuss all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances. Factors that could alter the tax consequences of the CareInsite merger to you include:

     - if you are a dealer or broker in securities

     - if you are a tax-exempt organization

     - if you are subject to the alternative minimum tax provisions of the tax code

     - if you are a foreign person or entity

     - if you are a financial institution or insurance company

     - if you do not hold your CareInsite shares as capital assets

     - if you acquired your shares in connection with stock option or stock purchase plans, in exchange for services or in other compensatory transactions, or

     - if you hold CareInsite shares as part of an integrated investment, including a straddle, hedge, appreciated financial position or conversion transaction.

     In addition, we do not discuss the tax consequences of the CareInsite merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the CareInsite merger, whether or not any of these transactions are undertaken in connection with the CareInsite merger, including without limitation any transaction in which CareInsite shares are acquired or shares of Healtheon/WebMD capital stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire CareInsite capital stock. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE CAREINSITE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE CAREINSITE MERGER.

     Tax implications for CareInsite stockholders. Counsel to Healtheon/WebMD, Alston & Bird LLP, and counsel to CareInsite's special committee, Davis Polk & Wardwell, are of the opinion that as of the date of this proxy statement/prospectus and based on law as of such date the merger of CareInsite with and into Avicenna will be a "reorganization" for U.S. federal income tax purposes within the meaning of section 368(a) of the tax code

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

and that Healtheon/WebMD, CareInsite and Avicenna will each be a party to the reorganization within the meaning of section 368(b) of the tax code. This means that:

     - Holders of CareInsite common stock, including the former holder of CareInsite preferred stock if it elects to convert its preferred stock into CareInsite common stock immediately prior to and conditioned upon the CareInsite merger, will not recognize gain or loss when they receive Healtheon/WebMD common stock solely in exchange for their shares of CareInsite common stock in the CareInsite merger, except for cash received for a fractional share of Healtheon/WebMD common stock.

     - If the holder of CareInsite preferred stock elects not to convert its preferred stock into CareInsite common stock, it will not recognize gain or loss when it receives Healtheon/WebMD preferred stock solely in exchange for its shares of CareInsite preferred stock, and will not recognize gain or loss when it converts its Healtheon/WebMD preferred stock into Healtheon/WebMD common stock, except for cash received for a fractional share of Healtheon/WebMD common stock.

     - Cash payments received by holders of CareInsite common stock for a fractional share of Healtheon/WebMD common stock should be treated as if the fractional share had been issued in the CareInsite merger and then redeemed by Healtheon/WebMD. The CareInsite common stockholders should recognize gain or loss with respect to these cash payments, measured by the difference, if any, between the amount of cash received and the basis of the CareInsite common stock allocable to the fractional share.

     - The aggregate tax basis of the Healtheon/WebMD capital stock received, excluding any fractional shares, by holders of CareInsite capital stock will be the same as the aggregate tax basis of the CareInsite capital stock surrendered in exchange for the Healtheon/WebMD capital stock reduced by the amount of tax basis allocable to a fractional share for which cash is received.

     - The holding period of the Healtheon/WebMD capital stock received by holders of CareInsite capital stock in the CareInsite merger will include the period the exchanged CareInsite stock was considered to be held, provided that the CareInsite capital stock surrendered is held as a capital asset at the time of the CareInsite merger.

     - If the holder of CareInsite preferred stock exercises dissenters' rights with respect to the preferred stock and receives payment for the preferred stock in cash, it will generally recognize capital gain or loss, measured by the difference between its tax basis in the stock and the amount of cash received.

     Limitation on the tax opinions. Neither Healtheon/WebMD nor CareInsite has requested a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the CareInsite merger.

     The opinions described above do not bind the Internal Revenue Service or the courts and do not preclude either from adopting a contrary position. These opinions are subject to qualifications and are conditioned upon assumptions, including the truth and accuracy of representations and the compliance with covenants as to future actions made by the parties to the CareInsite merger agreement. The opinions may not be relied upon if any of these representations is incorrect or incomplete or if any of these covenants is not complied with.

     Information reporting and backup withholding. Some non-corporate CareInsite stockholders may be subject to information reporting and to backup withholding at a rate of 31% on any cash received pursuant to the CareInsite merger. Backup withholding will not apply to a stockholder who furnishes his or her taxpayer identification number and certifies that he or she is not subject to backup withholding on an Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding.

     Consequences of a contrary Internal Revenue Service determination. A successful Internal Revenue Service challenge to the status of the CareInsite merger as a reorganization would result in a CareInsite stockholder recognizing gain or loss with respect to each share of CareInsite capital stock surrendered. This gain or loss would equal the difference between the stockholder's basis in the shares and the fair market value, at the time of the CareInsite merger, of the Healtheon/WebMD capital stock received. In this event, a stockholder's aggregate basis in the Healtheon/WebMD capital stock received would equal its fair market value, and the stockholder's holding period for the Healtheon/WebMD stock would begin the day after the CareInsite merger.

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

     Even if the CareInsite merger qualifies as a reorganization, a stockholder who receives shares of Healtheon/WebMD capital stock would recognize gain to the extent that those shares were considered received in exchange for services. Gain would also have to be recognized to the extent that a holder of CareInsite capital stock was treated as receiving, directly or indirectly, consideration other than Healtheon/WebMD capital stock in exchange for the holder's CareInsite capital stock. All or a portion of those gain amounts may be taxable as ordinary income.

ACCOUNTING TREATMENT OF THE MERGERS

     We intend to account for each of the mergers as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the mergers, the results of operations of Medical Manager and CareInsite will be included in the consolidated financial statements of Healtheon/WebMD. The purchase prices will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Medical Manager or CareInsite acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations in accordance with generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGERS

     The mergers are subject to the requirements of the HSR Act, which prevents transactions from being completed until required information and materials are furnished to the Antitrust Division of the DOJ and the FTC and the appropriate waiting periods end or expire. On April 24, 2000, Healtheon/WebMD, Medical Manager and CareInsite filed Pre-Merger Notification and Report Forms under the HSR Act with the FTC and the DOJ. On May 24, 2000, the DOJ issued a request for additional information. The mergers may not be completed until 20 days after the parties have substantially complied with this request, unless this waiting period is terminated earlier by the DOJ. Each of the parties substantially complied with the second request on July 28, 2000. The final waiting period will expire on 11:59 p.m. on August 17, 2000. The waiting period may be extended only by court order or the consent of the parties. Consummation of each of the mergers is subject to the expiration or termination of all applicable waiting periods under the HSR Act and no action having been instituted by the DOJ or the FTC that is not withdrawn or terminated prior to each merger's effective time.

     The Antitrust Division of the DOJ or the FTC may challenge the mergers on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the mergers, either the Antitrust Division of the DOJ or the FTC could take action under the antitrust laws. Other persons could take action under the antitrust laws, including seeking to enjoin either or both of the mergers. Additionally, at any time before or after the completion of the mergers, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws. A challenge to either or both of the mergers could be made and if a challenge is made we may not prevail.

     None of the parties is aware of any other material governmental or regulatory approval required for completion of the mergers, other than the effectiveness of the registration statement of which this proxy statement/prospectus is a part, and compliance with applicable corporate law of the State of Delaware and, in the case of the CareInsite merger, the State of Massachusetts.

RESTRICTIONS ON SALES OF SECURITIES BY AFFILIATES OF HEALTHEON/WEBMD

     Substantial amounts of Healtheon/WebMD common stock outstanding after the mergers will become freely transferable after contractual and legal transfer restrictions lapse. Sales of substantial amounts of Healtheon/WebMD's common stock in the public market, or the perception that these sales may occur, could materially and adversely affect the prevailing market prices for the common stock of Healtheon/WebMD.

     After completion of the mergers, Healtheon/WebMD will have an aggregate of approximately 373 million shares of common stock outstanding, including the approximately 21.3 million shares issuable upon conversion of the shares of Healtheon/WebMD Series A preferred stock outstanding as of May 31, 2000. Of these shares, approximately 281 million shares will be freely tradeable without restrictions or further registration under the
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

Securities Act, unless owned by "affiliates" of Healtheon/WebMD, as that term is defined in Rule 144 under the Securities Act. The remaining approximately 92 million shares of common stock outstanding after the mergers are subject to contractual restrictions on transfer as described below.

     As a result of the contractual restrictions, and subject to the provisions of Rule 144 and 144(k), each described below, additional shares will be available for sale in the public market as follows:

     - 35.0 million shares of common stock of Healtheon/WebMD held by Quintiles as a result of the acquisition of Envoy will be subject to contractual transfer restrictions until May 26, 2002, except that up to one-third of these shares may be sold in the public market without contractual restriction at any time after May 26, 2001 and up to two-thirds of these shares may be sold in the public market without contractual restriction at any time after November 26, 2001.

     - 155,951 shares of Series A preferred stock of Healtheon/WebMD held by affiliates of News Corporation, and the 21,282,645 shares of common stock into which the shares of Series A preferred stock are convertible, are subject to contractual transfer restrictions until the earlier of one year after a change of control of Healtheon/WebMD, the liquidation, dissolution or winding up of Healtheon/WebMD, or January 26, 2003. Upon the lapse of these contractual restrictions, the shares would be transferable pursuant to Rule 144 or upon exercise of News Corporation's registration rights. An additional 2.0 million shares of common stock owned by affiliates of News Corporation are not subject to contractual transfer restrictions and will be eligible for sale, subject to the volume, manner of sale and reporting requirements of Rule 144, after January 26, 2001. These 2.0 million shares of common stock and, after the lapse of the contractual restrictions, the 21,282,645 shares of common stock underlying the Series A preferred stock may also be sold pursuant to News Corporation's registration rights after June 30, 2000, if not previously sold pursuant to Rule 144 or another exemption from registration under the Securities Act, which would result in these shares becoming eligible for sale in the public market without restriction immediately upon the effectiveness of such registration.

     - 15.0 million shares of the approximately 24.6 million shares of common stock of Healtheon/WebMD which were purchased directly from Healtheon/WebMD by Janus will be eligible for sale, subject to the volume, manner of sale and reporting requirements of Rule 144 after January 26, 2001. These shares may also be sold pursuant to Janus' registration rights after June 11, 2000, which would result in such shares becoming eligible for sale in the public market without restriction immediately upon the effectiveness of registration.

     - 13,149,259 shares of common stock of CareInsite held by Cerner will be converted in the CareInsite merger into 17,094,037 shares of Healtheon/WebMD common stock. These shares will be subject to the contractual restrictions on transfer described in "Cerner voting agreement" on page 106.

     - Approximately 1.7 million shares of common stock of Healtheon/WebMD to be issued to other holders of CareInsite common stock in the CareInsite merger are subject to contractual restrictions on transfer. Approximately
       1.1 million of these shares will no longer be subject to these restrictions after November 2000 and the balance will no longer be subject to these restrictions after May 2001.

     - 100 shares of Series A preferred stock of CareInsite held by AOL are convertible into shares of common stock of CareInsite after March 2002. These shares will be converted in the CareInsite merger into the right to receive 100 shares of Series A preferred stock of Healtheon/WebMD. In the event that AOL elects to convert the 100 shares of Series A preferred stock of Healtheon/WebMD, it would receive 263,960 shares of common stock of Healtheon/WebMD and a warrant exercisable for an additional 263,960 shares at $37.88 per share. None of these shares of Healtheon/WebMD common stock will be eligible for sale prior to March 2002.

     The shares of Healtheon/WebMD common stock to be issued in the mergers will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of Healtheon/WebMD common stock issued to or held by any person who is an affiliate of Healtheon/WebMD or of Medical Manager, in the case of the stock issued in the Medical Manager merger, or CareInsite, in the case of stock issued in the CareInsite merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Healtheon/WebMD, Medical Manager or
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CareInsite and may include some of their respective officers and directors, as well as their respective principal stockholders. Affiliates may not sell their shares of Healtheon/WebMD common stock acquired in the mergers except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares,

     - an exemption under paragraph (d) of Rule 145 under the Securities Act, or

     - any other applicable exemption under the Securities Act.

     The registration statement on Form S-4 of which this proxy statement/prospectus forms a part does not cover the resale of shares of Healtheon/WebMD common stock to be received by affiliates in the mergers.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of Healtheon/WebMD common stock for at least one year, or an affiliate who beneficially owns shares of Healtheon/WebMD common stock, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     - 1% of the number of shares of common stock then outstanding, which immediately after the mergers will equal approximately 3.5 million shares based on the approximately 352 million shares that will be outstanding at that time, or

     - the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Healtheon/WebMD.

     Under Rule 144(k), a person who is not an affiliate of Healtheon/WebMD at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, these may be sold immediately.

     In addition, after the mergers Healtheon/WebMD will have outstanding warrants exercisable for approximately 43 million shares of the common stock of Healtheon/WebMD, of which warrants to acquire 7.7 million shares are subject to vesting conditions. Generally, the shares of Healtheon/WebMD common stock issued upon exercise of these warrants will also be restricted securities and may not be sold in the absence of registration other than in accordance with Rule 144 or another exemption from registration under the Securities Act. Approximately 26.5 million shares of common stock issuable upon the exercise of these warrants may also be sold pursuant to registration rights, which would result in such shares becoming eligible for sale in the public market without restriction immediately upon the effectiveness of a registration.

     Healtheon/WebMD has filed registration statements registering 50,415,370 shares of common stock reserved for issuance under stock option plans of Healtheon/WebMD, in addition to the warrants described above. Healtheon/WebMD will file a registration statement to register approximately 72,050,000 shares of common stock reserved for issuance under stock option plans of Medical Manager and CareInsite which will be assumed by Healtheon/WebMD in the mergers. Persons acquiring these shares upon exercise of their options, whether or not they are affiliates, will be permitted to resell their shares in the public market without regard to the Rule 144 holding period.

INTEGRATION COMMITTEE

     Healtheon/WebMD, Medical Manager and CareInsite have established an integration committee, consisting of members of Healtheon/WebMD's, Medical Manager's and CareInsite's senior management teams. The purpose of this committee is to plan for the integration of Healtheon/WebMD, Medical Manager and CareInsite and to develop an expense reduction program following the completion of the mergers. The committee will make recommendations to each of Healtheon/WebMD's and Medical Manager's board of directors in order to facilitate the efforts of each company's management teams to integrate their respective businesses effectively and efficiently.
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STOCKHOLDER LITIGATION

     On March 14, 2000, Medical Manager was served with a summons in a lawsuit filed on February 17, 2000, against Medical Manager, CareInsite and specified officers and directors of Medical Manager and CareInsite, among other parties, in the New Jersey Superior Court, Chancery Division, in Bergen County. The plaintiff purports to be a holder of CareInsite common stock. The lawsuit, captioned Ina Levy, et al. vs. Martin J. Wygod, et al., C-59-00, purports to bring an action on behalf of the plaintiff and others similarly situated to enjoin the defendants from consummating the Medical Manager merger and the CareInsite merger. The plaintiff alleges that the defendants have breached their fiduciary duties in that the proposed Medical Manager merger favors the interests of Medical Manager and its stockholders over the interests of CareInsite's minority stockholders. The plaintiff also alleges that the proposed mergers provide the defendants and other Medical Manager stockholders with a premium which exceeds the premium provided to CareInsite's minority stockholders. The lawsuit seeks, among other things, injunctive relief and unspecified damages. The plaintiff, by her counsel, has entered into a memorandum of understanding, dated July 31, 2000, with the defendants, by their counsel, pursuant to which the parties have agreed to settle the lawsuit. The proposed settlement is subject to, among other things, the approval of the settlement by the New Jersey Superior Court, Chancery Division.

     The memorandum of understanding provides for the following: (1) the certification of the action as a class action under the rules of the Court, which class would consist of all holders of the shares of CareInsite common stock from and including February 13, 2000 through and including the effective time of the CareInsite merger; (2) the complete and final dismissal with prejudice, settlement, discharge and release of all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, arising under federal, state or any other law, that have been, could have been, or in the future can or might be asserted in the action or in any court, tribunal or proceeding by or on behalf of any member of the class, whether individual, class, derivative, representative, legal, equitable or any other type in any other capacity, against the defendants, Healtheon/WebMD or any of their respective past, present or future officers, directors, associates, stockholders, representatives, families, parent entities, affiliates, subsidiaries, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates or administrators, predecessors, successors and assigns (collectively, the "Released Persons"), which have arisen, could have arisen, or will arise out of, or which are related in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, set forth or otherwise related, directly or indirectly, to the complaint filed in the action, the CareInsite merger, the Medical Manager merger, public filings or statements by any of the defendants or their representatives in connection with the CareInsite merger, the Medical Manager merger or any other actions of the defendants relating in any way to the CareInsite merger or the Medical Manager merger (subject to certain limited exceptions); (3) the defendants have denied, and continue to deny, that they have committed or attempted to commit any violation of law or breaches of duty of any kind; and (4) the defendants are entering into the memorandum of understanding and will be entering into the proposed settlement documentation solely because the proposed settlement would eliminate the burden, risk and expense of further litigation and is in the best interests of CareInsite, Medical Manager and all of their respective stockholders. In addition, counsel to the plaintiff provided comments to Medical Manager and CareInsite in connection with the preparation of this proxy statement/prospectus.

     In addition, the parties have agreed in the memorandum of understanding that plaintiff's counsel in the action will apply to the Court for a total award of attorney's fees and expenses in an amount not to exceed $600,000, which the defendants have agreed not to oppose; provided, however, that such amount shall be payable only after Final Court Approval (as defined below) and only if the CareInsite merger and the Medical Manager merger close.

     In addition, (1) Medical Manager has waived any right it may at any time have under the Medical Manager merger agreement to collect from Healtheon/WebMD a termination fee in excess of $65 million, (2) CareInsite has waived any right it may at any time have under the CareInsite merger agreement to collect from Healtheon/WebMD a termination fee in excess of $35 million and (3) Healtheon/WebMD has waived any right it
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may at any time have under the Medical Manager merger agreement to collect from
Medical Manager a termination fee in excess of $100 million.

     Pursuant to the terms of the memorandum of understanding, any of the defendants shall have the right to withdraw from the proposed settlement in the event that any of the conditions to the consummation of the settlement described below shall not have been satisfied. The consummation of the settlement is subject to (1) the drafting and execution of the settlement documents and the other agreements necessary to effectuate the terms of the proposed settlement,
(2) Final Court Approval of the settlement, (3) dismissal of the action by the Court with prejudice and without awarding fees or costs to any party (other than as described above) and (4) the closings of the CareInsite merger and the Medical Manager merger.

     For purposes hereof, "Final Court Approval" of the settlement means an order entered by the Court approving the settlement and awarding plaintiff's counsel's fees and expenses and such order is finally affirmed, without modification of any substantive right of any party to the memorandum of understanding, on appeal or is no longer subject to appeal and time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired, provided that any modification of the order approving the settlement with respect to the amount of attorney's fees and expenses awarded and/or any additional supplemental disclosure required shall not be considered a modification of a substantive right affecting Final Court Approval.

AMENDMENT OF HEALTHEON/WEBMD'S BYLAWS

     Effective only upon completion of the mergers, Healtheon/WebMD's board of directors will amend the bylaws of Healtheon/WebMD to create the office of Co-Chief Executive Officer. The bylaws will also be amended to provide that the number of directors of Healtheon/WebMD will be 15 and that this number may be changed exclusively by a resolution duly adopted by the vote of a majority of the directors then authorized by the bylaws.

LISTING ON THE NASDAQ NATIONAL MARKET OF HEALTHEON/WEBMD COMMON STOCK TO BE ISSUED IN THE MERGERS

     It is a condition to the closing of each of the mergers that Healtheon/WebMD has used reasonable efforts to have the shares of Healtheon/WebMD common stock to be issued in the merger approved for listing on the Nasdaq National Market, subject to official notice of issuance. An application will be filed by Healtheon/WebMD to list the shares in the Nasdaq National Market.

DELISTING AND DEREGISTRATION OF MEDICAL MANAGER AND CAREINSITE COMMON STOCK AFTER THE MERGERS

     If the mergers are completed, Medical Manager common stock and CareInsite common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act.

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                             THE MERGER AGREEMENTS

     This section contains a summary of the merger agreements for the Medical Manager merger and the CareInsite merger. The provisions of the merger agreements are complicated and not easily summarized. The Medical Manager merger agreement and the amendment thereto and the CareInsite merger agreement and the amendment thereto are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, and incorporated by reference into this proxy statement/prospectus. We urge you to read these documents carefully. The terms "party" and "parties" used throughout this section refer, with respect to the Medical Manager merger agreement, to Medical Manager and Healtheon/WebMD and, with respect to the CareInsite merger agreement, to CareInsite, Avicenna and Healtheon/WebMD. Differences between the merger agreements are noted in the summary below and, in describing those differences, we refer to the companies by name.

REPRESENTATIONS AND WARRANTIES

     The parties each made representations and warranties regarding aspects of their businesses, financial condition, structure and other facts pertinent to the applicable merger, including:

     - capitalization

     - changes in business since December 31, 1999

     - intellectual property

     - opinions received from financial advisors

     - financial statements

     - filings with the SEC

     - litigation

     - employee benefit plans

     - taxes.

CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGERS

     Each party agreed that until the completion of the applicable merger, in each case unless the other party consents in writing, it will use all reasonable efforts to:

     - preserve intact its present lines of business

     - maintain its rights and franchises

     - preserve its relationships with employees, customers, suppliers and others with which it has business dealings.

     Each party also agreed that until the completion of the applicable merger or unless the other party consents in writing, it would conduct its business in compliance with specific restrictions relating to:

     - the issuance of securities

     - intellectual property

     - dividends or other distributions

     - the modification of certificate of incorporation and bylaws

     - the acquisition of assets or other entities

     - the disposition of assets

     - the incurrence of indebtedness

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     - the material modification or termination of contracts

     - accounting policies and procedures

     - actions which would jeopardize the tax treatment of the merger

     - tax elections.

     Healtheon/WebMD has also agreed to use its reasonable best efforts to consummate its pending transaction with OnHealth.

     All of the restrictions on Medical Manager described above apply to the subsidiaries of Medical Manager, including CareInsite, and all of the restrictions on CareInsite described above apply to the subsidiaries of CareInsite. However, none of the restrictions on Medical Manager and its subsidiaries prohibit CareInsite from taking any action which the CareInsite board determines is consistent with its fiduciary duties to the stockholders of CareInsite.

     The parties to each merger agreement agreed to give written notice to the other party upon becoming aware of any event or circumstance which would be reasonably likely to have a material adverse effect on it or cause a breach of any of its representations, warranties, agreements or covenants in a manner that would cause the conditions to the merger not to be satisfied at the time. Each party also agreed to use reasonable efforts to prevent or promptly remedy the same.

NO SOLICITATION OF AN ALTERNATE ACQUISITION PROPOSAL

     Until the applicable merger is completed or the until the applicable merger agreement is terminated, each of the parties has agreed not to directly or indirectly take any of the following actions without the consent of the other:

     - initiate, solicit or encourage any alternate "acquisition proposal," as defined below

     - participate in any discussions or negotiations regarding any alternate acquisition proposal

     - provide any confidential information with respect to any alternate acquisition proposal

     - take any other action to facilitate any effort or attempt to make or implement any alternate acquisition proposal

     - accept any alternate acquisition proposal.

     Each of the parties has also agreed to keep the other informed, on a current basis, of the status and terms of any proposals or offers and the status of any discussions or negotiations.

     An "acquisition proposal" is any offer or proposal relating to any of the following, except that, with respect to Healtheon/WebMD and its subsidiaries, the transactions must be ones that could reasonably be expected to preclude the completion of the applicable merger or the other transactions contemplated by the applicable merger agreement:

     - the purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of any of the parties or any of their subsidiaries

     - any merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving any of the parties or any of their subsidiaries

     - any liquidation or dissolution of any of the parties or any of their subsidiaries.

     The foregoing shall not prohibit any party or its board of directors or the special committee of CareInsite's board of directors from complying with SEC rules regarding communications about tender offers for its securities by third parties. In addition, any party and its board of directors and the special committee of CareInsite's board of directors may engage in discussions or negotiations with, or provide information to, any person in response to an

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unsolicited written alternate acquisition proposal by that person or recommend the unsolicited written alternate acquisition proposal to the holders of its common stock if, in each case:

     - with respect to the Medical Manager merger only, the Medical Manager board or the Healtheon/WebMD board concludes in good faith, after consultation with its financial advisors, that the alternate acquisition proposal would, if consummated, result in a transaction more favorable to holders of its common stock than the Medical Manager merger

     - its board of directors or, in the case of CareInsite, the special committee, determines in good faith after consultation with outside legal counsel that the action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable law

     - prior to providing any information or data to any person in connection with the alternate acquisition proposal, it receives from the person an executed confidentiality agreement

     - prior to providing any information or data to any person or entering into discussions or negotiations with any person in connection with the alternate acquisition proposal, it notifies the other party promptly of the receipt of the alternate acquisition proposal indicating, in connection with the notice, the name of the person making the alternate acquisition proposal and attaching a copy of the proposal or offer or providing a complete written summary thereof

     - it has not breached its obligation, as described above, not to initiate, solicit or encourage an alternate acquisition proposal.

MEDICAL MANAGER'S AND CAREINSITE'S EMPLOYEE BENEFIT PLANS

     Healtheon/WebMD has agreed that, for a period of two years following the mergers, it will maintain, or will cause to be maintained, employee benefit plans, programs and arrangements for the benefit of active and retired employees of Medical Manager, CareInsite and their subsidiaries that in the aggregate will provide compensation and benefits that are substantially equivalent to the compensation and benefits provided to these active and retired employees under the employee benefit plans, programs and arrangements of Medical Manager, CareInsite and their subsidiaries immediately prior to the mergers, except that changes may be made to these employee benefit plans and arrangements to the extent necessary in light of applicable law. Under the merger agreements, following the mergers, Healtheon/WebMD will honor, and cause to be honored, in accordance with their terms, all existing employment and severance agreements and arrangements and severance, termination protection and bonus plans which are applicable to any current or former employees or directors of Medical Manager, CareInsite or any of their subsidiaries.

     Employees of Medical Manager, CareInsite and their subsidiaries will receive credit for purposes of eligibility to participate, vesting credit and entitlement for benefits and benefit accrual under any employee benefit plan in which the employee may be eligible to participate after the mergers for service accrued prior to the mergers with Medical Manager, CareInsite or any of their subsidiaries, except that crediting of service will not result in duplicate accrual of benefits for the same period of service. Healtheon/WebMD will use or cause to be used reasonable efforts to waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under any welfare plan in which the employee may be eligible to participate after the mergers and will provide credit for any co-payments and deductibles paid under a welfare plan prior to the effective time of the mergers.

     Following the Medical Manager merger, Healtheon/WebMD will continue to maintain the Porex 401(k) Savings Plan and related trust for at least a period of time necessary to allocate a surplus account transferred from a terminated pension plan to the Porex 401(k) Savings Plan. All allocations from the surplus account will be fully vested and nonforfeitable to each participant.

     If, prior to two years following the mergers, Healtheon/WebMD terminates any employee of Medical Manager, CareInsite or any of their subsidiaries without "cause," as defined below, or any of these employees terminates his employment with Healtheon/WebMD, Medical Manager, CareInsite or of their subsidiaries following a "material reduction in the duties," as defined below, or material reduction in compensation of the

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employee or the relocation of the employee to a location more than 25 miles from the employee's existing work location, without the employee's consent, all Medical Manager options and CareInsite options granted to the employee will become fully exercisable upon termination.

     For purposes of this provision, employment with Medical Manager also constitutes employment with CareInsite.

     "Cause" means

        - repeated failure by an employee to perform his duties in any material respect following notice and a reasonable period of time to correct the failure

        - an employee engaging in an act of dishonesty that is materially and demonstrably injurious to Healtheon/WebMD, Medical Manager or CareInsite, or

        - the conviction of an employee of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude involving Healtheon/WebMD, Medical Manager or CareInsite.

     A "material reduction in the duties" of an employee means a substantive reduction in duties, not a change in title or reporting hierarchy occurring as a result of the applicable merger.

     In the event of a sale of a Medical Manager subsidiary or CareInsite subsidiary that is treated as a termination of employment of an employee of the subsidiary for purposes of the employee's Medical Manager options or CareInsite options, respectively, the acceleration of vesting described above will be subject to additional terms and conditions which will be determined by Healtheon/WebMD's board of directors.

TREATMENT OF MEDICAL MANAGER AND CAREINSITE STOCK OPTIONS AND WARRANTS

     At the effective time of the applicable merger, all options then outstanding under Medical Manager's and CareInsite's stock option plans and all warrants to purchase Medical Manager or CareInsite common stock will be assumed by Healtheon/WebMD and will be exercisable upon the same terms and conditions as under the applicable Medical Manager or CareInsite stock option plan or warrant, except that:

     - each assumed option or warrant will be exercisable for, and represent the right to acquire, a number of shares of Healtheon/WebMD common stock, rounded to the nearest whole share, equal to the number of shares of Medical Manager or CareInsite common stock subject to the option or warrant multiplied by the applicable exchange ratio

     - the per share exercise price of the assumed option or warrant will be an amount equal to the per share exercise price of the Medical Manager or CareInsite option or warrant divided by the applicable exchange ratio, rounded to the nearest whole cent.

     Healtheon/WebMD has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Healtheon/WebMD common stock for delivery upon the exercise of the options under the Medical Manager and CareInsite stock option plans, to file a registration statement on Form S-8 for the shares of Healtheon/WebMD common stock issuable with respect to options under these Medical Manager and CareInsite stock option plans and to maintain the effectiveness of that registration statement for as long as any of the options remain outstanding.

CONDITIONS TO COMPLETION OF THE MERGERS

     The parties' respective obligations to complete the applicable merger are subject in each case to the satisfaction or, if permitted, waiver of each of the following conditions before completion of the merger:

     - this proxy statement/prospectus must have been declared effective by the SEC and no stop order suspending the effectiveness of this proxy statement/prospectus will have been issued by the SEC and no proceeding for that purpose will have been initiated

     - in the case of the Medical Manager merger, the Medical Manager merger agreement and the Medical Manager merger must be approved and adopted by the requisite vote of Healtheon/WebMD's and Medical Manager's stockholders
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     - in the case of the CareInsite merger, the issuance of shares of
       Healtheon/WebMD common stock to the stockholders of CareInsite pursuant to the CareInsite merger must be approved by the requisite vote of Healtheon/WebMD's stockholders and the CareInsite merger agreement and the CareInsite merger must be approved by the requisite vote of CareInsite's stockholders

     - no law, regulation or order must be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger

     - all applicable waiting periods under applicable antitrust laws must have expired or been terminated

     - each party must receive from its respective tax counsel an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the tax code, however, if counsel to that party does not render this opinion, this condition will be satisfied if counsel to the other party renders the opinion to that party

     - in the case of the Medical Manager merger, all conditions to the closing of the CareInsite merger shall have been satisfied or waived as provided in the CareInsite merger agreement

     - in the case of the CareInsite merger, the Medical Manager merger shall have been consummated.

     Medical Manager's and CareInsite's obligations to complete the applicable merger are subject to the satisfaction or, if permitted, waiver of each of the following additional conditions before completion of the applicable merger:

     - Healtheon/WebMD's representations and warranties must be true and correct as of the date the merger is to be completed as if made as of that time except:

        - where the failure to be true and correct would not have a "material adverse effect," as defined below, on Healtheon/WebMD

        - to the extent Healtheon/WebMD's representations and warranties address matters only as of a particular date or period of time, they must be true and correct as of that date or period of time, except where the failure to be so true and correct would not have a material adverse effect on Healtheon/WebMD.

     - Healtheon/WebMD must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it at or before completion of the merger.

     - Healtheon/WebMD must have taken all actions as shall be necessary to effect the changes to the Healtheon/WebMD board of directors, the amendments to the Healtheon/WebMD bylaws and the appointments to senior management as provided in the Medical Manager merger agreement.

     Healtheon/WebMD's obligations to complete each of the mergers are subject to the satisfaction or, if permitted, waiver of each of the following additional conditions before completion of the applicable merger:

     - Medical Manager's or CareInsite's representations and warranties must be true and correct as of the date the merger is to be completed as if made as of that time except:

        -- where the failure to be true and correct would not have a material adverse effect on the party

        -- to the extent Medical Manager's or CareInsite's representations and warranties address matters only as of a particular date or period of time, they must be true and correct as of that date or period of time, except where the failure to be true and correct would not have a material adverse on the party making the representation.

     - Medical Manager or CareInsite must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it at or before completion of the merger.

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     A "material adverse effect" on a party is defined in the merger agreements as an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on the financial position, business, or results of operations of that party and its subsidiaries, taken as a whole, or the ability of that party to perform its obligations under the applicable merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement, but does not include:

     - any adverse effect due to changes in conditions generally affecting the healthcare or electronic commerce industries or the U.S. economy as a whole

     - any change or adverse effect caused by, or relating to, the announcement of the merger agreement or the transactions contemplated by the agreement, or

     - any adverse effect due to legal or regulatory changes, except that, with respect to Medical Manager or CareInsite, an order or regulatory action specifically related to that party may be considered in determining the existence of a material adverse effect.

     In connection with the amendment of the merger agreements, each of the parties waived all rights it had to not consummate the applicable merger as a result of any facts or circumstances of which it had actual knowledge as of June 18, 2000.

TERMINATION OF THE MERGER AGREEMENTS

     Each of the merger agreements may be terminated at any time prior to completion of the applicable merger, whether before or after approval of the proposals relating to the merger by the stockholders of any party:

     - by mutual consent of the parties

     - by either party, if the merger is not completed before November 30, 2000, except that this termination right is not available to any party whose failure to fulfill any obligation has been the cause of or resulted in the failure of the merger to occur on or before November 30, 2000

     - by either party, if there is any order of a court or governmental authority having jurisdiction over either of them permanently enjoining, restraining or prohibiting the completion of the merger which is final and nonappealable or if any court or governmental authority fails to issue an order or take other action necessary to fulfill the conditions to completion of the merger

     - by Medical Manager or CareInsite, as the case may be, if the board of directors of Healtheon/WebMD withdraws, modifies or changes its recommendation of the adoption and approval of the proposals relating to the merger in a manner adverse to that party or recommends to the stockholders of Healtheon/WebMD an alternate acquisition proposal

     - by either party, if the proposals relating to the merger fail to receive the requisite vote of the stockholders of Medical Manager or CareInsite, as the case may be, except that neither Medical Manager nor CareInsite may terminate the merger agreement for this reason if the failure is caused by its action or failure to act and the action or failure to act constitutes a material breach by it of the merger agreement

     - by either party, if the proposals relating to the merger fail to receive the requisite vote of the stockholders of Healtheon/WebMD, except that Healtheon/WebMD may not terminate the merger agreement for this reason if the failure is caused by the action or failure to act of Healtheon/WebMD and the action or failure to act constitutes a material breach by Healtheon/WebMD of the merger agreement

     - by either party, if the other merger agreement is terminated in accordance with its terms.

     In addition, the Medical Manager merger agreement may be terminated by Healtheon/WebMD, if the board of directors of Medical Manager withdraws, modifies or changes its recommendation of the adoption and approval of the Medical Manager merger agreement and the Medical Manager merger in a manner adverse to Healtheon/WebMD or recommends to the stockholders of Medical Manager an alternate acquisition proposal.

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PAYMENT OF TERMINATION FEES

     Medical Manager merger agreement

     Medical Manager will pay Healtheon/WebMD a termination fee of $200 million not later than two days after the Medical Manager merger agreement is terminated if the termination is:

     - by Healtheon/WebMD because, at a time when an alternate acquisition proposal with respect to Medical Manager exists, the board of directors of Medical Manager has withdrawn, modified or changed its recommendation of the adoption and approval of the Medical Manager merger agreement and the Medical Manager merger in a manner adverse to Healtheon/WebMD or recommended to the stockholders of Medical Manager the alternate acquisition proposal, or

     - by Healtheon/WebMD or Medical Manager because, at a time when an alternate acquisition proposal with respect to Medical Manager exists, the Medical Manager merger agreement and the Medical Manager merger fail to receive the requisite vote of the stockholders of Medical Manager at the Medical Manager special meeting.

     Healtheon/WebMD will not be entitled to receive the termination fee if, prior to termination, the board of directors of Medical Manager withdraws, modifies or changes its recommendation of the Medical Manager merger agreement or the transactions contemplated thereby in a manner adverse to Healtheon/WebMD due solely to:

     - a breach by Healtheon/WebMD of any representation or warranty contained in the Medical Manager merger agreement the failure of which to be true and correct would have a material adverse effect on Healtheon/WebMD, which breach is not cured by Healtheon/WebMD within ten days following notice of the breach, or

     - a breach by Healtheon/WebMD of any covenant or agreement contained in the Medical Manager merger agreement which breach prevents Healtheon/WebMD from performing the covenant or agreement in all material respects, which breach is not cured by Healtheon/WebMD within ten days following notice of the breach.

     Healtheon/WebMD will pay Medical Manager a termination fee of $130 million not later than two days after the Medical Manager merger agreement is terminated if the termination is:

     - by Medical Manager because, at a time when an alternate acquisition proposal with respect to Healtheon/WebMD exists, the board of directors of Healtheon/WebMD has withdrawn, modified or changed its recommendation of the adoption and approval of the Medical Manager merger agreement and the Medical Manager merger in a manner adverse to Medical Manager or recommended to the stockholders of Healtheon/WebMD the alternate acquisition proposal, or

     - by Healtheon/WebMD or Medical Manager because, at a time when an alternate acquisition proposal with respect to Healtheon/WebMD exists, the Medical Manager merger agreement and the Medical Manager merger fail to receive the requisite vote of the stockholders of Healtheon/WebMD at the Healtheon/WebMD meeting.

     Medical Manager will not be entitled to receive the termination fee if, prior to termination, the board of directors of Healtheon/WebMD withdraws, modifies or changes its recommendation of the Medical Manager merger agreement or the transactions contemplated thereby in a manner adverse to Medical Manager due solely to:

     - a breach by Medical Manager of any representation or warranty contained in the Medical Manager merger agreement the failure of which to be true and correct would have a material adverse effect on Medical Manager, which breach is not cured by Medical Manager within ten days following notice of the breach, or

     - a breach by Medical Manager of any covenant or agreement contained in the Medical Manager merger agreement which breach prevents Medical Manager from performing the covenant or agreement in all material respects, which breach is not cured by Medical Manager within ten days following notice of the breach.

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     In connection with the proposed settlement of a lawsuit filed against
Medical Manager, CareInsite and specified officers and directors of Medical Manager and CareInsite, among other parties, (1) Healtheon/WebMD has waived Medical Manager's obligation to pay to Healtheon/WebMD a termination fee in excess of $100 million and (2) Medical Manager has waived Healtheon/WebMD's obligation to pay to Medical Manager a termination fee in excess of $65 million. For details, see "Stockholder litigation" on page 94.

     CareInsite merger agreement

     Healtheon/WebMD will pay CareInsite a termination fee of $70 million not later than two days after the CareInsite merger agreement is terminated if the termination is:

     - by CareInsite because, at a time when an alternate acquisition proposal with respect to Healtheon/WebMD exists, the board of directors of Healtheon/WebMD has withdrawn, modified or changed its recommendation of the issuance of shares of Healtheon/WebMD common stock to the stockholders of CareInsite pursuant to the CareInsite merger in a manner adverse to CareInsite or recommended to the stockholders of Healtheon/WebMD the alternate acquisition proposal, or

     - by Healtheon/WebMD or CareInsite because, at a time when an alternate acquisition proposal with respect to Healtheon/WebMD exists, the issuance of shares of Healtheon/WebMD common stock to the stockholders of CareInsite pursuant to the CareInsite merger fails to receive the requisite vote of the stockholders of Healtheon/WebMD at the Healtheon/WebMD meeting.

     CareInsite will not be entitled to receive the termination fee if, prior to termination, the board of directors of Healtheon/WebMD withdraws, modifies or changes its recommendation of the CareInsite merger agreement or the transactions contemplated by the CareInsite merger agreement in a manner adverse to CareInsite due solely to:

     - a breach by CareInsite of any representation or warranty contained in the CareInsite merger agreement the failure of which to be true and correct would have a material adverse effect on CareInsite, which breach is not cured by CareInsite within ten days following notice of the breach

     - a breach by CareInsite of any covenant or agreement contained in the CareInsite merger agreement which breach prevents CareInsite from performing the covenant or agreement in all material respects, which breach is not cured by CareInsite within ten days following notice of the breach

     - a breach by Medical Manager of any representation or warranty contained in the Medical Manager merger agreement the failure of which to be true and correct would have a material adverse effect on Medical Manager, which breach is not cured by Medical Manager within ten days following notice of the breach, or

     - a breach by Medical Manager of any covenant or agreement contained in the Medical Manager merger agreement which breach prevents Medical Manager from performing the covenant or agreement in all material respects, which breach is not cured by Medical Manager within ten days following notice of the breach.

     In connection with the proposed settlement of a lawsuit filed against Medical Manager, CareInsite and specified officers and directors of Medical Manger and CareInsite, among other parties, CareInsite has waived Healtheon/WebMD's obligation to pay to Medical Manager a termination fee in excess of $35 million. For details, see "Stockholder litigation" on page 94.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENTS

     The parties may amend the applicable merger agreement before completion of the applicable merger except that, after approval of the Medical Manager merger agreement and the Medical Manager merger by Medical Manager's stockholders or the approval of the CareInsite merger agreement and the CareInsite merger by the CareInsite stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each common share of Medical Manager or CareInsite, respectively, will be converted upon completion of the applicable merger. In addition, no amendment may be made without the prior written consent of the CareInsite special committee if the amendment could reasonably be expected to delay the

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consummation of the CareInsite merger or adversely affect CareInsite or
CareInsite's stockholders or would change the applicable exchange ratio.

     The parties may extend each other's time for the performance of any of the obligations under the applicable merger agreement, waive any inaccuracies in the other party's representations and warranties and waive compliance by the other party with any of the agreements or conditions contained in the applicable merger agreement. No extension or waiver may be granted without the prior written consent of the CareInsite special committee if the extension or waiver could reasonably be expected to delay the consummation of the CareInsite merger or adversely affect CareInsite or CareInsite's stockholders or would change the applicable exchange ratio.

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                               RELATED AGREEMENTS

HEALTHEON/WEBMD VOTING AGREEMENT

     Jeffrey T. Arnold, James H. Clark, Kleiner Perkins Caufield & Byers, W. Michael Long, Microsoft, News Corporation and Quintiles, each of which are directors, executive officers or affiliates of Healtheon/WebMD, have entered into a voting agreement with Medical Manager and CareInsite. The voting agreement requires these Healtheon/WebMD stockholders to vote all of the shares of Healtheon/WebMD common stock beneficially owned by them in favor of the proposals related to the Medical Manager merger and the CareInsite merger. The affirmative vote of a majority of the outstanding shares of Healtheon/WebMD common stock and preferred stock, voting together as a single class with the preferred stock voting on an as if converted to common stock basis, is required to approve the proposals relating to the Medical Manager merger. The affirmative vote of a majority of the outstanding shares of Healtheon/WebMD in person or represented by proxy at the meeting is required to approve the proposal relating to the CareInsite merger. As of the record date, the executive officers, directors and major stockholders of Healtheon/WebMD who entered into the voting agreement collectively beneficially owned 96,730,184 shares of Healtheon/WebMD outstanding stock entitled to vote, representing approximately 40.9% of the shares entitled to vote at the annual meeting.

     Each Healtheon/WebMD stockholder who is a party to the voting agreement agreed not to, directly or indirectly, sell or otherwise transfer the Healtheon/WebMD common stock and options or warrants to purchase Healtheon/WebMD common stock owned, controlled or acquired by the stockholder prior to the termination of the voting agreement without the written consent of Medical Manager and CareInsite, except that Quintiles may transfer shares to any of its affiliates who agree to be bound by the voting agreement.

     The voting agreement will terminate upon the earlier to occur of:

     - the completion of the Medical Manager merger, or

     - the termination of the Medical Manager merger agreement in accordance with its terms.

     The voting agreement will also terminate with respect to Quintiles in the event that the Medical Manager merger agreement is further amended or if the mergers are not completed by January 23, 2001.

MEDICAL MANAGER VOTING AGREEMENT

     Some Medical Manager stockholders have entered into a voting agreement with Healtheon/WebMD. The voting agreement requires these Medical Manager stockholders to vote all of the shares of Medical Manager common stock beneficially owned by them in favor of the Medical Manager merger. The affirmative vote of a majority of the outstanding shares of Medical Manager common stock is required to approve and adopt the Medical Manager merger and the Medical Manager merger agreement. As of the record date, the executive officers and directors of Medical Manager who entered into the voting agreement collectively beneficially owned 10,769,764 shares of Medical Manager common stock, representing approximately 26.4% of the shares entitled to vote at the special meeting.

     Each Medical Manager stockholder who is a party to the voting agreement agreed not to, directly or indirectly, sell or otherwise transfer the Medical Manager common stock and options or warrants to purchase Medical Manager common stock owned, controlled or acquired by the stockholder prior to the termination of the voting agreement without the written consent of Healtheon/WebMD.

     The voting agreement will terminate upon the earlier to occur of:

     - the completion of the Medical Manager merger, or

     - the termination of the Medical Manager merger agreement in accordance with its terms.

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

CAREINSITE VOTING AGREEMENTS

     Some CareInsite stockholders have entered into voting agreements with Healtheon/WebMD. The affirmative vote of a majority of the outstanding shares of CareInsite common stock is required to approve and adopt the CareInsite merger and the CareInsite merger agreement.

     Medical Manager and Avicenna voting agreements

     Each of Medical Manager and Avicenna has entered into a voting agreement with Healtheon/WebMD. The Medical Manager voting agreement requires Medical Manager to vote all of the shares of Avicenna common stock beneficially owned by it and to cause Avicenna to vote all shares of CareInsite common stock beneficially owned by it in favor of the CareInsite merger. The Avicenna voting agreement requires Avicenna to vote all of the shares of CareInsite common stock beneficially owned by it in favor of the CareInsite merger. As of the record date, Medical Manager beneficially owned all of the shares of Avicenna common stock and Avicenna beneficially owned 50,945,572 shares of CareInsite common stock, representing approximately 67.4% of the shares entitled to vote at the special meeting.

     Medical Manager agreed not to, directly or indirectly, sell or otherwise transfer the Avicenna common stock owned, controlled or acquired by it prior to the termination of the Medical Manager voting agreement without the written consent of Healtheon/WebMD. Similarly, Avicenna agreed not to, directly or indirectly, sell or otherwise transfer the CareInsite common stock owned, controlled or acquired by it prior to the termination of the Avicenna voting agreement without the consent of Healtheon/WebMD.

     Each voting agreement will terminate upon the earlier to occur of:

     - the completion of the CareInsite merger, or

     - the termination of the CareInsite merger agreement in accordance with its terms.

     Cerner voting agreement

     Cerner has also entered into a voting agreement with Healtheon/WebMD. The Cerner voting agreement requires Cerner to vote all of the shares of CareInsite common stock beneficially owned by Cerner in favor of the CareInsite merger. As of the record date, Cerner beneficially owned 13,149,259 shares of CareInsite common stock, representing approximately 17.4% of the shares entitled to vote at the special meeting.

     Cerner agreed not to, directly or indirectly, sell or otherwise transfer the CareInsite common stock owned, controlled or acquired by it prior to the termination of the Cerner voting agreement without the written consent of Healtheon/WebMD.

     The Cerner voting agreement will terminate upon the earlier to occur of:

     - the completion of the CareInsite merger, except that the restrictions on transfer described below and related provisions survive completion of the CareInsite merger

     - the termination of the CareInsite merger agreement in accordance with its terms

     - any amendment to the CareInsite merger agreement entered into without the prior consent of Cerner if the amendment

          -- could reasonably be expected to materially and adversely affect
             Cerner

          -- would decrease the exchange ratio for the CareInsite merger

          -- would amend the provisions relating to Healtheon's assumption of warrants issued by CareInsite to Cerner.

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

     In the Cerner voting agreement, Cerner also agreed not to transfer any Healtheon/WebMD common stock received in the CareInsite merger or otherwise acquired from Healtheon/WebMD after the date of the voting agreement until September 15, 2001, except that Cerner may effect:

     - transfers in connection with a merger, consolidation or sale of all or substantially all of Cerner's assets in which the surviving corporation or purchaser agrees to be bound by the provisions of the voting agreement

     - sales of up to 25% of the shares subject to transfer restrictions beginning 90 days after completion of the CareInsite merger

     - sales of up to an additional 25% of the shares subject to transfer restrictions commencing on March 15, 2001.

     As a result of the Medical Manager, CareInsite, Avicenna and Cerner voting agreements, we expect that the proposal to approve the CareInsite merger will be approved at the CareInsite special meeting, even if no other stockholders of CareInsite vote in favor of it.

AGREEMENTS REGARDING ENVOY

     In May, 2000, Healtheon/WebMD acquired Envoy from Quintiles and its subsidiary QFinance. Envoy provides EDI and transaction processing services to participants in the healthcare market.

     In connection with the execution of the Medical Manager merger agreement and the CareInsite merger agreement, Healtheon/WebMD, Medical Manager Health Systems, a wholly owned subsidiary of Medical Manager, and CareInsite entered into an agreement which as amended provides that:

     - Upon completion of the acquisition of Envoy by Healtheon/WebMD, Medical Manager Health Systems would modify, and Healtheon/WebMD would cause Envoy to modify, the networked partner agreement dated as of August 29, 1997 between Medical Manager Health Systems and Envoy, as amended as of June 29, 1998 and March 24, 2000.

     - Upon completion of the acquisition of Envoy by Healtheon/WebMD, Healtheon/WebMD would cause Envoy to enter into an agreement with CareInsite concerning the interchange of administrative claims.

     - Healtheon/WebMD will pay to each of CareInsite and Medical Manager Health Systems on November 30, 2000, February 28, 2001, May 31, 2001 and August 31, 2001 an amount equal to $12.5 million payable at Healtheon/WebMD's option in cash or common stock of Healtheon/WebMD.

     - Healtheon/WebMD's obligation to make these payments will be terminated if:

          -- CareInsite or Medical Manager Health Systems acquires or enters into an agreement to acquire a material clearinghouse entity or its assets, or

          -- the Medical Manager merger agreement is terminated by Healtheon/WebMD because:

             - the Medical Manager merger is not completed by November 30, 2000 and at the time:

               -- there exists a breach by Medical Manager of any representation or warranty contained in the Medical Manager merger agreement the failure of which to be true and correct would have a material adverse effect on Medical Manager or of any covenant or agreement contained in the Medical Manager merger agreement which breach prevents Medical Manager from performing the covenant or agreement in all material respects, or

               -- all applicable waiting periods under applicable antitrust laws have not expired or been terminated solely as a result of Medical Manager's decision not to take, or agree to allow Healtheon/WebMD to take, specified actions that may be required by the DOJ as a condition to the granting of the approval required under the HSR Act as permitted by the Medical Manager merger agreement, which actions Healtheon/WebMD is otherwise willing to take or agree to allow to be taken

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

             - unless at the time there exists a breach by Healtheon/WebMD of any representation or warranty contained in the Medical Manager merger agreement the failure of which to be true and correct would have a material adverse effect on Healtheon/WebMD or a breach of any covenant or agreement contained in the Medical Manager merger agreement which breach prevents Healtheon/WebMD from performing the covenant or agreement in all material respects,

               -- the board of directors of Medical Manager withdraws, modifies or changes its recommendation of the adoption and approval of the Medical Manager merger agreement in a manner adverse to Healtheon/WebMD

               -- the Medical Manager merger agreement and the Medical Manager merger fail to receive the requisite vote of the stockholders of Medical Manager at the Medical Manager meeting, or

             - the Medical Manager board of directors recommends to the stockholders of Medical Manager an alternate acquisition proposal.

              If Healtheon/WebMD's obligation to make payments is terminated due to the termination of the Medical Manager merger agreement, all payments previously made by Healtheon/WebMD shall be repaid to Healtheon/WebMD.

          -- the CareInsite merger agreement is terminated by Healtheon/WebMD because:

             - the CareInsite merger is not completed by November 30, 2000 and at the time:

              -- there exists a breach by CareInsite of any representation or warranty contained in the CareInsite merger agreement the failure of which to be true and correct would have a material adverse effect on CareInsite or of any covenant or agreement contained in the CareInsite merger agreement which breach prevents CareInsite from performing the covenant or agreement in all material respects, or

              -- all applicable waiting periods under applicable antitrust laws have not expired or been terminated solely as a result of CareInsite's decision not to take, or agree to allow Healtheon/WebMD to take, specified actions that may be required by the DOJ as a condition to the granting of the approval required under the HSR Act as permitted by the CareInsite merger agreement, which actions Healtheon/WebMD is otherwise willing to take or agree to allow to be taken

             - unless at the time there exists a breach by Healtheon/WebMD of any representation or warranty contained in the CareInsite merger agreement the failure of which to be true and correct would have a material adverse effect on Healtheon/WebMD or a breach of any covenant or agreement contained in the CareInsite merger agreement which breach prevents Healtheon/WebMD from performing the covenant or agreement in all material respects, the CareInsite merger agreement and the CareInsite merger fail to receive the requisite vote of the stockholders of CareInsite at the CareInsite meeting.

                 If Healtheon/WebMD's obligation to make payments is terminated due to the termination of the CareInsite merger agreement, all payments previously made by Healtheon/WebMD shall be repaid to Healtheon/WebMD.

     Medical Manager Health Systems and Envoy have entered into an addendum to their networked partner agreement implementing the modifications required by the agreement among Healtheon/WebMD, Medical Manager Health Systems and CareInsite, including the extension of the term of the agreement to September 1, 2003.

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

     CareInsite and Envoy have entered into the interchange agreement contemplated by the agreement among Healtheon/WebMD, Medical Manager Health Systems and CareInsite. The interchange agreement governs the transmission of certain electronic transactions by Envoy and CareInsite and provides that:

     - Electronic transmissions for administrative transactions by the provider customers of CareInsite or Envoy to the payer customers of the other may, at the election of the party whose provider customer initiated the transaction, be routed through the services of the other party

     - Each of CareInsite and Envoy will accept all transactions from the other for payers who use its services exclusively

     - Each of CareInsite and Envoy will send to the other all transactions received from payers who use the other's services exclusively

     - Each party is granted a license to sublicense to their provider customers the right to use the other party's services through the system of the sublicensing party

     - Each party will pay to the other a percentage of the fee collected for batch claims and encounter transactions and a percentage of the fee collected for real time transactions that are routed through the other.

     The interchange agreement will terminate upon the consummation of the CareInsite merger. If the CareInsite merger does not occur, the term of the agreement will extend until September 1, 2003 and will renew automatically until terminated by either party upon six months written notice.

PORTAL AGREEMENT

     Healtheon/WebMD, Medical Manager and CareInsite have entered into a portal agreement dated June 18, 2000, that provides that they will use their commercially reasonable efforts to make Healtheon/WebMD's physician portal, WebMD Practice, available at five beta test sites using the Medical Manager physician practice management software. Healtheon/WebMD will be responsible for the registration for and access to WebMD Practice. The portal agreement may be terminated by any party upon 30 days' notice given at any time after October 31, 2000.

AGREEMENTS REGARDING CERNER

     In January 1999, CareInsite entered into a strategic relationship with Cerner, a leading supplier of clinical and management information systems to more than 1,000 healthcare organizations worldwide. Through this relationship, CareInsite has a perpetual, royalty-free license to certain of Cerner's technology, which was obtained by CareInsite in exchange for 12,437,500 shares of CareInsite's common stock. Cerner's technology consists of the clinical and administrative information technology contained in Cerner's Health Network Architecture, or HNA, including their HNA Millennium Architecture, for use in the CareInsite system. Cerner has agreed that CareInsite will be its exclusive vehicle for providing a full suite of healthcare e-commerce services that connect physicians' offices with managed care organizations, pharmacy benefit managers, clinical laboratories, pharmacies and other providers. Cerner has also agreed to market CareInsite's services to its customers. As of July 15, 2000, Cerner owned approximately 17.4% of CareInsite's outstanding common stock.

     As a result of the CareInsite merger, substantially all agreements between CareInsite and Cerner will, upon consummation of the CareInsite merger, remain in full force and effect. In addition, Cerner, Healtheon/WebMD and CareInsite have agreed to negotiate in good faith a marketing agreement pursuant to which Cerner will market to its customers the combined company's Internet services for physicians and consumers. Further, Healtheon/WebMD has agreed to evaluate Cerner solutions that could be used as the basis for a personal electronic medical record and other Internet components and applet solutions to be integrated with Healtheon/WebMD's service offerings. Cerner has agreed that for a period of three years, it will not license or sell technology to any entity whose principal business activities include providing unaffiliated third parties national or regional transaction and messaging services to connect payers to physician offices, clinics, pharmacies or medical laboratories. After the Medical Manager merger and the CareInsite merger, Cerner will own approximately 6.0% of Healtheon/WebMD's outstanding common stock.

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                OPERATIONS OF HEALTHEON/WEBMD AFTER THE MERGERS

     Statements in "Operations of Healtheon/WebMD After the Mergers" that are not historical facts are forward-looking statements. These statements are based largely on management's expectations in light of their experience in the industry and are not guarantees of performance or results. The factors set forth in "Cautionary Statement Concerning Forward-Looking Statements" could cause the actual results, performance or achievements of Healtheon/WebMD to be materially different from any future results, performance or achievements expressed in or implied by these forward-looking statements. Healtheon/WebMD, Medical Manager and CareInsite make no commitments to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date of this proxy statement/prospectus that may bear upon forward-looking statements.

BUSINESS OF HEALTHEON/WEBMD

     Healtheon/WebMD believes that the combined company will be distinguished by its ability to integrate the web-based products and services offered by Healtheon/WebMD with those of CareInsite and with the practice management information systems of Medical Manager into a suite of services that can comprehensively address all of the needs of physician practices and connect physicians and their patients to the entire healthcare industry. Healtheon/WebMD also believes that by leveraging Internet technology the combined company will be uniquely positioned to streamline the disparate information systems used by the healthcare industry, enabling improved workflows, better decision-making and, ultimately, higher quality patient care at a lower cost.

     Following the completion of the Medical Manager and CareInsite mergers, Healtheon/WebMD will be engaged in three principal businesses:

     - the provision of web-based healthcare information and e-commerce services to facilitate connectivity and transactions among physicians, patients, payers and other healthcare industry participants

     - the provision of comprehensive physician practice management information systems to independent physicians, independent practice associations, management service organizations, physician practice management organizations and other providers of healthcare services in the U.S. through Medical Manager Health Systems

     - the design, manufacture and distribution of porous and solid plastic components and products for use in life sciences, healthcare, industrial and consumer applications through Porex.

For more detailed information regarding the products and services that each of Healtheon/WebMD, Medical Manager and CareInsite will provide to the combined company, see "Information Regarding Healtheon/WebMD," "Information Regarding Medical Manager" and "Information Regarding CareInsite" on pages 138, 160 and 167, respectively.

     Healtheon/WebMD intends to integrate its physician portal, WebMD Practice, with The Medical Manager practice management system. Healtheon/WebMD, Medical Manager and CareInsite have entered into a portal agreement under which Healtheon/WebMD will provide WebMD Practice to five beta test sites using The Medical Manager practice management system. These integrated services will enable more effective and efficient exchanges of confidential clinical, administrative and financial information between physicians and their patients, payers and suppliers. Healtheon/WebMD believes that physicians are more likely to adopt web-based services which are accessible in connection with a practice management information system and which are designed to complement, rather than compete with, their installed software systems. In addition, Healtheon/WebMD intends to provide expanded services to healthcare payers that will help them reduce administrative inefficiencies and better manage medical costs.

     As a result of the mergers, the combined company will gain direct access to Medical Manager's installed customer base of approximately 185,000 physicians nationwide, some of whom may already be using Healtheon/WebMD services, including Envoy's services. Healtheon/WebMD expects its transaction volume to increase as a result of the deployment of integrated services to these physicians and intends to migrate these administrative healthcare transactions to its web-based platform.

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

     The combined company will also be able to utilize the approximately 2,500 sales representatives that distribute the Medical Manager software and provide service, training and support to physician offices nationwide to migrate Medical Manager's installed physician base to WebMD Practice, to solicit new physician subscribers and to take advantage of cross-selling opportunities. Healtheon/WebMD intends to build upon Medical Manager's national presence and CareInsite's significant regional presence in New York, New Jersey, Ohio and Massachusetts to maximize distribution of its physician products and services, thereby accelerating physician adoption of WebMD Practice and increasing its utilization.

     Healtheon/WebMD also intends to integrate the consumer transaction, messaging and content services currently in development by CareInsite into Healtheon/WebMD's consumer portal, WebMD Health, in order to enhance relationships between physicians and patients and payers and patients. In addition to WebMD Health's existing health and wellness information, support communities, interactive tools and opportunities to purchase health-related products and services, these integrated services will include the ability to schedule appointments with physicians, request prescription refills and renewals and manage their personal health records. In addition, patients will be able to obtain referrals, check their benefits, co-pay levels and status of claims and deductibles online.

     In May 2000, Healtheon/WebMD completed its acquisition of Envoy, a leading provider of EDI and transaction processing services to participants in the healthcare market. In 1999, Envoy's network processed more than 1.4 billion medical, pharmacy and dental transactions involving approximately 250,000 physicians, 35,000 pharmacies, 47,000 dentists, 4,500 hospitals and 900 payers. Healtheon/WebMD intends to integrate payers with connectivity to Envoy with WebMD Practice beginning in the third quarter of 2000 and to consolidate transaction networks.

     Healtheon/WebMD has also entered into an agreement to acquire OnHealth, a leading source of consumer-oriented health and wellness information and services on the web. The completion of the OnHealth merger is subject to customary closing conditions, including the registration statement filed by Healtheon/WebMD to register the shares of its common stock to be issued to the stockholders of OnHealth in the OnHealth merger being declared effective by the SEC. Healtheon/WebMD expects to complete the OnHealth merger in the third quarter of 2000. If this merger occurs, Healtheon/WebMD's business will include the current business of OnHealth. Healtheon/WebMD believes that its pending merger with OnHealth will enhance its consumer healthcare content and services and increase traffic on WebMD Health. OnHealth was the number one health web site attracting approximately 5.2 million unique users in May 2000, according to Media Metrix. Healtheon/WebMD intends to integrate OnHealth's online health and wellness information and services with WebMD Health.

     The Envoy merger is reflected in "Healtheon/WebMD Corporation Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 115, and the OnHealth merger is not reflected in accordance with applicable SEC regulations.

MANAGEMENT OF HEALTHEON/WEBMD

     Immediately preceding the mergers, but effective only upon completion of the mergers, the number of members of the board of directors of Healtheon/WebMD will be increased from nine to 15 and the Healtheon/WebMD board of directors will appoint seven individuals selected by the board of directors of Medical Manager to be directors of Healtheon/WebMD.

     Following completion of the mergers, W. Michael Long will continue to serve as Healtheon/WebMD's Chairman. Effective upon completion of the mergers, Jeffrey
T. Arnold, the current Chief Executive Officer of Healtheon/WebMD, and Martin J. Wygod, the current Chairman of the Board of each of Medical Manager and CareInsite, will be appointed Co-Chief Executive Officers of Healtheon/WebMD, and Marvin P. Rich, the current President of Medical Manager and Chief Executive Officer of CareInsite, will be appointed President of Healtheon/WebMD.

STRUCTURE AFTER THE MERGERS

     Following the Medical Manager merger, Medical Manager will cease its separate corporate existence and its assets, consisting principally of stock in its operating subsidiaries, will be wholly owned by Healtheon/WebMD.

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Following the CareInsite merger, CareInsite will cease its separate corporate existence and its business will be operated by Healtheon/WebMD through Avicenna, which, as a result of the Medical Manager merger, will be a wholly owned subsidiary of Healtheon/WebMD. The stockholders of Medical Manager and CareInsite will become stockholders of Healtheon/WebMD, and their rights as stockholders will be governed by the Healtheon/WebMD certificate of incorporation and bylaws, in each case as amended as described in this proxy statement/prospectus, and the laws of the State of Delaware. For information about these rights, see "Comparison of rights of holders of Healtheon/WebMD capital stock, Medical Manager capital stock and CareInsite capital stock" on page 130.

NAME CHANGE

     Subject to stockholder approval of a proposal which is not conditioned on the closing of the mergers, Healtheon/WebMD's certificate of incorporation will be amended to change the corporate name to WebMD Corporation.

LISTING OF HEALTHEON/WEBMD COMMON STOCK

     Applications will be made for quotation of all Healtheon/WebMD common stock on the Nasdaq National Market under the symbol "HLTH."

TRANSFER AGENT

     The transfer agent and registrar for Healtheon/WebMD common stock will be American Stock Transfer & Trust Company.

DIVIDENDS

     None of Healtheon/WebMD, Medical Manager or CareInsite have declared or paid any cash or other dividends on their common stock, and Healtheon/WebMD does not expect to pay dividends in the foreseeable future. Instead Healtheon/WebMD intends to retain earnings to fund operations and to support its growth strategy. Any future determination to pay dividends will be at the discretion of the Healtheon/WebMD board of directors and will depend upon, among other factors, Healtheon/WebMD's results of operations, financial condition, capital requirements and contractual restrictions.

FISCAL YEAR

     Healtheon/WebMD will maintain its current fiscal year end of December 31, and the businesses of Medical Manager and CareInsite will change their fiscal year ends from June 30 to December 31.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Healtheon/WebMD common stock has been traded on the Nasdaq National Market under the symbol HLTH since February 11, 1999, the date of Healtheon/WebMD's initial public offering. Medical Manager common stock traded on the Nasdaq National Market under the symbol SNTC from June 28, 1989, the date of its initial public offering, to June 23, 1999, when Medical Manager changed its name from Synetic, Inc. following its acquisition of Medical Manager Corporation. Since June 23, 1999, Medical Manager has been traded on the Nasdaq National Market under the symbol MMGR. CareInsite common stock has been traded on the Nasdaq National Market under the symbol CARI since June 16, 1999, the date of CareInsite's initial public offering.

     The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of Healtheon/WebMD common stock, Medical Manager common stock and CareInsite common stock as reported on the Nasdaq National Market.

                                                HEALTHEON/WEBMD      MEDICAL MANAGER       CAREINSITE
                                                  COMMON STOCK        COMMON STOCK        COMMON STOCK
                                               ------------------   -----------------   ----------------
                                                HIGH        LOW      HIGH       LOW      HIGH      LOW
                                               -------     ------   -------    ------   ------    ------
Year Ending December 31, 1998:
  First Quarter..............................  $    --     $   --   $ 55.00    $36.00   $   --    $   --
  Second Quarter.............................       --         --     65.25     51.00       --        --
  Third Quarter..............................       --         --     59.00     30.25       --        --
  Fourth Quarter.............................       --         --     47.63     33.00       --        --
Year Ending December 31, 1999:
  First Quarter..............................    49.38      21.75     62.00     37.50       --        --
  Second Quarter.............................   126.19      37.50    112.75     52.44    50.00     26.75
  Third Quarter..............................    82.63      28.25     92.00     45.13    62.25     27.25
  Fourth Quarter.............................    51.50      31.50     87.00     45.50    85.25     42.50
Year Ending December 31, 2000:
  First Quarter..............................    75.19      21.06    100.13     33.50    88.00     23.25
  Second Quarter.............................    30.88      12.06     46.19     18.25    35.25     14.38
  Third Quarter (through August 3, 2000).....    18.75      12.25     44.56     29.75    22.88     15.31

     The following table sets forth the closing prices per share of Healtheon/WebMD common stock, Medical Manager common stock and CareInsite common stock as reported on the Nasdaq National Market on:

     - June 16, 2000, the last full trading day prior to the public announcement of the amendment of the merger agreements

     - August 3, 2000, the last full trading day for which closing prices were available at the time of the printing of this proxy statement/prospectus.

     This table also sets forth the equivalent price per share of Medical Manager and CareInsite common stock on those dates. The equivalent price per share for Medical Manager common stock is equal to the closing price of a share of Healtheon/WebMD common stock on that date multiplied by 2.5, the number of shares of Healtheon/WebMD common stock to be issued in exchange for each share of Medical Manager common stock. The equivalent price per share for CareInsite common stock is equal to the closing price of a share of Healtheon/WebMD common stock on that date multiplied by 1.3, the number of shares of Healtheon/WebMD common stock to be issued in exchange for each share of CareInsite common stock.

                                                                MEDICAL MANAGER                    CAREINSITE
                            HEALTHEON/WEBMD   MEDICAL MANAGER   EQUIVALENT PER     CAREINSITE    EQUIVALENT PER
                             COMMON STOCK      COMMON STOCK       SHARE PRICE     COMMON STOCK    SHARE PRICE
                            ---------------   ---------------   ---------------   ------------   --------------
June 16, 2000.............       16.88             26.88              42.20           20.63           21.94
August 3, 2000............       12.44             30.00              31.10           15.44           16.17

     Medical Manager stockholders and CareInsite stockholders are advised to obtain current market quotations for Healtheon/WebMD common stock and Medical Manager common stock and CareInsite common stock, respectively. No assurance can be given as to the market prices of Healtheon/WebMD common stock, Medical Manager common stock or CareInsite common stock at any time before the consummation of the mergers or as to the market price of Healtheon/WebMD common stock at any time after the mergers.

     Healtheon/WebMD, Medical Manager and CareInsite have never paid cash dividends on their respective shares of capital stock. Pursuant to the merger agreements, both Medical Manager and CareInsite have agreed not to pay cash dividends pending the consummation of each merger, in either case without the written consent of Healtheon/WebMD. Pursuant to the merger agreements, Healtheon/WebMD has agreed not to pay cash dividends pending consummation of the mergers without the written consent of Medical Manager and CareInsite.

                          HEALTHEON/WEBMD CORPORATION

                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information is presented herein:

     - unaudited pro forma condensed combined balance sheet as of March 31, 2000 reflecting the acquisition by Healtheon/WebMD of Envoy and the proposed Medical Manager and CareInsite mergers, and unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and three months ended March 31, 2000 reflecting the proposed Medical Manager and CareInsite mergers

     - unaudited pro forma condensed combined statements of operations of Healtheon/WebMD for the year ended December 31, 1999 and three months ended March 31, 2000 reflecting the November 1999 acquisitions of WebMD, MedE America and Medcast, the January 2000 acquisition of Kinetra, the May 2000 acquisition of Envoy and the strategic alliance with News Corporation

     - unaudited pro forma condensed combined statements of operations of Medical Manager and CareInsite for the year ended December 31, 1999 and three months ended March 31, 2000 reflecting the March 30, 2000 acquisition of certain assets of Physician Computer Network.

     The historical financial information has been derived from the respective historical financial statements of Healtheon/WebMD and Medical Manager, which contains the historical financial information of Medical Manager's wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, and should be read in conjunction with the financial statements and the related notes included in or incorporated by reference into this proxy statement/prospectus.

     The unaudited pro forma condensed combined balance sheet has been prepared assuming the mergers with Medical Manager and CareInsite took place as of March 31, 2000 and combine the unaudited pro forma balance sheet of Healtheon/WebMD, after giving effect to the May 2000 acquisition of Envoy as of March 31, 2000, and the unaudited historical balance sheet of Medical Manager as of March 31, 2000, which contains the balance sheets of Medical Manager's wholly owned subsidiaries and its majority-owned subsidiary, CareInsite.

     The unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Healtheon/WebMD and Medical Manager, which contains the statements of operations of Medical Manager's wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, and give effect to the mergers, including the amortization of goodwill and other intangible assets resulting from the mergers, as if they occurred on January 1, 1999. Medical Manager's fiscal year end is June 30, and its financial information has been presented on a December 31 calendar-year basis to conform to Healtheon/WebMD's December 31 fiscal year end. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 combines the unaudited pro forma consolidated statement of operations of Healtheon/WebMD for the year ended December 31, 1999, after giving effect to the November 1999 mergers with WebMD, MedE America and Medcast, the January 2000 acquisition of Kinetra and strategic alliance with News Corporation and the May 2000 acquisition of Envoy, and the unaudited pro forma consolidated statement of operations of Medical Manager for the twelve months ended December 31, 1999, after giving effect to the March 2000 acquisition of certain assets of Physician Computer Network. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2000 combines the unaudited pro forma combined condensed statement of operations of Healtheon/WebMD for the three months ended March 31, 2000, after giving effect to the January 2000 acquisition of Kinetra and strategic alliance with News Corporation and the May 2000 acquisition of Envoy, and the unaudited pro forma consolidated statement of operations of Medical Manager for the three months ended March 31, 2000, after giving effect to the March 2000 acquisition of certain assets of Physician Computer Network.

     The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have actually occurred if the mergers, either individually or combined, had been consummated as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma adjustments are based on the information available at the time of the printing of this proxy statement/prospectus.

                          HEALTHEON/WEBMD CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                   WITH ENVOY, MEDICAL MANAGER AND CAREINSITE
                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                                                      AS OF MARCH 31, 2000
                                  ---------------------------------------------------------------------------------------------
                                                   HEALTHEON/WEBMD
                                  --------------------------------------------------    MEDICAL
                                                           PRO FORMA      PRO FORMA     MANAGER      PRO FORMA       PRO FORMA
                                  HISTORICAL   ENVOY(5)   ADJUSTMENTS      COMBINED     (I)(13)     ADJUSTMENTS      COMBINED
                                  ----------   --------   -----------     ----------   ----------   -----------     -----------
Current assets:
  Cash and cash equivalents.....  $1,160,682   $ 23,148   $ (400,000)(2)  $  783,830   $   90,697   $        --     $   874,527
  Marketable securities.........          --         --           --              --       50,436            --          50,436
  Accounts and notes receivable,
    net.........................      71,925     48,823           --         120,748       75,859            --         196,607
  Inventories...................          --         --           --              --       20,041            --          20,041
  Other current assets..........      15,564      6,138           --          21,702       25,516            --          47,218
                                  ----------   --------   ----------      ----------   ----------   -----------     -----------
        Total current assets....   1,248,171     78,109     (400,000)        926,280      262,549            --       1,188,829
  Property and equipment........      65,103     15,852           --          80,955       73,792            --         154,747
  Marketable securities.........          --         --           --              --      245,000            --         245,000
  Prepaid content and
    services....................     616,875         --           --         616,875           --            --         616,875
  Goodwill and other intangible
    assets, net.................   3,763,748     62,512      (62,512)(4)   6,145,964      463,594      (463,594)(4)   8,831,144
                                                           2,382,216(2)                               2,685,180(1)
  Other assets..................      54,370     13,723           --          68,093       16,971            --          85,064
                                  ----------   --------   ----------      ----------   ----------   -----------     -----------
        Total assets............  $5,748,267   $170,196   $1,919,704      $7,838,167   $1,061,906   $ 2,221,586     $11,121,659
                                  ==========   ========   ==========      ==========   ==========   ===========     ===========
Current liabilities:
  Accounts payable..............  $   45,186   $  4,991   $       --      $   50,177   $   20,941   $        --     $    71,118
  Other accrued liabilities.....      81,770     26,891       31,924(2)      140,585       62,574        64,860(1)      268,019
  Deferred revenue..............      10,532         --           --          10,532       27,741            --          38,273
  Current portion of long-term
    obligations.................       2,204        157           --           2,361        4,239            --           6,600
                                  ----------   --------   ----------      ----------   ----------   -----------     -----------
        Total current
          liabilities...........     139,692     32,039       31,924         203,655      115,495        64,860         384,010
Deferred tax liabilities........     118,794         --           --         118,794       35,959            --         154,753
Long-term obligations...........       2,615      3,146           --           5,761       29,989            --          35,750
Minority interest...............          --         --           --              --      123,849      (123,849)(3)          --
Convertible redeemable preferred
  stock.........................          --         --           --              --           --        10,000(1)       10,000
Stockholders' equity:
  Preferred stock...............     629,000         --           --         629,000           --            --         629,000
  Common stock..................          18         --            4(2)           22          459          (459)(3)          35
                                                                                                             13(1)
  Paid in capital...............   5,684,964    191,525     (191,525)(3)   7,707,751      732,706      (732,706)(3)  10,734,927
                                                           2,022,787(2)                               3,027,176(1)
  Deferred compensation.........      (3,931)        --           --          (3,931)          --            --          (3,931)
  Retained earnings (accumulated
    deficit)....................    (822,885)   (56,514)      56,514(3)     (822,885)      61,736       (61,736)(3)    (822,885)
  Treasury stock................          --         --           --              --      (38,287)       38,287(3)           --
                                  ----------   --------   ----------      ----------   ----------   -----------     -----------
        Total stockholders'
          equity................   5,487,166    135,011    1,887,780       7,509,957      756,614     2,270,575      10,537,146
                                  ----------   --------   ----------      ----------   ----------   -----------     -----------
        Total liabilities and
          stockholders'
          equity................  $5,748,267   $170,196   $1,919,704      $7,838,167   $1,061,906   $ 2,221,586     $11,121,659
                                  ==========   ========   ==========      ==========   ==========   ===========     ===========

------------------

(i) Includes the consolidated balance sheets of Medical Manager, its wholly owned subsidiaries and its majority-owned subsidiary, CareInsite.

                            See accompanying notes.

                          HEALTHEON/WEBMD CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      WITH MEDICAL MANAGER AND CAREINSITE
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEAR ENDED DECEMBER 31, 1999
                                          -----------------------------------------------------------------
                                          HEALTHEON/WEBMD   MEDICAL MANAGER
                                             PRO FORMA         PRO FORMA
                                             COMBINED          COMBINED        PRO FORMA         PRO FORMA
                                                (I)            (II)(13)       ADJUSTMENTS        COMBINED
                                          ---------------   ---------------   -----------       -----------
Revenue.................................    $   416,014       $  401,328       $  (6,174)(9)    $   811,168
Operating costs and expenses:
  Cost of operations....................        271,673          217,795          (6,174)(9)        483,294
  Development and engineering...........         81,507           27,153              --            108,660
  Sales and marketing...................        211,237           58,672              --            269,909
  General and administrative............         98,674           66,770              --            165,444
  Litigation expenses...................             --            5,400              --              5,400
  Merger and related costs..............         10,563           17,991              --             28,554
  Non-cash stock compensation...........         29,216               --              --             29,216
  Depreciation and amortization.........      2,221,059           36,485         (23,013)(8)      3,129,591
                                                                                 895,060(6)
                                            -----------       ----------       ---------        -----------
          Total operating costs and
            expenses....................      2,923,929          430,266         865,873          4,220,068
                                            -----------       ----------       ---------        -----------
Loss from operations....................     (2,507,915)         (28,938)       (872,047)        (3,408,900)
Interest and other income, net..........          7,865           17,107          (1,001)(12)        23,971
Gain (loss) on sale of investments......             --           24,887         (25,511)(11)          (624)
Income taxes............................             --           (9,956)          9,956(10)             --
Dividends on preferred stock............       (139,525)              --              --           (139,525)
Extraordinary loss......................         (2,198)              --              --             (2,198)
Accretion of redeemable warrants to
  redemption value......................           (538)              --              --               (538)
                                            -----------       ----------       ---------        -----------
Net loss applicable to common
  stockholders..........................    $(2,642,311)      $    3,100       $(888,603)       $(3,527,814)
                                            ===========       ==========       =========        ===========
Basic and diluted net loss per common
  share.................................    $    (13.81)                                        $    (10.84)
                                            ===========                                         ===========
Weighted-average shares outstanding used
  in computing basic and diluted net
  loss per common share.................        191,350                          134,074(7)         325,424
                                            ===========                        =========        ===========

------------------

(i)  Reflects the mergers of WebMD, MedE America and Medcast with
     Healtheon/WebMD in November 1999, Healtheon/WebMD's January 2000 acquisition of Kinetra and strategic alliance with News Corporation, the May 2000 acquisition of Envoy, and all pro forma adjustments associated with these transactions. See page 122 for detailed information on Healtheon/WebMD pro forma condensed combined statement of operations.

(ii) Includes the consolidated statements of operations of Medical Manager, its wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, the acquisition by Medical Manager of Physician Computer Network on March 30, 2000 and all pro forma adjustments associated with this transaction. See page 126 for detailed information on Medical Manager pro forma condensed combined statement of operations.

                            See accompanying notes.

                          HEALTHEON/WEBMD CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      WITH MEDICAL MANAGER AND CAREINSITE
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED MARCH 31, 2000
                                         -----------------------------------------------------------------
                                         HEALTHEON/WEBMD   MEDICAL MANAGER
                                            PRO FORMA         PRO FORMA
                                            COMBINED          COMBINED        PRO FORMA         PRO FORMA
                                               (I)            (II)(13)       ADJUSTMENTS        COMBINED
                                         ---------------   ---------------   ------------      -----------
Revenue................................     $ 126,082         $ 100,729      $     (2,360)(9)  $   224,451
Operating costs and expenses:
  Cost of operations...................        90,357            55,280            (2,360)(9)      143,277
  Development and engineering..........        12,879            12,526                --           25,405
  Sales and marketing..................        91,722            17,261                --          108,983
  General and administrative...........        21,772            20,531                --           42,303
  Litigation expenses..................            --               350                --              350
  Depreciation and amortization........       551,384            17,958           (13,779)(8)      779,328
                                                                                  223,765(6)
                                            ---------         ---------      ------------      -----------
          Total operating costs and
            expenses...................       768,114           123,906           207,626        1,099,646
                                            ---------         ---------      ------------      -----------
Loss from operations...................      (642,032)          (23,177)         (209,986)        (875,195)
Interest and other income, net.........        12,970            12,900            (7,202)(12)      18,668
Income taxes...........................            --            (2,617)            2,617(10)           --
                                            ---------         ---------      ------------      -----------
Net loss applicable to common
  stockholders.........................     $(629,062)        $ (12,894)     $   (214,571)     $  (856,527)
                                            =========         =========      ============      ===========
Basic and diluted net loss per common
  share................................     $   (2.95)                                         $     (2.47)
                                            =========                                          ===========
Weighted-average shares outstanding
  used in computing basic and diluted
  net loss per common share............       213,187                             134,074(7)       347,261
                                            =========                        ============      ===========

------------------

(i) Reflects Healtheon/WebMD's January 2000 acquisition of Kinetra and strategic alliance with News Corporation and its May 2000 acquisition of Envoy and all pro forma adjustments associated with these transactions. See page 122 for detailed information on Healtheon/WebMD pro forma condensed combined statement of operations.

(ii) Includes the consolidated statements of operations of Medical Manager, its wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, the acquisition by Medical Manager of Physician Computer Network on March 30, 2000 and all pro forma adjustments associated with this transaction. See page 126 for detailed information on Medical Manager pro forma condensed combined statement of operations.

                            See accompanying notes.

                          HEALTHEON/WEBMD CORPORATION

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                  COMBINED WITH MEDICAL MANAGER AND CAREINSITE
                             FINANCIAL INFORMATION
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The total estimated purchase prices of the acquisition of Envoy and the Medical Manager and CareInsite proposed mergers have been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. The excess of the purchase prices over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. Although the purchase prices and their allocation are not final, it is anticipated that a portion of the purchase prices will be allocated to assembled workforce, strategic relationships, contracts, trademarks, customer lists and relationships and technology. These allocations are subject to change pending the completion of the final analysis of the total purchase prices and fair values of the assets acquired and liabilities assumed. The impact of any of these changes could be material.

     Reclassifications have been made to the historical financial statements to conform to the presentation of the merged companies.

     The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2000 have been calculated as if the mergers occurred on March 31, 2000 and are as follows:

     (1) To reflect the acquisition of all of the outstanding capital stock of Medical Manager and CareInsite by exchanging shares of Healtheon/WebMD common stock for each outstanding share of Medical Manager and CareInsite common stock for a total estimated combined purchase price of approximately $3.1 billion. The purchase consideration consists of the issuance of an estimated 134.1 million shares of Healtheon/WebMD's common stock with a fair value of approximately $2.1 billion, the issuance of $10 million of convertible redeemable preferred stock, the assumption of options and warrants to purchase 78.0 million shares of Healtheon/WebMD common stock with a fair value of approximately $886.2 million, and other related merger costs of approximately $64.9 million, consisting primarily of approximately $50.5 million in investment banking, legal, accounting and regulatory filing fees, and approximately $14.4 million in costs anticipated to be incurred for employee retention, work force reduction, facility consolidation and other merger-related costs.

         The purchase price was determined as follows:

                                        MEDICAL MANAGER                  CAREINSITE
                                  ----------------------------   ---------------------------        TOTAL          AGGREGATE
                                  EQUIVALENT      FAIR VALUE     EQUIVALENT     FAIR VALUE     HEALTHEON/WEBMD     FAIR VALUE
                                    SHARES      (IN THOUSANDS)     SHARES     (IN THOUSANDS)       SHARES        (IN THOUSANDS)
                                  -----------   --------------   ----------   --------------   ---------------   --------------
           Shares...............  102,015,858     $1,629,066     32,058,345      $511,931        134,074,203       $2,140,997
           Stock Options........   61,261,153        727,766     13,642,070       137,784         74,903,223          865,550
           Convertible
             Redeemable
             Preferred Stock....           --             --        263,900        10,000            263,900           10,000
           Warrants.............      207,983            522      2,896,400        20,120          3,104,383           20,642
                                  -----------     ----------     ----------      --------        -----------       ----------
                                  163,484,994     $2,357,354     48,860,715      $679,835        212,345,709        3,037,189
                                  ===========     ==========     ==========      ========        ===========
           Merger Costs.........                                                                                       64,860
                                                                                                                   ----------
                                                                                                                   $3,102,049
                                                                                                                   ==========

          The fair value of common stock to be issued was calculated using an estimated per-share value of $16.50. The estimated fair value of the options and warrants to be assumed is based on the Black-Scholes model using the following assumptions:

        - expected lives of 0.5 to 5.5 years

        - expected volatility factor of 1.0

        - risk-free interest rates ranging from 5.5% to 6.6%

        - expected dividend rate of 0.0%.

                          HEALTHEON/WEBMD CORPORATION

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                  COMBINED WITH MEDICAL MANAGER AND CAREINSITE
                      FINANCIAL INFORMATION -- (CONTINUED)

       The excess purchase price of approximately $2.7 billion over the fair value of net tangible assets acquired has been recorded as goodwill and other intangible assets.

      (2) To reflect the acquisition of Envoy in exchange for 35 million shares of Healtheon/WebMD common stock and $400 million in cash for a total estimated combined purchase price of $2.5 billion and to reflect merger costs related to the Envoy transaction of approximately $31.9 million, consisting primarily of investment banking fees, legal, accounting and other merger-related costs. The excess purchase price of approximately $2.4 billion over the fair value of net tangible assets acquired has been recorded as goodwill and other intangible assets.

      (3) To reflect the elimination of the historical stockholders' equity accounts of Envoy and Medical Manager and to eliminate the stockholder interest in CareInsite not owned by Medical Manager.

      (4) To reflect the elimination of the historical goodwill and other intangible assets on the balance sheets of Envoy and Medical Manager as of the acquisition date.

      (5) Excludes the balance sheet of Envoy's subsidiary, Synergy Health Care, Inc., which was not acquired by Healtheon/WebMD. The following financial information combines Envoy's pro forma financial information with Synergy's historical financial information to reconcile to Envoy's historical financial information, which is included elsewhere in this proxy statement/prospectus.

                                                        AS OF MARCH 31, 2000
                                                 -----------------------------------
                                                           (IN THOUSANDS)
                                                                           ENVOY
                                                  ENVOY      SYNERGY    CONSOLIDATED
                                                 --------    -------    ------------
Total current assets...........................  $ 78,109    $ 1,319      $ 79,428
Total assets...................................   170,196     13,396       183,592
Total current liabilities......................    32,039        357        32,396
Long-term obligations..........................     3,146         66         3,212
Total stockholders' equity.....................   135,011     12,973       147,984

          The adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 assume the mergers occurred as of January 1, 1999 and are as follows:

      (6) To reflect the amortization of goodwill and other intangible assets resulting from the mergers. The goodwill and other intangible assets are being amortized over periods of approximately three years. Currently, management does not anticipate that any significant value will be attributed to purchased in-process research and development.

      (7) Basic and diluted net loss per share have been adjusted to reflect the issuance of approximately 134.1 million shares of Healtheon/WebMD's common stock as if the shares had been outstanding for the entire periods presented. Stock options and warrants assumed in the mergers have not been included as their inclusion would be anti-dilutive.

      (8) To eliminate amortization related to historical intangible assets of the acquired companies.

      (9) To eliminate intercompany revenue and cost of operations.

     (10) To eliminate income tax expense as a result of pro forma consolidated loss.

     (11) To eliminate the gain on sale of Healtheon/WebMD common stock by Medical Manager.

     (12) To eliminate the minority interest in CareInsite's net loss.

                          HEALTHEON/WEBMD CORPORATION

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                  COMBINED WITH MEDICAL MANAGER AND CAREINSITE
                      FINANCIAL INFORMATION -- (CONTINUED)

     (13) The Medical Manager pro forma combined financial information includes its majority-owned subsidiary CareInsite. Following financial information is derived from CareInsite's stand alone financial statements (in thousands):

        Balance sheet information:

                                                              MARCH 31, 2000
                                                              --------------
Cash and cash equivalents...................................     $ 19,064
Current assets..............................................       83,752
Total assets................................................      289,437
Current liabilities.........................................       21,487
Total liabilities and stockholders' equity..................      289,437

        Statement of operations information:

                                             TWELVE MONTHS ENDED   THREE MONTHS ENDED
                                              DECEMBER 31, 1999      MARCH 31, 2000
                                             -------------------   ------------------
Revenue....................................       $  4,522              $  1,651
Loss from operations.......................        (37,655)              (25,811)
Net loss applicable to common
  stockholders.............................         (9,138)              (24,710)

                          HEALTHEON/WEBMD CORPORATION

   UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS FOR HEALTHEON/WEBMD
                  COMBINED WITH WEBMD, MEDE AMERICA, MEDCAST,
           THE NEWS CORPORATION STRATEGIC ALLIANCE, KINETRA AND ENVOY
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and three months ended March 31, 2000 reflect Healtheon/WebMD's acquisitions of WebMD, MedE America, Medcast, Kinetra and Envoy and the completion of its strategic alliance with News Corporation as if the acquisitions and strategic alliance had been completed on January 1, 1999. The following unaudited pro forma condensed combined statements of operations also give effect to reclassifications to the unaudited historical financial statements to conform the presentation of the historical operations of the merged companies. The following is a brief description of the acquisitions and strategic alliance:

     - In November 1999, Healtheon merged with WebMD, exchanging 1.796 shares of its common stock valued at $34.48 per share for each share of WebMD outstanding capital stock in a transaction accounted for as a purchase. The total purchase consideration was approximately $3,659,921 and resulted in goodwill of $2,944,804, which is being amortized over three years, and approximately $196,307 of intangible assets related to WebMD's acquired technology, customer lists, trademarks and other intangibles.

     - In November 1999, Healtheon acquired MedE America, exchanging 0.7494 shares of its common stock valued at $37.31 per share for each share of MedE America outstanding capital stock in a transaction accounted for as a purchase. The total purchase consideration was approximately $417,292 and resulted in goodwill of $324,983, which is being amortized over four years, and approximately $105,545 of intangible assets related to MedE America's customer lists, trademarks and acquired technology.

     - In November 1999, Healtheon acquired Medcast, exchanging 2,692,501 shares or options to purchase shares of its common stock valued at $40.10 per share and approximately $2,336 in cash for all Medcast outstanding capital stock in a transaction accounted for as a purchase. The total purchase consideration was approximately $112,953 and resulted in goodwill of approximately $109,755, which is being amortized over three years, and intangible assets of approximately $17,700 related to Medcast's customer lists, trademarks and acquired technology.

     - In January 2000, Healtheon/WebMD completed the transactions contemplated by its strategic alliance agreement with News Corporation, Fox Entertainment Group and some of their affiliates, which are collectively referred to in this proxy statement/prospectus as News Corporation. The alliance included the transfer to Healtheon/WebMD of a 50% interest in The Health Network and thehealthnetwork.com, a $100 million cash investment commitment by News Corporation in an international joint venture, a $300 million commitment to provide media branding services over a ten year term, and a commitment by News Corporation to provide to Healtheon/WebMD $400 million in media branding services over a ten-year period in exchange for 155,951 shares of Healtheon/WebMD's Series A preferred stock. The Series A preferred stock is convertible into an aggregate of 21,282,645 shares of Healtheon/WebMD's common stock valued at $629,000. Also in connection with this alliance, News Corporation purchased 2,000,000 shares of Healtheon/WebMD's common stock at $50.00 per share for an aggregate purchase price of $100 million in cash. As a result of the alliance, Healtheon/WebMD recorded goodwill of $185 million, which is being amortized over five years, and approximately $74 million of intangible assets related to The Health Network's trademarks, acquired technology and other intangible assets.

     - In January 2000, Healtheon/WebMD acquired Kinetra, exchanging 7,437,248 shares of Healtheon/WebMD's common stock valued at $38.49 per share for all of Kinetra's membership interests in a transaction accounted for as a purchase. The total purchase consideration was approximately $290 million and resulted in goodwill and other intangibles of $270 million, which is being amortized over three years.

     - In May 2000, Healtheon/WebMD acquired Envoy, a subsidiary of Quintiles, for 35,000,000 shares of Healtheon/WebMD's common stock valued at $57.79 per share and $400 million in cash in a transaction accounted for as a purchase. The total purchase consideration was approximately $2.5 billion and resulted in goodwill and other intangibles of $2.4 billion, which are being amortized over three years.

                          HEALTHEON/WEBMD CORPORATION

     HEALTHEON/WEBMD UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS COMBINED WITH WEBMD, MEDE AMERICA, MEDCAST, THE NEWS CORPORATION STRATEGIC
                                   ALLIANCE,
                               KINETRA AND ENVOY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           YEAR ENDED DECEMBER 31, 1999
                                                  -------------------------------------------------------------------------------

                                                  HEALTHEON/                MEDE                   NEWS
                                                    WEBMD        WEBMD     AMERICA   MEDCAST    CORPORATION   KINETRA    ENVOY(6)
                                                  ----------   ---------   -------   --------   -----------   --------   --------
Revenue.........................................  $ 102,149    $  16,579   $51,662   $    211    $  7,967     $ 18,661   $219,909
Operating costs and expenses:
 Cost of operations.............................     88,576        3,362    20,050     13,016      26,055       22,969     98,769
 Development and engineering....................     29,669       36,676     4,189      1,130          --        8,675      1,168
 Sales and marketing expense....................     54,556      104,853    12,409     12,041       8,001        4,024     15,353
 General and administrative.....................     27,759       25,015     6,039      5,184       3,319        3,276     28,082
 Merger and related costs.......................         --           --     1,507         --          --           --      9,056
 Non-cash stock compensation....................         --       29,216        --         --          --           --         --
 Depreciation and amortization..................    193,067       16,257     8,034        795       2,513        3,236     19,237
                                                  ---------    ---------   -------   --------    --------     --------   --------
      Total operating costs and expenses........    393,627      215,379    52,228     32,166      39,888       42,180    171,665
                                                  ---------    ---------   -------   --------    --------     --------   --------
Income (loss) from operations...................   (291,478)    (198,800)    (566)    (31,955)    (31,921)     (23,519)   48,244
Interest and other income, net..................      3,486        4,407   (1,279)        230        (515)       1,472        64
Income taxes....................................         --           --       --          --          --           --   (23,640)
Dividends on preferred stock....................         --     (139,281)    (244)         --          --           --        --
Extraordinary loss..............................         --           --   (2,198)         --          --           --        --
Accretion of redeemable warrants and preferred
 stock to redemption value......................         --         (538)      --     (58,539)         --           --        --
                                                  ---------    ---------   -------   --------    --------     --------   -------
Net income (loss) applicable to common
 stockholders...................................  $(287,992)   $(334,212)  $(4,287)  $(90,264)   $(32,436)    $(22,047)  $24,668
                                                  =========    =========   =======   ========    ========     ========   =======
Basic and diluted net loss per common share.....  $   (3.58)
                                                  =========
Weighted-average shares outstanding used in
 computing basic and diluted net loss per common
 share..........................................     80,367
                                                  =========

                                                                       YEAR ENDED DECEMBER 31, 1999
                                                  -----------------------------------------------------------------------
                                                     WEBMD          MEDE          MEDCAST         NEWS          KINETRA
                                                   PRO FORMA      PRO FORMA      PRO FORMA      PRO FORMA      PRO FORMA
                                                  ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS
                                                  -----------    -----------    -----------    -----------    -----------
Revenue.........................................  $       --      $    (515)(7)  $     --       $     --       $     --
Operating costs and expenses:
 Cost of operations.............................          --           (609)(7)        --             --             --
 Development and engineering....................          --             --            --             --             --
 Sales and marketing expense....................          --             --            --             --             --
 General and administrative.....................          --             --            --             --             --
 Merger and related costs.......................          --             --            --             --             --
 Non-cash stock compensation....................          --             --            --             --             --
 Depreciation and amortization..................     (14,031)(2)     (3,952)(2)    37,929(1)      51,745(1)      (3,236)(2)
                                                     917,137(1)     120,021(1)                                   89,945(1)
                                                  ----------      ---------      --------       --------       --------
      Total operating costs and expenses........     903,106        115,460        37,929         51,745         86,709
                                                  ----------      ---------      --------       --------       --------
Income (loss) from operations...................    (903,106)      (115,975)      (37,929)       (51,745)       (86,709)
Interest and other income, net..................          --             --            --             --             --
Income taxes....................................          --             --            --             --             --
Dividends on preferred stock....................          --             --            --             --             --
Extraordinary loss..............................          --             --            --             --             --
Accretion of redeemable warrants and preferred
 stock to redemption value......................          --             --        58,539(4)          --             --
                                                  ----------      ---------      --------       --------       --------
Net income (loss) applicable to common
 stockholders...................................  $ (903,106)     $(115,975)     $ 20,610       $(51,745)      $(86,709)
                                                  ==========      =========      ========       ========       ========
Basic and diluted net loss per common share.....
Weighted-average shares outstanding used in
 computing basic and diluted net loss per common
 share..........................................      55,350(3)       9,007(3)      2,189(3)       2,000(3)       7,437(3)
                                                  ==========      =========      ========       ========       ========

                                                  YEAR ENDED DECEMBER 31, 1999
                                                  --------------------------
                                                     ENVOY
                                                   PRO FORMA      PRO FORMA
                                                  ADJUSTMENTS     COMBINED
                                                  -----------    -----------
Revenue.........................................        (609)(7) $   416,014
Operating costs and expenses:
 Cost of operations.............................        (515)(7)     271,673
 Development and engineering....................          --          81,507
 Sales and marketing expense....................          --         211,237
 General and administrative.....................          --          98,674
 Merger and related costs.......................          --          10,563
 Non-cash stock compensation....................          --          29,216
 Depreciation and amortization..................     (11,710)(2)   2,221,059
                                                     794,072(1)
                                                   ---------     -----------
      Total operating costs and expenses........     781,847       2,923,929
                                                   ---------     -----------
Income (loss) from operations...................    (782,456)     (2,507,915)
Interest and other income, net..................          --           7,865
Income taxes....................................      23,640(5)           --
Dividends on preferred stock....................          --        (139,525)
Extraordinary loss..............................          --          (2,198)
Accretion of redeemable warrants and preferred
 stock to redemption value......................          --            (538)
                                                   ---------     -----------
Net income (loss) applicable to common
 stockholders...................................   $(758,816)    $(2,642,311)
                                                   =========     ===========
Basic and diluted net loss per common share.....                 $    (13.81)
                                                                 ===========
Weighted-average shares outstanding used in
 computing basic and diluted net loss per common
 share..........................................      35,000(3)      191,350
                                                   =========     ===========

                            See accompanying notes.

                          HEALTHEON/WEBMD CORPORATION

     HEALTHEON/WEBMD UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS COMBINED WITH WEBMD, MEDE AMERICA, MEDCAST, THE NEWS CORPORATION STRATEGIC
                                   ALLIANCE,
                               KINETRA AND ENVOY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  THREE MONTHS ENDED MARCH 31, 2000
                                     -----------------------------------------------------------
                                                                                        NEWS
                                     HEALTHEON/      NEWS                             PRO FORMA
                                       WEBMD      CORPORATION   KINETRA   ENVOY(6)   ADJUSTMENTS
                                     ----------   -----------   -------   --------   -----------
Revenue............................  $  65,881     $  1,026     $ 1,432   $59,407      $    --
Operating costs and expenses:
  Cost of operations...............     59,365        2,031       2,227    28,398           --
  Development and engineering......     11,574           --       1,002       303           --
  Sales and marketing..............     86,715          676         371     3,960           --
  General and administrative.......     13,811          322         261     7,378           --
  Depreciation and amortization....    338,710           21         649     3,870        4,312(1)
                                     ---------     --------     -------   -------      -------
        Total operating costs and
          expenses.................    510,175        3,050       4,510    43,909        4,312
                                     ---------     --------     -------   -------      -------
Income (loss) from operations......   (444,294)      (2,024)     (3,078)   15,498       (4,312)
Interest and other income, net.....     12,829                      (12)      153           --
Income taxes.......................         --           --          --    (6,179)          --
                                     ---------     --------     -------   -------      -------
Net income (loss) applicable to
  common stockholders..............  $(431,465)    $ (2,024)    $(3,090)  $ 9,472      $(4,312)
                                     =========     ========     =======   =======      =======
Basic and diluted net loss per
  common share.....................  $   (2.47)
                                     ---------
Weighted-average shares outstanding
  used in computing basic and
  diluted net loss per common
  share............................    175,041                                             667(3)
                                     =========                                         =======

                                          THREE MONTHS ENDED MARCH 31, 2000
                                     -------------------------------------------
                                       KINETRA           ENVOY
                                      PRO FORMA        PRO FORMA       PRO FORMA
                                     ADJUSTMENTS      ADJUSTMENTS      COMBINED
                                     -----------      -----------      ---------
Revenue............................    $    --         $  (1,664)(7)   $ 126,082
Operating costs and expenses:
  Cost of operations...............         --            (1,664)(7)      90,357
  Development and engineering......         --                --          12,879
  Sales and marketing..............         --                --          91,722
  General and administrative.......         --                --          21,772
  Depreciation and amortization....       (331)(2)        (1,860)(2)     551,384
                                         7,495(1)        198,518(1)
                                       -------         ---------       ---------
        Total operating costs and
          expenses.................      7,164           194,994         768,114
                                       -------         ---------       ---------
Income (loss) from operations......     (7,164)         (196,658)       (642,032)
Interest and other income, net.....         --                --          12,970
Income taxes.......................         --             6,179(5)           --
                                       -------         ---------       ---------
Net income (loss) applicable to
  common stockholders..............    $(7,164)        $(190,479)      $(629,062)
                                       =======         =========       =========
Basic and diluted net loss per
  common share.....................                                    $   (2.95)
                                                                       =========
Weighted-average shares outstanding
  used in computing basic and
  diluted net loss per common
  share............................      2,479(3)         35,000(3)      213,187
                                       =======         =========       =========

                            See accompanying notes.

                          HEALTHEON/WEBMD CORPORATION

      NOTES TO THE UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
        FOR HEALTHEON/WEBMD COMBINED WITH WEBMD, MEDE AMERICA, MEDCAST,
           THE NEWS CORPORATION STRATEGIC ALLIANCE, KINETRA AND ENVOY

     The adjustments to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2000 and year ended December 31, 1999 assume the mergers occurred as of January 1, 1999 and are as follows:

     (1) To reflect the amortization of goodwill and other intangible assets resulting from the mergers. The goodwill and other intangible assets are being amortized over periods of approximately three to five years. Currently, management does not anticipate that any significant value will be attributed to purchased in-process research and development.

     (2) To reflect the elimination of amortization related to historical intangible assets of the acquired companies.

     (3) Basic and diluted net loss per share have been adjusted to reflect the issuance of Healtheon/WebMD's common stock as if the shares had been outstanding for the entire periods presented. The effects of stock options and warrants assumed and preferred stock issued in the mergers have not been included as their inclusion would be anti-dilutive.

     (4) To reflect the reversal of accretion on redeemable preferred stock that was forfeited by redeemable preferred stockholders upon the completion of the Medcast merger.

     (5) To eliminate income tax expense as a result of pro forma consolidated loss.

     (6) Excludes the statement of operations of Envoy's subsidiary, Synergy, which was not acquired by Healtheon/WebMD. The following financial information combines Envoy's pro forma financial information with Synergy's historical financial information to reconcile to Envoy's historical financial information which is included elsewhere within this proxy statement/prospectus:

                                     YEAR ENDED DECEMBER 31, 1999        THREE MONTHS ENDED MARCH 31, 2000
                                  -----------------------------------    ----------------------------------
                                            (IN THOUSANDS)                         (IN THOUSANDS)
                                                            ENVOY                                 ENVOY
                                   ENVOY      SYNERGY    CONSOLIDATED     ENVOY     SYNERGY    CONSOLIDATED
                                  --------    -------    ------------    -------    -------    ------------
Revenue.........................  $219,909    $ 2,547      $222,456      $59,407    $   914      $60,321
Income (loss) from operations...    48,244     (1,557)       46,687       15,498     (1,444)      14,054
Net income (loss)...............    24,668     (1,664)       23,004        9,472       (881)       8,591

     (7) To eliminate intercompany revenue and cost of operations.

   UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS OF MEDICAL MANAGER
            AND CAREINSITE COMBINED WITH PHYSICIAN COMPUTER NETWORK

     The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and three months ended March 31, 2000 reflect the acquisition of certain assets of Physician Computer Network on March 30, 2000 for a purchase price of $60 million, including forgiveness of $7 million of outstanding loans made by Medical Manager to Physician Computer Network, plus the assumption of certain liabilities. The acquisition is considered a taxable transaction for federal, state and local income tax purposes.

     The Medical Manager unaudited pro forma combined condensed consolidated statements of operations have been presented as if the Physician Computer Network acquisition had been consummated on January 1, 1999. For purposes of combining Medical Manager's historical financial data with Physician Computer Network's historical financial data in the unaudited pro forma combined condensed consolidated statement of operations, the unaudited financial data of Medical Manager for the twelve months ended December 31, 1999 has been combined with audited financial data of Physician Computer Network for the twelve months ended December 31, 1999.

                          MEDICAL MANAGER CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           MEDICAL MANAGER   PHYSICIAN COMPUTER
                                             CORPORATION          NETWORK          PRO FORMA     PRO FORMA
                                             HISTORICAL          HISTORICAL       ADJUSTMENTS    COMBINED
                                           ---------------   ------------------   -----------    ---------
Revenue..................................     $333,045            $ 68,823         $   (540)(1)  $401,328
Operating costs and expenses:
  Cost of operations.....................      169,737              48,598             (540)(1)   217,795
  Development and engineering............       23,190               3,963               --        27,153
  Selling, general and administrative....      105,969              19,473               --       125,442
  Litigation expenses....................        5,400              23,400          (23,400)(2)     5,400
  Merger and related costs...............       17,991                  --               --        17,991
  Depreciation and amortization..........       20,115               6,189           (4,719)(3)    36,485
                                                                                     14,900(4)
                                              --------            --------         --------      --------
          Total operating costs and
            expenses.....................      342,402             101,623          (13,759)      430,266
                                              --------            --------         --------      --------
Loss from operations.....................       (9,357)            (32,800)          13,219       (28,938)
Interest and other income, net...........       15,362              13,009           (1,426)(5)    17,107
                                                                                     (9,838)(6)
Gain on sale of investments..............       24,887                  --               --        24,887
Income taxes.............................      (14,474)               (125)           4,643(7)     (9,956)
                                              --------            --------         --------      --------
Net income (loss) applicable to common
  stockholders...........................     $ 16,418            $(19,916)        $  6,598      $  3,100
                                              ========            ========         ========      ========
Net income per share -- basic:
  Net income per share...................     $   0.46                                           $   0.08
                                              ========                                           ========
  Weighted average shares outstanding....       35,694                                  779(8)     36,473
                                              ========                             ========      ========
Net income per share -- diluted:
  Net income per share...................     $   0.43                                           $   0.08
                                              ========                                           ========
  Weighted average shares outstanding....       38,414                                  779(8)     39,193
                                              ========                             ========      ========

                 See accompanying notes to financial statements

                          MEDICAL MANAGER CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            MEDICAL MANAGER   PHYSICIAN COMPUTER                    PRO
                                              CORPORATION          NETWORK          PRO FORMA      FORMA
                                              HISTORICAL          HISTORICAL       ADJUSTMENTS    COMBINED
                                            ---------------   ------------------   -----------    --------
Revenue...................................      $88,401            $12,403           $   (75)(1)  $100,729
Operating costs and expenses:
  Cost of operations......................       46,236              9,119               (75)(1)    55,280
  Development and engineering.............       11,316              1,210                --        12,526
  Selling, general and administrative.....       34,982              2,810                --        37,792
  Litigation expenses.....................          350                 --                --           350
  Depreciation and amortization...........       14,002                972              (741)(3)    17,958
                                                                                       3,725(4)
                                                -------            -------           -------      --------
          Total operating costs and
            expenses......................      106,886             14,111             2,909       123,906
                                                -------            -------           -------      --------
Income (loss) from operations.............      (18,485)            (1,708)           (2,984)      (23,177)
Interest and other income, net............       12,982                275              (357)(5)    12,900
Income taxes..............................       (3,953)                --             1,336(7)     (2,617)
                                                -------            -------           -------      --------
Net loss applicable to common
  stockholders............................      $(9,456)           $(1,433)          $(2,005)     $(12,894)
                                                =======            =======           =======      ========
Basic and diluted net loss per common
  share...................................      $ (0.25)                                          $  (0.33)
                                                =======                                           ========
Weighted-average shares outstanding used
  in computing basic and diluted net loss
  per common share........................       37,981                                  779(8)     38,760
                                                =======                              =======      ========

                 See accompanying notes to financial statements

                          MEDICAL MANAGER CORPORATION

                     NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The total estimated purchase price of Physician Computer Network has been allocated on a preliminary basis to the assets and liabilities based on management's best estimates of their fair value with the excess over the net tangible assets acquired allocated to goodwill. These allocations are subject to change pending a final determination and analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The acquisition will be accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized over five years.

     The following is a summary of the adjustments reflected in the unaudited pro forma combined condensed consolidated statement of operations (in thousands):

 (1) Represents the elimination of intercompany revenue and cost of operations.

 (2) Represents the elimination of the charge related to Physician Computer Network's settlement of securities litigation, which resulted in liabilities not assumed by Medical Manager in its acquisition of Physician Computer Network.

 (3) Represents the elimination of amortization related to historical intangible assets of Physician Computer Network.

 (4) Represents the amortization of the excess of the purchase price over the net assets acquired of Physician Computer Network.

 (5) Represents the decrease in interest income to reflect the payment of the cash portion of the purchase price and the estimated expenses associated with the acquisition.

 (6) Represents the elimination of the gain on the sale of the Wismer Martin division of Physician Computer Network to Medical Manager in July 1999.

 (7) Represents the tax effect of the adjustments to the unaudited pro forma combined condensed consolidated statement of operations, excluding the elimination of the gain on the sale of the Wismer Martin division of Physician Computer Network to Medical Manager in July 1999 and the charge related to Physician Computer Network's settlement of securities litigation, based on a combined federal and state effective tax rate of 40% for all periods presented.

 (8) Represents the increase in the number of outstanding shares of Medical Manager common stock to reflect the payment of the stock portion of the purchase price. The market price used in the calculation represents the average of the average closing sale price during the ten trading days ending on March 27, 2000 and the average closing sale price during the ten trading days ending on March 28, 2000.

       COMPARISON OF RIGHTS OF HOLDERS OF HEALTHEON/WEBMD CAPITAL STOCK,
           MEDICAL MANAGER CAPITAL STOCK AND CAREINSITE CAPITAL STOCK

     The rights of stockholders of Medical Manager are currently governed by Medical Manager's certificate of incorporation, which has been amended and restated, and Medical Manager's bylaws. After the completion of the Medical Manager merger, Medical Manager stockholders will become stockholders of Healtheon/WebMD. Because Medical Manager and Healtheon/WebMD are both Delaware corporations, after the Medical Manager merger the rights of Medical Manager stockholders will continue to be governed by Delaware law.

     The rights of stockholders of CareInsite are currently governed by CareInsite's certificate of incorporation, which has been amended and restated, and CareInsite's bylaws, which have been amended and restated. After the completion of the CareInsite merger, CareInsite stockholders will become stockholders of Healtheon/WebMD. Because CareInsite and Healtheon/WebMD are both Delaware corporations, after the CareInsite merger the rights of CareInsite stockholders will continue to be governed by Delaware law.

     The following chart summarizes differences among the rights of the stockholders of the three companies under their certificates of incorporation and bylaws.

                              HEALTHEON/WEBMD           MEDICAL MANAGER              CAREINSITE
                          ------------------------  ------------------------  ------------------------
Common stock              One class, consisting of  One class, consisting of  One class, consisting of
                          600,000,000 authorized    300,000,000 authorized    300,000,000 authorized
                          shares                    shares                    shares
Preferred stock           The Healtheon/WebMD       The Medical Manager       The CareInsite
                          certificate of            certificate of            certificate of
                          incorporation authorizes  incorporation authorizes  incorporation authorizes
                          the board of directors    the board of directors    the board of directors
                          to issue shares of        to issue shares of        to issue shares of
                          preferred stock in one    preferred stock in one    preferred stock in one
                          or more series and to     or more series of equal   or more series. The
                          fix the designations,     rank. The board of        board of directors is
                          preferences, powers and   directors is authorized   authorized to fix the
                          rights of the shares to   to fix the designations,  designations,
                          be included in each       preferences and rights    preferences and rights
                          series. The               of the shares in each     of the shares in each
                          Healtheon/WebMD           series. The Medical       series. The CareInsite
                          certificate of            Manager certificate of    certificate of
                          incorporation reserves    incorporation reserves    incorporation reserves
                          for issuance 5,000,000    for issuance 10,000,000   for issuance 30,000,000
                          shares of preferred       shares of preferred       shares of preferred
                          stock. Of the 5,000,000   stock.                    stock. Of the 30,000,000
                          shares of preferred                                 shares of preferred
                          stock, 155,951 have been                            stock, 200 have been
                          designated as Series A                              designated as Series A
                          payment-in-kind                                     convertible redeemable
                          convertible preferred                               preferred stock.
                          stock.

                              HEALTHEON/WEBMD           MEDICAL MANAGER              CAREINSITE
                          ------------------------  ------------------------  ------------------------
Special meetings of       Under Delaware law, a     See the description of    See the description of
stockholders              special meeting of        Delaware law contained    Delaware law contained
                          stockholders may be       under the "Healtheon/     under the "Healtheon/
                          called by the board of    WebMD" heading. Medical   WebMD" heading. The
                          directors or any other    Manager's certificate of  CareInsite bylaws
                          person authorized to do   incorporation provides    provide that special
                          so in the certificate of  that special meetings of  meetings of the
                          incorporation or the      the stockholders may be   stockholders may be
                          bylaws. Healtheon/        called by a majority      called by the chairman
                          WebMD's bylaws authorize  vote of the board of      of the board of
                          the board of directors,   directors, a duly         directors, the chief
                          the president of          designated committee of   executive officer of the
                          Healtheon/WebMD, or one   the board of directors,   corporation, a majority
                          or more stockholders      or a holder of record of  vote of the board, or a
                          holding shares in the     10% of the outstanding    duly appointed board
                          aggregate entitled to     shares of stock entitled  committee so empowered
                          cast no less than 10% of  to vote at the meeting.   to act.
                          the votes at that
                          meeting to call a
                          special meeting of
                          stockholders.
Action by written         Under Delaware law,       See the description of    See the description of
consent in lieu of a      stockholders may take     Delaware law contained    Delaware law contained
stockholders' meeting     action by written         under the "Healtheon/     under the "Healtheon/
                          consent in lieu of        WebMD" heading. The       WebMD" heading. The
                          voting at a               Medical Manager bylaws    CareInsite bylaws
                          stockholders' meeting.    provide that any action   provide that any action
                          Delaware law permits a    required to be taken at   required to be taken at
                          corporation, pursuant to  an annual or special      an annual or special
                          a provision in such       meeting of the            meeting of the
                          corporation's             stockholders may be       stockholders may be
                          certificate of            taken without a meeting   taken without a meeting
                          incorporation, to         if a written consent      if a written consent
                          eliminate the ability of  setting forth the action  setting forth the action
                          stockholders to act by    to be taken is signed by  to be taken is signed by
                          written consent.          the holders of            the holders of
                          Healtheon/WebMD's         outstanding stock having  outstanding stock having
                          certificate of            not less than the         not less than the
                          incorporation eliminates  minimum number of votes   minimum number of votes
                          the ability of            that would be necessary   that would be necessary
                          stockholders to act by    to authorize or take      to authorize or take
                          written consent.          action at a meeting at    action at a meeting at
                                                    which all shares          which all shares
                                                    entitled to vote were     entitled to vote were
                                                    present and voted.        present and voted.

                              HEALTHEON/WEBMD           MEDICAL MANAGER              CAREINSITE
                          ------------------------  ------------------------  ------------------------
Advance notice            The Healtheon/WebMD       The Medical Manager       The CareInsite bylaws
provisions for board      bylaws require that       bylaws require that the   require that the
nomination and other      nominations of persons    proposal of business to   proposal of business to
stockholder               for election to the       be considered at an       be considered at an
business -- annual        board of directors and    annual meeting of         annual meeting of
meetings                  the proposal of business  stockholders must be      stockholders must be
                          to be considered at an    made by:                  made by:
                          annual meeting of         - the corporation's       - the corporation's
                          stockholders must be      notice of meeting         notice of meeting
                          made by:                  - the board of            - the board of
                          - the corporation's       directors, or             directors, or
                          notice of meeting         - a stockholder who       - a stockholder who
                          - the board of            gives proper notice.      gives proper notice
                          directors, or             If made by a              If made by a
                          - a stockholder who       stockholder, the          stockholder, the
                          gives proper notice.      proposal must be made by  proposal must be made by
                          If made by a              advance written notice    advance written notice
                          stockholder, the          to Medical Manager        to CareInsite between 60
                          proposal must be made by  between 60 and 90 days    and 90 days prior to the
                          advance written notice    prior to the meeting of   meetings of
                          given to Healtheon/WebMD  stockholders.             stockholders.
                          between 60 and 90 days
                          prior to the meeting of
                          stockholders.
Advance notice            The Healtheon/WebMD       The Medical Manager       The CareInsite bylaws
provisions for board      bylaws provide for the    bylaws provide that the   provide that the only
nomination and other      same requirements for     only business that can    business that can be
stockholder               raising business at       be conducted at special   conducted at special
business -- special       special meetings of       meetings will be the      meetings will be the
meetings                  stockholders as for       items of business set     items of business set
                          raising business at       forth in the notice of    forth in the notice of
                          annual meetings.          special meeting.          special meeting.

                              HEALTHEON/WEBMD           MEDICAL MANAGER              CAREINSITE
                          ------------------------  ------------------------  ------------------------
Number of directors       The Healtheon/WebMD       The Medical Manager       The CareInsite bylaws
                          bylaws provide that the   certificate of            provide that the number
                          board of directors shall  incorporation and bylaws  of directors shall be
                          consist of not fewer      provide that the number   established by
                          than six and not more     of directors shall be     resolution of the board
                          than 11 directors. In     established by            of directors.
                          connection with the       resolution of the board
                          mergers, the bylaws will  of directors.
                          be amended to provide
                          that the board of
                          directors shall consist
                          of 15 directors and that
                          this number may be
                          changed exclusively by a
                          resolution duly adopted
                          by the affirmative vote
                          of a majority of the
                          members of the board of
                          directors then
                          authorized by the by-
                          laws, except as may
                          otherwise be provided by
                          the certificate of
                          incorporation or by law.
Classified board of       Delaware law provides     See the description of    See the description of
directors                 that a corporation's      Delaware law contained    Delaware law contained
                          board of directors may    under the "Healtheon/     under the "Healtheon/
                          be divided into various   WebMD" heading. Medical   WebMD" heading.
                          classes with staggered    Manager's directors are   CareInsite's directors
                          terms of office. The      not divided into          are not divided into
                          board of directors of     classes.                  classes.
                          Healtheon/WebMD is
                          divided into three
                          classes, as nearly equal
                          in size as possible,
                          with one class being
                          elected annually.
                          Healtheon/WebMD
                          directors are elected to
                          a term of three years
                          and until their
                          successors are elected
                          and qualified.

                              HEALTHEON/WEBMD           MEDICAL MANAGER              CAREINSITE
                          ------------------------  ------------------------  ------------------------
Removal of directors      Except as otherwise       See the description of    See the description of
                          provided in the           Delaware law contained    Delaware law contained
                          corporation's             under the "Healtheon/     under the "Healtheon/
                          certificate of            WebMD" heading. The       WebMD" heading. The
                          incorporation, a          Medical Manager           CareInsite bylaws
                          director of a Delaware    certificate of            provide that any
                          corporation that has a    incorporation provides    director may be removed,
                          classified board of       that any director may be  with or without cause,
                          directors may be removed  removed, with or without  by an affirmative vote
                          only with cause. The      cause, by an affirmative  of the holders of record
                          Healtheon/WebMD bylaws    vote of the holders of    of a majority of the
                          provide that any          record of a majority of   outstanding shares of
                          director or the entire    the outstanding shares    stock entitled to vote.
                          board of directors may    of stock entitled to
                          be removed, with cause,   vote.
                          by the holders of a
                          majority of the shares
                          then entitled to vote at
                          an election of
                          directors.
Board of director         Under Delaware law,       See the description of    See the description of
vacancies                 vacancies and newly       Delaware law contained    Delaware law contained
                          created directorships     under the "Healtheon/     under the "Healtheon/
                          may be filled by a        WebMD" heading. The       WebMD" heading. The
                          majority of the           Medical Manager           CareInsite certificate
                          directors then in         certificate of            of incorporation
                          office, even though less  incorporation provides    provides that the power
                          than a quorum, unless     that the power to fill    to fill vacancies on the
                          otherwise provided in     vacancies on the board    board is vested in the
                          the certificate of        is vested in the board    board of directors and
                          incorporation or bylaws.  of directors and may be   may be filled by
                          The Healtheon/WebMD       filled by majority vote,  majority vote, even in
                          bylaws provide that       even in the absence of a  the absence of a quorum,
                          vacancies on the board    quorum, unless all        unless all directorships
                          of directors may only be  directorships are         are vacant.
                          filled by the vote of     vacant.
                          the majority of
                          directors remaining in
                          office.
Notice of special         The Healtheon/WebMD       The Medical Manager       The CareInsite bylaws
meetings of the board of  bylaws provide that the   bylaws provide that       provide that special
directors                 chief executive officer   special meetings of the   meetings of the board
                          may call special          board may be called by    may be called by any
                          meetings of the board of  any three directors, by   three directors, by the
                          directors upon three      the chairman of the       chairman of the board,
                          days notice of the        board, by a chief         by a chief executive
                          meeting. The president    executive officer, or by  officer, or by the chief
                          or secretary may call     the chief financial       financial officer of the
                          special meetings upon     officer of the            corporation.
                          the written request of    corporation.
                          two directors and upon
                          three days notice of the
                          meeting.

                              HEALTHEON/WEBMD           MEDICAL MANAGER              CAREINSITE
                          ------------------------  ------------------------  ------------------------
Indemnification           The Healtheon/WebMD       The Medical Manager       The CareInsite
                          certificate of            certificate of            certificate of
                          incorporation and bylaws  incorporation and bylaws  incorporation and bylaws
                          provide that the          provide that the          provide that the
                          directors and officers    corporation shall         corporation shall
                          shall be indemnified to   indemnify to the fullest  indemnify to the fullest
                          the fullest extent        extent allowed by         extent allowed by
                          authorized by law         Delaware law any person   Delaware law any person
                          against any action,       whom it shall have the    whom it shall have the
                          proceeding or suit        power to indemnify from   power to indemnify from
                          brought against such a    and against all expenses  and against all expenses
                          person by reason of the   or liabilities resulting  or liabilities resulting
                          fact that he or she is    from any matter or        from any matter or
                          or was a director or      proceeding, whether       proceeding, whether
                          officer of the            civil, criminal,          civil, criminal,
                          corporation or serves or  administrative or         administrative or
                          served at any other       investigative, due to     investigative, due to
                          enterprise as at the      the fact that such        the fact that such
                          request of the            person is or was a        person is or was a
                          corporation. The          director, officer,        director, officer,
                          Healtheon/WebMD bylaws    employee, agent or        employee, agent or
                          provide that the          fiduciary of the          fiduciary of the
                          corporation may pay all   corporation.              corporation.
                          expenses incurred by a
                          director or officer in
                          defending any proceeding
                          within the scope of the
                          indemnification
                          provisions.

DESCRIPTION OF HEALTHEON/WEBMD'S PREFERRED STOCK

     Healtheon/WebMD's Series A payment-in-kind preferred stock has a face amount of $5,000 per share. This preferred stock is not subject to any sinking fund or mandatory redemption provision. With respect to dividend rights, rights on liquidation, winding up or dissolution, whether voluntary or involuntary, the Series A preferred stock ranks on a parity with Healtheon/WebMD's common stock.

     If directed by the board of directors, Healtheon/WebMD will pay quarterly dividends to the holders of Series A preferred stock in the form of additional shares of Series A preferred stock. Whether or not the dividends are paid, dividends on each share of the Series A preferred stock accrue at a rate of 10% per annum in respect of the face amount. Dividends are only payable by issuance of additional shares of Series A preferred stock.

     Each share of Series A preferred stock is entitled to the number of votes equal to the number of shares of common stock into which that share of preferred stock would have been converted had the Series A preferred stock been converted into common stock immediately before the date of determination of the stockholders eligible to vote on any matter. Holders of Series A preferred stock are entitled to vote on the same matters that the holders of common stock are entitled to vote. Healtheon/WebMD cannot change the rights, preferences, or privileges of the Series A preferred stock, or take any action which does so, unless the action affects all capital stock of Healtheon/WebMD in a similar manner, or authorize any additional Series A preferred stock without first obtaining the consent of the holders of at least 90% of the outstanding shares of Series A preferred stock.

     Each outstanding share of Series A preferred stock will be automatically converted into 100 shares of common stock plus the number of shares of common stock equal to the dollar amount of the dividends accrued and declared through the date of conversion divided by the share's face amount and multiplied by 100, plus, if the date of conversion is not January 26, 2003, a premium amount equal to the interest on $5,000 at 10.5% per annum compounded on each dividend date from the date of conversion through January 26, 2003, divided by $5,000 and then multiplied by 100. The conversion rate is subject to adjustment for stock splits, stock dividends and other distributions. A conversion occurs automatically upon the earlier occurrence of:

     - a liquidation, dissolution or winding up, whether voluntary or involuntary, of Healtheon/WebMD

     - the consummation of a transaction resulting in a change of control

     - the next business day following written notice from Healtheon/WebMD that its board of directors has resolved to cause a conversion

     - January 26, 2003.

     In connection with the mergers, Healtheon/WebMD will create a new series of preferred stock with terms substantially identical to those of the CareInsite Series A preferred stock.

DESCRIPTION OF CAREINSITE'S PREFERRED STOCK

     CareInsite's Series A preferred stock ranks, with respect to the payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of CareInsite, whether voluntary or involuntary, senior to all of CareInsite's common stock and senior to all capital stock which is not expressly ranked equally with the Series A preferred stock. No capital stock may be issued which is senior to the Series A preferred stock. If CareInsite pays dividends in cash or property, other than shares of common stock on the CareInsite common stock, then the holders of the Series A preferred stock are entitled to share in the dividends on a pro rata basis, as if their shares of Series A preferred stock had been converted into shares of CareInsite common stock.

     In the event of the liquidation, dissolution or winding up of CareInsite, whether voluntary or involuntary, and before any payment is made to holders of common stock or junior capital stock, holders of Series A preferred stock are entitled to receive $100,000 per share of Series A preferred stock plus all declared but unpaid dividends. If the liquidation, dissolution or winding up occurs before March 16, 2002, holders of Series A preferred stock receive that amount which would be received following conversion of a share of Series A preferred stock into common stock if this amount would be greater than $100,000 per share plus all declared but unpaid dividends. If the corporate assets available for distribution are not sufficient to pay these amounts, then the corporate assets are to be distributed proportionally among the holders of the Series A preferred stock and the holders of any equal ranking capital stock. Liquidation, dissolution or winding up of CareInsite will not be considered to have resulted from either a consolidation, merger or other business combination of CareInsite with or into another corporation or other entity or a sale or offer of all or part of the corporation's assets for cash, securities or other property unless in connection with any action the liquidation of CareInsite is specifically approved.

     Holders of Series A preferred stock have the right to cause CareInsite to redeem all, but not less than all, of the outstanding shares at $100,000 per share plus all declared but unpaid dividends on either March 16, 2002 or the 30th day following CareInsite's receipt of proper and timely notice of a demand to redeem the stock in connection with specified changes of control of CareInsite, which would not include the mergers with Healtheon/WebMD. Shares of Series A preferred stock which could be redeemed but are not will continue to have dividend rights and other rights, preferences and privileges of the Series A preferred stock until redemption. After March 16, 2002, CareInsite has the option to redeem all, but not less than all, outstanding shares of Series A preferred stock at $100,000 per share plus all declared but unpaid dividends.

     The holders of Series A preferred stock generally have no voting rights. As long as shares of Series A preferred stock are outstanding, however, CareInsite may not, without the affirmative vote or consent of the majority of the holders of Series A preferred stock voting separately as a class, directly or indirectly or through merger or consolidation:

     - amend, alter or change any provision of the certificate of incorporation or corporate bylaws so as to adversely affect the rights, preferences, privileges or powers of the Series A preferred stock

     - authorize or issue any new class of shares of capital stock having a preference with respect to the dividends, redemption and/or liquidation over the Series A preferred stock

     - reclassify any capital stock into shares having a preference with respect to the dividends, redemption and/or liquidation over the Series A preferred stock.

     On March 16, 2002, holders of Series A preferred stock have the right to convert all, but not less than all, of the outstanding shares into a number of shares of common stock. The number of shares of common stock into which each share of Series A preferred stock would be convertible is obtained by dividing $100,000 per share of Series A preferred stock plus all declared but unpaid dividends by $49.25 per share and rounding the result to the nearest 1/100(th) of a share. Each holder of Series A preferred stock is also entitled to receive a warrant to purchase an additional number of shares of common stock equal to the number of shares of common stock into which the shares of the holder's Series A preferred stock are converted. The number of shares of common stock into which the Series A preferred stock is convertible is subject to adjustment upon the occurrence of specified events, including the corporation's payment of dividends or distribution of additional shares of common stock, subdivision of outstanding shares of common stock into a larger number of shares of common stock, or combination of outstanding shares of common stock into a smaller number of shares of common stock.

                     INFORMATION REGARDING HEALTHEON/WEBMD

                           HEALTHEON/WEBMD'S BUSINESS

OVERVIEW

     Healtheon/WebMD provides web-based healthcare information and services to facilitate connectivity and transactions among physicians, patients, payers and other healthcare industry participants. Healtheon/WebMD's Internet-based information and transaction platform allows for the secure exchange of information among the disparate information systems used by healthcare industry participants and supports Healtheon/WebMD's administrative transaction services, including patient enrollment, eligibility determination, referrals and authorizations, laboratory and diagnostic test orders and results, clinical data retrieval and claims processing.

     Healtheon/WebMD's web site, WebMD.com, offers a single destination for the exchange of healthcare information and supports a broad range of healthcare transactions delivered over our secure, Internet-based platform. Healtheon/WebMD designs its service offerings to help integrate and manage administrative, clinical, research and information needs of healthcare industry participants. Healtheon/WebMD believes that its web-based solution has the potential to create significant improvements in the way that information is used by the healthcare system, enabling improved workflow, better decision-making and, ultimately, higher quality patient care at a lower cost.

     Through WebMD.com, physician subscribers can access WebMD Practice, Healtheon/WebMD's provider destination, and consumers can access WebMD Health, Healtheon/WebMD's free consumer destination. WebMD Practice provides physicians with administrative transaction services, medical news and research, continuing medical education credits, customized web sites and e-mail accounts, among other services. WebMD Health provides consumers with health and wellness news and information, support communities, interactive tools and opportunities to purchase health-related products and services. Healtheon/WebMD's communities allow consumers to participate in real-time discussion and support networks over the Internet.

     Healtheon/WebMD currently provides services to over 250,000 physicians and approximately 11,000 dentists, 4,500 hospitals, 46,000 pharmacies, 650 payers and 8 laboratory companies. In addition, nearly 100,000 physicians have subscriptions to WebMD Practice, and over 1,100,000 consumers are enrolled in Healtheon/WebMD's support communities on WebMD Health. In May 2000, WebMD.com attracted approximately 4.7 million unique users, according to Media Metrix, and page views exceeded approximately 30.0 million, according to commercial software that Healtheon/WebMD utilizes.

     Healtheon/WebMD was incorporated in December 1995 and commenced operations in January 1996. In November 1999, Healtheon Corporation merged with WebMD, MedE America and Medcast and changed its name to Healtheon/WebMD Corporation. Healtheon/WebMD launched its integrated web site in November 1999 following the closing of these mergers.

     The address of Healtheon/WebMD's principal executive office is 400 The Lenox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30324 and its telephone number is (404) 495-7600. Healtheon/WebMD's web site is www.webmd.com. The information on Healtheon/WebMD's web site is not a part of this proxy statement/prospectus.

RECENT EVENTS

     On May 26, 2000, Healtheon/WebMD completed its acquisition of Envoy from Quintiles in exchange for 35 million shares of common stock and $400 million in cash. Envoy is a leading provider of EDI transaction processing services to participants in the healthcare market. Healtheon/WebMD accounted for the Envoy acquisition as a purchase transaction. In connection with the acquisition of Envoy, Healtheon/WebMD was also granted a warrant to purchase 10 million shares of Quintiles common stock at an exercise price of $40.00 per share, which warrant is exercisable for a period of four years.

                          HEALTHEON/WEBMD'S MANAGEMENT

     The following table sets forth information regarding Healtheon/WebMD's current executive officers and directors:

NAME                                        AGE                    POSITION
----                                        ---                    --------
W. Michael Long(1)........................  48    Chairman of the Board of Directors
Jeffrey T. Arnold(1)......................  30    Chief Executive Officer and Director
Steven C. Grant...........................  49    Chief Operating Officer
Reginald R. Bradford......................  33    Executive Vice President, Chief Marketing
                                                    Officer
Jack D. Dennison..........................  43    Executive Vice President, General Counsel
K. Robert Draughon........................  40    Executive Vice President, Business
                                                  Development
W. Michael Heekin.........................  47    Executive Vice President, Strategic
                                                  Alliances
Pavan Nigam...............................  41... Executive Vice President, Chief Technology
                                                    Officer
John L. Westermann III....................  54    Executive Vice President, Chief Financial
                                                    Officer, Treasurer and Secretary
Patricia Fili-Krushel.....................  46    President and Chief Executive Officer of
                                                    WebMD Health
David B. Springer.........................  35    Senior Vice President, Sales
James H. Clark(2).........................  56    Director
L. John Doerr(2)..........................  48    Director
U. Bertram Ellis, Jr.(3)..................  46    Director
Dennis B. Gillings........................  56    Director
Eric J. Gleacher(2).......................  60    Director
William P. Payne(3).......................  52    Director
Charles G. V. Stevens.....................  42    Director

------------------

(1) Member of the stock option committee
(2) Member of the compensation committee
(3) Member of the audit committee

     W. Michael Long has served as the Chairman of Healtheon/WebMD's Board of Directors since November 1999 and has served as a director since joining Healtheon/WebMD in July 1997. Mr. Long served as Healtheon/WebMD's Chief Operating Officer from November 1999 until April 2000. From July 1997 until November 1999, Mr. Long was Healtheon/WebMD's Chief Executive Officer. Prior to joining Healtheon/WebMD, Mr. Long was President and Chief Executive Officer of CSC Continuum, Inc., a unit of Computer Sciences Corporation, from August 1996 to July 1997. For more than five years prior to its acquisition by CSC, he was President and Chief Executive Officer of The Continuum Company, Inc., a provider of information technology and consulting services to the financial industry.

     Jeffrey T. Arnold has served as Healtheon/WebMD's Chief Executive Officer and a director since November 1999. Mr. Arnold was the founder of WebMD and served as Chairman of the Board and Chief Executive Officer of WebMD from its inception in October 1996 until November 1999. In addition, Mr. Arnold served as WebMD's President from its inception until September 1997. From April 1994 until the merger of Endeavor Technologies, Inc. with WebMD in March 1997, Mr. Arnold served in various capacities at Endeavor, including as Chairman and Chief Executive Officer. Mr. Arnold also serves on the board of directors of iXL Enterprises, Inc. and PTEK Holdings, Inc.

     Steven C. Grant has served as Healtheon/WebMD's Chief Operating Officer since April 2000. Mr. Grant joined American Express Company in May 1981 and has served in various positions with American Express, including most recently as Executive Vice President of Service Delivery for all card products in the U.S. since 1998, and as Senior Vice President of Service Strategy from 1995 until 1998.

     Reginald R. Bradford has served as Healtheon/WebMD's Executive Vice President, Chief Marketing Officer since November 1999. From September 1998 until November 1999, Mr. Bradford served as Chief Marketing Officer of WebMD. Mr. Bradford joined Miller Brewing Company in 1990 and served in various positions until August 1998, including in their marketing department and as a business development manager.

     Jack D. Dennison has served as Healtheon/WebMD's Executive Vice President, General Counsel since November 1999. From July 1998, when he joined Healtheon/WebMD, until November 1999, he served as Healtheon/WebMD's Vice President and General Counsel. Mr. Dennison served as Deputy General Counsel of CSC from August 1996 to July 1998. Prior to that time, Mr. Dennison served as Vice President and General Counsel of Continuum. Prior to joining Continuum in 1989, he was a partner with Ford, Dennison & Byrne in Austin, Texas.

     K. Robert Draughon has served as Healtheon/WebMD's Executive Vice President, Business Development since November 1999. From February 1998 until November 1999, he served as Chief Financial Officer of WebMD. From January 1988 to February 1998, he served as Chief Investment Officer for Fuqua Capital Corporation, a private investment firm based in Atlanta, Georgia.

     W. Michael Heekin has served as Healtheon/WebMD's Executive Vice President, Strategic Relations since November 1999. From November 1998 to November 1999, he served as an Executive Vice President of WebMD and from January 1999 until November 1999 served as WebMD's General Counsel. Mr. Heekin served as Chief Operating Officer of WebMD from August 1997 to November 1998. Mr. Heekin has also served in various capacities at WebMD, including as one of WebMD's directors and as Secretary. From March 1993 to August 1997, Mr. Heekin served as Senior Vice President and Corporate Secretary of American Heritage Life Investment Corporation. Prior to March 1993, Mr. Heekin served as an Associate Dean of Florida State University College of Law.

     Pavan Nigam has served as Healtheon/WebMD's Executive Vice President, Chief Technology Officer since November 1999. Mr. Nigam co-founded Healtheon and served as Healtheon/WebMD's Vice President, Strategic Development and Chief Technology Officer from February 1996 until November 1999. Prior to joining Healtheon/WebMD, Mr. Nigam worked at Silicon Graphics, Inc. from August 1989 to January 1996, where he served as the division manager for Silicon Graphic's Interactive Media Group and was responsible for deploying Time Warner, Inc.'s Interactive TV project in Orlando, Florida. From 1989 to 1993, he was director of Silicon Graphics' Casevision products. Prior to 1989, Mr. Nigam was employed by Atherton Technologies and Intel Corporation.

     John L. Westermann III has served as Healtheon/WebMD's Executive Vice President, Chief Financial Officer, Treasurer and Secretary since November 1999. Mr. Westermann served as Healtheon/WebMD's Vice President, Chief Financial Officer and Secretary from July 1998 until November 1999. From August 1996 to July 1998, Mr. Westermann was Chief Financial Officer and Vice President of CSC Continuum. For more than five years prior to its acquisition by CSC, Mr. Westermann was Chief Financial Officer, Vice President, Secretary and Treasurer of Continuum.

     Patricia Fili-Krushel has served as President and Chief Executive Officer of WebMD Health, Healtheon/WebMD's consumer portal, since April 2000. From June 1998 until April 2000, she served as the President of ABC Television Network, a division of The Walt Disney Company. From 1993 until 1998, she served as President of ABC Daytime.

     David B. Springer has served as Healtheon/WebMD's Senior Vice President, Sales since November 1999. From June 1998 until November 1999, Mr. Springer served as Senior Vice President, Professional Sales of WebMD. From February 1997 until May 1998, Mr. Springer served in various capacities at Quality Diagnostic Services, Inc., a subsidiary of WebMD. From January 1995 until January 1997, Mr. Springer was the Vice President of Corporate Accounts at Sulzer Intermedics' Pacemaker Division.

     James H. Clark has served as Healtheon/WebMD's director from December 1995, when he co-founded Healtheon. Mr. Clark was the Chairman of Healtheon/WebMD's Board of Directors from December 1995 to November 1999. Dr. Clark co-founded Netscape in April 1994 and served as the Chairman of the Board of Directors of Netscape from its inception until it was acquired by AOL in March 1999. He served as President and

Chief Executive Officer of Netscape from its founding until December 1994. From 1981 until 1994, Dr. Clark served as Chairman of the Board of Directors of Silicon Graphics, a company that he founded in 1981. Prior to founding Silicon Graphics, Dr. Clark was an Associate Professor at Stanford University.

     L. John Doerr has served as Healtheon/WebMD's director since July 1997. He has been a general partner at Kleiner Perkins Caufield & Byers, or KPCB, a venture capital firm, since 1980. Prior to joining KPCB, Mr. Doerr worked at Intel Corporation for five years. He is also a director of Amazon.com, Excite@Home, drugstore.com, Homestore.com, Intuit Inc. and Sun Microsystems, Inc.

     U. Bertram Ellis, Jr. has served as Healtheon/WebMD's director since November 1999. Mr. Ellis served as a director of WebMD from June 1997 to November 1999. Since April 1996, he has served as Chairman of the Board of Directors and Chief Executive Officer of iXL Enterprises, Inc. Mr. Ellis founded and served as President of Ellis Communications, Inc., an owner of television and radio stations, from 1993 to 1996.

     Dennis B. Gillings has served as a director of Healtheon/WebMD since May 2000 as the designee of Quintiles. Dr. Gillings founded Quintiles in 1982 and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception. From 1972 to 1988, Dr. Gillings served as a professor in the Department of Biostatistics at the University of North Carolina at Chapel Hill. During his tenure as a professor, he was active in statistical consulting for the pharmaceutical industry. Dr. Gillings currently serves on the Dean's Advisory Council of the University of North Carolina School of Public Health. Dr. Gillings also serves as a director of Triangle Pharmaceuticals, Inc., a company engaged in the development of new drug candidates primarily in the antiviral area.

     Eric J. Gleacher has served as Healtheon/WebMD's director since November 1999. Mr. Gleacher is Chief Executive Officer and Chairman of the Board of Gleacher & Co., a merchant banking and mergers and acquisitions advisory firm, which he founded in 1990. Prior to founding Gleacher & Co., Mr. Gleacher served as a Managing Director at Morgan Stanley from 1983 until 1990, and served as Global Head of Mergers and Acquisitions from 1984 until 1990. From 1968 until 1983, Mr. Gleacher worked at Lehman Brothers, where he founded the Mergers and Acquisitions Department and served as General Partner from 1973 until 1983. He is a member of the Executive Committee and is Chairman of the Finance and Investment Committees of the U.S. Golf Association and is a member of the Board of Trustees of the University of Chicago and the Board of Trustees of New York University.

     William P. Payne has served as Healtheon/WebMD's director since November 1999. Mr. Payne was Vice Chairman of WebMD from September 1998 until November 1999. Mr. Payne also serves as Vice Chairman of PTEK Holdings and as Chairman of Orchestrate.com, Inc., a subsidiary of PTEK Holdings. From February 1997 to June 1998, Mr. Payne was a Vice Chairman of NationsBank Corporation. He was President and Chief Executive Officer of the Atlanta Committee for the Olympic Games from 1991 to 1997. Mr. Payne is also a director of Anheuser-Busch Companies, Inc., Jefferson-Pilot Corporation, ACSYS, Inc. and Cousins Properties, Inc.

     Charles G. V. Stevens has served as Healtheon/WebMD's director since May 2000 as Microsoft's representative. Mr. Stevens joined Microsoft in 1984 and has served as Vice President of Microsoft's Enterprise Partner Group since 1997. From 1994 until 1997, he served as Vice President, Far East of Microsoft. He served in various other capacities with Microsoft from 1984 until 1994.

BOARD MEETINGS AND COMMITTEES

     The board met eight times, including telephone conference meetings, during 1999. In addition to meetings, the board and its committees review and act upon matters by unanimous written consent. Each director attended 75% or more of the total number of these meetings held during the period for which he served as a director and 75% or more of the total number of meetings of those committees on which he served during that period.

     The board currently has audit, compensation and stock option committees.

     The audit committee, which met one time during 1999, is currently comprised of Messrs. Ellis and Payne. The audit committee is responsible for reviewing and making recommendations regarding Healtheon/WebMD's independent auditors, the annual audit of Healtheon/WebMD's financial statements and internal accounting practices and policies. The board of directors of Healtheon/WebMD has adopted a written charter for its audit committee. A copy of the charter is attached as Annex I to this proxy statement/prospectus.

     The compensation committee, which met one time during 1999, is currently comprised of Messrs. Clark, Doerr and Gleacher. Until his resignation in January 2000, Mr. McGuire also served on the compensation committee. The compensation committee sets the compensation of the chief executive officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants to officers and directors. The compensation committee exercises all authority under Healtheon/WebMD's employee equity incentive plans and advises and consults with Healtheon/WebMD's officers regarding managerial personnel policies. The stock option committee is currently comprised of Messrs. Arnold and Long and oversees the stock option plans as they relate to employees other than Healtheon/WebMD's officers and directors.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned for services rendered to Healtheon/WebMD in 1999 and 1998 by both individuals who served as Healtheon/WebMD's chief executive officer during 1999 and 1998 and by Healtheon/WebMD's four other most highly compensated executive officers who earned more than $100,000 in 1999 and were serving as executive officers at the end of 1999, referred to in this section and the section entitled "Share ownership by Healtheon/WebMD's principal stockholders, management and directors" as the "named executive officers". Mr. Long was Healtheon/WebMD's chief executive officer until November 1999 and was also one of the four most highly compensated executive officers at the end of 1999. Under the rules of the SEC, this table does not include certain perquisites and other benefits received by the named executive officers which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                      ANNUAL COMPENSATION       AWARDS
                                                      --------------------   ------------
                                                                              SECURITIES
                                                                              UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION(1)
---------------------------                    ----   ---------   --------   ------------   ---------------
W. Michael Long(2)...........................  1999   $250,000       $--      1,000,000        $     --
  Chairman of the Board of Directors           1998    458,337        --             --              --
Jeffrey T. Arnold(3).........................  1999     41,667        --             --           1,000
  Chief Executive Officer                      1998         --        --             --              --
Pavan Nigam..................................  1999    225,000        --        300,000         122,356
  Executive Vice President,                    1998    225,000        --        325,000              --
  Chief Technology Officer
John L. Westermann III.......................  1999    175,000        --         20,000           4,848
  Executive Vice President, Chief Financial    1998     75,000        --        500,000              --
  Officer, Treasurer and Secretary
Steven E. Curd...............................  1999    206,558        --        400,000         216,519
  Executive Vice President,                    1998         --        --             --              --
  Chief Information Officer

------------------

(1) For Mr. Arnold, consists of amount paid related to automobile allowance. For Mr. Nigam, consists of forgiveness of principal and interest on a loan made by Healtheon/WebMD to Mr. Nigam. For Mr. Westermann, consists of personal travel expenses reimbursement. For Mr. Curd, consists of $107,591 of imputed interest on an interest-free loan made by Healtheon/WebMD to Mr. Curd in March 1999 to purchase his residence and an amount sufficient to pay the taxes payable by him with respect to the loan and

    $108,928 of relocation expense reimbursement and an amount sufficient to pay the taxes payable by him on his residence.

(2) Mr. Long served as Healtheon/WebMD's Chief Executive Officer until the WebMD merger in November 1999.

(3) Mr. Arnold was named Healtheon/WebMD's Chief Executive Officer in connection with the WebMD merger in November 1999 and was employed by WebMD prior to that time.

                          OPTION GRANTS IN FISCAL 1999

     The following table sets forth certain information for the year ended December 31, 1999, with respect to grants of stock options to each of the named executive officers. These options have a term of 10 years and generally vest over four years, with 25% vesting at the end of one year and 1/48 per month thereafter. Healtheon/WebMD granted options to purchase common stock and issued shares of common stock under restricted stock purchase agreements equal to a total of 7,407,738 shares during 1999. Options were granted at an exercise price equal to the fair market value of Healtheon/WebMD common stock. Potential realizable values are net of exercise price before taxes, and are based on the assumption that Healtheon/WebMD common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect Healtheon/WebMD's projection or estimate of future stock price growth.

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                            INDIVIDUAL GRANTS                                 ANNUAL RATES OF
                                  ---------------------------------------------------------------------         STOCK PRICE
                                      NUMBER OF         PERCENT OF TOTAL                                     APPRECIATION FOR
                                      SECURITIES        OPTIONS GRANTED        EXERCISE                         OPTION TERM
                                      UNDERLYING        TO EMPLOYEES IN         PRICE        EXPIRATION   -----------------------
NAME                               OPTIONS GRANTED            1999            PER SHARE         DATE          5%          10%
----                              ------------------   ------------------   --------------   ----------   ----------   ----------
W. Michael Long.................      1,000,000               4.83%             $5.40         01/28/09    $3,396,030   $8,606,209
Jeffrey T. Arnold(1)............             --                 --                 --               --            --           --
Pavan Nigam.....................        300,000               1.45               5.40         01/28/09     1,018,809    2,581,863
John L. Westermann III..........         20,000               0.09               5.85         02/02/09        73,580      186,468
Steven E. Curd..................        400,000               1.93               5.40         01/28/09     1,358,413    3,442,483

------------------
(1) No options were issued by Healtheon/WebMD to Mr. Arnold in 1999. In the WebMD merger, however, Healtheon/WebMD assumed options to purchase 1,384,600 shares of WebMD common stock, which options now represent options to purchase 2,486,741 shares of Healtheon/WebMD common stock.

  AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the named executive officers concerning exercisable and unexercisable options held as of December 31, 1999. The values of in-the-money options are based on the fair market value of Healtheon/WebMD common stock as of December 31, 1999 of $37.50 and are net of the option exercise price.

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                        SHARES                      UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                       ACQUIRED                        DECEMBER 31, 1999                DECEMBER 31, 1999
                                          ON           VALUE      ---------------------------   ---------------------------------
NAME                                  EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE($)   UNEXERCISABLE($)
----                                  -----------   -----------   -----------   -------------   --------------   ----------------
W. Michael Long.....................    400,000     $3,100,000       710,416      1,989,584      $26,462,996       $68,962,004
Jeffrey T. Arnold...................         --             --     1,243,369      1,243,372       39,116,389        39,116,483
Pavan Nigam.........................     10,000        436,250       172,812        567,188        5,939,774        18,647,726
John L. Westermann III..............     50,000      2,012,840        20,833        149,167          687,489         4,895,511
Steven E. Curd......................         --             --            --        400,000               --        12,840,000

     Except in the case of Messrs. Long and Arnold, options shown above were granted under Healtheon/WebMD's 1996 stock plan and vest at a rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter. The options granted to Mr. Long were granted under Healtheon/WebMD's 1996 plan and vested immediately as to 1/4 of the shares and vest ratably each month during the second through fourth years of his employment as to the remainder of the shares. The options granted to Mr. Arnold were granted pursuant to his employment agreement with WebMD and outside of any stock plan and were assumed by Healtheon/WebMD in connection with the WebMD merger. These options vested as to 1/3 immediately and vest as to 1/6, 1/6 and 1/3 on the first three anniversaries of the date of grant as to the remainder of the shares.

DIRECTOR COMPENSATION

     Directors do not receive any cash fees for their service on the board or any board committee, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings. All board members are eligible to receive stock options under the 1996 stock plan, and outside directors receive stock options pursuant to automatic grants of stock options under the 1996 stock plan.

     In January 1999, Healtheon/WebMD granted to each of Dr. Clark and Mr. Doerr and three other persons who were serving as directors at that time an option to purchase 20,000 shares of its common stock under the 1996 stock plan with an exercise price equal to $3.55 per share. In February 1999, Healtheon/WebMD granted to each of two persons who were serving as directors at such time an option to purchase 30,000 shares of its common stock under the 1996 stock plan with an exercise price equal to $5.85 per share. The board also determined that under the 1996 stock plan each outside director will automatically receive an option to purchase 20,000 shares of common stock annually on January 1.

COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

     In July 1997, Healtheon/WebMD entered into an employment agreement with Mr. Long under which Mr. Long became Healtheon/WebMD's President and Chief Executive Officer. Healtheon/WebMD granted Mr. Long an option to purchase 2,500,000 shares of common stock under the 1996 stock plan, 1/4 of which vested immediately, and the remainder of which vests ratably each month during the second through the fourth years of his employment. In addition, Mr. Long purchased 250,000 shares for $500,000, $499,750 of which was represented by a promissory note to Healtheon/WebMD, and was issued a warrant to purchase an additional 750,000 shares at an exercise price of $2.00 per share. The shares issuable upon exercise of this warrant are subject to a right of repurchase commencing on Mr. Long's employment start date and lapsing as to 31,250 shares each month. The employment agreement provides that should Mr. Long leave Healtheon/WebMD because he is no longer offered a position with similar responsibility due to a change of control of Healtheon/WebMD, Mr. Long's option vests immediately as to 625,000 shares and Healtheon/WebMD's repurchase right lapses. Additionally, if Healtheon/WebMD terminates Mr. Long's employment without cause, he will receive six months' salary in installments, his option will vest immediately as to 625,000 shares and Healtheon/WebMD's repurchase right will lapse.

     In connection with the WebMD merger, Healtheon/WebMD became party to an employment agreement effective September 30, 1998 with Jeffrey T. Arnold. His employment agreement has a two-year term and renews for consecutive one-year terms, unless either party gives 360 days' notice prior to the expiration of any term. Healtheon/WebMD pays Mr. Arnold an annual salary of $180,000, and Healtheon/WebMD may pay him an annual bonus as determined by the board or compensation committee. Mr. Arnold has agreed not to compete with Healtheon/WebMD during the term of his employment and for one year after his termination. If Healtheon/WebMD terminates Mr. Arnold without cause, Mr. Arnold will be entitled to 12 months' salary as severance. WebMD granted Mr. Arnold options to acquire 1,384,600 shares of common stock of WebMD which, in connection with the WebMD merger, were assumed by Healtheon/WebMD and became options to purchase 2,486,741 shares of Healtheon/WebMD common stock. These options were granted pursuant to Mr. Arnold's employment agreement and outside of any stock plan. His options vested 1/3 on the date of grant and vest 1/6, 1/6 and 1/3 on the first three anniversaries of the date of grant. In connection with the WebMD merger, Mr. Arnold agreed to waive any change of control vesting which would occur as a result of the merger. If Mr. Arnold is terminated after the merger for any reason other than cause, all his options will immediately vest.

EMPLOYEE BENEFIT PLANS

     1996 stock plan

     In February 1996, Healtheon/WebMD's board adopted and the stockholders approved the 1996 stock plan. Healtheon/WebMD initially reserved for issuance 9,000,000 shares of common stock under the 1996 stock plan. In March 1998, Healtheon/WebMD's board and stockholders each approved an amendment to the 1996 stock plan to increase the number of shares of common stock reserved under the plan to 10,000,000 shares. In July 1998, Healtheon/WebMD's board approved, and in October 1998, Healtheon/WebMD's stockholders approved, an amendment to increase the number of shares of common stock issuable under the 1996 stock plan to 15,000,000 shares plus annual increases equal to the lesser of 5% of the outstanding shares or a lesser amount determined by Healtheon/WebMD's board. In January 1999, an additional 3,107,321 shares were reserved for issuance under the 1996 plan under the annual increase provision. In February 1999, Healtheon/WebMD's board and stockholders approved an amendment to limit the automatic annual increase provision to a maximum of 9,000,000 shares. In February 1999, Healtheon/WebMD's board and stockholders also approved an amendment to increase the number of shares reserved for issuance under the 1996 stock plan by an additional 1,000,000 shares. In November 1999, Healtheon/WebMD's board and stockholders approved an amendment to increase the number of shares reserved for issuance under the 1996 stock plan to 29,107,321 shares. Unless terminated sooner, the 1996 stock plan will terminate automatically in February 2006. The 1996 stock plan provides for the discretionary grant of incentive stock options, within the meaning of Section 422 of the tax code to employees and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants. The 1996 stock plan also provides for annual grants of options to purchase 20,000 shares of common stock to each of Healtheon/WebMD's outside directors. In January 2000, an additional 7,678,464 shares were reserved for issuance under the 1996 stock plan under the plan's annual increase provision.

     The 1996 stock plan may be administered by Healtheon/WebMD's board or a committee of Healtheon/WebMD's board, which is referred to, as applicable, as the administrator. The administrator has the power to determine the terms of the options or stock purchase rights granted, including the exercise price of the options or stock purchase rights, the number of shares subject to each option or stock purchase right, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the administrator has the authority to amend, suspend or terminate the 1996 stock plan, provided that no share of common stock previously issued and sold or any option previously granted under the 1996 stock plan is affected.

     The exercise price of all incentive stock options granted under the 1996 stock plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 1996 stock plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the tax code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of Healtheon/WebMD's outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal 110% of the fair market value on the grant date and its term must not exceed five years. The term of all other options granted under the 1996 stock plan may not exceed ten years. Options generally vest as to 25% at the end of the first year and monthly thereafter over a period of three years so that the entire option is vested after four years, based upon the optionee's continued employment or consulting relationship with Healtheon/WebMD.

     In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement will grant Healtheon/WebMD a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with Healtheon/WebMD for any reason, including death or disability. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement must be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Healtheon/WebMD. The repurchase option will lapse at a rate determined by the administrator.

     Options and stock purchase rights granted under the 1996 stock plan are generally not transferable by the optionee, and each option and stock purchase right is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 1996 stock plan must generally be exercised within 30 to 90 days after the end of optionee's status as Healtheon/WebMD's employee, director or consultant, or within one year after such optionee's termination by disability or death, respectively, but in no event later than the expiration of the option's term.

     The 1996 stock plan provides that, in the event of Healtheon/WebMD's merger with or into another corporation, each outstanding option and stock purchase right must be assumed or an equivalent option substituted by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted by the successor corporation, the optionee will become fully vested in all outstanding options and stock purchase rights. These options and stock purchase rights will remain exercisable for 15 days, after which the outstanding options and stock purchase rights will terminate.

     1998 employee stock purchase plan

     Healtheon/WebMD's 1998 employee stock purchase plan, or the 1998 purchase plan, was adopted by Healtheon/WebMD's board in September 1998, and approved by Healtheon/WebMD's stockholders in October 1998. A total of 1,000,000 shares of common stock was reserved for issuance under the 1998 purchase plan, plus annual increases equal to the lesser of 500,000 shares, 0.5% of the outstanding shares on such date, or a lesser amount determined by the board. In November 1999, Healtheon/WebMD's board and stockholders approved an amendment to increase the number of shares reserved for issuance under the 1998 purchase plan to 2,000,000 shares and to change the formula for annually increasing the number of shares available to be issued under the 1998 purchase plan on the first day of each fiscal year by the lesser of:

     - 1,000,000 shares

     - 0.5% of the outstanding shares on such date, or

     - a lesser amount determined by the board of directors.

     The 1998 purchase plan contains consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commenced on the first trading day after the effective date of Healtheon/WebMD's initial public offering and will end on the last trading day on or before October 31, 2000.

     Employees are eligible to participate if they are employed by Healtheon/WebMD or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted an option to purchase stock under the 1998 purchase plan if the employee immediately after that grant would own stock possessing 5% or more of the total combined voting power or value of all classes of Healtheon/WebMD's capital stock, or holds rights to purchase stock under any of Healtheon/WebMD's employee stock purchase plans that together accrue at a rate which exceeds $25,000 worth of stock for each calendar year. The 1998 purchase plan permits each participant to purchase common stock through payroll deductions of up to 15% of the participant's compensation. Compensation for these purposes is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 5,000 shares.

     Amounts deducted and accumulated by the participant are used to purchase shares of Healtheon/WebMD common stock at the end of each purchase period. The price of stock purchased under the 1998 purchase plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with Healtheon/WebMD.

     Rights granted under the 1998 purchase plan are not transferable by a participant other than by will or the laws of descent and distribution. The 1998 purchase plan provides that, in the event of Healtheon/WebMD's merger with or into another corporation or a sale of substantially all of Healtheon/WebMD's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The new exercise date will be prior to the date of the proposed merger or sale. The 1998 purchase plan will terminate in 2008. Healtheon/WebMD's board has the authority to amend or terminate the 1998 purchase plan, except that no amendment or termination may adversely affect any outstanding options under the 1998 purchase plan. Healtheon/WebMD's board may alter the purchase price for any offering period or shorten an offering period at any time without consent of Healtheon/WebMD's stockholders or of any participants.

     401(k) plan

     Healtheon/WebMD participates in a tax-qualified employee savings and retirement plan, or the 401(k) plan, which covers all of Healtheon/WebMD's full-time employees who have completed three months of service. Under the 401(k) plan, eligible employees may defer up to 20% of their pre-tax earnings, subject to the Internal Revenue Service's annual contribution limit. The 401(k) plan permits additional discretionary matching contributions by Healtheon/WebMD on behalf of all participants in the 401(k) plan in such a percentage amount as may be determined annually by Healtheon/WebMD's board. To date, Healtheon/WebMD has made no matching contributions. The 401(k) plan is intended to qualify under
Section 401 of the tax code so that contributions by employees or by Healtheon/WebMD to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions by Healtheon/WebMD, if any, will be deductible by Healtheon/WebMD when made. The trustee under the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William W. McGuire, M.D., a member of the compensation committee until his resignation from Healtheon/WebMD's board in January 2000, is the Chairman and Chief Executive Officer of UnitedHealth Group, which, with its affiliates, entered into service and license agreements with Healtheon/WebMD. Although UnitedHealth Group was one of Healtheon/WebMD's principal shareholders, its holdings no longer constitute more than 5% of its common stock. Eric J. Gleacher, a member of Healtheon/WebMD's compensation committee, is the Chief Executive Officer and Chairman of the Board of Gleacher & Co., which provides financial advisory services to Healtheon/WebMD. For a more complete description of these relationships, see "Healtheon/WebMD's related party transactions" on page 156. No interlocking relationship exists between Healtheon/WebMD's board or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Healtheon/WebMD's certificate of incorporation and bylaws limit or eliminate the personal liability of Healtheon/WebMD's directors for monetary damages for breach of the directors' fiduciary duty of care. The duty of care generally requires that, when acting on Healtheon/WebMD's behalf, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to Healtheon/WebMD or Healtheon/WebMD's stockholders for monetary damages for breach of fiduciary duty as a director, except for

     - any breach of the director's duty of loyalty to Healtheon/WebMD or Healtheon/WebMD's stockholders

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

     - unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions

     - any transaction from which the director derived an improper personal benefit.

     These provisions are permitted under Delaware law.

     Healtheon/WebMD's certificate of incorporation also provides that Healtheon/WebMD will indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to any action or proceeding by reason of the fact that they are or were a director or officer of Healtheon/WebMD or serve or served at any other enterprise as a director, officer or employee at Healtheon/WebMD's request.

     Healtheon/WebMD's bylaws provide that Healtheon/WebMD will, to the maximum extent and in the manner permitted by Delaware law, indemnify each of the following persons against expenses, including attorneys' fees, judgments, fines, settlements, and other amounts incurred in connection with any proceeding arising by reason of the fact that they are or were Healtheon/WebMD's agent:

     - a current or past director or officer of Healtheon/WebMD or any of Healtheon/WebMD's subsidiaries

     - a current or past director or officer of another company who served at Healtheon/WebMD's request

     - a current or past director or officer of a corporation that was a predecessor corporation of Healtheon/WebMD or any of its subsidiaries or of another company at the request of a predecessor corporation or subsidiary.

     Healtheon/WebMD enters into indemnification agreements with each of Healtheon/WebMD's directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. These agreements, among other things, indemnify Healtheon/WebMD's directors and executive officers for specified expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts incurred by them in any action or proceeding arising out of their services to Healtheon/WebMD, Healtheon/WebMD's subsidiaries or any other company to which they provide services at Healtheon/WebMD's request. In addition, Healtheon/WebMD has obtained directors' and officers' insurance providing indemnification for Healtheon/WebMD's directors, officers and some employees for specified liabilities. Healtheon/WebMD believes that these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

     The limited liability and indemnification provisions in Healtheon/WebMD's certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit Healtheon/WebMD and Healtheon/WebMD's stockholders. Furthermore, a stockholder's investment in Healtheon/WebMD may be adversely affected to the extent Healtheon/WebMD pays the costs of settlement and damage awards against Healtheon/WebMD's directors and officers under these indemnification provisions.

     At present, there is no pending or threatened litigation or proceeding involving any of Healtheon/WebMD's directors, officers or employees where indemnification is expected to be required or permitted, and Healtheon/WebMD is not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of Healtheon/WebMD's board of directors administers Healtheon/WebMD's executive compensation program. The current members of the compensation committee are James H. Clark, L. John Doerr and Eric
J. Gleacher. During 1999, William McGuire, who resigned as a member of the board of directors in January 2000, was also a member of the compensation committee. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act and an outside director within the meaning of
Section 162(m) of the tax code.

     General compensation philosophy

     The role of the compensation committee is to set the salaries and other compensation of Healtheon/WebMD's executive officers and other key employees, and to make grants under, and to administer, the stock option and other executive officer equity and bonus plans. Healtheon/WebMD's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Healtheon/WebMD to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

     - base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies that are of comparable size to Healtheon/WebMD and with which Healtheon/WebMD competes for executive personnel

     - annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee

     - long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Healtheon/WebMD's stockholders.

     Executive compensation

     Base salary. Salaries for executive officers for 1999 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, Healtheon/WebMD's human resources department provided information to the compensation committee regarding salary range guidelines for specific positions.

     Annual incentive awards. Some employees, including executive officers, are eligible to participate in Healtheon/WebMD's incentive plan. Annual target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. The compensation committee administers this plan with regard to the executive officers.

     Long-term incentive awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of our stockholders and encourages executive officers to remain in our employ. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains in our employ for the period required for the shares to vest.

     Healtheon/WebMD grants stock options in accordance with its 1996 stock plan. In 1999, Healtheon/WebMD granted stock options to some executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact our results, past performance or consistency within the officer's peer group. In 1999, the compensation committee considered these factors, as well as the number of unvested option shares held by the officer as of the date of grant. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Healtheon/WebMD and to strive to increase the value of Healtheon/WebMD's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Healtheon/WebMD's common stock on the date of grant.

     Chief executive officer compensation

     Base salary and long-term incentive awards for W. Michael Long and Jeffrey
T. Arnold for 1999 were determined by the compensation committee in a manner consistent with the factors described above. Messrs. Long and Arnold each agreed to forego their bonuses for 1999.

     Tax code section 162(m) limitation

     Section 162(m) of the tax code limits the tax deduction to $1 million for compensation paid to specified executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to the 1996 stock plan meet the requirements that these grants be performance based and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of Healtheon/WebMD or its stockholders.

                                       Compensation Committee

                                       James H. Clark
                                       L. John Doerr
                                       Eric J. Gleacher

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

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Healtheon/WebMD common stock with that of the Nasdaq Stock Market Index (U.S.) and the Morgan Stanley Internet Index over the period of time from February 11, 1999, the initial trading date of Healtheon/WebMD common stock, through December 31, 1999. The graph assumes that $100 was invested in Healtheon/WebMD common stock and each index on February 11, 1999 and that all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                                                [Stock price performance line graph appears here]

                                             2/11/99       3/31/99     6/30/99     9/30/99    12/31/99
                                             -------       -------     -------     -------    --------
Healtheon/WebMD..........................     $100          $136        $245        $118        $120
Nasdaq Stock Market Index (U.S.).........      100           102         112         114         169
Morgan Stanley Internet Index............      100           120         128         130         212

  SHARE OWNERSHIP BY HEALTHEON/WEBMD'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
                                   DIRECTORS

     The following table sets forth information with respect to the beneficial ownership of Healtheon/WebMD's common stock as of May 31, 2000 by:

     - each person known by Healtheon/WebMD to own beneficially more than 5% of Healtheon/WebMD's common stock

     - each of Healtheon/WebMD's directors

     - each of the named executive officers

     - all of Healtheon/WebMD's directors and executive officers as a group.

     The number and percentage of Healtheon/WebMD's shares of common stock owned prior to the mergers is based on 239,175,953 shares outstanding, which includes 217,893,308 shares outstanding as of May 31, 2000 and 21,282,645 shares of common stock issuable upon conversion of the shares of Series A preferred stock outstanding as of May 31, 2000. Beneficial ownership is determined under the rules and regulations of the SEC. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of May 31, 2000 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. The shares subject to options or warrants held by a person are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of Healtheon/WebMD's common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Healtheon/WebMD Corporation, 400 The Lenox Building, 3399 Peachtree Street NE, Atlanta, GA 30326.

     Percentage of ownership is based on the following exchange ratios:

     - 2.5 shares of Healtheon/WebMD common stock for each share of Medical Manager common stock outstanding on May 31, 2000

     - 1.3 shares of Healtheon/WebMD common stock for each share of CareInsite common stock outstanding on May 31, 2000 not owed by Avicenna.

     Further, percentage of ownership is based on an estimated 373,250,156 shares of Healtheon/WebMD common stock outstanding following the Medical Manager and CareInsite mergers, which includes 21,282,645 shares of common stock issuable upon conversion of the shares of Healtheon/WebMD Series A preferred stock outstanding as of May 31, 2000.

                                                                 HEALTHEON/WEBMD SHARES                       PERCENT OF
                                                                BENEFICIALLY OWNED PRIOR                    HEALTHEON/WEBMD
                                                                     TO THE MERGERS                       SHARES BENEFICIALLY
                                                    -------------------------------------------------       OWNED AFTER THE
                                                      COMMON      EXERCISABLE   EXERCISABLE               MEDICAL MANAGER AND
       NAME AND ADDRESS OF BENEFICIAL OWNER            STOCK       WARRANTS       OPTIONS     PERCENT    CAREINSITE MERGERS(1)
       ------------------------------------         -----------   -----------   -----------   -------    ---------------------
Quintiles Transnational Corp......................   35,000,000            --           --     14.6%              9.4%
  4709 Creekstone Drive
  Riverbirch Building, Suite 200
  Durham, NC 27703-8411
Entities associated with Janus Capital
  Corporation(2)..................................   24,597,765            --           --     10.3               6.6
  100 Fillmore Street, Suite 300
  Denver, CO 80206-4923
Microsoft Corporation.............................   11,933,340    13,676,387           --     10.1               6.6
  One Microsoft Way -- Bldg. 8
  North Office 2211
  Redmond, WA 98052

                                                                 HEALTHEON/WEBMD SHARES                       PERCENT OF
                                                                BENEFICIALLY OWNED PRIOR                    HEALTHEON/WEBMD
                                                                     TO THE MERGERS                       SHARES BENEFICIALLY
                                                    -------------------------------------------------       OWNED AFTER THE
                                                      COMMON      EXERCISABLE   EXERCISABLE               MEDICAL MANAGER AND
       NAME AND ADDRESS OF BENEFICIAL OWNER            STOCK       WARRANTS       OPTIONS     PERCENT    CAREINSITE MERGERS(1)
       ------------------------------------         -----------   -----------   -----------   -------    ---------------------
Entities associated with The News Corporation
  Limited(3)......................................   23,282,645            --           --      9.7               6.2
  2 Holt Street
  Sydney, New South Wales 2010
  Australia
Entities associated with FMR Corp.(4).............   15,334,467            --           --      6.4               4.1
  82 Devonshire Street
  Boston, MA 02109
W. Michael Long(5)................................    1,167,882       750,000    1,049,999      1.2                 *
Jeffrey T. Arnold(6)..............................    6,503,458            --    1,243,369      3.2               2.1
James H. Clark(7).................................   12,214,260            --        7,500      5.1               3.3
  c/o Healtheon/WebMD Corporation
  4600 Patrick Henry Drive
  Santa Clara, CA 95054
L. John Doerr(8)..................................    8,360,459        29,359        7,500      3.5               2.2
  c/o Kleiner, Perkins, Caufield & Byers
  2750 Sand Hill Road
  Menlo Park, CA 94025
U. Bertram Ellis, Jr..............................      493,207            --           --        *                 *
  c/o iXL Enterprises, Inc.
  2 Park Place
  1888 Emery Street, NW
  Atlanta, GA 31318
Dennis B. Gillings(9).............................   35,000,000            --           --     14.6               9.4
  c/o Quintiles Transnational Corp.
  4709 Creekstone Drive
  Riverbirch Building, Suite 200
  Durham, NC 27703-8411
Eric J. Gleacher(10)..............................      186,514     1,239,274           --        *                 *
  c/o Gleacher & Co., LLC
  660 Madison Avenue
  New York, NY 10021-8405
William P. Payne..................................           --            --      519,367        *                 *
  c/o PTEK Holdings, Inc.
  The Lenox Building, Suite 600
  3399 Peachtree Road NE
  Atlanta, GA 30326
Charles G. V. Stevens.............................           --            --           --        *                 *
  c/o Microsoft Corporation
  One Microsoft Way -- Bldg. 8
  North Office 2211
  Redmond, WA 98052
John L. Westermann III............................      433,699            --       40,121        *                 *
Pavan Nigam(11)...................................      317,491            --      319,687        *                 *
All executive officers and directors as a group
  (18 persons)(12)................................   29,838,799     2,018,633    4,589,352     14.8               9.6

------------------

  * Less than 1%.

(1) Represents the percentage of Healtheon/WebMD common stock outstanding after the Medical Manager and CareInsite mergers based on the beneficial owner's Healtheon/WebMD common stock prior to the mergers and does not include any shares of Medical Manager common stock or CareInsite common stock owned by the beneficial owner which would be converted into Healtheon/WebMD common stock pursuant to the mergers.

(2) Represents:

     - 6,986,475 shares held of record by Janus Capital Corporation

     - 17,611,290 shares held of record by Janus Twenty Fund. As a result of its role as investment advisor or sub-advisor to managed portfolios, Janus Capital, a registered investment adviser furnishing investment advice to investment companies and institutional clients, may be deemed a beneficial owner of shares held by managed portfolios, including Janus Twenty Fund. Janus Capital, however, has no right to receive dividends from or proceeds from the sales of the securities and disclaims ownership associated with these rights.

(3) Represents:

     - 2,000,000 shares of common stock and an additional 7,383,168 shares of common stock issuable upon conversion of 54,101 shares of Series A preferred stock held of record by News America Incorporated, an entity which is controlled through intermediaries by The News Corporation Limited, approximately 30% of the voting stock of which is owned by Rupert Murdoch, members of his family, companies owned by Mr. Murdoch or trusts, the beneficiaries of which include Mr. Murdoch and his family

     - 9,844,269 shares of common stock issuable upon conversion of 72,135 shares of Series A preferred stock held of record by Fox Broadcasting Company, a wholly owned subsidiary of Fox Entertainment Group, Inc.

     - 3,892,945 shares of common stock issuable upon conversion of 28,526 shares of Series A preferred stock held of record by AHN/FIT Cable LLC, an entity 50% owned and managed through intermediaries by Fox Entertainment

     - 162,263 shares of common stock issuable upon conversion of 1,189 shares of Series A preferred stock held of record by AHN/FIT Internet, LLC, an entity 50% owned and managed through intermediaries by Fox Entertainment.

(4) Represents:

     - 12,741,239 shares of record held by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. Edward C. Johnson, III and members of his family, are predominant owners of Class B shares of common stock of FMR Corp., which represents approximately 49% of FMR Corp.'s voting power. Mr. Johnson, Chairman of FMR Corp., owns 12% of FMR Corp.'s aggregate outstanding voting stock, and Abigail Johnson owns 24.5%. Family members have a voting agreement requiring that all shares of Class B common stock be voted in accordance with the majority vote of Class B shareholders. As a result, the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

     - 1,054,418 shares of record held by Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp.

     - 1,538,810 shares of record held by Fidelity International Limited, a majority owned subsidiary of Fidelity Management & Research until June 30, 1980, when Fidelity International Limited's shares held by Fidelity Management & Research were distributed as a dividend to the shareholders of FMR Corp. A partnership controlled by Edward C. Johnson, III and members of his family, own shares of voting stock of Fidelity Management International entitled to cast 39.89% of the total votes which could be cast by all Fidelity International stock. Mr. Johnson is Chairman of Fidelity International.

(5) Represents:

     - 1,096,344 shares held of record by Mr. Long

     - 23,846 shares held of record by Christopher M. Long Trust

     - 23,846 shares held of record by Mollie Burwell Long Trust

     - 23,846 shares held of record by William M. Long Trust.

     Mr. Long disclaims beneficial ownership of shares held by these entities.

(6) Represents:

     - 5,057,812 shares held of record by Mr. Arnold

     - 36,469 shares held of record by his wife

     - 911,829 shares held of record by Arnold Family Irrevocable Trust

     - 497,348 shares held of record by JT Arnold Enterprises LLLP, of which Mr. Arnold is a general partner and in which he owns a 3% interest with his wife

     Mr. Arnold disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities.

 (7) Represents:

   - 1,000,000 shares held of record by James H. Clark and Nancy Rutter Clark 1995 Revocable Trust

   - 9,837,369 shares held of record by Monaco Partners, LP, which is wholly controlled by Dr. Clark

   - 166,667 shares held of record by Atherton Properties Partnership, which is wholly controlled by Dr. Clark

   - 1,017,227 shares held of record by Clark Ventures, Inc., which is wholly controlled by Dr. Clark

   - 192,997 shares held of record by JHC Investment, LLC, which is wholly controlled by Dr. Clark.

 (8) Represents:

   - 214,677 shares held of record by Mr. Doerr

   - 6,469,957 shares held of record and 26,423 in warrants held by Kleiner Perkins Caufield & Byers VII L.P.

   - 1,275,736 shares held of record by KPCB Java Fund

   - 400,089 shares held of record and 2,936 shares issuable upon the exercise of warrants held by KPCB Life Sciences Zaibatsu Fund II.

     KPCB Life Sciences Zaibatsu Fund II and KPCB VII are wholly controlled by KPCB VII Associates. KPCB Java Fund is controlled by KPCB VIII. Mr. Doerr is a general partner of KPCB VIII and KPCB VII Associates. Mr. Doerr disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in the entities.

 (9) Represents 35,000,000 shares held of record by Quintiles. Dr. Gillings is the Chairman of the Board and Chief Executive Officer of Quintiles. Dr. Gillings disclaims beneficial ownership of these shares.

(10) Represents:

   - 186,514 shares held of record by Mr. Gleacher

   - 418,627 shares issuable upon the exercise of warrants held by Mr. Gleacher

   - 144,231 shares issuable upon the exercise of warrants held by Luna I Investors, LLC

   - 676,416 shares issuable upon the exercise of warrants held by Gleacher & Co. LLC.

     Mr. Gleacher disclaims beneficial ownership of the warrants held by Luna I Investors and Gleacher & Co. except to the extent of his pecuniary interest in the entities.

(11) Represents:

   - 43,751 shares held of record directly by Mr. Nigam

   - 273,740 shares held of record by Nigam Living Trust.

(12) Does not include 35,000,000 shares held of record by Quintiles as to which Dr. Gillings disclaims beneficial ownership.

                  HEALTHEON/WEBMD'S RELATED PARTY TRANSACTIONS

     Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Healtheon/WebMD or any of Healtheon/WebMD's subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of Healtheon/WebMD's common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

     Microsoft. Healtheon/WebMD has entered into a five-year strategic alliance with Microsoft, as described in Healtheon/WebMD's annual report on Form 10-K for the year ended December 31, 1999 incorporated by reference into this proxy statement/prospectus. For more information on locating this document, see "Where You Can Find More Information" on page 202. Microsoft is one of Healtheon/WebMD's principal stockholders. Charles G. V. Stevens has served on Healtheon/WebMD's board of directors as Microsoft's designee since May 2000. In May 1999, Microsoft purchased 184,604 shares of Series E preferred stock of WebMD and a warrant to purchase 7,614,916 shares of Series D common stock of WebMD. In June 1999, Microsoft purchased 202,930 shares of Series F preferred stock of WebMD pursuant to an offer to purchase. In connection with the closing of the WebMD merger, Microsoft acquired an additional 276,906 shares of Series E preferred stock of WebMD. As a result of the WebMD merger, Microsoft owns 11,933,340 shares of Healtheon/WebMD's common stock and a warrant to purchase an additional 13,676,387 shares of Healtheon/WebMD's common stock. Microsoft has registration rights with respects to the shares which it owns and those which are issuable upon exercise of its warrant.

     Quintiles. Healtheon/WebMD has entered into a data rights agreement and an Internet product development and marketing agreement with Quintiles. Pursuant to the data rights agreement, Healtheon/WebMD licenses to Quintiles some of the data available to Healtheon/WebMD by virtue of Healtheon/WebMD's transaction services to develop and commercialize data products, except that Healtheon/WebMD is not required to provide, and will not provide, data to Quintiles if Healtheon/WebMD is prohibited from doing so by Healtheon/WebMD's contracts with third parties or applicable law. All data licensed to Quintiles is de-identified data in that all data elements that would make the licensed data individually identifiable to a particular person will be removed. Healtheon/WebMD receives a royalty from Quintiles based upon the operating income generated from these products. Pursuant to the Internet product development and marketing agreement, Healtheon/WebMD will engage in a collaborative effort with Quintiles to develop, market and commercialize a portfolio of Internet-based products and services for the pharmaceutical industry. Quintiles will pay the costs in connection with Healtheon/WebMD's development activities and each will share revenue with the other from the sale of these services. Quintiles owns 35.0 million shares of Healtheon/WebMD common stock which represents approximately 14.6% of Healtheon/WebMD's common stock and preferred stock, on an as if converted to common stock basis, outstanding as of May 31, 2000.

     News Corporation. Healtheon/WebMD has entered into various agreements in connection with Healtheon/WebMD's strategic alliance with News Corporation and its affiliates. Assuming conversion on May 31, 2000 of all of the shares of Series A preferred stock of Healtheon/WebMD held by affiliates of News Corporation, the holders of the Series A preferred stock would receive 21,282,645 shares of common stock which, together with the 2,000,000 shares of common stock held by News America, would represent approximately 9.7% of Healtheon/WebMD's common stock outstanding on that date. The affiliates of News Corporation have registration rights with respect to the shares of common stock which they own and those which are issuable upon conversion of the Series A preferred stock which they own.

     UnitedHealth Group. In April 1996, ActaMed, which Healtheon/WebMD acquired in 1998, entered into a services and license agreement with UnitedHealth Group that granted UnitedHealth Group a license to specified technology and granted Healtheon/WebMD the responsibilities of managing the ProviderLink product and of providing other information technology services to UnitedHealth Group. UnitedHealth Group pays Healtheon/WebMD fees based on the number of ProviderLink sites in use and transactions processed. Healtheon/WebMD is also obligated to provide support and maintenance services to UnitedHealth Group. In October 1999, Healtheon/WebMD entered into a new services and license agreement with UnitedHealth Group pursuant to which UnitedHealth Group has agreed to utilize Healtheon/WebMD as its preferred vendor of EDI services through Healtheon/WebMD's ProviderLink and WebMD Practice products to UnitedHealth Group's managed care providers and customers over the five-year term of the agreement. Healtheon/WebMD receives a monthly fee for each user site enrolled and a fee per transaction for EDI and transaction processing services. In 1999, UnitedHealth Group paid Healtheon/WebMD an aggregate of approximately $14.7 million related to services, transaction and license fees. This agreement superceded Healtheon/WebMD's prior agreement with UnitedHealth Group. William W. McGuire, M.D., Chief Executive Officer and Chairman of UnitedHealth Group, was one of Healtheon/WebMD's directors until his resignation in January 2000.

       SmithKline Labs. In December 1997, ActaMed entered into a series of agreements with SmithKline Labs, which were assumed in connection with Healtheon's merger with ActaMed in 1998. Under Healtheon/WebMD's December 1997 services agreement with SmithKline Labs, Healtheon/WebMD renders laboratory test order and results services to providers utilizing SmithKline Labs' laboratory services through Healtheon/WebMD's SCAN product. SmithKline Labs was obligated to pay Healtheon/WebMD a minimum of approximately $9.1 million in 1999 for laboratory test orders and results transactions and is obligated to pay Healtheon/WebMD approximately $9.1 million in 2000. SmithKline Labs may be required to pay Healtheon/WebMD additional fees for transactions Healtheon/WebMD processes in the event the number of providers accessing SmithKline Labs' laboratory services through SCAN increases. SmithKline Labs paid Healtheon/WebMD an aggregate of approximately $11.7 million in service and transaction fees during 1999 under this services agreement. This services agreement is effective through December 2002 and provides for automatic, successive two-year renewals, subject to each party's right to elect not to renew the agreement no later than 180 days, in the case of SmithKline Labs, or 360 days, in Healtheon/WebMD's case, prior to the end of a term. In the event that Healtheon/WebMD gives notice of non-renewal, SmithKline Labs will be entitled to continue to receive long-term order entry and results reporting services from Healtheon/WebMD on a per transaction pricing basis or, in the alternative, may require Healtheon/WebMD to develop a service for SmithKline Labs that duplicates the services Healtheon/WebMD has been providing under this services agreement.

     Also under the December 1997 services agreement, SmithKline Labs is entitled, no more than once in any three consecutive month period, to request that Healtheon/WebMD engage in specified exclusive development work for SmithKline Labs. In addition, SmithKline Labs has agreed to promote Healtheon/WebMD as its preferred vendor for laboratory electronic connectivity. This services agreement provides that the parties will negotiate new rates as of January 1, 2001 and each two years after that date. This services agreement states that the renegotiated rates must be competitive with the marketplace and must be no higher than the lowest fees charged by Healtheon/WebMD to similarly situated customers.

     In January 1999, Healtheon/WebMD entered into a new services agreement with SmithKline Labs under which Healtheon/WebMD will provide electronic laboratory results delivery services to approximately 20,000 provider sites, in addition to the sites currently served through Healtheon/WebMD's SCAN product. The new services agreement has a five-year term. Healtheon/WebMD received revenue of approximately $17.0 million during 1999 with respect to the January 1999 services agreement. Healtheon/WebMD does not expect this arrangement to significantly contribute to earnings in the near term. In addition, in January 1999, Healtheon/WebMD purchased teleprinter assets used by SmithKline Labs to provide laboratory results delivery services in exchange for $2.0 million in cash and 1,833,333 shares of Healtheon/WebMD's common stock. Profitability will depend on Healtheon/WebMD's ability to use these assets to provide results delivery services for non-SmithKline labs and to transition these provider sites to Healtheon/WebMD's Internet-based Dx product.

     In August 1999, SmithKline Beecham Corporation sold SmithKline Labs to Quest Diagnostics Incorporated. Although SmithKline Beecham was one of Healtheon/WebMD's principal stockholders during 1999, it no longer beneficially owns more than 5% of Healtheon/WebMD's common stock.

       DuPont. DuPont has agreed to sponsor an aggregate of approximately 6.15 million subscriber months of WebMD Practice for physicians over the five-year term of its agreement with Healtheon/WebMD. Healtheon/WebMD will share specified advertising, carriage fees and e-commerce revenues with DuPont generated from Healtheon/WebMD's web site. DuPont's share of revenues generally ranges from 15% to 50%, depending on the type of revenue. Although DuPont was one of Healtheon/WebMD's principal stockholders immediately after the WebMD merger, its holdings no longer constitute more than 5% of Healtheon/WebMD's common stock.

       McKessonHBOC. In September 1999, Healtheon/WebMD entered into an agreement with WebMD, McKessonHBOC and HBOC that terminated the prior strategic agreements between WebMD and McKessonHBOC and its affiliates and provided for an immediate cash payment by McKessonHBOC to WebMD of $3.6 million. In consideration for this revised relationship, Healtheon/WebMD provided for the issuance by WebMD of warrants to HBOC to acquire 4,688,049 shares of WebMD nonvoting common stock, which Healtheon/WebMD assumed in connection with the WebMD merger and are exercisable for shares of Healtheon/WebMD common stock at the following per share exercise prices:

     - 3,300,000 shares at $50.86

     - 5,000,000 shares at $30.16

     - 119,734 shares at $11.14.

     HBOC has registration rights with respect to the shares issuable upon exercise of its warrants. Although HBOC was one of Healtheon/WebMD's principal stockholders immediately after the WebMD merger, its holdings no longer constitute more than 5% of Healtheon/WebMD's common stock.

       Gleacher & Co. Gleacher & Co., formerly Gleacher NatWest, Inc., provided financial advisory services to WebMD prior to the WebMD merger and continues to provide these services to Healtheon/WebMD. WebMD and Gleacher & Co. entered into a two-year agreement relating to these services, and WebMD issued to Gleacher & Co. a warrant to purchase 1,038,450 shares of WebMD Series D common stock, which Healtheon/WebMD assumed in connection with the WebMD merger. As a result of transfers of portions of the warrant, Gleacher & Co. currently holds a fully vested warrant to purchase 676,416 shares of Healtheon/WebMD common stock, Luna I Investors, LLC currently holds a fully vested warrant to purchase 144,231 shares of Healtheon/WebMD common stock, and Eric J. Gleacher currently holds a fully vested warrant to purchase 418,627 shares of Healtheon/WebMD common stock, in each case at an exercise price of $8.04 per share. Mr. Gleacher, a member of Healtheon/WebMD's board of directors, is the Chairman and Chief Executive Officer of Gleacher & Co. and a member of Luna I Investors.

       iXL. In June 1998, WebMD entered into strategic agreements with iXL for iXL's provision of web development services to WebMD, which agreements Healtheon/WebMD assumed in connection with the WebMD merger. In 1999, Healtheon/WebMD paid to iXL approximately $356,000 for web development services.
U. Bertram Ellis, Jr., a member of Healtheon/WebMD's board of directors, is the Chairman, Chief Executive Officer and a stockholder of iXL. Jeffrey T. Arnold, Healtheon/WebMD's Chief Executive Officer and a member of Healtheon/WebMD's board of directors, serves on the board of iXL.

     PTEK Holdings. Healtheon/WebMD leases the space for its corporate headquarters located in Atlanta, Georgia from a subsidiary of PTEK Holdings. These leases expire in February 2002 and November 2004 and require aggregate monthly payments to PTEK Holdings of approximately $130,000. Healtheon/WebMD also leases equipment and other personal property used in Healtheon/WebMD's call center from a subsidiary of PTEK Holdings. This lease expires in February 2002 and requires monthly payments to PTEK Holdings of approximately $24,000.

     Healtheon/WebMD provides its subscribers with the option of using PTEK Holdings' enhanced communications services through Healtheon/WebMD's physician portal. Healtheon/WebMD's agreement with PTEK Holdings is effective until January 2001 and requires minimum payments to PTEK Holdings of $80,000 per month. In addition, the agreement requires that Healtheon/WebMD spend an aggregate of $750,000 for joint marketing efforts with PTEK Holdings. In connection with obtaining PTEK Holdings' agreement to vote for the WebMD merger, WebMD agreed to use its best efforts to cause Healtheon/WebMD to honor WebMD's rights and obligations under this agreement, including provisions regarding exclusivity of telecommunications services. William P. Payne, a member of Healtheon/WebMD's board of directors, is the Vice Chairman of PTEK Holdings and Chairman of a subsidiary of PTEK Holdings. Mr. Arnold, Healtheon/WebMD's Chief Executive Officer and a member of its board of directors, serves on the board of PTEK Holdings.

     William P. Payne, one of Healtheon/WebMD's directors, is an employee and the Chairman of the Board of Orchestrate.com, a subsidiary of PTEK Holdings. As Chairman of Orchestrate.com, one of Mr. Payne's principal duties is to assist Healtheon/WebMD in the development of its business for the purpose of increasing revenue opportunities for PTEK Holdings. In connection with the WebMD merger, Healtheon/WebMD assumed an agreement between Mr. Payne and WebMD effective until May 2000 pursuant to which, in consideration of Mr. Payne's devotion of up to 60% of his time directly to Healtheon/WebMD's business, Healtheon/WebMD reimbursed PTEK Holdings $375,000 per year for Mr. Payne's salary, $125,000 per year for Mr. Payne's minimum bonus and $6,000 per year for Mr. Payne's automobile allowance. Healtheon/WebMD also reimbursed Mr. Payne for any expenses he incurred prior to that time in discharging his duties to Healtheon/WebMD.

       Officer loan. In March 1999, Healtheon/WebMD loaned Steven E. Curd, Healtheon/WebMD's Chief Information Officer, $2.5 million for the purchase of a residence upon his relocation to the San Francisco Bay area. The loan is secured, bears no interest, and must be repaid by Mr. Curd upon the earlier of the end of five years, the sale of the residence, or the discontinuation of his employment with Healtheon/WebMD. Mr. Curd also must apply to the loan any proceeds received by him from the sale of Healtheon/WebMD common stock resulting from the exercise of his stock options. Healtheon/WebMD has agreed to repurchase the residence from Mr. Curd upon his request at a price equal to Mr. Curd's purchase price of the residence plus the cost of any improvements. Additionally, Healtheon/WebMD will reimburse Mr. Curd for the amount of taxes payable by him for his residence as well as resulting from the loan.

                     INFORMATION REGARDING MEDICAL MANAGER

                           MEDICAL MANAGER'S BUSINESS

OVERVIEW

     Medical Manager is a Delaware corporation and was incorporated in 1989. Medical Manager changed its name from Synetic, Inc. to Medical Manager Corporation on July 23, 1999, upon the completion of its acquisition of Medical Manager Health Systems, Inc., formerly known as Medical Manager Corporation. Medical Manager is engaged in three principal business activities:

     - HEALTHCARE E-COMMERCE BUSINESS. This business involves the development and provision of an Internet-based healthcare e-commerce network that links physicians, payers, suppliers and patients, and is conducted through Medical Manager's majority-owned subsidiary, CareInsite. This network is designed to provide physicians with relevant clinical, administrative and financial information from payers and suppliers. Medical Manager believes CareInsite's integration of payer-specific rules and healthcare guidelines with patient-specific information at the point of care will improve the quality of patient care, lead to more appropriate use of healthcare resources, gain compliance with benefit plan guidelines and control healthcare costs.

     - PHYSICIAN PRACTICE MANAGEMENT INFORMATION SYSTEMS BUSINESS. This business involves the development and provision of comprehensive physician practice management information systems to independent physicians, independent practice associations, management service organizations, physician practice management organizations and other providers of healthcare services in the U.S., and is conducted through Medical Manager Health Systems and its subsidiaries. Medical Manager Health Systems develops, markets and supports The Medical Manager practice management system, which addresses the financial, administrative, clinical and practice management needs of physician practices. The system has been implemented in a wide variety of practice settings from small physician groups to multi-provider independent practice associations and management service organizations. These proprietary systems enable physicians and their administrative staffs to efficiently manage their practices while delivering quality patient care in a constantly changing health care environment. Since the development of The Medical Manager software in 1982, Medical Manager Health Systems' installed base has grown to over 130,000 providers in approximately 25,000 client sites, representing more than 80 practice specialties. Medical Manager Health Systems believes that The Medical Manager system is the most widely installed physician practice management system in the U.S. On March 30, 2000, Medical Manager acquired substantially all of the assets of Physician Computer Network for a purchase price of approximately $60 million, including forgiveness of $7 million of outstanding loans made by Medical Manager to Physician Computer Network, plus the assumption of some liabilities. Physician Computer Network is one of the nation's largest providers of physician practice management information systems. Physician Computer Network provides physician practice management information systems to more than 55,000 providers in approximately 8,000 sites. Medical Manager believes that the acquisition of Physician Computer Network will provide opportunities for more comprehensive and efficient customer support as well as significant cross-selling opportunities when combined into Medical Manager's physician practice management information systems business. With the acquisition of Physician Computer Network, Medical Manager will now provide practice management systems to over 185,000 physicians throughout the U.S.

     - PLASTICS AND FILTRATION TECHNOLOGIES BUSINESS. This business involves the design, manufacture and distribution of porous and solid plastic components and products for use in life sciences, healthcare, industrial and consumer applications, and is conducted through Porex Technologies Corporation and Medical Manager's other plastic and filtration technologies subsidiaries, which are referred to collectively in this proxy statement/prospectus as Porex. Medical Manager believes that Porex's principal competitive strengths are its manufacturing processes, quality control, relationship with its customers and distribution of its proprietary health care products.

     Medical Manager believes that it will be distinguished by its ability to integrate the products and services offered by its physician practice management information systems business with those of its healthcare e-commerce business into a suite of products that can comprehensively address all of the needs of a medical practice. This integration will enable a medical practice to more effectively and efficiently serve the needs of patients by utilizing innovative healthcare network and e-commerce services that leverage Internet technology. Medical Manager's services and network facilities more efficiently exchange confidential clinical, administrative and financial information between physicians and their affiliated patients, payers, providers and suppliers. Medical Manager also believes that physicians are more likely to adopt the additional web-based services that will be provided by its healthcare electronic commerce business as a result of its cooperation with its physician practice management information systems business and the efforts of its sales and support personnel.

     The address of Medical Manager's principal executive office is River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407 and its telephone number is (201) 703-3400. Medical Manager's web site is www.medicalmanager.com. The information on Medical Manager's web site is not a part of this proxy statement/prospectus.

              MEDICAL MANAGER SELECTED CONSOLIDATED FINANCIAL DATA

     Medical Manager's selected financial data as of and for the years ended June 30, 1995, 1996, 1997, 1998 and 1999 as set forth below has been derived from information included in the Medical Manager 8-K dated June 19, 2000, filed for the year ended June 30, 1999. In connection with the acquisitions of companies acquired by Medical Manager during the nine months ended March 31, 2000, accounted for by the pooling of interests method, Medical Manager filed a Form 8-K on June 19, 2000 restating its historical consolidated financial statements and data included in the Medical Manager annual report on Form 10-K filed for the year ended June 30, 1999. The selected financial data for the year ended June 30, 1995 has been restated to reflect the divestiture of Medical Manager's institutional pharmacies business in December, 1994. Medical Manager's selected financial data as of and for the nine months ended March 31, 1999 and 2000 as set forth below has been derived from the unaudited information included in the Medical Manager quarterly report on Form 10-Q filed for the period ended March 31, 2000. The selected financial data for the nine months ended March 31, 1999 and 2000 reflects all adjustments deemed necessary by Medical Manager's management for a fair presentation of the results for these interim periods. You should not expect the results for the nine months ended March 31, 2000 to be necessarily indicative of Medical Manager's results that might be obtained for the full year. The following historical financial information is only a summary and should be read in conjunction with the information contained in the reports on Form 8-K, Form 10-K and Form 10-Q as filed by Medical Manager and also in conjunction with the other information incorporated by reference in this document. For information regarding these documents, see "Where You Can Find More Information" on page 202.

                                                                                                               NINE MONTHS ENDED
                                                                        YEAR ENDED JUNE 30,                        MARCH 31,
                                                        ---------------------------------------------------   -------------------
                                                         1995       1996     1997(1)      1998     1999(2)      1999     2000(3)
                                                        -------   --------   --------   --------   --------   --------   --------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net revenues..........................................  $91,779   $116,063   $135,623   $216,609   $296,096   $213,007   $264,808
Income (loss) from continuing operations before
  provision for income taxes..........................    6,734     19,569    (18,516)    36,626     30,955     23,024     11,136
Provision for income taxes............................      483      4,862      2,844     13,706     12,311      8,661     12,742
                                                        -------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations..............    6,251     14,707    (21,360)    22,920     18,644     14,363     (1,606)
Income from discontinued operations...................   15,459         --         --         --         --         --         --
                                                        -------   --------   --------   --------   --------   --------   --------
        Net income (loss).............................  $21,710   $ 14,707   $(21,360)  $ 22,920   $ 18,644     14,363     (1,606)
                                                        =======   ========   ========   ========   ========   ========   ========
Net income (loss) per share -- basic
  Continuing operations...............................  $  0.28   $   0.64   $  (0.90)  $   0.72   $   0.54       0.42      (0.04)
  Discontinued operations.............................     0.68         --         --         --         --         --         --
                                                        -------   --------   --------   --------   --------   --------   --------
        Net income (loss) per share -- basic..........  $  0.96   $   0.64   $  (0.90)  $   0.72   $   0.54   $   0.42   $  (0.04)
                                                        =======   ========   ========   ========   ========   ========   ========
Net income (loss) per share -- diluted
  Continuing operations...............................  $  0.26   $   0.60   $  (0.90)  $   0.67   $   0.50   $   0.39   $  (0.04)
  Discontinued operations.............................     0.66         --         --         --         --         --         --
                                                        -------   --------   --------   --------   --------   --------   --------
Net income (loss) per share -- diluted................  $  0.92   $   0.60   $  (0.90)  $   0.67   $   0.50   $   0.39   $  (0.04)
                                                        =======   ========   ========   ========   ========   ========   ========

                                                                      AS OF JUNE 30,
                                                   ----------------------------------------------------    MARCH 31,
                                                     1995       1996       1997       1998       1999        2000
                                                   --------   --------   --------   --------   --------   -----------
                                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..................................  $104,478   $166,241   $ 89,769   $160,465   $235,029   $  147,054
Total assets.....................................   204,655    221,375    407,004    517,646    818,196    1,061,906
Long term debt, less current portion.............     2,315      2,634    168,119    162,960    170,041       14,241
Stockholders' equity.............................  $170,724   $185,762   $190,374   $291,677   $485,343   $  756,614

------------------

(1) Includes $32,185,000 write-off of acquired in-process research and development costs in conjunction with the purchase of Avicenna Systems Corporation and CareAgents, Inc.

(2) Includes a write-off of $2,381,000 of capitalized software costs which relate to the abandonment of our development efforts with respect to certain of our products and services. Those services were abandoned as a result of encountering a high risk development issue associated with integrating those products and services with the acquired Cerner technology. Also includes $4,300,000 ($2,586,000 after tax) in charges related to expenses incurred with the Merck litigation and $2,366,000 ($1,400,000 after tax) in charges relating to the settlement of a class action lawsuit alleging that versions of The Medical Manager software prior to version 9.0 will not properly recognize and process information relating to dates in and after the year 2000.

(3) Includes $17,991,000 of acquisition and related expenses primarily related to the acquisition of Medical Manager Health Systems, Inc., a net gain on the sale of investments of $24,887,000, $3,404,000 of expenses related to the call of the convertible debentures and $1,450,000 in charges related to expenses incurred with the Merck litigation.

  SHARE OWNERSHIP BY MEDICAL MANAGER'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
                                   DIRECTORS

PRINCIPAL STOCKHOLDERS OF MEDICAL MANAGER

     The following table sets forth information as of May 31, 2000, except as otherwise indicated, concerning the beneficial ownership of the Medical Manager's common stock by each person known by the Medical Manager to own more than 5% of its common stock.

                                                                     AMOUNT
                                                                 AND NATURE OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP     CLASS(1)
------------------------------------                          --------------------    ----------
Martin J. Wygod                                                    5,467,799(2)(3)      13.38%
P.O. Box 7188
Rancho Santa Fe, California 92067
SN Investors, L.P.                                                 4,872,975(2)         11.96%
818 Washington Street
Wilmington, Delaware 19801
Michael A. Singer                                                  3,811,250(4)(5)       9.32%
15151 Northwest 99th Street
Alachua, Florida 32615
MAS 1997 Family Limited Partnership                                3,668,750(4)          9.00%
8989 Westheimer, Suite 228E
Houston, Texas 77063

------------------

(1) The number of shares of Medical Manager's common stock deemed outstanding includes:

    - 40,749,623 shares of common stock outstanding as of May 31, 2000

    - the number of shares, if any, of Medical Manager's common stock that the respective persons named in the above table have the right to acquire presently or within 60 days of May 31, 2000 upon exercise of stock options.

(2) SN Investors, the general partner of which is controlled by Mr. Wygod, is the record and beneficial owner of 4,872,975 shares of Medical Manager's common stock. Mr. Wygod is an indirect beneficial owner of these shares and they are included in the total of 5,459,799 shares listed as beneficially owned by Mr. Wygod.

(3) Includes 124,000 shares of Medical Manager's common stock that Mr. Wygod has the right to acquire presently or within 60 days of May 31, 2000 upon exercise of stock options. Includes 2,000 shares of Medical Manager's common stock beneficially owned by Mr. Wygod's spouse, as to which shares Mr. Wygod disclaims beneficial ownership. Includes 28,499 shares of Medical Manager's common stock owned by Synetic Foundation, Inc., a charitable foundation of which Messrs. Manning, Suthern and Wygod are trustees and share voting and dispositive power, and 192,794 shares of Medical Manager's common stock owned by the Rose Foundation, a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

(4) MAS 1997 Family Limited Partnership, the general partner of which is a company controlled by Mr. Singer, and the sole limited partner of which is Mr. Singer, is the record and beneficial owner of 3,668,750 shares of Medical Manager's common stock. Mr. Singer is an indirect beneficial owner of these shares and they are included in the total of 3,811,250 shares listed as beneficially owned by Mr. Singer.

(5) Includes 12,500 shares of Medical Manager's common stock owned by MDDS Partnership Ltd., the general partner of which is controlled by Mr. Singer and the limited partners of which are Mr. Singer and certain of his family members.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table sets forth information, as of May 31, 2000, unless otherwise noted, concerning the ownership of Medical Manager's and CareInsite's common stock by each of the directors, each of the chief executive officer and other named executive officers and by all directors and executive officers of Medical Manager as a group.

                                                           MEDICAL MANAGER                               CAREINSITE
                                            ---------------------------------------------    ----------------------------------
                                            AMOUNT AND NATURE                                     AMOUNT AND
                                              OF BENEFICIAL              PERCENT OF          NATURE OF BENEFICIAL    PERCENT OF
         NAME OF BENEFICIAL OWNER            OWNERSHIP(1)(2)              CLASS(3)               OWNERSHIP(1)         CLASS(4)
         ------------------------           -----------------      ----------------------    --------------------    ----------
                                                  100,114                      *                     7,000                  *
Kim A. Davis
                                                  134,116                      *                     6,000                  *
Thomas R. Ferguson
                                                  132,716(5)                   *                     9,900(6)               *
Mervyn L. Goldstein
                                                  147,119                      *                    10,000                  *
Ray E. Hannah
                                                   21,250                      *                         0                  *
Courtney F. Jones
                                                  458,508                      *                         0                  *
John H. Kang
                                                   15,000                   1.12%                        0                  *
Raymond Kurzweil
                                                   90,185                      *                     5,000                  *
Kirk G. Layman
                                                   92,333                      *                     3,000                  *
Roger H. Licht
                                                  333,298(7)                   *                    22,500                  *
James V. Manning
                                                  408,001(16)               1.00%                   22,500                  *
Bernard A. Marden
                                                  401,718(8)                   *                    10,000                  *
Charles A. Mele
                                                  101,647(9)                   *                     8,000                  *
Chris A. Peifer
                                                        0                      *                         0                  *
Marvin Rich
                                                  277,339(10)                  *                    20,500                  *
Herman Sarkowsky
                                                3,811,250(11)               9.32%                   15,000(11)              *
Michael A. Singer
                                                  417,097(9)(12)            1.01%                   22,500                  *
Paul C. Suthern
                                                  238,663                      *                    10,000(13)(17)          *
Anthony Vuolo
                                                  174,488(14)                  *                    22,950                  *
Albert M. Weis
                                                5,467,799(7)(8)(15)         13.38%                  38,000(15)              *
Martin J. Wygod
                                               12,865,987                   30.01%                 258,850                  *
All directors and executive
  officers as a group (22 persons)

------------------

  *  Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in the following footnotes.

 (2) Includes the following number of shares of Medical Manager's common stock that the following persons have the right to acquire presently or within 60 days of May 31, 2000 upon exercise of stock options: Mr. Davis, 100,000; Mr. Ferguson, 88,000; Dr. Goldstein, 88,000; Mr. Hannah, 54,000; Mr. Jones, 21,250; Mr. Kang, 136,250; Mr. Kurzweil, 15,000; Mr. Layman, 90,000; Mr.
     Licht, 88,000; Mr. Manning, 150,000; Mr. Marden, 8,000; Mr. Mele, 181,000;
     Mr. Peifer, 15,000; Mr. Sarkowsky, 88,000; Mr. Singer, 130,000; Mr. Suthern, 379,600; Mr. Vuolo, 233,600; Mr. Weis, 58,000; Mr. Wygod, 124,000;
     and all directors and executive officers as a group, 2,261,792. Includes 114 shares of Medical Manager's common stock allocated to the account of Mr. Davis, 1,647 shares of Medical Manager's common stock allocated to the account of Mr. Hannah, 185 shares of Medical Manager's common stock allocated to the account of Mr. Layman, 334 shares of Medical Manager's common stock allocated to the account of Mr. Mele and 329 shares of Medical Manager's common stock allocated to the account of Mr. Vuolo under the Porex 401(k) Plan as of January 31, 2000.

 (3) The number of shares of Medical Manager's common stock deemed outstanding includes:

     - 40,749,623 shares of Medical Manager's common stock outstanding as of May 31, 2000

     - the number of shares of Medical Manager's common stock that the respective persons named in the above table have the right to acquire presently or within 60 days of May 31, 2000 upon exercise of stock options.

 (4) The number of shares of CareInsite's common stock deemed outstanding includes 75,605,837 shares of CareInsite's common stock outstanding as of May 31, 2000. As of May 31, 2000, none of the CareInsite stock options granted to the respective persons named in the above table is exercisable within 60 days.

 (5) Includes 200 shares of Medical Manager's common stock owned by Dr. Goldstein's spouse, as to which Dr. Goldstein disclaims beneficial ownership.

 (6) Includes 9,900 shares of CareInsite's common stock owned by Dr. Goldstein's spouse, as to which Dr. Goldstein disclaims beneficial ownership.

 (7) Includes 28,499 shares of Medical Manager's common stock owned by the Synetic Foundation.

 (8) Includes 192,794 shares of Medical Manager's common stock owned by the Rose Foundation.

 (9) Includes 25,974 shares of Medical Manager's common stock held in trust for Mr. Peifer's family members.

(10) Includes 15,000 shares of Medical Manager's common stock owned by a charitable foundation of which Mr. Sarkowsky is a director.

(11) Includes 3,668,750 shares of Medical Manager's common stock owned by MAS Family Partnership and 12,500 shares of Medical Manager's common stock owned by MDDS Ltd. MDDS Ltd. also owns 15,000 shares of CareInsite's common stock.

(12) Includes 1,200 shares of Medical Manager's common stock held in custodial accounts for Mr. Suthern's children.

(13) Includes 7,401 shares of CareInsite common stock held in Mr. Vuolo's individual retirement account and 451 shares held in his spouse's individual retirement account.

(14) Includes 3,250 shares of Medical Manager's common stock owned by a corporation of which Mr. Weis is the sole stockholder, sole director and president and 3,200 shares of Medical Manager's common stock held in trust for Mr. Weis's children.

(15) Includes 4,872,975 shares of Medical Manager's common stock owned beneficially and of record by SN Investors. Mr. Wygod is an indirect beneficial owner of these shares. See "Footnote 2 to Security ownership of management and directors." Includes 2,000 shares of Medical Manager's common stock beneficially owned by Mr. Wygod's spouse, as to which shares Mr. Wygod disclaims beneficial ownership. Mr. Wygod's spouse also beneficially owns 2,000 shares of CareInsite's common stock which are in a trust for Mr. Wygod's stepson, as to which shares Mr. Wygod disclaims beneficial ownership.

(16) Includes 50,000 shares of Medical Manager's common stock owned by a charitable foundation of which Mr. Marden is a director.

(17) Mr. Vuolo ceased being an executive officer of Medical Manager on April 4, 2000.

                        INFORMATION REGARDING CAREINSITE

                             CAREINSITE'S BUSINESS

     CareInsite is developing and intends to provide an Internet-based healthcare e-commerce network for interactive use by physicians, payers, suppliers and patients. CareInsite intends to market a comprehensive set of transaction, messaging and content services to physicians, to payers such as managed care organizations and pharmacy benefit managers, or PBMs, to suppliers such as pharmacies and clinical laboratories, and to patients. CareInsite's system is comprised of a network of computers, related equipment and application software that uses the Internet to link the key participants in the healthcare industry. CareInsite expects that the CareInsite system will facilitate a broad range of healthcare transactions, such as enabling a physician to order prescriptions and lab tests and to verify a particular patient's eligibility for treatment under his or her healthcare plan, and will facilitate medical claims processing, compiling medical data and informing physicians of particular patient histories. Physicians and their patients will be able to use a web browser to access relevant clinical, administrative and financial information of payers and suppliers through the CareInsite system to make more informed healthcare decisions. CareInsite believes its integration of payer-specific rules and healthcare guidelines with patient-specific information at the point of care will improve the quality of patient care, lead to more appropriate use of healthcare resources, gain compliance with benefit plan guidelines and control healthcare costs.

     As of July 15, 2000, Medical Manager owned 67.4% of CareInsite's common stock. CareInsite and Medical Manager share management and are parties to a services agreement. CareInsite and Medical Manager Health Systems, a wholly owned subsidiary of Medical Manager, also have a strategic relationship, under which CareInsite will be the exclusive provider of certain network, web hosting and transaction services to Medical Manager Health Systems.

     CareInsite is a Delaware corporation and was incorporated in 1998. The address of CareInsite's principal executive office is 669 River Drive, Center 2, Elmwood Park, New Jersey 07407 and its telephone number is (201) 703-3400. CareInsite's web site is www.careinsite.com. The information on CareInsite's web site is not part of this proxy statement/prospectus.

                CAREINSITE SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial data for CareInsite set forth below as of the period from inception (December 24, 1996) through June 30, 1997, for the years ended June 30, 1998 and 1999 have been derived from the audited consolidated financial statements of CareInsite included in the CareInsite Form 10-K filed for the year ended June 30, 1999 as amended by Form 10-K/A filed on October 28, 1999. The selected financial data for the predecessor business of Avicenna set forth below for the period from inception (September 20, 1994) through December 31, 1994, for the year ended December 31, 1995 and for the period January 1, 1996 through December 23, 1996 have been derived from the audited financial statements of Avicenna not incorporated into this proxy statement/prospectus. The selected financial data for CareInsite as of March 31, 2000, for the nine month periods ended March 31, 1999 and 2000 and for the cumulative period from inception (December 24, 1996) through March 31, 2000 are derived from its unaudited consolidated financial statements included in CareInsite's quarterly report on Form 10-Q filed for the period ended March 31, 2000. The selected financial data for the nine months ended March 31, 1999 and 2000, in the opinion of CareInsite's management, include all normal and recurring adjustments necessary to present fairly the financial position and results of operations of CareInsite for those periods. The operating results for the nine months ended March 31, 2000 are not necessarily indicative of the operating results to be expected for the full year. The following historical selected financial data is only a summary and should be read in conjunction with the information contained in the reports on Form 8-K, Form 10-K and Form 10-Q as filed by CareInsite and also in conjunction with the other information incorporated by reference in this document. For information regarding these documents, see "Where You Can Find More Information" on page 202.

                                   AVICENNA SYSTEMS CORPORATION
                                       PREDECESSOR BUSINESS                      CAREINSITE
                               ------------------------------------   ---------------------------------
                               PERIOD FROM                            PERIOD FROM
                                INCEPTION               PERIOD FROM    INCEPTION
                               (09/20/94)      YEAR      01/01/96     (12/24/96)      YEAR       YEAR
                                 THROUGH      ENDED       THROUGH       THROUGH      ENDED      ENDED
                                12/31/94     12/31/95    12/23/96      06/30/97     06/30/98   06/30/99
                               -----------   --------   -----------   -----------   --------   --------

                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue..................    $   --       $   --      $    20      $     --     $    --    $   371
Service revenue to
 affiliates..................        --           --           --            --          --        993
                                 ------       ------      -------      --------     --------   --------
       Total revenues........        --           --           20            --          --      1,364
                                 ------       ------      -------      --------     --------   --------
Costs and Expenses
 Cost of revenues............        --           --           --            --          --         69
 Cost of services to
   affiliates................        --           --           --            --          --        993
 Research and development
   expenses..................        16           84        1,025         7,505       4,159     11,253(1)
 Sales and marketing
   expenses..................         9           12        1,297         1,150       1,733      1,910
 General and administrative
   expenses..................         7           69          860           937       2,840      4,205
 Litigation costs............        --           --           --            --          --      4,300(2)
 Acquired in-process research
   and development...........        --           --           --        32,185(3)       --         --
 Depreciation and
   amortization..............        --            2          136           589       1,650      1,695
                                 ------       ------      -------      --------     --------   --------
       Total costs and
        expenses.............        32          167        3,318        42,366      10,382     24,425
                                 ------       ------      -------      --------     --------   --------
Loss from operations.........       (32)        (167)      (3,298)      (42,366)    (10,382)   (23,061)
Other income, net............        --           --           --             9          47        263
Gain on sale of investment...        --           --           --            --          --         --
                                 ------       ------      -------      --------     --------   --------
Net loss.....................       (32)        (167)      (3,298)      (42,357)    (10,335)   (22,798)
Preferred stock dividends....        --           --         (241)           --          --         --
Accretion on Series A
 Preferred Stock.............        --           --           --            --          --         --
                                 ------       ------      -------      --------     --------   --------
Net loss available to common
 stockholders................    $  (32)      $ (167)     $(3,539)     $(42,357)    $(10,355)  $(22,798)
                                 ======       ======      =======      ========     ========   ========
Net loss per share available
 to common stockholders:
 Basic and diluted...........    $(0.08)      $(0.44)     $ (9.34)     $  (0.85)    $ (0.21)   $ (0.40)
                                 ======       ======      =======      ========     ========   ========
Weighted average shares
 outstanding
 Basic and diluted...........       379          379          379        50,063      50,063     56,371
                                 ======       ======      =======      ========     ========   ========


                                               CAREINSITE
                               -------------------------------------------
                                                           CUMULATIVE FROM
                                  NINE          NINE          INCEPTION
                                 MONTHS        MONTHS      (DEC. 24, 1996)
                                  ENDED         ENDED          THROUGH
                                 3/31/99       3/31/00         3/31/00
                               -----------   -----------   ---------------
                               (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue..................   $     --      $  3,236        $   3,607
Service revenue to
 affiliates..................        213         1,573            2,566
                                --------      --------        ---------
       Total revenues........        213         4,809            6,173
                                --------      --------        ---------
Costs and Expenses
 Cost of revenues............         --         1,312            1,381
 Cost of services to
   affiliates................        213         1,573            2,566
 Research and development
   expenses..................      7,646        16,287           39,204
 Sales and marketing
   expenses..................      1,428        12,076           16,869
 General and administrative
   expenses..................      2,855         9,805           17,787
 Litigation costs............      2,500(2)      1,450(2)         5,750(2)
 Acquired in-process research
   and development...........         --            --           32,185
 Depreciation and
   amortization..............      1,162        11,609           15,543
                                --------      --------        ---------
       Total costs and
        expenses.............     15,804        54,112          131,285
                                --------      --------        ---------
Loss from operations.........    (15,591)      (49,303)        (125,112)
Other income, net............        110         4,801            5,120
Gain on sale of investment...         --        25,511(4)        25,511
                                --------      --------        ---------
Net loss.....................    (15,481)      (18,991)         (94,481)
Preferred stock dividends....         --            --               --
Accretion on Series A
 Preferred Stock.............         --          (866)            (866)
                                --------      --------        ---------
Net loss available to common
 stockholders................   $(15,481)     $(19,857)       $ (95,347)
                                ========      ========        =========
Net loss per share available
 to common stockholders:
 Basic and diluted...........   $  (0.29)     $  (0.28)       $   (1.69)
                                ========      ========        =========
Weighted average shares
 outstanding
 Basic and diluted...........     54,208        71,436           56,504
                                ========      ========        =========

                           AVICENNA SYSTEMS CORPORATION
                               PREDECESSOR BUSINESS                         CAREINSITE
                           -----------------------------   --------------------------------------------
                             12/31/95        12/23/96      06/30/97   06/30/98   06/30/99     3/31/00
                           -------------   -------------   --------   --------   --------   -----------
                                                                                            (UNAUDITED)
                                                          (IN THOUSANDS)
Balance Sheet Data:
Working capital
 (deficit)...............     $   998         $(1,257)     $(1,592)   $   775    $114,837    $ 62,265
Total assets.............       1,201           1,263        3,476     10,833     179,953     289,437
Long-term obligations,
 net of current
 portion.................          --              --           --         --         --        3,644
Redeemable securities....          --              --           --         --         --       41,342
Stockholders' equity
 (deficit)...............        (206)         (3,744)       1,566      7,798    173,424      219,482

------------------

(1) Includes a write-off of $2,381 of capitalized software costs which relate to the abandonment of development efforts with respect to specified products and services. Those efforts were abandoned as a result of encountering a high risk development issue associated with integrating those products and services with the acquired Cerner technology.

(2) Represents charges relating to expenses incurred in connection with the Merck litigation.

(3) Represents a non-recurring charge related to the write-off of acquired in-process research and development costs in conjunction with the purchase of Avicenna and CareAgents, Inc.

(4) Represents gain on sale of an investment in a privately held company that merged with a publicly traded company.

                            CAREINSITE'S MANAGEMENT

     The directors of CareInsite are as follows:

                                             DIRECTOR                          PRINCIPAL
                NAME                   AGE    SINCE                           OCCUPATION
                ----                   ---   --------                         ----------
Mark J. Adler, M.D.*                   43      1999     Dr. Adler has been medical director and an oncologist
                                                        for the Oncology Medical Center of San Diego, since he
                                                        founded it in 1991. He is also currently President and
                                                        Chief Executive Officer of Medical Group of North
                                                        County's, internal medicine and oncology group, which
                                                        is based in San Diego, California.
Roger C. Holstein                      47      1999     Mr. Holstein became Executive Vice President -- Sales &
                                                        Marketing and a Director of CareInsite in March 1999.
                                                        Mr. Holstein has been Executive Vice
                                                        President -- Marketing and Sales of Medical Manager
                                                        from 1997 to July 1999. He was a Special Consultant to
                                                        Merck-Medco from 1996 to 1998. Prior to that time, Mr.
                                                        Holstein acted as Senior Executive Vice
                                                        President -- Chief Marketing Officer of Merck-Medco
                                                        from 1994 to 1995 and Senior Executive Vice
                                                        President -- Marketing and Sales of Merck-Medco from
                                                        1991 to 1994.
James R. Love                          44      1999     Mr. Love became the Executive Vice President -- Chief
                                                        Financial Officer and Treasurer of the Company in May
                                                        1999 and a Director of CareInsite in March 1999. Mr.
                                                        Love became Executive Vice President -- Finance and
                                                        Administration of Medical Manager in March 1999. Prior
                                                        to joining Medical Manager, Mr. Love was a Managing
                                                        Director, since 1993, in the investment banking group
                                                        of Merrill Lynch & Co. At Merrill Lynch, he was most
                                                        recently responsible for the diversified companies
                                                        group and the healthcare products group.
James V. Manning                       53      1999     Mr. Manning was Vice Chairman of the Board of Medical
                                                        Manager from March 1998 to July 1999, was Chief
                                                        Executive Officer of Medical Manager from January 1995
                                                        to March 1998, was President of Medical Manager from
                                                        July 1996 to March 1998 and, until March 1998, was an
                                                        executive officer of Medical Manager for more than the
                                                        last five years. Until December 1994, Mr. Manning had
                                                        been an executive officer of Medco for more than five
                                                        years. Mr. Manning is also Chairman of the Board of
                                                        Group One Software, Inc., a computer software company.
David M. Margulies, M.D.               49      1999     Dr. Margulies became Executive Vice President -- Chief
                                                        Scientist and a Director of CareInsite in March 1999.
                                                        Dr. Margulies has been Executive Vice
                                                        President -- Chief Scientist of Medical Manager since
                                                        January 1997. He was founder and President from
                                                        November 1996 to January 1997 of CareAgents, Inc., a
                                                        company acquired by Medical Manager in January 1997.
                                                        From 1990 to mid-1996, Dr. Margulies was Executive Vice
                                                        President and Chief Scientist of the Cerner
                                                        Corporation, a leading supplier of enterprise-level
                                                        clinical applications. Prior to that time, he was Vice
                                                        President and Chief Information Officer at Boston
                                                        Children's Hospital and on the medical faculties of the
                                                        Harvard Medical School and Columbia College of
                                                        Physicians and Surgeons.

                                             DIRECTOR                          PRINCIPAL
                NAME                   AGE    SINCE                           OCCUPATION
                ----                   ---   --------                         ----------
Charles A. Mele                        44      1998     Mr. Mele has been Executive Vice President -- General
                                                        Counsel of Medical Manager since March 1998 and was
                                                        Vice President -- General Counsel of Medical Manager
                                                        from July 1995 to March 1998. Mr. Mele was an executive
                                                        officer of Medical Manager from May 1989 to December
                                                        1994 and was an executive officer of Medco for more
                                                        than five years, until March 1995. Mr. Mele is also a
                                                        director of Group 1 Software, Inc., a computer software
                                                        company.
Lawrence A. Rader*                     63      1999     Mr. Rader has been a General Partner of the Rader Fund
                                                        since May 1995. Prior to May 1995, Mr. Rader was a
                                                        Securities Analyst with Merrill Lynch for over 17
                                                        years.
Marvin P. Rich                         55      2000     Mr. Rich became the Chief Executive Officer of the
                                                        Company in January 2000. Mr. Rich is also President of
                                                        Medical Manager. Mr. Rich was Chief Administrative
                                                        Officer for Oxford Health Plans, from 1998 to January
                                                        2000. Prior to such time, he served as the Executive
                                                        Vice President of Finance, Strategic Planning and
                                                        Administration for Kmart Corporation from 1994 to 1998.
Michael A. Singer                      53      1999     Mr. Singer has been Vice Chairman and Co-Chief
                                                        Executive Officer of Medical Manager since July 1999.
                                                        Mr. Singer was Chairman of the Board of Medical Manager
                                                        Health Systems from February 1997 to July 1999, and has
                                                        been Chief Executive Officer of Medical Manager Health
                                                        Systems since February 1997. Mr. Singer is the founder
                                                        of Medical Manager Research & Development, Inc., and
                                                        the principal inventor of The Medical Manager software
                                                        program. From Medical Manager Research & Development's
                                                        inception in 1981, Mr. Singer has been a director and
                                                        its President and Chief Executive Officer.
Joseph E. Smith*                       61      1999     Mr. Smith is a director of Boren, LePore and
                                                        Associates, Inc., Avanir Pharmaceuticals, Claneil
                                                        Enterprises, Inc., Shire Pharmaceuticals Group PLC,
                                                        Sensus Drug Development Corporation and VIVUS, Inc. He
                                                        also serves on the Board of Trustees of the
                                                        International Longevity Center, a non-profit
                                                        organization. Mr. Smith served in various positions
                                                        with Warner-Lambert Company from March 1989 to
                                                        September 1997. His last position at Warner-Lambert was
                                                        Corporate Vice President as well as a member of the
                                                        Office of the Chairman and the firm's Management
                                                        Committee.

                                             DIRECTOR                          PRINCIPAL
                NAME                   AGE    SINCE                           OCCUPATION
                ----                   ---   --------                         ----------
Paul C. Suthern                        48      1998     Mr. Suthern became the Vice Chairman of the Board of
                                                        the Company in January 2000. Mr. Suthern had been the
                                                        Chief Executive Officer and President of CareInsite
                                                        from March 1999 until January 2000. Mr. Suthern was
                                                        President and Chief Executive Officer of Medical
                                                        Manager from March 1998 until June 1999 and was an
                                                        executive officer of Medical Manager from February 1993
                                                        until July 1996, Vice Chairman of Medical Manager from
                                                        July 1996 to March 1998 and also Chief Executive
                                                        Officer from October 1993 until January 1995. Mr.
                                                        Suthern was also President and Chief Operating Officer
                                                        of Medco from November 1992 through December 1994 and
                                                        Assistant to Medco's Chairman from December 1991 to
                                                        November 1992. Prior thereto, he was Executive Vice
                                                        President -- Operations for more than five years.
Martin J. Wygod                        60      1999     Mr. Wygod became the Chairman of the Board of
                                                        CareInsite in March 1999. Mr. Wygod has been Chairman
                                                        of the Board of Medical Manager since May 1989. From
                                                        May 1989 to February 1993, Mr. Wygod also served as
                                                        Medical Manager's President and Chief Executive Officer
                                                        and until May 1994 was an executive officer of Medical
                                                        Manager. Until May 1994, Mr. Wygod was Chairman of the
                                                        Board of Medco for more than five years, and until
                                                        January 1993 he also served as Chief Executive Officer
                                                        of Medco. He is also engaged in the business of racing,
                                                        boarding and breeding thoroughbred horses, and is
                                                        President of River Edge Farm, Inc.

------------------

* Member of the audit and compensation committees

     Messrs. Manning, Mele, Rich, Singer, Suthern, and Wygod are also directors of Medical Manager. No family relationship exists among any of the directors or executive officers of CareInsite, except that Messrs. Wygod and Suthern are brothers-in-law. Mr. Singer was elected to the board of directors of CareInsite pursuant to the Agreement and Plan of Merger among Medical Manager's predecessor, Synetic, Inc., Marlin Merger Sub, Inc. and Medical Manager dated as of May 16, 1999. In addition, under the provisions of the employment agreement entered into between CareInsite, Medical Manager and Mr. Rich, CareInsite has agreed that during the term of the agreement CareInsite will, subject to its fiduciary duties, use its best efforts to include Mr. Rich in management's nominees for election, and recommend the election of Mr. Rich as a member of the Board. No other arrangement or understanding exists between any director or executive officer of CareInsite or any other person pursuant to which any director or executive officer was selected as a director or executive officer of CareInsite. All executive officers of CareInsite are elected annually by the Board and serve at the discretion of the Board.

EXECUTIVE COMPENSATION

     The following table presents information concerning compensation paid for services to CareInsite to its Chief Executive Officer and former Chief Executive Officer and its five most highly compensated executive officers for the fiscal year ended June 30, 2000, referred to in this section and the section entitled "Share ownership by CareInsite's principal stockholders, management and directors -- Share ownership by CareInsite's directors and officers" on page 184 as CareInsite's "named executive officers".

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                            ANNUAL COMPENSATION                COMPENSATION
                                                   --------------------------------------      ------------
                                                                             OTHER ANNUAL       SECURITIES        ALL OTHER
                                                   SALARY        BONUS       COMPENSATION       UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR     ($)          ($)            ($)           OPTIONS/SARS          ($)
---------------------------                 ----   -------      -------      ------------      ------------      ------------
Marvin P. Rich............................  2000   124,039(3)        --             --           900,000(1)        289,801(4)
  Chief Executive Officer                                                                        900,000(2)
Paul C. Suthern(5)........................  2000   200,000           --             --                --                --
  Vice Chairman and former                  1999   180,000(6)        --        237,750(7)        200,000(1)             --
  Chief Executive Officer                   1998    87,923(6)        --             --           194,000(2)             --
Richard S. Cohan                            2000   175,000           --             --                --             6,550(4)(12)
  Executive Vice President                  1999   175,000           --             --           100,000(1)             --
  -- Operations                                                                                  190,000(2)
Robert C. Dieterle........................  2000   190,000           --             --                --                --
  Executive Vice President                  1999     7,308(8)        --             --           160,000(1)             --
  -- Chief Operating Officer                                                                      80,000(2)
Roger C. Holstein                           2000   175,000           --             --           300,000(2)          5,250(12)
  Executive Vice President                  1999   175,000           --             --           180,000(1)          4,814(12)
  -- Sales & Marketing                      1998   112,404(9)   225,000(10)         --                --             1,750(12)
David M. Margulies........................  2000   175,000           --             --                --                --
  Executive Vice President                  1999   175,000           --             --           100,000(1)             --
  -- Chief Scientist                        1998   175,000           --             --           272,728(2)             --
Steven L. Zatz............................  2000   175,000           --             --           100,000(2)             --
  Senior Vice President                     1999     6,731(11)       --             --           160,000(1)             --
  -- Development

---------------

 (1) Represents options to purchase CareInsite common stock.

 (2) Represents options to purchase Medical Manager common stock.

 (3) Mr. Rich became an employee on January 4, 2000. Therefore, only compensation paid subsequent to that date is reflected above. Mr. Rich received additional compensation for services rendered to Medical Manager during the fiscal year ended June 30, 2000 of $124,039.

 (4) Represents reimbursement for relocation expenses, including amounts necessary to gross up these payments for tax purposes.

 (5) As of January 4, 2000, Mr. Suthern became the Vice Chairman of the Board of CareInsite, and he remains an employee of CareInsite. As of that date, Mr. Marvin P. Rich became the Chief Executive Officer of CareInsite.

 (6) Mr. Suthern was President and Chief Executive Officer of Medical Manager until July 23, 1999. Mr. Suthern received additional compensation for services rendered to Medical Manager during fiscal years 1999 and 1998 of $20,000 and $9,769, respectively.

 (7) Comprised of income from the exercise of options to purchase shares of Medical Manager's common stock, which is equal to the excess of the fair market value on the date of exercise over the exercise price.

 (8) Mr. Dieterle became an employee on June 11, 1999. Therefore, only compensation paid subsequent to that date is reflected above.

 (9) Mr. Holstein became an employee on November 6, 1997. Therefore, only compensation paid subsequent to that date is reflected above.

(10) Represents a one-time bonus paid to Mr. Holstein upon his execution of his employment agreement with Medical Manager.

(11) Mr. Zatz became an employee on June 11, 1999. Therefore, only compensation subsequent to that date is reflected above.

(12) Comprised of matching contributions to the Porex 401(k) plan, a tax qualified retirement plan sponsored by a subsidiary of Medical Manager.

     The following table presents information concerning the options to purchase CareInsite's and Medical Manager's common stock, as applicable, granted during the fiscal year ended June 30, 2000 to CareInsite's named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                             ------------------------------
                                               NUMBER OF       % OF TOTAL
                                              SECURITIES      OPTIONS/SARS    EXERCISE                 GRANT DATE
                                              UNDERLYING       GRANTED TO      OR BASE                  PRESENT
                                             OPTIONS/SARS     EMPLOYEES IN      PRICE     EXPIRATION     VALUE
NAME                                         GRANTED(#)(3)   FISCAL YEAR(4)   ($/SHARE)      DATE        ($)(5)
----                                         -------------   --------------   ---------   ----------   ----------
Marvin P. Rich.............................     450,000          12.18%        68.1875     2/8/2010    19,297,395(1)
                                                450,000          12.18%        21.8750     6/5/2010     6,190,731(1)
                                                450,000           3.27%        64.5000     2/8/2010    15,913,116(2)
                                                450,000           3.27%        28.8750     6/5/2010     7,123,896(2)
Roger C. Holstein..........................     300,000           2.18%        28.8750     6/5/2010     4,749,264(2)
Steven L. Zatz.............................     100,000           0.73%        28.8750     6/5/2010     1,625,832(2)

---------------

(1) Represents options to purchase shares of CareInsite common stock.

(2) Represents options to purchase shares of Medical Manager common stock.

(3) The options granted to Mr. Rich vest as follows:

     - the grants made on February 8, 2000 vest in annual installments of 20% per year commencing on the first anniversary of the date of grant, but, subject to specified exceptions, the CareInsite option will not start to vest prior to December 15, 2001

     - the grants made on June 5, 2000 vest in annual installments of 25% per year commencing on the first anniversary of the date of grant, but upon the consummation of the merger the vesting will change as follows: 50% on the first anniversary of the date of grant and an additional 25% on the second and third anniversaries of the date of grant.

    Mr. Holstein and Mr. Zatz's grants vest in annual installments of 25% commencing on the first anniversary of the date of grant.

(4) With respect to CareInsite options, the percentage is based upon the total number of stock options granted to all employees of CareInsite and its affiliates in the last fiscal year. With respect to Medical Manager options, the percentage is based upon the total number of stock options granted to all employees of Medical Manager and its affiliates in the last fiscal year.

(5) The estimated grant date present value as of the most recent year-end reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

     - the respective option exercise price, specified above, equal to the fair market value of the underlying stock on the date of grant

     - the exercise of options within one and one-half years of the date that they become exercisable

     - a risk-free interest rate of 6.3% per annum

     - volatility of 0.6889 for CareInsite, calculated using a weighted historical average of comparable companies and 0.6193 for Medical Manager, calculated using weekly prices of Medical Manager common stock during the period from the date of purchase of shares of common stock from Merck & Co., Inc. by Medical

       Manager and SN Investors on December 14, 1994 to June 30, 2000. The ultimate values of the options will depend on the future market price of CareInsite's or Medical Manager's common stock, as applicable, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of CareInsite's or Medical Manager's common stock, as applicable, over the exercise price on the date the option is exercised. We cannot assure you that the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table presents information concerning the fiscal year-end value of options to purchase CareInsite and Medical Manager common stock held by CareInsite's named executive officers. No options to purchase CareInsite or Medical Manager common stock were exercised by any of CareInsite's named executive officers during the fiscal year ended June 30, 2000.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/
                                                                 FY-END (#)               SARS AT FY-END ($)(1)
                                                        ----------------------------   ---------------------------
NAME                                                    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                    -----------    -------------   -----------   -------------
Marvin P. Rich........................................         --         900,000              --             --(2)
                                                               --         900,000              --      2,334,375(3)
Paul C. Suthern.......................................         --         200,000              --             --(2)
                                                          377,600         116,400       5,838,750             --(3)
Richard S. Cohan......................................         --         100,000              --             --(2)
                                                           38,000         152,000          11,875         47,500(3)
Robert C. Dieterle....................................         --         160,000              --             --(2)
                                                           16,000          64,000              --             --(3)
Roger C. Holstein.....................................         --         180,000              --             --(2)
                                                          308,000         500,000         440,375      1,737,500(3)
David M. Margulies....................................         --         100,000              --             --(2)
                                                          109,092(4)      163,636              --             --(3)
Steven L. Zatz........................................         --         160,000              --             --(2)
                                                               --         100,000              --        518,750(3)

---------------

(1) Based upon the fiscal year-end closing price of CareInsite common stock or Medical Manager common stock, as applicable, of $17.8750 and $34.0625, respectively.

(2) All information on this line relates to options to purchase shares of CareInsite common stock.

(3) All information on this line relates to options to purchase shares of Medical Manager common stock.

(4) Dr. Margulies transferred options to purchase 109,086 shares of Medical Manager common stock to several trusts for the benefit of his family members.

EMPLOYMENT AGREEMENTS

  Rich employment agreement

     On June 18, 2000, Medical Manager and CareInsite entered into an amended and restated employment agreement with Marvin P. Rich, which replaced the prior employment agreement entered into by Medical Manager, CareInsite and Mr. Rich. The term of the agreement ends on January 4, 2005, subject to automatic monthly renewal. The employment agreement provides for Mr. Rich's appointment as President of Medical Manager and Chief Executive Officer of CareInsite. The employment agreement also provides that during the term of his employment, Medical Manager will use its best efforts to include Mr. Rich in management's nominees for election, and recommend his election, as a member of the board. The employment agreement provides for an annual aggregate base salary of $500,000, $250,000 of which is to be paid by Medical Manager and $250,000 of which is to be paid by CareInsite, subject to increase at the discretion of the board or the compensation committee of the board, and an annual aggregate performance bonus of up to $500,000, $250,000 of which would be paid by Medical Manager and $250,000 of which would be paid by CareInsite. Each of Medical Manager and CareInsite has made a full recourse loan to Mr. Rich in the principal amount of $300,000, which shall be forgiven in full on the completion of the mergers.

     Mr. Rich's employment agreement may be terminated at any time by Medical Manager or CareInsite for "cause," as defined in the employment agreement. Upon termination for cause, Mr. Rich will receive only base salary that was earned but unpaid as of the date of termination. "Cause" is defined in the employment agreement to include a willful failure by Mr. Rich to perform his duties under his employment agreement, Mr. Rich's willful misconduct relating, directly or indirectly, to Medical Manager or CareInsite, a material breach by Mr. Rich of the employment agreement, or his commission of a common law fraud against Medical Manager or CareInsite or conviction of a felony. With respect to failure to perform duties, willful misconduct or a material breach that is curable, Mr. Rich must be provided with written notice and an opportunity to cure the alleged failure, misconduct or breach.

     If Mr. Rich's employment is terminated due to death or disability, he will be entitled to the following benefits from Medical Manager and CareInsite:

     - continuation of his base salary, at the rate in effect at the time of termination, commencing on the date of termination and ending on the fourth anniversary of the date of termination

     - continued participation in Medical Manager's health and welfare benefit plans until the fourth anniversary of the date of termination or until he is offered comparable coverage with a subsequent employer

     - the aggregate bonus that would have been payable for each year until the fourth anniversary of the date of termination, based on the highest bonus paid during the prior three years or, if shorter, during the term of his employment

     - all outstanding options granted to Mr. Rich prior to the completion of the mergers will remain outstanding and continue to vest as if Mr. Rich remained employed by Medical Manager or CareInsite until the fourth anniversary of the date of termination.

     If Mr. Rich's employment is terminated by Medical Manager or CareInsite without cause, he will be entitled to the benefits described above, but only until the third anniversary of the date of termination, and Mr. Rich's outstanding options granted to him prior to the completion of the mergers will become fully vested and immediately exercisable upon the date of such termination and remain exercisable for a one-year period.

     If Medical Manager terminates Mr. Rich's employment with Medical Manager due to a corporate transaction or the potential for a conflict of interest with CareInsite, termination shall not be without cause so long as CareInsite assumes Medical Manager's obligations under the employment agreement. Following the completion of the mergers, the employment agreement cannot be assigned to CareInsite without Mr. Rich's consent.

     In the event that Mr. Rich resigns for good reason, he will receive the same severance benefits as if his employment had been terminated by Medical Manager or CareInsite without "cause." "Good reason" generally consists of:

     - a material breach by Medical Manager or CareInsite of the employment agreement

     - a diminution of Mr. Rich's responsibilities, title or reporting duties, except that if Mr. Rich does not serve as President because Medical Manager makes the determination described in the preceding sentence, the determination is not a diminution of responsibility

     - a reduction in Mr. Rich's base salary or material fringe benefits

     - the occurrence of a "change in control," as defined in his employment agreement, of Medical Manager or CareInsite, or

     - a reduction in Mr. Rich's authority relating to certain targeted areas, following the completion of the mergers.

     Mr. Rich's appointment as President of Healtheon/WebMD and his reporting to the Co-Chief Executive Officers of Healtheon/WebMD, if one of them is Mr. Wygod, will not constitute "good reason." Notwithstanding the foregoing, if one of the foregoing "good reason" events occurs during the first year following the completion of the mergers, Mr. Rich has agreed to remain employed until the end of such year, and he will be entitled to receive the severance benefits described above upon his resignation following such one-year period, except that his outstanding options will become fully vested and immediately exercisable at the time such "good reason" event occurs. In the event that Mr. Rich is terminated for cause or resigns prior to the end of the first year following the completion of the mergers, he will forfeit his outstanding options and will be required to disgorge any gains realized upon prior exercise of such options. Prior to completion of the mergers, "change in control" is defined in the employment agreement to include the following events:

     - when any person becomes the beneficial owner of at least 50% of the voting power of Medical Manager's outstanding voting securities and following this transaction Martin J. Wygod is no longer Chairman of the Board of Medical Manager or CareInsite or a senior executive officer of the acquiring company

     - in the event that CareInsite has assumed all the obligations under the employment agreement, when any person becomes the beneficial owner of at least 50% of the voting power of CareInsite's outstanding securities and following this transaction Mr. Wygod is no longer Chairman of the Board of CareInsite or a senior executive officer of the acquiring company

     - with exceptions, where there is a sale of all or substantially all of Medical Manager's assets, or in the event that CareInsite has assumed all the obligations under the employment agreement, a sale of all or substantially all of CareInsite's assets, and following this transaction Mr. Wygod is no longer Chairman of the Board of Medical Manager or CareInsite or a senior executive officer of the acquiring entity, or

     - a complete liquidation or dissolution of Medical Manager or, if CareInsite assumes all of the obligations under the employment agreement, CareInsite, shall have occurred.

     Following the completion of the mergers, the "change in control" definition described above will be modified to delete any references to Mr. Wygod. The employment agreement provides that the completion of the mergers will not be considered a change in control.

     The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased. The employment agreement also contains provisions giving Medical Manager and CareInsite exclusive ownership of any inventions, discoveries, improvements and the like which were developed or conceived by Mr. Rich as a result of his employment with Medical Manager and CareInsite.

     Pursuant to his prior employment agreement, Mr. Rich was granted an option to purchase 450,000 shares of Medical Manager's common stock and an option to purchase 450,000 shares of CareInsite's common stock, at an exercise price equal to the fair market value at the time of the grant. The Medical Manager option generally vests in five equal installments, commencing on the first anniversary of the date of grant. The CareInsite option generally vests in five equal installments commencing on the first anniversary of the date of grant, except that no portion of the CareInsite option will vest prior to December 15, 2001. The options will not be exercisable following the tenth anniversary of the date of grant and are subject to earlier termination under certain circumstances. The employment agreement generally provides that Mr. Rich's outstanding and unvested options will become fully vested and exercisable if a change in control occurs and Mr. Rich is still employed by Medical Manager, CareInsite, or the acquiring company on the one-year anniversary of the change in control, or Mr. Rich's employment is terminated by Medical Manager, CareInsite, or the acquiring company without cause or by Mr. Rich for good reason during the one-year period.

     Mr. Rich was granted an option to purchase an additional 450,000 shares of Medical Manager common stock and an additional 450,000 shares of CareInsite common stock. The additional options generally vest in four equal installments commencing on the first anniversary of the date of grant, except that, following completion of the mergers, such additional options will instead vest 50% on the first anniversary of the date of grant, and an additional 25% on the second and third anniversaries of the date of grant.

     Mr. Rich will also be granted, immediately prior to the completion of the mergers, an option to purchase 300,000 shares of Medical Manager common stock at an exercise price of $15.00 per share. This option generally will vest 50% on the first anniversary of the date of grant, and an additional 25% on the second and third anniversaries of the date of grant.

     The options granted or to be granted to Mr. Rich will not be exercisable following the tenth anniversary of the date of grant and will be subject to earlier termination under certain circumstances.

     The employment agreement contains a tax gross-up provision relating to any excise taxes that may be incurred by Mr. Rich under Section 280G of the tax code.

     Margulies employment agreement

     Medical Manager entered into an employment agreement with David M. Margulies, M.D. as of January 23, 1997 in connection with Medical Manager's acquisition of CareAgents. Dr. Margulies' employment agreement provides for an employment period of five years, subject to monthly renewal thereafter. Dr. Margulies' base salary is $175,000, which may be increased by the board of directors of Medical Manager in its sole discretion. Dr. Margulies' agreement does not fix Dr. Margulies' responsibilities or title, other than to provide that he will provide services to Medical Manager, CareAgents and their respective affiliates and subsidiaries, as specified by the Chief Executive Officer or the board of directors of Medical Manager from time to time.

     If his employment is terminated:

     - by Medical Manager for "cause," which is generally defined as a breach of any material provision of the agreement, willful misconduct relating to Medical Manager or its affiliates, failure to perform his duties in any material respect, willful violation of laws applicable to the business of Medical Manager or its affiliates, commission of a common law fraud or conviction of a felony or crime involving moral turpitude, or

     - due to the resignation of Dr. Margulies for any reason,

Medical Manager will have no obligation to Dr. Margulies other than the payment of his earned and unpaid compensation to the effective date of termination.

     If his employment is terminated:

     - by Medical Manager as a result of Dr. Margulies' permanent disability

     - as a result of Dr. Margulies' death, or

     - by Medical Manager without cause,

Medical Manager will have no obligation to Dr. Margulies other than the payment of his earned and unpaid compensation to the effective date of termination.

     Pursuant to a stock option agreement between Medical Manager and Dr. Margulies dated January 7, 1998 which replaced a previous stock option agreement, Dr. Margulies has been granted nonqualified stock options to purchase 272,728 shares of Medical Manager common stock. The options become exercisable in the following manner: 40% on January 7, 2000 and an additional 20% on each of January 7, 2001, January 7, 2002 and January 7, 2003. Upon termination of his employment, the options will terminate to the extent not vested.

     Dr. Margulies' employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations which apply for a specified period of time following termination of employment. All obligations of Medical Manager may be assigned to any of its affiliates without the consent of Dr. Margulies.

     Holstein employment agreement

     Medical Manager entered into an employment agreement with Roger C. Holstein as of November 6, 1997. Mr. Holstein's employment agreement provides for an employment period of five years, subject to monthly renewal thereafter. Mr. Holstein's base salary is $175,000, which may be increased by the Board of Directors of Medical

Manager in its sole discretion, except that when revenues from the healthcare communications business exceed $30,000,000, the Board of Directors will increase Mr. Holstein's compensation to a level commensurate with his contribution, as determined in its reasonable judgment. Mr. Holstein's employment agreement provided for a one-time payment of $225,000 to Mr. Holstein upon the signing of the agreement. Mr. Holstein's employment agreement fixes Mr. Holstein's title as Executive Vice President of Medical Manager, and provides that his responsibilities will be determined by the Chairman of the Board of Directors and the Chief Executive Officer of Medical Manager from time to time.

     If his employment is terminated:

     - by Medical Manager for cause, which is substantially similar to the definition contained in the Margulies employment agreement, or

     - due to the resignation of Mr. Holstein for any reason other than cause, which generally consists of a breach of any material provision, demotion or relocation,

Medical Manager will have no obligation to Mr. Holstein other than the payment of his earned and unpaid compensation to the effective date of termination.

     If his employment is terminated:

     - by Medical Manager as a result of Mr. Holstein's permanent disability, or

     - as a result of Mr. Holstein's death,

Medical Manager will have no obligation to Mr. Holstein other than the payment of his earned and unpaid compensation to the effective date of termination and with respect to options, as specified in the following paragraph.

     If his employment is terminated:

     - by Medical Manager without cause, or

     - by Mr. Holstein for cause,

Medical Manager will have an obligation:

     - to pay Mr. Holstein his earned and unpaid compensation to the effective date of termination and a monthly severance payment equal to one-twelfth of his then applicable base salary, less required deductions, for a period ending two years from the date of termination or until the occurrence of a circumstance or event that would constitute cause

     - with respect to options, as specified in the next paragraph.

In addition, Mr. Holstein has the right to terminate his employment upon 30 days' written notice to Medical Manager at any time after a 12-month period following the occurrence of "change of control," which will occur if:

     - any person, entity or group, excluding Martin J. Wygod, acquires at least 50% of the voting power of the outstanding voting securities of Medical Manager and following an acquisition Mr. Wygod ceases to hold one or more of the positions of the Chairman of the Board of Directors of Medical Manager, Chief Executive Officer of Medical Manager or a senior executive officer of the acquirer of the 50% voting power, in each case, with duties and responsibilities substantially equivalent to those prior to an acquisition

     - there is a reorganization, merger or consolidation or sale of or other disposition of all or substantially all of Medical Manager's assets and following that event Mr. Wygod ceases to hold the positions described above, or

     - there is a complete liquidation or dissolution of Medical Manager.

     In the event of a termination as described above, his options will be treated in the manner described in the following paragraph.

     In the event of termination of Mr. Holstein's employment agreement by Medical Manager without cause or by Mr. Holstein for cause, the options held by Mr. Holstein will remain outstanding and continue to vest as though Mr. Holstein remained in the employ of Medical Manager through the earlier of the second anniversary of the date of termination and the occurrence of a circumstance or event that would constitute cause. In the event of termination of Mr. Holstein's employment agreement by Mr. Holstein due to a change in control or as a result of Mr. Holstein's death or permanent disability, the options will remain outstanding and continue to vest as though Mr. Holstein remained in the employ of Medical Manager through the earlier of:

     - the later of November 6, 2002 and the last date on which the options actually vest

     - the occurrence of a circumstance or event that would constitute cause,

     Mr. Holstein's employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations which apply for a specified period of time following termination of employment. All obligations of Medical Manager may be assigned to any of its affiliates without the consent of Mr. Holstein.

     Cohan employment agreement

     Medical Manager entered into an employment agreement with Richard S. Cohan as of May 26, 1998. Mr. Cohan's employment agreement provides for an employment term of five years, subject to renewal on a yearly basis. Mr. Cohan's base salary is $175,000, which may be increased by the board of directors of Medical Manager in it sole discretion. Mr. Cohan's employment agreement provides that his responsibilities will be determined by the Chairman of the Board of Directors and the Chief Executive Officer of Medical Manager from time-to-time.

     If his employment is terminated:

     - by Medical Manager for "cause," which is substantially similar to the definition contained in the Margulies

     - employment agreement, or

     - due to the resignation of Mr. Cohan,

Medical Manager will have no obligation to Mr. Cohan other than the payment of his earned and unpaid compensation to the effective date of termination.

     If his employment is terminated:

     - by Medical Manager as a result of Mr. Cohan's permanent disability, or

     - as a result of Mr. Cohan's death,

Medical Manager will have no obligation to Mr. Cohan other than the payment of his earned and unpaid compensation to the effective date of termination and his option to purchase 190,000 shares of Medical Manager's common stock will remain outstanding and continue to vest as if he remained in the employ of Medical Manager until October 9, 2003.

     If his employment is terminated:

     - by Medical Manager without cause, or

     - by Mr. Cohan for cause,

Medical Manager will have the following obligations:

     - to pay Mr. Cohan his earned and unpaid compensation to the effective date of termination and a monthly severance payment equal to one-twelfth of his then applicable base salary, less required deductions, for a period ending one year from the date of termination or until the occurrence of a circumstance or event that would constitute cause

     - with respect to his option to purchase 190,000 shares of Medical Manager's common stock, it will remain outstanding and continue to vest as if Mr. Cohan remained in the employ of Medical Manager through the earlier of the first anniversary of the date of termination or the occurrence of a circumstance or event that would constitute cause.

     Mr. Cohan's employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations which apply for a specified period of time following termination of employment. All obligations of Medical Manager may be assigned to any of its affiliates without the consent of Mr. Cohan.

  Dieterle employment agreement

     CareInsite entered into an employment agreement with Robert C. Dieterle as of June 11, 1999. Mr. Dieterle's employment agreement provides for an employment period of five years, subject to monthly renewal thereafter. Mr. Dieterle's base salary is $190,000, which may be increased by the board of directors of CareInsite in its sole discretion. Mr. Dieterle's employment agreement fixes Mr. Dieterle's title initially as Chief Operating Officer of CareInsite. CareInsite has made non-recourse loans to Mr. Dieterle in the aggregate principal amount of $380,000 which is evidenced by a promissory note and is collateralized by a first lien on Mr. Dieterle's options to purchase either CareInsite or Medical Manager common stock.

     If his employment is terminated:

     - by CareInsite for "cause," which is generally defined as a breach of any material provision of the employment agreement, willful misconduct relating to CareInsite or its affiliates, failure to perform his duties in any material respect, a breach by him of a material company policy or his conviction of a felony or a crime involving moral turpitude

     - due to the resignation of Mr. Dieterle without "good reason," as defined below

     - by CareInsite as a result of Mr. Dieterle's permanent disability, or

     - as a result of Mr. Dieterle's death,

CareInsite will have no obligation to Mr. Dieterle other than the payment of his earned and unpaid compensation to the effective date of termination.

     If Mr. Dieterle's employment is terminated by CareInsite without cause, including CareInsite's nonrenewal of the employment agreement, he will be entitled to the following benefits from CareInsite:

     - payment of his earned and unpaid compensation to the effective date of termination

     - continuation of his base salary, at the rate in effect at the time of termination, commencing on the date of termination and ending on the first anniversary of the date of termination

     - with respect to stock options, as specified below.

     In the event Mr. Dieterle resigns for good reason he will receive the same severance benefits as if his employment had been terminated by CareInsite without cause. "Good reason" is defined as a material demotion of Mr. Dieterle's position as set forth in the employment agreement.

     Pursuant to the employment agreement, Mr. Dieterle was granted an option to purchase 160,000 shares of CareInsite common stock. The option vests 40% on the 30th month from the date of grant and an additional 20% on the 42nd, 54th, and 66th month from the date of grant. Mr. Dieterle was also granted an option to purchase 80,000 shares of Medical Manager common stock. This option vests in five equal installments commencing on the first anniversary of the date of grant. In the event of the termination of Mr. Dieterle's employment agreement by CareInsite without cause, including CareInsite's nonrenewal of the employment agreement, or by Mr. Dieterle for good reason, 20% of the option, or, if the termination occurs more than 12 but less than 30 months from the date of grant of the option, 40% of the option, to purchase shares of CareInsite common stock and 20% of the option to purchase shares of Medical Manager common stock will remain outstanding and continue to vest as if Mr. Dieterle remained in the employ of CareInsite through the earlier of:

     - the next vesting date of the option

     - any breach by Mr. Dieterle of any provision of the employment agreement.

     Mr. Dieterle's employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations which apply for a specified period of time following termination of employment. All obligations of CareInsite may be assigned to any of its affiliates without the consent of Mr. Dieterle.

  Zatz employment agreement

     CareInsite entered into an employment agreement with Steven L. Zatz as of June 11, 1999. Mr. Zatz's employment agreement provides for an employment period of five years, subject to monthly renewal thereafter. Mr. Zatz's base salary is $175,000, which may be increased by the board of directors of CareInsite in its sole discretion. Mr. Zatz's employment agreement fixes Mr. Zatz's title initially as Senior Vice President of CareInsite.

     The employment agreement provides that CareInsite will provide Mr. Zatz with an allowance for temporary housing in the Elmwood Park, New Jersey area for a period commencing on the effective date of the employment agreement and ending on the earlier of:

     - the relocation of his residence to the Elmwood Park, New Jersey area

     - the 18 month anniversary of the employment agreement.

CareInsite will pay up to $50,000 in expenses related to Mr. Zatz's relocation.

     If his employment is terminated:

     - by CareInsite for "cause," which is substantially similar to the definition contained in the Dieterle employment agreement

     - due to the resignation of Mr. Zatz without "good reason," as defined below

     - by CareInsite as a result of Mr. Zatz's permanent disability, or

     - as a result of Mr. Zatz's death,

CareInsite will have no obligation to Mr. Zatz other than the payment of his earned and unpaid compensation to the effective date of termination.

     If Mr. Zatz's employment is terminated by CareInsite without cause, including a failure by CareInsite to renew this employment agreement, he will be entitled to the following benefits from CareInsite:

     - payment of his earned and unpaid compensation to the effective date of termination

     - continuation of his base salary, at the rate in effect at the time of termination, commencing on the date of termination and ending on the six month anniversary of the date of termination, which in CareInsite's sole discretion may be extend for up to an additional six months, in which case the non-solicitation and non-competition period will also be extended

     - with respect to stock options, as specified below.

     In the event Mr. Zatz resigns for good reason, he will receive the same severance benefits as if his employment had been terminated by CareInsite without cause. "Good reason" is defined as a material reduction in Mr. Zatz's title or responsibilities, a relocation of his principal place of work more than 30 miles from the Elmwood Park, New Jersey area or the New York metropolitan area or any material breach by CareInsite of the employment agreement.

     Pursuant to the employment agreement, Mr. Zatz was granted an option to purchase 160,000 shares of CareInsite common stock. The option vests 40% on the 30th month from the date of grant and an additional 20% on the 42nd, 54th, and 66th month from the date of grant.

     In the event of termination of Mr. Zatz's employment agreement by CareInsite without cause, including a nonrenewal of the employment agreement by CareInsite, or by Mr. Zatz for good reason, 20% of the option, or, if such termination occurs more than 12 but less than 30 months from the date of grant of the option, 40% of the option, will remain outstanding and continue to vest as if Mr. Zatz remained in the employ of CareInsite through the earlier of:

     - the next vesting date of the option

     - any breach by Mr. Zatz of any provision of the employment agreement.

     Mr. Zatz's employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations which apply for a certain period of time following termination of employment. All obligations of CareInsite may be assigned to any of its affiliates without the consent of Mr. Zatz.

COMPENSATION OF DIRECTORS

     Directors who are employees of CareInsite or Medical Manager do not receive additional compensation for serving as directors of CareInsite. A director who is not an employee of either CareInsite or Medical Manager will receive a grant of an option to purchase 10,000 shares of CareInsite's common stock on his initial election or appointment to the board or, with respect to initial grants, on the date the board approved the CareInsite, Inc. 1999 Director Stock Option Plan, and thereafter an annual grant of options to purchase 10,000 shares of CareInsite's common stock. These grants will be made pursuant to the CareInsite, Inc. 1999 Director Stock Option Plan, which is being submitted to CareInsite's stockholders for approval at the CareInsite special meeting. Non-employee directors received a pro-rata payment of approximately $9,200 for services rendered from their election date of July 23, 1999 through November 12, 1999, the date the CareInsite, Inc. 1999 Director Stock Option Plan was approved. On November 12, 1999, each non-employee director received the option grant described above.

SHARE OWNERSHIP BY CAREINSITE'S PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS

SHARE OWNERSHIP BY CAREINSITE'S PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of May 31, 2000, except as otherwise indicated, concerning the beneficial ownership of CareInsite's common stock by each person, not an officer or director of CareInsite, known by CareInsite to own more than 5% of its common stock.

                                                                  AMOUNT
                                                              AND NATURE OF
                                                                BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNERSHIP        CLASS(1)
------------------------------------                          --------------    ----------
Medical Manager Corporation.................................    50,945,572        67.38%
  669 River Drive, Center 2
  Elmwood Park, NJ 07407
Cerner Investment Corp.(2)..................................    13,956,015(3)     18.26%
  2800 Rockcreek Parkway, Suite 701
  Kansas City, MO 64117

---------------

(1) The number of shares of CareInsite's common stock deemed outstanding includes 75,605,837 shares of common stock outstanding as of May 31, 2000 and the number of shares, if any, of CareInsite's common stock that the respective persons named in the above table have the right to acquire presently or within 60 days of May 31, 2000 upon exercise of warrants.

(2) As of May 31, 2000, Cerner Investment Corp., a wholly owned subsidiary of Cerner Corporation, was the record owner of the shares of CareInsite's common stock.

(3) Includes a warrant to purchase up to 806,756 shares of common stock at $4.00 per share within 60 days of May 31, 2000.

SHARE OWNERSHIP BY CAREINSITE'S DIRECTORS AND OFFICERS

     The following table sets forth certain information as of May 31, 2000, unless otherwise noted, concerning the ownership of CareInsite's and Medical Manager's common stock by each of CareInsite's directors, each of the CareInsite named executive officers, and all directors and executive officers of CareInsite as a group.

                                                     CAREINSITE                           MEDICAL MANAGER
                                          ---------------------------------   ---------------------------------------
                                           SHARES OF COMMON                     SHARES OF COMMON
                                          STOCK BENEFICIALLY      PERCENT      STOCK BENEFICIALLY           PERCENT
NAME                                           OWNED(1)         OF CLASS(2)       OWNED(1)(3)             OF CLASS(4)
----                                      ------------------    -----------   --------------------        -----------
Mark J. Adler, MD.......................        15,000(5)            *                 1,000(5)                  *
Richard S. Cohan........................         7,000               *                38,000                     *
Robert C. Dieterle......................        20,000               *                    --                     *
Roger C. Holstein.......................        10,000               *               259,497                     *
James R. Love...........................        18,000(6)            *               105,000                     *
James V. Manning........................        22,500               *               333,298(7)                  *
David M. Margulies......................        18,000               *               138,009(8)                  *
Charles A. Mele.........................        10,000               *               401,718(9)                  *
Larry Rader.............................        22,500(10)           *                    --                     *
Marvin P. Rich..........................            --               *                    --                    --
Michael A. Singer.......................        15,000(11)           *             3,811,250(11)              9.32%
Joseph E. Smith.........................        22,500               *                    --                     *
Paul C. Suthern.........................        22,500               *               417,097(7)(12)           1.01%
Martin J. Wygod.........................        38,000(13)           *             5,467,799(7)(8)(13)       13.38%
Steven L. Zatz..........................           500               *                    --                     *
Directors and executive officers as a
  group (16 persons)....................       241,900               *            11,027,668                 25.17%

------------------

  *  Less than 1%.

 (1) The persons named in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in the following footnotes.

 (2) The number of shares of CareInsite's common stock deemed outstanding includes 75,605,837 shares of CareInsite's common stock outstanding as of May 31, 2000. As of May 31, 2000, none of the stock options granted to the respective persons named in the above table is exercisable within 60 days.

 (3) Includes the following number of shares of Medical Manager's common stock that the following persons have the right to acquire presently or within 60 days of May 31, 2000 upon exercise of stock options:

        - Mr. Cohan, 38,000

        - Mr. Holstein, 258,000

        - Mr. Love, 105,000

        - Mr. Manning, 150,000

        - Mr. Margulies, 109,092

        - Mr. Mele, 181,000

        - Mr. Suthern, 377,600

        - Mr. Wygod, 116,000

        - all directors and executive officers as a group, 1,389,692.

    Includes 334 shares of Medical Manager's common stock allocated to the account of Mr. Mele and 189 shares of Medical Manager's common stock allocated to the account of Mr. Holstein under the Porex Technologies Corp. 401(k) plan, a tax qualified retirement plan sponsored by a subsidiary of Medical Manager, as of January 31, 2000.

 (4) The number of shares of Medical Manager's common stock deemed outstanding includes:

        - 40,749,623 of Medical Manager's common stock outstanding as of May 31, 2000

        - the number of shares, if any, of Medical Manager's common stock that the respective persons named in the above table have the right to acquire presently or within 60 days of May 31, 2000 upon exercise of stock options.

 (5) All shares are owned by the Adler Family Trust.

 (6) Includes the shares held in an investment retirement account of his spouse.

 (7) Includes 28,499 shares of Medical Manager's common stock owned by Synetic Foundation Inc., a charitable foundation of which Messrs. Manning, Suthern and Wygod are trustees and share voting and dispositive power.

 (8) On May 15, 2000, Dr. Margulies transferred options to purchase 109,086 shares of Medical Manager's common stock to several trusts for the benefit of his family members.

 (9) Includes 192,794 shares of Medical Manager's common stock owned by the Rose Foundation, a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

(10) All 22,500 shares of CareInsite's common stock are owned by Mr. Rader's spouse. Mr. Rader disclaims beneficial ownership of these shares.

(11) All 15,000 shares of CareInsite's common stock are owned by MDDS Partnership Ltd., the general partner of which is controlled by Mr. Singer and the limited partners of which are Mr. Singer and certain of his family members. MDDS also owns 12,500 shares of common stock in Medical Manager. The remaining 3,668,750 shares of common stock of Medical Manager are owned by MAS 1997 Family Limited Partnership, the general partner of which is a company controlled by Mr. Singer, and the sole limited partner of which is Mr. Singer. Mr. Singer is an indirect beneficial owner of these shares and they are included in the total of 3,811,250 shares listed as beneficially owned by Mr. Singer.

(12) Includes 1,200 shares of Medical Manager's common stock held in custodial accounts for Mr. Suthern's children.

(13) Includes 2,000 shares of CareInsite's common stock beneficially owned by Mr. Wygod's spouse, in a trust for Mr. Wygod's stepson, as to which shares Mr. Wygod disclaims beneficial ownership. Includes 2,000 shares of Medical Manager's common stock beneficially owned by Mr. Wygod's spouse, as to which shares Mr. Wygod disclaims beneficial ownership. Also includes 4,872,975 shares of Medical Manager common stock for which SN Investors, the general partner of which is controlled by Mr. Wygod, is the record and beneficial owner. Mr. Wygod is an indirect beneficial owner of these shares and they are included in the total of 5,459,799 shares listed as beneficially owned by Mr. Wygod.

                                 LEGAL OPINIONS

     The validity of the shares of Healtheon/WebMD common stock offered by this proxy statement/prospectus and the federal income tax consequences of the mergers will be passed upon for Healtheon/WebMD by Alston & Bird LLP.

     Certain legal matters in connection with the federal income tax consequences of the Medical Manager merger will be passed upon for Medical Manager by Shearman & Sterling. Shearman & Sterling is a limited partner in SN Investors. For information regarding the beneficial ownership of Medical Manager common stock by SN Investors, see "Share ownership by Medical Manager's principal stockholders, management and directors -- Principal stockholders of Medical Manager" on page 164.

     Certain legal matters in connection with the federal income tax consequences of the CareInsite merger will be passed upon for CareInsite by Davis Polk & Wardwell.

                                    EXPERTS

     The consolidated financial statements of Healtheon/WebMD Corporation incorporated by reference from Healtheon/WebMD Corporation's annual report on Form 10-K for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Provider Technology Group (a division of Blue Cross and Blue Shield of Massachusetts) incorporated by reference from CareInsite, Inc.'s Form 8-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of ENVOY Corporation and subsidiaries as of December 31, 1998 and for the two years in the period ended December 31, 1998, appearing in this proxy statement/prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein which, as to the year ended December 31, 1997, is based in part on the reports of other auditors. The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Medical Manager Corporation, formerly known as Synetic, Inc., as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999, the consolidated financial statements of CareInsite, Inc. as of June 30, 1999 and 1998 and for each of the two years in the period ended June 30, 1999 and for the period from inception (December 24, 1996) through June 30, 1997, the consolidated financial statements of The KippGroup as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998, the consolidated financial statements of Physician Computer Network, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, the consolidated financial statements of ENVOY Corporation as of December 31, 1999 and for the year then ended, the financial statements for Professional Office Services, Inc. as of December 31, 1997 and for the year then ended, and the financial statements of XpiData, Inc. as of December 31, 1997 and for the year then ended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated or included herein in reliance upon the reports of said firm and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Point Plastics, Inc. and subsidiaries that are incorporated herein by reference have been audited by Linkenheimer LLP independent public accountants, indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the report of said firm and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of The Health Information Network Connection, LLC that are incorporated herein by reference have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

                    ADDITIONAL MATTERS FOR CONSIDERATION BY
                       ONLY HEALTHEON/WEBMD STOCKHOLDERS

                      PROPOSAL 3 -- ELECTION OF DIRECTORS

     The board of directors of Healtheon/WebMD is divided into three classes, with each class currently consisting of three directors whose terms expire at successive annual meetings. Three directors will be elected at the annual meeting to serve for a three-year term expiring at Healtheon/WebMD's annual meeting in 2003 and until their successor is elected and has qualified or until their earlier resignation or removal.

     The nominees for election at the annual meeting are U. Bertram Ellis, Jr., Dennis B. Gillings and Charles G.V. Stevens. The terms of Healtheon/WebMD's other directors will continue after the annual meeting. The terms of L. John Doerr, Eric J. Gleacher and William P. Payne will expire at Healtheon/WebMD's annual meeting in 2001 and the terms of W. Michael Long, Jeffrey T. Arnold and James H. Clark will expire at Healtheon/WebMD's annual meeting in 2002. For biographical information about each of these persons, see "Information Regarding Healtheon/WebMD -- Healtheon/WebMD's management" on page 139.

     The persons named in the enclosed proxy intend to vote for the election of each of the three nominees, unless you indicate on the proxy card that your vote should be withheld for any or all of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

     Healtheon/WebMD has inquired of each nominee and has determined that each will serve if elected. While the board of directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve proxies will be voted for substitute nominees unless the board of directors chooses to reduce the number of directors serving on the board.

    PROPOSAL 4 -- ADOPTION OF AMENDMENT TO HEALTHEON/WEBMD'S CERTIFICATE OF
                                 INCORPORATION

     Healtheon/WebMD's board of directors has determined that is in the best interests of Healtheon/WebMD to amend Healtheon/WebMD's certificate to change the corporate name of Healtheon/WebMD to WebMD Corporation.

     If the amendment to the certificate of incorporation is adopted, Healtheon/WebMD stockholders will not be required to exchange outstanding stock certificates for Healtheon/WebMD common stock or preferred stock for new WebMD Corporation stock certificates.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

   PROPOSAL 5 -- ADOPTION OF HEALTHEON/WEBMD'S 2000 LONG-TERM INCENTIVE PLAN

     Stockholders are being asked to approve Healtheon/WebMD's 2000 long-term incentive plan. The board believes that adopting the 2000 long-term incentive plan is in the best interests of Healtheon/WebMD because it will permit Healtheon/WebMD to attract and retain employees by providing them with appropriate equity incentives. The plan plays an important role in Healtheon/WebMD's efforts to attract and retain employees of outstanding ability.

     On July 28, 2000, Healtheon/WebMD's board of directors adopted the 2000 long-term incentive plan. Healtheon/WebMD currently maintains the 1996 stock plan for awards of options and restricted stock to its employees. As of June 30, 2000, there were 3,144,317 shares available for grant under that 1996 plan. If the stockholders approve the 2000 plan, further awards will be granted under the 1996 plan until such time as no shares are available for grant under this plan. Healtheon/WebMD will not, however, increase the number of shares available for issuance pursuant to the annual increase provision. The 1996 plan will be terminated as of the last day that an award granted thereunder has vested, expired, lapsed or been exercised or forfeited.

     Healtheon/WebMD has reserved 5,000,000 shares of the authorized but unissued shares of its common stock for issuance under the 2000 plan, which number of shares will be increased to 10,000,000 if the Medical Manager merger and the CareInsite merger are completed on or prior to December 31, 2000.

     The following summary is qualified by reference to the full text of the 2000 plan, which is included as Annex G to this proxy statement/prospectus.

SUMMARY OF THE 2000 LONG-TERM INCENTIVE PLAN

     General. The purpose of the 2000 plan is to promote Healtheon/WebMD's success by linking the personal interests of its employees, officers, directors and consultants to those of its stockholders, and by providing participants with an incentive for outstanding performance. As of June 30, 2000, there were approximately 3,300 people eligible to participate in the 2000 plan.

     The 2000 plan authorizes the granting of awards in any of the following forms:

     - options to purchase shares of Healtheon/WebMD's common stock, which may be incentive stock options or non-qualified stock options

     - stock appreciation rights

     - performance shares

     - restricted stock

     - dividend equivalents

     - other stock-based awards

     - any other right or interest relating to Healtheon/WebMD's common stock, or

     - cash.

     Not more than 10% of the shares authorized under the 2000 plan may be granted as awards of restricted stock or unrestricted stock awards. The maximum number of shares of Healtheon/WebMD's common stock with respect to one or more options, stock appreciation rights or combinations of options and stock appreciation rights that may be granted during any one calendar year under the 2000 plan to any one person is 2,000,000, except that that limit may be increased by 2,000,000 for awards made in connection with a person's initial hiring. The maximum fair market value of any awards, other than options and stock appreciation rights, that may be received by a participant, less any consideration paid by the participant for such award, during any one calendar year under the 2000 plan is $5,000,000.

     The 2000 plan is administered by the compensation committee of Healtheon/WebMD's board of directors. The committee has the authority to:

     - designate participants

     - determine the type or types of awards to be granted to each participant and the number, terms and conditions of award

     - establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2000 plan

     - make all other decisions and determinations that may be required under the 2000 plan.

     In the event that the stockholders of Healtheon/WebMD approve the proposal to amend Healtheon/WebMD's certificate of incorporation to change
Healtheon/WebMD's corporate name to WebMD Corporation, the name of the 2000 plan will automatically be changed from the Healtheon/WebMD Corporation 2000 long-term incentive plan to the WebMD Corporation 2000 long-term incentive plan at the time the change of Healtheon/WebMD's name becomes effective.

     Stock options. The committee is authorized under the 2000 plan to grant options, which may be incentive stock options or non-qualified stock options. All options will be evidenced by a written award agreement between us and the participant, which will include any provisions specified by the committee. The terms of an incentive stock option must meet the requirements of Section 422 of the tax code.

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

     Stock appreciation rights. The committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder has the right to receive the excess, if any, of the fair market value of one share of Healtheon/WebMD's common stock on the date of exercise, over the grant price of the stock appreciation right as determined by the committee, which will not be less than the fair market value of one share of Healtheon/WebMD's common stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the committee at the time of grant.

     Performance shares. The committee may grant performance shares to participants on terms and conditions as may be selected by the committee. The committee will have the complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

     Restricted stock awards. The committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the committee may impose, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock.

     Dividend equivalents. The committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Healtheon/WebMD's common stock subject to an award.

     Annual awards to non-employee directors. The 2000 plan provides for an automatic grant on January 1 of each year of options to purchase 20,000 shares to each member of the board of directors on that date who is not an employee of Healtheon/WebMD. These options will have an exercise price equal to the fair market value of Healtheon/WebMD's common stock on the date of grant and will vest as to 25% on the first anniversary of the date of grant and monthly thereafter for a period of three years. These options will expire, to the extent not previously exercised, ten years after the date of grant.

     Other stock-based awards. The committee may, subject to limitations under applicable law, grant other awards that are payable in or valued relative to shares of Healtheon/WebMD's common stock as deemed by the committee to be consistent with the purposes of the 2000 plan, including without limitation shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions. The committee will determine the terms and conditions of any other stock-based awards.

     Performance goals. In order to preserve full deductibility under Section 162(m) of the tax code, the committee may determine that any award will be determined solely on the basis of:

     - the achievement by Healtheon/WebMD or a parent or subsidiary of Healtheon/WebMD of a specified target return, or target growth in return, on equity or assets

     - total stockholder return, described as Healtheon/WebMD's stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period

     - Healtheon/WebMD's stock price

     - the achievement by an individual, Healtheon/WebMD or a business unit, parent or subsidiary of Healtheon/WebMD, of a specified target, or target growth in, revenues, net income, earnings per share, EBIT or EBITDA, or

     - any combination of the above.

     If an award is made on this basis, the committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written
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

certification of the committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on transfer and beneficiaries. No award under the 2000 plan is assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the committee may permit other transfers if it deems appropriate.

     Acceleration upon certain events. Upon the participant's death or disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2000 plan and the award agreement. In addition, the committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable. The committee may discriminate among participants or among awards in exercising such discretion.

     Termination and amendment. The committee may at any time amend or terminate the plan without stockholder approval, but it may condition any amendment on the approval of Healtheon/WebMD's stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations. The committee may amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant's consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination, but the original term of any option may not be extended.

FEDERAL INCOME TAX INFORMATION

     The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2000 plan and the subsequent sale of common stock acquired under the 2000 plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

     Nonqualified stock options. There will be no federal income tax consequences to a participant or to Healtheon/WebMD upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to limitations under Section 162(m) of the tax code. Any gain that a participant realized when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

     Incentive stock options. There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and Healtheon/WebMD will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and Healtheon/WebMD will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the tax code.

     While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

     Stock appreciation rights. The participant will not recognize income, and Healtheon/WebMD will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income, and Healtheon/WebMD will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the tax code.
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

     Restricted stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and Healtheon/WebMD will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount he paid for the stock, and Healtheon/WebMD will be allowed a corresponding tax deduction at that time, subject to certain limitations under Section 162(m) of the tax code.

     If the participant files an election under Section 83(b) of the tax code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount a participant paid for the stock, and Healtheon/WebMD will be allowed a corresponding tax deduction at that time, subject to specified limitations under Section 162(m) of the tax code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, he will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

     Performance shares. A participant will not recognize income, and Healtheon/WebMD will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and Healtheon/WebMD will be allowed a corresponding tax deduction at that time, subject to specified limitations under Section 162(m) of the tax code.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     No awards have been granted or approved for grant under the 2000 plan. The compensation committee currently is considering, and is expected to approve, the following grants:

     - to each of W. Michael Long, Healtheon/WebMD's Chairman of the Board of Directors, and Jeffrey T. Arnold, Healtheon/WebMD's Chief Executive Officer, options to purchase 1,500,000 shares of common stock at an exercise price per share equal to the greater of $16.0625 and the fair market value of a share of Healtheon/WebMD common stock on the date of grant

     - to Pavan Nigam, Healtheon/WebMD's Executive Vice President, Chief Technology Officer, options to purchase 500,000 shares of common stock at an exercise price per share equal to the fair market value of a share of Healtheon/WebMD common stock on the date of grant

     The dollar value of the options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. The closing price per share of Healtheon/WebMD's common stock on August 3, 2000, the last practicable date prior to the printing of this proxy statement/prospectus, was $12.4375 per share.

     Any further awards under the 2000 plan will be made at the discretion of the committee. Therefore, it is not presently possible to determine benefits or amounts in addition to those described above that will be received by any particular person or group pursuant to the 2000 plan.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE 2000 PLAN

     The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting on this proposal will constitute approval of the 2000 plan. If this approval is obtained, Healtheon/WebMD will be able to deduct amounts deemed to be paid as compensation that it would otherwise be prohibited from deducting by Section 162(m) of the tax code. In addition, Healtheon/WebMD will be able to grant incentive stock options under the 2000 plan if it is approved by the stockholders. In the event that the 2000 plan is not approved by the stockholders, Healtheon/WebMD will continue to operate the 2000 plan as permitted by laws and regulations applicable to Healtheon/WebMD for a plan which has not been approved by stockholders. In that event, Healtheon/WebMD will not be able to deduct amounts prohibited by Section 162(m) or the tax code and will not be able to grant incentive stock options.

     HEALTHEON/WEBMD'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2000 PLAN.

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

  PROPOSAL 6 -- ADOPTION OF AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     Healtheon/WebMD's board of directors determined that it is in the best interests of Healtheon/WebMD and its stockholders to amend Healtheon/WebMD's 1998 purchase plan, if the Medical Manager and CareInsite mergers are completed, to:

     - increase the number of shares reserved under the employee stock purchase plan by 1,000,000 shares

     - to change the formula for annually increasing the number of shares available to be issued under the plan, as described below.

     If Healtheon/WebMD's stockholders approve the amendment to the 1998 purchase plan, the total number of shares available to be issued under the plan will be 1,865,660, plus annual increases on the first day of each fiscal year equal to the least of:

     - 1,500,000 shares

     - 0.5% of the outstanding shares on such date, or

     - a lesser amount determined by Healtheon/WebMD's board of directors.

     As of June 30, 2000, 1,134,340 shares have been issued pursuant to the 1998 purchase plan and 865,660 shares are available for issuance. Healtheon/WebMD's stockholders are being asked to approve the increase in the number of shares reserved under the 1998 purchase plan. Healtheon/WebMD's board of directors believes that the amendment to the 1998 purchase plan is needed to provide Healtheon/WebMD with greater flexibility to attract and retain employees in the future, which may include current and future employees of Healtheon/WebMD, Medical Manager and CareInsite.

     Set forth below is a summary of the principal features of the 1998 purchase plan. Healtheon/WebMD will provide without charge, to each person to whom a proxy statement/prospectus is delivered, upon request and by first class mail within three days of receipt of the request, a copy of the employee stock purchase plan. Any request should be directed as follows: Stock Plan Administrator, Healtheon/WebMD Corporation, 400 The Lenox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30326; telephone number (404) 495-7600.

SUMMARY OF THE 1998 PURCHASE PLAN

     General. Healtheon/WebMD's 1998 purchase plan was adopted by its board of directors and approved by its stockholders in September 1998. The purpose of the 1998 purchase plan is to provide employees with an opportunity to purchase Healtheon/WebMD's common stock through payroll deductions.

     Administration. The 1998 purchase plan may be administered by the board of directors or a committee appointed by the board of directors. All questions of interpretation or application of the employee stock purchase plan are determined by the board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of Healtheon/WebMD or its designated subsidiaries, whose customary employment with Healtheon/WebMD or its designated subsidiaries is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in the 1998 purchase plan, except that no employee shall be granted an option under the 1998 purchase plan:

     - to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of Healtheon/WebMD or any of its subsidiaries, or

     - to the extent that his or her rights to purchase stock under all employee stock purchase plans of Healtheon/WebMD or its subsidiaries accrues at a rate which exceeds $25,000 worth of stock, determined at the fair market value of the shares at the time such option is granted, for each calendar year.

     - As of June 30, 2000, there were approximately 3,300 people eligible to participate in the plan.

     Offering period. The 1998 purchase plan has consecutive and overlapping 24-month offering periods that begin every six months. Each 24 month offering period includes four six-month purchase periods, during which
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

payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant's accumulated payroll deductions. The board of directors has the power to change the duration of future offering periods, if any change is made at least five days prior to the scheduled beginning of the first offering period to be affected. Special additional offering periods also may be created to allow immediate participation in the plan by individuals who become our employees due to a merger or other acquisition by Healtheon/WebMD. To participate in the 1998 purchase plan, an eligible employee must authorize payroll deductions pursuant to the 1998 purchase plan. Payroll deductions may not exceed 15% of a participant's compensation during the offering period. Once an employee becomes a participant in the 1998 purchase plan, the employee automatically will participate in each successive offering period until the employee withdraws from the employee stock purchase plan or the employee's employment with Healtheon/WebMD and its designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of Healtheon/WebMD's common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

     Purchase price. Shares of Healtheon/WebMD's common stock may be purchased under the 1998 purchase plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on:

     - the first day of the offering period, or

     - the last day of the purchase period.

     The fair market value of Healtheon/WebMD's common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Healtheon/WebMD's common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the purchase period by the purchase price.

     Payment of purchase price and payroll deductions. The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares each purchase period. During the offering period, a participant may discontinue his or her participation in the 1998 purchase plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator.

     All payroll deductions made for a participant are credited to the participant's account under the employee stock purchase plan, are withheld in whole percentages only and are included with the general funds of Healtheon/WebMD. Funds received by Healtheon/WebMD pursuant to exercises under the 1998 purchase plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

     Withdrawal. Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to Healtheon/WebMD a new subscription agreement.

     Termination of employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of Healtheon/WebMD or its designated subscribers for at least 20 hours per week, cancels his or her option and participation in the employee stock purchase plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 1998 purchase plan.

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     Adjustments upon changes in capitalization, dissolution, liquidation, merger or asset sale. Subject to any required action by the stockholders of Healtheon/WebMD, the number of shares reserved under the 1998 purchase plan as well as the price per share of common stock covered by each option under the 1998 purchase plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by Healtheon/WebMD. Any adjustment shall be made by Healtheon/WebMD's board of directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Healtheon/WebMD of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

     In the event of the proposed dissolution or liquidation of Healtheon/WebMD, any offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by Healtheon/WebMD's board of directors.

     In the event of any merger, consolidation, acquisition of assets or like occurrence involving Healtheon/WebMD, each option under the 1998 purchase plan shall be assumed or an equivalent option shall be substituted by a successor corporation or a parent or subsidiary of a successor corporation. In the event the successor corporation refuses to assume or substitute for the options, Healtheon/WebMD's board of directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger, consolidation or asset sale. If Healtheon/WebMD's board of directors shortens any purchase periods and offering periods then in progress, the board shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

     Healtheon/WebMD's board of directors may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares reserved under the 1998 purchase plan, as well as the price per share of common stock covered by each outstanding option, in the event Healtheon/WebMD effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding common stock, and in the event of Healtheon/WebMD being consolidated with or merged into any other corporation.

     Amendment and termination of the plan. Healtheon/WebMD's board of directors may at any time terminate or amend the 1998 purchase plan. An offering period may be terminated by the board of directors at the end of any purchase period if Healtheon/WebMD's board of directors determines that termination of the 1998 purchase plan is in the best interests of Healtheon/WebMD and its stockholders. Generally, a termination cannot affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if the amendment would require stockholder approval in order to comply with Section 423 of the tax code. The 1998 purchase plan will terminate in 2008.

     Federal income tax information. The following brief summary of the effect of federal income taxation upon the participant and Healtheon/WebMD with respect to the shares purchased under the 1998 purchase plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The 1998 purchase plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the tax code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee stock purchase plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of

     - the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

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

     - an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

     Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Healtheon/WebMD generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     HEALTHEON/WEBMD'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1998 PURCHASE PLAN.

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                    ADDITIONAL MATTERS FOR CONSIDERATION BY
                          ONLY CAREINSITE STOCKHOLDERS

      PROPOSAL -- ADOPTION OF CAREINSITE'S 1999 DIRECTOR STOCK OPTION PLAN

     The proxy will be voted in accordance with the directions thereon with respect to this proposal, or if no directions are indicated, FOR adoption of this proposal.

     The CareInsite board has unanimously adopted, subject to stockholder approval, the CareInsite, Inc. 1999 Director Stock Option Plan. Concurrently with its adoption by the board, Medical Manager, in its capacity as majority stockholder of CareInsite, agreed to vote in favor of the director plan. Stockholder approval of the director plan is recommended by the CareInsite board. Since adoption of the director plan benefits the directors of CareInsite, they have an interest in its approval.

     The proposal is independent of, and not conditioned upon, the proposal to approve the CareInsite merger and the CareInsite merger agreement.

     As of August 3, 2000, the last practicable date prior to the printing of this proxy statement/prospectus, the market value of the CareInsite common stock, based upon the last sales price as reported on the Nasdaq National Market, was $15.4375 per share.

RECOMMENDATION OF THE CAREINSITE BOARD CONCERNING THE APPROVAL OF THE DIRECTOR PLAN

     The affirmative vote of the holders of a majority of the shares of common stock present or represented at the CareInsite special meeting and entitled to vote is required for approval of the director plan. The CareInsite board recommends that the stockholders vote FOR the adoption of the proposed director plan so that, among other things, CareInsite may continue to use options as a method of attracting, motivating and retaining highly qualified directors in a competitive environment.

DESCRIPTION OF THE DIRECTOR PLAN

     The purpose of the director plan is to provide incentives that will attract, motivate and retain highly competent persons as non-employee directors by providing them with opportunities to acquire a proprietary interest in CareInsite. The director plan provides non-employee directors with stock option grants determined on a non-discretionary basis according to a fixed formula. On November 12, 1999, the effective date of the director plan, the grants of the options shown in "New plan benefits" on page 199 were made under the director plan. In addition, on July 1, 2000, the first day of CareInsite's fiscal year grants were made in accordance with the director plan and are included in the table below. It is anticipated that no further grants will be made under the director plan following the completion of the merger.

     The following description of the director plan is qualified by the full text of the plan, which is set forth as Annex H to this proxy statement/prospectus.

     Under the director plan, the aggregate number of shares of common stock of CareInsite which may be issued pursuant to options is 500,000 shares, subject to adjustment in specified circumstances, including mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits, combinations of shares, exchanges of shares, changes of corporate structure or other similar transactions. The maximum number of shares of common stock available under the director plan will be increased by the number of shares of common stock tendered by the optionee to pay the exercise price of any option and by the number of shares of common stock tendered by the optionee or withheld by CareInsite to satisfy an optionee's tax withholding obligations arising upon the exercise of an option.

     The terms and conditions under which options will be granted under the director plan are set forth in the director plan and described below. The CareInsite board or any executive officer or officers designated by CareInsite will have the authority to interpret the provisions of the director plan, to establish rules and procedures as may be necessary or advisable to administer the director plan and to make all determinations necessary or advisable for the administration of the director plan.

ELIGIBILITY

     All non-employee directors of CareInsite are eligible to receive options under the director plan. CareInsite currently has three non-employee directors eligible to participate in the director plan.

GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     Subject to obtaining the approval of CareInsite's stockholders, on November 12, 1999, the date on which CareInsite's board approved the director plan and Medical Manager agreed to vote in favor of the director plan, each non-employee director was granted an option to purchase 10,000 shares of CareInsite common stock. On the first day of each fiscal year of CareInsite, each non-employee director then in office will be automatically granted an option to purchase 10,000 shares of common stock. In addition, each non-employee director whose initial term commences after the effective date of the director plan will receive an option to purchase 10,000 shares of common stock at the time the director is first elected or appointed to the CareInsite board. Options will be evidenced by a stock option agreement in the form as the CareInsite board or any executive officer designated by the CareInsite board shall from time to time determine consistent with the director plan.

TERMS AND CONDITIONS OF OPTIONS

     Options granted to non-employee directors become exercisable at a rate of 20% each successive year from the date of grant, but no option will vest prior to December 15, 2001. On December 15, 2001, the portion that would have become vested by virtue of the vesting schedule will become vested. The purchase price of the common stock under each option will be the fair market value of the common stock on the date of grant. For purposes of the director plan, fair market value shall mean the last sales price of a share of common stock traded on the over-the counter market, as reported on the Nasdaq National Market, or the last closing price, if any, but if no shares of common stock were traded on that date, then on the last previous date on which a share of common stock was so traded, or, if none of the above is applicable, the value of a share of common stock for that date as established by a nationally recognized appraisal firm or investment bank, using any reasonable method of valuation.

     All options expire on the earlier of the fifteenth anniversary of the date of grant and, subject to some exceptions, the date on which such optionee's status as a director terminates. If an optionee ceases to be a director of CareInsite for any reason, the optionee would have one year following termination to exercise the options to the extent exercisable as of termination. In the event the status as a director terminates and the director is employed, or if the director is retained as a consultant by CareInsite or a subsidiary, and the CareInsite board so determines, then the director's options would remain outstanding and continue to vest until the termination of the director's status as an employee or consultant, at which time the director would have 30 days from the date of termination to exercise the vested portion of his options. If an optionee dies while a director of CareInsite or within one year following the date of termination of the optionee's status as a director, the optionee's personal representatives or heirs would have one year from the date of optionee's death to exercise his options, to the extent the options were exercisable as of the date of the optionee's death.

     Under the director plan, an option becomes exercisable in full, whether or not it is then exercisable, upon a change in control unless the applicable stock option agreement provides otherwise. If CareInsite is merged or consolidated with another corporation or in the event of a reorganization, separation or liquidation of CareInsite, the options will be replaced by options to purchase stock in the successor corporation and the exercise price will be appropriately adjusted. For purposes of the director plan, a change in control will occur:

     - if any person, entity or group, other than Medical Manager and Martin J. Wygod, acquires at least 50% of the voting power of the voting securities of CareInsite

     - when during any period of 24 consecutive months during the existence of the director plan, the individuals who, at the beginning of the period constitute the CareInsite board, these individuals being referred to as "incumbent directors," cease for any reason other than death to constitute at least a majority of the CareInsite board

     - when the stockholders of CareInsite approve a merger or consolidation of CareInsite without the consent or approval of a majority of the incumbent directors, or

     - upon the sale or disposition of all or substantially all of CareInsite's assets or when CareInsite adopts a plan of complete liquidation.

However, in the event that any of the above-described events is triggered as a result of a transaction with Medical Manager, the event will not constitute a change in control for purposes of the director plan.

     The consummation of the CareInsite merger will be a change in control for purposes of the director plan.

     The director plan may be terminated and may be modified or amended by the board at any time; provided, however, that:

     - no modification or amendment will be effective without stockholder approval if approval is required by law or under the rules of Nasdaq or the stock exchange on which the shares are listed

     - no termination, modification or amendment of the director plan will adversely alter or affect the terms of any then outstanding options previously granted, without the consent of the holder thereof.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR PLAN

     Under the director plan, an optionee will not recognize taxable income, and CareInsite will not be entitled to tax deduction, upon the grant of an option. Upon exercise, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of each share of common stock on the date of exercise exceeds the option price. The amount so recognized as income generally will be deductible by CareInsite.

     Upon any subsequent sale of shares by an optionee, the optionee's basis in the shares purchased for determining gain or loss will be the fair market value on the date of exercise, if the shares were acquired for cash. If the exercise of the option is made by delivery of shares of common stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of common stock. The equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered is included in the optionee income at the fair market value thereof at the time of exercise. If the shares are capital assets in the hands of an optionee, any gain or loss recognized upon the sale or other disposition of these shares will be capital gain or loss, either long-term or short-term depending upon the holding period of the shares, which begins on the date the optionee recognizes income with respect to the shares, except for the shares deemed to be received in a tax-free transaction as described above.

NEW PLAN BENEFITS

     On November 12, 1999, the effective date of the director plan, and July 1, 2000, CareInsite granted options under the director plan as set forth in the table below.

NAME AND POSITION                                             DIRECTOR PLAN(1)
-----------------                                             ----------------
Non-executive director group................................       70,000

---------------

(1) Options granted under the director plan are granted automatically to CareInsite's non-employee directors, as described above.

     CAREINSITE'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF CAREINSITE'S 1999 DIRECTOR STOCK OPTION PLAN.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of Healtheon/WebMD which are intended to be presented by the stockholders at Healtheon/WebMD's next annual meeting of stockholders to be held in 2001 must be received by Healtheon/WebMD in a reasonable time before a solicitation is made, and in any event not later than December 15, 2000, in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting. In addition, Healtheon/WebMD's bylaws establish an advance notice procedure with regard to stockholder proposals not included in Healtheon/WebMD's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, that stockholder must provide written notice delivered to the secretary of Healtheon/WebMD at least 60 days and not more than 90 days in advance of the annual meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not included in Healtheon/WebMD's proxy materials, should be sent to: Secretary, Healtheon/WebMD Corporation, 400 The Lenox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30326. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to Healtheon/WebMD in accordance with the requirements set forth in the Securities Exchange Act of 1934 no later than March 1, 2001. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

     If the mergers are not consummated, Medical Manager and CareInsite will each hold a 2000 annual meeting of stockholders. If such meetings are held, stockholder proposals intended to be presented at either such meeting must be received by Medical Manager or CareInsite, as the case may be, a reasonable time before the solicitation of proxies for the respective meeting is made for inclusion in such company's proxy materials for its meeting.
]

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows Healtheon/WebMD, Medical Manager and CareInsite to incorporate by reference the information they file with the SEC, which means that Healtheon/WebMD, Medical Manager and CareInsite can disclose important information to you by referring you to documents they have previously filed with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, and any later information that they file with the SEC will automatically update and supersede this information from the date of filing of these documents.

     Healtheon/WebMD, Medical Manager and CareInsite each incorporate by reference the documents listed below, and any additional documents filed by either of them with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until their respective meeting. This proxy statement/prospectus is part of a registration statement on Form S-4 filed by Healtheon/WebMD with the SEC with respect to the Healtheon/WebMD common stock to be issued to Medical Manager stockholders in the Medical Manager merger and CareInsite stockholders in the CareInsite merger. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC as described in "Where You Can Find More Information" on page 202.

     The documents Healtheon/WebMD incorporates by reference are:

     - Healtheon/WebMD's annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999

     - Healtheon/WebMD's quarterly report on Form 10-Q for the quarter ended March 31, 2000

     - Healtheon/WebMD's current reports on Form 8-K or Form 8-K/A filed January 27, 2000, January 28, 2000, February 8, 2000, February 10, 2000, February 14, 2000, February 16, 2000, February 22, 2000, February 24, 2000, March
       23, 2000, May 2, 2000, June 1, 2000, June 5, 2000, June 19, 2000, July
       24, 2000 and July 27, 2000.

     - the description of Healtheon/WebMD's common stock contained in Healtheon/WebMD's Registration Statement on Form 8-A filed on February 8, 1999 pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

     The documents Medical Manager incorporates by reference are:

     - Medical Manager's annual report on Form 10-K for the fiscal year ended June 30, 1999, as amended by Form 10-K/A filed on October 28, 1999

     - Medical Manager's quarterly reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000

     - Medical Manager's current reports on Form 8-K or Form 8-K/A filed July 29, 1998, June 4, 1999, July 21, 1999, July 27, 1999, August 10, 1999,
       August 24, 1999, September 20, 1999, December 8, 1999, January 25, 2000,
       January 31, 2000 (three reports), February 14, 2000 (three reports), February 17, 2000, March 23, 2000, March 29, 2000, April 19, 2000, June
       19, 2000 (two reports) and June 29, 2000.

     The documents CareInsite incorporates by reference are:

     - CareInsite's annual report on Form 10-K for the fiscal year ended June 30, 1999, as amended by Form 10-K/A filed on October 28, 1999

     - CareInsite's quarterly reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000.

     - CareInsite's current reports on Form 8-K or Form 8-K/A filed August 24, 1999, February 4, 2000, February 14, 2000 (two reports), February 17, 2000, March 23, 2000, March 29, 2000, April 10, 2000, April 28, 2000,
       June 19, 2000 and June 29, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     Healtheon/WebMD, Medical Manager and CareInsite file annual, quarterly and special reports, proxy and information statements and other information with the SEC. You may read and copy any document filed by Healtheon/WebMD, Medical Manager or CareInsite at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. The SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. The Healtheon/WebMD common stock, the Medical Manager common stock and the CareInsite common stock are each quoted on the Nasdaq National Market; their trading symbols are "HLTH," "MMGR" and "CARI," respectively. Reports, proxy statements and other information concerning Healtheon/WebMD, Medical Manager and CareInsite can also be inspected at the Nasdaq National Market, Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     This proxy statement/prospectus incorporates certain documents by reference. Documents incorporated by reference are available without charge, excluding all exhibits unless the exhibit has been specifically incorporated by reference in this proxy statement/prospectus. You can obtain copies of the documents relating to Healtheon/WebMD by contacting the Healtheon/WebMD investor relations department at:

     Healtheon/WebMD Corporation
     400 The Lenox Building
     3399 Peachtree Road NE
     Atlanta, Georgia 30326
     (404) 495-7600
     http://www.webmd.com

     You can obtain copies of the documents relating to Medical Manager by contacting the Medical Manager investor relations department at:

     Medical Manager Corporation
     669 River Drive, Center 2
     Elmwood Park, New Jersey 07407
     (201) 703-3400
     http://www.medicalmanager.com

     You can obtain copies of the documents relating to CareInsite by contacting the CareInsite investor relations department at:

     CareInsite, Inc.
     669 River Drive, Center 2
     Elmwood Park, New Jersey 07407
     (201) 703-3400
     http://www.careinsite.com

     IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY SEPTEMBER 5, 2000.

     THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE HEALTHEON/WEBMD COMMON STOCK OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED IN THIS DOCUMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO HEALTHEON/WEBMD AND ITS SUBSIDIARIES WAS PROVIDED BY HEALTHEON/WEBMD, THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO MEDICAL MANAGER AND ITS SUBSIDIARIES WAS PROVIDED BY MEDICAL MANAGER AND THE INFORMATION IN THE DOCUMENT WITH RESPECT TO CAREINSITE AND ITS SUBSIDIARIES WAS PROVIDED BY CAREINSITE.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
ENVOY CORPORATION
  Reports of Independent Public Accountants.................   F-2
  Consolidated Balance Sheets as of December 31, 1998 and
     1999 and March 31, 2000 (Unaudited)....................   F-6
  Consolidated Statements of Operations for the years ended
     December 31, 1997 through 1999 and for the three months
     ended March 31, 1999 and 2000 (Unaudited)..............   F-7
  Consolidated Statements of Shareholders' Equity for the
     years ended December 31, 1997 through 1999.............   F-8
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997 through 1999 and the three months
     ended March 31, 1999 and 2000 (Unaudited)..............   F-9
  Notes to Consolidated Financial Statements................  F-10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ENVOY Corporation:

     We have audited the accompanying consolidated balance sheet of ENVOY CORPORATION (a Tennessee corporation and a wholly-owned subsidiary of Quintiles Transnational Corp.) and subsidiaries as of December 31, 1999 and the related consolidated statement of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1999 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 3, 2000

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
ENVOY Corporation

     We have audited the accompanying consolidated balance sheet of ENVOY Corporation and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of two wholly-owned subsidiaries, Professional Office Services, Inc. and XpiData, Inc. for the year ended December 31, 1997, which statements reflect total revenues constituting 18% of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Professional Office Services, Inc. and XpiData, Inc., is based solely on the reports of other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1998 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                      ERNST & YOUNG LLP

Nashville, Tennessee
January 29, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Professional Office Services, Inc.:

     We have audited the balance sheet of PROFESSIONAL OFFICE SERVICES, INC., not separately presented herein, as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Office Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 11, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To XpiData, Inc.:

     We have audited the balance sheet of XPIDATA, INC., not separately presented herein, as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XpiData, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 30, 1998

                       ENVOY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1998       1999        2000
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 30,297   $ 15,802    $  23,148
  Trade accounts receivable, less allowance for doubtful
     accounts of $4,763, $4,778 and $5,167, in 1998, 1999
     and 2000, respectively.................................    41,555     48,483       50,116
  Inventories...............................................     2,588      3,326        2,929
  Deferred income taxes.....................................       500      1,331        1,331
  Other current assets......................................     3,311      2,230        1,904
                                                              --------   --------    ---------
          Total current assets..............................    78,251     71,172       79,428
PROPERTY AND EQUIPMENT:
  Equipment.................................................    41,984     52,656       52,845
  Furniture and fixtures....................................     3,003      2,934        2,931
  Leasehold improvements....................................     2,919      3,129        3,379
                                                              --------   --------    ---------
                                                                47,906     58,719       59,155
  Less accumulated depreciation and amortization............   (28,599)   (36,758)     (38,848)
                                                              --------   --------    ---------
                                                                19,307     21,961       20,307
GOODWILL, NET OF AMORTIZATION...............................    53,509     49,371       48,445
INTANGIBLE ASSETS, NET OF AMORTIZATION......................    27,399     22,696       21,649
DEFERRED INCOME TAXES.......................................        --      3,477        3,477
OTHER NON-CURRENT ASSETS....................................     5,053      8,729       10,286
                                                              --------   --------    ---------
          Total assets......................................  $183,519   $177,406    $ 183,592
                                                              ========   ========    =========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  2,825   $  6,234    $   4,991
  Accrued expenses and other current liabilities............    30,595     27,503       27,167
  Current portion of long-term debt.........................       271        238          238
                                                              --------   --------    ---------
          Total current liabilities.........................    33,691     33,975       32,396
LONG-TERM DEBT, LESS CURRENT PORTION........................       366        165          145
DEFERRED INCOME TAXES.......................................       164         --           --
OTHER NON-CURRENT LIABILITIES...............................     7,402      3,966        3,067
SHAREHOLDERS' EQUITY:
  Preferred stock--No par value; authorized, 12,000,000, 0
     and 0 shares in 1998, 1999 and 2000, respectively;
     issued, 2,800,000, 0, and 0 in 1998, 1999 and 2000,
     respectively...........................................    41,300         --           --
  Common stock--no par value in 1998 and $0.01 par value in
     1999 and 2000, authorized, 48,000,000 shares in 1998,
     1,000 shares in 1999 and 2000, issued, 21,587,895 in
     1998 and 100 shares in 1999 and 2000...................   141,259         --           --
  Additional paid-in capital................................     8,485    191,525      191,525
  Retained deficit..........................................   (49,148)   (52,225)     (43,541)
                                                              --------   --------    ---------
          Total shareholders' equity........................   141,896    139,300      147,984
                                                              --------   --------    ---------
          Total liabilities and shareholders' equity........  $183,519   $177,406    $ 183,592
                                                              ========   ========    =========

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                          FOR THE THREE
                                                                                             MONTHS
                                                          YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                       ------------------------------   -----------------
                                                         1997       1998       1999      1999      2000
                                                       --------   --------   --------   -------   -------
                                                                                           (UNAUDITED)
Net Revenue..........................................  $137,605   $184,773   $222,456   $54,468   $59,601
Costs and Expenses:
  Direct.............................................    64,247     82,327     99,474    24,929    28,396
  Selling, general and administrative................    32,734     40,241     45,548     9,855    12,673
  Research and development...........................     2,192      2,803      1,168       240       303
  Depreciation and amortization......................    34,432     36,156     20,523     7,796     4,175
  Merger costs.......................................        --         --      9,056     8,652
  Write-off of acquired in-process technology........     6,600         --         --        --        --
                                                       --------   --------   --------   -------   -------
Operating Income (Loss)..............................    (2,600)    23,246     46,687     2,996    14,054
Other Income (Expense):
  Interest income....................................     1,312        910      1,390       373       355
  Interest expense...................................    (1,577)    (1,431)    (1,347)     (411)     (202)
                                                       --------   --------   --------   -------   -------
                                                           (265)      (521)        43       (38)      153
                                                       --------   --------   --------   -------   -------
Income (Loss) Before Income Taxes....................    (2,865)    22,725     46,730     2,958    14,207
Provision for Income Taxes...........................     6,333     18,481     23,726     6,274     5,616
                                                       --------   --------   --------   -------   -------
Net Income (Loss)....................................  $ (9,198)  $  4,244   $ 23,004   $(3,316)  $ 8,591
                                                       ========   ========   ========   =======   =======
Pro Forma Net Income (Loss) Data (unaudited),
  Reflecting Pro Forma Tax Provision on Income of
  ExpressBill Companies (See Notes 4 and 11):
  Historical income (loss) applicable to common
     stock...........................................  $ (9,198)  $  4,244   $ 23,004   $(3,316)  $ 8,591
  Pro forma adjustment to provision for income
     taxes...........................................     1,032        259         --        --        --
                                                       --------   --------   --------   -------   -------
  Pro forma net income (loss) applicable to common
     stock...........................................  $(10,230)  $  3,985   $ 23,004   $(3,316)  $ 8,591
                                                       ========   ========   ========   =======   =======

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                     COMMON STOCK        PREFERRED STOCK    ADDITIONAL               ACCUMULATED        TOTAL
                                  -------------------   -----------------    PAID-IN     RETAINED   COMPREHENSIVE   SHAREHOLDERS'
                                  SHARES     AMOUNT     SHARES    AMOUNT     CAPITAL     DEFICIT       INCOME          EQUITY
                                  -------   ---------   ------   --------   ----------   --------   -------------   -------------
BALANCE AT DECEMBER 31, 1996....   18,855   $ 103,265    3,730   $ 55,021    $  7,193    $(41,054)    $     --        $124,425
 Stock options exercised........      437       1,844       --         --          --          --           --           1,844
 Income tax benefit realized on
   exercise of stock options....       --       1,249       --         --          --          --           --           1,249
 Conversion of debt to common
   stock........................      781       8,214       --         --          --          --           --           8,214
 Proceeds from issuance of
   stock........................        3          80       --         --          --          --           --              80
 Capital distributions of
   ExpressBill..................       --          --       --         --          --      (1,547)          --          (1,547)
 Capital contributions of
   ExpressBill..................       --          --       --         --          15          --           --              15
 Net loss.......................       --          --       --         --          --      (9,198)          --          (9,198)
 Other comprehensive income.....       --          --       --         --          --          --           --              --
                                  -------   ---------   ------   --------    --------    --------     --------        --------
BALANCE AT DECEMBER 31, 1997....   20,076     114,652    3,730     55,021       7,208     (51,799)          --         125,082
 Stock options exercised........      567       2,393       --         --          --          --           --           2,393
 Income tax benefit realized on
   exercise of stock options....       --      10,105       --         --          --          --           --          10,105
 Proceeds from issuance of
   stock........................       15         388       --         --          --          --           --             388
 Conversion of preferred
   stock........................      930      13,721     (930)   (13,721)         --          --           --              --
 Capital distributions of
   ExpressBill..................       --          --       --         --          --        (316)          --            (316)
 Capital contributions of
   ExpressBill..................       --          --       --         --       1,277      (1,277)          --              --
 Net income.....................       --          --       --         --          --       4,244           --           4,244
 Other comprehensive income.....       --          --       --         --          --          --           --              --
                                  -------   ---------   ------   --------    --------    --------     --------        --------
BALANCE AT DECEMBER 31, 1998....   21,588     141,259    2,800     41,300       8,485     (49,148)          --         141,896
 Proceeds from issuance of
   stock........................       25         481       --         --          --          --           --             481
 Merger with Quintiles..........  (21,613)   (141,740)  (2,800)   (41,300)    183,040          --           --              --
 Dividend to Quintiles..........       --          --       --         --          --     (26,081)          --         (26,081)
 Net income.....................       --          --       --         --          --      23,004           --          23,004
 Other comprehensive income.....       --          --       --         --          --          --           --              --
                                  -------   ---------   ------   --------    --------    --------     --------        --------
BALANCE AT DECEMBER 31, 1999....       --   $      --       --   $     --    $191,525    $(52,225)    $     --        $139,300
                                  =======   =========   ======   ========    ========    ========     ========        ========

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                  FOR THE THREE
                                                                                                  MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,            MARCH 31,
                                                              ------------------------------   -------------------
                                                                1997       1998       1999       1999       2000
                                                              --------   --------   --------   --------    -------
                                                                                                   (UNAUDITED)
Operating Activities:
  Net income (loss).........................................  $ (9,198)  $  4,244   $ 23,004   $ (3,316)   $ 8,591
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    34,432     36,156     20,523      7,796      4,175
    Provision for losses on accounts receivable.............     1,461      2,696      1,693        375        360
    Deferred income tax benefit.............................      (995)      (118)    (4,472)        --         --
    Write-off of acquired in-process technology.............     6,600         --         --         --         --
    Changes in assets and liabilities, net of acquired
      businesses:
      Increase in accounts receivable.......................    (9,782)    (8,346)    (8,621)    (2,927)    (1,993)
      Decrease (increase) in inventories....................       388        399       (738)       195        397
      Decrease (increase) in other current assets...........       981     (1,294)       806         52        326
      Increase (decrease) in accounts payable, accrued
         expenses and other liabilities.....................      (650)    10,311     (3,119)    10,060     (2,385)
                                                              --------   --------   --------   --------    -------
         Net cash provided by operating activities..........    23,237     44,048     29,076     12,235      9,471
                                                              --------   --------   --------   --------    -------
Investing Activities:
  Payment received on notes receivable......................        --         --        275         --        190
  Purchases of property and equipment.......................    (8,744)    (6,185)   (10,668)    (1,610)      (548)
  Decrease (increase) in other assets.......................    (1,998)       517     (3,844)       327     (1,747)
  Payments for businesses acquired, net of cash acquired of
    $0, $750, $0, $0 and $0 in 1997, 1998, for the year
    ended December 31, 1999, for the three months ended
    March 31, 1999 and in 2000, respectively................   (40,412)   (17,462)    (3,500)    (3,500)        --
                                                              --------   --------   --------   --------    -------
         Net cash used in investing activities..............   (51,154)   (23,130)   (17,737)    (4,783)    (2,105)
                                                              --------   --------   --------   --------    -------
Financing Activities:
  Dividend paid to Quintiles................................        --         --    (26,081)        --         --
  Proceeds from issuance of common stock....................     1,924      2,781        481        481         --
  Capital distributions of ExpressBill......................    (1,391)      (316)        --         --         --
  Capital contributions of ExpressBill......................        15         --         --         --         --
  Payments on long-term debt................................      (304)      (369)      (234)       (89)       (20)
  Payments on short-term debt...............................      (466)    (1,315)        --         --         --
                                                              --------   --------   --------   --------    -------
         Net cash provided by (used in) financing
           activities.......................................      (222)       781    (25,834)       392        (20)
                                                              --------   --------   --------   --------    -------
Net increase (decrease) in cash and cash equivalents........  $(28,139)  $ 21,699   $(14,495)  $  7,844    $ 7,346
Cash and cash equivalents at beginning of period............    36,737      8,598     30,297     30,297     15,802
                                                              --------   --------   --------   --------    -------
Cash and cash equivalents at end of period..................  $  8,598   $ 30,297   $ 15,802   $ 38,141    $23,148
                                                              ========   ========   ========   ========    =======
Supplemental Cash Flow Information:
  Interest paid.............................................  $   (238)  $   (141)  $    (30)  $    (14)   $    (3)
  Interest received.........................................     1,250        751      1,199        378        348
  Income taxes paid.........................................    (5,952)    (5,906)    (4,677)    (4,000)      (703)
Noncash Transactions:
  Conversion of debt to common stock........................  $  8,214   $     --   $     --   $     --    $    --
                                                              ========   ========   ========   ========    =======
  Conversion of preferred stock to common stock.............  $     --   $ 13,721   $     --   $     --    $    --
                                                              ========   ========   ========   ========    =======

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

1.  ORGANIZATION

     ENVOY Corporation (the "Company"), was incorporated under the laws of the state of Tennessee in August 1994. The Company provides electronic data interchange ("EDI") and transaction processing services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others.

     As more fully discussed in Note 3, the Company completed a business combination with Quintiles Transnational Corp. ("Quintiles") on March 30, 1999, pursuant to which the Company merged with and became a wholly-owned subsidiary of Quintiles.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions between the Company and its wholly-owned subsidiaries have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

CONCENTRATION OF CREDIT RISK

     The Company has one customer that accounted for approximately 16%, 17% and 12% of the Company's consolidated net revenues for 1999, 1998 and 1997 respectively, and accounted for approximately 10% and 14% of consolidated accounts receivable at December 31, 1999 and 1998, respectively.

INVENTORIES

     Inventories consist primarily of point-of-service terminals and supplies used in the patient statement business and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided over the estimated lives of the respective assets on the straight-line basis principally over five to seven years. Depreciation expense totaled $8,125,000, $7,067,000 and $6,141,000 for 1999, 1998 and 1997, respectively.

                       ENVOY CORPORATION AND SUBSIDIARIES

GOODWILL AND INTANGIBLE ASSETS

     Goodwill and intangible assets consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------   AMORTIZATION
                                                                1999       1998        PERIOD
                                                              --------   --------   ------------
Goodwill....................................................  $118,669   $115,212   3-15 years
Less accumulated amortization...............................   (69,298)   (61,703)
                                                              --------   --------
                                                              $ 49,371   $ 53,509
                                                              ========   ========
Submitter and payor relationships...........................  $ 12,700   $ 12,700     9 years
Customer contracts..........................................    17,541     17,541   9-10 years
Developed technology........................................     4,300      4,300     2 years
Covenants not to compete....................................     6,237      6,237    2-5 years
Trademarks and tradenames...................................       350        350    3-7 years
Assembled work force........................................     3,810      3,710    3-7 years
                                                              --------   --------
                                                                44,938     44,838
Less accumulated amortization...............................   (22,242)   (17,439)
                                                              --------   --------
                                                              $ 22,696   $ 27,399
                                                              ========   ========

     Amortization expense related to goodwill and intangible assets for the years ended December 31, 1999, 1998 and 1997 was $12,398,000, $29,089,000 and
$28,292,000, respectively. Amortization is provided using the straight line method over periods ranging from two to fifteen years. In establishing the amortization periods for intangible assets, the Company considers several factors, including legal, regulatory, or contractual provisions; effects of obsolescence, demand, competition and other economic factors; service life expectancies of employees; and expected actions of competitors and others. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired business or from the use of the asset over the remaining amortization period is less than the carrying amount of the asset. As of December 31, 1999, in the opinion of management, there has been no such impairment.

REVENUE RECOGNITION

     Transaction processing services revenue is recognized as the transactions are processed. Effective January 1, 1998, the Company adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). Revenue from software product arrangements that include customization or modification of the software is recognized in accordance with SOP 97-2, as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions". Revenues from software product sales are recognized provided the collection of the sales proceeds is deemed probable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing, and support activities, is generally recognized as hardware is shipped or as services are provided. Receivables generally are due within 30 days and do not require collateral.

INTERNAL USE SOFTWARE

     Effective January 1, 1999, the Company adopted AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. The Company has capitalized $5,449,000 in 1999 related to software costs for certain projects begun in 1999; these costs are included

                       ENVOY CORPORATION AND SUBSIDIARIES
in other non-current assets in the accompanying consolidated balance sheets. Prior to adopting SOP 98-1, the Company recorded costs related to product development as research and development expenses until technological feasibility was established.

INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are provided for temporary differences between the financial statement and income tax basis of assets and liabilities. The Company files a consolidated federal income tax return with Quintiles, and records its tax provision based on its taxable income. The Company and Quintiles are parties to an income tax sharing arrangement providing for the allocation of federal income tax liabilities. Under this arrangement, the Company will pay to Quintiles an amount equal to the income taxes that would be payable by the Company if it were a corporation filing a separate return. The Company files separate state income tax returns.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EMPLOYEE STOCK COMPENSATION

     Prior to the Quintiles Merger (see Note 3), the Company granted stock options under various benefit plans for a fixed number of shares to employees and directors with an exercise price which approximates the fair value of the shares at the date of grant. The Company accounts for stock based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and, accordingly, has recognized no compensation expense. Pursuant to the merger with Quintiles, all unexercised ENVOY stock options were converted into Quintiles stock options, and the Company's employees became covered by Quintiles' plans.

RECLASSIFICATIONS

     Certain reclassifications have been made in the 1998 and 1997 consolidated financial statements to conform to the 1999 presentation.

INTERIM FINANCIAL STATEMENTS

     The unaudited consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments necessary to present fairly the financial position as of March 31, 2000 and the results of operations and cash flows for the three months ended March 31, 2000 and 1999.

3.  QUINTILES MERGER

     On December 15, 1998, the Company entered into an Agreement and Plan of Merger (the "Quintiles Merger Agreement") with Quintiles pursuant to which the Company merged with and become a wholly-owned subsidiary of Quintiles in a transaction accounted for as a pooling of interests. Under the terms of the Quintiles Merger Agreement, each issued and outstanding share of ENVOY Common Stock (the "Common Stock"), and each

                       ENVOY CORPORATION AND SUBSIDIARIES
issued and outstanding share of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), was exchanged for 1.166 shares of Quintiles common stock. In addition, Quintiles converted unexercised ENVOY stock options into Quintiles stock options on the same terms and conditions, except that the number of shares and exercise price were adjusted for the effect of the exchange ratio. The Quintiles Merger was completed on March 30, 1999.

     In connection with the Quintiles Merger, ENVOY incurred expenses of $9,056,000, consisting of $4,189,000 for investment and advisory fees, $2,912,000 in severance costs, $1,441,000 for legal and accounting fees and $514,000 in other related costs.

4.  MERGERS AND ACQUISITIONS

BUSINESS COMBINATIONS ACCOUNTED FOR AS POOLINGS OF INTERESTS

     On February 27, 1998, the Company completed business combinations with Professional Office Services, Inc. ("POS"), XpiData, Inc. ("XpiData") and Automatic Revenue Management ("ARM" and together with POS and XpiData sometimes collectively referred to as the "ExpressBill Companies") for an aggregate of 3,500,000 shares of common stock. Shareholders of XpiData, based in Scottsdale, Arizona, received 1,365,000 shares and shareholders of POS and its affiliated company, ARM, both of which are based in Toledo, Ohio, received an aggregate of 2,135,000 shares. The ExpressBill patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. These transactions have been accounted for as poolings of interests. Accordingly, the Company's historical consolidated financial statements for 1997 have been restated to include the accounts and results of operations of the ExpressBill Companies.

BUSINESS COMBINATIONS ACCOUNTED FOR AS PURCHASES

     Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of APB Opinion No. 16, "Business Combinations" ("APB No. 16") and, as a result, the Company recorded the assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as either identified intangibles or goodwill. The consolidated financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition.

                       ENVOY CORPORATION AND SUBSIDIARIES

DIVERSE SOFTWARE SOLUTIONS, INC. ("DSS")

     On March 11, 1997, the Company completed the acquisition of certain assets of DSS for $4,000,000 in cash and payments of $2,325,000 based upon revenue earned during a specified period following the acquisition, plus the assumption of certain liabilities. The final allocation of purchase price is summarized as follows (in thousands):

Purchase price..............................................  $ 4,000
Add liabilities assumed:
  Current liabilities.......................................    3,979
Less assets acquired:
  Current assets............................................     (446)
  Property and equipment, net...............................      (80)
Identifiable intangibles:
  Developed technology......................................     (600)
  Assembled work force......................................     (340)
  Submitter and payor relationships.........................     (300)
  Tradenames................................................     (100)
                                                              -------
                                                               (1,866)
Less write-off of acquired in-process technology............     (600)
                                                              -------
Goodwill....................................................  $ 5,513
                                                              =======

     Goodwill of $5,513,000 is being amortized over a period of 15 years. Developed technology was amortized over two years; assembled work force is being amortized over seven years; submitter and payor relationships are being amortized over nine years; and tradenames are being amortized over seven years. Also recorded as part of the DSS acquisition was a one-time write-off of acquired in-process technology of $600,000. This amount represents an allocation of purchase price to projects for the development of additional interfaces and functionality for accounts receivable management service offerings provided by DSS. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

HEALTHCARE DATA INTERCHANGE CORPORATION ("HDIC")

     On August 7, 1997, the Company acquired all the issued and outstanding capital stock of HDIC, the EDI health care services subsidiary of Aetna U.S. Healthcare, Inc. ("AUSHC"), for approximately $36,400,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price..............................................  $36,400
Add liabilities assumed:
  Unfavorable contracts.....................................   14,570
  Other liabilities.........................................      993
                                                              -------
                                                               15,563

                       ENVOY CORPORATION AND SUBSIDIARIES

Less assets acquired:
  Cash......................................................      (11)
  Property and equipment, net...............................      (52)
Identifiable intangibles:
  Customer contract.........................................   (5,000)
  Developed technology......................................   (1,600)
  Tradenames................................................     (250)
  Assembled work force......................................     (200)
                                                              -------
                                                               (7,113)
Less write-off of acquired in-process technology............   (6,000)
                                                              -------
Goodwill....................................................  $38,850
                                                              =======

     Goodwill of $38,850,000 is being amortized over a period of 15 years; developed technology was amortized over two years; tradenames and assembled work force are being amortized over three years. In addition, the Company and AUSHC simultaneously entered into a 10-year services agreement under which AUSHC has agreed to use the Company as its single source clearinghouse and EDI network for all AUSHC electronic health care transactions. The amount recorded for this customer contract is being amortized over 10 years. Liabilities assumed include approximately $14,570,000 relating to the assumption of unfavorable contracts. At December 31, 1999, the remaining liability for unfavorable contracts was $7,585,000 with $3,966,000 classified as a non-current liability, and $3,619,000 classified as a current liability in accrued expenses and other current liabilities in the accompanying consolidated balance sheets. Also recorded as part of the HDIC acquisition was a one-time write-off of acquired in-process technology of $6,000,000. This amount represents an allocation of purchase price to projects for the development of new transaction sets which would allow health care providers to submit additional health care transactions electronically. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

SYNERGY HEALTH CARE, INC. ("SYNERGY")

     On May 6, 1998, the Company acquired all the issued and outstanding capital stock of Synergy, which provides health care information products and services to participants in the health care market, for $10,200,000 in cash, including amounts paid to certain selling stockholders for noncompete agreements, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price..............................................  $10,200
Add liabilities assumed:....................................      441
Less assets acquired:
  Cash......................................................     (550)
  Accounts receivable and other.............................     (917)
  Property and equipment, net...............................     (281)
Identifiable intangibles:
  Customer contract.........................................   (1,587)
  Assembled work force......................................     (170)
  Noncompete agreements.....................................     (200)
                                                              -------
                                                               (3,705)
                                                              -------
Goodwill....................................................  $ 6,936
                                                              =======

                       ENVOY CORPORATION AND SUBSIDIARIES

     Goodwill of $6,936,000 is being amortized over a period of 15 years; customer contracts are being amortized over nine years; assembled work force is being amortized over seven years; and noncompete agreements are being amortized over five years.

CONTROL-O-FAX CORPORATION

     Effective October 1, 1998, the Company completed the acquisition of substantially all of the assets of Control-O-Fax Corporation and its wholly-owned subsidiary Control-O-Fax Systems, Inc. (collectively, "Control-O-Fax"), which provides EDI patient statement and other printing and processing services to participants in the health care market, for $8,250,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price..............................................  $ 8,250
Add liabilities assumed:....................................    1,468
Less assets acquired:
  Cash......................................................     (200)
  Accounts receivable and other.............................   (2,589)
  Property and equipment, net...............................     (401)
Identifiable intangibles:
  Customer contract.........................................   (2,400)
  Assembled work force......................................     (400)
  Noncompete agreements.....................................     (600)
                                                              -------
                                                               (6,590)
                                                              -------
Goodwill....................................................  $ 3,128
                                                              =======

     Goodwill of $3,128,000 is being amortized over a period of 15 years; customer contracts are being amortized over nine years; assembled work force is being amortized over seven years; and noncompete agreements are being amortized over three years.

EPN, L.L.C. ("EPN")

     In 1996, the Company purchased a 19% interest in EPN, an independent sales and marketing agent in health care EDI services. Following the acquisition, the Company accounted for its investment in EPN under the cost method. On March 8, 1999, the Company completed the acquisition of the remaining 81% interest of EPN for $3,500,000 in cash, summarized as follows (in thousands):

Purchase price..............................................  $3,500
Less assets acquired:
  Property and equipment, net...............................    (111)
  Assembled work force......................................    (100)
                                                              ------
Goodwill....................................................  $3,289
                                                              ======

     Goodwill of $3,289,000 is being amortized over a period of 15 years, and assembled work force is being amortized over three years.

                       ENVOY CORPORATION AND SUBSIDIARIES

     The following presents unaudited pro forma results of operations (including the one-time write-offs of acquired in-process technology) for the year ended December 31, 1997, assuming the acquisitions accounted for as purchases, had been consummated at the beginning of the period presented (in thousands):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Revenues....................................................    $144,099
Net loss applicable to common stock.........................     (13,985)

     Pro forma results of operations for 1999 and 1998 acquisitions have not been presented because the results of operations of business combinations accounted for as purchases completed during 1999 and 1998 are not material to those of the Company.

5.  SALE OF THE GOVERNMENT SERVICES BUSINESS

     On September 16, 1997, the Company completed the sale of substantially all of the assets related to the Company's hunting and fishing licenses and electronic benefit transfer business (collectively "the Government Services Business") for (i) $500,000 payable in the form of a promissory note due and payable in full on August 31, 1999 and (ii) certain contingent payment amounts based upon the achievement of specified future operating results of the Government Services Business. The Company recorded a gain of $500,000 related to the sale of the Government Services Business in 1997. The results of operations of the Government Services Business are included in the Company's consolidated statements of operations through the date of disposition. The Company received consideration in full during 1999 for the note and contingent payment amounts. The contingent payment amount received was not material to the Company's operations.

6.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consists of the following (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Current portion of liability for unfavorable contracts......  $ 3,619   $ 2,895
Unearned income.............................................    2,758     2,153
Accrued communication expense...............................    2,515     3,710
Accrued income taxes........................................       --     4,265
Accrued salaries and benefits...............................    4,181     3,614
Accrued vendor incentives...................................    3,480     4,097
Customer deposits...........................................    4,538     3,308
Other.......................................................    6,412     6,553
                                                              -------   -------
                                                              $27,503   $30,595
                                                              =======   =======

     The liability for unfavorable contracts is related to the HDIC acquisition (see Note 4).

7.  LONG-TERM DEBT

     Long-term debt at December 31, 1999 and 1998 consists primarily of capital lease obligations payable through the year 2003, at interest rates ranging from 9.25% to 22%. Annual long-term debt and capital lease obligation principal requirements are $238,000 in 2000, $127,000 in 2001, $31,000 in 2002, $7,000 in
2003, and -0- in 2004, with none thereafter.

                       ENVOY CORPORATION AND SUBSIDIARIES

8.  LEASES

     The Company leases certain equipment and office space under operating leases. Rental expense incurred under the leases during the years ended December 31, 1999, 1998 and 1997 was approximately $4,627,000, $4,175,000 and $2,207,000, respectively.

     Future minimum rental payments at December 31, 1999 under operating lease arrangements are as follows (in thousands):

2000........................................................  $ 3,672
2001........................................................    3,497
2002........................................................    2,427
2003........................................................    1,785
2004........................................................    1,778
Thereafter..................................................    5,266
                                                              -------
                                                              $18,425
                                                              =======

9.  EMPLOYEE BENEFIT PLANS

STOCK INCENTIVE PLANS

     The Company has issued stock options to employees under certain option plans. Options granted have 10 year terms from the grant date and vest over periods from one to five years from the date of grant. The Company has elected to follow APB No. 25 and related interpretations in accounting for its stock options issued to employees and directors. All options are granted with exercise prices equal to or greater than the market value of the Company's common stock on the date of grant. As a result, no compensation expense is recognized.

     Following the Quintiles Merger, all outstanding stock options granted by ENVOY were converted into Quintiles stock options on the same terms and conditions, except that the number of shares and exercise prices were adjusted for the effect of the exchange ratio. Accordingly, the following stock option disclosures have been restated for all periods presented to give effect to the exchange ratio used in the Quintiles Merger.

     Summaries of stock options outstanding are as follows:

                                                                            WEIGHTED-
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding, December 31, 1996..............................  3,765,014       $ 8.79
  Granted...................................................    972,444        19.91
  Exercised.................................................   (509,542)        3.64
  Canceled..................................................   (261,184)       17.08
                                                              ---------       ------
Outstanding, December 31, 1997..............................  3,966,732        11.65
  Granted...................................................    970,112        31.84
  Exercised.................................................   (661,122)        3.62
  Canceled..................................................   (262,350)       23.58
                                                              ---------       ------
Outstanding, December 31, 1998..............................  4,013,372        17.07
  Granted...................................................    385,840        22.50
  Exercised.................................................   (110,795)        8.86
  Canceled..................................................   (258,313)       32.52
                                                              ---------       ------
Outstanding, December 31, 1999..............................  4,030,104       $16.95
                                                              =========       ======

                       ENVOY CORPORATION AND SUBSIDIARIES

     The weighted-average remaining contractual life of outstanding options was 6 years and 5 years as of December 31, 1999 and 1998, respectively. The number of stock options exercisable and the weighted average exercise price of these options at December 31, 1999 and 1998 was 2,266,479 and 930,868 and $13.04 and
$7.12, respectively.

     Pro forma information regarding net income (loss) is required by SFAS No. 123, "Accounting for Stock Based Compensation," which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method. The weighted-average fair value of options granted during 1999, 1998 and 1997 was $7.78, $15.19 and $10.96, respectively, using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                              1999    1998    1997
                                                              ----    ----    ----
Expected dividend yield.....................................     0%      0       0%
Risk-free interest rate.....................................   5.8%    4.5     5.8%
Expected volatility.........................................  40.0%   47.0%   45.0%
Expected life (in years from vest)..........................  1.40    1.35    1.20

     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of stock options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands):

                                                               1999     1998      1997
                                                              -------   -----   --------
Pro forma net income (loss) applicable to common stock......  $17,562   $(794)  $(12,435)

     Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the new rules are applied to all outstanding awards.

     Selected information regarding stock options as of December 31, 1999 follows:

                      OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
----------------------------------------------------------------   ----------------------------
 NUMBER                        WEIGHTED-           WEIGHTED-                      WEIGHTED-
   OF      EXERCISE PRICE   AVERAGE EXERCISE   AVERAGE REMAINING   NUMBER OF   AVERAGE EXERCISE
 OPTIONS        RANGE            PRICE               LIFE           OPTIONS         PRICE
 -------   ---------------  ----------------   -----------------   ---------   ----------------
777,703     $3.00 - $6.65        $ 6.07               3.7           777,703         $ 6.07
931,638     $8.58 - $8.58          8.58               4.5           590,000           8.58
1,056,018  $15.44 - $18.94        18.02               6.8           435,696          17.38
778,824    $19.83 - $28.95        25.16               6.9           435,670          25.81
485,921    $30.02 - $39.13        34.85               8.3            27,410          35.14
---------                        ------               ---          ---------        ------
4,030,104                        $16.95               5.9          2,266,479        $13.04
=========                        ======               ===          =========        ======

     Pursuant to the terms of the Healtheon/WebMD Merger Agreement (see Note
15), Quintiles shall cause all outstanding stock options to vest in full and shall allow the holders of such options up to three years from the closing of the Healtheon/WebMD Merger to exercise such stock options.

                       ENVOY CORPORATION AND SUBSIDIARIES

EMPLOYEE STOCK PURCHASE PLAN

     The Company has an employee stock purchase plan (the "ESPP"), which is intended to provide eligible employees an opportunity to acquire the Company's common stock. Participating employees have the option to purchase shares at 85% of the lower of the closing price per share of common stock on the first or last day of the calendar quarter. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. During 1999, 1998 and 1997, 32,067, 17,490 and 3,498 shares, respectively, were purchased under the ESPP.

PROFIT-SHARING PLANS

     Quintiles, the Company and its subsidiaries sponsor 401(k) profit-sharing plans and other noncontributory plans covering all employees who meet certain length of service and age requirements. Eligible employees may elect to reduce their current compensation and contribute to the 401(k) plans through salary deferral contributions. The Company matches employee contributions, generally up to 25% of the first 6% of compensation deferred by the employee, and may make additional discretionary contributions. The amount of expense for the Company contribution for all plans was approximately $391,000, $674,000 and $613,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

10.  SERIES B PREFERRED STOCK

     In March 1996, the Company issued 3,730,233 shares of Series B Preferred Stock in connection with an acquisition. The Series B Preferred Stock was recorded in the accompanying consolidated balance sheets at the fair market value of the underlying shares on the date of the related Stock Purchase Agreement, $55,021,000 in the aggregate, or $14.75 per share. The difference between the issuance price of $40,100,000 or $10.75 per share and the fair value of the underlying shares on the date of the related Stock Purchase Agreement was presented in the consolidated financial statements as a dividend of Series B Preferred Stock for the year ended December 31, 1996. Each share of Series B Preferred Stock was convertible into one share of common stock at any time. In February 1998, 930,233 shares of Series B Preferred Stock were converted into an equal number of shares of common stock. Pursuant to the Quintiles Merger, each remaining outstanding share of Series B Preferred Stock was exchanged for 1.166 shares of Quintiles common stock and was canceled after the exchange.

11.  INCOME TAXES

     The provision for income taxes was comprised of the following (in thousands):

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1999      1998      1997
                                                              -------   -------   -------
Current:
  Federal...................................................  $27,253   $15,121   $ 4,957
  State.....................................................      945     3,478     2,429
                                                              -------   -------   -------
          Total current.....................................   28,198    18,599     7,386
Deferred benefit............................................   (4,472)     (118)   (1,053)
                                                              -------   -------   -------
Provision for income taxes..................................  $23,726   $18,481   $ 6,333
                                                              =======   =======   =======

                       ENVOY CORPORATION AND SUBSIDIARIES

     The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax provision follows (in thousands):

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1999      1998      1997
                                                              -------   -------   -------
Income tax provision (benefit) at U.S. federal statutory
  rate......................................................  $16,356   $ 7,954   $(1,003)
Nondeductible merger costs..................................    3,170       315        --
Nondeductible goodwill amortization.........................    1,832     7,242     7,066
State and local income taxes, net of federal benefit........      614     2,252       630
Change in valuation allowance...............................       --        --       238
Other, net..................................................    1,754       718      (598)
                                                              -------   -------   -------
Income tax provision........................................  $23,726   $18,481   $ 6,333
                                                              =======   =======   =======

     Deferred income taxes reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's temporary differences are as follows (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Deferred tax liabilities:
  Depreciation..............................................  $  (583)  $(2,178)
  Other.....................................................   (1,270)   (1,371)
                                                              -------   -------
                                                               (1,853)   (3,549)
                                                              -------   -------
Deferred tax assets:
  Amortization related to goodwill and other intangibles....    2,753       474
  Reserves not deductible...................................    2,601     2,003
  Difference between book and tax basis of investments......      915       915
  Net operating losses......................................      121       469
  Other.....................................................    1,186       939
                                                              -------   -------
                                                                7,576     4,800
Valuation allowance.........................................     (915)     (915)
                                                              -------   -------
                                                                6,661     3,885
                                                              -------   -------
          Net deferred tax assets...........................  $ 4,808   $   336
                                                              =======   =======

     At December 31, 1999, the Company had state net operating loss carry forwards of approximately $3,000,000. These losses begin to expire in 2003.

     The Company evaluates the amounts recorded for the valuation allowance for deferred tax assets each year. The valuation allowance relates to the loss on certain investments to certain tax credits that existed at December 31, 1997. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as reduced by the valuation allowance.

     POS and ARM operated under Subchapter S of the Code and were not subject to corporate federal or state income taxes. Had POS and ARM filed federal and state income tax returns as C corporations for 1998 and 1997, pro forma income tax expense in the consolidated financial statements under the provisions of SFAS No. 109 would have been $18,740,000 and $7,365,000, respectively.

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value based upon their relative short-term nature. The

                       ENVOY CORPORATION AND SUBSIDIARIES
carrying amount reported in the balance sheet for long-term debt also approximate fair value. The fair value of the Company's long-term debt is estimated using discounted cash flows and the Company's current incremental borrowing rate for similar types of borrowing arrangements.

13.  RELATED PARTY TRANSACTIONS

     Quintiles provides certain administrative support service, primarily in the areas of legal, information technology, human resources and finance. During 1999, the Company recorded an expense of $4,073,000 for such charges from Quintiles. These expenses have been allocated to the Company based on estimated incremental costs incurred by Quintiles which management believes to be reasonable and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

     During 1999, the Company recorded revenues of $458,000 for services provided to Quintiles and its subsidiaries.

     As a result of the business combinations with the ExpressBill Companies, the Company leases office space from a partnership of a significant stockholder. The related lease extends through February 2013, with annual rentals of $457,500 through February 2003, $503,250 through February 2008 and $553,575 through February 2013. Rentals paid were approximately $457,500 in 1999, $397,000 in 1998 and $92,000 in 1997.

14.  LITIGATION

     Three class action complaints were filed in 1998, and later consolidated into a single action against ENVOY and certain of its executive officers. The complaint asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder and also asserted additional claims under Tennessee common law for fraud and negligent misrepresentation. On September 15, 1999, the Federal Court for the Middle District of Tennessee granted the Company's motion to dismiss each of the complaints. The Court dismissed the complaints without prejudice. On November 23, 1999 the plaintiffs filed what they deemed to be an Amended Consolidated Complaint. Defendants moved to strike the purported amended complaint on the grounds that the September 1999 dismissed order did not grant plaintiff's leave to file an amended complaint (but does allow them to file a new lawsuit), and has refiled a motion to dismiss, which is now pending before the Court. The defendants' motion to dismiss is expected to progress in administrative proceedings through August 2000.

     The Company also is a party in certain other pending litigation arising in the course of its business. While the final outcome of such litigation cannot be predicted with certainty, it is the opinion of the Company's management that the outcome of these matters would not materially affect the consolidated financial position or results of operations of the Company.

15.  SUBSEQUENT EVENT

     On January 22, 2000, Quintiles and Healtheon/WebMD Corporation ("Healtheon/WebMD") entered into an Agreement and Plan of Merger (the "Healtheon/WebMD Merger Agreement") pursuant to which Healtheon/WebMD will acquire the common stock of ENVOY. Pursuant to the Healtheon/WebMD Merger Agreement, the outstanding shares of common stock of ENVOY will be converted into the right to receive 35,000,000 shares of common stock of Healtheon/WebMD (the "Stock Consideration") and $400,000,000 (the "Cash Consideration"). Unless Quintiles objects, Healtheon/WebMD may increase the amount of the Cash Consideration by up to an additional $100,000,000, in which case the Stock Consideration would be reduced by a number of shares equal to the difference between $1,800,000,000 and the Cash Consideration to be paid, divided by 40. The closing of the Healtheon/WebMD Merger is subject to customary conditions, including the expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF FEBRUARY 13, 2000

                                    BETWEEN

                          HEALTHEON/WEBMD CORPORATION

                                      AND

                          MEDICAL MANAGER CORPORATION

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I  THE MERGER
  SECTION 1.01.  The Merger..................................................   A-2
  SECTION 1.02.  Effective Time; Closing.....................................   A-2
  SECTION 1.03.  Effect of the Merger........................................   A-2
  SECTION 1.04.  Certificate of Incorporation; By-Laws.......................   A-2
  SECTION 1.05.  Directors and Officers......................................   A-2
ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
  SECTION 2.01.  Conversion of Securities....................................   A-2
  SECTION 2.02.  Exchange of Certificates....................................   A-3
  SECTION 2.03.  Stock Transfer Books........................................   A-5
  SECTION 2.04.  Company Stock Options.......................................   A-5
  SECTION 2.05.  Company Warrants............................................   A-6
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  SECTION 3.01.  Organization and Qualification..............................   A-6
  SECTION 3.02.  Certificate of Incorporation and Bylaws.....................   A-7
  SECTION 3.03.  Capitalization..............................................   A-7
  SECTION 3.04.  Authority Relative to This Agreement........................   A-8
  SECTION 3.05.  No Conflict; Required Filings and Consents..................   A-8
  SECTION 3.06.  Permits; Compliance.........................................   A-9
  SECTION 3.07.  SEC Filings; Financial Statements; Absence of Liabilities...   A-9
  SECTION 3.08.  Absence of Certain Changes or Events........................  A-10
  SECTION 3.09.  Absence of Litigation.......................................  A-10
  SECTION 3.10.  Employee Benefit Plans......................................  A-10
  SECTION 3.11.  Tax Matters.................................................  A-11
  SECTION 3.12.  Intellectual Property.......................................  A-11
  SECTION 3.13.  Taxes.......................................................  A-12
  SECTION 3.14.  Vote Required...............................................  A-12
  SECTION 3.15.  Opinion of Financial Advisor................................  A-12
  SECTION 3.16.  Brokers.....................................................  A-12
  SECTION 3.17.  Contracts...................................................  A-13
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT
  SECTION 4.01.  Organization and Qualification..............................  A-13
  SECTION 4.02.  Certificate of Incorporation and By-Laws....................  A-13
  SECTION 4.03.  Capitalization..............................................  A-13
  SECTION 4.04.  Authority Relative to This Agreement........................  A-14
  SECTION 4.05.  No Conflict; Required Filings and Consents..................  A-14
  SECTION 4.06.  Permits; Compliance.........................................  A-15
  SECTION 4.07.  SEC Filings; Financial Statements; Absence of Liabilities...  A-15
  SECTION 4.08.  Absence of Certain Changes or Events........................  A-16
  SECTION 4.09.  Absence of Litigation.......................................  A-16
  SECTION 4.10.  Employee Benefit Plans......................................  A-16
  SECTION 4.11.  Tax Matters.................................................  A-17
  SECTION 4.12.  Intellectual Property.......................................  A-17
  SECTION 4.13.  Taxes.......................................................  A-17
  SECTION 4.14.  Vote Required...............................................  A-18
  SECTION 4.15.  Opinion of Financial Advisor................................  A-18
  SECTION 4.16.  Brokers.....................................................  A-18
  SECTION 4.17.  Contracts...................................................  A-18

                                                                               PAGE
                                                                               ----
ARTICLE V  CONDUCT OF BUSINESSES PENDING THE MERGER
  SECTION 5.01.  Conduct of Business by the Company Pending the Merger.......  A-18
  SECTION 5.02.  Conduct of Business by Parent Pending the Merger............  A-20
  SECTION 5.03.  Adverse Changes in Condition................................  A-21
ARTICLE VI  ADDITIONAL AGREEMENTS
  SECTION 6.01.  Registration Statement; Joint Proxy Statement...............  A-22
  SECTION 6.02.  Stockholders' Meetings......................................  A-23
  SECTION 6.03.  Access to Information; Confidentiality......................  A-24
  SECTION 6.04.  No Solicitation of Transactions.............................  A-24
  SECTION 6.05.  Directors' and Officers' Indemnification and Insurance......  A-26
  SECTION 6.06.  Further Action; Consents; Filings...........................  A-26
  SECTION 6.07.  Plan of Reorganization......................................  A-27
  SECTION 6.08.  Public Announcements........................................  A-27
  SECTION 6.09.  NASDAQ Listing..............................................  A-28
  SECTION 6.10.  Conveyance Taxes............................................  A-28
  SECTION 6.11.  Governance..................................................  A-28
  SECTION 6.12.  Employee Benefit Matters....................................  A-28
  SECTION 6.13.  Exemption From Liability Under Section 16(b)................  A-30
  SECTION 6.14.  Company Affiliates; Restrictive Legend; Restrictions on
                 Transfer....................................................  A-30
ARTICLE VII  CONDITIONS TO THE MERGER
  SECTION 7.01.  Conditions to the Obligations of Each Party.................  A-30
  SECTION 7.02.  Conditions to the Obligations of Parent.....................  A-31
  SECTION 7.03.  Conditions to the Obligations of the Company................  A-31
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER
  SECTION 8.01.  Termination.................................................  A-32
  SECTION 8.02.  Effect of Termination.......................................  A-33
  SECTION 8.03.  Amendment...................................................  A-33
  SECTION 8.04.  Waiver......................................................  A-33
  SECTION 8.05.  Expenses....................................................  A-33
ARTICLE IX  GENERAL PROVISIONS
  SECTION 9.01.  Non-Survival of Representations, Warranties and
                 Agreements..................................................  A-35
  SECTION 9.02.  Notices.....................................................  A-35
  SECTION 9.03.  Certain Definitions.........................................  A-36
  SECTION 9.04.  Severability................................................  A-37
  SECTION 9.05.  Assignment; Binding Effect; Benefit.........................  A-37
  SECTION 9.06.  Specific Performance........................................  A-37
  SECTION 9.07.  Governing Law; Forum........................................  A-38
  SECTION 9.08.  Interpretation..............................................  A-38
  SECTION 9.09.  Counterparts................................................  A-38
  SECTION 9.10.  Entire Agreement............................................  A-38
  SECTION 9.11.  WAIVER OF JURY TRIAL........................................  A-38
  SECTION 9.12.  Brokers and Finders.........................................  A-39

                           GLOSSARY OF DEFINED TERMS

                                                                  LOCATION OF
DEFINED TERM                                                       DEFINITION
------------                                                  --------------------
affiliate...................................................             sec. 9.03
Agreement...................................................              Preamble
beneficial owner............................................             sec. 9.03
Blue Sky Laws...............................................       sec. 3.05(b)(i)
business day................................................             sec. 9.03
Certificates................................................          sec. 2.02(b)
Certificate of Merger.......................................             sec. 1.02
CareInsite Merger...........................................              Recitals
CareInsite Merger Agreement.................................              Recitals
CareInsite SEC Reports......................................          sec. 3.07(a)
Claim.......................................................          sec. 6.05(b)
Closing.....................................................             sec. 1.02
Closing Date................................................             sec. 1.02
Code........................................................              Recitals
Combined SEC Reports........................................               3.07(a)
Company.....................................................              Preamble
Company Acquisition Proposal................................          sec. 6.04(a)
Company Alternative Transaction Fee.........................   sec. 8.05(b)(ii)(B)
Company Benefit Plans.......................................          sec. 3.10(a)
Company Board...............................................              Recitals
Company Common Stock........................................              Recitals
Company Directors...........................................      sec. 6.11(a)(ii)
Company Disclosure Letter...................................               Article
Company Insiders............................................             sec. 6.13
Company Licensed Intellectual Property......................     sec. 3.12(b)(iii)
Company Material Adverse Effect.............................             sec. 3.01
Company Owned Intellectual Property.........................      sec. 3.12(b)(ii)
Company Permits.............................................          sec. 3.06(a)
Company Preferred Stock.....................................          sec. 3.03(a)
Company SEC Reports.........................................          sec. 3.07(a)
Company Stock Option........................................          sec. 2.04(a)
Company Stock Option Plans..................................          sec. 2.04(a)
Company Stock Options.......................................          sec. 2.04(a)
Company Stockholders' Meeting...............................       sec. 6.01(a)(i)
Company Subsidiaries........................................             sec. 3.01
Company Superior Proposal...................................  sec. 6.04(a)(iii)(A)
Company Systems.............................................          sec. 3.12(c)
Company Voting Agreement....................................              Recitals
Company Warrants............................................          sec. 2.05(a)
Confidentiality Agreement...................................          sec. 6.03(b)
Contract....................................................             sec. 9.03
control.....................................................             sec. 9.03
controlled by...............................................             sec. 9.03
Delaware Law................................................              Recitals
Effective Time..............................................             sec. 1.02
employee benefit plan.......................................         sec. 3.10(a),
                                                                      sec. 4.10(a)
ERISA.......................................................          sec. 3.10(a)
Excess Shares...............................................      sec. 2.02(e)(ii)
Exchange Act................................................       sec. 3.05(b)(i)
Exchange Agent..............................................          sec. 2.02(a)

                                                                  LOCATION OF
DEFINED TERM                                                       DEFINITION
------------                                                  --------------------
Exchange Fund...............................................          sec. 2.02(a)
Exchange Ratio..............................................          sec. 2.01(a)
Expenses....................................................          sec. 8.05(a)
GAAP........................................................          sec. 3.07(b)
Governmental Entity.........................................          sec. 3.05(b)
HSR Act.....................................................       sec. 3.05(b)(i)
Indemnified Parties.........................................          sec. 6.05(a)
Intellectual Property.......................................          sec. 3.12(a)
Knowledge...................................................             sec. 9.03
Law.........................................................      sec. 3.05(a)(ii)
Merger......................................................              Recitals
Merger Consideration........................................          sec. 2.01(a)
NASD........................................................       sec. 3.05(b)(i)
NASDAQ......................................................      sec. 2.02(e)(ii)
Order.......................................................         sec. 6.06(c),
                                                                      sec. 7.01(d)
Parent......................................................              Preamble
Parent Acquisition Proposal.................................          sec. 6.04(b)
Parent Alternative Transaction Fee..........................   sec. 8.05(c)(ii)(B)
Parent Benefit Plans........................................          sec. 4.10(a)
Parent Board................................................              Recitals
Parent By-Laws..............................................          sec. 4.03(d)
Parent Common Stock.........................................              Recitals
Parent Disclosure Letter....................................            Article IV
Parent Licensed Intellectual Property.......................     sec. 4.12(a)(iii)
Parent Material Adverse Effect..............................             sec. 4.01
Parent Options and Warrants.................................          sec. 4.03(b)
Parent Owned Intellectual Property..........................      sec. 4.12(a)(ii)
Parent Permits..............................................          sec. 4.06(a)
Parent Proposal.............................................              Recitals
Parent SEC Reports..........................................          sec. 4.07(a)
Parent Stockholders' Meeting................................       sec. 6.01(a)(i)
Parent Subsidiaries.........................................             sec. 4.01
Parent Superior Proposal....................................  sec. 6.04(b)(iii)(A)
Parent Systems..............................................          sec. 4.12(b)
Parent Voting Agreement.....................................              Recitals
Pension Plan................................................          sec. 6.12(c)
Permits.....................................................          sec. 3.06(a)
Person......................................................             sec. 9.03
Porex Savings Plan..........................................               6.12(c)
Proxy Statement.............................................       sec. 6.01(a)(i)
Registration Statement......................................      sec. 6.01(a)(ii)
Representatives.............................................       sec. 6.03(a)(i)
Rule 145 Affiliate..........................................             sec. 6.14
SEC.........................................................          sec. 3.07(a)
Section 16 Information......................................             sec. 6.13
Securities Act..............................................       sec. 3.05(b)(i)
Stockholders' Meetings......................................       sec. 6.01(a)(i)
subsidiaries................................................             sec. 9.03
subsidiary..................................................             sec. 9.03
Surplus Account.............................................          sec. 6.12(c)
Surviving Corporation.......................................             sec. 1.01

                                                                  LOCATION OF
DEFINED TERM                                                       DEFINITION
------------                                                  --------------------
Taxes.......................................................      sec. 3.13(a)(iv)
Termination Date............................................          sec. 8.01(b)
under common control with...................................             sec. 9.03
Year 2000 Compliant.........................................         sec. 3.12(c),
                                                                      sec. 4.12(b)

     AGREEMENT AND PLAN OF MERGER dated as of February 13, 2000 (this "AGREEMENT") between HEALTHEON/WEBMD CORPORATION, a Delaware corporation ("PARENT"), and MEDICAL MANAGER CORPORATION, a Delaware corporation (the "COMPANY").

                                   WITNESSETH

     WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is in the best interests of their respective stockholders for Parent and the Company to combine their respective businesses upon the terms and conditions set forth herein;

     WHEREAS, in furtherance of such business combination, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") the Company will merge with and into Parent (the "MERGER");

     WHEREAS, the Company Board (the "COMPANY BOARD") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and has declared to be advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) has recommended that the stockholders of the Company approve and adopt this Agreement and the Merger (the "COMPANY PROPOSAL");

     WHEREAS, the Parent Board (the "PARENT BOARD") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and has declared to be advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) has recommended that the stockholders of Parent approve and adopt this Agreement and the Merger (the "PARENT PROPOSAL");

     WHEREAS, CareInsite, Inc., a majority-owned public subsidiary ("CAREINSITE") of Avicenna Systems Corporation ("ASC"), and ASC have agreed to a merger (the "CAREINSITE MERGER") whereby CareInsite will merge with and into ASC, with ASC as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of the date hereof among Parent, ASC and CareInsite (the "CAREINSITE MERGER AGREEMENT");

     WHEREAS, the satisfaction or, if permissible, waiver of all of the conditions precedent to the closing of the CareInsite Merger is a condition precedent to the closing of the Merger;

     WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, Parent will have entered into a voting agreement, dated as of the date of this Agreement, with certain members of the Company Board, each a holder of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK"), pursuant to which each member has agreed, among other things, to vote its shares of Company Common Stock in favor of the Company Proposal and to take certain other actions in support of the Merger (the "COMPANY VOTING AGREEMENT");

     WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, the Company will have entered into a voting agreement, dated as of the date of this Agreement, with certain members of the Parent Board and certain significant holders of shares of common stock, par value $.0001 per share, of the Parent (the "PARENT COMMON STOCK"), pursuant to which each of them has entered into an agreement to, among other things, vote its shares of Parent Common Stock in favor of the Parent Proposal and to take certain other actions in support of the Merger and Parent hereby agrees to use its best efforts to cause the Persons listed on Section 1.0 of the Parent Disclosure Letter (as defined below) to execute counterparts of such agreements as soon as possible following the date hereof (the "PARENT VOTING AGREEMENT");

     WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, (i) Medical Manager Health Systems Inc., CareInsite and Parent have entered into the Interchange Agreement, dated as of the date hereof and
(ii) CareInsite, Parent, and ASC have entered into the CareInsite Merger Agreement; and

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251 of Delaware Law, at the Effective Time (as defined below in Section 1.02), the Company shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

     SECTION 1.02. Effective Time; Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on the first business day after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII (other than those that by their nature will be satisfied on the Closing Date, as defined below) or on such other date as Parent and the Company shall agree in writing (such date, the "CLOSING DATE"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as is required by, and executed and acknowledged in accordance with, Section 251 of Delaware Law. The term "EFFECTIVE TIME" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). The Closing will be held at the offices of counsel to Parent (or such other place as the parties may agree).

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Parent shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law.

     (b) At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. Directors and Officers. The directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holders of any of the following securities:

        (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(b)) shall be canceled and shall be converted, subject to Section 2.02(e), into the right to receive 1.65 shares (the "EXCHANGE RATIO") of Parent Common Stock; provided, however, that, if between the date of this Agreement and the

Effective Time the outstanding shares of Parent Common Stock or of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares; and

        (b) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01(a) as of the Effective Time, cash in lieu of any fractional shares pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c) (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver out of the Exchange Fund the Parent Common Stock contemplated to be issued pursuant to Section 2.01(a), the cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e) and any dividends or other distributions pursuant to
Section 2.02(c). Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

        (b) Exchange Procedures. As promptly as practicable after the Effective Time, and in any event not later than five business days, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(a), cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares and any dividends or other distributions pursuant to Section 2.02(c). Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

        (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

        (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

        (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "EXCESS SHARES"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the National Market System of the Nasdaq Stock Market (the "NASDAQ"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ through one or more member firms of the NASDAQ and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

          (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to
Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.02(c).

          (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect thereto), or cash lawfully delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (h) Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

     SECTION 2.04. Company Stock Options. (a) At the Effective Time, each outstanding stock option (each a "COMPANY STOCK OPTION" and collectively, the "COMPANY STOCK OPTIONS") granted pursuant to the terms and conditions of the Company's stock option plans and arrangements (collectively, the "COMPANY STOCK OPTION PLANS"), whether or not exercisable, shall be converted into and become rights with respect to Parent Common Stock, and the Parent shall assume the Company's obligations with respect to each Company Stock Option and the related Company Stock Option Plan, in accordance with its terms, except that from and after the Effective Time, (i) Parent and its compensation committee shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Company Board) administering the Company Stock Option Plan, if any, under which such Company Stock Option was granted or otherwise governed, (ii) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Stock Option shall be equal to the number of whole shares (rounded to the nearest whole share) of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iv) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under each such Company Stock Option by the Exchange Ratio and rounding to the nearest whole cent, and (v) all references in the Company Stock Option Plans and the stock option certificates and agreements to the Company (or its predecessors) shall be deemed to refer to Parent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 2.04(a), each Company Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Company Stock Option, within the meaning of Section 424(h) of the Code.

        (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate documentation evidencing the foregoing assumption by Parent of such Company Stock Options and the related Company Stock Option Plan and the agreements evidencing such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.04 after giving effect to the Merger and the provisions set forth above). Parent shall comply with the terms of the Company Stock Option Plans and ensure, to the extent lawful, and subject to the provisions of the applicable Company Stock Option Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

        (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of Company Stock Options.

        (d) Parent agrees to file, as of the Effective Time, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to the Company Stock Options and shall maintain the effectiveness of such registration statement thereafter for so long as any such Company Stock Options remain outstanding.

     SECTION 2.05. Company Warrants. (a) At the Effective Time, Parent shall assume the obligations of Company under any warrant or other rights to purchase shares of Company Common Stock (the "COMPANY WARRANTS") outstanding at the Effective Time, whether or not the Company Warrants are then exercisable. Thereafter, the Company Warrants shall represent the right to receive upon exercise the number of shares of Parent Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock for which such Company Warrant could be exercised at any time, with such product rounded to the nearest whole share. The per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Warrant by the Exchange Ratio and rounding to the nearest whole cent. At the Effective Time, (i) all references in the instruments evidencing the Company Warrants to Company shall be deemed to refer to Parent and (ii) Parent shall assume all of Company's obligations under such instruments with respect to such Company Warrants as so amended.

        (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of the Company Warrants documentation evidencing the foregoing assumption by Parent of such Company Warrants.

        (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Warrants.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Letter of even date herewith delivered by the Company to Parent concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE LETTER") (it being agreed that disclosure of an item or fact in any section of the Company Disclosure Letter shall not be deemed disclosed with respect to any other section of the Company Disclosure Letter), the Company hereby represents and warrants to Parent that:

     SECTION 3.01. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except

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for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect (as defined below). The term "COMPANY MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of the Company and the Company Subsidiaries, taken as a whole, or
(ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, but shall not include (x) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (1) the healthcare or electronic commerce industries or (2) the U.S. economy as a whole, (y) any change or adverse effect caused by, or relating to, the announcement of this Agreement or the transactions contemplated hereby, or (z) any adverse effect due to legal or regulatory changes, effective after the date of this Agreement; provided that any order or regulatory action specifically related to the Company may be considered in determining the existence of a Company Material Adverse Effect.

     SECTION 3.02. Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent complete and correct copies of the Certificate of Incorporation and the By-Laws, each as amended to the date of this Agreement, of the Company. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

     SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (a) 300,000,000 shares of Company Common Stock and (b) 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 35,704,665 shares of Company Common Stock were issued and outstanding (plus any shares issued upon exercise of Company Stock Options since February 11, 2000), all of which are validly issued, fully paid and nonassessable and (ii) 5,268,463 shares of Company Common Stock are held in the treasury of the Company. As of the date of this Agreement, no shares of the Company Preferred Stock were issued and outstanding. The Company has no other capital stock authorized, issued or outstanding.

        (b) As of February 11, 2000, (i) 17,779,543 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Stock Options,
(ii) 170,911 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Warrants and (iii) 138,354 securities convertible into 2,305,900 shares of Company Common Stock were outstanding. The Company Disclosure Letter sets forth, with respect to the Company Stock Options outstanding as of February 11, 2000, the aggregate number of shares of Company Common Stock subject to Company Stock Options under each Company Stock Option Plan and the weighted average exercise price of such Company Stock Options. The Company Disclosure Letter also lists the names of all individuals or entities who own Company Warrants, together with the number of shares of Company Common Stock subject to such Company Warrants and the exercise prices of such Company Warrants. No options, warrants or other rights to acquire shares of Company Common Stock have been granted from February 11, 2000 to the date of this Agreement.

        (c) Except for (i) Company Stock Options granted pursuant to the Company Stock Option Plans, (ii) stock options granted pursuant to the CareInsite stock option plans and arrangements described in Section 2.04 of the CareInsite Merger Agreement, and (iii) the Company Warrants, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of the Company or any

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Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary, other than a Company Subsidiary that is wholly owned by the Company and other Company Subsidiaries, or any other Person.

     (d) On a fully exercised and converted to Company Common Stock basis, the number of shares of Company Common Stock outstanding on the date hereof would be 55,961,019.

     SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the terms and conditions of this Agreement and the approval of this Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.05(b) have been obtained and all filings and obligations described in
Section 3.05(b) have been made, conflict with or violate any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment or decree of the United States of America or any foreign, state or local regulatory agency or other Governmental Entity (as defined below) or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment (collectively, the "LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected,
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract, or (iv) result in any drag along or tag along rights of any stockholder of any Company Subsidiary, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

        (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT") and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" Laws ("BLUE SKY LAWS"), the Rules of the National Association of Securities Dealers ("NASD"), state takeover Laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), filings or approvals required under the competition Laws of foreign jurisdictions, and the filing and recordation of the Certificate of Merger as required by the Delaware Law, and (ii) for such consents, approvals, authorizations or permits, or such filings or

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notifications, the failure to obtain or to make as would not prevent consummation of the Merger and would not have a Company Material Adverse Effect.

     SECTION 3.06. Permits; Compliance. (a) Except as set forth in the Combined SEC Reports (as defined in Section 3.07), the Company and the Company Subsidiaries are in possession of, and is in compliance with the terms of, all federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these), or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity ("PERMITS") that are required for the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as they are operated on the date hereof except for such Permits, the absence of which would not have a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"). Except as set forth in the Combined SEC Reports, no suspension or cancellation of any Company Permit is pending or, to the Knowledge (as defined in Section 9.03) of the Company, threatened, except with respect to Company Permits the suspension or cancellation of which would not have a Company Material Adverse Effect.

        (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, the business of the Company and the Company Subsidiaries has been and is being conducted in compliance with all applicable Laws. Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permit. Except as set forth in the Combined SEC Reports and those which would not have a Company Material Adverse Effect, (i) no investigation or review by any Governmental Entity with respect to the Company or the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing; and (ii) neither the Company nor any of the Company Subsidiaries has received any written communication in the past two years from any Governmental Entity that alleges that the Company or any of the Company Subsidiaries is not in compliance in any material respect with any applicable Law.

     SECTION 3.07.  SEC Filings; Financial Statements; Absence of
Liabilities. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 1, 1998 (collectively, the "COMPANY SEC REPORTS"), and CareInsite has filed all forms, reports and documents required to be filed by it with the SEC since June 15, 1999 (collectively, the "CAREINSITE SEC REPORTS" and together with the Company SEC Reports, the "COMBINED SEC REPORTS"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Combined SEC Reports complied in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Combined SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except for CareInsite, no Company Subsidiary is required to file any form, report or other document with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Combined SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).

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        (c) Except for liabilities and obligations reflected on the consolidated balance sheet of the Company as of December 31, 1999 (including the notes thereto), liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 and other liabilities and obligations that would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

     SECTION 3.08. Absence of Certain Changes or Events. During the period commencing December 31, 1999 and ending on the date of this Agreement, there has not been:

        (a) a Company Material Adverse Effect;

        (b) any event, condition or occurrence which is reasonably likely to have a Company Material Adverse Effect; or

        (c) except as set forth in the Combined SEC Reports or as disclosed in connection with the other representations and warranties of the Company in this Agreement, any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 5.01(c) through (g) and (o) hereof.

     SECTION 3.09. Absence of Litigation. (a) As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, except as set forth in the Combined SEC Reports and would not have a Company Material Adverse Effect.

        (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, as of the date of this Agreement, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

     SECTION 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Company Subsidiary with respect to any current or former director, officer or employee of the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "COMPANY BENEFIT PLANS"), the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and
(vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

        (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Company Benefit Plans is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

        (c) The Company has made available to Parent (i) copies of all employment agreements and severance agreements with executive officers of the Company or CareInsite and (ii) copies of all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to its or such Company

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Subsidiary's employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits (including under the Company Stock Option Plans).

        (d) No Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person (except to the extent required by law).

     SECTION 3.11. Tax Matters. To the Knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the Knowledge of the Company, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

     SECTION 3.12.  Intellectual Property.  (a) "INTELLECTUAL PROPERTY" means
(i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, URLs, trade dress, logos, trade names, corporate names, and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, (iv) all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device) and all databases and data collections, and (v) confidential and proprietary information, including trade secrets and know-how.

        (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and to the Knowledge of the Company, no claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes or may infringe or misappropriates the Intellectual Property of any third party, (ii) with respect to each item of Intellectual Property owned by the Company and the Company Subsidiaries and material to the businesses of the Company and the Company Subsidiaries as currently conducted ("COMPANY OWNED INTELLECTUAL PROPERTY"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business, (iii) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the businesses of the Company and the Company Subsidiaries as currently conducted ("COMPANY LICENSED INTELLECTUAL PROPERTY"), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, (iv) to the Knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (v) to the Knowledge of the Company, no person is engaging in any activity that infringes the Company Owned Intellectual Property, (vi) to the Knowledge of the Company, each license of Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent expired in accordance with its terms, and (vii) to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

        (c) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, to the Knowledge of the Company, all Company Systems and Company Owned Intellectual Property are Year 2000 Compliant. For purposes hereof, "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) material to or necessary for the Company to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Company Systems and Company Owned Intellectual Property provide uninterrupted millennium functionality in that the Company Systems and Company Owned Intellectual Property will record,

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store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems and Company Owned Intellectual Property record, store, process, and present calendar dates falling on or before December 31, 1999.

     SECTION 3.13. Taxes. (a) Except as would not have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries,
(ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (A) are not yet delinquent or (B) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and
(iv) the Company and each of the Company Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

        (b) To the Knowledge of the Company, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

        (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

        (d) Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Company Material Adverse Effect.

        (e) Except as set forth in the financial statements described in Section 3.07, neither the Company nor any of the Company Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.14. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Company Proposal is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

     SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinions of Merrill Lynch & Co., Warburg Dillon Reed LLC and Donaldson, Lufkin & Jenrette Securities Corporation dated February 13, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

     SECTION 3.16 Brokers. No broker, finder or investment banker (other than Merrill Lynch & Co., Warburg Dillon Reed LLC and Donaldson, Lufkin & Jenrette Securities Corporation is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

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     SECTION 3.17.  Contracts.  Except for agreements listed as exhibits to any
Combined SEC Reports, none of the Company or any of the Company Subsidiaries is a party to any: (a) Contract which grants any person the exclusive right to any of the material assets of the Company or any of the Company Subsidiaries or purports to limit in any material respect the manner in which, or the localities in which, the Company or any of the Company Subsidiaries is entitled to conduct all or any material portion of the business of Company or any of the Company Subsidiaries; (b) Contract that requires the consent of, or terminates or becomes terminable by, any party other than the Company or any of the Company Subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such consent or the termination of such Contract could be reasonably expected to have a Company Material Adverse Effect; or (c) Contract of any sort, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $20,000,000. There is not, under any of the aforesaid obligations, any default by the Company or any of the Company Subsidiaries except for defaults or other events which would not have a Company Material Adverse Effect.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the Disclosure Letter of even date herewith delivered by Parent to the Company concurrently with the execution of this Agreement (the "PARENT DISCLOSURE LETTER") (it being agreed that disclosure of an item or fact in any section of the Parent Disclosure Letter shall not be deemed disclosed with respect to any other section of the Parent Disclosure Letter), Parent hereby represents and warrants to the Company that:

     SECTION 4.01. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of Parent (collectively, the "PARENT SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Parent Material Adverse Effect (as defined below). The term "PARENT MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (ii) the ability of Parent to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, but shall not include (x) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (1) the healthcare or electronic commerce industries or (2) the U.S. economy as a whole, (y) any change or adverse effect caused by, or relating to, the entering into of this Agreement, the consummation of the transactions contemplated hereby or the announcement thereof, or (z) any adverse effect due to legal or regulatory changes, effective after the date of this Agreement.

     SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of the Parent Certificate of Incorporation and the Parent By-Laws (as defined below). Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor any Parent Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

     SECTION 4.03. Capitalization. (a) The authorized capital stock of Parent consists of: (i) 600,000,000 shares of Parent Common Stock, of which 179,772,040 shares are issued and outstanding as of February 7, 2000 and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 155,951 shares are issued and outstanding as of February 7, 2000. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

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        (b) As of February 7, 2000, an aggregate of 65,701,201 shares of Parent
Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's stock option plans and outstanding warrants to purchase Parent Common Stock. (Stock options granted by Parent pursuant to its stock option plans and warrants are referred to in this Agreement as "PARENT OPTIONS AND WARRANTS".) No options or warrants to acquire shares of Parent Common Stock have been granted from February 7, 2000 to the date of this Agreement.

        (c) Except as set forth in Section 4.03(a) and (b) above, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary, other than a Parent Subsidiary that is wholly owned by Parent and other Parent Subsidiaries, or any other Person.

        (d) The shares of Parent Common Stock to be issued in the Merger pursuant to Section 2.01(a) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by Law, the Certificate of Incorporation of Parent or Amended and Restated By-Laws of Parent (the "PARENT BY-LAWS") or any agreement or arrangement to which the Parent is a party or is bound.

     SECTION 4.04. Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to the terms and conditions of this Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of the outstanding shares of Parent Common Stock, and the filing and recordation of the appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

     SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation of Parent or the Parent By-Laws or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract, except, with respect to clauses

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(ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not have a Parent Material Adverse Effect.

        (b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the applicable requirements, if any, of the Exchange Act and the Securities Act, Blue Sky Laws, the NASD, state takeover Laws, the HSR Act, filings or approvals required under the competition Laws of foreign jurisdictions, and the filing and recordation of the Certificate of Merger as required by Delaware Law, (ii) the request that the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger be listed for trading on the Nasdaq National Market, and (iii) for such consents, approvals, authorizations or permits, or such filings or notifications, the failure to obtain or make as would not prevent consummation of the Merger and would not have a Parent Material Adverse Effect.

     SECTION 4.06. Permits; Compliance. (a) Except as set forth in the Parent SEC Reports (as defined in Section 4.07), Parent and the Parent Subsidiaries are in possession and are in compliance with the terms of all Permits that are required for the operation of the business except for such Permits, the absence of which would not have a Parent Material Adverse Effect (collectively, the "PARENT PERMITS"). Except as set forth in the Parent SEC Reports, no suspension or cancellation of any Parent Permit is pending or, to the Knowledge of Parent, threatened, except with respect to Parent Permits the suspension or cancellation of which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, the business of Parent and the Parent Subsidiaries has been and is being conducted in compliance with all applicable Laws. Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permit. Except as set forth in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or the Parent Subsidiaries is pending or, to the Knowledge of Parent, threatened in writing, other than, in each case, those which would not have a Parent Material Adverse Effect; and neither Parent nor any of the Parent Subsidiaries has received any written communication in the past two years from any Governmental Entity that alleges that Parent or any of the Parent Subsidiaries is not in compliance in any material respect with any applicable Law.

     SECTION 4.07.  SEC Filings; Financial Statements; Absence of
Liabilities. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since February 1, 1999 (collectively, the "PARENT SEC REPORTS"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Parent SEC Reports complied in all material aspects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Parent SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).

        (c) Except for liabilities and obligations reflected on the consolidated balance sheet of Parent as of September 30, 1999 (including the notes thereto), liabilities and obligations incurred in the ordinary course of

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business consistent with past practice since September 30, 1999 and liabilities and obligations arising under this Agreement and the CareInsite Merger Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

     SECTION 4.08. Absence of Certain Changes or Events. During the period commencing September 30, 1999 and ending on the date of this Agreement, there has not been:

        (a) a Parent Material Adverse Effect;

        (b) any event, condition or occurrence which is reasonably likely to have a Parent Material Adverse Effect; or

        (c) except as set forth in the Parent SEC Reports or as disclosed in connection with the other representations and warranties of Parent in this Agreement, any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 5.02(c) through (f) and (i) hereof

     SECTION 4.09. Absence of Litigation. (a) Except as set forth in the Parent SEC Reports, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, except as would not have a Parent Material Adverse Effect.

        (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, as of the date of this Agreement neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

     SECTION 4.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA), maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "PARENT BENEFIT PLANS"), Parent has made available to the Company a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such Parent Benefit Plan, (iii) each trust agreement relating to such Parent Benefit Plan, (iv) the most recent summary plan description for each Parent Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

        (b) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law, except as would not have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Parent Benefit Plans is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

        (c) Parent has made available to the Company (i) copies of all employment agreements and severance agreements with executive officers of Parent or any Parent Subsidiary and (ii) copies of all plans, programs, agreements and other arrangements of Parent or any Parent Subsidiary with or relating to its or such Parent Subsidiary's employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of Parent or any Parent Subsidiary under any Parent Benefit Plan or

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otherwise, (ii) increase any benefits otherwise payable under any Parent Benefit
Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits (including under the stock option plans of Parent).

        (d) No Parent Benefit Plan provides retiree medical or retiree life insurance benefits to any person (except to the extent required by Law).

     SECTION 4.11. Tax Matters. To the Knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under
Section 368(a) of the Code. To the Knowledge of Parent, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under
Section 368(a) of the Code.

     SECTION 4.12. Intellectual Property. (a) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, (i) to the Knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and to the Knowledge of Parent, no claim has been asserted to Parent that the conduct of the business of Parent and the Parent Subsidiaries as currently conducted infringes or may infringe or misappropriates the Intellectual Property of any third party, (ii) with respect to each item of Intellectual Property owned by Parent and the Parent Subsidiaries and material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("PARENT OWNED INTELLECTUAL PROPERTY"), Parent or a Parent Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business,
(iii) with respect to each item of Intellectual Property licensed to Parent or a Parent Subsidiary that is material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("PARENT LICENSED INTELLECTUAL PROPERTY"), Parent or a Parent Subsidiary has the right to use such Parent Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Parent Licensed Intellectual Property, (iv) to the Knowledge of Parent, the Parent Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (v) to the Knowledge of Parent, no person is engaging in any activity that infringes the Parent Owned Intellectual Property, (vi) to the Knowledge of Parent, each license of Parent Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent expired in accordance with its terms, and (vii) to the Knowledge of Parent, no party to any license of the Parent Licensed Intellectual Property is in breach thereof or default thereunder.

        (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, to the Knowledge of Parent, all Parent Systems and Parent Owned Intellectual Property are Year 2000 Compliant. For purposes hereof, "Parent Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) material to or necessary for Parent to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Parent Systems and Parent Owned Intellectual Property provide uninterrupted millennium functionality in that the Parent Systems and Parent Owned Intellectual Property will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Parent Systems and Parent Owned Intellectual Property record, store, process, and present calendar dates falling on or before December 31, 1999.

     SECTION 4.13. Taxes. (a) Except as would not have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

        (b) To the Knowledge of Parent, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent or any of the Parent Subsidiaries, nor has Parent or any of the Parent

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Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

        (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

        (d) Neither Parent nor any of the Parent Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of the Parent Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Parent Material Adverse Effect.

        (e) Except as set forth in the financial statements described in Section 4.07, neither Parent nor any of the Parent Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Parent Material Adverse Effect.

     SECTION 4.14. Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock at the Parent Stockholders' Meeting (as defined below) is required to approve the Parent Proposal. No other vote of the stockholders of Parent is required by Law, the Certificate of Incorporation of Parent, the Parent By-Laws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

     SECTION 4.15. Opinion of Financial Advisor. Parent has received the opinion of Morgan Stanley & Co., Incorporated, dated February 13, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent.

     SECTION 4.16. Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co., Incorporated and FleetBoston Robertson Stephens, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 4.17. Contracts. Except for agreements listed as exhibits to any Parent SEC Reports, none of Parent or any of the Parent Subsidiaries is a party to any: (a) Contract which grants any person the exclusive right to any of the material assets of Parent or any of the Parent Subsidiaries or purports to limit in any material respect the manner in which, or the localities in which, the Parent or any of the Parent Subsidiaries is entitled to conduct all or any material portion of the business of Parent or any of the Parent Subsidiaries;
(b) Contract that requires the consent of, or terminates or becomes terminable by, any party other than the Parent or any of the Parent Subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such consent or the termination of such Contract could be reasonably expected to have a Parent Material Adverse Effect; or (c) Contract of any sort, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $20,000,000. There is not, under any of the aforesaid obligations, any default by Parent or any of the Parent Subsidiaries except for defaults or other events which would not have a Parent Material Adverse Effect.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement or Section 5.01 of the Company Disclosure Letter, unless Parent shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

        (a) the Company and the Company Subsidiaries shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees,

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customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.01 or
Section 6.07 shall be deemed a breach of this Section 5.01(a);

        (b) neither the Company nor any Company Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents, except for the issuance of preferred stock in connection with acquisitions permitted pursuant to Section 5.01(f)(i);

        (c) neither the Company nor any Company Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, except for (i) the issuance of any shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof in accordance with the respective terms thereof, (ii) the issuance, in the ordinary course of business and consistent with past practice, of Company Stock Options to purchase a maximum of 450,000 shares of Company Common Stock pursuant to Company Stock Option Plans in effect on the date of this Agreement in connection with the commencement of the employment of any Person by the Company or any Company Subsidiary and the shares of Company Common Stock issuable pursuant to such Company Stock Options, in accordance with the terms of the Company Stock Option Plans, (iii) issuances by a direct or indirect wholly owned subsidiary of the Company of capital stock to such subsidiary's parent, and (iv) issuances of capital stock in acquisitions permitted under Section 5.01(f);

        (d) neither the Company nor any Company Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of the Company to such subsidiary's parent;

        (e) neither the Company nor any Company Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after the consummation of such transaction;

        (f) neither the Company nor any Company Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, (x) for or with a fair market value in excess of $500,000,000 or (y) in the case of acquisitions, as could reasonably be expected to result in any (A) delay in the consummation of the Merger or the transactions contemplated herein or (B) decrease in the likelihood that the conditions set forth in Sections 7.01(d) and
(e) would be satisfied, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of the Company to a direct or indirect wholly owned Company Subsidiary or indebtedness of a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary, or (C) indebtedness that in the aggregate does not exceed $100,000,000;

        (g) neither the Company nor any Company Subsidiary shall change its method of accounting in effect at December 31, 1999, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

        (h) neither the Company nor any Company Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

        (i) neither the Company nor any Company Subsidiary shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

        (j) neither the Company nor any Company Subsidiary shall enter into any new employment Contract or make any material commitment to employees (including any commitment to pay severance, retirement or other material benefits) except in the ordinary course of business and consistent with past practice;

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        (k) neither the Company nor any Company Subsidiary shall increase the compensation (including material fringe benefits) payable or to become payable to any officer, director, or employee, except (x) general hourly rate increases and normal merit increases for employees other than executive officers made in the ordinary course of business and consistent with past practice and (y) for increases committed to prior to the date of this Agreement and not in contemplation thereof;

        (l) neither the Company nor any Company Subsidiary shall make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business or pursuant to commitments made prior to the date of this Agreement and not in contemplation thereof;

        (m) neither the Company nor any Company Subsidiary shall waive any stock repurchase rights, accelerate, amend or change the period of exercisability of outstanding options, reprice outstanding options granted under any Company Stock Option Plans or authorize cash payments in exchange for any outstanding options granted under any of such plans;

        (n) neither the Company nor any Company Subsidiary shall grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof or adopt any new severance plan;

        (o) neither the Company nor any Company Subsidiary shall transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of them, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

        (p) not materially modify or amend, or terminate any Contract referred to in Section 3.17 of this Agreement (including any of the Company Stock Plans) to which the Company or any Company Subsidiary is a party or waive, release, or assign any material rights or claims thereunder, in any such case in a manner materially adverse to Parent.

        (q) neither the Company nor any Company Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.01(b) through
(p); and

        (r) the Company will (i) use its reasonable best efforts to consummate the transactions contemplated by the agreements listed in Section 5.02(r) of the Company Disclosure Letter in accordance with the terms thereof, (ii) not take any action which would materially adversely impact the timing of the closing of such transactions or the ability of the Company to satisfy the conditions precedent to the closing of such transactions, and (iii) not waive or amend any material provision of such agreements without the prior written approval of Parent;

provided, that CareInsite shall not be prohibited from taking any action under this Section 5.01 which the board of directors of CareInsite determines is consistent with its fiduciary duties to the stockholders of CareInsite (other than the Company or any other Company Subsidiary).

     SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement or Section
5.02 of the Parent Disclosure Letter, unless the Company shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

        (a) Parent and the Parent Subsidiaries shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by Parent or any Parent Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.02 or Section 6.07 shall be deemed a breach of this Section 5.02(a);

        (b) neither Parent nor any Parent Subsidiary shall amend or otherwise change its Certification of Incorporation or By-Laws or equivalent organizational documents, except for the issuance of preferred stock in connection with acquisitions permitted pursuant to Section 5.02(e);

        (c) neither Parent nor any Parent Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of Parent or

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any Parent Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, except for (i) the issuance of shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date hereof in accordance with the terms thereof,
(ii) the issuance, in the ordinary course of business and consistent with past practice, of Parent Stock Options to purchase shares of Parent Common Stock pursuant to Parent Stock Option Plans in effect on the date of this Agreement and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Option Plans, (iii) issuances for Parent's Employee Stock Purchase Plan, (iv) issuances by a direct or indirect wholly owned subsidiary of Parent of capital stock to such subsidiary's parent, and (v) issuances of capital stock in acquisitions permitted under Section 5.02(e);

        (d) neither Parent nor any Parent Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of Parent to such subsidiary's parent;

        (e) neither Parent nor any Parent Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, for or with a fair market value in excess of $500,000,000 and, in the case of acquisitions, as could reasonably be expected to result in any (A) delay in the consummation of the Merger or the transactions contemplated herein or (B) decrease in the likelihood that the conditions set forth in Sections 7.01(d) and (e) would be satisfied, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of Parent to a direct or indirect wholly owned Parent Subsidiary or indebtedness of a direct or indirect wholly owned Parent Subsidiary to Parent or another direct or indirect wholly owned Parent Subsidiary, or (C) indebtedness that in the aggregate does not exceed $100,000,000;

        (f) neither Parent nor any Parent Subsidiary shall change its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

        (g) neither Parent nor any Parent Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

        (h) neither Parent nor any Parent Subsidiary shall make any material tax election or settle or compromise any federal, state, local, or foreign income tax liability;

        (i) not materially modify or amend, or terminate any Contract referred to in Section 4.17 of this Agreement (including Parent Stock Plans) to which Parent or any Parent Subsidiary is a party or waive, release, or assign any material rights or claims thereunder, in any such case in a manner materially adverse to the Company;

        (j) neither the Company nor any Company Subsidiary shall transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of them, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

        (k) neither Parent nor any Parent Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.02(b) through (j); and

        (l) Parent will (i) use its reasonable best efforts to consummate the transactions contemplated by the agreements listed in Section 5.02(l) of the Parent Disclosure Letter in accordance with the terms thereof, and (ii) not take any action which would materially adversely delay the closing of such transactions or the ability of Parent to satisfy the conditions precedent to the closing of such transactions and (iii) not waive or amend any material provision of such agreements without the prior written approval of the Company.

     SECTION 5.03. Adverse Changes in Condition. Each party agrees (i) to give written notice promptly to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (A) is reasonably likely to have a Parent Material Adverse Effect or

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a Company Material Adverse Effect, or (B) would cause or constitute a breach of any of its representations, warranties, agreements or covenants contained herein, such that the conditions set forth in Section 7.02 or Section 7.03 with respect to such party (as appropriate) would not be satisfied as of the time of such breach or as of the time of such representation or warranty shall have become untrue, and (ii) to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Registration Statement; Joint Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") relating to the meetings of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") and Parent's stockholders (the "PARENT STOCKHOLDERS' MEETING" and, together with the Company Stockholders' Meeting, the "STOCKHOLDERS' MEETINGS") to be held to consider approval and adoption of this Agreement and the Merger by the Company's stockholders and the approval of the Parent Proposal by Parent's stockholders and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall promptly furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders.

        (b) (i) The Proxy Statement shall include the recommendation of the Company Board to the holders of Company Common Stock in favor of the Company Proposal; provided, however, that the Company Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Company Board determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Company Board to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, such a withdrawal, modification or change, in such recommendation shall not relieve the Company in any way whatsoever of its other obligations under this Section 6.01 or its obligations under Section 6.02 of this Agreement.

          (ii) The Proxy Statement shall include the recommendation of the Parent Board to the holders of Parent Common Stock in favor of approval of the Parent Proposal; provided, however, that the Parent Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Parent Board to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, such a withdrawal, modification or change, in such recommendation shall not relieve Parent in any way whatsoever of its other obligations under this Section 6.01 or its obligations under Section 6.02 of this Agreement.

        (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld

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or delayed). Parent and the Company shall each advise the other, promptly after the receipt of notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        (d) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Parent and the Company, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.02. Stockholders' Meetings. (a) The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable for the purpose of voting upon the approval of the Company Proposal by the Company's stockholders and the approval of the Parent Proposals by Parent's stockholders, as the case may be, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

        (b) Parent shall use its reasonable best efforts to solicit from holders of Parent Common Stock proxies in favor of approval of the Parent Proposal, and shall take all other action necessary or advisable to secure the vote or consent of holders of Parent Common Stock required by the rules of the NASDAQ or Delaware Law to obtain approval of the Parent Proposal, except to the extent that the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that doing so could reasonably be deemed to cause the Parent Board to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Parent Common Stock shall not constitute a breach of this Agreement by Parent. Notwithstanding anything to the contrary contained in this Agreement, such failure to solicit proxies in favor of the approval of the Parent Proposal shall not relieve Parent in any way whatsoever of its obligations under Section 6.01 of this Agreement or its other obligations under this Section 6.02.

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        (c) The Company shall use its reasonable best efforts to solicit from holders of Company Common Stock proxies in favor of the Company Proposal, and shall take all other action necessary or advisable to secure the vote or consent of holders of Company Common Stock required by the rules of the NASDAQ or Delaware Law to obtain the approval of the Company Proposal, except to the extent that the Company Board determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that doing so could reasonably be deemed to cause the Company Board to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Company Common Stock shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary contained in this Agreement, such failure to solicit proxies in favor of the approval and adoption of the Agreement and the Merger shall not relieve the Company in any way whatsoever of its obligations under Section 6.01 of this Agreement or its other obligations under this Section 6.02.

     SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

        (b) With respect to information that is made available by one party to another pursuant to Section 6.03(a) or pursuant to any other provision of this Agreement, the receiving party shall comply with, and shall cause its Representatives to comply with, the provisions relating to confidentiality contained in the Confidentiality Agreement currently in existence between the parties (the "CONFIDENTIALITY AGREEMENT").

        (c) No investigation by either the Company or Parent shall affect the representations and warranties of the other.

     SECTION 6.04. No Solicitation of Transactions. (a) The Company agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, it shall not, and that it shall cause its Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, the Company or any Company Subsidiary (any such proposal or offer being hereinafter referred to as a "COMPANY ACQUISITION PROPOSAL"). The Company further agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to the Company or any Company Subsidiary to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal or accept a Company Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(a) shall prevent the Company or the Company Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Company Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Company Acquisition Proposal to the holders of Company Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Company Board concludes in good faith (after consultation with its financial advisors) that such Company Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Company Common Stock than the transaction contemplated by this Agreement (any such more favorable Company Acquisition Proposal being referred to in this Agreement as a "COMPANY SUPERIOR PROPOSAL"), (B) the Company Board determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that such action could reasonably be deemed to be

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necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding the Company to any Person or any of such Person's Representatives in connection with a Company Superior Proposal by such Person, the Company receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement, (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Company Superior Proposal by such Person, the Company notifies Parent promptly of the receipt of such Company Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof, and (E) the Company has not breached its obligations under the first sentence of this Section 6.04(a). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will take the necessary steps to promptly inform each Representative of the Company of the obligations undertaken in this Section 6.04(a).

        (b) Parent agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with
Article VIII, it shall not, and that it shall cause its Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, Parent or any Parent Subsidiary that, in any such case, could reasonably be expected to preclude the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "PARENT ACQUISITION PROPOSAL"). Parent further agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to Parent or any Parent Subsidiary to any Person relating to a Parent Acquisition Proposal or engage in any negotiations concerning a Parent Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Parent Acquisition Proposal or accept a Parent Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(b) shall prevent Parent or the Parent Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal;
(ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Parent Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Parent Acquisition Proposal to the holders of Parent Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Parent Board concludes in good faith (after consultation with its financial advisors) that such Parent Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Parent Common Stock than the transaction contemplated by this Agreement (any such more favorable Parent Acquisition Proposal being referred to in this Agreement as a "PARENT SUPERIOR PROPOSAL"), (B) the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding Parent or any Parent Subsidiary to any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement, (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent notifies the Company promptly of the receipt of such Parent Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof, and (E) Parent has not breached its obligations under the first sentence of this Section 6.04(b). Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Parent agrees that it shall keep the Company informed, on a cur rent basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Parent agrees that it will take

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the necessary steps to promptly inform each Representative of Parent of the obligations undertaken in this Section 6.04(b).

     SECTION 6.05. Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company and each person who served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES"), to the fullest extent permitted under applicable Law, against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or fiduciary, including, without limitation, the transactions contemplated by this Agreement (and shall also advance, or cause to be advanced, expenses as incurred to the fullest extent permitted under applicable Law). Parent agrees that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation and By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. From and after the Effective Time, Parent shall assume the obligations of the Company to provide indemnification to Indemnified Parties under indemnification agreements or similar contracts.

        (b) Without limiting or expanding the foregoing, in the event any claim, action, suit, proceeding or investigation (a "CLAIM") that is subject to Section 6.05(a) is brought against any Indemnified Party at or after the Effective Time,
(i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Parent and the Surviving Corporation, (ii) Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Parent nor the Surviving Corporation shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.05, upon learning of any such Claim, shall notify Parent (but the failure so to notify Parent shall not relieve Parent and the Surviving Corporation from any liability that either may have under this
Section 6.05 except to the extent such failure materially prejudices them). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless, under applicable standards of professional conduct, there is or would reasonably be expected to be a conflict on any significant issue between the positions of any two or more Indemnified Parties.

        (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing other terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided further that Parent shall not be required to maintain such policies to the extent that the annual premiums (or incremental annual premiums in the case of substitute policies that provide coverage to other Persons or for other matters) exceed 200% of the most recent annual premium paid for such policies by he Company.

     SECTION 6.06. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries, as the case may be, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to

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the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. The parties hereto shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

        (b) Parent and the Company shall file as soon as practicable (but not later than five business days) after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

        (c) Each of the Company and Parent agree to cooperate and use their best efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Notwithstanding any other provision of this Agreement to the contrary, each of the Company and Parent also agree, if requested by the other, to take any and all actions as is or may be required by Governmental Entities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or the other transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that Parent and the Parent Subsidiary shall not be required to take any actions otherwise required hereunder if the effect of such action would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries, all taken as a whole.

     SECTION 6.07. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

        (b) As of the date hereof, to the Company's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(f) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by
Section 7.01(f).

        (c) As of the date hereof, to Parent's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(f) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by Section 7.01(f).

     SECTION 6.08. Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the

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parties hereto shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or the activities and operations of the other party and shall not issue any such release or make any such statement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

     SECTION 6.09. NASDAQ Listing. Parent shall promptly prepare and submit to the NASDAQ a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice to the NASDAQ of issuance, and the Company shall cooperate with Parent with respect to such listing.

     SECTION 6.10. Conveyance Taxes. Parent shall be liable for and shall hold the Company and the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, but not including income taxes. The parties acknowledge that this Section 6.10 is specifically intended to benefit the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time.

     SECTION 6.11. Governance. (a) Immediately following the Effective Time, Parent shall cause the following changes to the Parent Board, which changes shall be effected as promptly as possible following the Effective Time:

          (i) the appointment of Martin J. Wygod as a director of Parent Board

          (ii) the appointment of 2 additional individuals, designated by the Company Board, as in existence on the date hereof, to the Parent Board (such directors and Martin J. Wygod being, the "INITIAL COMPANY DESIGNEES");

          (iii) the appointment of at least one Initial Company Designee to each committee of the Parent Board (including the compensation committee and the governance or executive committee); and

          (iv) the appointment of Martin J. Wygod as co-chairman of the Parent Board.

        (b) Parent shall cause the Parent Board to consist of 12 directors, out of which three directorships shall be vacant, immediately prior to the Effective Time.

        (c) Parent shall cause each of the Initial Company Designees to be appointed to serve as a director of the Parent Board. Martin J. Wygod shall serve for an initial term of no less than three years. The other Initial Company Designees shall serve as a director of the Parent Board for an initial term of no less than 1 year. Thereafter, the Parent shall nominate such Initial Company Designees to serve on the Parent Board to ensure that each of the Initial Company Designees serve for at least 3 years from the Effective Time. In the event of removal, resignation or other inability of an Initial Company Designee to serve, the Company Board, as in existence on the date hereof, shall appoint another individual to complete the term of such Initial Company Designee.

        (d) KippGroup. Martin J. Wygod shall be the final arbiter on behalf of Parent and the Company, with full authority, with respect to the matters provided for in Sections 1.02(b) 1.02(c) 1.02(d), 2.02(f), 1.02(g),1.02(h),
2.06, 2.07, 2.08 and 2.09 of the Stock Purchase Agreement, dated January 13, 1999, among Synetic, Inc., David R, Kipp and James P. Kipp, until such time as the matters referred to in such sections have been finally and fully resolved.

     SECTION 6.12. Employee Benefit Matters. (a) Parent hereby agrees that, for a period of two years immediately following the Effective Time the Surviving Corporation shall, or shall cause the Company Subsidiaries to, maintain employee benefit plans, programs and arrangements for the benefit of active and retired employees of the Company and the Company Subsidiaries that in the aggregate will provide compensation and benefits that are substantially equivalent to the compensation and benefits provided to such active and retired employees under the employee benefit plans, programs and arrangements of the Company and the Company Subsidiaries as in effect

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immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary in light of applicable Law. From and after the Effective Time, the Surviving Corporation shall honor, and shall cause the Company Subsidiaries to honor, in accordance with their terms, all existing employment and severance agreements and arrangements and severance, termination protection and bonus plans which are applicable to any current or former employees or directors of the Company or any of the Company Subsidiaries and that have been disclosed or made available to Parent.

        (b) With respect to any benefits plans of Parent or Parent Subsidiaries in which the officers and employees of the Company and the Company Subsidiaries participate after the Effective Time, the Surviving Corporation shall use reasonable efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Effective Time, excluded from participation in a Company benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) other than with respect to vesting credit with respect to Parent options granted to such officers and employees (other than pursuant to Section 2.04), recognize all service of such officers and employees with the Company and the Company Subsidiaries (and their respective predecessors) for all purposes (including without limitation purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

        (c) Following the Effective Time, the Surviving Corporation shall or shall cause the Company Subsidiaries, as applicable, to continue to maintain the Porex 401(k) Savings Plan and related trust (the "POREX SAVINGS PLAN") for the benefit of the employees of Porex Corporation and the participating employers thereunder for a period of time which shall be not less than the number of plan years necessary to allocate the "Surplus Account" transferred to the Porex Savings Plan, as a qualified replacement plan, from the terminated Pension Plan for Employees of Porex Technologies Corp. and its related trust (the "PENSION PLAN"). For purposes of determining allocations of such contributions to participants under the Porex Savings Plan each plan year, the level of employer contributions in place immediately prior to the Effective Time shall continue in effect during the time period necessary to allocate 100% of the "Surplus Account", including any earnings thereon, to the accounts of such participants, subject to the limitations of Section 415 of the Code. All allocations of employer contributions from the "Surplus Account" shall be fully vested and nonforfeitable for each participant. For purposes of this paragraph, "SURPLUS ACCOUNT" shall mean the amount of the Pension Plan assets which represents 100% of the full amount which Porex Corporation could receive as an employer reversion from the terminated Pension Plan following complete distribution of all liabilities under the Pension Plan and its related trust, plus any earnings thereon.

        (d) If at any time following the Effective Time but prior to the date two (2) years following the Effective Time, (i) Parent shall terminate any employee of the Company or any Company Subsidiary without "cause" (as defined below) or (ii) any such employee shall terminate his or her employment with Parent, the Company or any Company Subsidiary following a "material reduction in the duties" or material reduction in compensation of such employee or the relocation of such employee to a location more than 25 miles from such employee's existing work location, without the employee's consent, Parent shall cause all Company Stock Options granted to such employee to become fully exercisable upon such termination. A "MATERIAL REDUCTION IN THE DUTIES" of an employee means a substantive reduction in duties, not a change in title or reporting hierarchy occurring as a result of the Merger (including as a result of the Company being combined with Parent or becoming a subsidiary of Parent following the Merger). "CAUSE" means (A) repeated failure by an employee to perform his or her duties in any material respect following notice and a reasonable period of time to correct such failure; (B) an employee engaging in an act of dishonesty that is materially and demonstrably injurious to the Company or Parent; or (C) the conviction of an employee of a felony in respect of a dishonest or fraudulent act or other crime of moral

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turpitude involving Parent or the Company. In the case of any employee who is an executive officer of Parent, the Company or a Company Subsidiary, any assertion that "cause" exists shall be made only with the approval of the Parent Board. Notwithstanding the foregoing, in the case of a sale of a Company Subsidiary (or the assets thereof) that is treated, as a result of such sale, as a termination of employment of an employee of such Company Subsidiary for purposes of this
Section 6.12(d), the acceleration of vesting provided for herein shall be made subject to such further terms and conditions as the Parent Board may impose at the time of such sale.

     SECTION 6.13. Exemption From Liability Under Section 16(b). Assuming that the Company delivers to Parent the Section 16 Information (defined below) in a timely fashion, the Parent Board, or a committee of two or more Non-Employee Directors thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of Parent Common Stock in exchange for shares of the Company Common Stock, and of options for Parent Common Stock upon conversion of options for the Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "SECTION 16 INFORMATION" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of the Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options on the Company Common Stock held by each such Company Insider that are expected to be converted into options on Parent Common Stock in connection with the Merger. "COMPANY INSIDERS" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

     SECTION 6.14. Company Affiliates; Restrictive Legend; Restrictions on Transfer. Not later than 30 days prior to the Company Stockholders Meeting, the Company shall deliver to Parent a list of those Persons who may be deemed to be, in the Company's reasonable judgment at the time this Agreement is submitted for adoption by the Stockholders of the Company, affiliates of the Company within the meaning of Rule 145 promulgated under the 1933 Act (each a "RULE 145 AFFILIATE"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by the Company Stockholders who are Rule 145 Affiliates and there will be placed on the certificates representing such Parent Common Stock, or any substitution therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, OR (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

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        (b) the Company Proposal shall have been approved by the requisite affirmative vote of the stockholders of the Company in accordance with Delaware Law, the Certificate of Incorporation of the Company and the Company By-Laws;

        (c) the Parent Proposal shall have been approved by the requisite affirmative vote of the stockholders of Parent in accordance with Delaware Law, the Certificate of Incorporation of Parent and the Parent By-Laws;

        (d) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award (an "ORDER") or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable, which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

        (e) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

        (f) all conditions to the closing of the CareInsite Merger (except for the condition that the closing of the Merger shall have occurred) shall have been satisfied or, if permissible, waived as provided in the CareInsite Merger Agreement.

     SECTION 7.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following additional conditions:

        (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date or period of time shall remain true and correct as of such date or period of time, except where failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to such effect;

        (b) The Company shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect; and

        (c) Parent shall have received a written opinion of Nelson Mullins Riley & Scarborough, L.L.P., legal counsel to Parent, in form and substance reasonably satisfactory to Parent, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Parent and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, that if counsel to Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if counsel to the Company renders such opinion to Parent, which opinion shall be in form and substance reasonably satisfactory to Parent. In rendering such opinion, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, the Company and others. In addition, in the event that legal counsel cannot deliver tax opinions based on the Merger being structured as a merger of the Company with and into Parent or the CareInsite Merger being structured as a merger of CareInsite with and into ASC, the parties shall use their best efforts to restructure either or both of such mergers in a manner upon which legal counsel is able to deliver tax opinions.

     SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions:

        (a) Each of the representations and warranties of Parent contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time except where the failure to be so

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true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date or period of time shall remain true and correct as of such date or period of time, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. The Company shall have received a certificate of the President or Chief Financial Officer of Parent to such effect;

        (b) Parent shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to such effect; and

        (c) The Company shall have received a written opinion of Shearman & Sterling, legal counsel to the Company, in form and substance reasonably satisfactory to the Company, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Parent and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, that if counsel to the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to Parent renders such opinion to the Company, which opinion shall be in form and substance reasonably satisfactory to the Company. In rendering such opinion, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, the Company, and others. In addition, in the event that legal counsel cannot deliver tax opinions based on the Merger being structured as a merger of the Company with and into Parent or the CareInsite Merger being structured as a merger of CareInsite with and into ASC, the parties shall use their best efforts to restructure either or both of such mergers in a manner upon which legal counsel is able to deliver tax opinions.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

        (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

        (b) by either Parent or the Company if the Effective Time shall not have occurred on or before September 30, 2000 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

        (c) by either Parent or the Company, if any Governmental Entity (i) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or (ii) shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable;

        (d) by Parent if (i) the Company Board withdraws, modifies or changes its recommendation of the Company Proposal in a manner adverse to Parent or shall have resolved to do so, or (ii) the Company Board shall have recommended to the stockholders of the Company a Company Acquisition Proposal or shall have resolved to do so;

        (e) by the Company, if (i) the Parent Board withdraws, modifies or changes its recommendation of the Parent Proposal in a manner adverse to the Company or shall have resolved to do so or (ii) the Parent Board shall have recommended to the stockholders of Parent a Parent Acquisition Proposal or shall have resolved to do so;

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        (f) by either Parent or the Company, if the Company Proposal shall fail to receive the requisite vote at the Company Stockholders' Meeting; provided, however, the right to terminate this Agreement under this Section 8.01(f) shall not be available to the Company if the failure to obtain the requisite vote shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

        (g) by either Parent or the Company, if the Parent Proposal shall fail to receive the requisite vote at the Parent Stockholders' Meeting; provided, however, the right to terminate this Agreement under this Section 8.01(g) shall not be available to Parent if the failure to obtain the requisite vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement; or

        (h) by either Parent or the Company, if the CareInsite Merger Agreement is terminated in accordance with its terms.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, except (a) as provided in Sections
8.05 and 9.01 and (b) nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Company Proposal by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger and provided, further that the parties shall not amend any provision of this Agreement without the prior written consent of the special committee of CareInsite (which shall not be unreasonably withheld or delayed) if such amendment could reasonably be expected to delay the consummation of the CareInsite Merger or adversely affect CareInsite or its stockholders or would change the Exchange Ratio.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein; provided, however, that no such extension or waiver may be granted without the prior written consent of the special committee of CareInsite (which shall not be unreasonably withheld or delayed) if such extension or waiver could reasonably be expected to delay the consummation of the CareInsite Merger or adversely affect CareInsite or its stockholders or would change the Exchange Ratio. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement, including all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement. "EXPENSES" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

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        (b) The Company agrees that:

          (i) if (A) Parent shall terminate this Agreement pursuant to Section 8.01(d) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Company Acquisition Proposal, or

          (ii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(f) due to the failure of the Company's stockholders to approve this Agreement and (B) at the time of such failure to so approve this Agreement there shall exist a Company Acquisition Proposal, then the Company shall pay to Parent an amount equal to the sum of $200,000,000 (the "COMPANY ALTERNATIVE TRANSACTION FEE") and all of Parent's Expenses; provided, however, that Parent shall not, upon a termination pursuant to Section 8.01(d) by Parent or pursuant to Section 8.01(f) by Parent or the Company, be entitled to receive the Company Alternative Transaction Fee or any of Parent's Expenses pursuant to this Section 8.05(b) if the Company Board shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Parent due solely to a breach by Parent of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, which breach is not cured by Parent within 10 days following notice of such breach, and would cause the conditions set forth in Sections 7.03(a) and 7.03(b) to not be satisfied.

        (c) Parent agrees that:

          (i) if (A) the Company shall terminate this Agreement pursuant to
Section 8.01(e) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Parent Acquisition Proposal, or

          (ii) if (A) the Company or Parent shall terminate this Agreement pursuant to Section 8.01(g) due to the failure of Parent's stockholders to approve the Parent Proposal and (B) at the time of such failure to so approve this Agreement there shall exist a Parent Acquisition Proposal, then Parent shall pay to the Company an amount equal to the sum of $130,000,000 (the "PARENT ALTERNATIVE TRANSACTION FEE") and all of the Company's Expenses; provided, however, that the Company shall not, upon a termination pursuant to Section 8.01(e) by the Company or pursuant to Section 8.01(g) by the Company or Parent, be entitled to receive the Parent Alternative Transaction Fee or any of the Company's Expenses pursuant to this Section 8.05(c) if the Parent Board shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company due solely to a breach by the Company of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach is not cured by the Company within 10 days following notice of such breach, and would cause the conditions set forth in Sections 7.02(a) and 7.02(b) to not be satisfied.

        (d) Each of the Company and Parent agrees that the agreements contained in Sections 8.05(b) and (c) are an integral part of the transactions contemplated by this Agreement. Each of the Company and Parent agrees that the payments provided for in Sections 8.05(b) and (c) shall be the sole and exclusive remedies of the parties upon a termination of this Agreement pursuant to Sections 8.01(d), (e), (f) and (g), as the case may be, and such remedies shall be limited to the sums stipulated in Sections 8.05(b) and (c), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

        (e) Any payment of a Company Alternative Transaction Fee required to be made pursuant to Section 8.05(b) shall be made to Parent not later than two business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(b) shall be made not later than two business days after delivery to the Company by Parent of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of Parent (which itemization may be supplemented and updated from time to time by Parent until the 60th day after Parent delivers such notice of demand for payment). All payments to Parent under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by Parent.

                                      A-34
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        (f) Any payment of a Parent Alternative Transaction Fee required to be made pursuant to Section 8.05(c) shall be made to the Company not later than two business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(c) shall be made not later than two business days after delivery to Parent by the Company of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Company (which itemization may be supplemented and updated from time to time by the Company until the 60th day after the Company delivers such notice of demand for payment). All payments to the Company under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by the Company.

        (g) In the event that the Company or Parent, as the case may be, shall fail to pay any amount payable pursuant to this Section 8.05 when due, the other party's "Expenses" shall be deemed to include (i) the costs and expenses actually incurred or accrued by such other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with (ii) interest on such unpaid amounts, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Base Rate plus 2.00%.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01.  Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX shall survive the Effective Time for the respective periods set forth therein or, if no such period is specified, for six years and (b) the representations, warranties and agreements set forth in Sections 6.03(b), 6.08, 8.02, and 8.05 and this Article IX shall survive termination for the respective periods set forth therein or, if no such period is specified, for six years. Nothing in this Section 9.01 shall relieve any party for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     SECTION 9.02. Notices. (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to the Company:

          Medical Manager Corporation
          669 River Drive
          Center 2
          Elmwood Park, NJ 07407

          Telephone No.: (201) 703-3400
          Telecopier No.: (201) 703-3401
          Attention: James R. Love, CFO
     with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, NY 10022
          Telephone No.: (212) 848-4000
          Telecopier No.: (212) 848-7179
          Attention: Creighton O'M. Condon
                     Mark Roppel

     if to Parent:

          Healtheon/WebMD Corporation
          400 The Lenox Building
          3399 Peachtree Road NE
          Atlanta, GA 30326
          Telephone No.: (404) 495-7600
          Telecopier No.: (404) 479-7603
          Attention: Jack Dennison,
                     Executive Vice President, General Counsel

     with a copy to:

          Nelson Mullins Riley & Scarborough, L.L.P.
          Bank of America Corporate Center
          Suite 2600
          100 N. Tryon Street
          Charlotte, North Carolina 28202
          Telephone No.: (704) 417-3200
          Telecopier No.: (704) 377-4814
          Attention: H. Bryan Ives III
                     C. Mark Kelly

        (b) If this Agreement provides for a designated period after a notice within which to perform an act, such period shall commence on the date of receipt or refusal of the notice.

        (c) If this Agreement requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of delivery to the courier service, telecopying or mailing of the notice pursuant to which such right is exercised.

        (d) Notices of changes of address shall be effective only upon receipt.

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, except as otherwise provided herein, the terms set forth below shall have the following meanings:

        "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

        "beneficial owner" with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly,
(ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or

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

Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares.

        "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

        "Contract" means any agreement, contract, indenture, instrument, lease or any written arrangement, commitment, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, assets or business.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Knowledge" means, with respect to any matter in question, (i) in the case of the Company, if any of the executive officers of the Company has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility of such matters and (ii) in the case of Parent, if any of the executive officers of Parent has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility of such matters.

        "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association, limited liability company or entity or government, political subdivision, agency or instrumentality of a government.

        "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05. Assignment; Binding Effect; Benefit. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

        (b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II (which may be enforced by the beneficiaries thereof), Section 6.05, Section 8.02 and Section
8.03 (which is intended to be for the benefit of the Persons covered thereby and their respective heirs and representatives and may be enforced by such Persons) and Section 9.10 (which may be enforced by CareInsite).

     SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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     SECTION 9.07.  Governing Law; Forum.  (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

        (b) Each of the parties hereto irrevocably agrees that all legal actions or proceedings with respect to this Agreement shall be brought and determined in the courts of the State of Delaware or in the United States District Court for the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     SECTION 9.08. Interpretation. (a) If a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to February 13, 2000.

        (b) The parties hereto acknowledge that certain matters set forth in the Company Disclosure Letter and certain matters set forth in the Parent Disclosure Letter are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.

     SECTION 9.09. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties and the stockholders of the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Company Voting Agreement, the Parent Voting Agreement, the CareInsite Merger Agreement, and the Company Voting Agreements (as defined in the CareInsite Merger Agreement) all of which shall survive the execution and delivery of this Agreement.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF PARENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

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

     SECTION 9.12. Brokers and Finders. Except for Morgan Stanley & Co. Incorporated, and FleetBoston Robertson Stephens, Inc., the investment banker for Parent, and Merrill Lynch & Co., Warburg Dillon Reed LLC and Donaldson, Lufkin & Jenrette Securities Corporation, the investment bankers for the Company, each of the parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Parent or the Company in connection with the transactions contemplated hereby, each of Parent or the Company as the case may be, agrees to indemnify and hold the other parties harmless of and from any liability in respect of any such claim. The Company hereby represents and warrants to Parent that copies of all of its Contracts with its investment bankers set forth in this Section 9.12 have been made available to Parent. Parent hereby represents and warrants to the Company that copies of all of its Contracts with its investment bankers set forth in this
Section 9.12 have been made available to the Company.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       HEALTHEON/WEBMD CORPORATION

                                       By: /s/ JEFFREY T. ARNOLD
                                        ----------------------------------------
                                           Name: Jeffrey T. Arnold
                                           Title: Chief Executive Officer

                                       MEDICAL MANAGER CORPORATION

                                       By: /s/ JOHN KANG
                                        ----------------------------------------

                                           Name: John Kang
                                           Title: Co-Chief Executive Officer

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

                             AMENDMENT NO. 1 DATED
                              AS OF JUNE 18, 2000
                  TO THE AGREEMENT AND PLAN OF MERGER BETWEEN
                    HEALTHEON/WEBMD CORPORATION AND MEDICAL
               MANAGER CORPORATION, DATED AS OF FEBRUARY 13, 2000

     Amendment No. 1, dated as of June 18, 2000 (the "Amendment"), to the Agreement and Plan of Merger, dated as of February 13, 2000 (the "Merger Agreement"), between Healtheon/WebMD Corporation ("Parent") and Medical Manager Corporation (the "Company").

     PRELIMINARY STATEMENTS

     Parent and the Company are parties to the Merger Agreement. Capitalized terms not otherwise defined herein have the same meanings as specified in the Merger Agreement.

     Parent and the Company desire to amend the Merger Agreement as described herein.

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

          1. By-Laws. From and after the date hereof, Section 1.04(b) of the Merger Agreement shall be amended to insert the phrase "and after giving effect to the amendments contemplated by Section 6.11 of this Agreement" immediately following the phrase "as in effect immediately prior to the Effective Time".

          2. Directors and Officers.  From and after the date hereof, Section
     1.05 of the Merger Agreement shall be amended to read in full as follows:

        "Except as otherwise provided in Section 6.11 of this Agreement, (a) the directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and (b) the officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified."

          3. Exchange Ratio. From and after the date hereof, Section 2.01(a) of the Merger Agreement shall be amended to replace "1.65 shares" with "2.5 shares".

          4. Representations and Warranties of the Company. From and after the date hereof, Section 3.15 of the Merger Agreement shall be amended to read in full as follows:

             "The Company has received separate opinions of Merrill Lynch & Co. and UBS Warburg LLC dated June 18, 2000 to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock."

          5. Representations and Warranties of Parent. From and after the date hereof, Section 4.15 of the Merger Agreement shall be amended to read in full as follows:

             "Parent has received the opinion of Morgan Stanley & Co. Incorporated, dated June 18, 2000 that, as of such date, the Exchange Ratios in the Merger and the CareInsite Merger, taken together and not separately, are fair to Healtheon/WebMD from a financial point of view."

          6. Covenants of the Company.  From and after the date hereof, Section
     5.01 of the Merger Agreement shall be amended as follows:

             (a) The text of Sections 5.01(e), (j), (k), (l), (m) and (n) shall be deleted in their entirety and replaced with, in each case, "[RESERVED]";

             (b) Section 5.01(c)(ii) shall be amended to read in full as follows:

          "the issuance of Company Stock Options to purchase shares of Company Common Stock and the shares of Company Common Stock issuable pursuant to such Company Stock Options";

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

             (c) Section 5.01(c) shall be amended to add the following at the end of the existing clause (iii), and the existing clause (iv) shall be renumbered as clause (v):

          "(iv) the issuance by CareInsite of Series A Preferred Stock pursuant to the Subscription Agreement dated as of September 15, 1999 between CareInsite and America Online, Inc."

             (d) Section 5.01(f)(ii) shall be amended to delete the word "or" immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          ", and (D) loans or advances that in the aggregate do not exceed $10,000,000"; and

             (e) Section 5.01(p) shall be amended to delete the parenthetical clause in the second line.

          7. Covenants of Parent. From and after the date hereof, Section 5.02 of the Merger Agreement shall be amended as follows:

             (a) Section 5.02(c)(ii) shall be amended to read in full as follows:

          "the issuance of Parent Stock Options to purchase shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options";

             (b) Section 5.02(e)(ii) shall be amended to delete the word "or" immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          ", or (D) loans or advances that in the aggregate do not exceed $10,000,000.";

             (c) Section 5.02(j) shall be amended to replace the word "Company" in both places such word is used with the word "Parent"; and

             (d) Section 5.02(i) shall be amended to delete the parenthetical clause in the second line.

          8. Further Action; Consents; Filings.  From and after the date hereof,
     Section 6.06 of the Merger Agreement shall be amended as follows:

             (a) Section 6.06(a) shall be amended to add the following sentence at the end of existing clause (a):

          "Each of Parent and the Company shall use best efforts to certify by no later than July 30, 2000, and shall certify by no later than August 15, 2000, to the Department of Justice as required by Section 802.6(b) of the implementing rules for the HSR Act that such party has substantially complied with the request for additional information the parties received on May 24, 2000 in connection with their pre-merger notification filing under the HSR Act."

             (b) The proviso of the second sentence of Section 6.06(c) of the Merger Agreement shall be amended to read in full as follows:

          "provided, however, that neither Parent and the Parent Subsidiaries, on the one hand, nor the Company and the Company Subsidiaries, on the other hand, shall be required to take any actions otherwise required hereunder if the effect of such actions would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries, all taken as a whole."

          9. Governance. From and after the date hereof, Section 6.11 of the Merger Agreement shall be amended to read in full as follows:

             "SECTION 6.11. Governance. (a) Parent shall take any and all action necessary, sufficient and reasonably satisfactory to the Company (including, but not limited to, amending the Parent Certificate of

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

        Incorporation, Parent By-Laws and Parent Board's adoption of appropriate resolutions and solicitation of proxies) to, effective immediately upon the Effective Time:

               (i) amend Article III, Section 3.2 of the Parent By-Laws to read in full as follows:

                   "The number of directors of the corporation shall be 15. This number may be changed exclusively by a resolution duly adopted by the affirmative vote of a majority of the members of the board of directors then authorized by the by-laws, except as may otherwise be provided by the certificate of incorporation or by statute.

                   No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

               (ii) amend Sections of Parent By-Laws to read as set forth below:

                   (A) In Section 3.8, replace the clause "may be called by the chief executive officer" with "may be called by either of the co-chief executive officers";

                   (B) In Section 5.1, replace the clause "shall be a chief
              executive officer ("CEO")" with "shall be a chief executive officer ("CEO") or two co-chief executive officers (each, a "Co-CEO", and together, the "Co-CEOs"), and in the event that there are Co-CEOs and one or the other of them shall resign, be removed or otherwise not continue to serve as Co-CEO, then the remaining Co-CEO shall be the CEO exercising such power and authority as designated in these bylaws and by the board of directors of the corporation and there shall be no further Co-CEOs";

                   (C) In Section 5.3, replace the clause "or empower the CEO to appoint" with "or empower the CEO or either or both of the Co-CEOs to appoint";

                   (D) In Section 5.6, replace the clause "If there is no CEO, then the chairman of the board shall also be the CEO" with "If there is no Co-CEO or CEO then the chairman of the board shall also be the CEO";

                   (E) In Section 5.7, (1) replace the clause "the CEO of the corporation shall," with "the CEO shall, or each of the Co-CEOs of the corporation shall, separately and individually,", (2) replace the clause "He shall preside" with "The CEO or Co-CEOs shall preside", (3) replace the clause "He shall have the general powers" with "The CEO, or each Co-CEO shall have the general powers", and (4) replace the clause "vested in the CEO" with "vested in the chief executive officer";

                   (F) In Section 5.8, replace the entire section to read as
              follows:

                       "The president may assume and perform the duties of the
                  CEO in the absence or disability of the CEO or both Co-CEOs or whenever the offices of the CEO and Co-CEO are vacant. The president of the corporation shall exercise and perform such powers and duties as may from time to time be assigned to him by the board of directors, the CEO, either or both of the Co-CEOs or as may be prescribed by these bylaws. The president shall have the authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation. In the absence or nonexistence of the chairman of the board and the CEO or both Co-CEOs, he shall preside at all meetings of the stockholders and, in the absence or nonexistence of the chairman of the board and the CEO or both Co-CEOs, at all meetings of the board of directors and shall perform such other duties as the board of directors may from time to time determine.";

                   (G) In Section 5.9, replace the clause "disability of the
              CEO" with "disability of the CEO or both Co-CEOs"; and

                   (H) In Section 7.4, replace the clause "the CEO, the CFO or any other person authorized by the board of directors or the CEO," with "the CEO or each of the Co-CEOs, the CFO or any other person authorized by the board of directors, the CEO or either or both of the Co-CEOs,";

               (iii) provide that the Parent Board shall consist of:

                   (A) In Class I, 5 directors (the terms of which shall expire at the annual meeting of Parent's stockholders in 2002), consisting of (i) 3 persons holding such positions immediately prior to the Effective Time and (ii) 2 persons designated by the Company prior to the Effective Time and appointed by Parent Board effective as of the Effective Time;

                   (B) In Class II, 5 directors (the terms of which shall expire at the annual meeting of Parent's stockholders in 2003), consisting of (i) 3 persons holding such positions immediately prior to the Effective Time, at least 2 of whom are elected at the annual meeting of Parent's stockholders in 2000 and (ii) 2 persons designated by the Company Board prior to the Effective Time and appointed by Parent Board effective as of the Effective Time; and

                   (C) In Class III, 5 directors (the terms of which shall
              expire at the annual meeting of Parent's stockholders in 2001), consisting of (i) 2 persons holding such positions immediately prior to the Effective Time and (ii) 3 persons designated by the Company Board prior to the Effective Time and appointed by Parent Board effective as of the Effective Time.

               (iv) provide for the appointment to each committee of the Parent Board (including the Compensation Committee) of directors designated by the Company such that one half of the members of each committee will consist of such directors;

               (v) provide for the appointment of W. Michael Long, if he is able, willing and available to serve, as the Chairman of the Parent Board;

               (vi) provide for the appointment of Martin J. Wygod, if he is able, willing and available to serve, as Co-Chief Executive Officer of Parent;

               (vii) provide for the appointment of Jeffrey T. Arnold, if he is able, willing and available to serve, as Co-Chief Executive Officer of Parent;

               (viii) provide that Martin J. Wygod, so long as he is an officer or director of Parent, in addition to any other powers and duties, shall have full power and authority, on behalf of Parent, with respect to the matters provided for in Sections 1.02(b), (c), (d), (e), (g) and (h), 2.06, 2.07, 2.08 and 2.09 of the Stock Purchase Agreement, dated as of January 15, 1999, among Synetic, Inc., David R. Kipp and James P. Kipp, until such time as the matters referred to in such sections have been finally and fully resolved;

               (ix) provide for the appointment of Marvin P. Rich, if he is able, willing and available to serve, as President of Parent; and

               (x) provide for the amendment of the Parent Certificate of Incorporation, (A) Article VIII, Section 2 to delete, in its entirety, the first sentence and (B) Article I, to replace "Healtheon/ WebMD" with "WebMD".

             (b) Parent Board. Parent has no obligation to designate, nominate, or appoint persons to the Parent Board other than the nominees of the Company and as described in this Section 6.11(b). Pursuant to existing contractual arrangements, Parent shall nominate for election at the Parent Stockholders' meeting, and recommend to the stockholders of Parent the election of, Dennis B. Gillings and a designee of Microsoft Corporation as Class II directors to fill two of the positions referred to in Section 6.11(a)(iii)(B)(i) of the Merger Agreement.

             (c) Executives. Each of Parent and the Parent Subsidiaries and the Company and the Company Subsidiaries shall consult in writing with the other party prior to appointing or agreeing to appoint, any individual who on or after the Effective Time will hold a position as an executive officer of Parent or the Company, as the case may be.

          10. Conditions to the Obligations of the Company. From and after the date hereof, Section 7.03 of the Merger Agreement shall be amended to add a new Section 7.03(d) as follows:

             "(d) Parent shall have taken all actions as shall be necessary to comply with the provisions of Section 6.11;"

          11. Change in Name of Counsel. From and after the date hereof, (a) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." in Section 7.02(c) shall be amended to be a reference to "Alston & Bird L.L.P."; and

             (b) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." and its address in Section 9.02(a) shall be amended to read as follows:

         "Alston & Bird L.L.P.
         1211 East Morehead Street
         Charlotte, NC 28204
         Telephone No.: (704) 331-6002
         Telecopier No.: (704) 334-2014
         Attention: H. Bryan Ives III
                    C. Mark Kelly"

          12. Termination. From and after the date hereof, Section 8.01(b) of the Merger Agreement shall be amended to replace "September 30, 2000" with "November 30, 2000".

          13. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that:

             (a) The Company has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and the approval of the Merger Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and under the Merger Agreement and to consummate the transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          14. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that:

             (a) Parent has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and under the Merger Agreement and to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of the outstanding shares of Parent Common Stock, and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          15. Effect on Agreement. (a) From and after the date hereof, each reference in the Merger Agreement or any other agreement in connection therewith to "this Agreement", "hereunder", "hereof" or words of like import referring to the Merger Agreement, shall mean and be a reference to the Merger Agreement as amended by this Amendment.

             (b) The Merger Agreement as specifically amended hereby and subject to the conditions herein, is and shall remain in full force and effect and is in all respects ratified and confirmed.

             (c) The Company hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.03(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which the Company has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by Parent. Parent hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.02(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which Parent has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by the Company. Except as specifically set forth in this Amendment, the execution and delivery of this Amendment is not intended, and shall not operate, to affect in any way any rights or remedies a party may have with respect to the execution, delivery and performance of the Merger Agreement, including the representations, warranties and covenants contained therein, all of which rights or remedies are hereby expressly reserved.

          16. Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          17. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto to duly authorized, as of the date first above written.

                                      HEALTHEON/WEBMD CORPORATION

                                      By: /s/ JACK DENNISON
                                        ----------------------------------------
                                          Name: Jack Dennison
                                          Title: Executive Vice President and
                                                 General Counsel

                                      MEDICAL MANAGER CORPORATION

                                      By: /s/ CHARLES A. MELE
                                        ----------------------------------------
                                          Name: Charles A. Mele
                                          Title: Executive Vice President --
                                                 General Counsel and Secretary

                                                                         ANNEX B

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF FEBRUARY 13, 2000

                                     AMONG

                          HEALTHEON/WEBMD CORPORATION

                          AVICENNA SYSTEMS CORPORATION

                                      AND

                                CAREINSITE, INC.

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I  THE MERGER
  SECTION 1.01.   The Merger..................................................   B-2
  SECTION 1.02.   Effective Time; Closing.....................................   B-2
  SECTION 1.03.   Effect of the Merger........................................   B-2
  SECTION 1.04.   Certificate of Incorporation; By-Laws.......................   B-2
  SECTION 1.05.   Directors and Officers......................................   B-2
ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
  SECTION 2.01.   Conversion of Securities....................................   B-2
  SECTION 2.02.   Exchange of Certificates....................................   B-3
  SECTION 2.03.   Stock Transfer Books........................................   B-5
  SECTION 2.04.   Company Stock Options.......................................   B-6
  SECTION 2.05.   Company Warrants............................................   B-6
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ASC
  SECTION 3.01.   Organization and Qualification..............................   B-7
  SECTION 3.02.   Certificate of Incorporation and Bylaws.....................   B-7
  SECTION 3.03.   Capitalization..............................................   B-7
  SECTION 3.04.   Authority Relative to This Agreement........................   B-8
  SECTION 3.05.   No Conflict; Required Filings and Consents..................   B-8
  SECTION 3.06.   Permits; Compliance.........................................   B-9
  SECTION 3.07.   SEC Filings; Financial Statements; Absence of Liabilities...   B-9
  SECTION 3.08.   Absence of Certain Changes or Events........................  B-10
  SECTION 3.09.   Absence of Litigation.......................................  B-10
  SECTION 3.10.   Employee Benefit Plans......................................  B-10
  SECTION 3.11.   Tax Matters.................................................  B-11
  SECTION 3.12.   Intellectual Property.......................................  B-11
  SECTION 3.13.   Taxes.......................................................  B-12
  SECTION 3.14.   Vote Required...............................................  B-13
  SECTION 3.15.   Opinion of Financial Advisor................................  B-13
  SECTION 3.16.   Brokers.....................................................  B-13
  SECTION 3.17.   Contracts...................................................  B-13
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT
  SECTION 4.01.   Organization and Qualification..............................  B-13
  SECTION 4.02.   Certificate of Incorporation and By-Laws....................  B-14
  SECTION 4.03.   Capitalization..............................................  B-14
  SECTION 4.04.   Authority Relative to This Agreement........................  B-14
  SECTION 4.05.   No Conflict; Required Filings and Consents..................  B-15
  SECTION 4.06.   Permits; Compliance.........................................  B-15
  SECTION 4.07.   SEC Filings; Financial Statements; Absence of Liabilities...  B-15
  SECTION 4.08.   Absence of Certain Changes or Events........................  B-16
  SECTION 4.09.   Absence of Litigation.......................................  B-16
  SECTION 4.10.   Employee Benefit Plans......................................  B-16
  SECTION 4.11.   Tax Matters.................................................  B-17
  SECTION 4.12.   Intellectual Property.......................................  B-17
  SECTION 4.13.   Taxes.......................................................  B-18
  SECTION 4.14.   Vote Required...............................................  B-18
  SECTION 4.15.   Opinion of Financial Advisor................................  B-18
  SECTION 4.16.   Brokers.....................................................  B-18
  SECTION 4.17.   Contracts...................................................  B-18

                                                                                PAGE
                                                                                ----
ARTICLE V  CONDUCT OF BUSINESSES PENDING THE MERGER
  SECTION 5.01.   Conduct of Business by the Company Pending the Merger.......  B-19
  SECTION 5.02.   Conduct of Business by Parent Pending the Merger............  B-21
  SECTION 5.03.   Adverse Changes in Condition................................  B-22
ARTICLE VI  ADDITIONAL AGREEMENTS
  SECTION 6.01.   Registration Statement; Joint Proxy Statement...............  B-22
  SECTION 6.02.   Stockholders' Meetings......................................  B-24
  SECTION 6.03.   Access to Information; Confidentiality......................  B-24
  SECTION 6.04.   No Solicitation of Transactions.............................  B-25
  SECTION 6.05.   Directors' and Officers' Indemnification and Insurance......  B-26
  SECTION 6.06.   Amendment of Company Charter................................  B-27
  SECTION 6.07.   Further Action; Consents; Filings...........................  B-27
  SECTION 6.08.   Plan of Reorganization......................................  B-28
  SECTION 6.09.   Public Announcements........................................  B-28
  SECTION 6.10.   NASDAQ Listing..............................................  B-28
  SECTION 6.11.   Conveyance Taxes............................................  B-28
  SECTION 6.12.   [RESERVED]..................................................  B-28
  SECTION 6.13.   Employee Benefit Matters....................................  B-28
  SECTION 6.14.   Exemption From Liability Under Section 16(b)................  B-29
  SECTION 6.15.   [RESERVED]..................................................  B-30
  SECTION 6.16.   Company Affiliates; Restrictive Legend; Restrictions on
                  Transfer....................................................  B-30
ARTICLE VII  CONDITIONS TO THE MERGER
  SECTION 7.01.   Conditions to the Obligations of Each Party.................  B-30
  SECTION 7.02.   Conditions to the Obligations of Parent.....................  B-31
  SECTION 7.03.   Conditions to the Obligations of the Company................  B-31
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER
  SECTION 8.01.   Termination.................................................  B-32
  SECTION 8.02.   Effect of Termination.......................................  B-33
  SECTION 8.03.   Amendment...................................................  B-33
  SECTION 8.04.   Waiver......................................................  B-33
  SECTION 8.05.   Expenses....................................................  B-33
ARTICLE IX  GENERAL PROVISIONS
  SECTION 9.01.   Non-Survival of Representations, Warranties and
                  Agreements..................................................  B-34
  SECTION 9.02.   Notices.....................................................  B-34
  SECTION 9.03.   Certain Definitions.........................................  B-35
  SECTION 9.04.   Severability................................................  B-36
  SECTION 9.05.   Assignment; Binding Effect; Benefit.........................  B-36
  SECTION 9.06.   Specific Performance........................................  B-37
  SECTION 9.07.   Governing Law; Forum........................................  B-37
  SECTION 9.08.   Interpretation..............................................  B-37
  SECTION 9.09.   Counterparts................................................  B-37
  SECTION 9.10.   Entire Agreement............................................  B-37
  SECTION 9.11.   Waiver of Jury Trial........................................  B-38
  SECTION 9.12.   Brokers and Finders.........................................  B-38

     AGREEMENT AND PLAN OF MERGER dated as of February 13, 2000 (this "AGREEMENT") among Healtheon/WebMD Corporation, a Delaware corporation ("PARENT"), Avicenna Systems Corporation, a Massachusetts corporation ("ASC") and CareInsite, Inc., a Delaware corporation (the "COMPANY") and an indirect majority-owned subsidiary of Medical Manager Corporation.

                              W I T N E S S E T H

     WHEREAS, the Boards of Directors of Parent, ASC and the Company have each determined that it is in the best interests of their respective stockholders for Parent and the Company to combine their respective businesses upon the terms and conditions set forth herein;

     WHEREAS, in furtherance of such business combination, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") and the Business Corporation Law of the Commonwealth of Massachusetts ("MASSACHUSETTS LAW"), the Company will merge with and into ASC (the "MERGER");

     WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD"), by resolution adopted in accordance with Delaware Law, has appointed a special committee of independent members of the Company Board (the "SPECIAL COMMITTEE") which (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and has declared to be advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) has recommended that the stockholders of the Company approve and adopt this Agreement and the Merger (the "COMPANY PROPOSAL");

     WHEREAS, the Special Committee and the Company Board have considered the form and terms of the Agreement and Plan of Merger (the "MEDICAL MANAGER MERGER AGREEMENT"), dated as of the date of this Agreement, between Parent and Medical Manager Corporation ("MEDICAL MANAGER") and have determined that the transactions contemplated thereby are in the best interests of the Company and its stockholders and have approved such transactions;

     WHEREAS, the Board of Directors of Parent (the "PARENT BOARD") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and has declared to be advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) has recommended that the stockholders of Parent vote to approve the issuance of shares of common stock, par value $0.0001 per share, of Parent (the "PARENT COMMON STOCK") to the stockholders of the Company pursuant to the Merger (the "PARENT PROPOSAL");

     WHEREAS, as a condition to the willingness of the parties to enter into this Agreement, Parent has entered into a voting agreement, dated as of the date of this Agreement, with (i) each of ASC and Cerner Corporation ("CERNER"), significant stockholders of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK"), pursuant to which each of ASC and Cerner have agreed, among other things, to vote their shares of Company Common Stock in favor of the Company Proposal and to take certain other actions in support of the Merger and (ii) Medical Manager, the owner of all of the common stock of ASC (the "ASC COMMON STOCK"), pursuant to which Medical Manager has agreed, among other things, to vote the ASC Common Stock in favor of the Company Proposal, to cause ASC to vote its shares of Company Common Stock in favor of the Company Proposal and to take certain other actions in support of the Merger (the "COMPANY VOTING AGREEMENTS");

     WHEREAS, the consummation of the transactions contemplated by the Medical Manager Merger Agreement is a condition to the consummation of the transactions contemplated by this Agreement; and

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 252 of Delaware Law and Section 79 of Chapter 156B of Massachusetts Law, at the Effective Time (as defined below in Section 1.02), the Company shall be merged with and into ASC. As a result of the Merger, the separate corporate existence of the Company shall cease and ASC shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

     SECTION 1.02. Effective Time; Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on the first business day after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII (other than those that by their nature will be satisfied on the Closing Date, as defined below) or on such other date as Parent and the Company shall agree in writing (such date, the "CLOSING DATE"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as is required by, and executed and acknowledged in accordance with, Section 252 of Delaware Law and by filing articles of merger (the "ARTICLES OF MERGER") with the state secretary of the Commonwealth of Massachusetts pursuant to Section 79 of Chapter 156B of Massachusetts Law. The term "EFFECTIVE TIME" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the state secretary of the Commonwealth of Massachusetts (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger and Articles of Merger). The Closing will be held at the offices of counsel to Parent (or such other place as the parties may agree).

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and ASC shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and ASC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of ASC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Massachusetts Law.

        (b) At the Effective Time, the By-Laws of ASC, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Massachusetts Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. Directors and Officers. The directors of ASC immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the ASC immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, ASC, the Company or the holders of any of the following securities:

        (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(c) or
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Section 2.01(d)) shall be canceled and shall be converted, subject to
Section 2.02(e), into the right to receive 1.3 shares (the "EXCHANGE RATIO") of Parent Common Stock; provided, however, that, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares;

        (b) each share of preferred stock, par value $.01 per share, of the Company (the "COMPANY PREFERRED STOCK" and together with the Company Common Stock, the "COMPANY CAPITAL STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Stock to be canceled pursuant to Section 2.01(c)) shall be converted into the right to receive newly issued preferred stock of Parent ("PARENT NEW PREFERRED STOCK") with terms identical to the Company Preferred Stock; provided that each share of Parent New Preferred Stock shall after the Effective Time represent the right to receive upon conversion (A) the number of shares of Parent Common Stock equal to
(i) the Exchange Ratio multiplied by (ii) the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time;

        (c) each share of Company Capital Stock held in the treasury of the Company shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto;

        (d) each share of Company Common Stock owned by ASC immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

        (e) each share of ASC Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding as a share of ASC Common Stock following the Merger.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01(a) as of the Effective Time, cash in lieu of any fractional shares pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c) (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver out of the Exchange Fund the Parent Common Stock contemplated to be issued pursuant to Section 2.01(a), the cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e) and any dividends or other distributions pursuant to
Section 2.02(c). Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

        (b) Exchange Procedures. As promptly as practicable after the Effective Time, and in any event not later than five business days, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(a), cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.02(e) and any dividends or other distributions pursuant to Section 2.02(c), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares and any dividends or other distributions pursuant to Section 2.02(c). Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the
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shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). As promptly as practicable after the Effective Time, the holders of Company Preferred Stock shall surrender the certificates representing the Company Preferred Stock and shall upon surrender thereof receive in exchange therefor pursuant to Section 2.01(b) a certificate representing the number of shares of Parent New Preferred Stock.

        (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

        (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

        (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "EXCESS SHARES"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the National Market System of the Nasdaq Stock Market (the "NASDAQ"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ through one or more member firms of the NASDAQ and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock,

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the Exchange Agent will hold such proceeds in trust for such holders of Company
Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

          (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

        (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.02(c).

        (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect thereto), or cash lawfully delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        (h) Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

        (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

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     SECTION 2.04.  Company Stock Options.  (a) At the Effective Time, each outstanding stock option (each a "COMPANY STOCK OPTION" and collectively, the "COMPANY STOCK OPTIONS") granted pursuant to the terms and conditions of the Company's stock option plans and arrangements (collectively, the "COMPANY STOCK OPTION PLANS"), whether or not exercisable, shall be converted into and become rights with respect to Parent Common Stock, and the Parent shall assume the Company's obligations with respect to each Company Stock Option and the related Company Stock Option Plan, in accordance with its terms, except that from and after the Effective Time, (i) Parent and its compensation committee shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Company Board) administering the Company Stock Option Plan, if any, under which such Company Stock Option was granted or otherwise governed, (ii) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Stock Option shall be equal to the number of whole shares (rounded to the nearest whole share) of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iv) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under each such Company Stock Option by the Exchange Ratio and rounding to the nearest whole cent, and (v) all references in the Company Stock Option Plans and the stock option certificates and agreements to the Company (or its predecessors) shall be deemed to refer to Parent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 2.04(a), each Company Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Company Stock Option, within the meaning of Section 424(h) of the Code.

        (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate documentation evidencing the foregoing assumption by Parent of such Company Stock Options and the related Company Stock Option Plan and the agreements evidencing such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.04 after giving effect to the Merger and the provisions set forth above). Parent shall comply with the terms of the Company Stock Option Plans and ensure, to the extent lawful, and subject to the provisions of the applicable Company Stock Option Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

        (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of Company Stock Options.

        (d) Parent agrees to file, as of the Effective Time, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to the Company Stock Options and shall maintain the effectiveness of such registration statement thereafter for so long as any such Company Stock Options remain outstanding.

     SECTION 2.05. Company Warrants. (a) At the Effective Time, Parent shall assume the obligations of Company under any warrant or other rights to purchase shares of Company Capital Stock (the "COMPANY WARRANTS") outstanding at the Effective Time, whether or not the Company Warrants are then exercisable. Thereafter, the Company Warrants shall represent the right to receive upon exercise the number of shares of Parent Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock which such Company Warrant represents, with such product rounded to the nearest whole share. The per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Warrant by the Exchange Ratio and rounding to the nearest whole cent. At the Effective Time, (i) all references in the instruments evidencing the Company Warrants to Company shall be deemed to refer to Parent and (ii) Parent shall assume all of Company's obligations under such instruments with respect to such Company Warrants as so amended.

        (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of the Company Warrants documentation evidencing the foregoing assumption by Parent of such Company Warrants.

        (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Warrants.

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                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ASC

     Except as set forth in the Disclosure Letter of even date herewith delivered by the Company to Parent concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE LETTER") (it being agreed that disclosure of an item or fact in any section of the Company Disclosure Letter shall not be deemed disclosed with respect to any other section of the Company Disclosure Letter), the Company and ASC hereby jointly represent and warrant to Parent that:

     SECTION 3.01. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and ASC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Massachusetts. Each of the Company and ASC has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of ASC, the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect (as defined below). The term "COMPANY MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (a) the financial position, business, or results of operations of the Company, the Company Subsidiaries, Medical Manager and each of the other Subsidiaries of Medical Manager, all taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, but shall not include (x) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (1) the healthcare or electronic commerce industries or (2) the U.S. economy as a whole, (y) any change or adverse effect caused by, or relating to, the announcement of this Agreement or the transactions contemplated hereby, or (z) any adverse effect due to legal or regulatory changes, effective after the date of this Agreement; provided that any order or regulatory action specifically related to the Company may be considered in determining the existence of a Company Material Adverse Effect.

     SECTION 3.02. Certificate of Incorporation and Bylaws. The Company and ASC has heretofore furnished to Parent complete and correct copies of the Certificate of Incorporation and the By-Laws, each as amended to the date of this Agreement, of the Company and ASC. Such Certificates of Incorporation and By-Laws are in full force and effect. None of ASC, the Company nor any Company Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

     SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (i) 300,000,000 shares of Company Common Stock and (ii) 30,000,000 shares of Company Preferred Stock. As of the date hereof, (1) 74,082,150 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (2) 100 shares of the Company's Series A Convertible Redeemable Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and
(3) no shares of Company Common Stock are held in the treasury of the Company. The Company has no other capital stock authorized, issued or outstanding.

        (b) As of February 11, 2000, (i) 6,731,500 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Stock Options,
(ii) 4,122,129 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Warrants and (iii) 812,184 shares of Company Common Stock were reserved for issuance upon the conversion of shares of Series A Convertible Redeemable Preferred Stock. The Company Disclosure Letter sets forth, with respect to the Company Stock Options outstanding as of February 11, 2000, the aggregate number of shares of Company Common Stock subject to Company Stock Options under each Company Stock Option Plan and the weighted average exercise price of such Company Stock Options. The Company Disclosure Letter also lists the names of all individuals or entities who own Company Warrants, together
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with the number of shares of Company Common Stock subject to such Company
Warrants and the exercise prices of such Company Warrants. No options, warrants or other rights to acquire shares of Company Common Stock have been granted from February 11, 2000 to the date of this Agreement.

        (c) Except for (i) Company Stock Options granted pursuant to the Company Stock Option Plans and (ii) the Company Warrants, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary, other than a Company Subsidiary that is wholly owned by the Company and other Company Subsidiaries, or any other Person.

        (d) On a fully exercised and converted to Company Common Stock basis, the number of shares of Company Common Stock outstanding on the date hereof would be 85,747,963, of which 50,763,375 are owned by ASC. The weighted average exercise price of the Company Stock Options and Company Warrants outstanding on the date hereof is no less than $21.79 per share of Company Common Stock.

        (e) All of the capital stock of ASC is owned of record and beneficially by Medical Manager. Such capital stock consists solely of ASC Common Stock.

     SECTION 3.04. Authority Relative to This Agreement. Each of ASC and the Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the terms and conditions of this Agreement and the approval of this Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Company and ASC and the consummation by each of the Company and ASC of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or ASC are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and Massachusetts Law and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by each of the Company and ASC and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Company and ASC, enforceable against each of the Company and ASC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.05(b) have been obtained and all filings and obligations described in
Section 3.05(b) have been made, conflict with or violate any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment or decree of the United States of America or any foreign, state or local regulatory agency or other

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Governmental Entity (as defined below) or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment (collectively, the "LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected,
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract, or (iv) result in any drag along or tag along rights of any stockholder of any Company Subsidiary, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

        (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT") and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" Laws ("BLUE SKY LAWS"), the Rules of the National Association of Securities Dealers ("NASD"), state takeover Laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), filings or approvals required under the competition Laws of foreign jurisdictions, and the filing and recordation of the Certificate of Merger as required by the Delaware Law and the Articles of Merger as required by Massachusetts Law, and (ii) for such consents, approvals, authorizations or permits, or such filings or notifications, the failure to obtain or to make as would not prevent consummation of the Merger and would not have a Company Material Adverse Effect.

     SECTION 3.06. Permits; Compliance. (a) Except as set forth in the Combined SEC Reports (as defined in Section 3.07), the Company and the Company Subsidiaries are in possession of, and is in compliance with the terms of, all federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these), or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity ("PERMITS") that are required for the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as they are operated on the date hereof except for such Permits, the absence of which would not have a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"). Except as set forth in the Combined SEC Reports, no suspension or cancellation of any Company Permit is pending or, to the Knowledge (as defined in Section 9.03) of the Company, threatened, except with respect to Company Permits the suspension or cancellation of which would not have a Company Material Adverse Effect.

        (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, the business of the Company and the Company Subsidiaries has been and is being conducted in compliance with all applicable Laws. Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permit. Except as set forth in the Combined SEC Reports and those which would not have a Company Material Adverse Effect (i) no investigation or review by any Governmental Entity with respect to the Company or the Company Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing, and (ii) neither the Company nor any of the Company Subsidiaries has received any written communication in the past two years from any Governmental Entity that alleges that the Company or any of the Company Subsidiaries is not in compliance in any material respect with any applicable Law.

     SECTION 3.07.  SEC Filings; Financial Statements; Absence of
Liabilities. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 15, 1999 (collectively, the "COMPANY SEC REPORTS", and together with all forms, reports and
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documents required to be filed by Medical Manager since July 1, 1998, the
"COMBINED SEC REPORTS"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Combined SEC Reports complied in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Combined SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Combined SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).

        (c) Except for liabilities and obligations reflected on the consolidated balance sheet of the Company as of December 31, 1999 (including the notes thereto), liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 and other liabilities and obligations that would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

     SECTION 3.08. Absence of Certain Changes or Events. During the period commencing December 31, 1999 and ending on the date of this Agreement, there has not been:

        (a) a Company Material Adverse Effect;

        (b) any event, condition or occurrence which is reasonably likely to have a Company Material Adverse Effect; or

        (c) except as set forth in the Combined SEC Reports, or disclosed in another representative of the Company contained in their Agreement, in any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 5.01(c) through (g) and
(o) hereof.

     SECTION 3.09. Absence of Litigation. (a) As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, except as set forth in the Combined SEC Reports and would not have a Company Material Adverse Effect.

        (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, as of the date of this Agreement, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

     SECTION 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Company Subsidiary with respect to any current or former director, officer or employee of the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "COMPANY BENEFIT PLANS"), the

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Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

        (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Company Benefit Plans is a "multiemployer plan" ( as defined in Section 4001(a)(3) of ERISA).

        (c) The Company has made available to Parent (i) copies of all employment agreements and severance agreements with executive officers of the Company and (ii) copies of all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to its or such Company Subsidiary's employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits (including under the Company Stock Option Plans).

        (d) No Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person (except to the extent required by Law).

     SECTION 3.11. Tax Matters. To the Knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the Knowledge of the Company, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

     SECTION 3.12.  Intellectual Property.  (a) "INTELLECTUAL PROPERTY" means
(i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, URLs, trade dress, logos, trade names, corporate names, and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, (iv) all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), and all databases and data collections, and (v) confidential and proprietary information, including trade secrets and know-how.

        (b) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and to the Knowledge of the Company, no claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes or may infringe or misappropriates the Intellectual Property of any third party, (ii) with respect to each item of Intellectual Property owned by the Company and the Company Subsidiaries and material to the businesses of the Company and the Company Subsidiaries as currently conducted ("COMPANY OWNED INTELLECTUAL PROPERTY"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business, (iii) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the businesses of the Company and the Company Subsidiaries as currently conducted ("COMPANY LICENSED INTELLECTUAL PROPERTY"), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the
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license agreement governing such Company Licensed Intellectual Property, (iv) to the Knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (v) to the Knowledge of the Company, no person is engaging in any activity that infringes the Company Owned Intellectual Property, (vi) to the Knowledge of the Company, each license of Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent expired in accordance with its terms, and (vii) to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

     (c) Except as set forth in the Combined SEC Reports and as would not have a Company Material Adverse Effect, to the Knowledge of the Company, all Company Systems and Company Owned Intellectual Property are Year 2000 Compliant. For purposes hereof, "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) material to or necessary for the Company to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Company Systems and Company Owned Intellectual Property provide uninterrupted millennium functionality in that the Company Systems and Company Owned Intellectual Property will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems and Company Owned Intellectual Property record, store, process, and present calendar dates falling on or before December 31, 1999.

     SECTION 3.13. Taxes. (a) Except as would not have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries,
(ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (A) are not yet delinquent or (B) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and
(iv) the Company and each of the Company Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

        (b) To the Knowledge of the Company, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

        (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

        (d) Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Company Material Adverse Effect.

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        (e) Except as set forth in the financial statements described in Section
3.07, neither the Company nor any of the Company Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.14. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Company Proposal is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

     SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinion of Bank of America Securities LLC dated February 13, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

     SECTION 3.16. Brokers. No broker, finder or investment banker (other than Bank of America Securities LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.17. Contracts. Except for agreements listed as exhibits to any Combined SEC Reports, none of the Company or any of the Company Subsidiaries is a party to any: (a) Contract which grants any person the exclusive right to any of the material assets of the Company or any of the Company Subsidiaries or purports to limit in any material respect the manner in which, or the localities in which, the Company or any of the Company Subsidiaries is entitled to conduct all or any material portion of the business of Company or any of the Company Subsidiaries; (b) Contract that requires the consent of, or terminates or becomes terminable by, any party other than the Company or any of the Company Subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such consent or the termination of such Contract could be reasonably expected to have a Company Material Adverse Effect; or (c) Contract of any sort, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $20,000,000. There is not, under any of the aforesaid obligations, any default by the Company or any of the Company Subsidiaries except for defaults or other events which would not have a Company Material Adverse Effect.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the Disclosure Letter of even date herewith delivered by Parent to the Company concurrently with the execution of this Agreement (the "PARENT DISCLOSURE LETTER") (it being agreed that disclosure of an item or fact in any section of the Parent Disclosure Letter shall not be deemed disclosed with respect to any other section of the Parent Disclosure Letter), Parent hereby represents and warrants to the Company that:

     SECTION 4.01. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of Parent (collectively, the "PARENT SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Parent Material Adverse Effect (as defined below). The term "PARENT MATERIAL ADVERSE EFFECT" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (a) the financial position, business, or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (b) the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, but shall not include (x) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (1) the healthcare or electronic commerce industries or (2) the U.S. economy as a
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whole, (y) any change or adverse effect caused by, or relating to, the entering into of this Agreement, the consummation of the transactions contemplated hereby or the announcement thereof, or (z) any adverse effect due to legal or regulatory changes, effective after the date of this Agreement.

     SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of the Parent Certificate of Incorporation and the Parent By-Laws (as defined below). Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor any Parent Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

     SECTION 4.03. Capitalization. (a) The authorized capital stock of Parent consists of: (i) 600,000,000 shares of Parent Common Stock, of which 179,772,040 shares are issued and outstanding as of February 7, 2000 and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 155,951 shares are issued and outstanding as of February 7, 2000. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

        (b) As of February 7, 2000, an aggregate of 65,701,201 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's stock option plans and outstanding warrants to purchase Parent Common Stock. (Stock options granted by Parent pursuant to its stock option plans and warrants are referred to in this Agreement as "Parent Options and Warrants".) No options or warrants to acquire shares of Parent Common Stock have been granted from February 7, 2000 to the date of this Agreement.

        (c) Except as set forth in Section 4.03(a) and (b) above or in connection with the Medical Manager Merger Agreement, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary, other than a Parent Subsidiary that is wholly owned by Parent and other Parent Subsidiaries, or any other Person.

        (d) The shares of Parent Common Stock to be issued in the Merger pursuant to Section 2.01(a) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by Law, the Certificate of Incorporation of Parent or Amended and Restated By-Laws of Parent (the "PARENT BY-LAWS") or any agreement or arrangement to which the Parent is a party or is bound.

     SECTION 4.04. Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to the terms and conditions of this Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of their outstanding shares of Parent Common Stock, and the filing and recordation of the appropriate merger documents as required by Delaware Law and Massachusetts Law and subject to the terms and conditions of this Agreement). This Agreement has been duly and validly executed and delivered by
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Parent and, assuming the due authorization, execution and delivery by the
Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

     SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation of Parent or the Parent By-Laws or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not have a Parent Material Adverse Effect.

        (b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the applicable requirements, if any, of the Exchange Act and the Securities Act, Blue Sky Laws, the NASD, state takeover Laws, the HSR Act, filings or approvals required under the competition Laws of foreign jurisdictions, and the filing and recordation of the Certificate of Merger as required by Delaware Law and the Articles of Merger as required by Massachusetts Law, (ii) the request that the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger be listed for trading on the Nasdaq National Market, and (iii) for such consents, approvals, authorizations or permits, or such filings or notifications, the failure to obtain or make as would not prevent consummation of the Merger and would not have a Parent Material Adverse Effect.

     SECTION 4.06. Permits; Compliance. (a) Except as set forth in the Parent SEC Reports (as defined in Section 4.07), Parent and the Parent Subsidiaries are in possession and are in compliance with the terms of all Permits that are required for the operation of the business except for such Permits, the absence of which would not have a Parent Material Adverse Effect (collectively, the "PARENT PERMITS"). Except as set forth in the Parent SEC Reports, no suspension or cancellation of any Parent Permit is pending or, to the Knowledge of Parent, threatened, except with respect to Parent Permits the suspension or cancellation of which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, the business of Parent and the Parent Subsidiaries has been and is being conducted in compliance with all applicable Laws. Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is in conflict with, or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permit. Except as set forth in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or the Parent Subsidiaries is pending or, to the Knowledge of Parent, threatened in writing, other than, in each case, those which would not have a Parent Material Adverse Effect; and neither Parent nor any of the Parent Subsidiaries has received any written communication in the past two years from any Governmental Entity that alleges that Parent or any of the Parent Subsidiaries is not in compliance in any material respect with any applicable Law.

     SECTION 4.07.  SEC Filings; Financial Statements; Absence of
Liabilities. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since February 1, 1999 (collectively, the "PARENT SEC REPORTS"). As of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the Parent SEC Reports complied

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in all material respects in accordance with the requirements of the Securities
Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Parent SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material in amount).

        (c) Except for liabilities and obligations reflected on the consolidated balance sheet of Parent as of September 30, 1999 (including the notes thereto), liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 and liabilities and obligations arising under this Agreement and the Medical Manager Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

     SECTION 4.08. Absence of Certain Changes or Events. During the period commencing September 30, 1999 and ending on the date of this Agreement, there has not been:

        (a) a Parent Material Adverse Effect;

        (b) any event, condition or occurrence which is reasonably likely to have a Parent Material Adverse Effect; or

        (c) except as set forth in the Parent SEC Reports, or disclosed in another representation of the Parent contained in this Agreement, in any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 5.02(c) through (f) and
(i) hereof.

     SECTION 4.09. Absence of Litigation. (a) Except as set forth in the Parent SEC Reports, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, by or before any court, arbitrator or Governmental Entity, domestic or foreign, except as would not have a Parent Material Adverse Effect.

        (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, as of the date of this Agreement neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

     SECTION 4.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA), maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "PARENT BENEFIT PLANS"), Parent has made available to the Company a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such Parent Benefit Plan, (iii) each trust agreement relating to such Parent Benefit Plan, (iv) the most recent summary plan description for each Parent Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Benefit Plan

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subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

        (b) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law, except as would not have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Parent Benefit Plans is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

        (c) Parent has made available to the Company (i) copies of all employment agreements and severance agreements with executive officers of Parent or any Parent Subsidiary and (ii) copies of all plans, programs, agreements and other arrangements of Parent or any Parent Subsidiary with or relating to its or such Parent Subsidiary's employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of Parent or any Parent Subsidiary under any Parent Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits (including under the stock option plans of Parent).

        (d) No Parent Benefit Plan provides retiree medical or retiree life insurance benefits to any person (except to the extent required by Law).

     SECTION 4.11. Tax Matters. To the Knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under
Section 368(a) of the Code. To the Knowledge of Parent, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under
Section 368(a) of the Code.

     SECTION 4.12. Intellectual Property. (a) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, (i) to the Knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and to the Knowledge of Parent, no claim has been asserted to Parent that the conduct of the business of Parent and the Parent Subsidiaries as currently conducted infringes or may infringe or misappropriates the Intellectual Property of any third party, (ii) with respect to each item of Intellectual Property owned by Parent and the Parent Subsidiaries and material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("PARENT OWNED INTELLECTUAL PROPERTY"), Parent or a Parent Subsidiary is the owner of the entire right, title and interest in and to such Intellectual Property and is entitled to use such Intellectual Property in the continued operation of its respective business,
(iii) with respect to each item of Intellectual Property licensed to Parent or a Parent Subsidiary that is material to the businesses of Parent and the Parent Subsidiaries as currently conducted ("PARENT LICENSED INTELLECTUAL PROPERTY"), Parent or a Parent Subsidiary has the right to use such Parent Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Parent Licensed Intellectual Property, (iv) to the Knowledge of Parent, the Parent Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part, (v) to the Knowledge of Parent, no person is engaging in any activity that infringes the Parent Owned Intellectual Property, (vi) to the Knowledge of Parent, each license of Parent Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, except to the extent expired in accordance with its terms, and (vii) to the Knowledge of Parent, no party to any license of the Parent Licensed Intellectual Property is in breach thereof or default thereunder.

        (b) Except as set forth in the Parent SEC Reports and as would not have a Parent Material Adverse Effect, to the Knowledge of Parent, all Parent Systems and Parent Owned Intellectual Property are Year 2000 Compliant. For purposes hereof, "Parent Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) material to or necessary for Parent to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Parent Systems and Parent Owned Intellectual Property provide uninterrupted millennium functionality in that the Parent
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Systems and Parent Owned Intellectual Property will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Parent Systems and Parent Owned Intellectual Property record, store, process, and present calendar dates falling on or before December 31, 1999.

     SECTION 4.13. Taxes. (a) Except as would not have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

        (b) To the Knowledge of Parent, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent or any of the Parent Subsidiaries, nor has Parent or any of the Parent Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

        (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

        (d) Neither Parent nor any of the Parent Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of the Parent Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Parent Material Adverse Effect.

        (e) Except as set forth in the financial statements described in Section 4.07, neither Parent nor any of the Parent Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Parent Material Adverse Effect.

     SECTION 4.14. Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock at the Parent Stockholders' Meeting (as defined below) is required to approve the Parent Proposal. No other vote of the stockholders of Parent is required by Law, the Certificate of Incorporation of Parent, the Parent By-Laws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

     SECTION 4.15. Opinion of Financial Advisor. Parent has received the opinion of Morgan Stanley & Co. Incorporated, dated February 13, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent.

     SECTION 4.16. Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co., Incorporated and FleetBoston Robertson Stephens, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 4.17. Contracts. Except for agreements listed as exhibits to any Parent SEC Reports, none of Parent or any of the Parent Subsidiaries is a party to any: (a) Contract which grants any person the exclusive right to any of the material assets of Parent or any of the Parent Subsidiaries or purports to limit in any material respect the manner in which, or the localities in which, the Parent or any of the Parent Subsidiaries is entitled to conduct all or any material portion of the business of Parent or any of the Parent Subsidiaries;
(b) Contract that requires the consent of, or terminates or becomes terminable by, any party other than the Parent or any of the Parent Subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such

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consent or the termination of such Contract could be reasonably expected to have a Parent Material Adverse Effect; or (c) Contract of any sort, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $20,000,000. There is not, under any of the aforesaid obligations, any default by Parent or any of the Parent Subsidiaries except for defaults or other events which would not have a Parent Material Adverse Effect.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement or Section 5.01 of the Company Disclosure Letter, unless Parent shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

        (a) the Company and the Company Subsidiaries shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.01 or
Section 6.07 shall be deemed a breach of this Section 5.01(a);

        (b) neither the Company nor any Company Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents, except as contemplated by Section 6.06 hereof or in connection with the issuance of preferred stock in connection with acquisitions permitted pursuant to Section 5.01(f)(i);

        (c) neither the Company nor any Company Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, except for (i) the issuance of any shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof in accordance with the respective terms thereof, (ii) the issuance, in the ordinary course of business and consistent with past practice, of Company Stock Options to purchase a maximum of 450,000 shares of Company Common Stock to new employees of the Company in connection with the commencement of their employment with the Company of any Company Subsidiary pursuant to Company Stock Option Plans in effect on the date of this Agreement and the shares of Company Common Stock issuable pursuant to such Company Stock Options, in accordance with the terms of the Company Stock Option Plans, (iii) issuances by a direct or indirect wholly owned subsidiary of the Company of capital stock to such subsidiary's parent and (iv) issuances of capital stock in acquisitions permitted under Section 5.01(f);

        (d) neither the Company nor any Company Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of the Company to such subsidiary's parent;

        (e) neither the Company nor any Company Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after the consummation of such transaction;

        (f) neither the Company nor any Company Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, (x) for or with a fair market value in excess of $500,000,000 or (y) in the case of acquisitions, as could reasonably be expected to result in any (A) delay in the consummation of the Merger or the transactions contemplated herein or (B) decrease in the likelihood that the

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conditions set forth in Sections 7.01(d) and (e) would be satisfied, or (ii)
incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of the Company to a direct or indirect wholly owned Company Subsidiary or indebtedness of a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary, and (C) indebtedness that in the aggregate does not exceed $100,000,000;

        (g) neither the Company nor any Company Subsidiary shall change its method of accounting in effect at December 31, 1999, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

        (h) neither the Company nor any Company Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

        (i) neither the Company nor any Company Subsidiary shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

        (j) neither the Company nor any Company Subsidiary shall enter into any new employment Contract or make any material commitment to employees (including any commitment to pay severance, retirement or other material benefits) except in the ordinary course of business and consistent with past practice;

        (k) neither the Company nor any Company Subsidiary shall increase the compensation (including material fringe benefits) payable or to become payable to any officer, director, or employee, except (x) general hourly rate increases and normal merit increases for employees other than executive officers made in the ordinary course of business and consistent with past practice and (y) for increases committed to prior to the date of this Agreement and not in contemplation thereof;

        (l) neither the Company nor any Company Subsidiary shall make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business or pursuant to commitments made prior to the date of this Agreement and not in contemplation thereof;

        (m) neither the Company nor any Company Subsidiary shall waive any stock repurchase rights, accelerate, amend or change the period of exercisability of outstanding options, reprice outstanding options granted under any Company Stock Option Plans or authorize cash payments in exchange for any outstanding options granted under any of such plans;

        (n) neither the Company nor any Company Subsidiary shall grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof or adopt any new severance plan;

        (o) neither the Company nor any Company Subsidiary shall transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of them, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

        (p) not materially modify or amend, or terminate any Contract referred to in Section 3.17 of this Agreement (including any of the Company Stock Plans) to which the Company or any Company Subsidiary is a party or waiver, release, or assign any material rights or claims thereunder, in any such case in a manner materially adverse to Parent;

        (q) neither the Company nor any Company Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.01(b) through
(p); and

        (r) the Company will (i) use its reasonable best efforts to consummate the transactions contemplated by the agreements listed in Section 5.02(r) of the Company Disclosure Letter in accordance with the terms thereof, (ii) not take any action which would materially adversely impact the timing of the closing of such transactions or the ability of the Company to satisfy the conditions precedent to the closing of such transactions, and (iii) not waive or amend any material provision of such agreements without the prior written approval of Parent.

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     SECTION 5.02.  Conduct of Business by Parent Pending the Merger.  Parent
agrees that, between the date of this Agreement and the Effective Time, except as specifically contemplated by any other provision of this Agreement or Section
5.02 of the Parent Disclosure Letter, unless the Company shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

        (a) Parent and the Parent Subsidiaries shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them; provided, however, that no action by Parent or any Parent Subsidiary with respect to matters specifically addressed by any other provision of this Section 5.02 or Section 6.07 shall be deemed a breach of this Section 5.02(a);

        (b) neither Parent nor any Parent Subsidiary shall amend or otherwise change its Certification of Incorporation or By-Laws or equivalent organizational documents, except as contemplated by Section 2.01(b) or for the issuance of preferred stock in connection with acquisitions permitted pursuant to Section 5.02(e);

        (c) neither Parent nor any Parent Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, except for (i) the issuance of shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date hereof in accordance with the terms thereof,
(ii) the issuance, in the ordinary course of business and consistent with past practice, of Parent Stock Options to purchase shares of Parent Common Stock pursuant to Parent Stock Option Plans in effect on the date of this Agreement and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Option Plans, (iii) issuances for Parent's Employee Stock Purchase Plan, (iv) issuances by a direct or indirect wholly owned subsidiary of Parent of capital stock to such subsidiary's parent and (v) issuances of capital stock in acquisitions permitted under Section 5.02(e);

        (d) neither Parent nor any Parent Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends by a direct or indirect wholly owned subsidiary of Parent to such subsidiary's parent;

        (e) neither Parent nor any Parent Subsidiary shall: (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, for or with a fair market value in excess of $500,000,000 and, in the case of acquisitions, as could reasonably be expected to result in any (A) delay in the consummation of the Merger or the transactions contemplated herein or (B) decrease in the likelihood that the conditions set forth in Sections 7.01(d) and (e) would be satisfied, or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of Parent to a direct or indirect wholly owned Parent Subsidiary or indebtedness of a direct or indirect wholly owned Parent Subsidiary to Parent or another direct or indirect wholly owned Parent Subsidiary, and (C) indebtedness that in the aggregate does not exceed $100,000,000;

        (f) neither Parent nor any Parent Subsidiary shall change its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP or the accounting rules and regulations of the SEC;

        (g) neither Parent nor any Parent Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

        (h) neither Parent nor any Parent Subsidiary shall make any material tax election or settle or compromise any federal, state, local, or foreign income tax liability;

        (i) not materially modify or amend, or terminate any Contract referred to in Section 4.17 of this Agreement (including Parent Stock Plans) to which Parent or any Parent Subsidiary is a party or waive, release,

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or assign any material rights or claims thereunder, in any such case in a manner materially adverse to the Company;

        (j) neither the Company nor any Company Subsidiary shall transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of them, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

        (k) neither Parent nor any Parent Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.02(b) through (j); and

        (l) Parent will (i) use its reasonable best efforts to consummate the transactions contemplated by the agreements listed in Section 5.02(l) of the Parent Disclosure Letter in accordance with the terms thereof, and (ii) not take any action which would materially adversely delay the closing of such transactions or the ability of Parent to satisfy the conditions precedent to the closing of such transactions and (iii) not waive or amend any material provision of such agreements without the prior written approval of the Company.

     SECTION 5.03. Adverse Changes in Condition. Each party agrees (a) to give written notice promptly to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect, or (ii) would cause or constitute a breach of any of its representations, warranties, agreements or covenants contained herein, such that the conditions set forth in
Section 7.02 or Section 7.03 with respect to such party (as appropriate) would not be satisfied as of the time of such breach or as of the time of such representation or warranty shall have become untrue, and (b) to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Registration Statement; Joint Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") relating to the meetings of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") and Parent's stockholders (the "PARENT STOCKHOLDERS' MEETING" and, together with the Company Stockholders' Meeting, the "STOCKHOLDERS' MEETINGS") to be held to consider approval and adoption of this Agreement and the Merger by the Company's stockholders and the approval of the Parent Proposal by Parent's stockholders and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger and to the stockholders of Medical Manager pursuant to the Medical Manager Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall promptly furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders.

        (b) (i) The Proxy Statement shall include the recommendation of the Special Committee to the holders of Company Common Stock in favor of the Company Proposal; provided, however, that the Special Committee may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Special Committee determines in good faith after consultation with outside legal counsel to the Special Committee that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Board of Directors or the Special Committee to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement,
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such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, such a withdrawal, modification or change, in such recommendation shall not relieve the Company in any way whatsoever of its other obligations under this Section 6.01 or its obligations under Section 6.02 of this Agreement.

        (ii) The Proxy Statement shall include the recommendation of the Parent Board to the holders of Parent Common Stock in favor of approval of the Parent Proposal; provided, however, that the Parent Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that the failure to so withdraw, modify or change its recommendation could reasonably be deemed to cause the Parent Board to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, such a withdrawal, modification or change, in such recommendation shall not relieve Parent in any way whatsoever of its other obligations under this Section 6.01 or its obligations under Section 6.02 of this Agreement.

        (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent and the Company shall each advise the other, promptly after the receipt of notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        (d) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Parent and the Company, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

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     SECTION 6.02.  Stockholders' Meetings.  (a) The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable for the purpose of voting upon the approval of the Company Proposal by the Company's stockholders and the approval of the Parent Proposal by Parent's stockholders, as the case may be, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and on the same day that Parent's Stockholders hold their meeting to vote on the Medical Manager Merger and the adoption of the Medical Manager Merger Agreement and as soon as practicable after the date on which the Registration Statement becomes effective. Parent agrees to seek stockholder approval of the Company's 1999 Non-Employee Director Stock Option Plan at the Parent Stockholders' Meeting.

        (b) Parent shall use its reasonable best efforts to solicit from holders of Parent Common Stock proxies in favor of approval of the Parent Proposal, and shall take all other action necessary or advisable to secure the vote or consent of holders of Parent Common Stock required by the rules of the NASDAQ or Delaware Law or Massachusetts Law to obtain approval of the Parent Proposal, except to the extent that the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that doing so could reasonably be deemed to cause the Parent Board to breach its fiduciary duties to the holders of Parent Common Stock under applicable Law and any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Parent Common Stock shall not constitute a breach of this Agreement by Parent. Notwithstanding anything to the contrary contained in this Agreement, such failure to solicit proxies in favor of the approval of the Parent Proposal shall not relieve Parent in any way whatsoever of its obligations under Section
6.01 of this Agreement or its other obligations under this Section 6.02.

        (c) The Company shall use its reasonable best efforts to solicit from holders of Company Common Stock proxies in favor of the Company Proposal and shall take all other action necessary or advisable to secure the vote or consent of holders of Company Common Stock required by the rules of the NASDAQ or Delaware Law or Massachusetts Law to obtain the approval of the Company Proposal, except to the extent that the Special Committee determines in good faith after consultation with outside legal counsel to the Special Committee that doing so could reasonably be deemed to cause the Board of Directors or the Special Committee to breach its fiduciary duties to the holders of Company Common Stock under applicable Law and any such failure to solicit proxies or take other solicitation action under this sentence to secure the vote or consent of holders of Company Common Stock shall not constitute a breach of this Agreement by the Company. Notwithstanding anything to the contrary contained in this Agreement, such failure to solicit proxies in favor of the Company Proposal shall not relieve the Company in any way whatsoever of its obligations under
Section 6.01 of this Agreement or its other obligations under this Section 6.02. Notwithstanding anything permitted by the foregoing, neither Company, its Board of Directors nor the Special Committee shall take any action that would cause any Company Voting Agreements to be unenforceable in accordance with its terms under applicable law.

     SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

        (b) With respect to information that is made available by one party to another pursuant to Section 6.03(a) or pursuant to any other provision of this Agreement, the receiving party shall comply with, and shall cause its Representatives to comply with, the provisions relating to confidentiality contained in the Confidentiality Agreement currently in existence between the parties (the "CONFIDENTIALITY AGREEMENT").

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        (c) No investigation by either the Company or Parent shall affect the representations and warranties of the other.

     SECTION 6.04. No Solicitation of Transactions. (a) The Company agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, it shall not, and that it shall cause its Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, the Company or any Company Subsidiary (any such proposal or offer being hereinafter referred to as a "COMPANY ACQUISITION PROPOSAL"). The Company further agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to the Company or any Company Subsidiary to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal or accept a Company Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(a) shall prevent the Company or the Special Committee from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written Company Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Company Acquisition Proposal to the holders of Company Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Special Committee determines in good faith after consultation with outside legal counsel to the Special Committee that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (B) prior to providing any information or data regarding the Company to any Person or any of such Person's Representatives in connection with a Company Acquisition Proposal by such Person, the Company receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement, (C) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Company Acquisition Proposal by such Person, the Company notifies Parent promptly of the receipt of such Company Acquisition Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof, and (D) the Company has not breached its obligations under the first sentence of this
Section 6.04(a). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will take the necessary steps to promptly inform each Representative of the Company of the obligations undertaken in this Section 6.04(a).

        (b) Parent agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with
Article VIII, it shall not, and that it shall cause its Representatives not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, Parent or any Parent Subsidiary that, in any such case, could reasonably be expected to preclude the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "PARENT ACQUISITION PROPOSAL"). Parent further agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to Parent or any Parent Subsidiary to any Person relating to a Parent Acquisition Proposal or engage in any negotiations concerning a Parent Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Parent Acquisition Proposal or accept a Parent Acquisition Proposal; provided, however, that nothing contained in this Section 6.04(b) shall prevent Parent or the Parent Board from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal;
(ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited written
                                      B-25
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Parent Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited written Parent Acquisition Proposal to the holders of Parent Common Stock if, in any such case as is referred to in clause (ii) or (iii), (A) the Parent Board concludes in good faith (after consultation with its financial advisors) that such Parent Acquisition Proposal would, if consummated, result in a transaction more favorable to holders of Parent Common Stock than the transaction contemplated by this Agreement (any such more favorable Parent Acquisition Proposal being referred to in this Agreement as a "PARENT SUPERIOR PROPOSAL"), (B) the Parent Board determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that such action could reasonably be deemed to be necessary for it to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding Parent or any Parent Subsidiary to any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent receives from such Person an executed confidentiality agreement on terms at least as restrictive on such Person as those contained in the Confidentiality Agreement, (D) prior to providing any information or data to any Person or any of such Person's Representatives or entering into discussions or negotiations with any Person or any of such Person's Representatives in connection with a Parent Superior Proposal by such Person, Parent notifies the Company promptly of the receipt of such Parent Superior Proposal indicating, in connection with such notice, the name of such Person and attaching a copy of the proposal or offer or providing a complete written summary thereof, and (E) Parent has not breached its obligations under the first sentence of this Section 6.04(b). Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Parent agrees that it shall keep the Company informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Parent agrees that it will take the necessary steps to promptly inform each Representative of Parent of the obligations undertaken in this Section 6.04(b).

     SECTION 6.05. Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company and each person who served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES"), to the fullest extent permitted under applicable Law, against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or fiduciary, including, without limitation, the transactions contemplated by this Agreement (and shall also advance, or cause to be advanced, expenses as incurred to the fullest extent permitted under applicable Law). Parent agrees that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation and By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. From and after the Effective Time, Parent shall assume the obligations of the Company to provide indemnification to Indemnified Parties under indemnification agreements or similar contracts.

        (b) Without limiting or expanding the foregoing, in the event any claim, action, suit, proceeding or investigation (a "CLAIM") that is subject to Section 6.05(a) is brought against any Indemnified Party at or after the Effective Time,
(i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Parent and the Surviving Corporation, (ii) Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Parent nor the Surviving Corporation shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.05, upon learning of any such Claim, shall notify Parent (but the failure so to notify Parent shall not relieve Parent and the Surviving Corporation from any liability that either may have under this
Section 6.05 except to the extent such failure materially prejudices them). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each

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such matter unless, under applicable standards of professional conduct, there is or would reasonably be expected to be a conflict on any significant issue between the positions of any two or more Indemnified Parties.

        (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing other terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, further, that Parent shall not be required to maintain such policies to the extent that the annual premiums (or incremental annual premiums in the case of substitute policies that provide coverage to other Persons or for other matters) exceed 200% of the most recent annual premium paid for such policies by the Company.

     SECTION 6.06. Amendment of Company Charter. Immediately prior to the Effective Time, the Certificate of Designation of Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of the Company set forth in
Article IV of the Certificate of Incorporation of the Company shall be amended to allow the Company Preferred Stock which is outstanding immediately prior to the Effective Time to be converted into Parent New Preferred Stock without adversely affecting the relative rights, preferences, powers and privileges of the Company Preferred Stock.

     SECTION 6.07. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries, as the case may be, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. The parties hereto shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

        (b) Parent and the Company shall file as soon as practicable (but not later than five business days) after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

        (c) Each of the Company and Parent agree to cooperate and use their best efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Notwithstanding any other provision of this Agreement to the contrary, each of the Company and Parent also agree, if requested by the other, to take any and all actions as is or may be required by Governmental Entities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or the other transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action which

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would otherwise cause any condition to Closing not to be satisfied; provided, however, that Parent and the Parent Subsidiaries shall not be required to take any actions otherwise required hereunder if the effect of such action would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company, the Company Subsidiaries, Medical Manager and each of the other Subsidiaries of Medical Manager, all taken as a whole.

     SECTION 6.08. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

        (b) As of the date hereof, to the Company's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(f) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by
Section 7.01(f).

        (c) As of the date hereof, to Parent's Knowledge, there is no reason (i) why it would not be able to deliver to Company's counsel or Parent's counsel, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.01(f) or (ii) why Company's counsel or Parent's counsel would not be able to deliver the opinions required by Section 7.01(f).

     SECTION 6.09. Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or the activities and operations of the other party and shall not issue any such release or make any such statement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

     SECTION 6.10. NASDAQ Listing. Parent shall promptly prepare and submit to the NASDAQ a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice to the NASDAQ of issuance, and the Company shall cooperate with Parent with respect to such listing.

     SECTION 6.11. Conveyance Taxes. The Company shall be liable for and shall hold Parent and the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, but not including income taxes. The parties acknowledge that this Section 6.11 is specifically intended to benefit the holders of shares of Company Common Stock who are holders of the shares of Company Common Stock immediately prior to the Effective Time.

     SECTION 6.12.  [RESERVED].

     SECTION 6.13. Employee Benefit Matters. (a) Parent hereby agrees that, for a period of two years immediately following the Effective Time, it shall, or shall cause the Surviving Corporation and the Company
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Subsidiaries to, maintain employee benefit plans, programs and arrangements for the benefit of active and retired employees of the Company and the Company Subsidiaries that in the aggregate will provide compensation and benefits that are substantially equivalent to the compensation and benefits provided to such active and retired employees under the employee benefit plans, programs and arrangements of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary in light of applicable Law. From and after the Effective Time, Parent shall honor, and shall cause the Surviving Corporation and the Company Subsidiaries to honor, in accordance with their terms, all existing employment and severance agreements and arrangements and severance, termination protection and bonus plans which are applicable to any current or former employees or directors of the Company or any of the Company Subsidiaries and that have been disclosed or made available to Parent.

        (b) With respect to any benefits plans of Parent or Parent Subsidiaries in which the officers and employees of the Company and the Company Subsidiaries participate after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use reasonable efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Effective Time, excluded from participation in a Company benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) other than with respect to vesting credit with respect to Parent options granted to such officers and employees (other than pursuant to Section 2.04), recognize all service of such officers and employees with the Company and the Company Subsidiaries (and their respective predecessors) for all purposes (including without limitation purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

        (c) If at any time following the Effective Time but prior to the date two (2) years following the Effective Time, (i) Parent shall terminate any employee of the Company or any Company Subsidiary without "cause" (as defined below) or (ii) any such employee shall terminate his or her employment with Parent, the Company or any Company Subsidiary following a "material reduction in the duties" or material reduction in compensation of such employee or the relocation of such employee to a location more than 25 miles from such employee's existing work location, without the employee's consent, Parent shall cause all Company Stock Options granted to such employee to become fully exercisable upon such termination. A "MATERIAL REDUCTION IN THE DUTIES" of an employee means a substantive reduction in duties, not a change in title or reporting hierarchy occurring as a result of the Merger (including as a result of the Company being combined with Parent or becoming a subsidiary of Parent following the Merger). "CAUSE" means (A) repeated failure by an employee to perform his or her duties in any material respect following notice and a reasonable period of time to correct such failure; (B) an employee engaging in an act of dishonesty that is materially and demonstrably injurious to the Company or Parent; or (C) the conviction of an employee of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude involving Parent or the Company. In the case of any employee who is an executive officer of Parent, the Company or a Company Subsidiary, any assertion that "cause" exists shall be made only with the approval of the Parent Board. Notwithstanding the foregoing, in the case of a sale of a Company Subsidiary (or the assets thereof) that is treated, as a result of such sale, as a termination of employment of an employee of such Company Subsidiary for purposes of this
Section 6.13(c), the acceleration of vesting provided for herein shall be made subject to such further terms and conditions as the Parent Board may impose at the time of such sale.

     SECTION 6.14. Exemption From Liability Under Section 16(b). Assuming that the Company delivers to Parent the Section 16 Information (defined below) in a timely fashion, the Parent Board, or a committee of two or more Non-Employee Directors thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company

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Insiders (as defined below) of Parent Common Stock in exchange for shares of the
Company Common Stock, and of options for Parent Common Stock upon conversion of options for the Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "SECTION 16 INFORMATION" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of the Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options on the Company Common Stock held by each such Company Insider that are expected to be converted into options on Parent Common Stock in connection with the Merger. "COMPANY INSIDERS" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

     SECTION 6.15.  [RESERVED].

     SECTION 6.16. Company Affiliates; Restrictive Legend; Restrictions on Transfer. Not later than 30 days prior to the Company Stockholders Meeting, the Company shall deliver to Parent a list of those Persons who may be deemed to be, in the Company's reasonable judgment at the time this Agreement is submitted for adoption by the Stockholders of the Company, affiliates of the Company within the meaning of Rule 145 promulgated under the 1933 Act (each a "RULE 145 AFFILIATE"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by the Company Stockholders who are Rule 145 Affiliates and there will be placed on the certificates representing such Parent Common Stock, or any substitution therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, OR (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

        (b) the Company Proposal shall have been approved by the requisite affirmative vote of the stockholders of the Company in accordance with Delaware Law and the Certificate of Incorporation of the Company and the Company By-Laws;

        (c) the Parent Proposal shall have been approved by the requisite affirmative vote of the stockholders of Parent in accordance with Delaware Law, the Certificate of Incorporation of Parent and the Parent By-Laws;

        (d) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award (an "ORDER") or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable, which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

        (e) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

        (f) the Medical Manager Merger and the transactions contemplated by the Medical Manager Merger Agreement shall have been consummated.

     SECTION 7.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following additional conditions:

        (a) Each of the representations and warranties of the Company and ASC contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date or period of time shall remain true and correct as of such date or period of time, except where failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to such effect;

        (b) The Company and ASC shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect; and

        (c) Parent shall have received a written opinion of Nelson Mullins Riley & Scarborough, L.L.P., legal counsel to Parent, in form and substance reasonably satisfactory to Parent, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Parent, ASC and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, that if counsel to Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if counsel to the Company renders such opinion to Parent, which opinion shall be in form and substance reasonably satisfactory to Parent. In rendering such opinion, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, the Company and others. In addition, in the event that legal counsel cannot deliver tax opinions based on the Medical Manager Merger being structured as a merger of Medical Manager Corporation with and into Parent or the Merger being structured as a merger of the Company with and into ASC, the parties shall use their best efforts to restructure either or both of such mergers in a manner upon which legal counsel is able to deliver tax opinions.

     SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions:

        (a) Each of the representations and warranties of Parent contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date or period of time shall remain true and correct as of such date or period of time, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. The Company shall have received a certificate of the President or Chief Financial Officer of Parent to such effect;

        (b) Parent shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to such effect; and

        (c) The Company shall have received a written opinion of Davis Polk & Wardwell, legal counsel to the Company, in form and substance reasonably satisfactory to the Company, which shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Parent, ASC and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, that if counsel to the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to Parent renders such opinion to the Company, which opinion shall be in form and substance reasonably satisfactory to the Company. In rendering such opinion, legal counsel shall be entitled to rely upon, among other things, reasonable and customary assumptions as well as representations of Parent, the Company and others. In addition, in the event that legal counsel cannot deliver tax opinions based on the Medical Manager Merger being structured as a merger of Medical Manager Corporation with and into Parent or the Merger being structured as a merger of the Company with and into ASC, the parties shall use their best efforts to restructure either or both of such mergers in a manner upon which legal counsel is able to deliver tax opinions.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

        (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

        (b) by either Parent or the Company if the Effective Time shall not have occurred on or before September 30, 2000 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

        (c) by either Parent or the Company, if any Governmental Entity (i) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or (ii) shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable;

        (d) by the Company, if (i) the Parent Board withdraws, modifies or changes its recommendation of the Parent Proposal in a manner adverse to the Company or shall have resolved to do so or (ii) the Parent Board shall have recommended to the stockholders of Parent a Parent Acquisition Proposal or shall have resolved to do so;

        (e) by either Parent or the Company, if the Company Proposal shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting; provided, however, the right to terminate this Agreement under this Section 8.01(e) shall not be available to the Company if the failure to obtain the requisite vote shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

        (f) by either Parent or the Company, if the approval of the Parent Proposal shall fail to receive the requisite vote at the Parent Stockholders' Meeting; provided, however, the right to terminate this Agreement under this
Section 8.01(f) shall not be available to Parent if the failure to obtain the requisite vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement; or

        (g) by either Parent or the Company, if the Medical Manager Merger Agreement is terminated in accordance with its terms.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Parent, ASC or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, except (a) as provided in Sections 8.05 and 9.01 and (b) nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Company Proposal by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger and provided, further, that the parties shall not amend any provision of this Agreement without the prior written consent of the Special Committee (which shall not be unreasonably withheld or delayed) if such amendment could reasonably be expected to delay the consummation of the Merger or adversely affect the Company or its stockholders or would change the Exchange Ratio.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein; provided, however, that no such extension or waiver may be granted without the prior written consent of the Special Committee (which shall not be unreasonably withheld or delayed) if such extension or waiver could reasonably be expected to delay the consummation of the Merger or adversely affect the Company or its stockholders or would change the Exchange Ratio. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. "EXPENSES" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

        (b) Parent agrees that:

          (i) if (A) the Company shall terminate this Agreement pursuant to
Section 8.01(d) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Parent Acquisition Proposal, or

          (ii) if (A) the Company or Parent shall terminate this Agreement pursuant to Section 8.01(f) due to the failure of Parent's stockholders to approve the Parent Proposal and (B) at the time of such failure to so approve this Agreement there shall exist a Parent Acquisition Proposal, then Parent shall pay to the Company an amount equal to the sum of $70,000,000 (the "PARENT ALTERNATIVE TRANSACTION FEE") and all of the Company's Expenses; provided, however, that the Company shall not, upon a termination pursuant to
Section 8.01(d) by the Company or pursuant to Section 8.01(f) by the Company or Parent, be entitled to receive the Parent Alternative Transaction Fee or any of the Company's Expenses pursuant to this Section 8.05(b) if the Parent Board shall, prior to such termination, have withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company due solely to a breach (i) by the Company of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach is not cured by the Company within 10 days following notice of such breach, and would cause the conditions set forth in Sections 7.02(a) and 7.02(b) to not be satisfied or (ii) by Medical Manager of any representation, warranty, covenant or agreement on the part of Medical Manager set forth in the Medical Manager Merger Agreement, which breach is not cured by Medical Manager within 10 days following notice of such breach, and would cause the conditions set forth in Sections 7.02(a) and 7.02(b) of the Medical Manager Merger Agreement to not be satisfied.

        (c) Each of the Company and Parent agrees that the agreements contained in Sections 8.05(b) are an integral part of the transactions contemplated by this Agreement. Each of the Company and Parent agrees that the payments provided for in Section 8.05(b) shall be the sole and exclusive remedies of the parties upon a termination of this Agreement pursuant to Sections 8.01(d) and (f), as the case may be, and such remedies shall be limited to the sums stipulated in Sections 8.05(b), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

        (d) Any payment of a Parent Alternative Transaction Fee required to be made pursuant to Section 8.05(b) shall be made to the Company not later than two business days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(b) shall be made not later than two business days after delivery to Parent by the Company of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Company (which itemization may be supplemented and updated from time to time by the Company until the 60th day after the Company delivers such notice of demand for payment). All payments to the Company under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by the Company.

        (e) In the event that the Company or Parent, as the case may be, shall fail to pay any amount payable pursuant to this Section 8.05 when due, the other party's "Expenses" shall be deemed to include (i) the costs and expenses actually incurred or accrued by such other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with (ii) interest on such unpaid amounts, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2.00%.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01.  Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX shall survive the Effective Time for the respective periods set forth therein or, if no such period is specified, for six years and (b) the representations, warranties and agreements set forth in Sections 6.03(b), 6.09, 8.02, and 8.05 and this Article IX shall survive termination for the respective periods set forth therein or, if no such period is specified, for six years. Nothing in this Section 9.01 shall relieve any party for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     SECTION 9.02. Notices. (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Parent:

          Healtheon/WebMD Corporation
          400 The Lenox Building
          3399 Peachtree Road NE
          Atlanta, Georgia 30326
          Telephone No.: (404) 495-7600
          Telecopier No.: (404) 479-7603
          Attention: Jack Dennison, Executive Vice President, General Counsel

     with a copy to:

          Nelson Mullins Riley & Scarborough, L.L.P.
          Bank of America Corporate Center
          Suite 2600
          100 N. Tryon Street
          Charlotte, North Carolina 28202
          Telephone No.: (704) 417-3200
          Telecopier No.: (704) 377-4814
          Attention: H. Bryan Ives III
                     C. Mark Kelly

     if to the Company:

          CareInsite, Inc.
          669 River Drive
          Elmwood Park, NJ 07407
          Telephone No.: 201-703-3400
          Telecopier No.: 201-703-3401
          Attention: David Amburgey

     with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Telephone No.: (201) 450-4000
          Telecopier No.: (201) 450-4800
          Attention: John Bick, Esq.

        (b) If this Agreement provides for a designated period after a notice within which to perform an act, such period shall commence on the date of receipt or refusal of the notice.

        (c) If this Agreement requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of delivery to the courier service, telecopying or mailing of the notice pursuant to which such right is exercised.

        (d) Notices of changes of address shall be effective only upon receipt.

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, except as otherwise provided herein, the terms set forth below shall have the following meanings:

        "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person.

        "beneficial owner" with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (a) which such Person or any of its affiliates or associates (as such term is defined in

Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (b) which such Person or any of its affiliates or associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding or (c) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares.

        "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

        "Contract" means any agreement, contract, indenture, instrument, lease, or any written arrangement, commitment, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, assets or business.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Knowledge" means, with respect to any matter in question, (a) in the case of the Company, if any of the executive officers of the Company has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility of such matters and (b) in the case of Parent, if any of the executive officers of Parent has actual knowledge of such matter after making reasonable inquiry of officers and employees charged with senior administrative or operational responsibility of such matters.

        "Medical Manager Merger" means the merger of Medical Manager with and into Parent pursuant to the Medical Manager Merger Agreement.

        "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association, limited liability company or entity or government, political subdivision, agency or instrumentality of a government.

        "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05. Assignment; Binding Effect; Benefit. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

        (b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this

Agreement, other than Article II (which may be enforced by the beneficiaries thereof), Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and their respective heirs and representatives and may be enforced by such Persons), Section 8.02 and Section 8.03.

     SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 9.07. Governing Law; Forum. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

        (b) Each of the parties hereto irrevocably agrees that all legal actions or proceedings with respect to this Agreement shall be brought and determined in the courts of the State of Delaware or in the United States District Court for the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     SECTION 9.08. Interpretation. (a) If a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to February 13, 2000.

        (b) The parties hereto acknowledge that certain matters set forth in the Company Disclosure Letter and certain matters set forth in the Parent Disclosure Letter are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.

     SECTION 9.09. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties and the stockholders of the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Company Voting Agreement (as defined in the Medical Manager Merger Agreement), the Parent Voting Agreement, (as defined in the Medical Manager Merger Agreement), the Medical Manager Merger Agreement and the Company Voting Agreements, all of which shall survive the execution and delivery of this Agreement.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF PARENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ASC AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     SECTION 9.12. Brokers and Finders. Except for Morgan Stanley and Co. Incorporated and FleetBoston Robertson Stephens, Inc., the investment banker for Parent, and Bank of America Securities, Inc., the investment banker for the Company, each of the parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Parent or the Company in connection with the transactions contemplated hereby, each of Parent or the Company as the case may be, agrees to indemnify and hold the other parties harmless of and from any liability in respect of any such claim. The Company hereby represents and warrants to Parent that copies of all of its Contracts with Bank of America Securities LLC have been made available to Parent. Parent hereby represents and warrants to the Company that copies of all of its Contracts with Morgan Stanley and Co. Incorporated and FleetBoston Robertson Stephens, Inc. have been made available to the Company.

     IN WITNESS WHEREOF, Parent, ASC and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      HEALTHEON/WEBMD CORPORATION

                                      By /s/ JEFFREY T. ARNOLD
                                        ----------------------------------------
                                         Name: Jeffrey T. Arnold
                                         Title: Chief Executive Officer

                                      AVICENNA SYSTEMS CORPORATION

                                      By /s/ DAVID SCHLANGER
                                        ----------------------------------------
                                         Name: David Schlanger
                                         Title: Senior Vice President

                                      CAREINSITE, INC.

                                      By /s/ JAMES R. LOVE
                                        ----------------------------------------
                                         Name: James R. Love
                                         Title: Executive Vice President and
                                                Chief Financial Officer

                             AMENDMENT NO. 1 DATED
                              AS OF JUNE 18, 2000
                   TO THE AGREEMENT AND PLAN OF MERGER AMONG
                 HEALTHEON/WEBMD CORPORATION, AVICENNA SYSTEMS
        CORPORATION AND CAREINSITE, INC., DATED AS OF FEBRUARY 13, 2000

     Amendment No. 1, dated as of June 18, 2000 (the "Amendment"), to the Agreement and Plan of Merger, dated as of February 13, 2000 (the "Merger Agreement"), among Healtheon/WebMD Corporation ("Parent"), Avicenna Systems Corporation ("ASC") and CareInsite, Inc. (the "Company").

     PRELIMINARY STATEMENTS

     Parent, ASC and the Company are parties to the Merger Agreement. Capitalized terms not otherwise defined herein have the same meanings as specified in the Merger Agreement.

     Parent, ASC and the Company desire to amend the Merger Agreement as described herein.

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, ASC and the Company hereby agree as follows:

          1. Representations and Warranties of the Company and ASC. From and after the date hereof, Section 3.15 of the Merger Agreement shall be amended to read in full as follows:

             "The Company has received the opinion of Banc of America Securities LLC dated June 18, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock."

          2. Representations and Warranties of Parent. From and after the date hereof, Section 4.15 of the Merger Agreement shall be amended to read in full as follows:

             "Parent has received the opinion of Morgan Stanley & Co. Incorporated, dated June 18, 2000 that, as of such date, the Exchange Ratios in the Merger and the Medical Manager Merger, taken together and not separately, are fair to Healtheon/WebMD from a financial point of view."

          3. Covenants of the Company.  From and after the date hereof, Section
     5.01 of the Merger Agreement shall be amended as follows:

             (a) The text of Sections 5.01(e), (j), (k), (l), (m) and (n) shall be deleted in their entirety and replaced with, in each case, with "[RESERVED]";

             (b) Section 5.01(c)(ii) shall be amended to read in full as follows:

          "the issuance of Company Stock Options to purchase shares of Company Common Stock and the shares of Company Common Stock issuable pursuant to such Company Stock Options";

             (c) Section 5.01(c) shall be amended to add the following at the end of the existing clause (iii), and the existing clause (iv) shall be renumbered as clause (v):

          "(iv) the issuance by CareInsite of Series A Preferred Stock pursuant to the Subscription Agreement dated as of September 15, 1999 between CareInsite and America Online, Inc."

             (d) Section 5.01(f)(ii) shall be amended to delete the word "and" from the immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          "and (D) loans or advances that in the aggregate do not exceed $10,000,000"; and

             (e) Section 5.01(p) shall be amended to delete the parenthetical clause in the third line.

          4. Covenants of Parent. From and after the date hereof, Section 5.02 of the Merger Agreement shall be amended as follows:

             (a) Section 5.02(c)(ii) shall be amended to read in full as follows:

          "the issuance of Parent Stock Options to purchase shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options";

             (b) Section 5.02(e)(ii) shall be amended to delete the word "and" immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          "and (D) loans or advances that in the aggregate do not exceed $10,000,000"; and

             (c) Section 5.02(i) shall be amended to delete the parenthetical clause beginning in the second line.

          5. Further Action; Consents; Filings.  From and after the date hereof,
     Section 6.07 of the Merger Agreement shall be amended as follows:

             (a) Section 6.07(a) shall be amended to add the following sentence at the end of the existing clause (a):

          "Each of Parent and the Company shall use best efforts to certify, by no later than July 30, 2000, and shall certify no later than August 15, 2000, to the Department of Justice as required by Section 802.6(b) of the implementing rules for the HSR Act that such party has substantially complied with the request for additional information the parties received on May 24, 2000 in connection with their pre-merger notification filing under the HSR Act."

             (b) The proviso of the second sentence of Section 6.07(c) of the Merger Agreement shall be amended to read in full as follows:

          "provided, however, that neither Parent and the Parent Subsidiaries, on the one hand, nor the Company and the Company Subsidiaries, on the other hand, shall be required to take any actions otherwise required hereunder if the effect of such actions would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company, the Company Subsidiaries, Medical Manager and each of the other Subsidiaries of Medical Manager, all taken as a whole."

          6. Change in Name of Counsel. From and after the date hereof, (a) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." in Section 7.02(c) shall be amended to be a reference to "Alston & Bird L.L.P."; and

             (b) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." and its address in Section 9.02(a) shall be amended to read as follows:

          "Alston & Bird L.L.P.
          1211 East Morehead Street
          Charlotte, NC 28204
          Telephone No.: (704) 331-6002
          Telecopier No.: (704) 334-2014
          Attention: H. Bryan Ives III
                     C. Mark Kelly"

          7. Termination. From and after the date hereof, Section 8.01(b) of the Merger Agreement shall be amended to replace "September 30, 2000" with "November 30, 2000".

          8. Representations and Warranties of the Company. The Company and ASC hereby jointly represent and warrant to Parent that:

             (a) Each of the Company and ASC has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and in the case of the Company, the approval of the Merger Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and under the Merger Agreement and to consummate the transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by each of the Company and ASC and the consummation by each of the Company and ASC of the transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or ASC are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and Massachusetts Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by each of the Company and ASC and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Company and ASC, enforceable against each of the Company and ASC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at
        Law).

          9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that:

             (a) Parent has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and under the Merger Agreement and to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of the shares of Parent Common Stock present and entitled to vote at the Parent Stockholders' Meeting, and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          10. Effect on Agreement. (a) From and after the date hereof, each reference in the Merger Agreement or any other agreement in connection therewith to "this Agreement", "hereunder", "hereof" or words of like import referring to the Merger Agreement, shall mean and be a reference to the Merger Agreement as amended by this Amendment.

             (b) The Merger Agreement as specifically amended hereby and subject to the conditions herein, is and shall remain in full force and effect and is in all respects ratified and confirmed.

             (c) The Company hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.03(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which the Company has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by Parent. Parent hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.02(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which Parent has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by the Company. Except as specifically set forth in this Amendment, the execution and delivery of this Amendment is not intended, and shall not operate, to affect in any way any rights or remedies a party may have with respect to the execution, delivery and performance of the Merger Agreement, including the representations, warranties and covenants contained therein, all of which rights or remedies are hereby expressly reserved.

          11. Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto to duly authorized, as of the date first above written.

                                      HEALTHEON/WEBMD CORPORATION

                                      By: /s/ JACK DENNISON
                                        ----------------------------------------
                                          Name: Jack Dennison
                                          Title: Executive Vice President and
                                                 General Counsel

                                      AVICENNA SYSTEMS CORPORATION

                                      By: /s/ DAVID SCHLANGER
                                        ----------------------------------------
                                          Name: David Schlanger
                                          Title: Senior Vice President

                                      CAREINSITE, INC.

                                      By: /s/ DAVID C. AMBURGEY
                                        ----------------------------------------
                                          Name: David C. Amburgey
                                          Title: Senior Vice President and
                                                 General Counsel

                                                                         ANNEX C

                       MORGAN STANLEY & CO. INCORPORATED

                                                                   June 18, 2000

Board of Directors
Healtheon/WebMD Corporation
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, GA 30326

Members of the Board:

We understand that Healtheon/WebMD Corporation ("Healtheon/WebMD") and Medical Manager Corporation ("Medical Manager") propose to enter into an Amendment No. 1, dated as of June 18, 2000, to the Agreement and Plan of Merger, dated as of February, 13, 2000, (as so amended, the "Medical Manager Merger Agreement"), which provides, among other things, for the merger (the "Medical Manager Merger") of Medical Manager with and into Healtheon/WebMD, whereby the separate corporate existence of Medical Manager shall cease and Healtheon/WebMD shall continue as the surviving corporation. Pursuant to the Medical Manager Merger, each share of Medical Manager common stock (other than shares held in treasury and shares held by Healtheon/WebMD) issued and outstanding immediately prior to the Medical Manager Merger shall be converted into the right to receive 2.5 shares of Healtheon/WebMD common stock (the "Medical Manager Exchange Ratio"). The terms and conditions of the Medical Manager Merger are more fully set forth in the Medical Manager Merger Agreement.

     We also understand that in connection with the Medical Manager Merger, Healtheon/WebMD, Avicenna Systems Corporation, a wholly-owned subsidiary of Medical Manager ("ASC") and CareInsite, Inc., an indirect majority-owned subsidiary of Medical Manager ("CareInsite"), have entered into an Agreement and Plan of Merger, dated as of February 13, 2000 (the "CareInsite Merger Agreement"), which provides, among other things, for the merger (the "CareInsite Merger"; and, together with the Medical Manager Merger, and not separately, the "Mergers") of CareInsite with and into ASC, whereby ASC shall be the surviving corporation and shall continue to be a wholly-owned subsidiary of Medical Manager. Upon consummation of both the Medical Manager Merger and the CareInsite Merger, ASC shall become a wholly-owned subsidiary of Healtheon/WebMD and each share of CareInsite common stock (other than shares held in treasury and shares held by ASC) issued and outstanding immediately prior to the CareInsite Merger shall be converted into the right to receive 1.3 shares of Healtheon/WebMD common stock (the "CareInsite Exchange Ratio"; and, together with the Medical Manager Exchange Ratio, and not separately, the "Exchange Ratios"). The terms and conditions of the CareInsite Merger are more fully set forth in the CareInsite Merger Agreement.

     We also understand that the Medical Manager Merger is conditioned upon the satisfaction of all conditions to the closing of the CareInsite Merger (except for the condition that the closing of the CareInsite Merger shall have occurred) contained in the CareInsite Merger Agreement and that the CareInsite Merger is conditioned upon the consummation of the Medical Manager Merger and the transactions contemplated by the Medical Manager Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratios in the Mergers, taken together, and not separately, are fair from a financial point of view to Healtheon/WebMD.

     For purposes of the opinion set forth herein, we have

        (i) reviewed certain publicly available financial statements and other information of Medical Manager, CareInsite and Healtheon/WebMD;

       (ii) reviewed certain internal financial statements and other financial and operating data concerning Medical Manager, CareInsite and Healtheon/WebMD prepared by the managements of Medical Manager, CareInsite and Healtheon/WebMD, respectively;

Healtheon/WebMD Corporation
June 18, 2000
Page  2

      (iii) reviewed certain financial projections prepared by the managements of Medical Manager, CareInsite and Healtheon/WebMD;

      (iv) reviewed the past and current operations and financial condition and the prospects of Medical Manager, CareInsite and Healtheon/WebMD, including information relating to certain strategic, financial and operational benefits (including revenue and expense synergies) anticipated from the Mergers, with senior executives of Medical Manager, CareInsite and Healtheon/WebMD, respectively;

       (v) discussed the strategic benefits (including revenue and expense synergies) expected to result from the Mergers with the managements of Medical Manager, CareInsite and Healtheon/WebMD;

      (vi) reviewed the pro forma impact of the Mergers on Healtheon/WebMD's financial performance, including revenue per share and gross profit per share;

      (vii) reviewed the reported prices and trading activity for the common stock of Medical Manager, CareInsite and Healtheon/WebMD;

      (viii) compared the financial performance of Medical Manager, CareInsite and Healtheon/WebMD with that of certain other publicly-traded companies comparable to Medical Manager, CareInsite and Healtheon/WebMD, respectively;

      (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

       (x) discussed the strategic rationale of the Mergers, and the strategic implications of the Mergers not occurring, with the management of Healtheon/WebMD;

      (xi) participated in discussions and negotiations among representatives of Medical Manager, CareInsite and Healtheon/WebMD and their financial and legal advisors;

      (xii) reviewed the Medical Manager Merger Agreement, the CareInsite Merger Agreement and certain related documents; and

      (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without any obligation for independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits (including revenue and expense synergies) anticipated from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Medical Manager, CareInsite and Healtheon/WebMD, respectively. In addition, we have assumed that each of the Mergers will be consummated in accordance with the terms set forth in the Medical Manager Merger Agreement and the CareInsite Merger Agreement, respectively, including that each of the Medical Manager Merger and the CareInsite Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986. In addition, we have assumed that in connection with the receipt of any necessary regulatory approvals for the Mergers, no restrictions will be imposed that would have a material adverse effect on Healtheon/WebMD, Medical Manager or CareInsite, or the contemplated benefits expected to be derived in the Mergers.

     We have relied upon, without any obligation for independent verification, the assessment by the managements of Medical Manager, CareInsite and Healtheon/WebMD of the strategic benefits (including revenue and expense synergies) expected to result from the Mergers, and the strategic implications of the Mergers not occurring. We have also relied upon, without any obligation for independent verification, the assessment by the managements of Medical Manager, CareInsite and Healtheon/WebMD of the technologies and products of Medical Manager, CareInsite and Healtheon/WebMD, the assessment by the management of Healtheon/WebMD of the strategic

Healtheon/WebMD Corporation
June 18, 2000
Page  3

benefits of, and the ability to retain, key employees of Medical Manager and CareInsite, the timing and risks associated with the integration of Medical Manager, CareInsite and Healtheon/WebMD and the validity of, and risks associated with, Medical Manager's, CareInsite's and Healtheon/WebMD's existing and future products and technologies.

     We have not made any independent valuation or appraisal of the assets or liabilities of Medical Manager, CareInsite or Healtheon/WebMD, nor have we been furnished with any such appraisals.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Healtheon/WebMD in connection with the Mergers and will receive fees for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Healtheon/WebMD and, prior to its merger with Synetic, Inc., Medical Manager and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Healtheon/WebMD and may not be used for any other purpose without our prior written consent, except that this opinion may be included in any filing made by Healtheon/WebMD with the Securities and Exchange Commission in connection with the Mergers. This opinion does not in any manner address the prices at which the common stock of Healtheon/WebMD will trade at any time prior to or following the consummation of the Mergers, and does not constitute any recommendation as to how shareholders of Healtheon/WebMD should vote at any shareholders' meeting held in connection with the Mergers.

     This opinion is limited to the fairness of the Exchange Ratios, taken together, and not separately, from a financial point of view to Healtheon/WebMD. This opinion shall supercede in its entirety the separate prior opinions dated February 13, 2000, rendered with respect to each of the Medical Manager Merger (on its original terms) and the CareInsite Merger, and such prior opinions are hereby withdrawn and shall not be relied upon or used for any purpose.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratios in the Mergers, taken together, and not separately, are fair from a financial point of view to Healtheon/WebMD.

                                      Very truly yours,

                                      MORGAN STANLEY & CO. INCORPORATED

                                      By: /s/ GEOFFREY D. BALDWIN
                                        ----------------------------------------
                                          Geoffrey D. Baldwin
                                          Principal

                                                                         ANNEX D

                              MERRILL LYNCH & CO.

                                 June 18, 2000

The Board of Directors
Medical Manager Corporation
River Drive Center 2
669 River Drive
Elmwood Park, New Jersey 07407

Gentlemen:

     Medical Manager Corporation ("Medical Manager") and Healtheon/WebMD Corporation ("Healtheon") propose to enter into an amendment (the "Amendment") to the agreement and plan of merger between Healtheon and Medical Manager dated as of February 13, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement as so amended, Medical Manager will be merged with and into Healtheon in a transaction (the "Merger") in which each outstanding share of Medical Manager's common stock, par value $0.01 per share (the "Medical Manager Shares"), will be converted into the right to receive 2.50 shares (the "Revised Exchange Ratio") of the common stock of Healtheon, par value $0.0001 per share (the "Healtheon Shares"). We understand that consummation of the Merger is subject to the satisfaction of the conditions to the consummation of the merger of CareInsite, Inc., a 68.5% owned subsidiary of Medical Manager, with and into a wholly owned subsidiary of Healtheon pursuant to the agreement and plan of merger between Healtheon and CareInsite, Inc. dated as of February 13, 2000, as amended contemporaneously with the execution of the Amendment.

     You have asked us whether, in our opinion, the Revised Exchange Ratio is fair from a financial point of view to the holders of Medical Manager Shares.

     In arriving at the opinion set forth below, we have, among other things:

      (1) Reviewed certain publicly available business and financial information relating to Medical Manager, and Healtheon that we deemed to be relevant;

      (2) Reviewed certain financial forecasts of Medical Manager relating to the business, financial performance, and prospects of Medical Manager furnished to us by Medical Manager;

      (3) Reviewed certain financial forecasts of Healtheon relating to the business, financial performance and prospects of Healtheon furnished to us by Healtheon;

      (4) Conducted discussions with certain members of management and representatives of Medical Manager and Healtheon concerning their respective businesses, prospects and strategic relationships before and after giving effect to the Merger;

      (5) Reviewed the market prices and valuation multiples for the Medical Manager Shares and the Healtheon Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

      (6) Reviewed the results of operations of Medical Manager and Healtheon and compared them with those of certain publicly traded companies that we deemed to be relevant;

      (7) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

      (8) Participated in certain discussions among representatives of Medical Manager and Healtheon and their financial and legal advisors;

      (9) Reviewed the Merger Agreement and a draft dated June 18, 2000 of the Amendment; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Medical Manager or Healtheon or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Medical Manager or Healtheon. With respect to the financial forecast information furnished to or discussed with us by Medical Manager or Healtheon, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and good faith judgments of Medical Manager's or Healtheon's respective managements as to the expected future financial performance of Medical Manager or Healtheon respectively. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Amendment will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on Medical Manager, Healtheon or the contemplated benefits of the Merger.

     In connection with the preparation of this opinion, we have not been authorized by Medical Manager or its Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of Medical Manager.

     We are acting as financial advisor to Medical Manager in connection with the Merger and will receive a fee from Medical Manager for our services. In addition, Medical Manager has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Medical Manager and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Medical Manager Shares and other securities of Medical Manager, as well as the Healtheon Shares and other securities of Healtheon, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of Medical Manager. Our opinion does not address the merits of the underlying decision by Medical Manager to engage in the Merger and does not constitute a recommendation to any shareholder of Medical Manager as to how such shareholder should vote on the proposed Merger or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which the Healtheon Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Revised Exchange Ratio is fair from a financial point of view to the holders of the Medical Manager Shares.

                                      Very truly yours,

                                      /s/ MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED
                                      ------------------------------------------

                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED

                                       D-2
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                                                                         ANNEX E

                                UBS WARBURG LLC

                                 June 18, 2000

The Board of Directors
Medical Manager Corporation
669 River Drive
Elmwood Park, New Jersey 07407

Dear Members of the Board:

     We understand that Medical Manager Corporation ("Medical Manager") and Healtheon/WebMD Corporation ("Healtheon/WebMD") propose to enter into an Amendment No. 1, dated as of June 18, 2000 (the "Amendment"), to the Agreement and Plan of Merger, dated as of February 13, 2000, by and between Medical Manager and Healtheon/WebMD (the "Original Agreement" and, as amended by the Amendment, the "Agreement") pursuant to which Medical Manager will merge with and into Healtheon/WebMD (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of Medical Manager ("Medical Manager Common Stock") will be converted into the right to receive 2.5 (the "Exchange Ratio") shares of the common stock, par value $0.0001 per share, of Healtheon/WebMD (Healtheon/WebMD Common Stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Medical Manager Common Stock.

     UBS Warburg LLC ("UBSW") has acted as financial advisor to Medical Manager in connection with the Merger and will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Merger and a portion of which is payable upon delivery of this opinion. UBSW in the past has provided investment banking services to Medical Manager and its affiliates and to Healtheon/WebMD unrelated to the proposed Merger and has received customary compensation for the rendering of such services. In the ordinary course of business, UBSW, its successors and affiliates may trade securities of Medical Manager and its affiliates and Healtheon/WebMD for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion does not address Medical Manager's underlying business decision to effect the Merger or constitute a recommendation to any stockholder of Medical Manager as to how such stockholder should vote with respect to any matter relating to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms (other than with respect to the Exchange Ratio to the extent expressly specified herein) of the Agreement and the obligations thereunder, or the form of the Merger. We express no opinion as to what the value of Healtheon/WebMD Common Stock will be when issued pursuant to the Merger or the prices at which Healtheon/WebMD Common Stock will trade or otherwise be transferable subsequent to the announcement or consummation of the Merger. In rendering this opinion, we have assumed, at your direction, that each of Medical Manager and Healtheon/WebMD will comply with all material covenants and agreements set forth in, and other material terms of, the Agreement and that the Merger will be validly consummated in accordance with its terms. Representatives of Medical Manager have advised us that, concurrent with the execution of the Amendment, Healtheon/WebMD, Avicenna Systems Corporation, a wholly owned subsidiary of Medical Manager ("ASC"), and CareInsite, Inc., an indirect majority owned subsidiary of Medical Manager ("CareInsite"), have entered into an amendment, dated as of June 18, 2000, to the Agreement and Plan of Merger, dated as of February 13, 2000, among Healtheon/WebMD, ASC and CareInsite (as amended, the "CareInsite Merger Agreement," and the transactions contemplated thereby, the "CareInsite Transaction"). At your direction, we have

The Board of Directors
Medical Manager Corporation
June 18, 2000
Page  2

assumed, to the extent material to our analysis with respect to the Merger, that the CareInsite Transaction will be validly consummated in accordance with the terms discussed with us by representatives of Medical Manager.

     In arriving at our opinion, we have, among other things: (i) reviewed current and historical market prices and trading volumes of Medical Manager Common Stock and Healtheon/WebMD Common Stock; (ii) reviewed certain publicly available business and historical financial information relating to Medical Manager and Healtheon/WebMD; (iii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of Medical Manager and Healtheon/WebMD (both before and after giving effect to the CareInsite Transaction and certain other acquisitions of Healtheon/WebMD), including estimates and financial forecasts prepared by the managements of Medical Manager and Healtheon/WebMD, that were provided to or discussed with us by Medical Manager and Healtheon/WebMD and are not publicly available; (iv) conducted discussions with members of the senior managements of Medical Manager and Healtheon/WebMD; (v) reviewed publicly available financial and stock market data with respect to certain companies in lines of business we believe to be generally comparable to those of Medical Manager and Healtheon/WebMD; (vi) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions which we believe to be generally relevant;
(vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, at your direction, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Medical Manager or Healtheon/WebMD, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction regarding the financial forecasts and estimates relating to Medical Manager and at the direction of Healtheon/WebMD regarding the financial forecasts and estimates relating to Healtheon/WebMD, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Medical Manager and Healtheon/WebMD as to the future performance of their respective companies. We also have assumed, with your consent, that the Merger will qualify as a tax-free reorganization and will be accounted for as a purchase for financial accounting purposes. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of Medical Manager, and we were not requested to, nor did we, express any opinion as to the exchange ratio provided for in the Original Agreement. We also were not requested to, nor do we, express any opinion as to the CareInsite Transaction or any other transactions related to the Merger or the effect of any other transaction in which Medical Manager might engage. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Medical Manager Common Stock.

                                        Very truly yours,

                                        /s/ UBS WARBURG LLC
                                        UBS WARBURG LLC

                                                                         ANNEX F

                         BANC OF AMERICA SECURITIES LLC

                                 June 18, 2000

Special Committee of the Board of Directors
CareInsite, Inc.
669 River Drive, Center Two
Elmwood Park, New Jersey 07407

Members of the Special Committee of the Board of Directors:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of CareInsite, Inc. (the "Company"), other than Medical Manager Corporation ("Medical Manager") or its subsidiaries, of the Exchange Ratio (as defined below) provided for in connection with the proposed merger (the "Merger") of the Company with and into Avicenna Systems Corporation ("Avicenna"), which is currently a wholly-owned subsidiary of Medical Manager. Immediately prior to the Merger, Medical Manager will merge with and into Healtheon/WebMD Corporation (the "Purchaser"), so that at the time of the Merger, Avicenna will be a wholly-owned subsidiary of the Purchaser. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 13, 2000 (the "Original Agreement"), as amended by the Amendment thereto dated as of June 18, 2000 (the "Amendment", and the Original Agreement as so amended, the "Agreement"), between the Company, Purchaser and Avicenna, the Company will merge with and into Avicenna, with Avicenna being the surviving corporation, and stockholders of the Company will receive for each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), held by them, other than shares held in treasury or held by the Purchaser or any wholly-owned subsidiary of the Purchaser, consideration equal to 1.30 shares (the "Exchange Ratio") of Common Stock of the Purchaser (the "Purchaser Common Stock"). The terms and conditions of the Merger are more fully set out in the Agreement.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data of the Company and of the Purchaser;

          (iii) analyzed certain financial forecast prepared by the managements of the Company and of the Purchaser;

          (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and discussed the past and current operations, financial condition and prospects of the Purchaser with senior executives of the Purchaser;

          (v) reviewed and discussed with senior executives of the Company and the Purchaser information relating to certain strategic, financial and operational benefits anticipated from the Merger;

          (vi) reviewed the pro forma impact of the Merger on the Purchaser's revenue, cash flow, consolidated capitalization and financial ratios;

          (vii) reviewed and considered in the analysis, information prepared by members of senior management of the Company and the Purchaser relating to the relative contributions of the Company and the Purchaser to the combined company;

          (viii) reviewed the reported prices and trading activity for the Company Common Stock and the Purchaser Common Stock;

          (ix) compared the financial performance of the Company and the Purchaser and the prices and trading activity of the Company Common Stock and the Purchaser Common Stock with that of certain other publicly traded companies we deemed relevant;

          (x) compared certain financial terms to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

          (xi) participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

          (xii) reviewed the Original Agreement, the June 18, 2000 draft of the Amendment and certain related documents; and

          (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts prepared by the managements of the Company and the Purchaser, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company and of the Purchaser. We have not made an independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

     We were not requested to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We have assumed that the definitive form of the Amendment will be substantially similar to the last draft reviewed by us.

     We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, one-half of which is payable upon rendering an opinion and one-half of which is contingent upon consummation of the Merger or a comparable transaction. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

     It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that we do not have any obligation to update, revise, or reaffirm this opinion. This opinion does not in any manner address the prices at which the Purchaser Common Stock will trade following consummation of the Merger. In addition, Banc of America Securities LLC expresses no opinion or recommendation as to how the stockholders of the Company and the Purchaser should vote at the stockholders' meetings held in connection with the Merger.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio in the proposed Merger is fair from a financial point of view to the Company's stockholders, other than Medical Manager or its subsidiaries.

                                      Very truly yours,

                                      BANC OF AMERICA SECURITIES LLC

                                      By: /s/ GREGORY SORENSEN
                                        ----------------------------------------
                                          Gregory Sorensen
                                          Managing Director

                                                                         ANNEX G

                          HEALTHEON/WEBMD CORPORATION
                         2000 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                                    PURPOSE

     1.1 General. The purpose of the Healtheon/WebMD Corporation 2000 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Healtheon/WebMD Corporation (the "Corporation"), by linking the personal interests of its employees, officers, directors and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.

                                   ARTICLE 2

                                 EFFECTIVE DATE

     2.1 Effective Date. The Plan shall be effective as of the date upon which it shall be approved by the Board (the "Effective Date"). However, the Plan shall be submitted to the shareholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the shareholders and if the shareholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).

                                   ARTICLE 3

                                  DEFINITIONS

     3.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Corporation.

          (d) "Cause" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Cause" shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

          (e) "Change of Control" means and includes the occurrence of any one of the following events:

             (i) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in
        Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

             (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Corporation which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

             (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Corporation's assets to an entity that is not an affiliate of the Corporation (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or
        (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and
        (C) above shall be deemed to be a "Non-Qualifying Transaction").

          Notwithstanding anything herein to the contrary, neither the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of February 13, 2000 between the Corporation and Medical Manager Corporation, as amended, nor the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of February 13, 2000 among the Corporation, Avicenna Systems Corporation and CareInsite, Inc., as amended, shall be deemed to be a "Change of Control" for purposes of this Section 3.1(e).

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the committee of the Board described in Article
     4.

          (h) "Corporation" means Healtheon/WebMD Corporation, a Delaware corporation.

          (i) "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3), provided that no employee shall be a Covered Employee until the deduction limitations of Code Section 162(m) are applicable to the Corporation and any reliance period under Code Section 162(m) has expired, as described in Section 17.15 hereof.

          (j) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period of 365 days. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (k) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (l) "Effective Date" has the meaning assigned such term in Section
     2.1.

          (m) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (n) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (o) "Non-Employee Director" means a member of the Board who is not an employee of the Corporation or any Parent or Subsidiary.

          (p) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (q) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (r) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (s) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation.

     Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (t) "Participant" means a person who, as an employee, officer, consultant or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

          (u) "Performance Share" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (v) "Plan" means the Healtheon/WebMD Corporation 2000 Long-Term Incentive Plan, as amended from time to time; provided, however, that if the name of the Corporation is changed to WebMD Corporation, the name of the Plan shall automatically be changed to the WebMD Corporation 2000 Long-Term Incentive Plan effective upon the change of the name of the Corporation.

          (w) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (x) "Retirement" means a Participant's termination of employment with the Corporation, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

          (y) "Stock" means the $.0001 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

          (z) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (aa) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

          (bb) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (cc) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4

                                 ADMINISTRATION

     4.1. Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code
Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

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     4.2. Action by the Committee.  For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

     4.3. Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (k) Amend the Plan or any Award Agreement as provided herein.

     Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee's authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either
(i) Covered Employees or (ii) persons subject to Section 16 of the 1934 Act.

     4.4. Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. Number of Shares. Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be

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5,000,000 shares (the "Base Number"). Notwithstanding the foregoing, if the proposed acquisitions by the Company of Medical Manager Corporation and CareInsite, Inc. are completed on or before December 31, 2000, then the Base Number shall be 10,000,000. Not more than 10% of the total authorized shares may be granted as Awards of Restricted Stock or unrestricted Stock Awards, and not more than the Base Number of shares of Stock shall be granted in the form of Incentive Stock Options.

     5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 2,000,000; provided, however, that in connection with his or her initial employment with the Company, a Participant may be granted Options or SARs with respect to up to an additional 2,000,000 shares of Stock, which shall not count against the foregoing annual limit. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.

                                   ARTICLE 6

                                  ELIGIBILITY

     6.1. General. Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or Subsidiary.

                                   ARTICLE 7

                                 STOCK OPTIONS

     7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee.

          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

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

          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

          (e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.

     7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

             (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

             (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

             (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

             (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

             (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 14.5.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

          (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

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

          (f) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (g) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

     8.1. Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

             (1) The Fair Market Value of one share of Stock on the date of exercise; over

             (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any Stock Appreciation Right related to an Incentive Stock Option.

          (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9

                               PERFORMANCE SHARES

     9.1. Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2. Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3. Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10

                            RESTRICTED STOCK AWARDS

     10.1. Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote

Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 11

                              DIVIDEND EQUIVALENTS

     11.1. Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12

                            OTHER STOCK-BASED AWARDS

     12.1. Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13

               ANNUAL AWARD OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     13.1 Grant of Options. Each Non-Employee Director who is serving in such capacity as of January 1 of each year that the Plan is in effect shall be granted a Non-Qualified Option to purchase 20,000 shares of Stock, subject to adjustment as provided in Section 15.1. Each such day that Options are to be granted under this Article 13 is referred to hereinafter as a "Grant Date."

     If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a "Reduced Grant") to purchase shares of Stock in an amount equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

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

     If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a "Continuing Non-Employee Director") shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director's additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 20,000 shares (subject to adjustment pursuant to Section 15.1). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.

     13.2. Option Price.  The option price for each Option granted under this
Article 13 shall be the Fair Market Value on the date of grant of the Option.

     13.3. Term. Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided in
Section 13.4.

     13.4. Lapse of Option. An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

          (1) The Option shall lapse ten years after it is granted.

          (2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in paragraph (3) or (4) below, the Option shall lapse, unless it is previously exercised, three months after the Participant's termination as a member of the Board; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation's bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

          (3) If the Participant ceases to serve as a member of the Board by reason of his Disability, the Option shall lapse, unless it is previously exercised, one year after the Participant's termination as a member of the Board.

          (4) If the Participant dies while serving as a member of the Board, or during the three-month period described in paragraph (2) or during the one-year period described in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Options may be exercised by the Participant's beneficiary, determined in accordance with Section 14.5.

     If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this
Article 14.

     13.5. Exercisability. Each Option granted under this Article 13 shall be exercisable as to one fourth (1/4) of the Option shares on the first anniversary of the Grant Date and, thereafter, as to one forty-eighth (1/48) of the Option shares on each monthly anniversary of the Grant Date, such that the Options will be fully exercisable after four years from the Grant Date.

     13.6. Exercise and Payment. An Option granted under this Article 13 shall be exercised by written notice directed to the Secretary of the Company (or his designee) and accompanied by payment in full of the exercise price in cash, by check, in shares of Stock, or in any combination thereof; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, such Options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Corporation in payment of the exercise price.

     13.7. Transferability of Options.  Any Option granted pursuant to this
Article 13 shall be assignable or transferable by the Participant by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order that would satisfy Section 414(p)(l)(A) of the Code if such section applied to an Award under the Plan. In addition, any Option granted pursuant to this Article 13 shall be transferable by the Participant to any of the following permitted transferees, upon such reasonable terms and conditions as the Committee may establish (and, unless specifically permitted by the Board in advance, such transfers shall be limited to one transfer per Participant to no more than four transferees): (i) one or more of the following family members of the Participant: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Participant, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.

     13.8. Termination of Article 13.  No Options shall be granted under this
Article 13 after January 1, 2010.

     13.9. Non-Exclusivity. Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after January 1, 2010. Options granted pursuant to this Article 13 shall be governed by the provisions of this
Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of Article 13.

                                   ARTICLE 14

                        PROVISIONS APPLICABLE TO AWARDS

     14.1. Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     14.2. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(d) applies, five years from the date of its grant).

     14.3. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     14.4. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

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     14.5. Beneficiaries.  Notwithstanding Section 14.5, a Participant may, in
the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     14.6. Stock Certificates. All Stock issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     14.7. Acceleration Upon Death or Disability. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options.

     14.8. Acceleration. Whether or not a Change in Control shall have occurred, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

     14.9. Effect of Acceleration. If an Award is accelerated under Section 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     14.10. Performance Goals. In order to preserve the deductibility of an Award under Code Section 162(m), the Committee may determine that any Award granted pursuant to this Plan to a Participant is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation's stock price,
(c) the Corporation's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, earnings per share, earnings before income and taxes and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

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     14.11. Termination of Employment.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or other disposition of the Participant's employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

     14.12. Loan Provisions. With the consent of the Committee, the Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan(s), including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven.

                                   ARTICLE 15

                          CHANGES IN CAPITAL STRUCTURE

     15.1. General. In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

                                   ARTICLE 16

                    AMENDMENT, MODIFICATION AND TERMINATION

     16.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     16.2. Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination and provided further that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                      G-13
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                                   ARTICLE 17

                               GENERAL PROVISIONS

     17.1. No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

     17.2. No Stockholder Rights. No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

     17.3. Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     17.4. No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

     17.5. Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

     17.6. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

     17.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

     17.8. Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

     17.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     17.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.11. Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.
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     17.12. Government and Other Regulations.  The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     17.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

     17.14. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

     The foregoing is hereby acknowledged as being the Healtheon/WebMD Corporation 2000 Long-Term Incentive Plan as adopted by the Board on July 28, 2000.

                                      HEALTHEON/WEBMD CORPORATION

                                      By:    /s/ JOHN L. WESTERMANN III
                                        ----------------------------------------

                                      Its: Executive Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary

                                      G-15
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                                                                         ANNEX H

                                CAREINSITE, INC.

                        1999 DIRECTOR STOCK OPTION PLAN

          1. Definitions.  The terms below shall be defined as indicated.

          1.1 Administrator means the Board or any executive officer or officers of the Company designated by the Board.

          1.2 Board means the Board of Directors of the Company, including any directors who may be Optionees.

          1.3 Change in Control means the occurrence of any of the following events:

             (i) when any "person", as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof (but excluding the Parent and its subsidiaries, the Company and its Subsidiaries (and any successor to the Company in a transaction that did not result in a Change in Control), Martin J. Wygod and his affiliates and any employee benefit plan sponsored or maintained by the Parent or any of its subsidiaries, the Company or any of its Subsidiaries or Martin J. Wygod or any of his affiliates (including the trustee of such plan acting as trustee)), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50 percent or more of the combined power of its then outstanding securities with respect to the election of directors;

             (ii) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors"), cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed an Incumbent Director if such director was elected by or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Incumbent Directors, either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 1.3(ii);

             (iii) when the stockholders of the Company approve a merger or consolidation of the Company without the consent or approval of a majority of the Incumbent Directors;

             (iv) when the stockholders of the Company approve a sale or disposition of all or substantially all of the Company's assets; or

             (v) when the Company adopts a plan of liquidation; provided, however, that in the event that any of the above-described events is triggered as a result of a transaction with the Parent, such event shall not constitute a "Change in Control" for purposes of the Plan. For the avoidance of doubt, a change in control of the Parent shall not constitute a "Change in Control" for purposes of the Plan.

          1.4 Code means the Internal Revenue Code of 1986, as amended from time-to-time, or any successor statute thereto.

          1.5 Common Stock means the Company's common stock, par value $.01, subject to the provisions of Section 9.

          1.6 Company means CareInsite, Inc., a Delaware corporation, and any successor corporation which adopts the Plan.

          1.7 Exchange Act means the Securities Exchange Act of 1934, as amended from time-to-time, or any successor statute thereto.

          1.8 Fair Market Value means, on a specified date, the last sales price of a Share, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the last closing price for a Share on the stock exchange, if any, on which Shares are primarily traded (or if no Shares were traded on such date, then on the last previous date on which any Share were so traded), or if none of the above is applicable, the value of a Share for such date as established by a nationally recognized appraisal firm or investment bank, using any reasonable method of valuation.

          1.9 Non-Employee Director means a director of the Company who is not an officer or employee of the Company, any Subsidiary or the Parent.

          1.10 Option means an option to purchase Shares granted by the Company pursuant to the Plan.

          1.11 Option Agreement means a written agreement or certificate as described in Section 7.

          1.12 Option Period means the period from the date of the granting of an Option to the date on which that Option terminates pursuant to Section
     5.2 hereof.

          1.13 Option Price means the price to be paid for the Shares purchased pursuant to an Option.

          1.14 Optionee means any person who is granted an Option under the Plan.

          1.15 Parent means Medical Manager Corporation, a Delaware Corporation, so long as it owns stock possessing 50 percent or more of the total combined voting power of the Company.

          1.16 Plan means the Company's 1999 Director Stock Option Plan, as adopted by the Board in substantially the form set forth herein and as the same may be amended or otherwise modified from time-to-time.

          1.17 Shares means shares of Common Stock.

          1.18 Subsidiary means a subsidiary of the Company as defined under
     Section 424 of the Code.

     2. Purpose; Construction.

          (a) The Plan is intended to encourage ownership of Common Stock by directors of the Company, upon whose judgement and interest the Company is dependent for its successful operation and growth, in order to increase their proprietary interest in the Company's success and to encourage them to serve as directors of the Company.

          (b) The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision of the Plan or any Option Agreement inconsistent with the terms of such Rule in effect shall be inoperative and shall not affect the validity of the Plan, such Option Agreement or any other provision thereof.

     3. Administration and Interpretation. The terms and conditions under which Options shall be granted under the Plan are set forth in Section 5. Subject to the provisions of Section 12, the Administrator shall have authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan; provided, however, that no such interpretation or determination shall change or affect the selection of participants eligible to receive grants under the Plan, the number of shares covered by or the timing of any grant of Options under the Plan or the terms and conditions thereof. The interpretation and construction by the Administrator of any provision of the Plan or of any Option Agreement shall be final and conclusive.

     4. Eligible Persons. Options shall be granted pursuant to the provisions hereof to persons who are Non-Employee Directors at the time of grant.

     5. Grant of Options.

          5.1 Procedure. Subject to the provisions of Section 8.1 limiting the maximum number of Shares subject to purchase under Options, (i) each Non-Employee Director whose initial term commences after the Effective Date (as defined in Section 6 below) shall be granted an Option to purchase 10,000 Shares as of the date such director is first elected to the Board,
     (ii) on the first day of each fiscal year of the Company, each Non-Employee Director (including Non-Employee Directors whose initial term commenced on or before the Effective Date) shall be granted an Option to purchase 10,000 Shares, and (iii) on the Effective Date, each Non-Employee Director shall be granted an Option to purchase 10,000 Shares (the "Initial Grants"), subject to obtaining the approval of the Plan by the stockholders of the Company at its 1999 Annual Meeting of Stockholders. Each such Option shall become exercisable as to 20% of the Shares covered thereby on each of the first five successive anniversaries of the date of grant (the "Vesting Schedule"); provided, however, that no Option shall become vested and exercisable prior to December 15, 2001 (on such date, each Option shall become vested and exercisable to the extent that such Option would have become exercisable by virtue of the Vesting Schedule). Notwithstanding the foregoing, upon the occurrence of a Change in Control, any portion of each such Option not then exercisable shall immediately and automatically (without notice) become fully exercisable. The Option Price for each Option shall be the Fair Market Value of a Share on the date of grant. No Options shall be granted under the Plan except as provided in this Section 5.1.

          5.2 Termination. The unexercised portion of each Option (both vested and non-vested) shall automatically and without notice terminate and become null and void upon the earlier of the following:

          (a) The fifteenth anniversary of the date of grant;

          (b) Subject to the provisions of this Section 5.2, with respect to the unvested portion of the Option, on the date of termination of the Optionee's status as a director of the Company and, with respect to the vested portion of the Option, one year following the date of termination of the Optionee's status as a director of the Company;

          (c) In the event that an Optionee's status as a director terminates for any reason and such Optionee is employed by the Company or a Subsidiary (or, if the Board in its sole discretion retains such Optionee as a consultant to the Company or a Subsidiary and affords such Optionee the treatment described in this Section 5.2 (c)) immediately following such termination, then such Optionee's Option shall remain outstanding and continue to vest until the termination of Optionee's status as an employee (or consultant) of the Company or such Subsidiary and, to the extent the Option is exercisable on the date of such termination, the vested portion of the Option shall remain outstanding until 30 days following the date of termination; or

          (d) If an Optionee dies while a director of the Company or within one year following the date of termination of such Optionee's status as a director, any unexercised portion of the Option that was otherwise exercisable on the date of such Optionee's death shall be exercisable by the Optionee's personal representatives or heirs at law, if no personal representative is required by the governing state law, at any time within the one year period from the date of such Optionee's death.

          5.3 Additional Grants. Nothing contained in the Plan shall be construed to preclude the granting of an option to an Optionee in addition to an Option or Options for the purchase of Shares already held by that Optionee or the granting of more than one Option to an Optionee at the same time.

          5.4 Subject to Exchange Rules. Any and all grants of Options shall be subject to all applicable rules and regulations of any exchange on which the Common Stock may then be listed.

     6. Effective and Expiration Dates of Plan. The Plan shall be effective on November 12, 1999, the date on which the Board approved the Plan (the "Effective Date"), subject to the approval of the Company's stockholders at its next meeting of stockholders. In the event that the stockholders fail to approve the Plan, the Plan shall be null, void and of no further force and effect and the Initial Grants shall be cancelled without any payment made therefor. No Option shall be granted after July 1, 2009.

     7. Option Agreements. Option Agreements shall be in such form as the Administrator shall approve or determine; provided, however, that all Option Agreements shall comply with and be subject to the following terms and conditions:

          7.1 Manner, Time, and Medium of Payment. An Option shall be exercised in the manner set forth in the Option Agreement relating thereto and payment in full of the Option Price for all Shares shall be made at the time of exercise. Payment shall be in United States dollars in the form of cash, certified check or bank draft, or by delivery of fully paid Shares held by the Optionee for a period of at least six months valued at their Fair Market Value on the date of exercise, or, if the Option Agreement so provides, by withholding Shares with respect to which the Optionee has exercised such Option having a Fair Market Value on the date

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

     of exercise equal to the sum of the Option Price for the withheld Shares and the remaining Shares with respect to which the Optionee has exercised such option, or any combination of such methods of payment.

          7.2 Number of Shares. Subject to Section 9, the Option Agreement shall state the number of Shares to which it pertains.

          7.3 Date of Exercise. An Option may be exercised, to the extent vested, in whole or in part from time-to-time during the Option Period. Notwithstanding anything in this Plan or any Option Agreement to the contrary, no Option shall be exercisable prior to the approval of this Plan by the stockholders of the Company.

          7.4 Reorganization. In case the Company is merged or consolidated with another corporation, or in case of a reorganization, separation or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder shall make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate securities of the Company, or appropriate shares or other securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both.

          7.5 Assignability. No Option shall be assignable or transferable except by will or by the laws of descent and distribution and no Option may be exercised other than by an Optionee or, after the death of an Optionee, by that Optionee's personal representative, heirs or legatees; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify, permit the transfer of an Option to an Optionee's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members or to one or more entities which are owned in whole or in part by one or more such family members.

          7.6 No Right to Continue as Director. Nothing in the Plan or in any Option granted under the Plan shall confer (or be deemed to confer) any right in any Optionee to continue as a director of the Company or any Subsidiary or shall interfere in any way with the right of the Board or the stockholders of the Company, or the board of directors or stockholders (including the Company) of any Subsidiary, to terminate such status at any time, with or without cause and with or without notice, except as otherwise provided by the certificate of incorporation or by-laws of the Company or such Subsidiary or applicable law.

          7.7 Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to Shares covered by an Option until the date the Company has issued or delivered such Shares to the Optionee, and then only as to such Shares as are actually issued and delivered to the Optionee.

          7.8 Other Provisions. Option Agreements shall contain such other terms and conditions not inconsistent with the Plan as the Administrator shall deem advisable.

          7.9 Compliance with Law. Notwithstanding any provision of the Plan or any Option Agreement to the contrary, no Option may be granted or exercised at any time when such Option or the granting or exercise thereof or payment therefor may result in the violation of any law or governmental order or regulation.

          7.10 Securities Laws. The Company intends to register the Shares issuable pursuant to exercise of Options under the Securities Act of 1933, as amended, and to effect similar compliance under applicable state laws, but shall be under no obligation to do so. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares issuable pursuant to exercise of Options, that the Optionee make such covenants, agreements and representations, including, without limitation, as to compliance with applicable securities laws, and that such certificates bear such legends, as the Administrator in its sole discretion deems necessary or desirable.

     8. Shares Available for Option.

          8.1 Maximum. Subject to Section 7.4 and 9, no more than 500,000 Shares shall be subject to purchase pursuant to Options granted under the Plan, which Shares may be either Shares held in treasury or authorized but unissued Shares. At all times during the term of the Plan, the Company shall have reserved that number of Shares less an amount equal to the number of Shares held in treasury and the number of Shares which have been issued pursuant to the exercise of Options. At all times after termination of the Plan, the Company shall have reserved for issuance a number of Shares equal to the aggregate number of Shares subject to outstanding Options less the number of Shares held in treasury.

          8.2 Expiration or Termination. If any outstanding Option under the Plan expires for any reason or is terminated prior to the expiration date of the Plan as set forth in Section 6, the Shares allocable to any unexercised portion of such Option may again be subject to an Option. In addition, if an Optionee delivers Shares as payment for the Option Price or any applicable tax withholding obligations or if Shares are withheld to satisfy any such tax withholding obligations, such Shares shall again be available for grant.

     9. Recapitalization or Change in Par Value of Common Stock. The aggregate number of Shares purchasable under Options granted and which may be granted pursuant to the Plan and the Option Price for Shares covered by each outstanding Option shall all be proportionately adjusted, as deemed appropriate by the Administrator, if the Shares are split up, converted, exchanged, reclassified or in any way substituted for. The Administrator shall provide for appropriate adjustments of the numbers of Shares purchasable under the Plan and of outstanding Options in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the Shares purchased by exercise of an Option are issued or transferred, except that no such adjustment shall be made for cumulative stock dividends of 10% of less (in the aggregate) or cash dividends. Any such adjustment may include an adjustment of the Option Price or the number of Shares for which an Option may be exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise. In the event of a change in the Company's presently authorized Common Stock which is limited to a change of all of its presently authorized Shares of Common Stock with par value into the same number of shares without par value, or any change of the then authorized Shares of Common Stock with par value into the same number of shares of Common Stock with a different par value, the shares resulting from any such change shall be deemed to be Shares as defined in Section 1, and no change in the number of Shares covered by each Option or in the Option Price shall take place.

     10. Indemnification; Reliance; Exculpation.

          10.1 Indemnification. Each person who is or shall have been a member of the Board or who is or shall have served as an Administrator shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject, however, to the condition that upon the institution of any such claim, action, suit, or proceeding, such person shall in writing give the Company an opportunity to intervene at the Company's expense on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

          10.2 Reliance. Each member of the Board and each officer and employee of the Company in performing duties under the Plan shall be entitled to rely upon information and reports furnished in connection with the administration of this Plan by any duly authorized officer or agent of the Company.

          10.3 Exculpation. No member of the Board and no officer or employee of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     11. Income Tax Withholding. Any Option Agreement may include provisions that if the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the Company or the Subsidiary shall be entitled to deduct and to withhold such amount from any cash payments to be made to the Optionee. In any event, the Optionee shall either (i) make available to the Company or Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or, if the Option Agreement so provides, Shares

(valued at Fair Market Value as of the date the withholding tax obligation arises (the "Tax Date")), to meet the requirements of such withholding, or (ii) unless disallowed by the Administrator, irrevocably authorize the Company to withhold from the Shares otherwise issuable to the Optionee as a result of such exercise a number of Shares having a Fair Market Value as of the Tax Date which alone, or when added to funds paid or Shares delivered to the Company or the Subsidiary by the Optionee, equal the amount of the minimum withholding tax obligation (the "Withholding Election") and the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds or Shares made available to the Company or such Subsidiary out of any funds or property due or to become due to the Optionee. An Optionee's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Administrator. The Administrator may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3, as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Option.

     12. Amendment or Termination of Plan. The Plan may be terminated and may be modified or amended by the Board at any time and from time-to-time; provided, however, that (i) no modification or amendment shall be effective without stockholder approval if such approval is required by law or under the rules of NASDAQ or the stock exchange on which the shares are listed, and (ii) no such termination, modification, or amendment of the Plan shall adversely alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the holder thereof.

     13. Set-Off. If at any time an Optionee is indebted to or otherwise obligated to make any payment to the Company or any Subsidiary, the Company may
(a) withhold from the Optionee (i) following the exercise by the Optionee of an Option, Shares issuable to the Optionee having a Fair Market Value on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by an Optionee of Shares received pursuant to the exercise of an Option, amounts due to an Optionee in connection with the sale of such Shares up to the amount of indebtedness to the Company, or (b) take any substantially similar action. The Company may establish such rules and procedures as it may deem necessary or advisable in connection with the taking of any action contemplated by this Section 13.

     14. Headings. The section headings contained herein have no substantive meaning or content and are not part of this Plan.

     15. Governing Law. The Plan shall be construed in accordance with the laws of the State of Delaware without regard to any principles of conflicts of law.

                                                                         ANNEX I

                     CHARTER OF THE AUDIT COMMITTEE OF THE
               BOARD OF DIRECTORS OF HEALTHEON/WEBMD CORPORATION

1. PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee shall monitor the Corporation's financial reporting and accounting practices to ascertain that they are within acceptable limits of sound practice in such matters. In furtherance of this purpose, the Audit Committee shall maintain direct communication among the Corporation's independent auditors and manager of internal audit and the Board of Directors. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain outside counsel, auditors or other experts for this purpose.

     The Audit Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information about the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent auditor's work.

2. COMPOSITION

2.1 Membership

     The members of the Audit Committee shall be appointed, and may be removed, by the Board of Directors. In compliance with the requirements for companies listed for quotation on the NASDAQ NMS, on or before June 14, 2001, the Audit Committee shall consist of at least three members of the Board of Directors all of whom shall be independent directors (as defined below) except as provided in
Section 2.3, and all of whom shall meet the requirements of Section 2.4(a), and at least one of whom shall meet the requirements of Section 2.4(b). In addition, all members of the Audit Committee are and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee.

2.2. Independent Directors

     To qualify as an independent director, an individual must not:

          (a) be employed or have been employed within the previous three (3) years by the Corporation or any its affiliates;

          (b) have accepted compensation from the Corporation or any its affiliates in excess of $60,000 in the previous fiscal year (provided that compensation for board service, tax-qualified retirement benefits and non-discretionary compensation are excluded);

          (c) be a member of the immediate family of an individual who currently, or within the previous three (3) years, has been an executive officer of the Corporation or its affiliates ("immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home);

          (d) be a partner in, or a controlling shareholder or executive officer of, any for-profit business which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

          (e) be employed as an executive of another entity where any of the Corporation's executives serves on that entity's compensation committee.

2.3 Interested Director

     If the Board of Directors determines that the presence of one director not meeting the qualifications set forth in subsection 2.2 is in the best interest of the Corporation and its stockholders, the Board of Directors may elect one such director to serve on the Audit Committee so long as the Corporation discloses, in accordance with the requirements of the Securities and Exchange Commission, the nature of the director's relationship with the Corporation and the reasons for such director's election to the Audit Committee by the Board of Directors.

2.4 Qualifications

     In addition to the requirements otherwise set forth in this Section 2,

     (a) each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement. The financial literacy qualifications of the members of the Audit Committee shall be interpreted by the Board of Directors in its business judgment; and

     (b) at least one member to the Audit Committee must have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

     The requirements set forth in this subsection 2.4 shall become effective at the earlier of June 14, 2001 or such other date as the Board of Directors requires.

3. MEETINGS

     The Audit Committee shall meet at least two times per year. Each meeting shall include an executive session with the independent auditors. The first such meeting (October meeting) shall be held at a time when the Audit Committee can review and approve the planned scope of the annual audit with the independent auditors. The second meeting (March meeting) should be held as soon after completion of the annual audit as possible. At the second meeting, the Audit Committee will review the "management letter" that is supplied to the Corporation by its independent auditors upon completion of the annual audit effort. Minutes of each of these meetings shall be kept, and the Chief Financial Officer will function as the management liaison officer to this Committee.

4. RESPONSIBILITIES AND DUTIES

     The Audit Committee shall:

          (a) Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval.

          (b) Study and make recommendations to the Board of Directors with respect to audit policies and procedures and the scope and extent of audits. In consultation with corporate management, the independent auditors, and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps corporate management has taken to monitor, control, and report such exposures.

          (c) Review the independence and performance of the independent auditors and recommend to the Board of Directors, annually in advance of the annual meeting of stockholders, the selection of the public accounting firm to be the Corporation's independent auditor for that year. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. As part of such annual review, the Audit Committee shall discuss with the independent auditors all relationships they have with the Corporation that could impair the auditors' independence as disclosed by the auditors in a formal written statement that delineates all relationships between the independent auditors and the Corporation. Such discussion shall address the impact that such disclosed relationships or services may have upon the objectivity and independence of the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

          (d) Satisfy themselves as to the professional competency of the manager of internal audit and the adequacy and quality of performance of his staff in discharging the responsibility of the office.

          (e) Review with the independent auditors and with the manager of internal audit, at a time when the annual audit plan is being developed, the plan's timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the coordination between the independent auditors and the manager of internal audit in executing the plan and the engagement team.

          (f) Review annually the Corporation's internal auditing program and significant reports with the manager of internal audit and corporate management's response and follow-up to those reports. Review and assess the adequacy of internal accounting procedures and controls, including a review with the independent auditors of their evaluation of the Corporation's internal controls and discuss significant items with management.

          (g) Review with corporate management and the independent auditors, if necessary, the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution. In discharging this obligation, receive and review, if necessary, a report from the controller as to any unusual deviations from prior practice that were included in the preparation of the interim quarterly results. Review draft press releases of unaudited interim and annual financial results before public release. Press releases and interim financial statements also will be reviewed by the independent auditors prior to public release. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

          (h) Review with corporate management all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice with the independent auditors.

          (i) Review with corporate management, and the independent auditors as deemed necessary, the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution.

          (j) Review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61(1).

          (k) Review the application of significant accounting and auditing policies, including new pronouncements, to the Corporation's financial reports.

          (l) Analyze financial reports to understand performance fluctuations between reporting periods and between reports and the Corporation's business plan.

          (m) Review annually the programs that the Corporation has instituted to correct any control deficiencies noted by the manager of internal audit or the independent auditors in their annual review.

          (n) Report annually to the Board of Directors, after the close of each fiscal year but prior to the Corporation's annual meeting of stockholders, as well as on any other occasion, whatever it deems appropriate concerning the activities of the Audit Committee.

          (o) Annually prepare a report to stockholders as required by the Securities and Exchange Commission.

          (p) Perform any other activities consistent with this Charter, the Corporation's bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Adopted: May 12, 2000

---------------

1 Among the matters to be communicated to the Audit Committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

FORM OF PROXY CARD FOR MEDICAL MANAGER CORPORATION


[X] PLEASE MARK YOUR
    VOTE AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                          MEDICAL MANAGER CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF MEDICAL MANAGER CORPORATION

The undersigned hereby appoints Charles A. Mele, Marvin P. Rich and James V. Manning, and each of them, as the true and lawful agents and proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock which the undersigned is entitled in any capacity to vote at the Special Meeting of Stockholders of Medical Manager Corporation ("Medical Manager"), to be held at the St. Regis Hotel, Two East 55th Street, New York, New York 10022 on September 12, 2000 at 9:30 a.m., Eastern Time, and at any and all adjournments or postponements thereof, on the matters set forth below, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the meeting.

    The Medical Manager Board of Directors recommends a vote FOR approval of proposal 1.

                                                              FOR  AGAINST  ABSTAIN
1. To approve and adopt the Medical Manager merger and the
   Medical Manager merger agreement, as amended.              [ ]    [ ]      [ ]

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED STOCKHOLDER AND, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREON AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) RELATED TO THE SPECIAL MEETING.

Please be sure to sign and date this proxy in the box below.

Date
------------------------------------------------

------------------------------------------------    ------------------------------------------------
             Stockholder sign above                          Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                          MEDICAL MANAGER CORPORATION

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

                              PLEASE ACT PROMPTLY
                MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY